Exhibit 10.18

SPECIFIC TERMS IN THIS EXHIBIT HAVE BEEN REDACTED BECAUSE CONFIDENTIAL TREATMENT FOR THOSE TERMS HAS BEEN REQUESTED. THE REDACTED MATERIAL HAS BEEN SEPARATELY FILED WITH THE SECURITIES AND EXCHANGE COMMISSION, AND THE TERMS HAVE BEEN MARKED AT THE APPROPRIATE PLACE WITH TWO ASTERISKS (**).

Execution Copy

REFINING CONTRIBUTION AGREEMENT

BY AND AMONG

PHILADELPHIA ENERGY SOLUTIONS LLC,

SUNOCO, INC.

AND

CARLYLE PES, L.L.C.

DATED AS OF JULY 2, 2012

** Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

i

** Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

** Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

** Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

Exhibits

Exhibit A	Advisory Agreement Term Sheet
Exhibit B	Amended & Restated NewCo LLC Agreement
Exhibit C	Line-Fill Promissory Note Term Sheet
Exhibit D	Registration Rights Agreement Term Sheet
Exhibit E	Retail Agreement Term Sheet
Exhibit F	SXL Agreements Term Sheet
Exhibit G	TSA Term Sheet
Exhibit H	In-Process Promissory Note Term Sheet
Exhibit I	Cross License Agreement
Exhibit J	Omitted
Exhibit K	Bill of Sale
Exhibit L	Assumption Agreement
Exhibit M	Service Mark Coordination Agreement
Exhibit N	Plan of Refinery Owned Real Property

** Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

v

REFINING CONTRIBUTION AGREEMENT

This Refining Contribution Agreement (this “Agreement”) dated as of July 2, 2012 is made by and among Philadelphia Energy Solutions LLC, a Delaware limited liability company (“NewCo”), Sunoco, Inc., a Pennsylvania corporation (“Sunoco”), and Carlyle PES, L.L.C., a Delaware limited liability company (“TCG”, and collectively, the “Parties”).

RECITALS

WHEREAS, Sunoco and the Contributing Subsidiaries are, among other things, engaged in the Refinery Business;

WHEREAS, the Refinery Business is comprised of certain assets and liabilities that are currently part of Sunoco and the Contributing Subsidiaries;

WHEREAS, on June 12, 2012, Sunoco, TCG US and TCG Co-Invest formed NewCo, with Sunoco owning 49% of the equity interests in NewCo and TCG US and TCG Co-Invest collectively owning 51% of the equity interests in NewCo;

WHEREAS, the Parties desire for TCG to own two-thirds of the equity interests in NewCo and Sunoco to own one-thirds of the equity interests in NewCo immediately following the Closing, as more fully described in and subject to the terms and conditions of this Agreement and the Related Agreements;

WHEREAS, Sunoco desires to, and to cause the Contributing Subsidiaries to, contribute, convey, transfer, assign and deliver to NewCo, and NewCo desires to accept and assume from Sunoco and the Contributing Subsidiaries, the Refinery and certain assets, liabilities and employees relating thereto, in each case as more fully described in and subject to the terms and conditions of this Agreement;

WHEREAS, TCG desires to contribute to NewCo, and NewCo desires to accept from TCG, $175,000,000 in cash as more fully described and subject to the terms and conditions of this Agreement;

WHEREAS, concurrently with the execution of this Agreement, and as a condition and inducement to Sunoco’s willingness to enter into this Agreement, TCG US and Carlyle Energy Mezzanine Opportunities Fund, L.P. (collectively, the “Guarantor”) is entering into a limited guaranty in favor of Sunoco (the “Guaranty”) pursuant to which the Guarantor has guaranteed certain obligations of TCG as more fully described in and subject to the terms and conditions of the Guaranty; and

WHEREAS, in connection with the transactions set forth in the foregoing recitals, the Parties desire to enter into certain other agreements.

NOW, THEREFORE, in consideration of the premises and the representations, warranties and mutual covenants of the Parties, and upon the terms and subject to the conditions set forth herein, the Parties intending to be legally bound, agree as follows:

** Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

ARTICLE I

DEFINED TERMS

Section 1.1            Defined Terms. Capitalized terms used in this Agreement have the meanings ascribed to them below.

“2012 Unused Vacation” has the meaning set forth in Section 7.2(f).

“2012 Vacation Entitlement” has the meaning set forth in Section 7.2(f).

“Accessor” means reputable third-party inspection company to be identified prior to the Closing as mutually and reasonably agreed by Sunoco and TCG.

“Acquired Employees” has the meaning set forth in Section 7.1(a).

“Actual In-Process Amount” has the meaning set forth in Section 2.9(b).

“Actual Line-Fill Amount” has the meaning set forth in Section 2.9(b).

“Advisory Agreement” means an advisory agreement by and among NewCo, TCG and Sunoco that is based upon and reflects the terms set forth as Exhibit A.

“Affiliate” means, as to any Person, any other Person that, directly or indirectly through one or more intermediaries or otherwise, controls, is controlled by or is under common control with the specified Person. For purposes of this definition, “control” of a Person means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether by contract or otherwise. Notwithstanding the foregoing, for purposes of this Agreement, unless otherwise expressly stated, (i) SXL shall not be deemed to be an Affiliate of Sunoco and (ii) NewCo shall not be deemed to be an Affiliate of either Sunoco or TCG.

“Agreement” has the meaning set forth in the preamble.

“Amended & Restated NewCo LLC Agreement” means the amended and restated limited liability company agreement of NewCo substantially in the form attached hereto as Exhibit B.

“Antitrust Law” means the Sherman Act, the Clayton Act, the HSR Act, the Federal Trade Commission Act, and all other laws and orders that are designed or intended to prohibit, restrict or regulate actions having the purpose or effect of monopolization or restraint of trade or lessening of competition through merger or acquisition, whether in the United States or elsewhere.

“Assumed Liabilities” has the meaning set forth in Section 2.5.

“Authorization” means any franchise, permit, including any Refinery Permit, license, authorization, order, certificate, registration, exemption, approval, expiration or termination of any waiting period (including the waiting period under the HSR Act) right or other consent or approval granted or issued by any Governmental Authority pursuant to any Law.

** Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

“Banked Vacation” has the meaning set forth in Section 7.2(f).

“Baseline Amount” means a value in Dollars equal to the value of a normal operating volume amount of In-Process Inventory at the market prices therefor at the Closing, in each case as determined by the Parties prior to the Closing in connection with the determination of the procedures contemplated by Section 2.9(a)(ii) no later than three (3) Business Days prior to the Closing.

“Basket” means an amount equal to $100,000.

“Benefit Plan” means the following, whether written or oral: (i) any nonqualified deferred compensation or retirement plan or arrangement that is an Employee Pension Benefit Plan; (ii) any qualified defined contribution retirement plan or arrangement that is an Employee Pension Benefit Plan; (iii) any qualified defined benefit retirement plan or arrangement that is an Employee Pension Benefit Plan; (iv) any Employee Welfare Benefit Plan or fringe benefit plan or program; (v) any profit sharing, bonus, phantom stock, stock appreciation right, stock option, stock purchase, stock grant, indemnification, consulting, retention, employment, change in control, collective bargaining, severance or incentive plan, agreement or arrangement; or (vi) any plan, agreement or arrangement providing benefits related to clubs, vacation, childcare, parenting, sabbatical or sick leave.

“Business Day” means any day other than Saturday, Sunday or a day on which banks located in New York, New York and Philadelphia, Pennsylvania are authorized or obligated to close.

“Buyer/Seller Agreement” means the agreement by and among the Pennsylvania Department of Environmental Protection, NewCo, and any other applicable Governmental Authority that provides that NewCo will not incur, as a result of acquiring the Refinery, Environmental Liability for Remediation under CERCLA or RCRA or analogous state laws that are attributable to refining, refining-related or other activities conducted at the Refinery any time prior to the Closing.

“CBAs” means, collectively, all collective bargaining agreements or other Contracts between Sunoco or any of the Contributing Subsidiaries, on the one hand, and the Union or any other labor union, on the other hand, and all existing contract extension agreements, memoranda of agreement, letters of understanding and similar agreements and instruments with the Union, including for the avoidance of doubt, the NewCo USW Agreement.

“CERCLA” means the Comprehensive Environmental Response, Compensation, and Liability Act of 1980.

“Claim” means (i) any demand, claim, complaint or notice of grievance, (ii) the threatening or commencement of any Proceeding for any Loss, specific performance, injunctive relief, remediation or other equitable relief or (iii) any charge or notice of violation or similar action issued by a Governmental Authority, in each of cases (i), (ii) or (iii), whether or not ultimately determined to be valid.

“Clearance Certificate” has the meaning set forth in Section 8.4(c).

“Closing” has the meaning set forth in Section 3.1.

** Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

“Closing Date” has the meaning set forth in Section 3.1.

“Closing Payment Amount” means the Estimated In-Process Amount, provided, however, that the Closing Payment Amount shall not exceed the Baseline Amount.

“Code” means the Internal Revenue Code of 1986, as amended.

“Common Units” shall have the meaning set forth in the Amended & Restated NewCo LLC Agreement.

“Company Benefit Plans” has the meaning set forth in Section 4.11(a).

“Confidential Information” has the meaning set forth in Section 11.8.

“Consent Decree” means any Order, consent decree, administrative consent order or any other legally binding agreement or order currently in effect and issued by, or entered into with, any applicable Governmental Authority prior to the Closing with respect to Liabilities arising pursuant to any Environmental Law relating to the ownership or use of any of the Refinery Assets or the Refinery Business, or the operation of any part of the Refinery Business prior to the Closing Date.

“Construction or Development” means all of those actions or projects consisting of, related to or associated with (i) constructing and developing improvements to the Refinery and (ii) installing new operations, businesses or processes at the Refinery that are related to the Refinery Business, the energy industry generally and the chemical industry.

“Contemplated Transactions” means the transactions contemplated by this Agreement and the Related Agreements.

“Contract” means any agreement, contract, instrument, lease, arrangement, or undertaking, including any purchase order or work order.

“Contributing Subsidiaries” means each of Atlantic Refining and Marketing Corp., a Delaware corporation, Sun International Limited, a Bermuda limited corporation (“SIL”), Sunoco Power Marketing LLC, a Pennsylvania limited liability company, Sunoco Inc. (R&M), a Pennsylvania corporation, Sunmarks, LLC, a Delaware limited liability company, and Sun Services Corporation, a Pennsylvania corporation.

“Credit Support Arrangements” has the meaning set forth in Section 8.13.

“Cross License Agreement” means the cross license agreement that is based upon and reflects the terms set forth as Exhibit I.

“Crude Purchase Obligations” means any Refinery Contracts pursuant to which Sunoco or any of the Contributing Subsidiaries is obligated to purchase Upstream Inventory but for which it has not acquired such Upstream Inventory as of the Closing.

“Customs” has the meaning set forth in Section 8.11.

** Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

“Debt Financing” has the meaning set forth in Section 5.4.

“Debt Financing Sources” means the lenders party to the JPM Commitment Letter, or any arranger or agent in connection therewith, in each case together with their Affiliates, officers, directors, employees and Representatives involved in any Debt Financing and their respective successors and assigns.

“Debt Term Sheet” has the meaning set forth in Section 5.4.

“Deeds” means one or more properly executed and acknowledged special warranty deeds each reasonably satisfactory to each of the Parties.

“Developed” means having incurred any substantial costs or expenses, or having taken material actions to plan, design, develop, construct upon or improve the Refinery or the Refinery Real Property it being understood for the avoidance of doubt that any of (i) undertaking the studies and analyses needed to apply for, or applying for one or more required Governmental Authorizations, (ii) negotiating or signing agreements for the acquisition of services or equipment needed to implement or undertake some or all of a Construction or Development project or (iii) the commencement of actual Construction or Development activities, in each case shall constitute “Developed”.

“Disclosure Schedules” has the meaning set forth in the preamble to Article IV.

“Disguised Sale” has the meaning set forth in Section 11.7(a).

“Dispute Notice” has the meaning set forth in Section 2.9(c)(ii).

“Dollars” and the symbol “$” mean the lawful currency of the United States of America.

“Downstream In-Transit Inventory” means all finished products held for sale by Sunoco or any of the Contributing Subsidiaries in connection with the Refinery Business outside the Refinery; but only if it (x) is not located at the Refinery, (y) is subject to sale pursuant to a purchase order or other Contract for the sale of such products entered into by Sunoco or any of the Contributing Subsidiaries and (z) is in transit to the transferee of such inventory as of the Closing.

“Downstream In-Transit Sale Obligations” mean any Refinery Contract, pursuant to which Sunoco or any of the Contributing Subsidiaries are obligated to sell any Downstream In-Transit Inventory as of the Closing.

“Downstream Inventory” means all finished products held for sale by Sunoco or any of the Contributing Subsidiaries as of the Closing in connection with the Refinery Business at the Refinery, at SXL’s terminal at the Eagle Point refinery in Westville, NJ; at SXL’s storage facility in Paulsboro, NJ; jet fuel inventory stored at Sunoco’s Marcus Hook, PA refinery; at the Citgo storage facility in Linden, NJ; at the Kinder Morgan storage facility in Carteret, NJ; and at customer locations in connection with the Sequent sales contract plus any ethanol of such Persons that is in transit to the Refinery; provided, however, that, for the avoidance of doubt, Downstream Inventory shall not include any Downstream In-Transit Inventory.

** Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

“Draft Allocation” has the meaning set forth in Section 11.7(b).

“Emergency Response Actions” means any action of any Person taken in response to an unforeseen event for which the failure to take such action could reasonably be expected to result in imminent harm to people or material and imminent harm to property.

“Employee Books and Records” has the respective meanings given to such term in Section 2.2(b)(x).

“Employee Pension Benefit Plan” has the meaning set forth in Section 3(2) of ERISA and includes any such plan, such as foreign plans and plans for directors, that is not subject to ERISA.

“Employee Welfare Benefit Plan” has meaning set forth in Section 3(1) of ERISA and includes any such plan, such as foreign plans and plans for directors, that is not subject to ERISA.

“Environmental Authorization” means any Authorization granted or issued by any Governmental Authority under any applicable Environmental Law.

“Environmental Claim” means any Claim asserting an Environmental Liability or asserting a Lien under any Environmental Law, or any written or oral notice of noncompliance or violation by or from any Person alleging an Environmental Liability.

“Environmental Condition” means any condition that now requires or may in the future require Remediation Activities with respect to the presence or Release of any Hazardous Substance in soil groundwater, surface water, sediments, or other media at, from, on or under any of the Refinery Assets or that could otherwise reasonably be expected to result in an Environmental Liability or Environmental Noncompliance.

“Environmental Law” means any former, current, or future applicable Law relating to (i) the protection of the environment or the public welfare from actual or potential exposure (or the effects of exposure) to any actual or threatened Release (whether past or present) of any Hazardous Substance or (ii) pollution, natural resource damages, conservation of resources, waste management or the manufacture, generation, production, processing, distribution, use, treatment, labeling, storage, release, emission, discharge, remediation, removal, disposal, transport or handling of any toxic or hazardous substance or material (including asbestos, polychlorinated biphenyls, crude petroleum and its fractions or derivatives thereof) or occupational health and safety, such as the Clean Air Act, 42 U.S.C. Section 7401 et seq.; the Clean Water Act, 33 U.S.C. Section 1251 et seq. and the Water Quality Act of 1987; the Federal Insecticide, Fungicide, and Rodenticide Act, 7 U.S.C. Section 136 et seq.; the Marine Protection, Research and Sanctuaries Act, 33 U.S.C. Section 1401 et seq.; the National Environmental Policy Act, 42 U.S.C. Section 4321 et seq.; the Noise Control Act, 42 U.S.C. Section 4901 et seq.; the Occupational Safety and Health Act, 29 U.S.C. Section 651 et seq.; the Resource Conservation and Recovery Act, 42 U.S.C. Section 6901 et seq., as amended by the Hazardous and Solid Waste Amendments of 1984; the Safe Drinking Water Act, 42 U.S.C. Section 300f et seq.; CERCLA, 42 U.S.C. Section 9601 et seq., as amended by the Superfund Amendments and Reauthorization Act, the Emergency Planning and Community Right-to-Know Act, and Radon Gas and Indoor Air Quality Research Act; the Toxic Substances Control Act,15 U.S.C. Section 2601

** Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

et seq.; the Atomic Energy Act, 42 U.S.C. Section 2011 et seq., and the Nuclear Waste Policy Act of 1982, 42 U.S.C. Section 10101 et seq., and any state and local Laws implementing or comparable to any of the foregoing federal Laws, and any regulations promulgated by any Governmental Authority pursuant to any of the foregoing.

“Environmental Liability” means any Liability (including required costs and expenditures for Remediation Activities): (i) pursuant to any Environmental Law, Order, notice or responsibility, directive (including directives embodied in Environmental Laws) or similar documents (including settlements) arising out of any Environmental Laws; or (ii) pursuant to any Claim by a Governmental Authority or other Person for personal injury, property damage, damage to natural resources, performance of or payment or reimbursement of costs or expenses for Remediation Activities, in each case arising as a result of an Environmental Condition or Environmental Noncompliance and made pursuant to any applicable Environmental Law or applicable common law.

“Environmental Noncompliance” means any condition or circumstance that constitutes noncompliance with, or lack of an Environmental Authorization required under, any Environmental Law in connection with the ownership or operation of any of the Refinery Assets.

“EPA Letter” means that letter, dated June 15, 2012, from Bob Perciasepe, the Deputy Administrator of the United States Environmental Protection Agency to Philip L. Rinaldi, Chief Executive Officer of Philadelphia Energy Solutions, with copy to the Honorable Michael A. Nutter, the Honorable Cynthia Giles, Shawn Garvin, Janet Woodka and Michael Krancer.

“Equity Commitment Letter” has the mean set forth in Section 5.4.

“Equity Financing” has the meaning set forth in Section 5.4.

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended.

“ERISA Affiliate” means any Person under common control with either Company or a subsidiary within the meaning of Section 414(b), (c), (m), or (o) of the Code or Section 4001 of ERISA.

“Estimated In-Process Amount” has the meaning set forth in Section 2.9(a).

“Estimated In-Process Note Amount” means an amount equal to the excess, if any, of the Estimated In-Process Amount over the Closing Payment Amount.

“Estimated Line-Fill Amount” has the meaning set forth in Section 2.9(a).

“Evergreen Captive Insurance Structure” means the contemplated possible future transactions pursuant to which Sunoco or one or more of the Contributing Subsidiaries may, among other things, following the Closing, form a regulated captive insurance entity (the “Sunoco Captive Insurer”), for the purpose of providing insurance coverage for the payment of certain Claims, Liabilities and Losses arising from Environmental Conditions at the Refinery.

“Excluded Assets” has the meaning set forth in Section 2.4.

** Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

“Excluded Contracts” has the meaning set forth in Section 2.4(e).

“Excluded Liabilities” has the meaning set forth in Section 2.6.

“Existing Refinery Consent Decree” means that Consent Decree to which Sunoco, Inc., the United States of America, the Commonwealth of Pennsylvania, the City of Philadelphia and other states were parties, including all amendments thereto, that was entered by the United States District Court on March 21, 2006 in the United States District Court for the Eastern District of Pennsylvania, C.A. no. 05-02866.

“FCPA” means the U.S. Foreign Corrupt Practices Act of 1977, as amended, and all other anti-corruption and anti-bribery Laws, regulations, and requirements of any jurisdiction applicable to Sunoco or any of its Affiliates in connection with the Refinery Business or any of the Refinery Assets.

“FCPA Liability” means any Liability arising out of violations or alleged violations of the FCPA, including costs and expenses related to any internal investigation, legal counsel, and penalties, fines, or disgorgement of profits.

“Final Allocation” has the meaning set forth in Section 11.7(b).

“Final Line-Fill Amount” has the meaning set forth in Section 2.9(c)(i).

“Final In-Process Amount” has the meaning set forth in Section 2.9(c)(i).

“Financing” has the meaning set forth in Section 5.4.

“Financing Agreements” has the meaning set forth in Section 8.2(d).

“Fundamental Representations and Warranties” means those representations and warranties set forth in Section 4.1 (Organization; Qualification), Section 4.2 (Authority; Enforceability), Section 4.3(a)(i) (No Violation), Section 4.3(a)(iii) (No Violation), Section 4.3(a)(iv) (No Violation), Section 4.15 (Title to Assets), Section 4.17 (Finders Fees), Section 5.1 (Organization; Qualification), Section 5.2 (Authority; Enforceability), Section 5.3(a)(i) (No Violation), Section 5.3(a)(iii) (No Violation) and Section 5.5 (Finders Fees).

“GAAP” means accounting principles generally accepted in the United States of America.

“Governing Documents” means the articles of incorporation, certificate of incorporation, charter, bylaws, articles or certificate of formation, regulations, limited liability company agreement, certificate of limited partnership, partnership agreement, and all other similar documents, instruments or certificates executed, adopted or filed in connection with the formation or organization of a Person, as applicable, including any amendments thereto.

“Governmental Authority” means any federal, state, local, foreign, multi-national, supranational, national, regional or other governmental agency, authority, administrative agency, regulatory body, commission, board, bureau, agency, officer, official, instrumentality, court or

** Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

arbitral tribunal having governmental powers or any other instrumentality or political subdivision thereof.

“Guarantor” has the meaning set forth in the recitals.

“Guaranty” has the meaning set forth in the recitals.

“Hazardous Substance” means, collectively, any substance that is identified as hazardous and regulated (or the cleanup of which can be required) under any applicable Environmental Law, and, in addition, any substance which requires special handling, storage or disposal procedures to avoid a Release or whose use, handling, storage or disposal is in any way regulated, or as may give rise to Liability under any applicable Environmental Law. Without limiting the generality of the foregoing, Hazardous Substances shall include (i) “hazardous wastes,” “solid wastes” (excluding office, household or similar solid wastes), “hazardous substances,” “toxic substances,” “pollutants,” or “contaminants” or other similar identified designations in any Environmental Law; and (ii) petroleum, crude oil, refined petroleum products and fractions or by-products thereof, in each case whether in their virgin, used or waste state.

“Holding Company Structure” has the meaning set forth in Section 8.15.

“HSR Act” means the Hart-Scott-Rodino Antitrust Improvements Act of 1976 and the rules and regulations promulgated thereunder.

“Inbound Refinery License Agreements” has the meaning as set forth in Section 4.13(e).

“Indemnified Party” has the meaning set forth in Section 6.5(a).

“Indemnifying Party” has the meaning set forth in Section 6.5(a).

“In-Process Inventory” means all hydrocarbon materials located at the Refinery and subject to further processing at the Refinery, including blendstocks, and including all butane products located at Sunoco’s Marcus Hook refinery or other third party storage facilities, but not but including Line-Fill Inventory or any Upstream Inventory.

“In-Process Promissory Note” means the promissory note made by NewCo to the Contributing Subsidiaries as allocated among the Contributing Subsidiaries as shown on Schedule 2.3(b) that is based upon and reflects the terms set forth as Exhibit H, with a principal in the amount of the Estimated In-Process Note Amount (as automatically adjusted in accordance with Section 2.9(d) and the terms of such promissory note).

“Intellectual Property” means all of the following legal rights, title, or interest in or arising under the laws of any state, country, or international treaty regime, whether or not filed, perfected, registered, or recorded: (a) patents, patent applications, invention disclosures, and statutory invention registrations, together with all reissuances, continuations, continuations-in-part, divisions, supplementary protection certificates, extensions, renewals, and re-examinations thereof (collectively “Patents”); (b) trademarks, service marks, trade names, and trade dress, domain names and other similar indicia of origin, together with the goodwill associated therewith, and registrations of an

** Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

applications to register the foregoing (collectively, “Marks”); (c) copyrights and moral rights and all registrations of and applications to register the foregoing; and (e) know-how, trade secrets, and confidential information (including manufacturing and production processes, models, simulations, research and development, formulas, compositions, technical and engineering data/reports, process/procedures and operation manuals, drawings, designs, specifications, customer and supply data, pricing and cost information, business and marketing studies, concepts, methods, techniques, and inventions (whether or not patentable)).

“Intellectual Property Assignment” has the meaning set forth in Section 3.2(a)(v).

“Interim Period” means the period of time from the date hereof until the earlier of the Closing Date or the termination of this Agreement in accordance with Article X.

“Intermediary” means the Person (or Persons) party to the Intermediation Commitment Letter or any replacement provider or any alternative provider of the Intermediary Financing and, in each case, its successors and assigns.

“Intermediary Financing” has the meaning set forth in Section 5.4.

“Intermediary Closing” has the meaning set forth in Section 2.10.

“Intermediation Term Sheet” has the meaning set forth in Section 5.4.

“Intermediation Transaction” means the intermediation of the Downstream Inventory and the Upstream Inventory as contemplated by the Intermediation Commitment Letter.

“IRS” means the United States Internal Revenue Service.

“JPM Commitment Letter” has the meaning set forth in Section 5.4.

“Key Employees” has the meaning set forth in Section 7.1(b).

“Knowledge of Sunoco,” “Sunoco’s knowledge,” or any other similar knowledge qualification in this Agreement with respect to Sunoco or the Contributing Subsidiaries means to the actual knowledge of Brian MacDonald, Stacy Fox, Thomas Scargle, John Pickering, Steven Herzog, Michael Colavita, James Keeler and Jianhong Zhou and Elizabeth Bilotta, and, with respect to environmental matters only, Charles Barksdale, and Terry Soule and with respect to environmental matters and legal compliance (including FCPA), Arnold Dodderer.

“Labor Laws” means all Laws relating to labor, employment and employment practices, including, those Laws relating to wages, equal employment opportunity (including Laws prohibiting discrimination and/or harassment on the basis of race, national origin, religion, gender, disability, age, workers’ compensation, or any other protected classification), affirmative action, hiring practices, immigration, labor relations, workers’ compensation, unemployment compensation, employment standards, employment of minors, health and safety, payment of wages and overtime of any kind, pay equity, employee classification, military leave and family / medical leave.

** Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

“Law” means any and all foreign, federal, state, and local laws, statutes, ordinances, codes (including the Code), regulations, policies, protocols, proclamations or executive orders, rules, resolutions, Orders, Permits, licenses, determinations, writs, injunctions, awards (including awards of any arbitrator), judgments and decrees and other legally enforceable requirements of any Governmental Authority.

“Liability” means any liability, indebtedness (including any guaranty), demand, Claim, Loss or obligation whether absolute or contingent, conditional or unconditional, primary or secondary, direct or indirect, choate or inchoate, known or unknown, asserted or unasserted, accrued or unaccrued, and whether due or to become due.

“Lien” means any mortgage, pledge, security interest, lien, preference right, encumbrance, transfer restriction, oil, gas, or mineral interest restriction, deed of trust, easement, servitude, encumbrance, option to purchase or lease or otherwise acquire any interest, charge or other “adverse claim” (as Section 8-102(a) of each applicable Uniform Commercial Code defines that term), any conditional or installment sale or other title retention agreement, or the filing of or agreement to give any security interest, charge or financing statement under the Laws of any jurisdiction, or any similar encumbrance. “Liens” shall not include non-exclusive licenses or other non-exclusive rights granted with respect to Intellectual Property.

“Line-Fill Inventory” means the hydrocarbons located in processing units and interconnecting pipes (including pipelines in SXL’s Darby Creek, Fort Mifflin, Hog Island crude supply systems and in SXL’s inter-refinery pipeline (IRPL)), and their equivalents, with such hydrocarbons owned by any of Sunoco or any of the Contributing Subsidiaries and located at, or specifically allocated to, the Refinery as of the Closing.

“Line-Fill Promissory Note” means the promissory note made by NewCo to the Contributing Subsidiaries as allocated among the Contributing Subsidiaries as shown on Schedule 2.3(b) that is based upon and reflects the terms set forth as Exhibit C, with an initial principal in the amount of the Estimated Line-Fill Amount (as automatically adjusted in accordance with Section 2.9(d) and the terms of such promissory note).

“Loss” means any and all actual damages, penalties, fines, assessments, charges, costs (including settlement costs), liabilities, obligations, Taxes, losses, expenses and fees, including reasonable costs of investigation, court costs, costs of defense and reasonable fees of attorneys, accountants and other professional advisors and expert witnesses related thereto.

“Marks” has the meaning set forth in the definition of “Intellectual Property.”

“Material Adverse Effect” means any change, event or occurrence that, individually or in the aggregate with all other changes, events and occurrences, is or would reasonably be expected to have a material adverse effect on the long-term operational or financial viability of the Refinery, excluding any change, event or occurrence resulting from or arising out of any of the following: (i) the announcement or pendency of this Agreement or any of the transactions or other agreements contemplated hereby, (ii) any action taken or omitted to be taken by Sunoco or any of the Contributing Subsidiaries at TCG’s or any of their respective Affiliates’ direction or request

** Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

(including any action not taken as a result of the failure of TCG to consent to any action requiring TCG’s consent) or otherwise required or permitted to be taken or omitted to be taken by this Agreement, (iii) the identity of, or any facts or circumstances relating to, TCG or any of its Affiliates, (iv) any economic, credit, capital, securities or financial markets or any social, regulatory or political conditions in the United States or elsewhere in the world, including with respect to interest rates or currency exchange rates, (v) any outbreak or any development, change, worsening or escalation of hostilities (whether or not armed), acts of war (whether or not declared), sabotage or terrorism, (vi) any act of God, hurricane, tornado, flood, volcano, earthquake or other natural or man-made disaster, (vii) any proposal, enactment or change in interpretation of, or other change in, applicable Law, GAAP or governmental policy or any development or effect of any investigation, audit or review of the Refinery or the Refinery Business by any Governmental Authority commencing from and after the date hereof, (viii) general conditions in the industries in which the Refinery Business operates, (ix) the price or availability of any products, equipment or supply used or sold by the Refinery, or (x) the failure, in and of itself, of the Refinery or the Refinery Business to meet any projections, forecasts, estimates or predictions in respect of revenue, earnings or other financial or operating metrics before, on or after the date of this Agreement; provided, however, that in the case of each of clauses (iv), (v), (vi), (vii), (viii) and (ix), the change, event or occurrence subject to the exclusion in such clause shall be excluded to the extent it does not have a materially disproportionate adverse impact on the Refinery or Refinery Business, as applicable, as compared to similar refineries or businesses in the same industry as the Refinery Business, respectively; provided, further, that notwithstanding the foregoing proviso in the case of each of clauses (vi) and (vii), the change, event or occurrence subject to the exclusion in such clause shall be deemed to be included in determining an adverse effect to the extent it has a materially disproportionate adverse impact on the business of the group of refineries constituting the Refinery and the refineries at Delaware City, Paulsboro and Trainer (the “Northeast Refineries”), as compared to similar refineries or businesses in the same industry as the Refinery Business (other than the Northeast Refineries).

“Material Contracts” has the meaning set forth in Section 4.5(a).

“Multiemployer Plan” has the meaning set forth in Section 3(37) or Section 4001(a)(3) of ERISA.

“Multi-Site Contract” has the meaning set forth in Section 8.6.

“NewCo” has the meaning set forth in the preamble.

“NewCo Debt” has the meaning set forth in Section 2.3.

“NewCo Indemnitees” has the meaning set forth in Section 6.2.

“NewCo USW Agreement” means that certain Memorandum of Understanding and Agreement Between Philadelphia Energy Solutions Refining and Marketing LLC and the United Steel, Paper and Forestry, Rubber, Manufacturing, Energy, Allied Industrial and Service Workers International Union, AFL-CIO, CLC, and its Local 10 executed on June 27, 2012.

“Non-Assignable Assets” has the meaning set forth in Section 2.8(a).

** Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

“Non-Disclosure Agreement” means the Non-Disclosure Agreement by and between Sunoco and Carlyle Investment Management L.L.C. dated January 19, 2011.

“Non-Hired Employees” means Refinery Employees who are not Acquired Employees.

“North Yard” means the real property commonly referred to as the “north yard” located north of Passyunk Avenue and adjacent to Philadelphia Gas Works property and identified as such on the plan attached to this Agreement as Exhibit N.

“Northeast Refineries” has the meaning set forth in the definition of “Material Adverse Effect.”

“Order” means any order, including any consent order, writ, ruling, charge, decision, verdict, decree, assessment, award (including arbitration awards), judgment, stipulation, injunction, or other determination, decision or finding by, before, or under the supervision of any Governmental Authority of competent jurisdiction.

“Parties” has the meaning set forth in the preamble.

“Patents” has the meaning set forth in the definition of “Intellectual Property.”

“Permitted Liens” means statutory liens for Taxes or assessments applicable to the Refinery Assets which are not yet delinquent or the amount or validity of which is being contested in good faith and for which adequate reserves have been established by Sunoco or the applicable Contributing Subsidiary and excluding Permitted Refinery Owned Real Property Liens.

“Permitted Refinery Owned Real Property Liens” means statutory liens for (A) real estate taxes, assessments and other governmental levies, fees or charges imposed with respect to Refinery Owned Real Property which are not yet due and payable or the amount or validity of which is being contested in good faith and for which adequate reserves have been established by Sunoco or the applicable Contributing Subsidiary); (B) liens, judgments, mortgages and encumbrances in fixed and ascertainable monetary sums which encumber any part or portion of the Refinery Owned Real Property and which are less than, individually and in the aggregate, the sum of $100,000; (C) zoning, building codes and other land use Laws regulating the use or occupancy of the Refinery Owned Real Property or the activities conducted thereon which are imposed by any governmental authority having jurisdiction over the Refinery Owned Real Property which are not violated by the current use or occupancy of the Refinery Owned Real Property or the operation of the business as currently conducted, or any violation which would not have a material adverse effect on the business as currently conducted; (D) easements, covenants, conditions, restrictions and other similar matters affecting title to the Refinery Owned Real Property set forth in Schedule BII of that certain Commitment for Title Insurance, issued by First American Title Insurance Company, through its agent, Land Services USA, Inc. No. PAFA11-4393 GD, effective date 9/30/2011, last revised 5/29,2012 and other title defects which do not or would not materially impair the use or occupancy of she Refinery Owned Real Property or the operation of the Business; (E) matters disclosed by that certain ALTA/ASCM Land Title Survey made by Ludgate Engineering Corporation dated May, 1,

** Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

2012 and (F) easements, rights of way and licenses to be granted to SXL during the Interim Period as disclosed on Schedule 8.1(b).

“Person” means a natural person, corporation, partnership, limited liability company, joint stock company, trust, estate, joint venture, union, association or unincorporated organization, Governmental Authority or any other form of business or professional entity.

“Pipeline Assets” means all the currently installed pipes, pumps, valves, meters and other equipment related thereto located on the Refinery Real Property and owned by any of Sunoco or the Contributing Subsidiaries.

“Pipeline Easements” means all easements, licenses (written or oral) and rights-of-way used (or held for use) in the operation of the Pipeline Assets located on or adjacent to the Refinery Real Property, and owned by any of Sunoco or the Contributing Subsidiaries.

“Proceeding” means any action, case, suit, investigation, hearing, audit, examination or other proceeding (including regulatory or administrative proceedings) at law or in equity, commenced, brought, conducted or heard by or before, any Governmental Authority, or any mediator, arbitrator or board of arbitration.

“Property Taxes” has the meaning set forth in Section 11.4.

“Prospective Purchaser Agreement” means the agreement by and among the United States Environmental Protection Agency, NewCo, and any other applicable Governmental Authority that provides that NewCo will not incur, as a result of acquiring the Refinery, Environmental Liability for Remediation under CERCLA or RCRA or analogous state laws that are attributable to refining, refining-related or other activities conducted at the Refinery any time prior to the Closing.

“RCRA” shall mean the Federal Resource Conservation and Recovery Act of 1976, 42 U.S.C. Section 6901 et seq., as amended by the Hazardous and Solid Waste Amendments of 1984.

“RCRA Corrective Action Permits” means the Environmental Protection Agency’s Corrective Action Permits (Permit No. PAD 049791098 and 002289700).

“RCRA Permit Obligations” has the meaning set forth in Section 8.8(a).

“Refinery” means the refinery located in Philadelphia, Pennsylvania (consisting of two formerly separate refining operations commonly known as “Point Breeze” and “Girard Point”), as further described on Schedule 1.1A including the North Yard and the West Yard.

“Refinery Assets” has the meaning set forth in Section 2.2.

“Refinery Books and Records” means the historical books and records relating primarily to any of Sunoco’s or the Contributing Subsidiaries’ ownership of the Refinery Assets and operation of the Refinery Business that are within the possession and control of Sunoco or any of the Contributing Subsidiaries, including all plans, specifications and drawings relating to the operation of, and improvements, modifications or upgrades to, the Refinery, any such records that are stored or

** Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

maintained in electronic storage format, such as computer disks or tapes, the documents, tangible and intangible copies of all drawings, data (including current and historical data), operating logs, databases and related data, documentation and other related materials to the extent applicable.

“Refinery Business” means the business conducted by any of Sunoco and its Subsidiaries at the Refinery, including the ownership and operation of each of the Refinery Assets and the related commercial operations conducted by any of Sunoco and its Affiliates in connection with the Refinery including the purchasing of Upstream Inventory and selling of Downstream Inventory, excluding (x) Sunoco’s retail and branded marketing business and wholesale rack gasoline and distillate business (even to the extent previously conducted in connection with the Refinery) and (y) any business of Sunoco or any of its Affiliates other than the ownership or operation of the Refinery, including SXL’s business.

“Refinery Contracts” has the meaning set forth in Section 2.2(b)(i).

“Refinery Employees” has the meaning set forth in Section 7.1(a).

“Refinery Improvements” means the improvements located on the Refinery Real Property and owned by Sunoco or the Contributing Subsidiaries, including buildings, docks, facilities, fixtures, aboveground and underground piping and storage tanks and appurtenances.

“Refinery Leased Real Property” has the meaning set forth in Section 4.14(a).

“Refinery Owned Real Property” has the meaning set forth in Section 4.14(a).

“Refinery Permits” means any and all Authorizations, including if applicable pending applications or filings therefor and renewals thereof, of every kind under which Sunoco has acquired any benefits or rights related to the Refinery Assets or the Refinery Business, or by which any of the Refinery Assets may be subject or bound, in each case that primarily relate to or are used (or held for use) primarily in the ownership of the Refinery Assets or operation of the Refinery Business, including if applicable the Authorizations and pending applications, filings or renewals identified in Schedule 2.2(b)(v).

“Refinery Personal Property” means any and all tangible assets located at the Refinery or used (or held for use) primarily in the Refinery Business by Sunoco or any of the Contributing Subsidiaries, including as applicable: (i) all processing units, tanks, pipes, loading racks, meters, pumps, and valves and (ii) all supplies, tools, equipment, manuals, and furniture.

“Refinery Real Property” means the real property interests at the site of the Refinery as described in Schedule 1.1B, together with all of Sunoco’s and each of the Contributing Subsidiaries’ right, title and interest in and to all easements, servitudes, rights-of-way, privileges, licenses (written or oral) and appurtenances related thereto.

“Refinery Real Property Leases” means such leases and subleases that relate to the leasing or subleasing of the Refinery Leased Real Property.

** Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

“Refinery Reports” has the meaning set forth in Section 4.4.

“Refinery Rolling Stock” means any automobiles, cranes, vans, trucks, tractors, trailers, bobtails, railcars, forklifts and similar motorized vehicles owned, used or leased by Sunoco or any of the Contributing Subsidiaries and used primarily in the ownership or operation of the Refinery Business and regularly located at the Refinery.

“Refinery Senior Manager” has the meaning set forth in Section 7.1(a).

“Registered Intellectual Property” means any Intellectual Property that is or has been issued by, registered or filed with, renewed by or the subject of a pending application before any Governmental Authority, including patents, trademark registrations, copyright registrations and applications for any of the foregoing.

“Registration Rights Agreement” means the registration rights agreement, by and among Sunoco, TCG and NewCo that is based upon and reflects the terms set forth on Exhibit D.

“Related Agreements” means (i) the Deeds, (ii) the Advisory Agreement, (iii) the Registration Rights Agreement, (iv) the Retail Agreement, (v) the TSA, (vi) the SXL Agreements, (vii) the Bill of Sale; (viii) the Assumption Agreement; (ix) the Guaranty; (x) the Service Mark Coordination Agreement; (xi) the Cross License Agreement; and (xii) any other instruments of sale, assignment, transfer and conveyance (including the Deeds), instruments of assumption, certificates and any other agreements or documents executed and delivered by any of the Parties at or in connection with the Contemplated Transactions as contemplated by this Agreement.

“Release” means any depositing, spilling, leaking, pumping, pouring, placing, emitting, discarding, abandoning, emptying, discharging, migrating, injecting, escaping, leaching, dumping or disposing of any Hazardous Substance into the environment.

“Remediate,” “Remediation” or “Remediation Activities” means any testing, investigation, assessment, study, design, monitoring, cleanup, treatment, removal, response, remediation, corrective action or other similar activities undertaken pursuant to Environmental Laws to address any Environmental Condition, Environmental Noncompliance or Release, including such activities associated with or consisting of containment, removal, disposal, closure, passive remediation, natural attenuation or bioremediation, measures undertaken to address or respond to natural resource damages including payments to appropriate trustees, or the installation and operation of remediation, treatment, or monitoring systems.

“Representative” means, with respect to any Person, any officer, director, principal, partner, manager, member, attorney, accountant, agent, employee, consultant, financial advisor or other authorized representative of such Person.

“Retail Agreement” means a refined-product supply agreement by and between Sunoco and NewCo that is based upon and reflects the terms set forth as Exhibit E.

“Retained Litigation Matters” has the meaning set forth in Section 4.8.

** Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

“Service Period” has the meaning set forth in Section 7.2.

“Software” means software (in whatever form, including source code, binary code and executable code), and to the extent related thereto, data, databases and documentation.

“Stock Exchange” means the New York Stock Exchange or any domestic stock or securities exchange on which any equity or debt securities of Sunoco are listed.

“Subsidiary” means, with respect to any Person, any corporation, partnership, limited liability company, joint venture or other organization (and any successor to any such organization), whether incorporated or unincorporated, that directly, or indirectly through one or more intermediaries, is controlled by, such Person. For purposes of this definition, “control” of a Person means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether by contract or otherwise. Notwithstanding the foregoing, for purposes of this Agreement, NewCo and SXL shall not be deemed to be Subsidiaries of any other Person.

“Subzone” has the meaning set forth in Section 8.11.

“Subzone Application” has the meaning set forth in Section 8.11.

“Sunoco” has the meaning set forth in the preamble.

“Sunoco Captive Insurer” has the meaning set forth in the definition of “Evergreen Captive Insurance Structure.”

“Sunoco Contribution” has the meaning set forth in Section 2.2.

“Sunoco Liability Cap” has the meaning set forth in Section 10.3(a).

“Sunoco Names and Marks” has the meaning set forth in Section 8.12.

“Sunoco Parties” has the meaning set forth in Section 10.3(a).

“Sunoco Indemnitees” has the meaning set forth in Section 6.3.

“Sunoco Termination Date” has the meaning set forth in Section 7.1(b).

“Survey” has the meaning set forth in Section 8.4(a).

“Support Services Senior Manager” has the meaning set forth in Section 7.1(a).

“SXL” means Sunoco Logistics Partners L.P. and any or all of its Subsidiaries.

“SXL Agreements” means agreements by and between SXL and NewCo that are based upon and reflect the terms set forth on Exhibit F.

** Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

“Tax” or “Taxes” means (i) all taxes, assessments, fees, unclaimed property and escheat obligations, and other charges of any kind whatsoever imposed by any Governmental Authority, including any federal, state, local or foreign income tax, franchise tax, surtax, remittance tax, presumptive tax, net worth tax, special contribution tax, production tax, value added tax, withholding tax, gross receipts tax, windfall profits tax, profits tax, ad valorem tax, personal property tax, real property tax, sales tax, goods and services tax, service tax, transfer tax, use tax, excise tax, premium tax, stamp tax, motor vehicle tax, entertainment tax, insurance tax, capital stock tax, franchise tax, occupation tax, payroll tax, employment tax, unemployment tax, disability tax, alternative or add-on minimum tax and estimated tax, and (ii) any interest, fine, penalty or additions to tax imposed by a Governmental Authority in connection with any item described in clause (i).

“Tax Returns” shall mean any report, return, form, information statement, payee statement or other information required to be provided to any Governmental Authority with respect to Taxes or any amendment thereof, including any return of an affiliated, combined or unitary group.

“TCG” has the meaning set forth in the preamble.

“TCG Co-Invest” means CEOF Coinvestment, L.P.

“TCG Contribution” has the meaning set forth in Section 2.1.

“TCG Liability Cap” has the meaning set forth in Section 10.3(b).

“TCG Parties” has the meaning set forth in Section 10.3(b).

“TCG US” means Carlyle U.S. Equity Opportunity Fund, L.P.

“Termination Date” has the meaning set forth in Section 10.1(b).

“Third Person” means any Person other than any of the Parties or their respective Affiliates.

“Third-Person Consent” means any approval, consent, amendment or waiver of a Third Person that is required under any Governing Document of any Party or under any Contract to which any Party is a party or by which it or its assets is bound in connection with the Contemplated Transactions or any part thereof, including waivers and consents by lenders and waivers of transfer restrictions.

“Title Company” has the meaning set forth in Section 8.4(a).

“Title Policy” has the meaning set forth in Section 8.4(a).

“Transferred Owned Refinery IP” means all of the following Intellectual Property that is owned by Sunoco or any Contributing Subsidiary: (a) patents and patent applications that relate to the operation of the Refinery Business but only as such business is currently conducted as of the date hereof at the Refinery, including the Patents set forth in Schedule 4.13(a), (b) Marks set forth in Schedule 4.13(a), (c) except for Patents, Marks, and Software, Intellectual Property that is primarily used (or primarily held for use) in the operation of the Refinery Business that comprises operating

** Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

procedures, processes, engineering procedures, technical memoranda, actual operating process data and conditions, information regarding equipment, maintenance information, customer information, business information, or other know-how at the Refinery, recorded or embodied in the Refinery Books and Records which, with respect to each of the foregoing, are maintained at the Refinery or are otherwise within the possession and control of Sunoco or its Contributing Subsidiaries, and (d) copyrights and trade secrets that solely relate to the Transferred Refinery Software; provided, however, that the “Transferred Owned Refinery IP” shall not include any other Intellectual Property, including, for clarity, any copyrights, Internet domain names, Software or any of the Sunoco Names and Marks. “Transferred Owned Refinery IP” also includes all Claims for past, present and future infringement or misappropriation of the Intellectual Property included in the Transferred Owned Refinery IP (including the right to collect and retain damages therefor).

“Transferred Refinery Computer Systems” means computers and related equipment, including central processing units and other processors (e.g., microprocessors and embedded processors), controllers, modems, communications and telecommunications equipment (e.g., voice, data and video), cables, storage devices, printers, terminals, other peripherals and input and output devices and other tangible mechanical and electronic equipment intended for the input, output, storage, communication and retrieval of information and data, in each case, only if owned by any of Sunoco or the Contributing Subsidiaries and located at the Refinery, or, if not located at the Refinery, then only if solely used to operate the Transferred Refinery Software set forth in Schedule 1.1D in the current operation of the Refinery Business, including those items set forth in Schedule 1.1D. For the avoidance of doubt, “Transferred Refinery Computer Systems” does not include any Software except to the extent that Software was installed in, and was acquired as part of, the computer and related equipment as sold or delivered by the seller of the computer or related equipment (e.g., firmware, operating system software, instrumentation and control system software) and is not subject to any license or other restrictions on its use and disposition.

“Transferred Refinery Software” means the Software owned by Sunoco or any Contributing Subsidiary solely used in the Refinery, including the Software identified as “Transferred Refinery Software” on Schedule 1.1D. For the avoidance of doubt, “Transferred Refinery Software” excludes all of the Software identified on Schedule 2.4(f).

“Transfer Taxes” has the meaning set forth in Section 11.5.

“TSA” means the transition services agreement that is based upon and reflects the terms set forth as Exhibit G.

“Undisclosed Major Contracts” means any Material Contract (x) required to be set forth on Schedule 4.5(a)(vii) and not disclosed on Schedule 4.5(a)(vii) or any other Disclosure Schedule, or (y) not provided or made available to TCG or any of its Representatives (whether in the “Philadelphia” or “Common Documents” Project Luke data room or formally submitted to TCG) prior to the date hereof in connection with the evaluation of this Agreement.

“Undisclosed Major Contracts Representation” means the representation and warranty of Sunoco set forth in Section 4.5(a)(vii) solely to the extent related to the absence of an Undisclosed Major Contract.

** Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

“Union” means the United Steel, Paper and Forestry, Rubber, Manufacturing, Energy, Allied Industrial and Service Workers International Union, AFL-CIO, CLC, and its Local 10-1.

“Upstream Inventory” means all of the crude oil, naphtha, vacuum gas oil and other feedstocks acquired for processing at the Refinery that is owned (or held) by any of Sunoco or the Contributing Subsidiaries and located at, specifically allocated to, or in transit to the Refinery as of the Closing, excluding, for the avoidance of doubt, the Line-Fill Inventory, the In-Process Inventory and the Downstream Inventory.

“VEBA Trust” has the meaning set forth in Section 7.2(c).

“WARN Act” means the United States Federal Worker Adjustment, Retraining and Notification Act of 1988 or any similar state or local Law, as applicable.

“West Yard” means the real property commonly referred to as the “west yard “located west of the Schuylkill River and across from the Point Breeze location and identified on Exhibit N and described by metes and bounds on Schedule 1.1B as Premises E.

“Workers’ Compensation Matters” means any Claim against a Person’s employer related to or arising out of an injury to such Person as a result of an accident, injury or occupational disease while on the job with such employer that is covered by state, federal or other workers’ compensation Laws.

Section 1.2                                    Headings; References; Interpretation. In this Agreement, unless a clear contrary intention appears (a) the singular includes the plural and vice versa; (b) reference to a Person includes such Person’s successors and assigns but, in the case of a Party, only if such successors and assigns are permitted by this Agreement, and reference to a Person in a particular capacity excludes such Person in any other capacity; (c) reference to any gender includes each other gender; (d) reference to any agreement (including this Agreement), document or instrument means such agreement, document, or instrument, as amended or modified and in effect from time to time in accordance with the terms thereof and, if applicable, the terms of this Agreement; (e) reference to any Exhibit, Section or Article means such Exhibit, Section or Article of this Agreement, and references in any Exhibit, Section or Article or definition to any clause means such clause of such Exhibit, Section, Article or definition; (f) “hereunder,” “hereof,” “hereto” and words of similar import are references to this Agreement as a whole and not to any particular provision hereof; (g) the word “or” is not exclusive, and the word “including” (in its various forms) means “including without limitation”; and (h) all references to money refer to the lawful currency of the United States. Section titles and headings in this Agreement are inserted for convenience of reference only and are not intended to be a part of, or to affect the meaning or interpretation of, this Agreement. All capitalized terms not defined in the Disclosure Schedules shall have the meanings assigned to them in this Agreement. None of the statements in the Disclosure Schedules are intended to constitute, or shall be construed as constituting, covenants or agreements of any Party. Each representation and warranty of Sunoco in this Agreement is made and given subject to the disclosures and exceptions set forth on the Disclosure Schedules. The covenants in Section 8.1(b) are agreed to subject to Schedule 8.1(b). The disclosure of any matter in any section of the Disclosure Schedules shall be deemed to be a disclosure by Sunoco for all purposes of this Agreement and all other sections of the

** Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

Disclosure Schedules to which such disclosure reasonably would be inferred. The listing of any matter on the Disclosure Schedules shall expressly not be deemed to constitute an admission by Sunoco or any Contributing Subsidiary, or to otherwise imply, that any such matter is material, is required to be disclosed by Sunoco under this Agreement or falls within relevant minimum thresholds or materiality standards set forth in this Agreement. No disclosure in the Disclosure Schedules relating to any possible breach or violation by Sunoco or any other Person of any Contract or Law shall be construed as an admission or indication that any such breach or violation exists or has actually occurred. In no event shall the listing of any matter in the Disclosure Schedules be deemed or interpreted to expand the scope of Sunoco’s representations, warranties or covenants set forth in this Agreement. Any reference herein to Law or to a legal requirement (or, with respect to any statute, ordinance, code, rule or regulation, any provision thereof) shall be deemed to include reference to all Laws and or to such legal requirement and any legal requirement promulgated thereunder (or provision thereof, as applicable), including any successor thereto, respectively, in each case, as may be amended. If (i) TCG provides notice to Sunoco by July 10, 2012 that it believes in good faith that (x) any item or disclosure that was not included in the draft Disclosure Schedules circulated to TCG prior to Friday, June 29, 2012 at 6:00 PM Eastern time but is included in the Disclosure Schedules and is material to, and inconsistent with the information provided to TCG prior to such time and related to the Refinery, the Refinery Assets, the Refinery Business, the Assumed Liabilities or the Contemplated Transactions or (y) any document loaded to the “Philadelphia” or “Common Documents” Project Luke data room after June 29, 2012 at 6:00 PM Eastern time that is material to, and inconsistent with the information provided to TCG prior to such time and related to the Refinery, the Refinery Assets, the Refinery Business, the Assumed Liabilities or the Contemplated Transactions, or (ii) Sunoco provides notice to TCG by July 10, 2012 that it believes in good faith that there were any errors or omissions in the Disclosure Schedules arising from any items or disclosures therein (or omitted to be included therein) for which the correction of which would not be inconsistent with the information provided to TCG prior to such time related to the Refinery, the Refinery Assets, the Refinery Business, the Assumed Liabilities or the Contemplated Transactions, in either case with the notice identifying such item, disclosure or document, promptly after delivery of either such notice, if any, the Parties agree to discuss in good faith whether revisions to the Disclosure Schedules with respect to such items, disclosures or documents should be made, and any changes contemplated by this sentence shall be contained in a written instrument executed by the Parties in accordance with Section 12.1, it being further understood that Sunoco shall use reasonable best efforts to provide complete and correct copies of all Contracts listed on the Disclosure Schedules but not previously made available to TCG in the “Philadelphia” or “Common Documents” Project Luke data room (other than Multi-Site Contracts) by the close of business on the third (3rd) Business Day following the date hereof.

ARTICLE II

CONTRIBUTIONS, ISSUANCES, TRANSFER OF ASSETS

AND ASSUMPTION OF LIABILITIES

Section 2.1                                    TCG Contribution. Effective as of the Closing, upon the terms and subject to the conditions set forth herein, TCG agrees to contribute to NewCo (the “TCG Contribution”), and NewCo agrees to accept from TCG, $175,000,000 in immediately available funds to an account designated by NewCo.

** Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

Section 2.2                                    Sunoco Contribution. Effective as of the Closing, upon the terms and subject to the conditions set forth herein, Sunoco agrees to, and to cause the Contributing Subsidiaries to, contribute, convey, transfer, assign and deliver to NewCo (the “Sunoco Contribution”), and NewCo agrees to accept from Sunoco and the Contributing Subsidiaries, all of the right, title and interest of each of Sunoco and the Contributing Subsidiaries in and to the following assets as existing as of the Closing, but in any case excluding the Excluded Assets (collectively, the “Refinery Assets”):

(a)                                 the following assets in each case solely to the extent located at the Refinery:

(i)                                     the Refinery Real Property;

(ii)                                  the Refinery Improvements;

(iii)                               the Refinery Personal Property, except for the Upstream Inventory and the Downstream Inventory;

(iv)                              the Line-Fill Inventory and the In-Process Inventory;

(v)                                 the Refinery Books and Records;

(vi)                              the Refinery Rolling Stock;

(vii)                           the Pipeline Assets;

(viii)                        the Pipeline Easements that are for the benefit of Sunoco or any Contributing Subsidiary;

(ix)                              the Transferred Refinery Software;

(x)                                 the Transferred Refinery Computer Systems;

(xi)                              all other assets, properties and rights of Sunoco or any of the Contributing Subsidiaries (other than Intellectual Property) that are used (or held for use) solely in the ownership of the Refinery Assets or the operation of the Refinery Business, other than the Excluded Assets; and

(xii)                           the ethanol tank.

(b)                                 the following, regardless of location:

(i)                                     the Contracts used (or held for use) by any of Sunoco or any Contributing Subsidiary that primarily relate to the ownership of the Refinery Assets or the operation of the Refinery Business (collectively, the “Refinery Contracts”) but not including the Excluded Contracts, the Inbound Refinery License Agreements, any other license agreement of Intellectual Property, the Crude Purchase Obligations or the Downstream In-Transit Sale Obligations;

** Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

(ii)                                  all Claims that Sunoco or any Contributing Subsidiary may have, including indemnities, against any other Person with respect to any of the Refinery Assets or the Refinery Business to the extent Liability for such Claims is an Assumed Liability hereunder for events occurring from and after the Closing;

(iii)                               express or implied warranties from vendors and suppliers to Sunoco or any Contributing Subsidiary with respect to any of the Refinery Assets other than relating to claims which are Retained Liabilities;

(iv)                              all catalysts, chemicals, spare parts, supplies and equipment owned by Sunoco or any Contributing Subsidiary in connection with the Refinery Business;

(v)                                 the transferable Refinery Permits;

(vi)                              the Transferred Owned Refinery IP;

(vii)                           the Inbound Refinery License Agreements;

(viii)                        five (5) DVD copies of the electronic data room for “Project Luke” and the contractual rights to control such dataroom;

(ix)                              all nettable or otherwise cognizable emission reduction credits under applicable Environmental Laws whether generated prior to or after Closing, arising out of or associated with the Refinery Assets or retirement of the Environmental Authorizations held by Sunoco for crude oil refining operations at the Marcus Hook Refinery in Marcus Hook, Pennsylvania (as set forth in Section 11.11), and the undertaking of projects at the Philadelphia Refinery as outlined in the EPA Letter; and

(x)                                 all of the employment, personnel and medical records (provided that TCG shall first obtain a signed release from each Acquired Employee, in form and substance satisfactory to Sunoco, authorizing Sunoco and its Contributing Subsidiaries to transfer medical records to NewCo and its Affiliates and releasing Sunoco and its Contributing Subsidiaries from any liability for such transfer) relating to any of the Acquired Employees (collectively, the “Employee Books and Records”).

Section 2.3                                    NewCo Issuances. Effective as of the Closing, upon the terms and subject to the conditions set forth herein, (a) all existing equity interests of NewCo (whether issued, outstanding or otherwise) are hereby replaced as contemplated hereby, (b) in exchange for the Sunoco Contribution, NewCo agrees to issue to the Contributing Subsidiaries 33,000 Common Units, representing one-third of the equity interests of NewCo as of the Closing Date, and, if the Parties so agree pursuant to Section 8.15, debt or other securities (including a non-participating PIK preferred equity or a PIK loan on customary terms for such a security, including a market rate of dividend or interest) of NewCo with the terms thereof to be agreed between Sunoco and TCG in an amount determined pursuant to Section 8.15 (the “NewCo Debt”), in each case, as allocated among the Contributing Subsidiaries in accordance with the principles shown on Schedule 2.3(b) on a schedule to be provided by Sunoco to NewCo and TCG at least two (2) days prior to Closing, and (c) in exchange for the TCG Contribution, NewCo agrees to issue to TCG 66,000 Common Units,

** Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

representing two-thirds of the equity interests of NewCo as of the Closing Date, and NewCo Debt in an aggregate principal amount determined pursuant to Section 8.15.

Section 2.4                                    Excluded Assets. Notwithstanding anything to the contrary in this Agreement, the following assets (collectively, the “Excluded Assets”) are excluded from the Refinery Assets and shall be retained by Sunoco and the Contributing Subsidiaries after the Closing:

(a)                                 the Upstream Inventory and the Downstream Inventory, in each case subject to the terms and conditions of the Intermediation Transaction pursuant to which such assets shall be sold to the Intermediary, and the Downstream In-Transit Inventory;

(b)                                 all rights and Claims to any assets under any Benefit Plans or any related trusts;

(c)                                  all rights and Claims of Sunoco and any of the Contributing Subsidiaries under or pursuant to this Agreement and the Related Agreements;

(d)                                 all rights and Claims that Sunoco or any of its Affiliates may have, including indemnities, against any other Person with respect to any of the Refinery Assets or the Refinery Business to the extent Liability for such Claims is an Excluded Liability hereunder;

(e)                                  all Contracts set forth on Schedule 2.4(e) (collectively, and any other Contracts not to be assigned hereunder (other than by virtue of Section 2.8), “Excluded Contracts”), the Crude Purchase Obligations, the Downstream In-Transit Sale Obligations, and any rights or claims with respect to an Excluded Contract, which Excluded Contracts shall not be transferred to the Intermediary;

(f)                                   those assets listed in Schedule 2.4(f);

(g)                                  all assets owned by SXL;

(h)                                 except with respect to the Transferred Owned Refinery IP and Refinery Contracts all assets (other than those items identified in Section 2.2(b) and the Excluded Contracts) (i) located anywhere other than the Refinery, or (ii) used or held for use in any business other than the Refinery Business, including any asset used or held for use in Sunoco’s retail and branded marketing business and its wholesale rack gasoline and distillate business, including (A) certificates of incorporation or organizational documents, qualifications to conduct business as a foreign corporation, arrangements with registered agents relating to foreign qualifications, taxpayer and other identification numbers, seals, minute books, stock transfer books, stock certificates and other documents relating to the organization, maintenance and existence of such any Person as a corporation or any other entity; (B) Books and Records related to Taxes paid or payable by Sunoco or any other Contributing Subsidiary; (C) capital stock of any of Person; and (D) all insurance policies and binders and all Claims from insurance policies or binders due or to become due with respect to such policies or binders for events arising prior to the Closing;

(i)                                     any refund of Taxes imposed on or with respect to the Refinery Assets or the Refinery Business for any taxable period (or portion thereof) ending before the Closing;

** Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

(j)                                    all cash and accounts receivables and other current assets (other than inventory);

(k)                                 the Sunoco Name and Mark, subject to the Service Mark Coordination Agreement, and other than the Marks included in Transferred Owned Refinery IP and assigned in the Intellectual Property Assignment;

(l)                                     all Intellectual Property (other than the Transferred Owned Refinery IP);

(m)                             all computers and related equipment (other than the Transferred Refinery Computer Systems);

(n)                                 all Software (other than the Transferred Refinery Software);

(o)                                 all Credit Support Arrangements; and

(p)                                 all of the employment, personnel and medical records relating to any of the Non-Hired Employees.

Section 2.5                                    Assumed Liabilities. Effective as of the Closing, subject to the terms and conditions herein, NewCo shall accept and assume from Sunoco and the Contributing Subsidiaries, and shall pay, perform, and discharge when due, the following Liabilities (regardless of whether asserted before or after the Closing), but only to the extent not constituting Excluded Liabilities (collectively, the “Assumed Liabilities”):

(a)                                 except as otherwise expressly provided in this Agreement, all Liabilities to the extent arising out of or relating to the ownership, operation or use of the Refinery Business or the Refinery Assets, excluding the Excluded Liabilities;

(b)                                 all Liabilities associated with the Refinery Contracts, other than Liabilities for payment of accounts payable for goods or services delivered or provided prior to the Closing;

(c)                                  without derogation from Sunoco’s obligations pursuant to Sections 2.6(i), 6.2 and 8.8, all Liabilities associated with compliance with the Refinery Permits;

(d)                                 all Environmental Liabilities arising out of (i) any Environmental Condition or Environmental Noncompliance, in either case, to the extent caused or occurring after the Closing; (ii) fines or penalties assessed by any Governmental Authority for any Environmental Noncompliance, including any assessed under the Existing Refinery Consent Decree, in any case to the extent arising from ownership or operation of the Refinery Assets after the Closing; (iii) the shipment, transfer, treatment, recycling, storage or Release of Hazardous Substances generated as a result of or in connection with any operations conducted at the Refinery Real Property or related to or associated with the Refinery Business after the Closing; and (iv) Remediation of Environmental Conditions caused, occurring or exacerbated after the Closing at, on, in, under, adjacent to or migrating from any of the Refinery Real Property; and

** Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

(e)                                  subject to the obligations in Article VII, all Liabilities regarding the Acquired Employees to the extent arising on or after his or her Employment Date and all Liabilities arising out of any selection or pre-employment process applied by NewCo and TCG to the Refinery Employees.

Section 2.6                                    Excluded Liabilities. Except as otherwise expressly provided in this Agreement, Sunoco and the Contributing Subsidiaries shall retain sole responsibility for and shall pay, perform and discharge when due all Liabilities of Sunoco and any of the Contributing Subsidiaries, respectively, (regardless of whether asserted before or after the Closing) other than the Assumed Liabilities (collectively, the “Excluded Liabilities”), including, the following Liabilities:

(a)                                 all FCPA Liabilities arising out of or relating to the ownership, operation or use of the Refinery Business or the Refinery Assets at any time prior to the Closing;

(b)                                 all Liabilities associated with the Excluded Contracts listed in Schedule 2.4(f);

(c)                                  (i) any and all income Taxes imposed on Sunoco or any of its Affiliates, (ii) the Property Taxes allocable to Sunoco pursuant to Section 11.4, (iii) the Transfer Taxes allocable to Sunoco pursuant to Section 11.5, (iv) for the avoidance of doubt, any Taxes imposed on or with respect to the Excluded Assets, (v) without duplication of any Taxes described in clauses (i)-(iv), any Taxes of any Contributing Subsidiary imposed on NewCo as a transferee or successor of such Contributing Subsidiary and that are not imposed on or with respect to the Refinery Assets or the Refinery Business (other than any Property Taxes or Transfer Taxes allocable to NewCo pursuant to Section 11.4 or Section 11.5) and (vi) without duplication of any Taxes described in clauses (i)-(v), any and all other Taxes imposed on or with respect to the Refinery Assets or the Refinery Business for any taxable period (or portion thereof) ending before the Closing (other than any Property Taxes or Transfer Taxes allocable to NewCo pursuant to Section 11.4 or Section 11.5);

(d)                                 all Liabilities associated with any Refinery Contract for payment of the current accounts payable for goods and services as delivered or provided prior to the Closing;

(e)                                  all Liabilities associated with any Downstream In-Transit Sale Obligation for delivery or provision of goods and services following the Closing;

(f)                                   all intra-group Liabilities owing to Sunoco or any of its Affiliates, unless otherwise explicitly set forth in, and in accordance with, the Retail Agreement, the TSA, or the SXL Agreements;

(g)                                  all Environmental Liabilities arising out of or relating to the Refinery Business or Refinery Assets, including (i) any Environmental Condition or Environmental Noncompliance, in either case to the extent occurring or in existence prior to the Closing; (ii) fines or penalties assessed by any Governmental Authority for any Environmental Noncompliance, including any assessed under the Existing Refinery Consent Decree, in any case to the extent arising from ownership or operation of the Refinery Assets, or their condition, prior to the Closing; (iii) those relating to the shipment, transfer, treatment, recycling, storage or Release of Hazardous Substances generated as a result of or in connection with any operations conducted at the Refinery Real Property or related to or associated with the Refinery Business prior to the Closing; and (iv) those relating to Remediation

** Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

activities that are required under Environmental Laws because of Environmental Conditions or Environmental Noncompliance occurring or in existence prior to Closing;

(h)                                 all Liabilities relating to the Excluded Assets, including any Environmental Liabilities arising out of the ownership, operation, use or maintenance thereof;

(i)                                     all Liabilities arising pursuant to or relating to any Benefit Plans (including for the avoidance of doubt, all defined benefit plans) sponsored, maintained or contributed to by Sunoco or any of its ERISA Affiliates, including any pension withdrawal liabilities related to any Benefit Plan to which Sunoco or any other Person (whether or not incorporated) that, within the six-year period ending on the Closing, is or was treated as an ERISA Affiliate, currently contributes, has contributed or had an “obligation to contribute” (as defined in ERISA Section 4212) or any other Benefit Plan, including any Multiemployer Plan, that previously may have been established by Sunoco or any ERISA Affiliate to which Sunoco or any ERISA Affiliate has or had an “obligation to contribute” for current or former employees of Sunoco or such Person, including those listed in Schedule 2.6(i);

(j)                                    subject to the obligations in Article VII, all Liabilities arising from Sunoco or its Contributing Subsidiaries’ (i) employment or termination of any Non-Hired Employees or (ii) employment or termination of any Acquired Employee before his or her Employment Date, including any benefits or compensatory claims;

(k)                                 all Liabilities related to any of the Retained Litigation Matters (and the underlying facts thereof); and

(l)                                     all accounts payable and other current liabilities for goods and services arising in the ordinary course of business for periods prior to the Closing.

Section 2.7                                    Inadvertent Transfers. In the event that any Excluded Assets or Excluded Liabilities are inadvertently transferred to NewCo, Sunoco and the Contributing Subsidiaries and NewCo shall execute and deliver, and record (when appropriate), any and all instruments or other documents of transfer, conveyance and assignment, and take such other action as Sunoco or NewCo may reasonably request, as may be necessary or advisable to effect or evidence the transfer of the Excluded Assets to Sunoco or the Contributing Subsidiaries, as and to the extent contemplated hereby, and NewCo and Sunoco will execute and deliver, and record (when appropriate), any and all instruments or other documents of assumption and acceptance, and take such other action as Sunoco or NewCo may reasonably request, as may be necessary or advisable to effect the assumption of the Excluded Liabilities by Sunoco or the Contributing Subsidiaries as and to the extent contemplated hereby. In addition, in the event that any Refinery Assets or Assumed Liabilities inadvertently remain with Sunoco and the Contributing Subsidiaries, NewCo shall execute and deliver, and record (when appropriate), any and all instruments or other documents of transfer, conveyance and assignment, and take such other action as Sunoco or NewCo may reasonably request, as may be necessary or advisable to effect or evidence the transfer of the Refinery Assets to NewCo, as and to the extent contemplated hereby, and NewCo and Sunoco will execute and deliver, and record (when appropriate), any and all instruments or other documents of assumption and acceptance, and take such other action as Sunoco or NewCo may reasonably request, as may be necessary or advisable to

** Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

effect the assumption of the Assumed Liabilities by NewCo, as and to the extent contemplated hereby.

Section 2.8                                    Effect of Consents to Transfer Not Obtained.

(a)                                 Notwithstanding anything in this Agreement to the contrary, this Agreement shall not constitute an agreement to assign any Refinery Asset which by its terms (after giving effect to Law) or by Law may not be assigned without a required Third-Person Consent or Authorization unless such Third-Party Consent or Authorization shall have been given, or as to which the remedies for the enforcement thereof enjoyed by Sunoco or one of the Contributing Subsidiaries, as applicable, would not, as a matter of Law or contract, pass to NewCo as an incident of the assignments provided for by this Agreement (the “Non-Assignable Assets”).

(b)                                 If any Third-Person Consent or Authorization is not obtained prior to or as of the Closing Date with respect to a Non-Assignable Asset, Sunoco shall, or shall cause the applicable Contributing Subsidiary to, use reasonable efforts to obtain such Third-Person Consent or Authorization with respect to the assignment of the relevant Refinery Asset, and upon the receipt of any such Third-Person Consent or Authorization, such Non-Assignable Asset shall be assigned to NewCo. From and after the Closing Date and until such time as such Non-Assignable Asset may be properly assigned to NewCo, such Non-Assignable Asset, together with any proceeds therefrom, shall be held in trust for NewCo (and Sunoco or the applicable Contributing Subsidiary, as applicable, will promptly pay to NewCo when received all monies received in respect of such Refinery Asset or any Claim, right or benefit arising thereunder). During such period, Sunoco shall, or shall cause such Contributing Subsidiary to, at NewCo’s sole cost and expense provide NewCo with the benefit in all material respects of each such Non-Assignable Asset. Sunoco or any Contributing Subsidiary shall be entitled to retain from or set-off against amounts due to, or otherwise charge and collect from, NewCo for all reasonable incremental costs associated with the retention, maintenance and enforcement of rights of any such Non-Assignable Asset and all Liabilities arising thereunder to the extent related to the ownership, use or operation thereof from and after the Closing Date contemplated by this Section 2.8, and NewCo will indemnify each Sunoco Indemnitee for any Damages resulting from or arising out of any such activities. Notwithstanding anything to the contrary set forth in this Section 2.8, neither Sunoco nor any Contributing Subsidiary shall have any obligation to directly or indirectly retain any portion of its assets or businesses other than any specific individual Contract or other Refinery Asset contemplated by this Section 2.8 as a result of this Section 2.8 in order to perform or maintain such Contract or other Refinery Asset.

(c)                                  To the extent that such Third-Party Consents and Authorizations are not obtained by Sunoco or one of its Affiliates, as applicable, this Agreement, to the extent permitted by Law, shall constitute an equitable assignment by Sunoco or the applicable Contributing Subsidiary, as applicable, to NewCo, of all of Sunoco’s or such Contributing Subsidiary’s, as applicable, rights, benefits title and interest in and to such Non-Assignable Assets, and NewCo shall be deemed to be Sunoco’s or such Contributing Subsidiary’s, as applicable, agent for the purpose of completing, fulfilling and discharging all of Sunoco’s or such Contributing Subsidiary’s, as applicable, rights and liabilities arising after the Closing Date under or with respect to such Non-Assignable Assets.

** Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

Section 2.9                                    Inventory Adjustments.

(a)                                 Determination of Estimated Amounts. No later than three (3) Business Days prior to the Closing Date and no earlier than five (5) Business Days prior to the Closing Date, the Accessor shall provide each of TCG and Sunoco with a written statement setting forth its good faith estimate of (i) the value of Line-Fill Inventory as of the close of business on the last Business Day immediately preceding the Closing Date (“Estimated Line-Fill Amount”) calculated in accordance with the procedures to be reasonably agreed to by the Parties prior to three (3) Business Days prior to the Closing and (ii) the value of the In-Process Inventory as of the close of business on the last Business Day immediately preceding the Closing Date (“Estimated In-Process Amount”) calculated in accordance with procedures to be reasonably agreed to by the Parties prior to three (3) Business Days prior to the Closing, and together with such information as TCG or Sunoco may reasonably request to verify the amounts reflected in the Estimated Line-Fill Amount and the Estimated In-Process Amount.

(b)                                 Determination of Post-Closing Principal Amounts. No later than twenty (20) Business Days following the Closing, the Accessor shall deliver to each of Sunoco and NewCo the calculation of (i) the amount of Line-Fill Inventory as of the close of business on the last Business Day immediately preceding the Closing Date (“Actual Line-Fill Amount”) calculated in accordance with procedures to be reasonably agreed to by the Parties prior to three (3) Business Days prior to the Closing and (ii) the amount of In-Process Inventory as of the close of business on the last Business Day immediately preceding the Closing Date (“Actual In-Process Amount”) calculated in accordance with procedures to be reasonably agreed to by the Parties prior to three (3) Business Days prior to the Closing, together with any information that Sunoco or NewCo may reasonably request to verify the amounts reflected in the Actual Line-Fill Amount and the Actual In-Process Amount.

(c)                                  Disputed Final Adjustment.

(i)                                     No later than five (5) Business Days following the delivery of the calculation of Actual Line-Fill Amount and the Actual In-Process Amount, each of Sunoco and NewCo shall notify the other in writing whether such Party accepts or disputes the accuracy of the calculation of the Actual Line-Fill Amount or the Actual In-Process Amount (or both). If Sunoco and NewCo each accept the calculation of the Actual Line-Fill Amount and/or the Actual In-Process Amount determined pursuant to Section 2.9(b), or if Sunoco and NewCo both fail within such five (5) Business Day period to notify the other of any dispute with respect thereto, then the calculation of Line-Fill Amount and/or the Actual In-Process Amount determined pursuant to Section 2.9(b), shall be the “Final Line-Fill Amount” and/or the “Final In-Process Amount,” respectively, which, shall be deemed final and conclusive and binding upon all Parties in all respects.

(ii)                                  If Sunoco or NewCo disputes the accuracy of the calculation of Actual Line-Fill Amount or the Actual In-Process Amount pursuant to Section 2.9(c)(i), such Party shall provide written notice to the other Parties hereto no later than five (5) Business Days following the delivery by the Accessor to NewCo and Sunoco of the calculation of the Actual Line-Fill Amount and/or the Actual In-Process Amount (the “Dispute Notice”), setting forth in reasonable detail those items that such Party disputes. In the event there is a Dispute

** Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

Notice, NewCo and Sunoco shall forthwith promptly jointly request that the Accessor make a binding determination as to the disputed items in accordance with this Agreement.

(iii)                               The Accessor will under the terms of its engagement have no more than ten (10) Business Days from the date of referral within which to render its written decision with respect to the disputed items (and only with respect to any unresolved disputed items set forth in the Dispute Notice) and the calculation of Final Line-Fill Amount and the Final In-Process Amount shall be based solely on the resolution of such disputed items by the Accessor. The Accessor shall review such submissions and base its determination solely on such submissions. In resolving any disputed item, the Accessor may not assign a value to any item greater than the greatest value for such item claimed by either Party or less than the least value for such item claimed by either Party. The decision of the Accessor shall be deemed final and binding upon the parties and enforceable by any court of competent jurisdiction and the Accessor’s calculation of Final Line-Fill Amount and the Final In-Process Amount shall be deemed the “Final Line-Fill Amount” and/or “Final In-Process Amount.” The fees and expenses of the Accessor shall be allocated to be paid by NewCo.

(d)                                 Adjustment following Calculation of Final Line-Fill Amount and Final In-Process Amount. Following the determination of the Final Line-Fill Amount and the Final In-Process Amount, (x) the principal amount of the Line-Fill Promissory Note shall be automatically adjusted to be the Final Line-Fill Amount, effective as of the Closing and (y):

(i)                                     if (A) the In-Process Promissory Note has been executed (i.e., the Estimated In-Process Amount was more than the Baseline Amount) and (B) the Final In-Process Amount is greater than the Estimated In-Process Amount, then the principal amount of the In-Process Promissory Note shall be automatically adjusted to be the Final In-Process Amount minus the Closing Payment effective as of the Closing;

(ii)                                  if (A) the In-Process Promissory Note has been executed (i.e., the Estimated In-Process Amount was more than the Baseline Amount) and (B) the Final In-Process Amount is more than the Baseline Amount but less than the Estimated In-Process Amount, then the principal amount of the In-Process Promissory Note shall be automatically adjusted to be the amount by which the Final In-Process Amount exceeds the Baseline Amount effective as of the Closing;

(iii)                               if (A) the In-Process Promissory Note has been executed (i.e., the Estimated In-Process Amount was more than the Baseline Amount) and (B) the Final In-Process Amount is exactly equal to the Baseline Amount, then the In-Process Promissory Note shall be cancelled and of no further force and effect and no Person shall owe any other Person with respect to the In-Process Promissory Note;

(iv)                              if (A) the In-Process Promissory Note has been executed (i.e., the Estimated In-Process Amount was more than the Baseline Amount) and (B) the Final In-Process Amount is less than the Baseline Amount, then (I) the In-Process Promissory Note shall be cancelled and of no further force and effect and no Person shall owe any other Person with respect to the In-Process Promissory Note and (II) Sunoco shall pay or cause to be paid to

** Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

NewCo the difference between the Baseline Amount and the Final In-Process Amount within five (5) Business Days after such determination by wire transfer of immediately available funds at an account designated by NewCo;

(v)                                 if (A) the Estimated In-Process Amount was less than the Baseline Amount and (B) the Final In-Process Amount is greater than the Estimated In-Process Amount, then NewCo shall pay or cause to be paid to Sunoco the difference between the Estimated In-Process Amount and Final In-Process Amount within five (5) Business Days following the latter of the date that is sixty days after the Closing Date and the date of such determination by wire transfer of immediately available funds at an account designated by Sunoco; and

(vi)                              if (A) the Estimated In-Process Amount was less than the Baseline Amount and (B) the Estimated In-Process Amount is greater than the Final In-Process Amount, then Sunoco shall pay or cause to be paid to NewCo the difference between the Estimated In-Process Amount and Final In-Process Amount within five (5) Business Days after such determination by wire transfer of immediately available funds at an account designated by NewCo.

Section 2.10                             Intermediary Closing. Effective as of the Closing, subject to the terms and conditions herein, the following actions shall occur as part of the Intermediation Transaction and shall constitute the “Intermediary Closing”:

(a)                                 the Intermediary shall pay to Sunoco the consideration for the Upstream Inventory and the Downstream Inventory in immediately available funds as contemplated by the Intermediation Term Sheet;

(b)                                 Sunoco or the Contributing Subsidiaries shall deliver to the Intermediary the Upstream Inventory and Downstream Inventory, and assign all rights and Claims associated therewith; and

(c)                                  the Intermediary shall assume the Crude Purchase Obligations and all rights, Claims, counterclaims, and obligations thereunder.

ARTICLE III

CLOSING

Section 3.1                                    Closing. Subject to the terms and conditions of this Agreement, the closing of the transactions contemplated by this Agreement (the “Closing”) shall take place at the offices of Vinson & Elkins, 666 5th Avenue, 26th Floor, New York, New York 10103, at 10:00 A.M. on the second Business Day after all of the conditions precedent set forth in Article IX have been satisfied (other than those conditions that by their nature are to be satisfied at the Closing, but subject to the satisfaction or due waiver of those conditions), or if permissible, waived or at such other place, time and date as is agreed to in writing by the Parties (the “Closing Date”). The Intermediary Closing shall take place simultaneously with, and will be a condition to the consummation of the

** Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

Contemplated Transactions at, the Closing. The Closing shall be deemed to have occurred at 12:01 A.M. on the Closing Date.

Section 3.2                                    Deliveries.

(a)                                 Sunoco’s Closing Deliveries. In connection with the Sunoco Contribution, at the Closing Sunoco shall deliver, or cause to be delivered, to NewCo, the following:

(i)                                     the Deeds conveying title to the Refinery Owned Real Property, including the Refinery Improvements related thereto, and all of the right, title, appurtenances and interest of each of Sunoco and the Contributing Subsidiaries relating to such property, subject only to Permitted Refinery Owned Property Liens; each such Deed; and in recordable form for recording the Deed in the county in which the Refinery Real Property is located;

(ii)                                  duly executed UCC 3 termination statements and other terminations, pay-offs or releases, or other documents and instruments necessary to terminate and release all Liens (other than Permitted Liens or liens with respect to less than $100,000) on or in respect of any Refinery Assets;

(iii)                               one or more properly executed and acknowledged assignment and assumption of leases conveying all right, title and interest of each of Sunoco and the Contributing Subsidiaries to all Refinery Real Property Leases, each assignment to be reasonably to the satisfaction of each of the Parties hereto;

(iv)                              a copy of each applicable Third-Party Consent and Authorization set forth in Schedule 3.2(a)(iv);

(v)                                 a bill of sale to transfer all of the Refinery Assets in accordance with this Agreement to NewCo, in the form attached as Exhibit K, duly executed by Sunoco and each Contributing Subsidiary;

(vi)                              an intellectual property assignment agreement to transfer all of the Transferred Owned Refinery IP to NewCo, in the form attached as Exhibit M, duly executed by Sunoco and each Contributing Subsidiary;

(vii)                           an assignment and assumption agreement to transfer the Assumed Liabilities, in the form attached as Exhibit L, duly executed by Sunoco and each Contributing Subsidiary (“Intellectual Property Assignment”);

(viii)                        the Retail Agreement duly executed by Sunoco;

(ix)                              the Registration Rights Agreement duly executed by Sunoco;

(x)                                 the TSA duly executed by Sunoco;

(xi)                              the Advisory Agreement duly executed by Sunoco;

** Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

(xii)                           the Cross License Agreement duly executed by Sunoco;

(xiii)                        the applicable SXL Agreements duly executed by Sunoco;

(xiv)                       the Line-Fill Promissory Note duly acknowledged by Sunoco as obligee;

(xv)                          the Service Mark Coordination Agreements duly executed by Sunoco;

(xvi)                       except if the Estimated In-Process Note Amount is equal to $0, the In-Process Promissory Note duly acknowledged by Sunoco as obligee;

(xvii)                    any other documents, instruments or agreements contemplated hereby or reasonably necessary to consummate the Contemplated Transactions;

(xviii)                 a certificate of Sunoco, signed by an executive officer of Sunoco, to the effect that the conditions set forth in Sections 9.3(a) and 9.3(b) with respect to Sunoco have been satisfied or waived; and

(xix)                       a certificate of non-foreign status of Sunoco and each Contributing Subsidiary (other than SIL) meeting the requirements of Treasury Regulation Section 1.1445-2(b)(2) and a certificate of SIL certifying that none of the Refinery Assets contributed by it to NewCo constitute United States real property interests and meeting the requirements of Treasury Regulation Section 1.1445-2(c).

(b)                                 TCG Closing Date Deliveries. In connection with the TCG Contribution, at the Closing TCG shall deliver, or cause to be delivered, to Sunoco, or, in the case of clause (i) below, to NewCo, the following:

(i)                                     the amount of the TCG Contribution in immediately available funds;

(ii)                                  a certificate of TCG, signed by an executive officer of TCG, to the effect that the conditions set forth in Sections 9.2(a) and 9.2(b) with respect to TCG have been satisfied or waived;

(iii)                               any other documents, instruments or agreements contemplated hereby or reasonably necessary to consummate the Contemplated Transactions; and

(iv)                              the Registration Rights Agreement duly executed by TCG.

(c)                                  NewCo Closing Date Deliveries. In connection with the TCG Contribution and the Sunoco Contribution, at the Closing, NewCo shall deliver, or cause to be delivered, to Sunoco, the following:

(i)                                     one or more properly executed and acknowledged assignment and assumption of leases conveying all right, title and interest of Sunoco and each of its Affiliates to all Refinery Real Property Leases, each assignment to be reasonably to the satisfaction of each of the Parties hereto;

** Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

(ii)                                  an assignment and assumption agreement to transfer the Assumed Liabilities, in the form attached as Exhibit L, duly executed by NewCo;

(iii)                               an intellectual property assignment agreement to transfer all of the Transferred Owned Refinery IP to NewCo, in the form attached as Exhibit M, duly executed by NewCo;

(iv)                              the Retail Agreement duly executed by NewCo;

(v)                                 the Registration Rights Agreement duly executed by each of NewCo;

(vi)                              the TSA duly executed by NewCo;

(vii)                           the Advisory Agreement duly executed by NewCo;

(viii)                        the applicable SXL Agreements duly executed by NewCo;

(ix)                              the Line-Fill Promissory Note duly executed by NewCo;

(x)                                 the Service Mark Coordination Agreement duly executed by NewCo;

(xi)                              the Cross License Agreement duly executed by NewCo;

(xii)                           except if the Estimated In-Process Note Amount is equal to $0, the In-Process Promissory Note duly executed by NewCo;

(xiii)                        any other documents, instruments or agreements contemplated hereby or reasonably necessary to consummate the Contemplated Transactions; and

(xiv)                       an amount to be paid to the Contributing Subsidiaries as shown on Schedule 2.3(b) equal in the aggregate to the Closing Payment Amount, in immediately available funds to an account designated by Sunoco.

ARTICLE IV

REPRESENTATIONS AND WARRANTIES OF SUNOCO

Except as expressly set forth in the disclosure schedules delivered by Sunoco in connection with the execution and delivery of this Agreement (the “Disclosure Schedules”), Sunoco hereby represents and warrants to each of TCG and NewCo that the statements contained in this Article IV are correct and complete as of the date of this Agreement:

Section 4.1                                    Organization; Qualification. Each of Sunoco and each of the Contributing Subsidiaries is a corporation, limited partnership or limited liability company, as the case may be, duly incorporated or organized, as applicable, validly existing and in good standing under the laws of the jurisdiction of its incorporation or formation. Each Contributing Subsidiary has (i) all requisite power and authority necessary to own, lease or operate the Refinery Business as such business is currently conducted, and (ii) is qualified to do business as a foreign corporation, partnership, limited partnership or limited liability company, as the case may be, in each jurisdiction in which any

** Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

Refinery Assets or property of the Refinery Business is currently owned, leased or operated by such entity or the nature of the Refinery Business currently conducted by such entity makes such qualification necessary. Schedule 4.1 sets forth for each of Sunoco and the Contributing Subsidiaries correctly and completely such entity’s jurisdiction of incorporation or formation.

Section 4.2                                    Authority; Enforceability.

(a)                                 Sunoco has, and as of the Closing, each of the Contributing Subsidiaries shall have, the requisite corporate, general partnership, limited partnership or limited liability company power and authority, as applicable, to execute and deliver this Agreement (solely in the case of Sunoco) and the Related Agreements to which it is, or will be as of the Closing, a party, and to consummate the Contemplated Transactions. The execution and delivery by each of Sunoco and the Contributing Subsidiaries of this Agreement (solely in the case of Sunoco) and the Related Agreements to which it is, or will be as of the Closing, a party, and the consummation of the Contemplated Transactions by Sunoco has been, and by each of the Contributing Subsidiaries will be, as of the Closing duly and validly authorized by each of Sunoco and the Contributing Subsidiaries and no other corporate, general partnership, limited partnership or limited liability company proceedings, as the case may be, on the part of such of Sunoco and the Contributing Subsidiaries will be necessary to authorize this Agreement and the Related Agreements or to consummate the Contemplated Transactions as of the Closing.

(b)                                 Each of this Agreement (in the case of Sunoco) and the Related Agreements constitutes (or will constitute, in the case of the Related Agreements to be delivered at the Closing) the valid and binding agreement of each of Sunoco and the Contributing Subsidiaries, and is (or will be, in the case of the Related Agreements to be delivered at the Closing) enforceable against each of Sunoco and the Contributing Subsidiaries in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar Laws relating to or affecting creditors’ rights generally and by general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

Section 4.3                                    No Violation; Consents and Approvals.

(a)                                 The execution, delivery and performance of the Agreement and the Related Agreements by any of Sunoco and the Contributing Subsidiaries and the consummation by such of Sunoco and the Contributing Subsidiaries of the Contemplated Transactions do not and will not as of the Closing (i) conflict with or violate any of its Governing Documents; (ii) breach any Material Contract to which such entity is a party or subject; (iii) violate or breach any Law applicable to such entity; or (iv) result in the creation or imposition of any lien, charge or encumbrance upon any of the Refinery Assets, except for Permitted Liens, except in the case of (ii), (iii) or (iv) such violations, breaches, creations or impositions that would not, individually or in the aggregate, have a Material Adverse Effect.

(b)                                 No material declaration, filing or registration with, or notice to, or authorization, consent or approval of, any Governmental Authority or other Third Party under a Material Contract is necessary for the consummation by any of Sunoco and the Contributing Subsidiaries of the Contemplated Transactions except for (i) any notice required to be filed under the HSR Act, (ii) any

** Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

consent, approval or notice required to be obtained from or given to any state public utility commission, (iii) any transfer application or other filing to be filed with, or any approval of any Governmental Authority, (iv) any other filing contemplated by this Agreement or any other Related Agreement or (v) any declaration, filing, registration, notice, authorization, consent or approval, the failure of which to have received when made would not have a Material Adverse Effect.

Section 4.4                                    Financial Statements. Sunoco has delivered to TCG correct and complete copies of the FAMIS reports and the operating cost reports for each calendar month since January 1, 2010 through May 31, 2012 (collectively, the “Refinery Reports”). Each of the Refinery Reports (i) has been prepared on a consistent basis throughout the periods covered, (ii) has been prepared in the ordinary course of business consistent with past custom and practice, and (iii) to the Knowledge of Sunoco, is the same report prepared for Sunoco’s own internal use in connection with the operation of the Refinery.

Section 4.5                                    Material Contracts.

(a)                                 Schedule 4.5(a) sets forth a correct and compete list of all the Refinery Contracts described below to which Sunoco or any of the Contributing Subsidiaries is a party as of the date hereof, including all amendments and modifications thereto, and which primarily relate to the Refinery Business or any of the Refinery Assets (for the avoidance of doubt, other than the Excluded Contracts) (collectively, the “Material Contracts”):

(i)                                     any Contract relating to indebtedness (or any guaranty thereof) or the granting of any lien with respect to more than $100,000 (excluding any Credit Support Obligations);

(ii)                                  any CBA;

(iii)                               any Contract providing for the future disposition of any Refinery Asset (i) with a fair market value of more than $500,000, other than dispositions in the ordinary course of business consistent with past custom and practice (including for the avoidance of doubt with respect to quantity, price and frequency) or (ii) with a fair market value of more than $5,000,000;

(iv)                              any lease of real or personal property that provides for an annual base rental payable by Sunoco or any of the Contributing Subsidiaries of more than $500,000;

(v)                                 any Contract expressly prohibiting a Person from engaging in any business relating to the Refinery;

(vi)                              partnership, joint venture or other similar Contracts providing for a sharing of profits of the Refinery Business or any subsection thereof;

(vii)                           any Contract (other than Contracts for the purchase or sale of inventory or Contracts that are otherwise expressly required to be disclosed pursuant to any other subclause of this Section 4.5(a)) that provides for the payment or the Loss by, or the Liability of, the Refinery Business (and will require the payment or Loss by, or the Liability of,

** Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

NewCo or any of its Subsidiaries) from and after the Closing of amounts in excess of $5,000,000; and

(viii)                        any Contract to enter into any agreement with respect to any of the matters described in any of the foregoing clauses of above.

(b)                                 Sunoco has delivered or made available to TCG accurate and complete copies of all Material Contracts, together with all amendments thereto. There are no oral Material Contracts and no oral terms or conditions to any Material Contracts.

(c)                                  To the Knowledge of Sunoco, (i) each Material Contract is in full force and effect and is a legal, valid and binding obligation of Sunoco or one of the Contributing Subsidiaries, enforceable against Sunoco or one of the Contributing Subsidiaries in accordance with its terms, except as enforcement may be limited by bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium or other Laws affecting the enforcement of creditors’ rights generally and except that the availability of equitable remedies, including specific performance, is subject to the discretion of the court before which any proceeding therefor may be brought, (ii) none of Sunoco or any of the Contributing Subsidiaries is, or during the one (1) year prior to the date hereof has been, in material breach of any Material Contract nor has, to Sunoco’s Knowledge, any other party thereto and (iii) to Sunoco’s Knowledge, none of Sunoco or any of the Contributing Subsidiaries has received from any other party to any Material Contract written notification within the one (1) year prior to the date hereof that remains unresolved that such Material Contract is not in full force and effect, that Sunoco or any of the Contributing Subsidiaries has failed to perform its obligations thereunder to date, or that any other party thereto has not performed its obligations thereunder to date.

(d)                                 To the Knowledge of Sunoco, there are no bankruptcy, insolvency, reorganization, receivership or arrangement procedures pending with respect to any party to a Material Contract that would reasonably be expected to result in material modification or breach of such Material Contract.

Section 4.6                                    Authorizations. Schedule 4.6 contains a list of the material Refinery Permits and all other material Authorizations of any of Sunoco and the Contributing Subsidiaries used (or held for use) in connection with the Refinery Assets or the Refinery Business. No event has occurred within the one (1) year prior to the date hereof that remains unresolved, and no circumstance or condition exists, that (with or without notice or lapse of time or both) would reasonably be expected to constitute or result in a material violation by Sunoco or any of the Contributing Subsidiaries of, or a failure on the part of Sunoco or the Contributing Subsidiaries to comply with the terms of, any such Authorization, the result of such event could reasonably be expected to result in a Material Adverse Effect. None of Sunoco or any of the Contributing Subsidiaries has received any written notification that any such Authorization (i) is not in full force and effect, (ii) has been violated in any material respect, or (iii) is subject to any suspension, revocation, modification or cancellation; and there is no Proceeding pending or threatened in writing regarding suspension, revocation, modification or cancellation of any such Authorization, the result of such event could reasonably be expected to result in a Material Adverse Effect.

** Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

Section 4.7                                    Compliance with Law.

(a)                                 Sunoco and each of the Contributing Subsidiaries is, and since June 30, 2010 has been, in compliance in all material respects with all material applicable Laws (other than Environmental Laws) with respect to Refinery Assets and the Refinery Business. Since June 30, 2010, to the Knowledge of Sunoco, none of Sunoco or any of the Contributing Subsidiaries has received any written notification from any applicable Governmental Authority that it is not in compliance in all material respects with any material applicable Laws with respect to Refinery Assets and the Refinery Business. Since June 30, 2009, no event has occurred, and no circumstance or condition exists, that (with or without notice or lapse of time or both) would reasonably be expected to constitute or result in a failure of Sunoco or any of the Contributing Subsidiaries to comply with the terms of any applicable Law with respect to Refinery Assets or the Refinery Business, the result of such event could reasonably be expected to result in a Material Adverse Effect.

(b)                                 In connection with any of the Refinery Assets or the Refinery Business, each of Sunoco and the Contributing Subsidiaries (including each of their respective directors, managers, officers, employees, distributors, suppliers, traders, agents and representatives) has not since June 30, 2007 directly or indirectly (i) taken any action that would violate the FCPA, (ii) used any funds for unlawful contributions, gifts, entertainment or other unlawful expenses relating to political activity, (iii) made, offered or authorized any unlawful payment or given, offered, or authorized the giving or offering of a gift or anything of value to any foreign or domestic governmental official or employee (including an official or employee of a state owned, operated, or controlled entity), or (iv) made, offered, authorized, accepted or received any unlawful bribe, rebate, payoff, influence payment, kickback or other similar unlawful payment.

(c)                                  Notwithstanding anything to the contrary in this Section 4.7, this Section 4.7 shall not relate to matters related to Environmental Laws, labor and employment Laws or Tax Laws.

Section 4.8                                    Proceedings. As of the date hereof, (i) there is no Proceeding pending, or threatened in writing within the three (3) months prior to the date hereof, against Sunoco or any of the Contributing Subsidiaries with respect to the Refining Business (any such Proceeding, other than any routine Proceedings of any Governmental Authority, the “Retained Litigation Matters”); and (ii) there are no Orders or other decisions of any Governmental Authority outstanding against Sunoco or any of the Contributing Subsidiaries pertaining to any portion of the Refinery Assets or the Refinery Business.

Section 4.9                                    Taxes. All material Tax Returns required to be filed with respect to any of the Refinery Assets or the Refinery Business have been duly and timely filed. All material Taxes owed with respect to any of the Refinery Assets or the Refinery Business that are or have become due have been paid in full. All material withholding tax requirements imposed on or with respect to the Refinery Business and the Refinery Assets have been satisfied. There is not in force any extension of time with respect to the due date for the filing of any material Tax Return or any waiver or agreement for any extension of time for the assessment or payment of any material Tax; in each case with respect to any of the Refinery Business or the Refinery Assets. Except with respect to Taxes not yet due and payable, (i) there are no Liens for material unpaid Taxes and (ii) no unresolved claim for material unpaid Taxes has been made in writing by any Governmental Authority that could give rise to any such Lien; in each case, with respect to the Refinery Business or the Refinery Assets. There are no active audits or legal proceedings involving Tax matters or, to the Knowledge of Sunoco,

** Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

threatened audits or proposed deficiencies or other claims for material unpaid Taxes, in each case related to the Refinery Business or the Refinery Assets.

Section 4.10                             Environmental.

(a)                                 Environmental Authorizations. Schedule 4.6 sets forth all material Environmental Authorizations required by any Environmental Law for operation of the Refinery Business and Sunoco and the Contributing Subsidiaries hold all such Environmental Authorizations, which are in full force and effect and, where subject to renewal, Sunoco has timely submitted complete renewal applications where failure to do so could reasonably be expected to have a Material Adverse Effect. There are no Proceedings pending or, to the Knowledge of Sunoco, threatened which could reasonably be expected to affect (i) the validity of any Environmental Authorization held by any of Sunoco and the Contributing Subsidiaries and listed on Schedule 4.6, (ii) the ability of Sunoco or NewCo to obtain prior to the Closing any Environmental Authorization listed on Schedule 4.6 that has not been obtained at the date of this Agreement, (iii) the ability of Sunoco or NewCo to obtain within the time specified by applicable Environmental Law any Environmental Authorization listed on Schedule 4.6, or (iv) the ability of Sunoco or NewCo to renew any Environmental Authorization in each of the foregoing cases which Proceeding, if adversely resolved, could reasonably be expected to have a Material Adverse Effect.

(b)                                 Environmental Liens. None of the Refinery Assets or other property used in the Refinery Business is subject to any Lien imposed by or arising under any Environmental Law, and there are no proceedings pending or, to the Knowledge of Sunoco, threatened that could reasonably be expected to result in the imposition of any such Lien, nor is there any basis for any such Lien or proceeding.

(c)                                  Environmental Compliance. Each of the Refinery Business and the Refinery Assets is currently, and for the past three years, has been, operated so as not to be in Environmental Noncompliance where such Environmental Noncompliance could reasonably be expected to have a Material Adverse Effect. Neither Sunoco nor any of the Contributing Subsidiaries has received any currently unresolved written communication from any Person alleging any of Sunoco and the Contributing Subsidiaries is in Environmental Noncompliance, which Environmental Noncompliance could reasonably be expected to have a Material Adverse Effect. To Sunoco’s Knowledge, there are no conditions or circumstances relating to the Refinery Business that may prevent or interfere with their or NewCo’s compliance, in all material respects, with all Environmental Laws at the Closing.

(d)                                 Environmental Proceedings. There are no Proceedings pending or, to Sunoco’s knowledge, threatened against any of Sunoco and the Contributing Subsidiaries, against the Refinery Business itself or any of the Refinery Assets (or, with respect to any Predecessor, any property constituting a part of the Refinery Assets) used therein or operations performed thereon, in which any violation of any Environmental Law is alleged or any Environmental Liability is asserted which, if adversely resolved, could reasonably be expected to have a Material Adverse Effect.

(e)                                  Environmental Reports. Sunoco and the Contributing Subsidiaries have made available to TCG for review material environmental audits, assessments, reports, studies, documents

** Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

and correspondence on environmental matters, Hazardous Materials (including any Release or threatened Release of, or exposure to Hazardous Materials) and compliance with Environmental Laws and Environmental Authorizations relating to the operation of the Business or use of the Refinery Real Property or any of the Refinery Assets sufficient to reasonably apprise TCG of the existence, nature and extent of material Environmental Conditions, Environmental Noncompliance and Environmental Claims of which Sunoco has Knowledge.

(f)                                   This Section 4.10 sets forth the sole representations and warranties of Sunoco with respect to environmental, health and safety matters, including all matters arising under Environmental Laws or with respect to Environmental Liabilities, Environmental Noncompliance, Environmental Conditions, Environmental Claims or Releases.

Section 4.11                             Benefit Plan Matters.

(a)                                 Schedule 4.11(a) lists each Benefit Plan that Sunoco or any of its ERISA Affiliates maintain or to which Sunoco or any of its ERISA Affiliates contribute or is a participating employer or under which Sunoco or any of its ERISA Affiliates may have any liability which applies to any employees of Sunoco or its Affiliates who are currently providing services related to or in connection with the operation of the Refinery Business (collectively, the “Company Benefit Plans”). With respect to each Company Benefit Plan, Sunoco has delivered true and complete copies of all plan documents and summary plan descriptions (to the extent applicable).

(b)                                 Except as would not have a Material Adverse Effect, (i) each Company Benefit Plan (and each related trust, insurance contract or fund) has been administered and operated in accordance with the terms of the applicable controlling documents and with the applicable provisions of ERISA, the Code and all other applicable Laws (ii)each Company Benefit Plan that is an Employee Pension Benefit Plan and that is intended to meet the requirements of a “qualified plan” under Section 401(a) of the Code meets such requirements and has either received or applied for (or has time remaining to apply for) a favorable determination letter from the IRS within the applicable remedial amendment periods, and (iii) to the Knowledge of Sunoco, no amendments have been made to any such Company Benefit Plan following the receipt of a determination letter that would jeopardize such plan’s qualified status.

(c)                                  Each Employee Pension Benefit Plan maintained, sponsored or contributed to by Sunoco or any of its ERISA Affiliates in the six year period preceding the Closing Date subject to the minimum funding requirements of Section 412 of the Code or subject to Title IV of ERISA has been set forth on Schedule 4.11(c) and the latest actuarial reports related to any such plan currently maintained, sponsored or contributed to by Sunoco have been delivered by Sunoco. Neither Sunoco nor its Affiliates has incurred any unsatisfied Liability to the Pension Benefit Guaranty Corporation nor could Sunoco or any of its ERISA Affiliates be reasonably expected to incur any Liability to the Pension Benefit Guaranty Corporation under Title IV of ERISA that could result in the imposition of any Liability on TCG or NewCo.

(d)                                 Neither Sunoco nor any of its ERISA Affiliates maintain or contribute to, nor has Sunoco or any of its ERISA Affiliates ever maintained or contributed to, any Company Benefit Plan providing medical, health or life insurance or other welfare type benefits for current or future retired

** Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

or terminated employees, their spouses or their dependents (other than in accordance with Section 4980B of the Code).

(e)                                  Except as would not have a Material Adverse Effect, there are no unresolved claims or disputes under the terms of, or in connection with, any Company Benefit Plan (other than routine undisputed claims for benefits). To the Knowledge of Sunoco, no action, legal or otherwise, has been commenced with respect to any such claim or dispute.

(f)                                   Except as set forth on Schedule 4.11(f), with respect to each Company Benefit Plan, no Proceeding, hearing or investigation with respect to the administration or the investment of the assets of any Company Benefit Plan (other than routine claims for benefits) is pending or, to the Knowledge of Sunoco, threatened, and to the Knowledge of Sunoco, there is no basis for any such Proceeding, hearing or investigation.

(g)                                  Except as set forth on Schedule 4.11(g), neither Sunoco nor any of its ERISA Affiliates contribute to or has ever contributed to any Multiemployer Plan or has any liability (including withdrawal liability) under any Multiemployer Plan in which any Acquired Employee participates.

Section 4.12                             Labor Matters.

(a)                                 Except as set forth in Schedule 4.12(a), neither Sunoco nor any of its Affiliates is a party to any CBA or other labor union Contract in connection with the operation of the Refinery Business.

(b)                                 Except as would not have, individually or in the aggregate, a Material Adverse Effect, Sunoco and the Contributing Subsidiaries are, in all respects, in compliance with all applicable Labor Law and have been in compliance, in all respects, during the three years prior to the date of this Agreement. Except as set forth on Schedule 4.12(b), in connection with the operation of the Refinery Business, there are no pending or, to the Knowledge of Sunoco, threatened, Claims, class actions or other similar suits or Proceedings relating to matters of compliance with the Labor Laws.

(c)                                  Except as set forth on Schedule 4.12(c), in connection with the operation of the Refinery Business: (1) there are no pending or, to the Knowledge of Sunoco, threatened (i) strikes, work stoppages, slowdowns or lockouts against Sunoco or any of its Affiliates by any employees, or (ii) labor disputes currently subject to any grievance procedure, arbitration or litigation, including any unfair labor practice charge or complaint (as defined in the National Labor Relations Act) against Sunoco or any of its Affiliates; (2) neither Sunoco nor any of its Affiliates has experienced or been threatened with any labor strike, slowdown, picketing or material work stoppage involving its employees within the past three years; and (3) there are no pending or, to the Knowledge of Sunoco, threatened, union organizing campaigns, demands for recognition or union election petitions with respect to any employees.

(d)                                 Sunoco and each of its Affiliates has complied in all respects with the WARN Act and there are no pending nor, to the Knowledge of Sunoco, threatened or pending claims under the WARN Act in connection with the operation of the Refinery Business. Except as set forth on

** Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

Schedule 4.12(d), during the three years prior to the date of this Agreement, neither Sunoco nor any of its Affiliates implemented a mass layoff, plant closing or other similar action in connection with the operation of the Refinery Business that required the issuance of notice (or provision of payment in lieu of notice) under the WARN Act.

(e)                                  Except as set forth on Schedule 4.12(e), there are no employment, retention or severance contracts, arrangements or agreements with any of the Acquired Employees.

Section 4.13               Intellectual Property.

(a)                                 Schedule 4.13(a) sets forth a complete and accurate list of all Registered Intellectual Property owned by Sunoco or any of its Affiliates and solely used (or solely held for use) in the operation of the Refinery Business. All currently due maintenance fees for issued patents or renewal fees for such Registered Intellectual Property have been paid as of the date hereof. No re-examination, reissue, interference, opposition, or cancellation proceedings are pending with respect to any of the Registered Intellectual Property.

(b)                                 To the Knowledge of Sunoco, the operation of the Refinery Business as currently conducted does not infringe, misappropriate or otherwise violate any Intellectual Property rights of any Person in any material respect. In the past two years, none of Sunoco or its Affiliates has received any written charge, complaint, claim, demand, or notice alleging any such infringement, misappropriation or other violation of any Intellectual Property rights of any Person with respect to such operation of the Refinery Business (including any demand that any of Sunoco or its Affiliates must license or refrain from using any Intellectual Property rights of any Third Party). To the Knowledge of Sunoco, no other Person is infringing or misappropriating any item of the Transferred Owned Refinery IP, or any Intellectual Property licensed to Sunoco or any of its Affiliates on an exclusive basis that is used primarily in the Refinery Business for which Sunoco or any of its Affiliates has the right to enforce against other Persons, except as would not be reasonably likely to have, individually or in the aggregate, a Material Adverse Effect. None of the issued patents included in the Transferred Owned Refinery IP has been adjudged invalid or unenforceable.

(c)                                  Sunoco and the Contributing Subsidiaries own, and have the right to assign, all right, title and interest in and to the Transferred Owned Refinery IP, free and clear of all Liens (other than Permitted Liens). Immediately subsequent to Closing, the Transferred Owned Refinery IP (except for tangible embodiments not maintained at the Refinery) shall be owned and available for use by NewCo in substantially the same manner in which Sunoco or its Affiliates owned and used the Transferred Owned Refinery IP immediately prior to the Closing. None of the material Transferred Owned Refinery IP is subject to any outstanding Order, and no legal proceeding is pending which challenges the validity, enforceability or ownership of any material Transferred Owned Refinery IP, except as would not be reasonably likely to have, individually or in the aggregate, a Material Adverse Effect. Neither Sunoco nor its Affiliates have granted to any Third Party, any exclusive rights or licenses with respect to the Transferred Owned Refinery IP.

(d)                                 Sunoco and each of its Affiliates has taken commercially reasonable steps to maintain the confidentiality of any material trade secrets and other material confidential information included in the Transferred Owned Refinery IP.

** Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

(e)                                  Set forth on Schedule 4.13(e) is a list of all material agreements under which Sunoco or any of its Affiliates licenses Intellectual Property from a Third Party that is solely used in connection with the Refinery Business (collectively, all such material agreements being referred to as “Inbound Refinery License Agreements”). To the Knowledge of Sunoco, (i) each of the Inbound Refinery License Agreements is valid, binding and in full force and effect; and (ii) none of Sunoco or any of its Affiliates is in default of any material terms of any such Inbound Refinery License Agreements, and no event has occurred that with notice or lapse of time would constitute a default of any material terms of any such Inbound Refinery License Agreements, that, with respect to each of the foregoing, would permit termination thereunder.

(f)                                   Except as set forth on Schedule 4.13(f) and the Intellectual Property licensed under the Cross License Agreement and the services provided under the TSA, the Transferred Owned Refinery IP and the Intellectual Property licensed by any of Sunoco or its Affiliates from Third Parties pursuant to the Inbound Refinery License Agreements is all of the Intellectual Property that is used by Sunoco or any of its Affiliates in the operation of the Refinery Business as currently conducted and as conducted during the 24-month period preceding the Closing, except as would not be reasonably likely to have, individually or in the aggregate, a Material Adverse Effect.

(g)                                  Sunoco and its Affiliates own or lease all Transferred Refinery Computer Systems that are necessary for the operation of the Refinery Business. In the past 12-month period, there has been no material failure or other material substandard performance of any Transferred Refinery Computer Systems that resulted in any material disruptions to the Refinery Business. Sunoco and each of its Affiliates has taken commercially reasonable steps to provide for the back-up and recovery of data and information and commercially reasonable disaster recovery plans, procedures, and facilities, and as applicable, have taken reasonable actions to protect the integrity and security of the Transferred Refinery Software and Transferred Refinery Computer Systems, and Software information stored thereon, from unauthorized use, access, or modification by Third Parties. Sunoco has pursuant to Software licenses, the number of users or seats used in the Refinery Business as currently conducted.

(h)                                 The execution, delivery and performance by Sunoco of this Agreement and the consummation of the Contemplated Transactions, do not and will not encumber or adversely affect the right to use any material Transferred Owned Refinery IP currently owned or used by Sunoco in the conduct of the Refinery Business, as conducted as of the date hereof, except as would not be reasonably likely to have, individually or in the aggregate, a Material Adverse Effect.

Section 4.14                             Refinery Assets.

(a)                                 Schedule 4.14(a) sets forth (i) a legal description of all material Refinery Real Property that is land owned in fee (the “Refinery Owned Real Property”) and (ii) a listing of all the material Refinery Real Property Leases, together with the address of all Refinery Real Property (the “Refinery Leased Real Property”). Exhibit N further identifies each of the parcels of land described in Schedule 4.14(a) as Refinery Owned Real Property, being identified on Exhibit N and Schedule 4.14(a) as Premises A, Premises B, Premises C (SRTF Street Side), Premises D (SRTF River Side), Premises E, Premises G and Premises H.

** Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

(b)                                 Except as set forth in Schedule 4.14(a) and as would not be reasonably expected to result in a Material Adverse Effect, as of the date hereof: (i) all water, sewer, gas, electric, telephone and drainage facilities and all other utilities on and to the Refinery Real Property necessary for the operations of the Refinery Assets are sufficient to service the Refinery Assets as currently used by each of Sunoco and the Contributing Subsidiaries; (ii) there are no pending or, to the Knowledge of Sunoco, threatened condemnation or eminent domain Proceedings involving a partial or total taking of any of the Refinery Real Property.

(c)                                  The Refinery Assets (together with the SXL Agreement, the Retail Agreement, the Cross License Agreement and the services to be provided to NewCo under the TSA) are and immediately following the Closing will be sufficient for (i) an independent operator to operate the Refinery Business commercially and (y) except as set forth on Schedule 4.14(c), to operate the Refinery Business as currently conducted.

(d)                                 Each item of Refinery Personal Property and Refinery Improvements has been maintained in the ordinary course of business consistent with past custom and practice and in accordance with Sunoco’s policies in all material respects, and is in good and workman like condition (subject to normal wear and tear).

Section 4.15                             Title to Assets.

(a)                                 Sunoco or one of the Contributing Subsidiaries (i) has good and marketable, indefeasible fee title to the Refinery Owned Real Property and (ii) has sole possession or right of use, pursuant to valid and enforceable leases, of the material Refinery Leased Real Property, in each case, subject only to Permitted Refinery Owned Real Property Liens.

(b)                                 Sunoco or one of the Contributing Subsidiaries (i) has good and marketable title to each item of owned material Refinery Personal Property and (ii) has possession or right of use, pursuant to a valid and enforceable lease, of each item of leased material Refinery Personal Property, in each case, subject only to Permitted Liens.

Section 4.16                             Affiliate Transactions. Schedule 4.16 sets forth a list of all Contracts entered into with any Affiliate of Sunoco and is or has been material to the operation of the Refinery Business during the one (1) year prior to the date hereof, other than customary unwritten contracts (none of which will survive the Closing) for subsidiaries of a parent company for the provision of customary services, cash management and other accounting and general administrative functions. Except as set forth in Schedule 4.16, no such Affiliate (other than the Contributing Subsidiaries) owns, directly or indirectly, any property that Sunoco or any of its Affiliates uses (or holds for use) or otherwise has exclusive rights in respect of or in connection with the Refinery Business other than for such use as is contemplated to be provided from and after the Closing pursuant to this Agreement or any Related Agreement.

Section 4.17                             Finder’s Fees. There is no investment banker, broker, finder or other intermediary that has been retained by or is authorized to act on behalf of Sunoco or any Contributing Subsidiary that might be entitled to any finder’s fee or brokerage commission in connection with any of the Contemplated Transactions where such fee or commission would be

** Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

payable by NewCo, TCG or any of their respective Affiliates. For the avoidance of doubt, the fees of Credit Suisse (if any) for financial advisory services related to the Contemplated Transaction will be paid by Sunoco pursuant to a separate agreement.

ARTICLE V

REPRESENTATIONS OF TCG

TCG hereby represents and warrants to Sunoco and the Contributing Subsidiaries that the statements contained in this Article V are correct and complete as of the date of this Agreement:

Section 5.1                                    Organization; Qualification. TCG is a limited liability company duly organized, validly existing and in good standing under the laws of Delaware.

Section 5.2                                    Authority; Enforceability.

(a)                                 TCG has, and, as of the Closing, shall have, the requisite limited liability company power and authority, as applicable, to execute and deliver this Agreement and the Related Agreements to which it is, or will be as of the Closing, a party, and to consummate the Contemplated Transactions. The execution and delivery by TCG of this Agreement and the Related Agreements to which it is, or will be as of the Closing, a party, and the consummation of the Contemplated Transactions by TCG has been, and will be, as of the Closing, duly and validly authorized by TCG and no other limited liability company proceedings on the part of TCG will be necessary to authorize this Agreement and the Related Agreements or to consummate the Contemplated Transactions as of the Closing.

(b)                                 Each of this Agreement and the Related Agreements constitutes (or will constitute, in the case of the Related Agreements to be delivered at the Closing) the valid and binding agreement of TCG, and is (or will be, in the case of the Related Agreements to be delivered at the Closing) enforceable against TCG in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar Laws relating to or affecting creditors’ rights generally and by general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

Section 5.3                                    No Violation; Consents and Approvals. Except as set forth in Schedule 5.3:

(a)                                 The execution, delivery and performance of the Agreement and the Related Agreements by TCG and the consummation by TCG of the Contemplated Transactions do not and will not as of the Closing (i) conflict with or violate any of its Governing Documents; (ii) breach any Material Contract to which such entity is a party or subject; or (iii) violate or breach any Law applicable to such entity.

(b)                                 No material declaration, filing or registration with, or notice to, or authorization, consent or approval of, any Governmental Authority or other Third Party is necessary for the consummation by TCG of the Contemplated Transactions except for (i) any notice required to be filed under the HSR Act, (ii) any consent, approval or notice required to be obtained from or given to any state public utility commission, (iii) any transfer application or other filing to be filed with, or

** Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

any approval of any Governmental Authority, (iv) any other filing contemplated by this Agreement or any other Related Agreement or (v) any declaration, filing, registration, notice, authorization, consent or approval, the failure of which to have received when made would not have a Material Adverse Effect.

Section 5.4                                    Financing.

(a)                                 TCG has delivered to Sunoco a true and complete copy, as of the date hereof, the executed commitment letter from J.P. Morgan Ventures Energy Corporation and JPMorgan Chase Bank, N.A. (the “JPM Commitment Letter”) attaching term sheets for (i) a senior secured credit facility (the “Debt Term Sheet”) pursuant to which, and subject to the terms and conditions thereof and the JPM Commitment Letter, the lender parties thereto have committed to lend the amounts set forth therein to TCG and NewCo for the purpose of providing NewCo with working capital financing (the foregoing arrangement, the “Debt Financing”), and (ii) a crude oil and refined products intermediation facility (the “Intermediation Term Sheet”) pursuant to which, and subject to the terms and conditions thereof and the JPM Commitment Letter, the Intermediary has agreed to purchase the inventory and contracts related thereto, and to consummate the Intermediation Transactions (the foregoing arrangement, the “Intermediary Financing”). TCG and NewCo have delivered to Sunoco a true and complete copy of the executed commitment letter (the “Equity Commitment Letter” and, together with the JPM Commitment Letter, the “Financing Commitments”) from the Guarantor pursuant to which, and subject to the terms and conditions thereof, the Guarantor has committed to invest the amounts set forth therein (as may be amended, modified or replaced in accordance with this Agreement, the “Equity Financing” and, together with the Debt Financing and the Intermediary Financing, the “Financing”).

(b)                                 As of the date of this Agreement: (i) the JPM Commitment Letter, and Equity Commitment Letter are in full force and effect and have not been withdrawn or terminated or, except as disclosed to Sunoco, otherwise amended, supplemented or modified in any respect; (ii) each of the JPM Commitment Letter, and Equity Commitment Letter, in the form so delivered, is a legal, valid and binding obligation of TCG and, to the knowledge of TCG, the Debt Financing Sources and the Intermediary, respectively, and the other parties thereto; (iii) other than customary letters with respect to fees or indemnities or as disclosed to Sunoco, there are no other agreements, side letters or arrangements relating to the JPM Commitment Letter or the Equity Commitment Letter; (iv) no event has occurred which, with or without notice, lapse of time or both, would constitute a default or breach on the part of TCG under any term or condition of the Financing; and (v) TCG has no reason to believe that it could be unable to satisfy on a timely basis any term or condition of closing to be satisfied by it contained in the Financing. TCG has fully paid or caused to be paid any and all commitment fees or other fees required by the Financing to be paid on or before the date of this Agreement. The Equity Commitment Letter and the JPM Commitment Letter contain all of the material conditions precedent to the obligations of the parties thereunder to make the Financing available to TCG on the terms therein. Subject to the terms and conditions of the Equity Commitment Letter and the JPM Commitment Letter, and assuming the satisfaction of the conditions to TCG’s obligations to consummate the Contemplated Transactions as set forth herein, the proceeds from the Financing are sufficient to fund all of the amounts required to be provided by TCG for the consummation of the Contemplated Transactions, and are sufficient for the satisfaction of all of

** Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

TCG’s obligations under this Agreement, including the payment of the TCG Contribution, all amounts required to be paid under this Agreement.

Section 5.5                                    Finder’s Fees. There is no investment banker, broker, finder or other intermediary that has been retained by or is authorized to act on behalf of TCG or any of its Affiliates that might be entitled to any fee or commission in connection with the Contemplated Transactions where such fee or commission would be payable by Sunoco or any of its Affiliates.

ARTICLE VI

INDEMNIFICATION

Section 6.1                                    Survival. None of the representations and warranties of any Party set forth in, or deemed made pursuant to, this Agreement or any Related Agreement (other than the Transition Services Agreement or the Amended and Restated NewCo LLC Agreement) will survive the Closing, and from and after the Closing, such representations and warranties shall be of no further force or effect and no claim for indemnification or otherwise may be made with respect to breaches thereof. Each Party acknowledges that it expressly intends to shorten the statute of limitations for claims or causes of action based upon, directly or indirectly, any of such representations and warranties as provided in this Section 6.1; provided, however, that (x) the Fundamental Representations and Warranties shall survive the Closing Date until the sixth (6th) anniversary of the Closing (or such shorter period as is contemplated by the statute of limitations with respect thereto) and (y) the Undisclosed Major Contracts Representation shall survive the Closing Date until the first (1st) anniversary of the Closing. Notwithstanding the preceding sentences, any representation, warranty, covenant or agreement in respect of which indemnity may be sought under this Agreement shall survive the time at which it would otherwise terminate pursuant to the preceding sentences, if notice of the inaccuracy or breach thereof giving rise to a right of indemnity shall have properly been given to the Party against whom such indemnity may be sought prior to the time at which it would otherwise terminate pursuant to the preceding sentences. The covenants and agreements of the Parties contained in this Agreement shall survive the Closing in accordance with their terms.

Section 6.2                                    Indemnification by Sunoco. Subject to the limitations set forth in this Article VI, from and after the Closing Date, Sunoco agrees to indemnify, defend and hold harmless each of NewCo, TCG and their respective successors, Representatives and permitted assigns (without duplication of indemnification provided to NewCo and NewCo’s Subsidiaries and their respective successors, Representatives and permitted assigns (collectively, the “NewCo Indemnitees”), from and against any and all Claims and Losses incurred, arising out of, resulting from or relating to:

(a)                                 the breach of (x) any Fundamental Representation and Warranty of Sunoco contained in this Agreement or (y) the Undisclosed Major Contracts Representation;

(b)                                 the breach of any covenant or agreement of Sunoco contained in this Agreement; or

(c)                                  any Excluded Liability.

** Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

provided, however, that with respect to indemnification of TCG, Sunoco shall only indemnify, defend and hold harmless TCG to the extent of TCG’s direct costs.

Section 6.3                                    Indemnification by NewCo. Subject to the limitations set forth in this Article VI, from and after the Closing Date, NewCo agrees to indemnify, defend and hold harmless each of Sunoco, Sunoco’s Subsidiaries, their Subsidiaries and their respective successors, Representatives and permitted assigns (collectively, the “Sunoco Indemnitees”), from and against any and all Claims and Losses incurred, arising out of, resulting from or relating to:

(a)                                 the breach of any Fundamental Representation and Warranty of TCG contained in this Agreement; or

(b)                                 the breach of any covenant or agreement of TCG or NewCo contained in this Agreement.

(c)                                  any Assumed Liability.

Section 6.4                                    Contingent First Recourse against Sunoco Captive Insurer. In the event that following the Closing, Sunoco implements the Evergreen Captive Insurance Structure and any NewCo Indemnitee is or becomes entitled to indemnification under Section 6.2 in connection with an Environmental Liability, such NewCo Indemnitee and Sunoco agree that Sunoco and the Sunoco Captive Insurer, the latter solely with respect to coverage designated for Liabilities arising from the Refinery Assets or Refinery Business, will be jointly and severally liable for the satisfaction of such indemnification obligation to such NewCo Indemnitee. In that event, such NewCo Indemnitee agrees that it shall make commercially reasonable efforts to first seek payment or indemnification from the Sunoco Captive Insurer for satisfaction of such indemnification obligations; provided, however, that if Sunoco Captive Insurer does not promptly (an in any event, within thirty (30) Business Days) agree (including agreement with a reasonable reservation of rights) to indemnify, defend and hold harmless such NewCo Indemnitee under this Section 6.4 and provide reasonable assurance of its ability to continually satisfy such indemnification obligation, such NewCo Indemnitee shall be entitled to demand and require that Sunoco immediately indemnify, defend and hold harmless such NewCo Indemnitee. Nothing in this Section 6.4 shall be construed to limit the ability of any NewCo Indemnitee to file any pleading, make any demand or take any other action that it determines in good faith is necessary to preserve and protect its rights to indemnification against Sunoco in its capacity as a joint and several obligor, including in cases where Sunoco Captive Insurer’s agreement to indemnify, defend and hold harmless such NewCo Indemnitee includes a reasonable reservation of rights.

Section 6.5                                    Indemnification Procedures.

(a)                                 A Sunoco Indemnitee or NewCo Indemnitee, as the case maybe (for purposes of this Article VI, the “Indemnified Party”), shall give the indemnifying party under Section 6.2 and Section 6.3, as applicable (for purposes of this Article VI, the “Indemnifying Party”), prompt written notice of any matter which it has determined has given or would reasonably be expected to give rise to a right of indemnification under this Agreement, containing a reference to the provisions of this Agreement in respect of which such right of indemnification is claimed or arises; provided, however, that the

** Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

failure to provide such notice shall not release the Indemnifying Party from its obligations under this Article VI except to the extent the Indemnifying Party is actually prejudiced by such failure.

(b)                                 If any Third Person shall notify an Indemnified Party with respect to a Third-Party Claim under this Article VI for which the Indemnified Party may seek indemnification hereunder, then the Indemnified Party shall promptly (and in any event within ten (10) Business Days after receiving notice of the Third-Party Claim or the commencement of Litigation with respect thereto) notify the Indemnifying Party thereof in writing and specifying the facts constituting the basis for such claim and the amount, to the extent known, of the claim asserted; provided, however, that the failure to provide such notice shall not release the Indemnifying Party from its obligations under this Article VI except to the extent the Indemnifying Party is actually prejudiced by such failure.

(c)                                  The Indemnified Party may defend against any Third-Party Claim in any manner it may reasonably deem appropriate and in connection therewith, the Indemnifying Party shall be liable for the reasonable fees and expenses of counsel employed by the Indemnified Party; provided, however, the Indemnifying Party shall be entitled to participate in the defense of any Third-Party Claim and, if it so chooses, to assume the defense thereof with counsel selected by the Indemnifying Party reasonably satisfactory to the Indemnified Party so long as (i) the Indemnifying Party notifies the Indemnified Party in writing within thirty (30) days after the Indemnified Party has given notice of such claim that the Indemnifying Party will indemnify the Indemnified Party from and against the Losses relating to such Third-Party Claim; (ii) such Third Party Claim does not seek injunctive or other equitable relief that if determined adversely to the Indemnified Party would reasonably be expected to have material adverse effects on the Indemnified Party; and (iii) the Indemnifying Party conducts the defense of such claim diligently.

(d)                                 If the Indemnifying Party is entitled pursuant to this Section 6.5 and elects to assume the defense of any such Third-Party Claim, (i) it shall keep the Indemnified Parties advised of the status of such Third-Party Claim and the defense thereof on a reasonably current basis and shall consider in good faith the recommendations made by the Indemnified Parties with respect thereto and (ii) the Indemnified Party shall be entitled to participate in the defense of any such Third-Party Claim and to employ, at its expense, separate counsel of its choice for such purpose at its sole cost and expense, it being understood, however, that the Indemnifying Party shall continue to control such defense; provided, however, that notwithstanding the foregoing, the Indemnifying Party shall pay the reasonable costs and expenses of such defense (including reasonable attorneys’ fees and expenses) of the Indemnified Party if (x) the Indemnified Party’s outside counsel shall have reasonably concluded and advised in writing (with a copy to the Indemnifying Party) that there are defenses available to such Indemnified Party that are different from those available to the Indemnifying Party that are reasonably likely to be asserted, or (y) the Indemnified Party’s outside counsel shall have advised in writing (with a copy to the Indemnifying Party) the Indemnified Party that there is a conflict of interest that would make it inappropriate under applicable standards of professional conduct to have common counsel for the Indemnifying Party and the Indemnified Party. Notwithstanding anything to the contrary in this Agreement, the Indemnifying Party will not be permitted to settle, compromise, take any corrective or remedial action or enter into an agreed judgment or consent decree, in each case, that subjects the Indemnified Party to any criminal liability, requires an admission of guilt or wrongdoing on the part of the Indemnified Party or imposes any unreasonable continuing obligation on or requires any payment from the Indemnified Party without the Indemnified Party’s prior written

** Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

consent, which shall not be unreasonably withheld. Notwithstanding anything to the contrary in this Section 6.5, the Parties agree that from and after Closing, Sunoco shall assume and control the defense of the Retained Litigation Matters without the need for any written notice to NewCo or any other Person of such Third-Party Claims.

Section 6.6                                    Limitations on Indemnification.

(a)                                 An Indemnified Party shall not be entitled to indemnification under Section 6.2(a) or Section 6.3(a) for breach of any representation or warranty (other than a breach of a Fundamental Representation or Warranty) unless the aggregate of the Indemnifying Party’s indemnification obligations to the Indemnified Party pursuant to this Section 6.6(a) (but for this Section 6.6(a)) in respect of such breach of representation or warranty exceeds $1,000,000, and in such event, the Indemnified Party shall be entitled to indemnification and recovery for all amounts. For the avoidance of doubt, there shall be no limitations on indemnification pursuant to this Section 6.6(a) in connection with Sections 6.2(b), 6.2(c), 6.3(b) or 6.3(c).

(b)                                 The Indemnified Parties shall not be entitled to recover from Sunoco or NewCo, damages that are punitive damages, damages for lost profits or diminution in value or consequential, exemplary or special damages, other than consequential damages in connection with any Third-Party Claim or any amount payable to any other Person as an Assumed Liability or Retained Liability.

(c)                                  No Indemnified Party shall be entitled to recover from the Indemnifying Party, or include for purposes of determining if Claims or Losses have met or exceeded the threshold amount set forth in Section 6.6(a), any claim for indemnity in respect of any individual Claim or Loss (other than pursuant to Sections 6.2(c) or 6.3(c)) unless and until the indemnity claim against Indemnifying Party in respect of such Claim or Loss or any series of related Claims or Losses exceeds the Basket.

(d)                                 The amount of any Claims or Losses for which indemnification is provided under this Article VI shall be computed net of any (x) net Tax benefit realized by the Indemnified Party and (y) third party insurance (after costs of collection and deductibles) proceeds and recoveries in respect of third party indemnification obligations actually received by the Indemnified Party in connection with such Claims or Losses. Each Indemnified Party agrees to use its commercially reasonable efforts to obtain recovery in respect of any Claims or Losses from any third party insurance or third party indemnity which is available in respect of such Claims or Losses. If an Indemnified Party receives such insurance proceeds or indemnification recoveries in connection with Claims or Losses for which it has been indemnified hereunder, the Indemnified Party shall notify the Indemnifying Party, and refund to the Indemnifying Party the amount of such insurance proceeds or indemnification recoveries when received, up to the amount for which indemnification was paid hereunder.

(e)                                  Each Indemnified Party shall take all reasonable steps to mitigate any Losses in respect of which a Claim could be made under this Article VI. The amount of any Losses pursuant to which an Indemnified Party shall be entitled to seek indemnification hereunder shall be deemed reduced by the amount of the Claims or Losses resulting from any failure to mitigate such Claims or Losses.

** Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

(f)                                   A NewCo Indemnitee’s right to indemnification under this Article VI shall be limited to the extent any claim for which indemnification is sought hereunder arises out of any environmental sampling or testing conducted by NewCo Indemnitees after the Closing Date unless such sampling or testing is undertaken (i) to respond to, investigate, or otherwise respond to material facts indicating the potential existence of Environmental Conditions that, in the reasonable judgment of NewCo, may pose a significant risk to human health or the environment provided that, absent exigent circumstances requiring immediate action, NewCo shall reasonably consult with Sunoco and reasonably consider such input as Sunoco may provide prior to conducting such sampling or testing; (ii) to comply with the requirements of any Environmental Law; (iii) in response to an inquiry, request, claim or demand by a Governmental Authority; (iv) as reasonably necessary in connection with Construction and Development of the Refinery Real Property; or (v) as reasonably necessary to defend or resolve a Third Party Claim.

(g)                                  Solely for the purpose of determining the amount of any Claims and Losses (and not for determining whether any breach exists under this Agreement) for which the Indemnified Party may be entitled to indemnification pursuant to this Article VI, any representation or warranty contained in this Agreement that is qualified by a term or terms such as “material”, “materially” or “Material Adverse Effect” shall be deemed made or given without such qualification and without giving effect to such words.

(h)                                 The representations, warranties and agreements made in this Agreement, together with the indemnification provisions hereof, are intended among other things to allocate the economic cost and risks inherent in the Contemplated Transactions and, accordingly, except with respect to any claim for breach of the Undisclosed Major Contracts Representation (which shall be subject to the limitations set forth in the definition of Undisclosed Major Contracts), a Party shall be entitled to the indemnification or other remedies provided in this Agreement by reason of any breach of any such representation, warrant or agreement by another Party notwithstanding whether any employee, officer, manager, director, representative or agent of the Party seeking to enforce a remedy knew or had reason to know of such breach and regardless of any investigation by such Party.

(i)                                     From and after the date that is one (1) year following the Closing Date, no Indemnified Party shall be entitled to make a claim for indemnification for Claims or Losses pursuant to Sections 6.2(b) or 6.3(b) for breach of any covenant contained in Article VIII and to be performed prior to Closing.

Section 6.7                                    Remediation. Any Remediation Activities conducted by Sunoco relative to Excluded Liabilities related to Environmental Conditions on, under, or emanating from the Refinery Assets, Refinery Real Property, or the Refinery Personal Property that arise out of or relate to the Excluded Liabilities shall be conducted as follows:

(a)                                 Sunoco agrees to perform all Remediation Activities relative to Environmental Conditions that arise out of or relate to the Excluded Liabilities in material compliance with applicable Environmental Laws employing where applicable risk-based remedial standards including, without limitation, standards based on pathway elimination and Special Industrial Area standards pursuant to applicable Environmental Laws, deed restrictions and institutional controls, except to the extent such risk-based remedial standards, deed restrictions and institutional controls

** Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

would unreasonably interfere with either (i) NewCo’s operations or (ii) its plans for the Construction and Development of the Refinery Real Property subject in all cases to Sunoco’s obligation to comply with Environmental Laws in connection with such Remediation Activities. Sunoco shall provide NewCo with reasonable advance consultation and notice of the design and implementation of Remedial Activities and, to the extent, in the reasonable judgment of NewCo, such Remediation Activities could reasonably be expected to unreasonably interfere with NewCo’s current operations or any Construction and Development of the Refinery Real Property, Sunoco shall obtain the consent of NewCo, not to be unreasonably withheld or delayed, of its plan for Remediation Activity, prior to commencement of Remediation Activities. NewCo agrees to provide Sunoco with reasonable access to the Refinery Assets (and relevant NewCo personnel, books and records) for purposes of the completion of such Remediation Activities and to execute those documents as are reasonably necessary to facilitate application of such standards and effectuate such restrictions and controls.

(b)                                 Sunoco shall, subject to the limitations herein, have the responsibility and authority to conduct, control and conclude the defense or resolution of any such Remediation Activities and authority to conduct all governmental interactions with regard thereto, including sole responsibility to pay any fees, costs or expenses of counsel or any other advisors, consultants or third parties engaged in connection therewith to the extent such fees, costs or expenses constitute or relate to or arise out of Excluded Liabilities hereunder;

(c)                                  the NewCo Indemnitees shall have the right, but not the obligation, to reasonably participate in any such Remediation Activities including making comments to documents to be submitted to any Governmental Authority, participating in material meetings, and providing advice to Sunoco regarding procedural, substantive and strategic decisions, which Sunoco shall consider in good faith, taking into consideration the respective interests of the parties and their mutual interests in maintaining and preserving good relationships and their good standing and reputation with federal and state regulators.

(d)                                 NewCo shall permit Sunoco to utilize utilities, including wastewater treatment services and other resources on the Refinery Real Property in connection with such Remediation Activities and Sunoco agrees to reimburse NewCo for reasonable out-of-pocket costs actually incurred by NewCo of any resources utilized, provided that such reimbursement obligation shall not extend to internal person-power costs of NewCo or any out-of-pocket costs reasonably related to the ongoing conduct of the Refinery Business that would be incurred in the ordinary course without regard to conduct of Remediation Work hereunder.

(e)                                  Sunoco shall undertake diligent efforts to conduct Remediation Activities in a manner that does not unreasonably interfere with any of the current operations of NewCo or any Construction and Development.

(f)                                   Sunoco shall have no obligation to undertake any Remediation Activities, or provide indemnification with respect to any Liabilities for such Remediation Activities, unless, and then only to the extent that, Remedial Work is required by Environmental Laws or reasonably necessary in defense of, or for resolution of, a Third Party Claim.

** Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

Section 6.8                                    Exclusive Remedy. After the Closing, this Article VI will provide the exclusive remedy for each of the Parties hereto for any and all claims in connection with this Agreement (other than (i) as set forth in Section 2.9, (ii) equitable remedies as they relate to breaches of covenants or other agreements contained herein to the extent such covenants or agreements are to be performed after the Closing or (iii) claims under any other agreement in respect of any breach thereof). Notwithstanding the foregoing, nothing herein shall preclude any party from asserting a claim of fraud.

ARTICLE VII

EMPLOYEE MATTERS

Section 7.1                                    Employment Offers.

(a)                                 Schedule 7.1(a)(i) lists each individual who is actively employed by Sunoco or its Affiliates at the Refinery, including (i) in accordance with the NewCo USW Agreement all hourly represented mobile workforce maintenance employees temporarily assigned to the Refinery from Sunoco’s Marcus Hook Refinery and (ii) the Refinery Manager, his direct reports, and the Refinery human resources manager, each referenced herein as a “Refinery Senior Manager”. Schedule 7.1(a)(ii) lists each individual who is employed by Sunoco or its Affiliates and is not physically located at the Refinery, but has been designated by Sunoco as primarily serving the Refinery or as having skills which could reasonably support the operation of the Refinery Assets by NewCo or its Affiliates, including certain support services senior managers designated by TCG within twenty days of the execution of this Agreement, each referenced herein as a “Support Services Senior Manager”. Schedules 7.1(a)(i) and 7.1(a)(ii) include each employee’s (A) name, (B) current job title or position, (C) service dates recognized by Sunoco or its Affiliates, (D) current base salary or the base hourly rate, (E) accrued but unused vacation benefits (excluding any unused vacation benefits banked from previous years), (F) status (e.g., full-time, part-time, on leave) and if on leave, the type of leave (e.g., vacation, short-term disability or Family and Medical Leave Act leave), (G) whether the employee is represented by the Union and (H) is a Refinery Senior Manager or Support Services Senior Manager. Employees listed on Schedules 7.1(a)(i) and 7.1(a)(ii) shall be referred to as “Refinery Employees.” Sunoco shall update Schedules 7.1(a)(i) and 7.1(a)(ii) periodically prior to Closing.

(b)                                 At least ten days prior to the Closing Date, based on the then existing Schedules 7.1(a)(i) and 7.1(a)(ii) TCG shall make offers of employment, effective as of the Closing Date and contingent upon the occurrence of the Closing, at a base salary or base wage which is at least equal to that provided by Sunoco or its Contributing Subsidiaries immediately prior to the Closing Date (unless otherwise mutually agreed as to specific Refinery Employees) to (i) all Union represented Refinery Employees on Schedule 7.1(a)(i) in accordance with the NewCo USW Agreement, (ii) all non represented hourly and salaried Refinery Employees on Schedule 7.1(a)(i) who are not Refinary Senior Managers, (iii) all non-represented hourly and salaried Refinery Employees on Schedule 7.1(a)(ii) who are not Support Services Senior Managers, and (iv) any Refinery Senior Managers and Support Services Senior Managers that TCG selects in its sole discretion, these selected managers will be referred to herein as a “Key Employees”. TCG will give each Refinery Employee no less than five (5) days in which to accept or reject their employment offer. TCG will provide Sunoco

** Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

with Schedule 7.1(b) at least three (3) Business Days prior to the Closing Date, which shall contain as of that date the names of the Refinery Employees TCG made offers of employment to, the rate of pay TCG offered, and whether the Refinery Employee accepted the offer. Any Refinery Employee who accepts the offer of employment by TCG and on the Closing Date is (a) actively at work or (b) on a holiday, scheduled day off pursuant to his or her regular schedule, or a vacation authorized prior to the Closing Date by Sunoco or its Affiliates and returns to work as scheduled shall become or be deemed employed by NewCo or its Affiliates as of the Closing Date (the “Employment Date”). Any Refinery Employee who accepts the offer of employment by TCG and on the Closing Date is on a leave of absence or short-term disability leave consistent with Sunoco or its Affiliates’ established policies and practices which was authorized by Sunoco or its Affiliates prior to the Closing Date, including any FMLA leave or military leave, and is qualified to return to work and does return to work at the end of such authorized leave, which shall not be longer than 180 days after the Closing Date, unless applicable Law or the NewCo USW Agreement gives the Refinery Employee a longer period for returning to work, shall become employed by NewCo or its Affiliates as of the day of his or her return to work with such date being deemed the Employment Date for such employee. All Refinery Employees who become employed by NewCo or its Affiliates shall be referred to herein as an “Acquired Employee.” Sunoco or its Contributing Subsidiary will terminate its employment of each Acquired Employee effective as of the date preceding each such Acquired Employee’s Employment Date (“Sunoco Termination Date”).

(c)                                  Sunoco or its Affiliates will not employ or provide severance payments to any Refinery Employee to whom NewCo or its Affiliates, in accordance with Section 7.1(b), makes an offer of employment who does not accept the offer.

Section 7.2                                    Benefits Plans, Employment Practices and Pay Practices.

(a)                                 Sunoco shall be solely responsible for payment of any bonuses owed and accrued under any Benefit Plan of Sunoco or its ERISA Affiliates during the time period in which any Acquired Employee performed services for Sunoco or its Affiliates prior to the Closing Date, in accordance with Section 2.6(i) of this Agreement. Effective as of the Closing Date, NewCo shall be responsible for paying any bonuses accrued by any Acquired Employee under any Benefit Plan of NewCo or its Affiliates for service performed for NewCo or its Affiliates.

(b)                                 From the Closing Date through December 31, 2012 (the “Service Period”), Acquired Employees will continue to participate in certain Employee Welfare Benefit Plans, including those listed on Annex 1 to the TSA, maintained by Sunoco as designated in the TSA and in accordance with the terms of the TSA. During the Service Period, Sunoco agrees to provide other transition services, including payroll services, to NewCo or its Affiliates as designated in the TSA and in accordance with the terms of the TSA for the Service Period.

(c)                                  Sunoco shall retain, assume or cause to be assumed by an Affiliate or a voluntary employee beneficiary association (“VEBA Trust”), all responsibility and Liability for post-retirement health and other post-retirement welfare benefits (other than benefits arising under COBRA except as required by regulations) for Acquired Employees who have satisfied the age and service requirements prior to or as of their Sunoco Termination Date to receive such benefits under the Company Benefit Plans, subject to the terms and conditions of such plans as they may from time to

** Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

time be amended. Neither Sunoco nor any VEBA Trust established by Sunoco or its Affiliates shall have any responsibility or Liability for post-retirement health and other post-retirement benefits for any Acquired Employee who was not eligible for such benefits as of his or her Sunoco Termination Date.

(d)                                 Sunoco and its Contributing Subsidiaries shall retain responsibility and Liability for, and sponsorship of, all Company Benefit Plans sponsored at any time by Sunoco and its Affiliates, together with responsibility and Liability for payment of all benefits thereunder or with respect thereto. Except as otherwise provided in this Section 7.2(b), effective on his or her Sunoco Termination Date, each Acquired Employee shall cease active participation in all Company Benefit Plans sponsored by Sunoco or its Affiliate and any other programs or arrangements relating to compensation or employee benefits sponsored by Sunoco or its Affiliates.

(e)                                  With respect to any Benefit Plan NewCo or its Affiliates sponsor or maintain or to which NewCo or its Affiliates contribute or is a participating employer (the “NewCo Benefit Plans”) that any Acquired Employee becomes eligible to participate in on or after his or her Employment Date, NewCo shall or shall cause such Affiliate to (i) recognize service prior to and on the Sunoco Termination Date with Sunoco and its Affiliates (including any predecessor company) for all purposes, including eligibility to participate, vesting credit, entitlement to benefits and benefit accrual; provided, that with respect to NewCo Benefit Plans that are defined benefit or defined contribution retirement plans, Acquired Employees shall receive credit under such plans for purposes of eligibility and vesting, but not for accrual of benefits; provided, further, that the foregoing shall not apply to the extent it would result in any duplication of benefits for the same period of service; and (ii) use its commercially reasonable efforts to have any applicable insurance provider waive any pre-existing condition exclusions and waiting periods with respect to participation and coverage requirements applicable to Acquired Employees under any such NewCo Benefit Plans providing medical, dental or vision benefits to the same extent such limitation would have been waived or satisfied under the analogous benefit plan sponsored by Sunoco or its Affiliate in which such Acquired Employee participated immediately prior to his or her Sunoco Termination Date. Sunoco and its Affiliates shall have no Liability or responsibility with respect to any NewCo Benefit Plans.

(f)                                   NewCo shall assume Liability and be responsible for each Acquired Employee’s accrued and unused vacation benefits as of his or her Sunoco Termination Date under Sunoco or its Affiliates’ vacation policies or 2009-2012 CBA with the Union excluding any unused vacation benefits banked from previous years (“2012 Unused Vacation”). Sunoco or its Affiliates shall pay any unused vacation benefits banked from previous years (“Banked Vacation”) directly to the Acquired Employee upon or shortly after his or her Sunoco Termination Date. During the remainder of 2012, NewCo or its Affiliates shall provide Acquired Employees with paid vacation benefit equal to their 2012 Unused Vacation. Within thirty days of an Acquired Employee’s Employment Date, Sunoco will reimburse NewCo for the difference between (i) the Acquired Employee’s entire vacation entitlement for the year 2012 excluding any vacation banked from previous years (“2012 Vacation Entitlement”), multiplied by a fraction the numerator of which is the number of days in 2012 which the Acquired Employee was employed by Sunoco or its Affiliate and the denominator of which is three hundred and sixty five and (ii) any vacation days from his or her 2012 Vacation Entitlement that such Acquired Employee used on or prior to his Sunoco Termination Date. In the event that the vacation days in category (ii) in the preceding sentence shall exceed the vacation days

** Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

in category (i) in the preceding sentence, NewCo will reimburse Sunoco the difference within thirty days of an Acquired Employee’s Employment Date. After the calendar year 2012, Acquired Employees will be entitled to vacation under the vacation policies of NewCo or its Affiliates or any applicable CBAs between NewCo or its Affiliates and the Union, which will recognize service with Sunoco and its Affiliates (including any predecessor company) for purposes of determining eligibility to participate, eligibility for the forms and levels of vacation and vacation accrual. Notwithstanding the foregoing, the terms of this Section 7.2(f) shall be superseded by any contrary or conflicting provisions in any agreement between Sunoco or its Affiliates and the Union on the effects of the Parties’ joint venture and in the event the Union does not agree to the payment of Banked Vacation by Sunoco to the Union represented Acquired Employees, NewCo shall assume Liability and be responsible for the Banked Vacation but will be reimbursed by Sunoco for such Banked Vacation within thirty days of the Closing Date.

(g)                                  In the event that the employment of any salaried, non-represented Acquired Employee is terminated by NewCo or its Affiliates within six months after the Closing Date (other than for circumstances reasonably constituting cause), then NewCo or its Affiliates shall provide such terminated Acquired Employee a cash severance benefit of wage or salary continuation that shall be in no event less than the wage or salary continuation severance benefit provided under the Sunoco, Inc. Involuntary Termination Plan or the Sunoco, Inc. Executive Involuntary Severance Plan immediately prior to Closing to its participants with the same completed years of service as recognized by the Sunoco for such Acquired Employee at Closing. For purposes of computing the amount of the severance benefit under this Section 7.2(g), service by an Acquired Employee with Sunoco and its Affiliates (including any predecessor company) and NewCo and its Affiliates shall be recognized. NewCo or its Affiliates shall condition the receipt of any severance benefits described in this Section 7.2(g) on the Acquired Employee’s execution of a general release of claims, which shall specifically apply to Sunoco and its Affiliates.

Section 7.3                                    WARN Act. Sunoco shall, and shall cause each of the Contributing Subsidiaries to, provide any required notice under the WARN Act with respect to any plant closing or mass layoff in connection with the Refinery Business that relate to the Non-Hired Employees. NewCo agrees and shall cause each of its Affiliates to provide any required notice under the WARN Act with respect to any plant closing or mass layoff in connection with the Refinery Business occurring on or after the Closing Date.

Section 7.4                                    Workers’ Compensation. Sunoco shall maintain coverage for and be responsible for all liabilities arising out of Workers’ Compensation Matters involving the Acquired Employees to the extent the incident or alleged incident giving rise to the Worker’s Compensation Matter occurred prior to the Closing and shall indemnify the NewCo Indemnities for any liabilities associated with such incidents. NewCo or its Affiliates shall be responsible for any workers’ compensation claims with respect to any Acquiring Employee or his or her beneficiary if the incident or alleged incident giving rise to the claim occurred on or after his or her Employment Date. In the event of doubt as to the date of the occurrence of the incident or alleged incident, NewCo or its Affiliates shall process the claim; provided, however, that NewCo or its Affiliates shall be required to inform Sunoco of the existence and nature of any such claim promptly and Sunoco or its Contributing Subsidiary shall have the right to assist the NewCo or its Affiliates in the processing of any such claim. Unless NewCo or its Affiliates is found to be liable for the incident in whole, the

** Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

Sunoco shall reimburse NewCo or its Affiliates for the payment of the claim and reasonable expenses of processing such claim in direct proportion to the percentage of the Liability of Sunoco or its Contributing Subsidiary to the total amount of the Liability paid under the claim.

Section 7.5                                    Non-Solicitation. In consideration of the Contemplated Transactions, Sunoco hereby covenants and agrees that during the period beginning on the date of this Agreement (or the Closing in the case of clause (ii) below) and ending on the third (3rd) anniversary of the Closing Date, neither Sunoco nor its Subsidiaries shall directly or indirectly: (i) solicit or induce, or attempt to solicit or induce, any Key Employee to leave the employ of NewCo for any reason whatsoever or (ii) hire or employ any Key Employee (unless such Key Employee has been terminated by NewCo).

Section 7.6                                    No Third Party Beneficiary. The provisions of this Article VII are solely for the benefit of the Parties to this Agreement, and no employee or former employee, director or independent contractor of Sunoco or any of its Affiliates, or any other individual associated therewith, shall be regarded for any purpose as a third-party beneficiary of the Agreement, and nothing herein shall be construed as an amendment to any Benefit Plan for any purpose.

ARTICLE VIII

PRE-CLOSING COVENANTS

Section 8.1                                    Operation of the Business.

(a)                                 Except (i) as otherwise expressly contemplated by this Agreement or any of the Related Agreements, or (ii) during the Interim Period, Sunoco shall (and shall cause its Contributing Subsidiaries to):

(i)                                     use their reasonable efforts to conduct and operate the Refinery Business in the ordinary course of business consistent with past custom and practice, including the incurrence of capital expenditures and completion of maintenance in the ordinary course;

(ii)                                  use their reasonable efforts to operate the Refinery Business and maintain the Refinery Assets in accordance with all applicable Laws currently in effect in all material respects; and

(iii)                               use their reasonable efforts to (A) preserve, protect and keep intact beneficial relationships including those with agents, lessors, suppliers and customers and (B) preserve, protect and keep intact the present business operations, organization and goodwill of the Refinery Business.

Notwithstanding anything to the contrary in this Section 8.1 or in any other provision of this Agreement, if on or following September 1, 2012, Sunoco determines in good faith that its failure to cease ordering Upstream Inventory or other goods or services for the Refinery and/or take other actions to prepare for a possible closure of the Refinery would be reasonably likely to have material adverse economic effect on it or the Contributing Subsidiaries, Sunoco may or may cause any of the Contributing Subsidiaries to cease such orders or take such other actions from and after two (2) Business Days after Sunoco has provided notice to TCG of its intent to rely on this sentence, it being

** Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

understood and agreed that Sunoco and each of the Contributing Subsidiaries shall continue to use their reasonable efforts to conduct and operate the Refinery Business in the ordinary course of business consistent with past custom and practice, subject to the foregoing provisions of this sentence.

(b)                                 Without limiting the generality of the foregoing, during the Interim Period, except (i) as otherwise expressly contemplated by this Agreement or set forth on Schedule 8.1(b) or (ii) as otherwise consented to by TCG in writing (which consent shall not be unreasonably withheld), or (iii) as is otherwise required by Law or as is taken as any Emergency Response Situation, during the Interim Period, Sunoco shall not (and shall cause each its Contributing Subsidiaries not to), with respect to the Refinery Business:

(i)                                     (A) except in the ordinary course of business, incur or assume any letters of credit, performance bonds, cash collateral or escrow requirements or similar credit support that would be binding on any of NewCo, the Refinery Assets or the Refinery Business after the Closing, or (B) except in the ordinary course of business, grant any Lien (other than Permitted Liens) on any asset relating to or used (or held for use) in connection with the Refinery Business;

(ii)                                  except in the ordinary course of business, destroy or remove any Refinery Books and Records;

(iii)                               except in the ordinary course of business enter into any Contract that would have been a Material Contract if it would have been in effect on the date hereof and would be binding on any of NewCo, the Refinery Assets or the Refinery Business after the Closing other than any replacement of any Material Contract on then current market terms;

(iv)                              except in the ordinary course of business, amend, modify, renew or terminate any Material Contract, or otherwise waive, release or assign any material rights, Claims or benefits of Sunoco or any of the Contributing Subsidiaries under any Material Contract outside the ordinary course of business, other than any extension of any Material Contract on then current market terms, that would be binding on any of NewCo, the Refinery Assets or the Refinery Business after the Closing;

(v)                                 enter into any other collective bargaining agreements, memorandums of understanding or any other labor agreements relating to the Refinery Employees;

(vi)                              except in the ordinary course of business, authorize, make or commit to make any material capital expenditures related to the Refinery Business, the cost of which would be payable by any of NewCo or the Refinery Business following the Closing;

(vii)                           except in the ordinary course of business (including with respect to the sale of inventory), sell, assign, license, transfer, convey, lease, rent or otherwise dispose of or encumber any of the Refinery Assets or any material properties or assets of the Refinery Business;

(viii)                        except in the ordinary course of business, increase in any manner the base compensation or other fringe, incentive, equity incentive, pension, retirement allowance,

** Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

welfare or other employee benefits payable or to become payable to, or enter into any new employee benefits agreement or arrangement with, any Refinery Employee;

(ix)                              except in the ordinary course of business, take any action to cause or which could reasonably be expected to cause, any Refinery Employee who would otherwise be an Acquired Employee not to be a Refinery Employee (other than termination for cause);

(x)                                 enter into any new Consent Decree with the United States Environmental Protection Agency or the United States Department of Justice that pertains to the Refinery and that will affect or limit operations of the Refinery so as to cause a Material Adverse Effect; or

(xi)                              agree, resolve or commit to do any of the actions prohibited in this Section 8.1(b).

Section 8.2                                    Appropriate Action; Consents: Filings. During the Interim Period:

(a)                                 Sunoco, NewCo and TCG shall use reasonable best efforts to (and each of Sunoco and TCG shall use reasonable best efforts to cause NewCo to) (i) take, or cause to be taken, all actions, and do, or cause to be done, and to assist and cooperate with the other Parties in doing, all things that, in either case, are necessary, proper or advisable under applicable Law or otherwise to consummate and make effective the Contemplated Transactions as promptly as practicable, (ii) promptly obtain from the relevant Governmental Authorities all Authorizations required to be obtained at or prior to the Closing by Sunoco, the Contributing Subsidiaries, NewCo and TCG in connection with the authorization, execution, delivery and performance of this Agreement and the consummation of the Contemplated Transactions, (iii) make all necessary filings, including filings under the HSR Act, and thereafter make any other required submissions, with respect to this Agreement and the Contemplated Transactions required under any applicable Law at or prior to the Closing, and if any of Sunoco, TCG and/or NewCo is required pursuant to the HSR Act to submit an HSR Act Notification and Report Form, it shall take reasonable effort to submit such HSR Act Notification and Report Form to the Department of Justice and Federal Trade Commission within ten (10) days from the date hereof; (iv) cooperate with each other in connection with any filing or submission and in connection with any investigation or other inquiry, including any Proceeding initiated by a private party; (v) keep the other Parties informed in all material respects of any material communication received by such Party from, or given by such Party to, any Governmental Authority and of any material communication received or given in connection with any Proceeding by a private party, in each case, regarding any of the transactions contemplated hereby. TCG shall each bear the costs and expenses of the HSR Act Notification and Report Form. Sunoco, NewCo and TCG shall each cooperate in connection with the making of all such filings and obtaining all Authorizations, including by providing copies of all such documents to the non-filing party and its advisors prior to filing. Additionally, Sunoco, NewCo and TCG shall consult with the other prior to any substantive meetings, by telephone or in person, with the staff of the applicable Governmental Authorities, and (when customary in such circumstances and to the extent permitted by the applicable Governmental Authority) each Party shall have the right to have a representative present at any such meeting. Sunoco, NewCo and TCG shall each use reasonable efforts to promptly furnish or cause to be furnished all information required for any application or other filing to be made pursuant to any

** Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

applicable Law in connection with the Contemplated Transactions. Without limiting the generality of Section 8.2(a), if any objections are asserted with respect to the transactions contemplated hereby under any Antitrust Law or if any Proceeding is instituted by any Governmental Authority or any private party challenging any of the transactions contemplated hereby as violative of any Antitrust Law or if a filing pursuant to Section 8.2(a) is reasonably likely to be rejected or conditioned by a Governmental Authority, each of the Parties shall use reasonable best efforts to resolve such objections or challenges as such Governmental Authority or private party may have to such transactions, including to vacate, lift, reverse or overturn any order, whether temporary, preliminary or permanent, so as to permit consummation of the transactions contemplated by this Agreement as soon as practicable.

(b)                                 TCG and NewCo shall use their respective reasonable best efforts to (i) arrange and obtain the proceeds of the Financing on substantially the terms and conditions described in the Equity Commitment Letter and the JPM Commitment Letter, as applicable, (ii) enter into definitive agreements with respect thereto on substantially the terms and conditions contained in the Equity Commitment Letter or the JPM Commitment Letter or on other terms and conditions not in violation of this Section 8.2(b) and (iii) satisfy on a timely basis all conditions applicable to TCG and NewCo in such definitive agreements. Anything in this Agreement to the contrary notwithstanding, TCG and NewCo shall be permitted to amend, modify or supplement the Financing or replace any portion of the Financing with commitments, including through co-investment or by financing from one or more additional parties, provided, however, that TCG and NewCo shall not permit any amendment, supplement or modification to be made to, or any waiver of any provision or remedy under, or replacement of, the Financing, if such replacement (including through co-investment by or financing by one or more additional parties), amendment, supplement, modification or waiver would reasonably be expected to prevent, delay or impede in any material respect the ability of TCG and NewCo to consummate the Contemplated Transactions; and in any event, TCG and NewCo shall disclose to Sunoco and the Contributing Subsidiaries promptly their intention to amend, modify, supplement or replace any portion of the Financing and shall keep Sunoco and the Contributing Subsidiaries reasonably promptly informed of the terms thereof, including providing the most recent drafts of commitment letters containing any material new or modified terms.

(c)                                  TCG and NewCo shall use their reasonable best efforts to cause the lenders that are party to the Financing and any other persons providing Financing to fund at or immediately after the Closing the Financing required to consummate the Contemplated Transactions, if all conditions to the Financing are satisfied or waived (or will be satisfied or waived upon funding), including enforcing all rights thereunder by judicial action.

(d)                                 In the event that any portion of the Financing becomes unavailable in the manner or from the sources contemplated in the Equity Commitment Letter or JPM Commitment Letter (whether or not permitted hereunder), (A) TCG shall promptly so notify Sunoco and (B) TCG shall use its reasonable best efforts to arrange to obtain any such portion from alternative sources on terms and conditions not materially less beneficial to TCG than the terms and conditions in the JPM Commitment Letter or Equity Commitment Letter, and with such other terms and conditions as would be in compliance with the last sentence of Section 8.2(b), as promptly as practicable following the occurrence of such event, including by entering into definitive agreements with respect thereto (such definitive agreements entered into pursuant to the first sentence of this Section 8.2(d) or

** Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

Section 8.2(b)(ii) being referred to as the “Financing Agreements”). TCG shall cause NewCo and its Affiliates to, and shall use its reasonable best efforts to cause their Representatives to, comply with their obligations, and satisfy on a timely basis the conditions to consummating the Contemplated Transactions, under the Financing Agreements and any related fee and engagement letters.

(e)                                  TCG shall (x) furnish Sunoco complete, correct and executed copies of the Financing Agreements promptly upon their execution, (y) give Sunoco prompt notice of any material breach by any party of any of the Financing, any alternative financing commitment or the Financing Agreements of which TCG becomes aware or any termination or threatened termination thereof and (z) otherwise keep Sunoco reasonably informed of the status of its efforts to arrange the Financing.

(f)                                   Neither TCG nor NewCo shall, without the prior written consent of Sunoco, consent to or enter into (i) any amendment, modification or waiver of any material provision or remedy under, the JPM Commitment Letter if such amendment, modification or waiver (x) reduces the cash amount of the funding commitments under the Debt Term Sheet or Intermediation Term Sheet, (y) would significantly delay the consummation of the transactions contemplated hereby, or (z) amends, supplements or otherwise modifies the conditions precedent set forth in the JPM Commitment Letter in any that materially adversely affects the ability of TCG or NewCo to consummate the Contemplated Transactions, (ii) any amendment, modification or waiver of any term of the Equity Commitment Letter (except any amendment that solely increases the amount of the Equity Financing thereunder without amending or modifying any other term of the Equity Commitment), or (iii) a termination of the JPM Commitment Letter; provided, however, that for the avoidance of doubt, TCG and NewCo may amend the JPM Commitment Letter to add lenders, collateral agents, syndication agents or similar to (or remove such existing entities from) the JPM Commitment Letter as of the date hereof so long as such amendment does not reduce the aggregate committed amounts of the Debt Term Sheet or Intermediation Term Sheet as of the date hereof.

(g)                                  Sunoco shall, and shall cause the Contributing Subsidiaries to reasonably cooperate in connection with the arrangement of the Financing as may be reasonably requested by TCG or NewCo (provided that such requested cooperation does not unreasonably interfere with the ongoing operations of Sunoco or the Contributing Subsidiaries and TCG shall pay any out-of-pocket expenses in connection with such cooperation up to $20,000, and NewCo shall pay any out-of-pocket expenses in connection with such cooperation in excess of $20,000), including, at the reasonable request of TCG, entering into such agreements to be effective as of the Closing, and to use reasonable best efforts to deliver officer’s certificates as of the Closing, in each case as are customary in financings of such type and as are, in the good faith determination of the Persons executing such officer’s certificates, accurate. Notwithstanding anything to the contrary set forth in this Agreement, neither Sunoco nor any of the Contributing Subsidiaries shall be required to pay any commitment or other similar fee or incur any other Liability in connection with the Financing.

(h)                                 Notwithstanding the requirements of Section 8.2(g), (i) solely TCG shall be responsible for provision of any post-Closing pro forma financial information, including cost savings, synergies, capitalization, ownership or other pro forma adjustments (provided, that for the avoidance of doubt, Sunoco shall provide TCG with financial and other information relating to the Sunoco and the Contributing Subsidiaries reasonably requested by TCG to allow TCG to prepare such pro forma financial information) and any financial projections of Sunoco or the Refinery

** Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

Business for and after the Closing Date, (ii) neither Sunoco nor the Contributing Subsidiaries or Representatives shall be required to enter into any agreement, certificate, document or instrument (other than confidentiality agreements) contemplated thereby prior to the Closing Date, (iii) neither Sunoco nor any of the Contributing Subsidiaries shall be required to pay any commitment fee or other fee or payment to obtain consent or to incur any liability with respect to the Financing prior to the Closing Date, and (iv) nothing herein shall require cooperation or assistance from a Sunoco director, officer or employee to the extent such Sunoco director, officer or employee is reasonably likely to incur any personal financial liability by providing such cooperation or assistance that will not be repaid or reimbursed in full by the TCG or NewCo.

(i)                                     Sunoco shall, or shall cause the Contributing Subsidiaries to timely give or cause to be given notices to Third Parties, and each of the Parties will use its reasonable efforts to obtain the Third Party Consents with respect to any Refinery Asset as are necessary and appropriate to consummate the transactions contemplated hereby and that either TCG or Sunoco has identified and notified the other Party of the necessity and appropriateness thereof; provided, however, that: (i) Sunoco and the Contributing Subsidiaries shall, in consultation with TCG and NewCo, control all correspondence and negotiations with Third Parties regarding any such matters; and (ii) NewCo shall bear any reasonable effects as a result of amendments or modifications to any Refinery Contracts (including granting reasonable security interests in related property or rights) and shall work with such Third Parties to establish and meet such Third Party’s credit requirements as is necessary to obtain such consent or sublicense and shall promptly execute any agreements or instruments, and shall pay or reimburse any of the other Parties or their Subsidiaries for any costs or expenses incurred in, obtaining such Third Party Consents. Each Party, at the request of any other Party, shall, and shall cause any Subsidiary thereof to, use reasonable best efforts to obtain, or to cause to be obtained, any consent, substitution, or amendment required for any Third Party to novate any Refinery Contract or to obtain in writing the unconditional release of such Third Party to such arrangements, so that, in any case, as between NewCo (or the Intermediary in the case of the Crude Purchase Obligations) and such Third Party, NewCo (or the Intermediary in the case of the Crude Purchase Obligations) will be solely responsible for performance under such Contracts. The obligations set forth in this Section 8.2(i) shall continue to remain in effect from and after the Closing, including as contemplated by Section 2.8.

(j)                                    Sunoco, NewCo and TCG shall each give prompt notice to the other of the receipt of any written notice or other written communication from (i) any Person alleging that the consent of such Person is or maybe required in connection with the Contemplated Transactions, (ii) any Governmental Authority or Stock Exchange in connection with the Contemplated Transactions, (iii) any Governmental Authority, Stock Exchange or other Person regarding the initiation or threat of initiation of any Claims against, relating to, or involving or otherwise affecting Sunoco, NewCo or TCG that relate to the consummation of the Contemplated Transactions, or (iv) any Person regarding the occurrence or nonoccurrence of any event the occurrence or nonoccurrence of which would be reasonably likely to (A) cause any condition to the obligations of the other party hereto to consummate the Contemplated Transactions not to be satisfied, (B) cause a breach of the representations, warranties or covenants of such party under this Agreement, or (C) delay or impede the ability of either Party, respectively, to consummate the Contemplated Transactions or to fulfill their respective obligations set forth herein.

** Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

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(k)                                 Sunoco, NewCo and TCG each agree to cooperate and to use reasonable best efforts to vigorously contest and to resist any action, including legislative, administrative or judicial action, and to have vacated, lifted, reversed or overturned any order (whether temporary, preliminary or permanent) of any court or other Governmental Authority or Stock Exchange that is in effect and that restricts, prevents or prohibits the consummation of the Contemplated Transactions, including the vigorous pursuit of all available avenues of administrative and judicial appeal and all available legislative action.

(l)                                     Sunoco, NewCo and TCG each agree to negotiate in good faith the terms and conditions of the Related Agreements and agree to the forms thereof as promptly as possible following the date hereof and in any event on or prior to July 31, 2012. The Parties furthermore agree to subsequently agree on definitive agreements that shall not, in any material respect, deviate from the term sheets set forth as Annexes to this Agreement or propose material terms inconsistent with such term sheets.

(m)                             Sunoco, NewCo and TCG each agree to cooperate and undertake reasonable efforts to reach agreement with relevant Governmental Authorities with respect the following, provided that, for avoidance of doubt, achieving any of the following shall not constitute a condition to any Party’s obligation to consummate the Contemplated Transactions (other than as contemplated by Section 9.3(e), Section 9.3(g) or Section 9.3(i)) or a basis for any Party to terminate this Agreement or abandon the Contemplated Transactions: (1) authorization for NewCo to net emissions reductions associated with the cessation of crude oil refining operations at Marcus Hook, (2) the elimination of the unit feed and product rate limits applicable to 868 FCCU, 1733 Cumene Unit, 869 Alkylation unit and 867 Sulfur Plant, (3) the adjustment of the mm/BTU per hour limits for the following units that are subject to RACT NOx: 137 F-1, 210 H101, 210 H201, 868H101, 868 12H1, 231 H-101, 859 1H1, 86511H1, 86511H2, 1332 H-401, 860 2H4, 860 2H5, 860 2H8, 864 PH7, AND 864 PH12, (4) the issuance of a determination by EPA that NewCo can use an alternative monitoring plan when it makes de minimis connections from existing processes to existing flare systems as a means to comply with NSPS Subpart Ja, (5) the reactivation of the 38 Boiler, (6) the signing of a Prospective Purchaser Agreement, and (7) the signing of a Buyer/Seller Agreement.

Section 8.3                                    Access to Information. During the Interim Period, and subject to the terms of the Non-Disclosure Agreement, TCG and its Representatives (including its legal advisors and accountants) shall be entitled to make such reasonable investigation and examination of each of the Contributing Subsidiaries’ business, operations and properties as TCG reasonably requests in connection with the Contemplated Transactions and as it relates to any of the Refinery Assets or the Refinery Business. The investigation shall include reasonable access to the properties, personnel, documents and books and records related to the Refinery Business. The Contributing Subsidiaries shall furnish such information about the Contributing Subsidiaries and its Affiliates as TCG and its Representatives shall reasonably request, including financial, operating, employee (including books, records, files and other documentation with respect to the Employees), and other data and information and copies of documents with respect to the Refinery Business or the Refinery Assets or any of the Contemplated Transactions as TCG and its Representatives shall from time to time reasonably request; provided, however, that the foregoing shall not require any Person to take any such action if it (i) may result in a waiver or breach of any attorney/client privilege or other similar privilege or (ii) could reasonably be expected to result in violation of applicable Law. Each of TCG, NewCo, the Debt Financing Sources, the Intermediary and their respective Representatives shall

** Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

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cooperate with the Contributing Subsidiaries and their Subsidiaries and shall use their reasonable efforts to minimize any disruption to the Refinery Business. All information included pursuant to this Section 8.3 shall be subject to the Non-Disclosure Agreement.

Section 8.4                                    Title and Surveys/Pennsylvania Clearance Certificates.

(a)                                 At Closing, Sunoco or its Affiliates, as the case may be, shall convey the Refinery Owned Real Property to NewCo by special warranty deed in recordable form. Title to the Refinery Owned Real Property shall be free and clear of all defects, liens, encumbrances, security interests, covenants, restrictions, easements, and title company objections or exceptions from coverage excepting only Permitted Refinery Owned Real Property Liens and title to the Refinery Owned Real Property shall be good and marketable fee simple and insurable as aforesaid at not more than regular rates by First American Title Insurance Company, through its agent, Land Services USA Inc. (the “Title Company”), pursuant to a standard ALTA Owner’s Policy of Title Insurance available in the Commonwealth of Pennsylvania (the “Title Policy”). Sunoco covenants and agrees that at Closing, Sunoco shall pay and satisfy of record all liens, judgments, mortgages and encumbrances in fixed and ascertainable monetary sums which encumber any part or portion of the Refinery Owned Real Property and which equal or exceed, individually or in the aggregate, the sum of $100,000.

(b)                                 In the event that TCG elects to obtain a survey of the Refinery Owned Real Property (the “Survey”), then such Survey shall not disclose any encroachment from or onto any of the Refinery Owned Real Property or any portion thereof or any other survey defect which has not been cured or, provided the Title Company will issue a further assurance endorsement with respect to such defect, insured over to TCG’s reasonable satisfaction. TCG shall pay all fees, costs and expenses with respect to the Surveys.

(c)                                  Each of the Parties acknowledge that the laws of the Commonwealth of Pennsylvania may require that certain governmental agencies or authorities be notified in advance of the date of Closing, of the proposed assignment and transfer of the Refinery Assets by Sunoco or its Affiliates to NewCo, and in certain cases that Sunoco or its Affiliates obtain and deliver to NewCo a clearance certificate (a “Clearance Certificate”) evidencing the payment by Sunoco or its Affiliates of certain taxes, assessments and contributions to the Commonwealth of Pennsylvania. The Parties further acknowledge that, as a result of procedures for the administration of applications for such Clearance Certificates, and anticipated delays therein, it may not be reasonably possible for Sunoco and its Affiliates to obtain and deliver such Clearance Certificates as of the date of Closing, or for some period of time thereafter. Sunoco shall be responsible for providing all notices to governmental agencies required under such laws and for providing, at Closing, evidence reasonably acceptable to TCG that such notices have been delivered. Sunoco agrees to act in good faith and with reasonable diligence to apply for, obtain and deliver to TCG (with copies to the Title Company) all required Clearance Certificates at or as soon after the date of Closing as is reasonably possible. If any such required Clearance Certificates are not available at the Closing, then Sunoco acknowledges and agrees that, without limitation, the terms of Section 6.2 and the agreement of indemnification, defense and hold harmless shall apply with respect to any and all Claims and Losses resulting from, related to, on account of or in any way pertaining to Sunoco’s or any Affiliate’s failure to deliver any or all Clearance Certificates at the Closing. Notwithstanding anything to the contrary in Section 6.1

** Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

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or elsewhere in this Agreement, the terms of this Section 8.4(c) shall not terminate unless or until Sunoco delivers all such required Clearance Certificates to TCG.

Section 8.5                                    Exclusivity. From the date of this Agreement until the earlier of the Closing or termination of this Agreement in accordance with its terms: (a) none of Sunoco or any of its Subsidiaries shall take, nor shall any of them direct any of their respective Representatives to take, directly or indirectly, any action to knowingly solicit, initiate, respond to, facilitate or engage in discussions or negotiations with, or provide any non-public information related to the following to, or enter into any Contract with any Person (other than TCG, NewCo or any of their Affiliates) that prohibits the consummation of the Contemplated Transactions (each, an “Acquisition Transaction”); take any other efforts or attempts that constitute or may reasonable be expected to lead to, an Acquisition Transaction; or enter into any agreement or agreement in principle requiring Sunoco or any of its Subsidiaries to abandon, terminate or fail to consummate the any of the Contemplated Transactions or breach its obligations hereunder or propose to do any of the foregoing and (b) Sunoco shall, and shall use reasonable efforts to cause each of its Subsidiaries and Representatives to, immediately cease and cause to be terminated all existing discussions, negotiations and other communications with any Person (other than TCG or any of its Affiliates) with respect to any such Acquisition Transaction.

Section 8.6                                    Interim Services. Prior to the Closing, Sunoco shall and shall cause the Contributing Subsidiaries to reasonably cooperate with TCG to prepare for the support of the continued operation by NewCo of the Refinery Business after the Closing. During the Interim Period, Sunoco shall reasonably cooperate with TCG to assist TCG and NewCo in providing for the receipt of services for the Refinery from and after the Closing that at or prior to the Closing were received from any vendor or supplier of Sunoco or any of its Subsidiaries at the Refinery pursuant to a Contract relating to the Refinery and other sites of Sunoco or any of its Subsidiaries (each, a “Multi-Site Contract”), which may include assisting in making arrangement with the vendor or supplier for shared use of the Multi-Site Contract or entry into one or more separate or amended Contract(s) with the vendor or supplier or other arrangements.

Section 8.7                                    Financial Statements. Prior to the Closing, Sunoco shall use reasonable efforts to deliver to each of TCG and the Intermediary, with respect to the Refinery Assets and the Refinery Business, correct and complete copies of the FAMIS reports and the operating cost reports for each calendar month after the date hereof (including the calendar month including the date hereof), promptly following the end of each calendar month.

Section 8.8                                    RCRA Permits.

(a)                                 Sunoco or its Affiliate, as appropriate, shall remain the permittee on each RCRA Corrective Action Permit or take such other action or make such other arrangements with Governmental Authorities as is reasonably necessary to retain all of the obligations under each of the RCRA Corrective Action Permits as such permits relate to Excluded Liabilities, including, as required, compliance with, the renewal and maintenance of the permit (the “RCRA Corrective Action Permit Obligations”). Sunoco or its Affiliate shall continue to post all financial assurance as may be required in connection with such RCRA Corrective Action Permits, except as set forth below.

** Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

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(b)                                 NewCo shall become the permittee or a co-permittee on each RCRA Corrective Action Permit or take such other action or make such other arrangements with Governmental Authorities as is reasonably necessary to assume those certain obligations under each RCRA Corrective Action Permit that relate to the on-going operation of the Refinery Business by NewCo, including, to the extent required, the renewal and maintenance of the permit. NewCo shall post all financial assurance as may be required in connection with such RCRA Corrective Action Permits to the extent relating to on-going operation of the Refinery Business by NewCo.

(c)                                  NewCo shall provide to Sunoco or its Affiliate such full access as necessary for purposes of conducting Remediation Work associated with the RCRA Permit Obligations. NewCo shall cooperate with Sunoco or its affiliate in all reasonable respects in the performance of, and shall not interfere with the performance of, the RCRA Permit Obligations, and provide to Sunoco or its affiliate utilities, electric power, wastewater treatment and similar services, subject to reimbursement of out of pocket expenditures as provided in this Agreement with respect to the conduct of Remediation Work. Sunoco and its Affiliate agree to cooperate with NewCo in all reasonable respects to schedule and carry out all RCRA Permit Obligations so as to avoid unreasonable interference with the Refinery Business including any construction and Development.

Section 8.9                                    Actions by NewCo and Contributing Subsidiaries. From the date hereof until the Closing, TCG and Sunoco shall each and shall jointly take all actions necessary to cause NewCo, and Sunoco shall take all actions to cause the Contributing Subsidiaries, to comply with observance and performance of each and every obligation of NewCo or the Contributing Subsidiaries, as applicable, as contemplated by this Agreement or any Related Agreement to be performed at or prior to the Closing.

Section 8.10                             Acknowledgments; Bulk Transfer Laws.

(a)                                 Each of the Parties acknowledges that, except for the representations and warranties contained in this Agreement or expressly contained in any Related Agreement, no Party nor any other Person shall be deemed to have made any representation or warranty, express or implied, including as to the accuracy or completeness of any information regarding any Party, any of the Contributing Subsidiaries, the Refinery, the Refinery Business, the Assumed Liabilities or any other matter.

(b)                                 Each of TCG and NewCo acknowledges that it has received or may receive from Sunoco and/or one or more of the Contributing Subsidiaries certain projections, forecasts and prospective or third party information relating to the Refinery, the Refinery Business, the Assumed Liabilities and/or other related topics. Without limiting the generality of Section 8.10(a), each of TCG and NewCo acknowledges that none of Sunoco, any of the Contributing Subsidiaries or any other Person is making or shall be deemed to have made any representations or warranties with respect to such projections, forecasts or information.

(c)                                  Without limiting any representation, warranty or covenant of any Party expressly set forth herein, each Party acknowledges that it has waived and hereby waives as a condition to the Closing any further due diligence reviews, inspections or examinations with respect to any Party, any of the Contributing Subsidiaries, the Refinery, the Refinery Business, the Assumed Liabilities or any

** Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

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other matter, including with respect to engineering, environmental, title, survey, financial, operational, regulatory and legal compliance matters.

(d)                                 Sunoco, TCG and NewCo acknowledge that none of Sunoco, the Contributing Subsidiaries, TCG or NewCo will comply with the provisions of any bulk transfer laws or similar laws of any jurisdiction in connection with the transactions contemplated by this Agreement, including the United Nations Convention on the Sale of Goods, and Sunoco, TCG and NewCo each hereby waive all claims related to the non-compliance therewith.

Section 8.11                             Foreign Trade Zone. The Refinery complex is operating in Foreign Trade Zone 35C (the “Subzone”) under a valid grant of authority from the Foreign Trade Zones Board and has been activated with the U.S. Customs Service. Sunoco’s Marcus Hook Refinery complex is also operating in the Subzone pursuant to the same grant of authority. Promptly after the Closing, Sunoco shall cause Sunoco, Inc. (R&M) to take all necessary actions, with the assistance and cooperation of TCG and NewCo, to prepare and file with U.S. Customs and Border Protection (“Customs”), the applicable port authority (the “Port Authority”) and any other Governmental Authority the documents required to request formal approval to remove the Marcus Hook Refinery complex from the granted and activated Subzone. Thereafter, Sunoco shall cause Sunoco, Inc. (R&M) to take, and NewCo shall take, all necessary actions to prepare and file with Customs, the Port Authority and any other Governmental Authority the documents required to request formal approval for the change in operator of the Philadelphia Refinery complex Subzone from Sunoco, Inc. (R&M) to NewCo (the “Subzone Application”). In connection with the Subzone Application, NewCo shall promptly submit to Customs, the Port Authority and other Governmental Authority such supplemental information and take such additional actions as Customs, the Port Authority and any other Governmental Authority may request or require in connection therewith. NewCo shall use commercially reasonable efforts to cause the Subzone Application to be granted, including executing all such additional agreements and orders with Customs, the Port Authority and any other Governmental Authority and providing all financial assurance (including the posting of bonds) required by Customs, the Port Authority and any other Governmental Authority.

Section 8.12                             Sunoco Names and Marks; Removal of Signs and Logos. Except solely with respect to the Marks included in Transferred Owned Refinery IP and assigned in the Intellectual Property Assignment and as permitted pursuant to the Service Mark Cooperation Agreement, (a) following the Closing, NewCo will not be entitled to, and will not, use for any purpose the name “Sunoco,” or any variations or derivations thereof (including any logo, trademark, design or other Mark containing “Sunoco” or associated therewith) or any other logo, service mark, trade name, trademark or other Mark which constitutes an Excluded Asset or that is otherwise owned or controlled by Sunoco or any of its Affiliates or any other Mark that is similar to or derived from any of the foregoing Marks (collectively, the “Sunoco Names and Marks”); and (b) promptly following the Closing, and in any event no later than one year after the Closing Date, NewCo shall remove, strike over, or otherwise obliterate all Sunoco Names and Marks from all of the Refinery Assets, including any equipment, machinery, vehicles, business cards, schedules, stationery, packaging materials, displays, signs (including signs displaying Sunoco’s or any of its Affiliate’s emergency contact telephone numbers), promotional materials, manuals, forms, websites, email, computer software, and other materials and systems, and cease all other uses of any Sunoco Names and Marks; provided, however, that NewCo shall not be obligated to remove, strike over, or otherwise obliterate

** Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

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the Sunoco Names and Marks (i) with respect to displays of the Sunoco Names and Marks on equipment (but not buildings, vehicles, signs and storage tanks) that is not reasonably likely to be seen by the public or that cannot be seen by the public without unlawful entry on the applicable location of such equipment, and (ii) from Refinery Books and Records.

Section 8.13                             Release and Replacement of Bonds, Guaranties, etc. NewCo recognizes that certain credit support arrangements, examples of which are set forth on Schedule 8.13, have been established by Sunoco and its Subsidiaries in connection with the Refinery Assets and the Refinery Business (the “Credit Support Arrangements”). During the Interim Period, prior to the date that is 10 days prior to the Closing, Sunoco shall provide to NewCo a list such Credit Support Arrangements to be outstanding at the Closing Date, and thereafter, Sunoco shall provide NewCo with updates with 24 hours of entering into any new Credit Support Arrangement. NewCo shall use commercially reasonable efforts to obtain, prior to or on the Closing Date with respect to Credit Support Arrangements in respect of Refinery Assets and Refinery Business to be transferred to NewCo as of the Closing Date, and prior to or on the date of transfer with respect to Credit Support Arrangements in respect of Refinery Assets to be transferred to Buyer following the Closing Date (including any Refinery Permit to be transferred to Buyer following the Closing Date), the termination of the applicable Credit Support Arrangements, release of Sunoco and/or its Affiliates, as applicable, therefrom as of the Closing Date or post-Closing Date, as applicable, and return of the originals thereof to the Sunoco, in each case on terms and conditions reasonably satisfactory to Sunoco. If all of the Credit Support Arrangements have not been terminated as of the date provided for in the preceding sentence, or Sunoco and/or its Affiliates, as applicable, have not been released therefrom as of such date, then NewCo hereby agrees to promptly pay upon written demand by Sunoco any amounts due from Sunoco or any of its Affiliates after the date provided for in the preceding sentence to any Person under any applicable Credit Support Arrangements remaining outstanding after such date and to indemnify, defend and hold harmless Sunoco (and its Affiliates), and their respective directors, officers, employees, agents and representatives, from and against any and all adverse consequences incurred by them relating to, resulting from, or arising out of, any Credit Support Arrangements that remaining outstanding on or after such date. The Parties acknowledge and agree that any Affiliate of Sunoco providing any Credit Support Arrangement shall be a third-party beneficiary of this Section 8.13.

Section 8.14                             Public Announcements. The Parties shall consult with each other before issuing, and give each other the opportunity to review and comment upon, any press release or other public statements with respect to the Contemplated Transactions and the other transactions contemplated by this Agreement shall not, nor shall any of the Parties permit any of its Subsidiaries to, issue any such press release or make any such public statement prior to such consultation, except as may be required by applicable Law, court process or the rules and regulations of any Securities Exchange. The Parties agree that the initial press release to be issued with respect to the Contemplated Transactions shall be in the form mutually agreed to by the Parties.

Section 8.15                             Structure Cooperation. During the Interim Period, the Parties shall consider and negotiate in good faith (a) changes to this Agreement and the Related Agreements necessary or appropriate so that NewCo shall be a wholly-owned, disregarded subsidiary of the entity in which Sunoco and TCG hold the securities that are contemplated to be issued in connection with the Contemplated Transactions (the “Holding Company Structure”), (b) the terms and amount of any

** Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

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NewCo Debt (including for the avoidance of doubt any securities that are not debt) to be issued in connection with the Contemplated Transactions; provided, however, that Sunoco consents to the issuance to TCG of a principal amount of up to $25,000,000 of NewCo Debt to TCG at the Closing, and (c) such other changes to the mechanics of this Agreement as may be proposed in good faith by any of the Parties and that are necessary or appropriate to effect any agreement regarding such changes or that the Parties agree are otherwise appropriate given the final terms of the Intermediary Financing and/or the Debt Financing. Any changes contemplated by this Section 8.15 shall be contained in a written instrument executed by the Parties in accordance with Section 12.1. Each Party agrees to consult with nationally-recognized financial advisors to determine customary terms for the NewCo Debt; provided, however, that no Party may unreasonably withhold consent to putting in place the Holding Company Structure. Notwithstanding the foregoing (other than the proviso to clause (b) above regarding the issuance of up to $25,000,000 of NewCo Debt to TCG at the Closing), no Party shall be required to agree to any changes to this Agreement pursuant to this Section 8.15 if such changes would adversely affect any Tax or financial accounting position of such Party.

ARTICLE IX

CLOSING CONDITIONS

Section 9.1                                    Conditions to Obligations of Each Party Under this Agreement. The respective obligations of TCG and Sunoco to consummate the Contemplated Transactions shall be subject to the satisfaction at or prior to the Closing of each of the following conditions, any or all of which may be waived, in whole or in part, by Sunoco and TCG acting jointly to the extent permitted by applicable Law:

(a)                                 Any applicable waiting period under the HSR Act and any extensions thereof shall have terminated or expired.

(b)                                 No Law or Order issued by a Governmental Authority that prohibits or makes illegal the consummation of the Contemplated Transactions shall be in effect.

Section 9.2                                    Additional Conditions to the Obligations of Sunoco. The obligations of Sunoco to effect the Contemplated Transactions shall be subject to the satisfaction at or prior to the Closing of each of the following conditions, any or all of which may be waived by Sunoco, in whole or in part, to the extent permitted by applicable Law:

(a)                                 Each of the representations and warranties of TCG set forth in this Agreement shall be true and correct in all respects (it being understood that, for purposes of determining the accuracy of such representations and warranties pursuant to this sentence, all materiality qualifications contained in such representations and warranties shall be disregarded) as of the date hereof and as of the Closing Date as though made on and as of the Closing Date (except that, in each case, representations and warranties that speak as of a specified date shall have been true and correct only on such date), except for failures to be so true and correct that would not have, individually or in the aggregate, a materially adverse effect on TCG’s ability to consummate the Contemplated Transactions.

** Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

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(b)                                 TCG shall have performed or complied in all material respects with all agreements and covenants required by this Agreement to be performed or complied with by it on or prior to the Closing Date.

(c)                                  TCG and NewCo shall be willing and able to enter into (where applicable), and shall have delivered or caused to be delivered, each item required to be delivered by TCG or NewCo at the Closing pursuant to Section 3.2(b) or Section 3.2(c).

(d)                                 The Intermediary Closing shall have occurred or shall occur simultaneously with the Closing.

Section 9.3                                    Additional Conditions to the Obligations of TCG. The obligations of TCG to effect the Contemplated Transactions shall be subject to the satisfaction at or prior to the Closing of each of the following conditions, any or all of which may be waived by TCG, in whole or in part, to the extent permitted by applicable Law:

(a)                                 Each of the representations and warranties of Sunoco set forth in this Agreement shall be true and correct in all respects (it being understood that, for purposes of determining the accuracy of such representations and warranties pursuant to this sentence, all materiality qualifications contained in such representations and warranties shall be disregarded) as of the date hereof and as of the Closing Date as though made on and as of the Closing Date (except that, in each case, representations and warranties that speak as of a specified date shall have been true and correct only on such date), except for failures to be so true and correct that would not have, individually or in the aggregate, a Material Adverse Effect.

(b)                                 Sunoco shall have performed or complied in all material respects with all agreements and covenants required by this Agreement to be performed or complied with by it on or prior to the Closing Date.

(c)                                  Sunoco and NewCo shall be willing and able to enter into (where applicable), and shall have delivered or caused to be delivered, each item required to be delivered by Sunoco and NewCo at the Closing pursuant to Section 3.2(a) or Section 3.2(c).

(d)                                 The EPA Letter shall remain effective, an amendment to the Existing Refinery Consent Decree embodying the elements set forth on page 1 of the EPA Letter shall have been filed in the U.S. District Court for the Eastern District of Pennsylvania, and no Party nor any of its Affiliates shall have received notification that (i) the EPA Letter shall not be in full force and effect after the Closing or (ii) any other requirement of the EPA Letter shall not be fulfilled by the relevant Governmental Authority, except for such failure of the EPA Letter to remain effective, such failure to have filed such amendment, or such notification which could reasonably be expected to have a Material Adverse Effect.

(e)                                  The United States Environmental Protection Agency shall have executed a Prospective Purchaser Agreement with NewCo.

(f)                                   TCG (either directly or through NewCo) shall have received the proceeds of the Debt Financing contemplated by the Debt Term Sheet on substantially the terms set forth therein.

** Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

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(g)                                  The Pennsylvania Department of Environmental Protection shall have executed a Buyer/Seller Agreement with NewCo.

(h)                                 The Intermediary Closing shall have occurred or shall occur simultaneously with the Closing.

(i)                                     The Pennsylvania Department of Environmental Protection and the City of Philadelphia shall have provided a letter to NewCo (i) committing themselves to a mechanism to treat the Refinery and the Marcus Hook Refinery as a single source under the federal Clean Air Act, 42 U.S.C. 7401et seq., and applicable state analogues and (ii) allowing the Refinery to utilize emissions reductions from the shutdown of crude oil refining operations at Marcus Hook in connection with the permitting of future actions or projects at the Refinery.

(j)                                    Each of the SXL Agreements shall have been executed by SXL.

(k)                                 There shall not have been any Material Adverse Effect.

ARTICLE X

TERMINATION

Section 10.1                             Termination. This Agreement may be terminated, and the Contemplated Transactions hereby abandoned, at any time prior to the Closing:

(a)                                 by mutual written consent of Sunoco and TCG;

(b)                                 by either Sunoco or TCG in the event the Closing shall not have occurred on or before October 1, 2012 (the “Termination Date”); provided, however, that the right to terminate this Agreement under this Section 10.1(b) shall not be available to (i) TCG if TCG’s breach of any provision of this Agreement shall have been the cause of, or shall have resulted in, the failure of the Closing to occur on prior to such date or (ii) Sunoco if Sunoco’s breach of any provision of this Agreement shall have been the cause of, or shall have resulted in, the failure of the Closing to occur on prior to such date;

(c)                                  by Sunoco if it is not in material default of any of its obligations hereunder and TCG is in breach of any of its representations, warranties or obligations hereunder that renders the conditions set forth in Sections 9.2(a) or 9.2(b) incapable of being satisfied by the Termination Date, and in each case, such breach is not cured (if able to be cured) within thirty (30) Business Days after the giving of written notice by Sunoco to TCG;

(d)                                 by TCG if it is not in material default of any of its obligations hereunder and Sunoco is in breach of any of its respective representations, warranties or obligations that renders the conditions set forth in Sections 9.3(a) or 9.3(b) incapable of being satisfied by the Termination Date, and in each case, such breach is not cured (if able to be cured) within thirty (30) Business Days after the giving of written notice by TCG to Sunoco;

** Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

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(e)                                  by TCG or Sunoco if there shall be in effect a final nonappealable Order or Law prohibiting the consummation of the Contemplated Transactions; provided, however, that the right to terminate this Agreement under this Section 10.1(e) shall not be available to (i) TCG if TCG’s breach of any provision of this Agreement shall have been the cause of, or shall have resulted in, such Order or Law to be in effect, or (ii) Sunoco if Sunoco’s breach of any provision of this Agreement shall have been the cause of, or shall have resulted in, such Order or Law to be in effect;

(f)                                   by Sunoco, if all of the conditions set forth in Sections 9.1 or 9.3 have been satisfied (other than those conditions that by their nature cannot be satisfied other than at the Closing) and TCG fails to consummate the Contemplated Transactions on the date the Closing should have occurred pursuant to Section 3.1, and Sunoco and each of the Contributing Subsidiaries stood ready and willing to consummate on that date; or

(g)                                  by TCG, if all of the conditions set forth in Sections 9.1 or 9.2 have been satisfied (other than those conditions that by their nature cannot be satisfied other than at the Closing) and Sunoco fails to consummate the Contemplated Transactions on the date the Closing should have occurred pursuant to Section 3.1, and TCG stood ready and willing to consummate on that date.

Section 10.2                             Effect of Termination. Except for this Article X, Article I, Article XII, the last sentence of Section 8.3, Section 8.2(h) and Section 8.10 (and the definitions related to any of the foregoing), this Agreement shall, upon termination hereof pursuant to Section 10.1, forthwith become of no further force or effect and (i) there shall be no liability on the part of any Party or any of their respective officers or directors or Affiliates to any other Party hereto and (ii) all rights and Liabilities of any Party shall cease; provided, however, that any such termination shall not relieve any Party from liability damages for any material breach of any covenant or agreement in this Agreement occurring prior to or as a result of such termination or for any material and willful breach of any representation or warranty in this Agreement or for any liability for fraud; provided, however, that immediately following any termination hereof pursuant to Section 10.1 Sunoco shall reimburse TCG an amount equal to $250,000 in immediately available funds for its out-of-pocket expenses in connection with the consummation of the Contemplated Transaction.

Section 10.3                             Maximum Liability.

(a)                                 Sunoco Parties Maximum Liability. Notwithstanding anything in this Agreement to the contrary and other than for fraud, in the event the Contemplated Transactions are not consummated and this Agreement is terminated, the maximum aggregate liability of Sunoco, the Contributing Subsidiaries or any of their respective Affiliates and any of the former, current and future holders of any equity, partnership or limited liability company interest, controlling persons, directors, officers, employees, agents, attorneys, Affiliates, members, managers, general or limited partners, stockholders or assignees of any of the foregoing (collectively, the “Sunoco Parties”) for monetary damages in connection with this Agreement, any agreement entered into in connection herewith or any of the transactions contemplated hereby and thereby shall be limited to $5,000,000 (collectively, the “Sunoco Liability Cap”), and in no event shall Guarantor, TCG or NewCo seek or obtain, nor shall they permit any other TCG Party, their respective representatives or any other Person on its or their behalf to seek or obtain, nor shall any Person be entitled to seek or obtain, any monetary recovery or award in excess of the Sunoco Liability Cap against the Sunoco Parties, and in

** Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

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no event shall any of the TCG Parties be entitled to seek or obtain any monetary damages of any kind (including direct, consequential, special, indirect or punitive damages) in excess of the Sunoco Liability Cap against the Sunoco Parties, in each case, with respect to this Agreement, any agreement entered into in connection herewith or the transactions contemplated hereby and thereby (including any breach by Sunoco), the termination of this Agreement, the failure to consummate the transactions contemplated by this Agreement or any claims or actions under applicable Law arising out of any such breach, termination or failure; provided, however, that nothing in this Section 10.3(a) shall be construed to limit in any way the remedies available to Sunoco pursuant to the Non-Disclosure Agreement.

(b)                                 TCG Parties Maximum Liability. Notwithstanding anything in this Agreement to the contrary and other than for fraud, in the event the Contemplated Transactions are not consummated and this Agreement is terminated, the maximum aggregate liability of TCG or any of its Affiliates and any of the former, current and future holders of any equity, partnership or limited liability company interest, controlling persons, directors, officers, employees, agents, attorneys, Affiliates, members, managers, general or limited partners, stockholders or assignees of any of the foregoing (collectively, the “TCG Parties”) for monetary damages in connection with this Agreement, any agreement entered into in connection herewith or any of the transactions contemplated hereby and thereby shall be limited to $5,000,000 (collectively, the “TCG Liability Cap”), and in no event shall Sunoco or NewCo seek or obtain, nor shall they permit any other Sunoco Party, their respective representatives or any other Person on its or their behalf to seek or obtain, nor shall any Person be entitled to seek or obtain, any monetary recovery or award in excess of the TCG Liability Cap against the TCG Parties, and in no event shall any of the Sunoco Parties be entitled to seek or obtain any monetary damages of any kind (including direct, consequential, special, indirect or punitive damages) in excess of the TCG Liability Cap against the TCG Parties, in each case, with respect to this Agreement, any agreement entered into in connection herewith or the transactions contemplated hereby and thereby (including any breach by TCG), the termination of this Agreement, the failure to consummate the transactions contemplated by this Agreement or any claims or actions under applicable Law arising out of any such breach, termination or failure; provided, however, that nothing in this Section 10.3(b) shall be construed to limit in any way the remedies available to Sunoco pursuant to the Non-Disclosure Agreement.

ARTICLE XI

POST-CLOSING COVENANTS

Section 11.1                             Further Assurances. Sunoco, TCG and NewCo each agree that, from time to time after the Closing, they will execute and deliver, and will cause their respective Subsidiaries to execute and deliver, such further instruments at NewCo’s sole cost and expense as may be reasonably necessary to carry out the purposes and intents of this Agreement and the Related Agreements; provided, however, that nothing in this Section 11.1 will by implication require Sunoco or TCG to make any loans, investments or capital contributions to NewCo. The obligations set forth in this Section 11.1 shall expire and be of no further force or effect on the tenth anniversary of the Closing Date

Section 11.2                             Collection of Amounts Owed to a Party. Except as otherwise provided in the Related Agreements it is the intention of the Parties that, as between the Parties, Sunoco shall be

** Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

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entitled to all income attributable to the Refinery Business conducted prior to the Closing and NewCo shall be entitled to all income attributable to the Refinery Business conducted from and after the Closing. TCG and NewCo shall, and shall cause their Subsidiaries to, pay to Sunoco, promptly after receipt thereof by any such Person, any amount received by such Party or the Contributing Subsidiaries from any Third Person with respect to the Refinery Business to the extent attributable to the ownership or operation of the Refinery Business on or prior to the Closing Date, net of any out-of-pocket expenses incurred in collecting such amounts. Sunoco shall, and shall cause the Contributing Subsidiaries to, pay to NewCo, promptly after receipt thereof by any such Person, any amount received by such Party or the Contributing Subsidiaries from any Third Person with respect to the Refinery Business to the extent attributable to the ownership or operation of the Refinery Business from and after the Closing Date, net of any out-of-pocket expenses incurred in collecting such amounts. Upon the request of Sunoco, NewCo shall cooperate with Sunoco and any of the Contributing Subsidiaries and provide reasonable assistance in the collection of accounts receivable to the extent attributable to the ownership or operation of the Refinery Business on or prior to the Closing Date.

Section 11.3                             Access: Records. From and after the Closing, NewCo, on the one hand, and Sunoco, on the other hand, will afford, and will cause their Subsidiaries to afford, to the applicable other Party and its authorized representatives reasonable access during normal business hours to, and permission to take copies of, any books, records or accounts related to the ownership, use and operation of the Refinery Assets and the Refinery Business in the possession of such Party, and, if requested, will furnish to such other Party such additional information and reasonably cooperate with such other Party in such other respects, including the making of employees available to such other Party at such other Party’s expense as witnesses or deponents, as such other Party may reasonably request for (i) financial reporting, (ii) Tax or similar purposes, (iii) purposes of investigating Claims or conducting Proceedings or (iv) such other purposes as arising pursuant to this Agreement or any Related Agreement; provided, however, that the foregoing shall not require any Person to take any such action if it (x) may result in a waiver or breach of any attorney/client privilege or other similar privilege, (y) could reasonably be expected to result in violation of applicable Law, or (z) providing such access or information would be reasonably expected to be unreasonably disruptive to its operations. Except in the ordinary course of business consistent with past custom and practice, no Party shall, nor shall it direct or knowingly permit the Contributing Subsidiaries, destroy or dispose of material books, records and accounts related to the ownership, use and operation of the Assets for a period of three years, or such longer period as may be required by applicable Law, after the Closing Date.

Section 11.4                             Property Taxes. All ad valorem, property and similar taxes (“Property Taxes”) levied with respect to the Refinery Assets for the Tax period (for purposes of Property Taxes, the term “Tax period” means the period beginning on the first day of the tax year or period of time for which such Property Taxes are assessed through the last day of such tax year or period of time for which such Property Taxes are assessed) that contains the Closing Date shall be prorated between Sunoco and NewCo based on their relative number of days of ownership of the Refinery Assets during the Tax period. Upon receipt of any bill for such Property Taxes, (i) Sunoco or NewCo, as applicable, shall present, whether before or after payment of such bill, a statement to the other Party setting forth the amount of reimbursement to which the presenting Party is entitled under this Section 11.4 together with such supporting evidence as is reasonably necessary to calculate the proration amount and (ii) the proration amount shall be paid promptly but in no event later than ten

** Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

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(10) days after receipt of such statement. The Parties acknowledge that real estate taxes for the Refinery Owned Real Property are assessed and due and payable based on a calendar year period.

Section 11.5                             Transfer Taxes. To the extent that any sales, purchase, transfer, real property transfer, stamp, documentary stamp, registration, use or similar taxes (“Transfer Taxes”) are payable by reason of any of the Contemplated Transactions, such Transfer Taxes shall be borne and timely paid 100% by NewCo. Sunoco, TCG and its Affiliates and NewCo shall reasonably cooperate in good faith to minimize, to the extent permissible under applicable Laws, the amount of any such Transfer Taxes.

Section 11.6                             Tax Cooperation. Each Party shall cooperate fully, as and to the extent reasonably requested by any other Party, in connection with the filing of Tax Returns and any audit, litigation, or other proceeding with respect to Taxes, in each case, relating to the Refinery Business or the Refinery Assets. Such cooperation shall include the retention and (upon another Party’s request) the provision of records and information that are relevant to any such Tax Return or audit, litigation or other proceeding and making employees available on a mutually convenient basis to provide additional information and explanation of any material provided under this Agreement. Sunoco and its Affiliates and NewCo and its Affiliates agree to retain all books and records with respect to Tax matters pertinent to the Refinery Business or the Refinery Assets relating to any taxable period beginning before the Closing Date until the expiration of the statute of limitations of the respective taxable periods and to abide by all record retention agreements entered into with any Governmental Authority.

Section 11.7                             Tax Treatment; Reporting.

(a)                                 Sunoco, TCG and NewCo intend that the Sunoco Contribution made by each Contributing Subsidiary in exchange for the consideration delivered pursuant to Section 2.3 and the other consideration deliverable by NewCo to the Contributing Subsidiaries under this Agreement shall be treated for U.S. federal, and applicable state and local, income tax purposes (i) in the case of any Contributing Subsidiary that receives only (A) Common Units, (B) money or other consideration as a reimbursement for, and does not exceed the amount of, capital expenditures described in Treasury Regulation Section 1.707-4(d) or (C) the assumption by the Company of qualified liabilities as described in Treasury Regulation Section 1.707-5 (collectively the “721 Consideration”) as an exchange described in Section 721(a) of the Code and (b) in the case of any Contributing Subsidiary that receives money or other consideration other than 721 Consideration, (x) in part as an exchange described in Section 721(a) of the Code and (y) in part, as applicable, as a disguised sale transaction described in Section 707(a)(2)(B) of the Code (a “Disguised Sale”).

(b)                                 After the Closing, Sunoco, TCG and NewCo agree to cooperate in good faith to allocate, for any such Disguised Sale, the consideration that is properly considered to have been received by the applicable Contributing Subsidiary in such Disguised Sale among the portion of the Refinery Assets contributed to NewCo by such Contributing Subsidiary that are treated as sold in such Disguised Sale, all in accordance with the allocation schedule delivered by Sunoco pursuant to Section 2.3 hereof and the principles of Sections 707 and 1060 of the Code and the Treasury Regulations promulgated thereunder. Within sixty (60) days of the Closing, Sunoco shall deliver to TCG and NewCo a draft allocation prepared in a manner consistent with the previous sentence (the

** Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

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“Draft Allocation”). NewCo shall have twenty (20) days to review the Draft Allocation. If NewCo does not object to the Draft Allocation by the end of such period, the Draft Allocation shall become the “Final Allocation”. If NewCo does object to any portion of the Draft Allocation, NewCo shall deliver a written notice to Sunoco prior to the close of business on the last day of such period, setting forth in reasonable detail the portion(s) of the Draft Allocation to which NewCo objects. To the extent that NewCo and Sunoco are not able to resolve any such objection within fifteen (15) days of delivery of the notice with respect thereto, Sunoco and NewCo shall forthwith promptly jointly request that the arbitrator, as mutually agreed upon by Sunoco and TCG, make a binding determination as to the disputed items in accordance with the first sentence of this Section 11.7(b). The allocation, as finally determined by the arbitrator, shall become the Final Allocation.

(c)                                  Each of Sunoco and its Affiliates, TCG and its Affiliates, and NewCo shall file all Tax Returns in a manner consistent with this Section 11.7, and no party shall take a position in any forum that is inconsistent with this Section 11.7 before any Governmental Entity charged with the collection or administration of any Tax, or in any proceeding relating to any Tax, unless otherwise required by a final, non-appealable determination.

Section 11.8                             Confidentiality. From and after the Closing Date, Sunoco shall, and it shall cause the Contributing Subsidiaries to, maintain the confidentiality of any proprietary or confidential information that constitutes the Refinery Assets (all of the foregoing, “Confidential Information”). In the event that Sunoco or any of the Contributing Subsidiaries is requested or required pursuant to Law, including pursuant to written or oral question or request for information or documents in any Proceeding, by interrogatory, subpoena or similar process, to disclose any Confidential Information, to the extent permissible by Law and practicable, Sunoco shall, or shall cause such Subsidiary, as applicable, to notify NewCo promptly of the request or requirement so that NewCo may seek an appropriate protective order or waive compliance with the provisions of this Section 11.8. If, in the absence of a protective order or the receipt of a waiver hereunder Sunoco or its Subsidiary determines in good faith that it is required to disclose any Confidential Information by Law, Sunoco or its Subsidiary, as applicable, may disclose the Confidential Information to the extent required to comply with Law; provided, however, that Sunoco or such Subsidiary, as applicable, shall use, if the requested by NewCo and at NewCo’s sole cost and expense, request an order or other assurance that confidential treatment will be accorded to such portion of the Confidential Information required to be disclosed. The foregoing provisions shall not apply to any information that (i) is or becomes generally available to the public immediately prior to the time of disclosure unless such Confidential Information is so available due to the actions of Sunoco or the Contributing Subsidiaries in violation of this Section 11.8, (ii) is or becomes available to Sunoco or any of the Contributing Subsidiaries from a source other than NewCo from and after the Closing or (iii) is or was independently developed by employees, representatives or advisors of Sunoco or any of the Contributing Subsidiaries from and after the Closing without use of or reference to any other Confidential Information, and no information contemplated by this sentence shall be deemed Confidential Information. The obligations set forth in this Section 11.8 shall expire and be of no further force or effect on the first anniversary of the Closing Date.

Section 11.9                             Existing Confidentiality Agreements. After the date hereof, Sunoco shall not knowingly waive, release or assign any rights under any confidentiality or similar Contract executed within the one (1) year prior to the date hereof in connection with or related in any way to the

** Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

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Contemplated Transactions or any alternative transaction in lieu thereof with any alternative acquirer of the Refinery Assets.

Section 11.10            North and West Yards.

(a)                                 At any time from and after the ten-year anniversary of the Closing Date, if (i) the North Yard has not been Developed and Sunoco delivers written notice to NewCo, NewCo agrees to promptly convey, transfer and assign to Sunoco or any of its designees the North Yard free and clear of any Liens (other than Permitted Liens) for no additional consideration or (ii) the West Yard has not been Developed and Sunoco delivers written notice to NewCo, NewCo agrees to promptly convey, transfer and assign to Sunoco or any of its designees the West Yard free and clear of any Liens (other than Permitted Liens) for no additional consideration. In either case, NewCo and Sunoco shall execute and deliver, and will cause their respective Subsidiaries to execute and deliver, such further instruments as may be reasonably necessary to carry out the purposes and intents of this Section 11.10 containing customary terms and agreements for a transaction of this kind.

(b)                                 If prior to the ten-year anniversary of the Closing Date NewCo or any of the Contributing Subsidiaries transfers or sells, or agrees or transfer or sell, either the North Yard or West Yard, NewCo shall convey such consideration to Sunoco; provided, however, that in the event substantially all of the Refinery Assets are transferred or sold, NewCo shall not be required to convey the relevant consideration to Sunoco provided that the buyer agrees to assume the obligations of NewCo in this Section 11.10(b).

(c)                                  In the event that NewCo or its successors or assigns (i) consolidates with or merges into any other Person or (ii) transfers or sells all or substantially all of its properties and assets to any Person (in addition to any transfer or sale contemplated by the proviso to Section 11.10(b)), then, and in each case, proper provision will be made so that the successor and assign of NewCo or its transferee, as the case may be, honors the obligations set forth in this Section 11.10.

Section 11.11           Marcus Hook. From and after the date hereof, Sunoco shall, and shall cause the Contributing Subsidiaries to, cease all crude-oil refining at the Marcus Hook refinery, and shall surrender each Environmental Authorization, or applicable portion thereof, that relate to the following crude-oil refining operations at Marcus Hook:

(a)                                 15-1 CRUDE HTR;

(b)                                 17-2A H-01, H-02, H-03 HTR;

(c)                                  17-2A H-04 HTR;

(d)                                 12-3 CRUDE HTR H-3006;

(e)                                  10-4 FCC UNIT;

(f)                                   10-4 FEED HTR;

(g)                                  LSG HDS HTR;

** Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

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(h)                                 LSG STABILIZR HTR; and

(i)                                     any other such Environmental Authorizations reasonably necessary to effectuate the intent of the EPA Letter, the surrender of which would not materially impair non-crude-oil refining operations at the Marcus Hook Refinery. Sunoco, on behalf of itself and each of the Contributing Subsidiaries, acknowledges and agrees that the foregoing restriction is reasonable in all respects and is necessary to protect NewCo’s interest in the EPA Letter.

ARTICLE XII

MISCELLANEOUS

Section 12.1                             Entire Agreement; Amendment; Waivers. This Agreement, the Non-Disclosure Agreement and the Related Agreements constitute the entire agreement and understanding of the Parties, and supersede all prior agreements and undertakings, both written and oral, among the Parties, with respect to the subject matter hereof and thereof. Without limiting the generality of the foregoing, this Agreement shall amend and supersede any the letter agreement, dated as of March 29, 2012, and any amendments or modifications thereto, by and between Sunoco and Carlyle Investment Management L.L.C. This Agreement may not be amended except by an instrument in writing signed by Sunoco, TCG and NewCo. At any time prior to the Closing, either Sunoco or TCG (on behalf of itself and NewCo) may (i) extend the time for the performance of any of the obligations or other acts of the other, (ii) waive any inaccuracies in the representations and warranties of the other contained herein or in any document delivered pursuant hereto, and (iii) waive compliance by the other with any of the agreements, covenants or conditions contained herein. Any such extension or waiver shall be valid only if set forth in an instrument in writing signed by the Party to be bound thereby. No failure or delay on the part of any Party in the exercise of any right hereunder shall impair such right or be construed to be a waiver of, or acquiescence in, any breach of any representation, warranty, covenant or agreement herein, nor shall any single or partial exercise of any such right preclude other or further exercise thereof or of any other right.

Section 12.2                             Parties in Interest. Except as set forth in Section 8.13, this Agreement shall be binding upon and inure solely to the benefit of each Party and its successors and permitted assigns and nothing in this Agreement, express or implied, is intended to or shall confer upon any other Person any right, benefit or remedy of any nature whatsoever under or by reason of this Agreement. Without limiting the generality of the foregoing, except as set forth in Section 8.13, notwithstanding anything herein to the contrary, (i) nothing expressed or implied in this Agreement is intended to confer upon any employee of the Refinery Business any rights or remedies, including any rights of employment for any specified period of time and (ii) nothing express or implied in this Agreement amends, or is intended to amend, any Benefit Plan.

Section 12.3                             Assignment. This Agreement will be binding upon, inure to the benefit of, and be enforceable by, the Parties and their respective successors and assigns; provided, however, that this Agreement and the rights and obligations hereunder shall not be assignable or transferable by any Party without the prior written consent of the other Parties.

** Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

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Section 12.4                             Expenses. Except as otherwise expressly provided herein (including in Section 2.9 and Section 8.2(a)), all costs and expenses (including fees and disbursements of counsel, accountants and other experts) incurred by a Party or any of its Affiliates in connection with the negotiation, execution and delivery of this Agreement and the Related Agreements and performance of the obligations hereunder or thereunder shall be paid by the party incurring such costs and expenses (including fees and disbursements of counsel, accountants and other experts); provided, however, that immediately following the Closing, (x) Sunoco shall reimburse TCG an amount equal to $250,000 in immediately available funds and (y) NewCo shall reimburse each of Sunoco and TCG for its out-of-pocket expenses incurred in connection with the Contemplated Transactions.

Section 12.5                             Notices. All notices and other communications that are required to be or may be given pursuant to this Agreement shall be in writing and shall be deemed to have been duly given if delivered in person or by courier or by a national overnight courier service to the relevant Party at the following addresses or sent by facsimile (with transmission confirmation) to the following numbers:

If to Sunoco, to:

Sunoco, Inc.

1818 Market Street, Suite 1500

Philadelphia, PA 19103

Attention: Stacy L. Fox

Facsimile: (215) 977-3131

with copies (which shall not constitute notice) to:

Kirkland & Ellis LLP

601 Lexington Avenue

New York, NY 10022

Attention: William Sorabella

Facsimile: (212) 446-6460

If to TCG, to:

Carlyle PES, L.L.C.

520 Madison Avenue, 39th Floor

New York, NY 10022

Attention: Rodney Cohen, David Stonehill and David Albert

Facsimile: (202) 347-1818

with copies (which shall not constitute notice) to:

Vinson & Elkins LLP

666 Fifth Avenue, 26th Floor

New York, NY 10103

Attention: Michael Swidler and Steven Abramowitz

Facsimile: (212) 237-0100

** Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

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If to NewCo, to:

Philadelphia Energy Solutions LLC

c/o The Carlyle Group

1001 Pennsylvania Ave. N.W.

Washington, D.C. 20004

Attention: Philip Rinaldi

Facsimile: (202) 347-1818

and, to:

Carlyle PES, L.L.C.

520 Madison Avenue, 39th Floor

New York, NY 10022

Attention: Rodney Cohen, David Stonehill and David Albert

Facsimile: (202) 347-1818

with copies (which shall not constitute notice) to:

Vinson & Elkins LLP

666 Fifth Avenue, 26th Floor

New York, NY 10103

Attention: Michael Swidler and Steven Abramowitz

Facsimile: (212) 237-0100

or to such other address or facsimile number as the addressee may, from time to time, designate in a written notice given in accordance with this Section 12.5. Any such notice or communication shall be effective (i) if delivered in person or by courier, upon actual receipt by the intended recipient or (ii) if sent by facsimile transmission, on the day sent provided that such day is a Business Day and the sender has received confirmation of transmission as of or prior to 5:30 p.m. local time of the recipient on such day, or at the beginning of the recipient’s next Business Day after confirmation of transmission if not received prior to 5:30 p.m. local time of the recipient on the day sent.

Section 12.6                             Severability. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule of Law or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the Contemplated Transactions is not affected in any manner materially adverse to any Party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the Parties shall negotiate in good faith to modify this Agreement so as to effect the original intent of the Parties as closely as possible in an acceptable manner to the end that Contemplated Transactions are fulfilled to the extent possible.

Section 12.7                             Governing Law. This Agreement shall be construed (both as to validity and performance), interpreted and enforced in accordance with, and governed by, the Laws of the State of

** Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

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New York, without regard to any conflicts of law provisions thereof that would result in the application of the laws of any other jurisdiction.

Section 12.8                             Jurisdiction; WAIVER OF TRIAL BY JURY. Unless otherwise and to the extent explicitly set forth in a Related Agreement, the Parties hereby irrevocably submit to the exclusive jurisdiction of the United States District Court for the Southern District of New York (or, if subject matter jurisdiction in that court is not available, in the state courts of New York located in the borough of Manhattan) over any dispute arising out of or relating to this Agreement, any Related Agreement or any agreement or instrument contemplated hereby or thereby or entered into in connection herewith or therewith or any of the Contemplated Transactions. Each Party hereby irrevocably agrees that all claims in respect of such dispute or proceeding will be heard and determined in such courts (and the courts hearing appeals from such courts). The Parties hereby irrevocably waive, to the fullest extent permitted by applicable Law, any objection which they may now or hereafter have to the laying of venue of any such dispute brought in such court or any defense of inconvenient forum in connection therewith. Each of the Parties agrees that service of process upon it may be effectuated in connection with the any dispute arising out of or relating to this Agreement, any Related Agreement or any agreement or instrument contemplated hereby or thereby at its address specified in Section 12.5. Unless otherwise, and to the extent, explicitly set forth in a Related Agreement, EACH OF THE PARTIES WAIVES THE RIGHT TO A JURY TRIAL IN CONNECTION WITH ANY SUIT, ACTION OR PROCEEDING SEEKING ENFORCEMENT OF SUCH PARTY’S RIGHTS UNDER THIS AGREEMENT, ANY RELATED AGREEMENT OR ANY AGREEMENT OR INSTRUMENT CONTEMPLATED HEREBY OR THEREBY OR ENTERED INTO IN CONNECTION HEREWITH OR THEREWITH OR ANY OF THE CONTEMPLATED TRANSACTIONS.

Section 12.9                             Remedies; Specific Performance.

(a)                                 The Parties agree that irreparable damage for which monetary damages, even if available, would not be an adequate remedy, would occur in the event that the Parties hereto do not perform the provisions of this Agreement (including failing to take such actions as are required of it hereunder in order to consummate this Agreement) in accordance with its specified terms or otherwise breach such provisions. Accordingly, the Parties acknowledge and agree that, prior to the valid termination of this Agreement pursuant to Article X, the Parties shall be entitled, in addition to any other remedy to which they are entitled under the terms of this Agreement at law or in equity, to an injunction, specific performance and other equitable relief to prevent or restrain breaches, or threatened or imminent breaches, of this Agreement and to enforce specifically the terms and provisions hereof, except as provided in Section 12.9(b) or Section 12.9(c).

(b)                                 Notwithstanding anything to the contrary in Section 12.9(a), it is expressly agreed that Sunoco or NewCo shall be entitled to an injunction, specific performance or other equitable relief, in each case to enforce, or to cause TCG or NewCo to enforce, the terms of the Equity Financing, if, and only if, (i) all of the conditions set forth in Section 9.1 and Section 9.3 have been satisfied or waived (other than those conditions that by their terms are to be satisfied by actions taken at the Closing, each of which is capable of being satisfied at the Closing), (ii) the Debt Financing and Intermediary Financing has been funded or will be funded at the Closing if the Equity Financing is funded at the Closing, (iii) TCG or NewCo fail to complete the Closing in accordance with Section

** Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

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3.1 and (iv) Sunoco has confirmed in a written notice to TCG and NewCo that if specific performance is granted and the Equity Financing, Debt Financing and Intermediary Financing are funded it intends to consummate the Contemplated Transactions on the terms contemplated by this Agreement.

(c)                                  Notwithstanding anything to the contrary in Section 12.9(a), it is expressly agreed that Sunoco or NewCo shall be entitled to an injunction, specific performance or other equitable relief, in each case to cause TCG or NewCo to enforce the terms of the Debt Financing under the JPM Commitment Letter (or any amendment, modification or replacement thereof), if, and only if, (i) all of the conditions set forth in Section 9.1 and Section 9.3 have been satisfied or waived (other than those conditions that by their terms are to be satisfied by actions taken at the Closing, each of which is capable of being satisfied at the Closing), (ii) TCG or NewCo fail to complete the Closing in accordance with Section 3.1 and (ii) all of the conditions to the consummation of the Debt Financing or the Intermediary Financing have been satisfied (other than those conditions that by their terms are to be satisfied by actions taken at the Closing, each of which is capable of being satisfied at the Closing).

(d)                                 Each Party agrees that it will not oppose the granting of an injunction, specific performance and other equitable relief when expressly available pursuant to this Section 12.9 on the basis that (i) there is adequate remedy at law or (ii) an award of specific performance is not an appropriate remedy for any reason at law or equity. Any Party seeking an injunction or injunctions to prevent breaches of this Agreement when available pursuant to the terms of this Agreement and to enforce specifically the terms and provisions of this Agreement when available pursuant to this Agreement shall not be required to provide any bond or other security in connection with any such order or injunction.

(e)                                  The Parties hereto agree that the commencement of any Proceeding pursuant to this Section 12.9 shall not restrict or limit any Party’s right to terminate this Agreement in accordance with the terms of this Agreement or pursue any other remedies under this Agreement that may be available then or thereafter.

Section 12.10           Time of the Essence. Time is of the essence in the performance of this Agreement in all respects. If the date specified in this Agreement for giving any notice or taking any action is not a Business Day (or if the period during which any notice is required to be given or any action taken expires on a date which is not a Business Day), then the date for giving such notice or taking such action (and the expiration date of such period during which notice is required to be given or action taken) shall be the next day which is a Business Day.

Section 12.11           Counterparts; Effectiveness. This Agreement may be signed in any number of counterparts (including facsimile and electronic transmission counterparts), each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument. This Agreement shall become effective when each Party shall have received a counterpart hereof signed by the other Parties. Until and unless each Party has received a counterpart hereof signed by the other parties hereto, this Agreement shall have no effect and no Party shall have

** Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

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any right or obligation hereunder (whether by virtue of any other oral or written agreement or other communication).

Section 12.12           No Presumption Against Drafting Party. Each Party has fully participated in the negotiation and drafting of this Agreement. If an ambiguity, question or intent or question of interpretation arises, this Agreement must be construed as if drafted jointly, and there must not be any presumption, inference or conclusion drawn against any Party by virtue of the fact that its representative has authored this Agreement or any portion hereof.

*              *              *              *              *

** Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

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IN WITNESS WHEREOF, the undersigned Parties have duly executed this Agreement effective as of the date first written above.

SUNOCO, INC.

By:	/s/ Michael J. Colavita
Name:	Michael J. Colavita
Title:	Vice President and Interim Chief Financial Officer

CARLYLE PES, L.L.C.

By: CARLYLE US EQUITY OPPORTUNITY FUND, L.P.
Its: Managing Member

By: Carlyle Equity Opportunity GP, L.P., its general partner
By: Carlyle Equity Opportunity GP, L.L.C., its general partner

	By:	/s/ Rodney Cohen
	Name:	Rodney Cohen
	Title:	Managing Director

By: CARLYLE ENERGY MEZZANINE OPPORTUNITIES FUND, L.P.
Its: Managing Member

By: CEMOF General Partner, L.P., its general partner
By: TC Group CEMOF, L.L.C., its general partner

	By:	/s/ Rahul Culas
	Name:	Rahul Culas
	Title:	Managing Director

Signature Page to Refining Contribution Agreement

** Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

PHILADELPHIA ENERGY SOLUTIONS LLC

BY: SUNOCO, INC.
Its: Managing Member

By:	/s/ Michael J. Colavita
Name:	Michael J. Colavita
Title:	Vice President and Interim Chief Financial Officer

CARLYLE U.S. EQUITY OPPORTUNITY FUND, L.P.
Its: Managing Member

By: Carlyle Equity Opportunity GP, L.P., its general partner
By: Carlyle Equity Opportunity GP, L.L.C., its general partner

By:	/s/ Rodney Cohen
Name:	Rodney Cohen
Title:	Managing Director

CEOF COINVESTMENT, L.P.
Its: Managing Member

By: Carlyle Equity Opportunity GP, L.P., its general partner
By: Carlyle Equity Opportunity GP, L.L.C., its general partner

By:	/s/ Rodney Cohen
Name:	Rodney Cohen
Title:	Managing Director

Signature Page to Refining Contribution Agreement

** Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

Final Exhibit Version

EXHIBIT A

ADVISORY AGREEMENT TERM SHEET

Parties:        NewCo, [Management entity designed by TCG] and SUN.

Material Terms:

•                  Monitoring Fee: 2% (calculated off EBITDA) for TCG and 1% (calculated off EBITDA) for SUN, paid quarterly in arrears; provided, however, if, at any time after the Closing, a member’s equity interest in NewCo is reduced by an aggregate of 50% or more in one or a series of transactions or events, the monitoring fee will be adjusted to 1% (calculated off EBITDA) in the case of TCG or 0% in the case of SUN.

•                  Transaction Fee:  1% of the sum of the equity value and debt financing of NewCo for TCG, paid at Closing.  Any TCG transaction fee will be paid via contributions from TCG that will not affect the equity allocation of TCG.

•                  Re-imbursement for out-of-pocket expenses for advisors and each of their board designees.

•                  Customary liability and indemnification provisions for the benefit of advisors.

NewCo will have a perpetual easement with respect to Parcel F.

The Parties will use good faith efforts to bifurcate and assign certain rights and liabilities to NewCo as mutually agreed.

** Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

A-1

Final Exhibit Version

EXHIBIT B

AMENDED & RESTATED NEWCO LLC AGREEMENT

[Attached]

** Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

Final Exhibit Version

AMENDED AND RESTATED LIMITED LIABILITY COMPANY AGREEMENT

OF

PHILADELPHIA ENERGY SOLUTIONS LLC

a Delaware limited liability company

[      ], 2012

THE LIMITED LIABILITY COMPANY INTERESTS EVIDENCED BY THIS AGREEMENT HAVE NOT BEEN REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”) OR UNDER THE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES OR ANY OTHER JURISDICTION.  SUCH LIMITED LIABILITY COMPANY INTERESTS ARE SUBJECT TO RESTRICTIONS ON TRANSFERABILITY AND RESALE, AND MAY NOT BE TRANSFERRED OR RESOLD EXCEPT IN COMPLIANCE WITH THE SECURITIES ACT AND APPLICABLE STATE OR OTHER SECURITIES LAWS, PURSUANT TO REGISTRATION THEREUNDER OR EXEMPTION THEREFROM. IN ADDITION, TRANSFER OR OTHER DISPOSITION OF SUCH LIMITED LIABILITY COMPANY INTERESTS IS FURTHER RESTRICTED AS PROVIDED IN THIS AGREEMENT. PURCHASERS OF LIMITED LIABILITY COMPANY INTERESTS SHOULD BE AWARE THAT THEY WILL BE REQUIRED TO BEAR THE FINANCIAL RISKS OF THEIR INVESTMENT FOR AN INDEFINITE PERIOD OF TIME.

CERTAIN OF THE LIMITED LIABILITY COMPANY INTERESTS EVIDENCED BY THIS AGREEMENT MAY BE SUBJECT TO ONE OR MORE EQUITY GRANT AGREEMENTS, AS MAY BE AMENDED FROM TIME TO TIME, BY AND BETWEEN THE ISSUER OR ITS AFFILIATES AND ONE OR MORE OF THE MEMBERS.

** Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

AMENDED AND RESTATED LIMITED LIABILITY COMPANY AGREEMENT
OF
PHILADELPHIA ENERGY LLC

a Delaware limited liability company

TABLE OF CONTENTS

ARTICLE 1
DEFINITIONS AND CONSTRUCTION

Section 1.1	Definitions	1
Section 1.2	Construction	11

ARTICLE 2
ORGANIZATION

Section 2.1	Formation	12
Section 2.2	Name	12
Section 2.3	Registered Office; Registered Agent; Principal Office; Other Offices	12
Section 2.4	Purposes	12
Section 2.5	Foreign Qualification	12
Section 2.6	Term	12
Section 2.7	No State Law Partnership	12
Section 2.8	Title to Company Assets	12

ARTICLE 3
MEMBERS; UNITS

Section 3.1	Members	13
Section 3.2	Units	13
Section 3.3	Issuance of Initial Common Units	13
Section 3.4	No Other Persons Deemed Members	13
Section 3.5	No Resignation or Expulsion	14
Section 3.6	Members’ Schedules	14
Section 3.7	Admission of Additional Members and Substituted Members and Creation of Additional Units	14
Section 3.8	No Liability of Members	15

ARTICLE 4
REPRESENTATIONS AND WARRANTIES

Section 4.1	Representations and Warranties of Members	16

ARTICLE 5
CAPITAL CONTRIBUTIONS

Section 5.1	Initial Contributions	17
Section 5.2	Return of Contributions	17
Section 5.3	Capital Account	17
Section 5.4	No Commitment for Additional Financing	18

** Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

** Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

ii

EXHIBITS:

A	Addendum Agreement

SCHEDULES:

I	Members Schedule
II	Capital Accounts
III	Initial Manager
IV	Initial Officers

** Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

iii

AMENDED AND RESTATED LIMITED LIABILITY COMPANY AGREEMENT
OF
PHILADELPHIA ENERGY SOLUTIONS LLC

a Delaware limited liability company

This AMENDED AND RESTATED LIMITED LIABILITY COMPANY AGREEMENT of PHILADELPHIA ENERGY SOLUTIONS LLC, a Delaware limited liability company (the “Company”), dated as of [    ], 2012 (the “Effective Date”), is adopted, executed and agreed to by the Members.

RECITALS

WHEREAS, in accordance with that Refinery Contribution Agreement (the “Contribution Agreement”), dated July 2, 2012, by and among the Company, TCG and Sunoco, (i) TCG agreed to contribute to the Company the TCG Contribution in exchange for 66,000 Common Units of the Company and (ii) Sunoco agreed to contribute, convey, assign and transfer to the Company the Sunoco Contribution in exchange for 33,000 Common Units of the Company;

WHEREAS, the Company was formed as a limited liability company pursuant to the Act by filing the Certificate with the Secretary of State of the State of Delaware on June 11, 2012;

WHEREAS, TCG US and TCG Co-Invest and Sunoco entered into that limited liability company agreement of the Company (the “Original Agreement”) on June 11, 2012 and the parties desire for this Agreement to supersede and restate the Original Agreement in its entirety; and

WHEREAS, pursuant to that certain transfer agreement, dated [      ], 2012, by and among TCG US, TCG Co-Invest and TCG, and acknowledged and agreed by the Company and SUN, TCG US and TCG Co-Invest each withdrew from the Company and TCG succeeded to all of TCG US’s and TCG Co-Invest’s collective interest in the Company.

NOW THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged by the parties hereto, the parties hereto hereby agree that this Agreement is hereby adopted, executed and agreed to by the Members and supersedes and restates the Original Agreement, and the parties hereto hereby agree as follows:

ARTICLE 1
DEFINITIONS AND CONSTRUCTION

Section 1.1                                    Definitions.  Capitalized terms used in this Agreement (including the Exhibits and Schedules hereto) have the meanings ascribed to them below:

“Accredited Investor” has the meaning ascribed to such term in the regulations promulgated under the Securities Act.

“Act” means the Delaware Limited Liability Company Act and any successor statute, as amended from time to time.

“Addendum Agreement” has the meaning set forth in Section 3.7(b).

** Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

“Additional Member” means any Person that is not already a Member who acquires (i) a portion of the Membership Interests held by a Member from such Member or (ii) newly issued Membership Interests from the Company and, in each case, is admitted to the Company as a Member pursuant to the provisions of Section 3.7.

“Adjusted Capital Account” means the Capital Account maintained for each Member, (a) increased by any amounts that such Member is obligated to restore or is treated as obligated to restore under Treasury Regulation Sections 1.704-1(b)(2)(ii)(c), 1.704-2(g)(1) and 1.704-2(i)(5) and (b) decreased by any amounts described in Treasury Regulation Sections 1.704-1(b)(2)(ii)(d)(4), (5) and (6) with respect to such Member.

“Affiliate” means, when used with respect to a specified Person, any Person which (a) directly or indirectly Controls, is Controlled by or is Under Common Control with such specified Person or (b) is an officer, director, general partner, trustee or manager of such specified Person, or of a Person described in clause (a) of this definition.  Notwithstanding the foregoing, for purposes of this Agreement, unless otherwise expressly stated, (x) SXL shall not be deemed to be an Affiliate of Sunoco and (y) TCG Portfolio Companies shall be deemed to be Affiliates of TCG.

“Agreement” means this Amended and Restated Limited Liability Company Agreement of the Company, as it may be further amended and restated from time to time.

“Allocation Period” means (a) any period commencing on the date hereof or the day following the end of a prior Allocation Period and (b) ending on the last day of each Fiscal Year, the day preceding any day in which an adjustment to the Book Value of the Company’s properties pursuant to clause (b) of the definition of Book Value occurs, or any other date determined by the Board.

“Assumed Tax Rate” means [  ]%.

“Bankruptcy” or “Bankrupt” means (a) with respect to any Person, that such Person (i) makes a general assignment for the benefit of creditors; (ii) files a voluntary bankruptcy petition; (iii) becomes the subject of an order for relief or is declared insolvent in any federal or state bankruptcy or insolvency proceedings; (iv) files a petition or answer seeking for such Person a reorganization, arrangement with creditors, composition with creditors, readjustment, liquidation, dissolution or similar relief under any Law; (v) files an answer or other pleading admitting or failing to contest the material allegations of a petition filed against such Person in a proceeding of the type described in subclauses (i) through (iv) of this clause (a); or (vi) seeks, consents to or acquiesces in the appointment of a trustee, receiver or liquidator of such Person or of all or any substantial part of such Person’s properties; or (b) a proceeding seeking reorganization, arrangement with creditors, composition with creditors, readjustment, liquidation, dissolution or similar relief under any Law has been commenced against such Person and 120 days have expired without dismissal thereof or with respect to which, without such Person’s consent or acquiescence, a trustee, receiver or liquidator of such Person or of all or any substantial part of such Person’s properties has been appointed and 90 days have expired without the appointment having been vacated or stayed, or 90 days have expired after the date of expiration of a stay, if the appointment has not previously been vacated.

“Blocker Corporation” has the meaning set forth in Section 7.6(b).

“Board” has the meaning set forth in Section 8.1.

“Book Value” means, with respect to any property of the Company or its Subsidiaries, such property’s adjusted basis for federal income tax purposes, except as follows:

** Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

2

(a)                                 The initial Book Value of any property contributed by a Member to the Company shall be the fair market value of such property as reasonably determined by the Board as of the date of such contribution;

(b)                                 The Book Values of all properties shall be adjusted to equal their respective fair market values as reasonably determined by the Board in connection with (i) the acquisition of an interest (or additional interest) in the Company by any new or existing Member in exchange for more than a de minimis Capital Contribution to the Company or in exchange for the performance of more than a de minimis amount of services to or for the benefit of the Company, (ii) the distribution by the Company to a Member of more than a de minimis amount of property as consideration for an interest in the Company, (iii) the liquidation of the Company within the meaning of Treasury Regulation Section 1.704-1(b)(2)(ii)(g)(1) (other than pursuant to Section 708(b)(1)(B) of the Code), (iv) the acquisition of an interest in the Company by any new or existing Member upon the exercise of a noncompensatory option or warrant in accordance with Proposed Treasury Regulation Section 1.704-1(b)(2)(iv)(s), as such Proposed Treasury Regulation may be amended or modified, including upon the issuance of temporary or final Treasury Regulations, or (v) any other event to the extent determined by the Board to be permitted and necessary to properly reflect Book Values in accordance with the standards set forth in Treasury Regulation Section 1.704-1(b)(2)(iv)(q); provided, however, adjustments pursuant to clauses (i), (ii) and (iv) above shall be made only if the Board reasonably determines that such adjustments are necessary or appropriate to reflect the relative economic interests of the Members in the Company.  If any noncompensatory options or warrants are outstanding upon the occurrence of an event described in this paragraph (b)(i) through (b)(v), the Company shall adjust the Book Values of its properties in accordance with Proposed Treasury Regulation Sections 1.704-1(b)(2)(iv)(f)(1) and 1.704-1(b)(2)(iv)(h)(2), as such Proposed Treasury Regulations may be amended or modified, including upon the issuance of temporary or final Treasury Regulations;

(c)                                  The Book Value of property distributed to a Member shall be the fair market value of such property as reasonably determined by the Board as of the date of such distribution;

(d)                                 The Book Value of all property shall be increased (or decreased) to reflect any adjustments to the adjusted basis of such property pursuant to Code Section 734(b) or Code Section 743(b), but only to the extent that such adjustments are taken into account in determining Capital Accounts pursuant to Treasury Regulation Section 1.704-1(b)(2)(iv)(m) and clause (f) of the definition of Profits or Losses or Section 6.2(b)(viii); provided, however, that the Book Value of property shall not be adjusted pursuant to this clause (d) to the extent the Board reasonably determines that an adjustment pursuant to clause (b) of this definition is necessary or appropriate in connection with the transaction that would otherwise result in an adjustment pursuant to this clause (d); and

(e)                                  If the Book Value of property has been determined or adjusted pursuant to clause (a), (b) or (d) of this definition, such Book Value shall thereafter be adjusted by the Depreciation taken into account with respect to such property for purposes of computing Profits and Losses and other items allocated pursuant to Article 6.

“Business Day” means any day except a Saturday, Sunday or other day on which commercial banks in New York, New York or Philadelphia, Pennsylvania are authorized or required by Law to close.

“Capital Account” means the account to be maintained by the Company for each Member pursuant to Section 5.3.

** Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

3

“Capital Contribution” means with respect to any Member, the amount of money and the initial Book Value of any property (other than money) contributed to the Company by such Member in accordance with Article 5.  Any reference in this Agreement to the Capital Contribution of a Member shall include a Capital Contribution of such Member’s predecessors in interest.

“Certificate” means the Certificate of Formation of the Company, as amended from time to time.

“Chief Executive Officer” means the chief executive officer of the Company.

“Code” means the United States Internal Revenue Code of 1986, as amended from time to time.  All references herein to sections of the Code shall include any corresponding provision or provisions of succeeding Law.

“Common Units” has the meaning set forth in Section 3.2(a).

“Company” has the meaning set forth in the preamble.

“Compensatory Membership Interest” means an interest in the Company that is described in Proposed Treasury Regulation Section 1.721-1(b)(3), or any successor provision.

“Confidential Information” means all confidential and proprietary information (irrespective of the form of communication) obtained by or on behalf of a Member from the Company, its Subsidiaries or any of their respective representatives, other than information which was or becomes generally available to the public other than as a result of a breach of this Agreement by such Member or its Representatives.

“Continuation Election” has the meaning set forth in Section 12.1(b).

“Contribution Agreement” has the meaning set forth in the recitals.

“Control,” including the correlative terms “Controlling,” “Controlled by” and “Under Common Control with,” means possession, directly or indirectly (through one or more intermediaries), of the power to direct or cause the direction of management or policies (whether through ownership of Equity Interests, by contract or otherwise) of a Person.

“Covered Person” means each current and former (a) (i) Member and each of their respective Affiliates, officers, directors, liquidators, partners, stockholders, managers, members and employees, (ii) Manager (solely in such Person’s capacity as a Manager), or (iii) Officer (solely in such Person’s capacity as an Officer), in each case whether or not such Person continues to have the applicable status referred to above, and (b) each Person not identified in clause (a) of this definition who is a manager, director, officer or employee of any Subsidiary of the Company and who the Board designates as a Covered Person in a written resolution.

“Creditors’ Rights” means applicable bankruptcy, insolvency, fraudulent transfer, moratorium and similar Laws relating to or affecting the enforcement of creditors’ rights generally and to legal principles of general applicability governing the availability of equitable remedies.

“Depreciation” means, for each taxable year (or other period), an amount equal to the depreciation, amortization or other cost recovery deduction (excluding depletion) allowable for federal income tax purposes with respect to property for such taxable period, except that (a) with respect to any property the Book Value of which differs from its adjusted tax basis for federal income tax purposes and which difference is being eliminated by use of the “remedial method” pursuant to Treasury Regulation

** Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

4

Section 1.704-3(d), Depreciation for such taxable period shall be the amount of book basis recovered for such taxable year under the rules prescribed by Treasury Regulation Section 1.704-3(d)(2), and (b) with respect to any other property the Book Value of which differs from its adjusted tax basis at the beginning of such taxable period, Depreciation shall be an amount which bears the same ratio to such beginning Book Value as the federal income tax depreciation, amortization or other cost recovery deduction for such taxable period bears to such beginning adjusted tax basis; provided, however, if the adjusted tax basis of any property at the beginning of such taxable period is zero, Depreciation with respect to such property shall be determined with reference to such beginning value using any reasonable method selected by the Board.

“Disposition,” including the correlative terms “Dispose,” “Disposing” or “Disposed,” means any direct or indirect transfer, assignment, sale, gift, inter vivos transfer, pledge, hypothecation, mortgage, declaration of trust, or other encumbrance, or any other disposition (whether voluntary or involuntary or by operation of Law) of all or any Units or Membership Interests (or any interest (pecuniary or otherwise) therein or right thereto), including derivative or similar transactions or arrangements whereby a portion or all of the economic interest in, or risk of loss or opportunity for gain with respect to, Units or Membership Interests is transferred or shifted to another Person; provided, however, that any change of Control of Sunoco, Inc. or entity that owns Sunoco, Inc. shall not be deemed to be a Disposition of any Units or Membership Interests.

“Drag-Along Transaction” means any of the following: (a) any consolidation, conversion, merger or other business combination involving the Company in which the owners of the majority of the Units immediately prior to such transaction do not own a majority of the Equity Interests of the surviving entity immediately after the closing of such transaction; (b) a sale or transfer of all or substantially all of the assets of the Company to a Third Party or group of Third Parties, whether or not such event is followed promptly by a liquidation of the Company or a distribution to the Members of all or substantially all of the net proceeds of such Disposition after payment or other satisfaction of liabilities and other obligations of the Company; (c) the Disposition of all or substantially all of the outstanding Units in a single transaction or a series of related transactions with a Third Party or group of Third Parties, excluding any Dispositions made pursuant to Sections 7.2, 7.3, or 7.6 or (d) a Disposition of a Controlling interest of the outstanding Membership Interests in a single transaction or series of related transactions.

“Dragged Units” has the meaning set forth in Section 7.4(a).

“Economic Risk of Loss” has the meaning assigned to that term in Treasury Regulation Section 1.752-2(a).

“Effective Date” has the meaning set forth in the preamble.

“Election Period” has the meaning set forth in Section 7.7(b).

“Equity Grant Agreement” means any grant agreement or plan the Company or any of its Subsidiaries enters into with respect to the issuance of Incentive Units, in such form as is approved by the Board.

“Equity Interests” means (a) capital stock, member interests, partnership interests, other equity interests, rights to profits or revenue and any other similar interest in any corporation, partnership, limited liability company or other business entity, (b) any security or other interest convertible into or exchangeable or exercisable for any of the foregoing, whether at the time of issuance or upon the passage of time or the occurrence of some future event and (c) any warrant, option or other right (contingent or otherwise) to acquire any of the foregoing.

** Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

5

“ETP” means Energy Transfer Partners, L.P., a Delaware limited partnership.

“ETP Transaction” means the merger contemplated by the Agreement and Plan of Merger, dated as of April 29, 2012, by and among ETP, Energy Transfer Partners GP, L.P., Sam Acquisition Corporation, Sunoco, Inc., and, solely for purposes of Section 5.2(b)(iv)(E) and Article VIII thereof, Energy Transfer Equity, L.P.

“Excluded Issuance” has the meaning set forth in Section 7.7(a).

“First Notice” has the meaning set forth in Section 7.7(b).

“Fiscal Year” means the fiscal year of the Company which shall end on [December 31] of each calendar year unless, for United States federal income tax purposes, another fiscal year is required.

“Incentive Unit” has the meaning set forth in Section 3.2(b).

“Inclusion Notice” has the meaning set forth in Section 7.5(b).

“Initial Members” means TCG and Sunoco.

“IPO Exchange” has the meaning set forth in Section 7.6(a).

“IPO Issuer” means (i) the Company or (ii) an Affiliate of the Company or a Subsidiary of the Company that will be a successor to the Company and the issuer in a Qualified IPO.

“IPO Securities” has the meaning set forth in Section 7.6(a).

“IRS” means the United States Internal Revenue Service;

“Law” means any applicable constitutional provision, statute, act, code (including the Code), law, regulation, rule, ordinance, order, decree, ruling, proclamation, resolution, judgment, decision, declaration, or interpretative or advisory opinion or letter of a domestic, foreign, tribal or international governmental authority or any political subdivision thereof and shall include, for the avoidance of doubt, the Act.

“Liquidation Event” has the meaning set forth in Section 12.1(a).

“Management Manager” has the meaning set forth in Section 8.2(a).

“Manager” has the meaning set forth in Section 8.1.

“Member” means any Person (but not any Affiliate or entity in which such Person has an equity interest) executing this Agreement as of the date of this Agreement as a member or hereafter admitted to the Company as a member in accordance with this Agreement, but such term does not include any Person who has ceased to be a member in the Company.

“Member Nonrecourse Debt” has the meaning assigned to the term “partner nonrecourse debt” in Treasury Regulation Section 1.704-2(b)(4).

“Member Nonrecourse Debt Minimum Gain” has the meaning assigned to the term “partner nonrecourse debt minimum gain” in Treasury Regulation Section 1.704-2(i)(2).

** Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

6

“Member Nonrecourse Deductions” has the meaning assigned to the term “partner nonrecourse deductions” in Treasury Regulation Section 1.704-2(i)(1).

“Members’ Schedules” has the meaning set forth in Section 3.6.

“Membership Interest” means the interest of a Member in the Company, which may be evidenced by Units or other interests, including rights to distributions (liquidating or otherwise), allocations, notices and information, and all other rights, benefits and privileges enjoyed by that Member (under the Act, the Certificate, this Agreement or otherwise) in its capacity as a Member; and all obligations, duties and liabilities imposed on that Member (under the Act, the Certificate, this Agreement, or otherwise) in its capacity as a Member.

“Minimum Gain” has the meaning assigned to that term in Treasury Regulation Section 1.704-2(d).

“New Securities” has the meaning set forth in Section 7.7(a).

“Nonrecourse Deductions” has the meaning assigned that term in Treasury Regulation Section 1.704-2(b).

“Officer” has the meaning set forth in Section 8.3(a).

“Original Agreement” has the meaning set forth in the recitals.

“Percentage Interest” means, at the time of determination with respect to Member, an amount (expressed as a percentage) equal to the quotient obtained by dividing the number of Units held by such Member by the total number of Units outstanding; provided, however, that unvested Incentive Units shall not be considered held by a Member or outstanding for purposes of this definition.

“Permitted Transferee” means:

(a)                                 with respect to any Member that is a natural person, any trust, family partnership or family limited liability company, the sole beneficiaries, partners or members of which are such holder or Relatives of such Member; and

(b)                                 with respect to any Member that not a natural person, any Person that directly or indirectly Controls, is Controlled by or is Under Common Control with such Member.  For the avoidance of doubt, (i) Sunoco’s Permitted Transferees shall only include (x) prior to the consummation of the ETP Transaction, Sunoco, Inc. and its Subsidiaries and Affiliates and (y) from and after the consummation of the ETP Transaction, ETP and any of its Subsidiaries or Affiliates, including in any event, Sunoco and any of its Affiliates and Subsidiaries (provided that such Affiliate or Subsidiary has guaranteed the obligations of Sunoco under the Contribution Agreement) and (ii) TCG’s Permitted Transferees shall include any Affiliate of, or fund managed by, Carlyle Investment Management L.L.C.

“Person” means any natural person, corporation, limited partnership, general partnership, limited liability company, joint stock company, joint venture, association, company, estate, trust, bank trust company, land trust, business trust, or other organization, whether or not a legal entity, custodian, trustee-executor, administrator, nominee or entity in a representative capacity and any government or agency or political subdivision thereof.

** Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

7

“Pre-IPO Value” means the quotient obtained by dividing (i) the net proceeds to the IPO Issuer from a Qualified IPO (less the reasonably estimated expenses of such Qualified IPO to the IPO Issuer) by (ii) a fraction (expressed as a percentage), the numerator of which is the number of Publicly Offered Securities to be sold to the public in the Qualified IPO and the denominator of which is the total number of securities of the same class or series as the Publicly Offered Securities (including the Publicly Offered Securities) that will be outstanding immediately after the Qualified IPO.

“Publicly Offered Securities” has the meaning set forth in Section 7.6(a).

“Purchased Percentage” has the meaning set forth in Section 7.5(c).

“Purchased Units” has the meaning set forth in Section 7.5(c).

“Profits” or “Losses” means, for each Allocation Period, an amount equal to the Company’s taxable income or loss for such period, determined in accordance with Code Section 703(a) (for this purpose, all items of income, gain, loss, or deduction required to be stated separately pursuant to Code Section 703(a)(1) shall be included in taxable income or loss), with the following adjustments (without duplication):

(a)                                  Any income of the Company that is exempt from federal income tax and not otherwise taken into account in computing Profits and Losses pursuant to this definition of “Profits” and “Losses” shall be added to such taxable income or loss;

(b)                                  Any expenditures of the Company described in Code Section 705(a)(2)(B) and not chargeable to Members’ Capital Accounts or treated as Code Section 705(a)(2)(B) expenditures pursuant to Treasury Regulation Section 1.704-1(b)(2)(iv)(i) and not otherwise taken into account in computing Profits or Losses pursuant to this definition of “Profits” and “Losses” shall be subtracted from such taxable income or loss;

(c)                                   In the event the Book Value of any asset is adjusted pursuant to clause (b) or clause (c) of the definition of Book Value, the amount of such adjustment shall be treated as an item of gain (if the adjustment increases the Book Value of the asset) or an item of loss (if the adjustment decreases the Book Value of the asset) from the disposition of such asset and shall, except to the extent allocated pursuant to Section 6.2(b), be taken into account for purposes of computing Profits or Losses;

(d)                                  Gain or loss resulting from any disposition of Company assets with respect to which gain or loss is recognized for federal income tax purposes shall be computed by reference to the Book Value of the property disposed of, notwithstanding that the adjusted tax basis of such property differs from its Book Value;

(e)                                   In lieu of the depreciation, amortization, and other cost recovery deductions taken into account in computing such taxable income or loss, there shall be taken into account Depreciation;

(f)                                    To the extent an adjustment to the adjusted tax basis of any asset pursuant to Code Section 734(b) is required, pursuant to Treasury Regulation Section 1.704-1(b)(2)(iv)(m)(4), to be taken into account in determining Capital Account balances as a result of a distribution other than in liquidation of a Member’s interest in the Company, the amount of such adjustment shall be treated as an item of gain (if the adjustment increases the basis of the

** Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

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asset) or an item of loss (if the adjustment decreases such basis) from the disposition of such asset and shall be taken into account for purposes of computing Profits or Losses; and

(g)                                   Any items that are allocated pursuant to Section 6.2(b) shall not be taken into account in computing Profits and Losses.

“Profits Interests” means an interest in the Company that is classified as a partnership profits interest within the meaning of Revenue Procedures 93-27 and 2001-43 (or the corresponding requirements of any subsequent guidance promulgated by the IRS or other applicable Law).

“Qualified Board” means the Board acting through a Qualified Board Approval.

“Qualified Board Approval” means the approval of the Board, which approval shall include the affirmative vote of at least one (1) TCG Manager and, for as long as Sunoco has the right to appoint a Manager, one (1) Sunoco Manager.

“Qualified IPO” means any underwritten initial public offering by the IPO Issuer of equity securities pursuant to an effective registration statement under the Securities Act or the consummation of a similar initial public offering by the IPO Issuer pursuant to a comparable process under applicable foreign securities Laws for which aggregate cash proceeds to be received by the IPO Issuer or the selling equityholders from such offering (without deducting underwriting discounts, expenses and commissions) are at least $100,000,000 (one hundred million Dollars); provided, however, a Qualified IPO shall not include an offering made in connection with a business acquisition or combination pursuant to a registration statement on Form S-4 or any similar form, or an employee benefit plan pursuant to a registration statement on Form S-8 or any similar form.

“Registration Rights Agreement” means that certain Registration Rights Agreement, by and among the Company and the Initial Members, dated as of the Effective Date.

“Relative” means, with respect to any individual, (a) such individual’s spouse, (b) any lineal descendant, parent, grandparent, great grandparent or sibling or any lineal descendant of such sibling (in each case whether by blood or legal adoption), and (c) the spouse of an individual described in clause (b) of this definition.

“Released Persons” has the meaning set forth in Section 9.1(i).

“Renounced Business Opportunity” has the meaning set forth in Section 8.7(b).

“Representatives” has the meaning set forth in Section 10.3(a).

“Requested Units” means, with respect to a Tag-Along Sale, (x) the aggregate number of Units requested to be included in such Tag-Along Sale by Sunoco plus (y) the number of Units that TCG proposes to sell in such Tag-Along Sale.

“Resign” or “Resignation” means the resignation, withdrawal or retirement of a Member from the Company as a Member.

“Revenue Procedures” means the Revenue Procedures published by the IRS.

“Securities Act” means the Securities Act of 1933, as amended, and any successor statute thereto and the rules and regulations of the Securities and Exchange Commission promulgated thereunder.

** Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

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“Sponsor Indemnitees” has the meaning set forth in Section 9.1(j).

“Sponsor Indemnitors” has the meaning set forth in Section 9.1(j).

“Sunoco” means Sunoco, Inc. and its Permitted Transferees, in each case only if such Person has been admitted as a Member pursuant to Section 3.7.

“Sunoco Contribution” has the meaning ascribed to such term in the Contribution Agreement.

“Sunoco Pro Rata Share” means, a fraction (expressed as a percentage), (i) the numerator of which equals the number of Units held by Sunoco and (ii) the denominator of which equals the sum of the total number of Units held by TCG plus the total number of Units held by Sunoco.

“Sunoco Manager” has the meaning set forth in Section 8.2(a)(ii).

“Subsidiary” means, with respect to any Person, (a) any corporation, partnership, limited liability company or other entity a majority of the Equity Interests of which having voting power under ordinary circumstances to elect at least a majority of the board of directors or other Persons performing similar functions is at the time owned or Controlled, directly or indirectly, by such Person or by one or more of the other direct or indirect Subsidiaries of such Person or a combination thereof (regardless of whether, at the time, Equity Interests of any other class or classes shall have, or might have, voting power by reason of the occurrence of any contingency), (b) a partnership in which such Person or any direct or indirect Subsidiary of such Person is a general partner or (c) a limited liability company in which such Person or any direct or indirect Subsidiary of such Person is a managing member or sole manager. Notwithstanding the foregoing, for purposes of this Agreement, unless otherwise expressly stated, (x) SXL shall not be deemed to be a Subsidiary of Sunoco and (y) no TCG Portfolio Company shall be deemed to be a Subsidiary of TCG.

“Substituted Member” means any Person who acquires all of the Membership Interests held by a Member from that Member and is admitted to the Company as a Member pursuant to the provisions of Section 3.7.

“SXL” means Sunoco Logistics Partners L.P.

“Tag-Along Offer” has the meaning set forth in Section 7.5(a).

“Tag-Along Sale” has the meaning set forth in Section 7.5(a).

“Tag-Along Transferee” has the meaning set forth in Section 7.5(a).

“Tax” or “Taxes” means any tax, charge, fee, levy, deficiency or other assessment of whatever kind or nature, including any net income, gross income, profits, gross receipts, profits, excise, or withholding tax imposed by or on behalf of any government authority, together with any interest, penalties or additions to tax.

“Tax Matters Member” has the meaning set forth in Section 11.4.

“TCG” means Carlyle PES, L.L.C. and its Permitted Transferees, in each case only if such Person has been admitted as a Member pursuant to Section 3.7.

“TCG Co-Invest” means CEOF Coinvestment, L.P.

** Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

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“TCG Contribution” has the meaning ascribed to such term in the Contribution Agreement.

“TCG Manager” has the meaning set forth in Section 8.2(a)(i).

“TCG Portfolio Company” means any Person managed by Carlyle Investment Management, L.L.C. or in which any corporate private equity fund controlled by The Carlyle Group, L.P. owns a Controlling equity interest.

“TCG US” means Carlyle U.S. Equity Opportunity Fund, L.P.

“Third Party” with respect to any Member, means any other Person (whether or not another Member) who is not an Affiliate or Subsidiary of such Member.

“Threshold Value” has the meaning set forth in Section 3.2(b).

“Transferor” has the meaning set forth in Section 7.5(a).

“Transferor Requested Percentage” means the percentage determined by dividing (x) the aggregate number of Units that the Transferor proposes to sell in a Tag-Along Sale by (y) the total number of outstanding Units then held by the Transferor.

“Treasury Regulations” means the regulations promulgated by the United States Department of the Treasury pursuant to and in respect of provisions of the Code.

“Unit” means a unit representing a fractional part of the Membership Interests of all of the Members and shall include all types, classes and series of Units (including the Common Units, Incentive Units and any other Membership Interest classified as a Unit pursuant to Section 3.7); provided, however, any type, class or series of Units shall have the rights, benefits privileges and obligations set forth in this Agreement.

Section 1.2                                    Construction.  In this Agreement: (a) pronouns in the masculine, feminine and neuter genders shall be construed to include any other gender, and words in the singular form shall be construed to include the plural and vice versa; (b) the term “including” shall be construed to be expansive rather than limiting in nature and to mean “including, without limitation;” (c) the word “or” is inclusive, (d) references to Articles and Sections refer to Articles and Sections of this Agreement; (e) the words “this Agreement,” “herein,” “hereof,” “hereby,” “hereunder” and words of similar import refer to this Agreement as a whole, including the Exhibits and Schedules attached hereto, and not to any particular subdivision unless expressly so limited; (f) references in any Article or Section or definition to any clause means such clause of such Article, Section or definition; (g) references to Exhibits and Schedules are to the items identified separately in writing by the parties hereto as the described Exhibits or Schedules attached to this Agreement, each of which is hereby incorporated herein and made a part hereof for all purposes as if set forth in full herein; (h) all references to money refer to the lawful currency of the United States; and (i) references to “federal” or “Federal” means U.S. federal or U.S. Federal, respectively.  The Table of Contents and the Article and Section titles and headings in this Agreement are inserted for convenience of reference only and are not intended to be a part of, or to affect the meaning or interpretation of, this Agreement.

** Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

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ARTICLE 2
ORGANIZATION

Section 2.1                                    Formation.  The Company was organized as a Delaware limited liability company under and pursuant to the Act by the filing of the Certificate.

Section 2.2                                    Name.  The name of the Company is “Philadelphia Energy Solutions LLC” and all Company business must be conducted in that name or such other name or names that comply with Law and as the Board may select.

Section 2.3                                    Registered Office; Registered Agent; Principal Office; Other Offices.  The registered office of the Company required by the Act to be maintained in Delaware shall be at Corporation Trust Center, 1209 Orange Street, Wilmington, Delaware 19801.  The Board may designate another registered office (which need not be a place of business of the Company) from time to time in accordance with the provisions of the Act.  The registered agent of the Company in Delaware shall be The Corporation Trust Company.  The Board may designate another registered agent from time to time in accordance with the provisions of the Act.  The principal office of the Company shall be at such place as the Board may designate from time to time.  The Company may have such other offices as the Board may designate from time to time.

Section 2.4                                    Purposes.  The purposes of the Company are to, directly or indirectly through Subsidiaries, own and operate the Refinery Business (as defined in the Contribution Agreement) and to carry on any lawful business, purpose or activity for which limited liability companies may be formed under the Act.

Section 2.5                                    Foreign Qualification.  The Board shall cause the Company to comply with all requirements necessary to qualify the Company as a foreign limited liability company in foreign jurisdictions if such jurisdictions require qualification.  At the request of the Board, each Member shall execute, acknowledge, swear to and deliver all certificates and other instruments conforming with this Agreement that are necessary or appropriate to qualify, continue and terminate the Company as a foreign limited liability company in all such jurisdictions in which the Company may conduct business; provided, however, no Member shall be required to file any general consent to service of process or to qualify as a foreign corporation, limited liability company, partnership or other entity in any jurisdiction in which it is not already so qualified.

Section 2.6                                    Term.  The Company commenced upon the effectiveness of the Certificate and shall have a perpetual existence, unless and until it is dissolved and terminated in accordance with Article 12.

Section 2.7                                    No State Law Partnership.  The Members intend that the Company not be a partnership (including a limited partnership) or joint venture, and that no Member be a partner or joint venturer of any other Member, for any purposes other than federal and state Tax purposes, and this Agreement may not be construed to suggest otherwise.

Section 2.8                                    Title to Company Assets.  Title to the Company’s assets, whether real, personal or mixed and whether tangible or intangible, shall be deemed to be owned by the Company as an entity, and no Member, Manager or Officer shall have any ownership interest in such Company assets.  Title to any or all of the Company assets may be held in the name of the Company or one or more of its Subsidiaries or one or more nominees, as the Board may determine.  All Company assets shall be recorded as the property of the Company in its books and records, irrespective of the name in which record title to such Company assets is held.

** Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

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ARTICLE 3
MEMBERS; UNITS

Section 3.1                                    Members.  The Initial Members are the sole Members of the Company as of the Effective Date.

Section 3.2                                    Units.

(a)                                 Unit Designations.  The Membership Interests in the Company shall initially be divided into two series of Units referred to as “Common Units” and “Incentive Units.”

(b)                                 Incentive Units. The Board is authorized to issue an aggregate of up to [   ] “Incentive Units” that are intended to constitute Profits Interests.  Accordingly, (i) the Board shall designate a “Threshold Value” applicable to each Incentive Unit to the extent necessary to cause such Incentive Unit to constitute a Profits Interest, but not be less than zero, and (ii) the initial Capital Account associated with each such Incentive Unit at the time of its issuance shall be equal to zero dollars ($0.00).  The Threshold Value for each Incentive Unit shall equal the amount that would, in the reasonable determination of the Board, be distributed pursuant to Section 6.1(b) with respect to each then outstanding Common Unit if, immediately prior to the issuance of such Incentive Unit, all then-outstanding Incentive Units vested, the assets of the Company were sold for their fair market value, and the proceeds (net of any liabilities of the Company) were distributed pursuant to Section 6.1(b). Except as otherwise specifically stated herein, (a) Incentive Units issued pursuant to an Equity Grant Agreement shall not have any of the rights of the holders of Common Units hereunder, including the right to vote, receive distributions (other than Tax Distributions), tag-along rights or otherwise, until, and only to the extent that, such Incentive Units become “Vested Units” as such term is defined in the applicable Equity Grant Agreements, (b) once Incentive Units become “Vested Units”, such units shall be deemed “Common Units” for purposes of determining the rights hereunder of the holders of such Units, except as provided in Section 6.1(c), and (c) whether or not any such Incentive Units become “Vested Units”, notwithstanding that holders of Incentive Units are not entitled to the benefits and rights of being a holder of Common Units hereunder, such holders of Incentive Units are subject to the same restrictions and obligations applicable hereunder to holders of Common Units with respect to their Unvested Units, including the restrictions on Disposition set forth in Article 7 below.

(c)                                  UCC Securities.  Units shall constitute “securities” governed by Article 8 of the applicable version of the Uniform Commercial Code, as amended from time to time after the Effective Date.  The Units issued to a Member shall be represented by a Certificate.

(d)                                 Fractional Units.  A Member may not hold a fractional Unit.  Any fractional Units that would otherwise be issued pursuant to this Agreement shall be rounded to the nearest whole Unit (with any one-half Unit being rounded up).

Section 3.3                                    Issuance of Initial Common Units.  On the Effective Date, subject to and in accordance with the terms and conditions of the Contribution Agreement, (i) TCG shall contribute to the Company the TCG Contribution in exchange for 66,000 Common Units of the Company and (ii) Sunoco shall contribute, convey, assign and transfer to the Company the Sunoco Contribution in exchange for 33,000 Common Units of the Company.  The Parties agree that as of the Effective Date, the Common Units set forth in the preceding sentence are the only Equity Interests of the Company issued or outstanding.

Section 3.4                                    No Other Persons Deemed Members.  Unless admitted to the Company as an Additional Member in accordance with this Agreement, no Person (including an assignee of rights with

** Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

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respect to Membership Interests or a transferee of Membership Interests, whether voluntary, by operation of Law or otherwise) shall be, or shall be considered, a Member, or hold Membership Interests.  The Company may elect to deal only with Persons admitted to the Company as Members in accordance with this Agreement (including their duly authorized representatives).  Any distribution by the Company to the Person shown on the Company’s records as a Member, or to its legal representatives, shall relieve the Company of all liability to any other Person who may have an interest in such distribution by reason of any Disposition by the Member or for any other reason; provided such distribution equals the amount owed to such other Person.

Section 3.5                                    No Resignation or Expulsion.  A Member may not take any action to Resign voluntarily, and a Member may not be expelled or otherwise removed involuntarily as a Member, prior to the dissolution and winding up of the Company, other than as a result of a permitted Disposition of all of such Member’s Membership Interests in accordance with Article 7 and each of the transferees of such Membership Interests being admitted as a Substituted Member.  A Member will cease to be a Member only in the manner described in Section 3.7 and Article 12.

Section 3.6                                    Members’ Schedules.  The Company shall maintain one or more schedules of all of the Members from time to time, including mailing addresses and the Units held by them (such schedules, as the same may be amended, modified or supplemented from time to time, collectively the “Members’ Schedules”).  A copy of the Members’ Schedule with respect to the Members holding Common Units as of the Effective Date is attached as Schedule I.  Except as otherwise provided in this Agreement, the number of Units held by a Member shall not be reduced without such Member’s consent.

Section 3.7                                    Admission of Additional Members and Substituted Members and Creation of Additional Units.

(a)                                 Authority.  Subject to the provisions set forth in this Article 3 and in Article 7, and subject to Section 13.5, the Company may admit Additional Members and Substituted Members and may also (i) issue additional Common Units or (ii) create and issue such additional classes or series of Units or other Membership Interests (or securities convertible into or exercisable or exchangeable for a Membership Interest) at such price and having such designations, preferences and relative, participating or other special rights, powers and duties as the Board shall determine, including:  (A) the right of any such class or series of Membership Interests to share in the Company’s distributions; (B) the allocation to any such class or series of Membership Interests of Profits (and all items included in the computation thereof) or Losses (and all items included in the computation thereof); (C) the rights of any such class or series of Membership Interests upon dissolution or liquidation of the Company; and (D) the right of any such class or series of Membership Interests to vote on matters relating to the Company and this Agreement.  Upon the issuance pursuant to and in accordance with this Section 3.7(a) of any class or series of Membership Interests, the Board may, subject to Section 13.5, amend any provision of this Agreement, and authorize any Person to execute, acknowledge, deliver, file and record, if required, such documents, to the extent necessary or desirable to reflect the admission of any Additional Member to the Company or the authorization and issuance of such class or series of Membership Interests (or securities convertible into or exercisable or exchangeable for a Membership Interest), and the related rights and preferences thereof.

(b)                                 Conditions.  An Additional Member or Substituted Member shall be admitted to the Company with all the rights and obligations of a Member if (i) all applicable conditions of Article 7 are satisfied and (ii) such Additional Member or Substituted Member, if not already a party to this Agreement (and, in the event such Additional Member or Substituted Member is a natural person with a spouse, such Additional Member’s or such Substituted Member’s spouse), shall have executed and delivered to the Company (A) an Addendum Agreement in the form attached as Exhibit A (an “Addendum

** Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

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Agreement”), and (B) such other documents or instruments as may be required in the Board’s reasonable judgment to effect the admission.  If the foregoing conditions are not satisfied (i) no Disposition or issuance of Membership Interests otherwise permitted or required by this Agreement shall be effective, (ii) no Member shall have the right to substitute a transferee as a Member in its place with respect to any Membership Interests acquired by such transferee in any Disposition and (iii) no purchaser of newly issued Membership Interests from the Company shall be deemed to be a Member.

(c)                                  Rights and Obligations of Additional Members and Substituted Members.  A transferee of Membership Interests who has been admitted as an Additional Member or as a Substituted Member or a purchaser of newly issued Membership Interests from the Company who has been admitted as an Additional Member in accordance with this Section 3.7 shall have all the rights and powers and be subject to all the restrictions and liabilities under this Agreement relating to a Member.

(d)                                 Date of Admission as Additional or Substituted Member.  Admission of an Additional Member or Substituted Member shall become effective on the date such Person’s name is recorded on the books and records of the Company.  Upon the admission of an Additional Member or Substituted Member, (i) the Company shall, without the consent of any other Person, revise the Members’ Schedules to reflect the name and address of, and number and class of Membership Interests held by, such Additional Member or Substituted Member and to eliminate or adjust, if necessary, the name, address and interest of the predecessor of such Substituted Member and (ii) to the extent of the Disposition to such Substituted Member, the Disposing Member shall be relieved of its obligations under this Agreement; provided, however, notwithstanding anything to the contrary in this Agreement, such Disposing Member shall not be relieved of any liabilities that arise under or are incurred by such Disposing Member pursuant to the terms and conditions of this Agreement prior to the time such Member Disposes of any Membership Interests or ceases to be a Member hereunder.  Any Member who Disposed of all of such Member’s Membership Interests in one or more Dispositions permitted pursuant to this Section 3.7 and Article 7 (where each transferee was admitted as an Additional Member or a Substituted Member) shall cease to be a Member as of the date on which all transferees are admitted as Additional Members or Substituted Members; provided, however, notwithstanding anything to the contrary in this Agreement, such Member shall not be relieved of any liabilities that arise under or are incurred by such Member pursuant to the terms and conditions of this Agreement prior to the time such Member Disposes of any Membership Interests or ceases to be a Member hereunder.

Section 3.8                                    No Liability of Members.  Except as otherwise provided under the Act, the debts, liabilities, contracts and other obligations of the Company (whether arising in contract, tort or otherwise) shall be solely the debts, liabilities, contracts and other obligations of the Company, and no Member in its capacity as such shall be liable personally (a) for any debts, liabilities, contracts or other obligations of the Company, except to the extent and under the circumstances set forth in any non-waivable provision of the Act or in any separate written instrument signed by the applicable Member, or (b) for any debts, liabilities, contracts or other obligations of any other Member.  No Member shall have any responsibility to restore any negative balance in its Capital Account or to contribute to or in respect of the liabilities or obligations of the Company or to return distributions made by the Company, except as expressly provided herein or required by any non-waivable provision of the Act.  The agreement set forth in the immediately preceding sentence shall be deemed to be a compromise with the consent of all of the Members for purposes of §18-502(b) of the Act.  However, if any court of competent jurisdiction orders, holds or determines that, notwithstanding the provisions of this Agreement, any Member is obligated to restore any such negative balance, make any such contribution or make any such return, such obligation shall be the obligation of such Member and not of any other Person. If at any time, in accordance with this Section 3.8, a Member pays or is required to pay or becomes liable for debts or liabilities of the Company in excess of its Percentage Interest of such debts or liabilities, that Member shall have, as against the other Member or Members, a right of recovery of such excess and a right of indemnification from the other

** Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

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Members (in accordance with their Percentage Interest) against such excess payment made or liabilities incurred in respect of such debts or liabilities and each Member hereby agrees to indemnify the other Member in accordance with Article 9.

ARTICLE 4
REPRESENTATIONS AND WARRANTIES

Section 4.1                                    Representations and Warranties of Members.  Each (i) Initial Member severally, but not jointly, represents and warrants as of the Effective Date, and (ii) Substituted Member or Additional Member represents and warrants as the date of each Addendum Agreement to which such Substituted Member or Additional Member is a party, to the Company and each other Member that:

(a)                                 Authority.  Such Member has full power and authority to execute and deliver this Agreement (or the Addendum Agreement) and to perform its obligations hereunder, and the execution, delivery and performance by such Member of this Agreement (or the Addendum Agreement) have been duly authorized by all necessary action.

(b)                                 Binding Obligations.  This Agreement (or the Addendum Agreement) has been duly and validly executed and delivered by such Member and constitutes the binding obligation of such Member enforceable against such Member in accordance with its terms, subject to Creditors’ Rights.

(c)                                  No Conflict.  The execution, delivery and performance by such Member of this Agreement (or the Addendum Agreement) will not, with or without the giving of notice or the passage of time, or both, (i) violate any provision of Law to which such Member is subject, (ii) violate any order, judgment or decree applicable to such Member, or (iii) conflict with, or result in a breach or default under: (A) any term or condition of such Member’s organizational documents; or (B) any other instrument to which such Member is a party or by which any property of such Member is otherwise bound or subject, except, in the case of this clause (B), where such conflict, breach or default would not reasonably be expected to materially impair such Member’s ability to perform its obligations under this Agreement.

(d)                                 Investment Entirely For Own Account.  The Membership Interests acquired or to be acquired by such Member will be acquired for investment for such Member’s own account, not as a nominee or agent, and not with a view to the resale or distribution of any part thereof; such Member has no present intention of selling, granting any participation in, or otherwise distributing the same; and, except as set forth in the Contribution Agreement, such Member does not have any contract, undertaking, agreement or arrangement with any Person to sell, transfer or grant participations to such Person or to any third Person, with respect to any of the Membership Interests.

(e)                                  Unregistered Securities.  Such Member understands that the Membership Interests, at the time of issuance, will not be registered under the Securities Act or other applicable federal or state securities Laws.  Such Member also understands that such Membership Interests are being offered and sold pursuant to an exemption from registration contained in the Securities Act based in part upon such Member’s representations contained in this Agreement.

(f)                                   Investment Experience.  Such Member has such knowledge and experience in financial and business matters that such Member is capable of evaluating the merits and risks of an investment in the Membership Interests and of making an informed investment decision with respect to the purchase thereof and understands that (i) this investment is suitable only for an investor which is able to bear the economic consequences of losing such investor’s entire investment, (ii) the acquisition of the Membership Interests hereunder is a speculative investment which involves a high degree of risk of loss, which could

** Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

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include the loss of the Member’s entire investment, and (iii) there are substantial restrictions on the transferability of, and there will be no public market for, the Membership Interests, and accordingly, it may not be possible for such Member to liquidate such Member’s investment in case of emergency.

(g)                                  Accredited Investor or Employee.  Such Member is an Accredited Investor.

(h)                                 Restricted Securities.  Such Member understands that the Membership Interests to be acquired by such Member may not be sold, transferred or otherwise disposed of without registration under the Securities Act or an exemption therefrom, and that in the absence of either an effective registration statement covering such Membership Interests or an available exemption from registration under the Securities Act, the Membership Interests must be held indefinitely.  Such Member understands that the Company has no present intention of registering the Membership Interests to be acquired by such Member.  Such Member also understands that there is no assurance that any exemption from registration under the Securities Act will be available and that, even if available, such exemption may not allow such Member to transfer all or any portion of the Membership Interests to be acquired by it under the circumstances, in the amounts or at the times such Member might propose.  In particular, such Member is aware that the Membership Interests may not be sold pursuant to Rule 144 promulgated under the Securities Act unless all of the conditions of Rule 144 are met.  Among the conditions for use of Rule 144 may be availability of current information to the public about the Company.  Such information is not now available and the Company has no plans to make such information available.

(i)                                     Taxes.  Such Member has reviewed with its own Tax advisors the federal, state and local and the other Tax consequences of an investment in Membership Interests and the transactions contemplated by this Agreement.  Such Member acknowledges and agrees that the Company is making no representation or warranty as to the federal, state, local or foreign Tax consequences to such Member as a result of such Member’s acquisition of Membership Interests or the transactions contemplated by this Agreement.  Such Member understands that it shall be responsible for its own Tax liability that may arise as result of such Member’s acquisition, ownership or disposition of Membership Interests.

ARTICLE 5
CAPITAL CONTRIBUTIONS

Section 5.1                                    Initial Contributions.  On the Effective Date, the Initial Members are making the Capital Contributions described in Section 3.3 in exchange for the Units described in Section 3.3, as shown opposite each Initial Member’s name on the Member’s Schedule.

Section 5.2                                    Return of Contributions.  A Member is not entitled to the return of any part of its Capital Contributions or to be paid interest in respect of either its Capital Account or its Capital Contributions.  An unreturned Capital Contribution is not a liability of the Company or of any Member.  A Member is not required to contribute or to lend any cash or property to the Company to enable the Company to return any Member’s Capital Contributions.

Section 5.3                                    Capital Account.  A Capital Account shall be established and maintained for each Member in accordance with the requirements of Treasury Regulations Section 1.704-1(b)(2)(iv).  Each Member’s Capital Account (a) shall be increased by (i) the amount of money contributed by such Member to the Company, (ii) the Book Value of property contributed by such Member to the Company pursuant to the Contribution Agreement (net of liabilities secured by the contributed property that the Company is considered to assume or take subject to under Code Section 752), (iii) allocations to such Member of Profits pursuant to Section 6.2(a) and any other items of income or gain allocated to such Member pursuant to Section 6.2(b), (iv) in the case of a Member receiving a Compensatory Membership Interest, the amount included in the Member’s compensation income under Sections 83(a), 83(b) or

** Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

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83(d)(2) of the Code, and (v) any other increases allowed or required by Treasury Regulation Section 1.704-1(b)(2)(iv), and (b) shall be decreased by (i) the amount of money distributed to such Member by the Company, (ii) the Book Value of property distributed to such Member by the Company (net of liabilities secured by the distributed property that such Member is considered to assume or take subject to under Code Section 752), (iii) allocations to such Member of Losses pursuant to Section 6.2(a) and any other items of loss or deduction allocated to such Member pursuant to Section 6.2(b), and (iv) any other decreases allowed or required by Treasury Regulation Section 1.704-1(b)(2)(iv).  On the transfer of all or part of a Member’s Membership Interests, the Capital Account of the Transferor that is attributable to the transferred Membership Interests shall carry over to the transferee Member in accordance with the provisions of Treasury Regulation Section 1.704-1(b)(2)(iv)(l).  A Member that has more than one class or series of Units shall have a single Capital Account and a single Adjusted Capital Account that reflects all such Units; provided, however, that the Capital Accounts and Adjusted Capital Accounts shall be maintained in such manner as will facilitate a determination of the portion of each Capital Account and Adjusted Capital Account attributable to each class or series of Units.

Section 5.4                                    No Commitment for Additional FinancingThe Company and each Member acknowledges and agrees that no Member has made, nor has any obligation to make, any representation, commitment or agreement to provide to the Company any financing or investment (including for the avoidance of doubt any capital contribution), other than as set forth in the Contribution Agreement, Section 5.1 or any other binding agreement between the Company and such Member.  In addition, the Company and each Member acknowledge and agree that except as set forth in the Contribution Agreement, Section 5.1 or any other binding agreement between the Company and a Member (a) no statements made by such Member or its representatives before, on or after the Effective Date shall create an obligation to provide to the Company any financing or investment, (b) the Company shall not rely on any such statement by such Member or its representatives, and (c) an obligation to provide to the Company any financing or investment may only be created by a written agreement, signed by such Member and the Company, setting forth the terms and conditions of such financing or investment and stating that the parties intend for such writing to be a binding obligation or agreement.

ARTICLE 6
  DISTRIBUTIONS AND ALLOCATIONS

Section 6.1                                    Distributions.

(a)                                 Each distribution made by the Company, regardless of the source or character of the assets to be distributed, shall be made in accordance with this Article 6 and applicable Law.

(b)                                 Subject to Sectoin 6.1(g), the Board shall have sole discretion to determine the timing of any distribution and the aggregate amounts available for such distribution.  Subject to Section 6.1(c), Section 6.1(f) and Section 6.1(g), each distribution made by the Company, regardless of the source or character of the assets to be distributed, shall be made to the Members in proportion to their respective Percentage Interests; provided, however, that only an Incentive Unit that has become a “Vested Unit” shall be eligible to receive distributions pursuant to this Section 6.1(b).

(c)                                  In applying Section 6.1(b), if Incentive Units are issued with a Threshold Value greater than zero, each such Incentive Unit shall not be treated as having been issued for purposes of this Section 6.1 and the definition of Percentage Interest (and such series will not be entitled to receive distributions pursuant to this Section 6.1) until distributions have been made after the date such Incentive Unit was issued with respect to each Common Unit equal to the Threshold Value of such Incentive Unit.

** Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

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(d)                                 The Company may distribute securities in kind.  The fair market value of securities distributed in kind shall be reasonably determined by the Board.

(e)                                  Notwithstanding anything to the contrary set forth herein, in the event the “North Yard” or the “West Yard” (as such terms are defined the Contribution Agreement) are distributed to or acquired by Sunoco or certain of its Affiliates from and after the closing of the “Contemplated Transactions” pursuant to, as defined in and in accordance with the Contribution Agreement, such event shall not be deemed to be a distribution by the Company for purposes of this Agreement, including this Section 6.1.

(f)                                   The Company is authorized to deduct or withhold from distributions, or with respect to allocations, to the Members and to pay over to any federal, state, local or foreign taxing authority any amounts required to be so deducted or withheld pursuant to the Code or any provisions of applicable Law.  For all purposes under this Agreement, any amount so deducted or withheld shall be treated as actually distributed to the Member with respect to which such amount was withheld.

(g)                                  Subject to the Act and the restrictions contained in any financing arrangement to which the Company is party, notwithstanding any other provision of this Agreement to the contrary, after paying Company expenses and setting aside reasonable reserves for anticipated liabilities, obligations and commitments of the Company established by the Board in good faith, the Company shall, no later than the fifth (5th) day after the delivery of Schedules K-1 to the Members, make a distribution in cash (each, a “Tax Distribution”) to each Member in an amount equal to the excess of (i) the product of (A) the cumulative taxable income allocated by the Company to the Member from the Effective Date to the end of the taxable year preceding the distribution date, in excess of the cumulative taxable loss allocated by the Company to such Member to the extent that such taxable loss would be available (without regard to any other Tax item of the Member) to offset such taxable income, in each case taking into account any adjustment under Section 743 of the Code and any allocation of income or deductions to such Member under the “remedial method” described in Treasury Regulation Section 1.704-3(d) but excluding any taxable income allocable to the Sunoco member under Section 704(c) of the Code with respect to LIFO inventory contributed by the Sunoco member to the Company and (ii) the Assumed Tax Rate over (ii) all prior distributions to such Member under this Section 6.1(g).  Distributions under this Section 6.1(g) shall be treated as advance distributions under Section 6.1(b) and shall be taken into account in determining the amount subsequently distributable to such Member under Section 6.1(b).

Section 6.2                                    Allocations of Profits and Losses and other Items(a)       Profit and Loss Allocations.  After giving effect to the allocations provided in Section 6.2(b), Profit and Loss (and to the extent determined by the Board to be necessary and appropriate to achieve the resulting Capital Account balances described below, any allocable items of gross income, gain, loss and expense includable in the computation of Profits and Losses) for each Allocation Period shall be allocated among the Members during such Allocation Period, in such a manner as shall cause the Capital Accounts of the Members (as adjusted to reflect all allocations under Section 6.2(b) and all distributions through the end of such Allocation Period) to equal, as nearly as possible, (i) the amount such Members would receive if all assets of the Company on hand at the end of such Allocation Period were sold for cash equal to their Book Values, all liabilities of the Company were satisfied in cash in accordance with their terms (limited in the case of non-recourse liabilities to the Book Value of the property securing such liabilities), solely for this purpose all unvested Incentive Units became vested Incentive Units, and all remaining or resulting cash were distributed to the Members under Section 6.1 minus (ii) such Member’s share of Minimum Gain and Member Nonrecourse Debt Minimum Gain, computed immediately prior to the hypothetical sale of assets, and the amount any such Member is treated as obligated to contribute to the Company, computed immediately after the hypothetical sale of assets.

(b)                                 Special Allocations.  The following allocations shall be made in the following order:

** Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

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(i)                                     Nonrecourse Deductions shall be allocated to the Members in proportion to their Percentage Interests.

(ii)                                  Member Nonrecourse Deductions attributable to Member Nonrecourse Debt shall be allocated to the Members bearing the Economic Risk of Loss for such Member Nonrecourse Debt as determined under Treasury Regulation Section 1.704-2(b)(4).  If more than one Member bears the Economic Risk of Loss for such Member Nonrecourse Debt, the Member Nonrecourse Deductions attributable to such Member Nonrecourse Debt shall be allocated among the Members according to the ratio in which they bear the Economic Risk of Loss.  This Section 6.2(b)(ii) is intended to comply with the provisions of Treasury Regulation Section 1.704-2(i) and shall be interpreted consistently therewith.

(iii)                               Notwithstanding any other provision hereof to the contrary, if there is a net decrease in Minimum Gain for an Allocation Period (or if there was a net decrease in Minimum Gain for a prior Allocation Period and the Company did not have sufficient amounts of income and gain during prior periods to allocate among the Members under this Section 6.2(b)(iii), items of income and gain shall be allocated to each Member in an amount equal to such Member’s share of the net decrease in such Minimum Gain (as determined pursuant to Treasury Regulation Section 1.704-2(g)(2))).  This Section 6.2(b)(iii) is intended to constitute a minimum gain chargeback under Treasury Regulation Section 1.704-2(f) and shall be interpreted consistently therewith.

(iv)                              Notwithstanding any provision hereof to the contrary except Section 6.2(b)(iii) (dealing with Minimum Gain), if there is a net decrease in Member Nonrecourse Debt Minimum Gain for an Allocation Period (or if there was a net decrease in Member Nonrecourse Debt Minimum Gain for a prior Allocation Period and the Company did not have sufficient amounts of income and gain during prior periods to allocate among the Members under this Section 6.2(b)(iv), items of income and gain shall be allocated to each Member in an amount equal to such Member’s share of the net decrease in Member Nonrecourse Debt Minimum Gain (as determined pursuant to Treasury Regulation Section 1.704-2(i)(4)).  This Section 6.2(b)(iv) is intended to constitute a partner nonrecourse debt minimum gain chargeback under Treasury Regulation Section 1.704-2(i)(4) and shall be interpreted consistently therewith.

(v)                                 Notwithstanding any provision hereof to the contrary except Section 6.2(b)(i) and Section 6.2(b)(ii), no Losses or other items of loss or expense shall be allocated to any Member to the extent that such allocation would cause such Member to have a deficit balance in its Adjusted Capital Account (or increase any existing deficit balance in its Adjusted Capital Account) at the end of such Allocation Period.  All Losses and other items of loss and expense in excess of the limitation set forth in this Section 6.2(b)(v) shall be allocated to the Members who do not have a deficit balance in their Adjusted Capital Accounts in proportion to their relative positive Adjusted Capital Accounts but only to the extent that such Losses and other items of loss and expense do not cause any such Member to have a deficit in its Adjusted Capital Account.

(vi)                              A Member who unexpectedly receives an adjustment, allocation or distribution described in Treasury Regulation Section 1.704-1(b)(2)(ii)(d)(4), (5) or (6) shall be allocated items of income and gain (consisting of a pro rata portion of each item of income, including gross income, and gain for the Allocation Period) in an amount and manner sufficient to eliminate any deficit balance in such Member’s Adjusted Capital Account as quickly as possible; provided, however, an allocation pursuant to this Section 6.2(b)(vi) shall be made only if and to the extent that such Member would have a deficit Adjusted Capital Account balance after all other allocations provided for in this Article 6 have been tentatively made as if this Section 6.2(b)(vi)

** Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

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were not in this Agreement.  This Section 6.2(b)(vi) is intended to constitute a qualified income offset under Treasury Regulation Section 1.704-1(b)(2)(ii)(d) and shall be interpreted consistently therewith.

(vii)                           In the event that any Member has a deficit balance in its Adjusted Capital Account at the end of any Allocation Period, such Member shall be allocated items of Company gross income and gain in the amount of such deficit as quickly as possible; provided that an allocation pursuant to this Section 6.2(b)(vii) shall be made only if and to the extent that such Member would have a deficit balance in its Adjusted Capital Account after all other allocations provided for in this Article 6 have been tentatively made as if Section 6.2(b)(vi) and this Section 6.2(b)(vii) were not in this Agreement.

(viii)                        To the extent an adjustment to the adjusted tax basis of any Company properties pursuant to Code Section 734(b) or Code Section 743(b) is required pursuant to Treasury Regulation Section 1.704-1(b)(2)(iv)(m)(2) or 1.704-1(b)(2)(iv)(m)(4) to be taken into account in determining Capital Accounts as the result of a distribution to any Member in complete liquidation of such Member’s Units, the amount of such adjustment to Capital Accounts shall be treated as an item of gain (if the adjustment increases the basis of the asset) or loss (if the adjustment decreases such basis) and such gain or loss shall be allocated to the Members in accordance with Treasury Regulation Section 1.704-1(b)(2)(iv)(m)(2) if such Section applies, or to the Member to whom such distribution was made if Treasury Regulation Section 1.704-1(b)(2)(iv)(m)(4) applies.

(ix)                              If any Common Units that constitute Compensatory Membership Interests or Incentive Units are forfeited or repurchased by the Company, the holder of such Units shall be allocated items of loss and deduction in the Allocation Period of such forfeiture or repurchase in an amount equal to the portion of such holder’s Capital Account attributable to such forfeited Units reduced, but not below zero, by the amount of any repurchase price paid by the Company for such Units.

(x)                                 If, as a result of an exercise of a noncompensatory warrant or option to acquire an interest in the Company, a Capital Account reallocation is required under Proposed Treasury Regulation Section 1.704-1(b)(2)(iv)(s)(3) (as such Proposed Treasury Regulation may be amended or modified, including upon the issuance of temporary or final Treasury Regulations), the Company shall make corrective allocations pursuant to Proposed Treasury Regulation Section 1.704-1(b)(4)(x), as such Proposed Treasury Regulation may be amended or modified, including upon the issuance of temporary or final Treasury Regulations.

(c)                                  Income Tax Allocations.

(i)                                     All items of income, gain, loss and deduction for Federal income tax purposes shall be allocated in the same manner as the corresponding item is allocated pursuant to Section 6.1, except as otherwise provided in this Section 6.2.

(ii)                                  In accordance with the principles of Section 704(c) of the Internal Revenue Code and the Treasury Regulations thereunder, income, gain, deduction and loss with respect to any Company property having a Book Value that differs from such property’s adjusted federal income tax basis shall, solely for federal income tax purposes, be allocated among the Members in order to account for any such difference using the “remedial method” under Treasury Regulation Section 1.704-3(d) or such other method or methods as determined by the Board to be appropriate and in accordance with the applicable Treasury Regulations.

** Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

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(iii)                               In accordance with the principles of Section 704(c) of the Code and the Treasury Regulations thereunder, income, gain, deduction and loss with respect to any Company property adjusted pursuant to clause (b) of the definition of “Book Value” shall, solely for federal income tax purposes, take into account any variation between the Book Value thereof immediately before such adjustment and the Book Value thereof immediately after such adjustment using the “remedial method” under Treasury Regulation Section 1.704-3(d) or such other method or methods as determined by the Board to be appropriate and in accordance with the applicable Treasury Regulations.

(iv)                              Any recapture of depreciation or any other item of deduction shall be allocated, in accordance with Treasury Regulations Section 1.1245-1(e) to the Members who received the benefit of such deductions (taking into account the effect of remedial allocations).

(v)                                 Allocations pursuant to this Section 6.2(c) are solely for purposes of U.S. federal, state, and local taxes and except as specifically provided shall not affect, or in any way be taken into account in computing, any Member’s Capital Account or share of Profits, Losses, other items or distributions pursuant to any provision of this Agreement.

(d)                                 Other Allocation Rules.

(i)                                     All items of income, gain, loss, deduction and credit allocable to an interest in the Company that may have been Transferred shall be allocated between the transferor and the transferee based on the portion of the Fiscal Year during which each was recognized as the owner of such interest, without regard to whether cash distributions were made to the transferor or the transferee during that year; using any method permissible under Code Section 706 and the Treasury Regulations thereunder as determined by the Board.

(ii)                                  The Members’ proportionate shares of the “excess nonrecourse liabilities” of the Company, within the meaning of Treasury Regulation Section 1.752-3(a)(3), shall be allocated to the Members in accordance with their Percentage Interests.

(iii)                               The definition of Capital Account set forth in Section 5.3 and the allocations set forth in Section 6.2 are intended to comply with the Treasury Regulations.  If the Board determines that the determination of a Member’s Capital Account or the allocations to a Member are not in compliance with the Treasury Regulations, the Board is authorized to make adjustments thereto solely to the extent necessary to bring such determinations into compliance with the Treasury Regulations.

(iv)                              Notwithstanding anything in this Article 6 to the contrary, any Common Units that are Compensatory Membership Interests and for which no Code Section 83(b) election is made shall not be treated as outstanding Units of the Company for purposes of Section 5.3 and Section 6.2, and such Common Units shall not have a corresponding Capital Account balance until such time as such Common Units are not subject to a substantial risk of forfeiture within the meaning of Section 83 of the Code.

** Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

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ARTICLE 7
DISPOSITIONS OF MEMBERSHIP INTERESTS;
PREEMPTIVE RIGHTS;
QUALIFIED IPO

Section 7.1                                    General Restrictions on Dispositions of Membership Interests.

(a)                                 Dispositions of Membership Interests otherwise permitted or required by this Agreement may only be made in compliance with applicable foreign, U.S. federal and state securities Laws, including the Securities Act and the rules and regulations thereunder, and the Act.

(b)                                 Except in connection with a Qualified IPO, for so long as the Company is a partnership for U.S. federal income Tax purposes, in no event may any Disposition of any Membership Interests by any Member be made if such Disposition is effectuated through an “established securities market” or a “secondary market” (or the substantial equivalent thereof) within the meaning of Section 7704 of the Code or if such Disposition would otherwise result in the Company being treated as a “publicly traded partnership,” as such term has the meaning set forth in Section 7704(b) of the Code and the regulations promulgated thereunder.

(c)                                  Dispositions of Membership Interests may only be made in strict compliance with all applicable provisions of this Agreement, and any purported Disposition of Membership Interests that does not comply with all applicable provisions of this Agreement shall be null and void and of no force or effect, and the Company shall not recognize or be bound by any such purported Disposition and shall not effect any such purported Disposition on the transfer books of the Company or Capital Accounts of the Members.  The Members agree that the restrictions contained in this Article 7 are fair and reasonable and in the best interests of the Company and the Members.

Section 7.2                                    Permitted Dispositions of Units.  No Disposition of any Units may be made unless (a) such Disposition complies with the provisions of Section 7.1 and (b) such Disposition is made:

(i)                                     in connection with a Drag-Along Transaction in accordance with Section 7.4;

(ii)                                  in connection with a Tag-Along Sale in accordance with Section 7.5;

(iii)                               in connection with an IPO Exchange in accordance with Section 7.6; or

(iv)                              with the prior written consent of each of the Initial Members.

Section 7.3                                    Permitted Transferees.

(a)                                 Notwithstanding anything in Section 7.2 to the contrary, any Member may Dispose of such Units to a Permitted Transferee of such Member, subject to the applicable provisions of Section 7.1; provided, however, that (i) such Permitted Transferee shall not be entitled to make any further Dispositions in reliance upon this Section 7.3(a), except for a Disposition of such acquired Units back to such original holder or to another Permitted Transferee of such original holder or a Disposition that is permitted under Section 7.2, (ii) such Permitted Transferee must assume all of the obligations of the original holder of the Units under and agree to comply with the provisions of this Agreement, and (iii) if a Permitted Transferee of Units at any time ceases to be a Permitted Transferee of such original holder, then such transferee shall make a Disposition of such acquired Units back to such original holder or to another Permitted Transferee of such original holder and if the transferee fails to make such a Disposition within 45 days of the transferee ceasing to be a Permitted Transferee of such original holder, then the Company may, at its option, cause such transferee to forfeit such Units to the Company.

(b)                                 A Member may not make a Disposition of Units to a Permitted Transferee if such Disposition has as a purpose the avoidance of or is otherwise undertaken in contemplation of avoiding the restrictions on Dispositions in this Agreement (it being understood that the purpose of this Section 7.3 is to prohibit the Disposition of Units to a Permitted Transferee followed by a change in the relationship between the transferor and the Permitted Transferee (or a change of Control of such transferor or

** Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

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Permitted Transferee) after the Disposition with the result and effect that the transferor has indirectly made a Disposition of Units by using a Permitted Transferee, which Disposition would not have been directly permitted under this Section 7.3 had such change in such relationship occurred prior to such Disposition).

Section 7.4                                    Drag-Along Rights.

(a)                                 At any time if TCG receives an offer from a Third Party for a Drag-Along Transaction that TCG desires to accept and that the Board has approved, TCG may require in accordance with this Section 7.4 all other Members to sell, on the same terms and conditions applicable and for the same proportionate amount and form of consideration payable (and taking into account, in the case of any Incentive Unit, the Threshold Amount applicable to such Incentive Unit), a number of Common Units and Incentive Units equal to the product of (i) the Common Units and the Incentive Units, respectively, held by such Member multiplied by (ii) the percentage determined by dividing (A) the aggregate number of Common Units that TCG proposes to sell in the Drag-Along Transaction by (B) the total number of outstanding Common Units then held by TCG (such Units, the “Dragged Units”).  To the extent that any additional classes of Units are issued pursuant to and in accordance with Section 3.7, then Dragged Units shall also include a number of such additional class, or classes, of Units determined in accordance with the formula set forth in the preceding sentence (by substituting such additional class, or classes, if applicable, for “Common Units” in such formula).

(b)                                 In connection with any such Drag-Along Transaction, all Members entitled to consent thereto shall consent to the Drag-Along Transaction, and if the Drag-Along Transaction is structured as (i) a consolidation, conversion, merger or other business combination of the Company or a sale of all or substantially all of the assets of the Company, each Member entitled to vote thereon shall vote in favor of the Drag-Along Transaction and shall waive any appraisal rights or similar rights in connection with such merger, conversion, Unit exchange, consolidation or asset sale, or (ii) a sale or transfer of Membership Interests, each Member shall agree to sell all of its Dragged Units, on the terms and conditions of such Drag-Along Transaction.  The Members shall promptly take all necessary and desirable actions in connection with the consummation of the Drag-Along Transaction reasonably requested by TCG, including the execution of such agreements and such instruments and other actions reasonably necessary to (A) provide customary representations, warranties, indemnities, and escrow or holdback arrangements relating to such Drag-Along Transaction (subject to Section 7.4(d)), in each case to the extent that each Member is similarly obligated except as otherwise provided for herein, and (B) to the extent that such Drag-Along Transaction is structured as a consolidation, conversion, merger or other business combination of the Company or a sale of all or substantially all of the assets of the Company, effectuate the allocation and distribution of the aggregate consideration upon the Drag-Along Transaction as set forth in Section 7.4(c).

(c)                                  (i) Upon the consummation of the Drag-Along Transaction that is structured as a consolidation, conversion, merger or other business combination of the Company or a sale of all or substantially all of the assets of the Company, each Member shall receive the same portion of the aggregate consideration from such Drag-Along Transaction that such Member would have received if the implied value for all Units based on the purchase price of the Drag-Along Transaction had been distributed by the Company in complete liquidation pursuant to the rights and preferences set forth in Section 6.1 as in effect immediately prior to such Drag-Along Transaction; and (ii) if a Member receives consideration from such Drag-Along Transaction in a manner other than as contemplated by the clause (i) or in excess of the amount to which such Member is entitled in accordance with the clause (i), then such Member shall take such action as is necessary so that such consideration shall be immediately reallocated among and distributed to the Members in accordance with the clause (i).  If some or all of the consideration received in connection with a Drag-Along Transaction is other than cash, then such

** Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

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consideration shall be deemed to have a dollar value equal to the fair market value of such consideration as determined by the Board in its reasonable judgment; provided, however, that upon written request the Board shall provide any Initial Member all information reasonably related to the Board’s determination of fair market value.

(d)                                 The obligations of the Members pursuant to this Section 7.4 are subject to the following terms and conditions:

(i)                                     the Company shall bear the reasonable, documented costs incurred in connection with any Drag-Along Transaction (costs incurred by or on behalf of any Member for such Member’s sole benefit will not be considered costs of the Drag-Along Transaction) unless otherwise agreed by the Company and the acquiror, in which case no Member shall be obligated to make any out-of-pocket expenditure prior to the consummation of the Drag-Along Transaction (excluding modest expenditures for postage, copies, and the like) and no Member shall be obligated to pay any portion (or, if paid, shall be entitled to be reimbursed by the Company for that portion paid) that is more than its pro rata share (based upon the amount of consideration received by such Member in the Drag-Along Transaction) of reasonable expenses incurred in connection with a consummated Drag-Along Transaction;

(ii)                                  no Member shall be obligated under the terms of any agreement respecting any transaction to indemnify any Person for any breaches of any other Member;

(iii)                               no Member shall be obligated to be subject to any non-compete or non-solicit covenant or similar restriction on it or its Affiliates’ business without the prior written consent of such Member;

(iv)                              no Member shall be required to provide any representations, warranties or indemnities in connection with the Drag-Along Transaction, other than (A) representations, warranties or indemnities for which the sole recourse is to consideration in escrow or heldback and (B) customary (including with respect to qualifications) several (and not joint) representations, warranties and indemnities concerning (1) such Member’s valid title to and ownership of Membership Interests, free of all liens, claims and encumbrances (excluding those arising under applicable securities Laws), (2) such Member’s authority, power and right to enter into and consummate such Drag-Along Transaction, (3) the absence of any violation, default or acceleration of any agreement to which such Member is subject or by which its assets are bound as a result of the Drag-Along Transaction, and (4) the absence of, or compliance with, any governmental or third-party consents, approvals, filings or notifications required to be obtained or made by such Member in connection with the Drag-Along Transaction (and then only to the extent that each other Member provides similar representations, warranties and indemnities with respect to the Membership Interests held by such Member);

(v)                                 each Member’s liability for representations and warranties shall be on a several (but not joint) basis with each other Member or equity interest holder, as applicable (pro rata based upon the amount of proceeds received by such Member);

(vi)                              consideration placed in escrow or holdback shall be allocated among the Members according to their Percentage Interest (and taking into account, in the case of any Incentive Unit, the Threshold Amount applicable to such Incentive Unit); and

(vii)                           if some or all of the consideration received in connection with the Drag-Along Transaction is other than cash, then such consideration shall be deemed to have a dollar value

** Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

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equal to the fair market value of such consideration as determined by the Board in its reasonable judgment; provided, however, that upon written request the Board shall provide any Member all information reasonably related to the Board’s determination of fair market value.

(e)                                  Notwithstanding anything to the contrary in this Section 7.4, if the consideration proposed to be paid to the Members in a Drag-Along Transaction includes securities with respect to which no registration statement covering the issuance of such securities has been declared effective under the Securities Act, then each of the Members that is not then an Accredited Investor may be required at the request and election of the Members that are pursuing a Drag-Along Transaction, to (i) appoint a purchaser representative (as such term has the meaning set forth in Rule 501 under the Securities Act) reasonably acceptable to such requesting Members or (ii) accept cash in lieu of any securities such non-Accredited Investor would otherwise receive in an amount equal to the fair market value of such securities as determined in the manner set forth in Section 7.4(d)(vii).

(f)                                   TCG shall have the right in connection with a Drag-Along Transaction (or in connection with the investigation or consideration of any such prospective transaction) to require the Company to cooperate fully with potential acquirers in such prospective transaction by taking all customary and other actions reasonably requested and, in each case, with reasonable notice by TCG or such potential acquirers, including making the Company’s properties, books and records, and other assets reasonably available for inspection by such potential acquirers, establishing a physical or electronic data room including materials customarily made available to potential acquirers in connection with such processes and making its employees reasonably available for presentations, interviews and other diligence activities, in each case subject to reasonable and customary confidentiality provisions.  In addition, TCG shall be entitled to take all steps reasonably necessary to carry out an auction of the Company, including selecting an investment bank, providing confidential information (pursuant to confidentiality agreements), selecting the winning bidder and negotiating the requisite documentation.  The Company shall provide assistance with respect to these actions as reasonably requested.

Section 7.5                                    Tag-Along Rights.

(a)                                 If TCG (in such capacity, the “Transferor”) desires to Dispose of all or any portion of its Units to a Third Party (the “Tag-Along Transferee”), the Transferor shall offer to include in such proposed Disposition (the “Tag-Along Sale”) a number of Units owned and designated by Sunoco, in accordance with the terms of this Section 7.5.  Notwithstanding the foregoing, this Section 7.5 shall not be applicable to, and a Transferor may Dispose of Units without complying with any of the provisions of this Section 7.5 in connection with, any Disposition (i) to a Permitted Transferee, (ii) made pursuant to a Drag-Along Transaction pursuant to Section 7.4 or (iii) made pursuant to an IPO Exchange.  The Transferor shall cause the offer from such Tag-Along Transferee (the “Tag-Along Offer”) to be reduced to writing, which writing shall include (x) an offer to purchase or otherwise acquire Units from Sunoco as required by this Section 7.5, (y) a time and place designated for the closing of such purchase and (z) the terms and conditions, including the per Unit purchase price proposed to be paid by the Tag-Along Transferee and any other documentation related to the Tag-Along Sale, applicable to the Transferor’s and Sunoco’s Units in a Tag-Along Sale and the aggregate proceeds expected to be payable in respect of any Units included in such Tag-Along Sale (which proceeds shall be calculated in accordance with Section 7.5(e)).

(b)                                 The Transferor shall send written notice of such Tag-Along Offer (an “Inclusion Notice”), together with the Transferor Requested Percentage, to Sunoco.  Sunoco shall have the right, exercisable by delivery of written notice to the Transferor at any time within 30 days after receipt of the Inclusion Notice, to request to sell in the Tag-Along Sale a number of Units up to the total number of Units held by Sunoco multiplied by the Transferor Requested Percentage.

** Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

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(c)                                  Promptly following the completion of the procedures described in Section 7.5(b), the following procedures shall apply:

(i)                                     first, the Transferor shall notify the Tag-Along Transferee of the number of Requested Units;

(ii)                                  next, the Transferor shall determine whether the Tag-Along Transferee is willing to purchase all of the Requested Units.  If the Tag-Along Transferee is unwilling to purchase all of such Units, then the Transferor shall determine what percentage of Requested Units (which percentage shall be the same for each class of Units) such Tag-Along Transferee is willing to purchase in the aggregate (the “Purchased Percentage”).  In such event, the number of Units that the Transferor proposes to sell in the Tag-Along Sale and the number of the Requested Units that the Transferor and Sunoco otherwise would have sold shall be reduced on a pro rata basis (based on the respective total numbers of Units that such Members desired to sell) so as to permit the Transferor and Sunoco to sell in the aggregate a number of Units equal to the total number of Requested Units multiplied by the Purchased Percentage (the “Purchased Units”).

(d)                                 At the time (subject to extension to the extent necessary to pursue any required regulatory or equityholder approvals, including to allow for the expiration or termination of all waiting periods under the Hart-Scott-Rodino Act) and place provided for the closing in the Tag-Along Offer, or at such other time and place as Sunoco, the Transferor and the Tag-Along Transferee shall agree, Sunoco and the Transferor shall sell to the Tag-Along Transferee all of the Purchased Units.  Each sale of Purchased Units pursuant to this Section 7.5(d) shall be upon terms and conditions, if any, not more favorable individually and in the aggregate to the purchaser than those in the Tag-Along Offer and the Inclusion Notice and upon the consummation of such sale, each holder of Purchased Units, shall receive the consideration specified in Section 7.5(e).

(e)                                  In connection with the consummation of the Tag-Along Sale, the purchase price each holder of a Purchased Unit receives shall be the same per-Unit purchase price, upon the same terms and conditions, as are payable or applicable to the Transferor in connection therewith.  At the time of consummation of the Tag-Along Sale, the prospective purchaser shall remit directly to each participating holder of Purchased Units that portion of the sale proceeds to which the participating holder of Purchased Units is entitled by reason of its participation with respect thereto.  The Transferor shall ensure that the provisions of this Section 7.5 are adhered to and no Units may be purchased from the Transferor unless the purchaser simultaneously purchases from the participating holders of all of the Purchased Units that they are entitled to sell pursuant to this Section 7.5.

(f)                                   The Transferor shall have the right in connection with any Tag-Along Sale (or in connection with the investigation or consideration of any potential Tag-Along Sale) to require the Company to cooperate fully with potential acquirors in such prospective Tag-Along Sale by taking all customary actions reasonably requested, in each case with reasonable notice, by such Transferor or such potential acquirors, including making the Company’s properties, books and records, and other assets reasonably available for inspection by such potential acquirors, establishing a physical or electronic data room including materials customarily made available to potential acquirors in connection with such processes and making its employees reasonably available for presentations, interviews and other diligence activities, in each case subject to reasonable and customary confidentiality provisions.  The Company shall provide assistance with respect to these actions as reasonably requested.

** Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

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Section 7.6                                    Qualified IPO .

(a)                                 In connection with any proposed Qualified IPO approved by the Board, the outstanding Membership Interests will be converted or exchanged in accordance with this Section 7.6 into equity securities of the IPO Issuer (“IPO Securities”) of the same class or series as the securities of the IPO Issuer proposed to be offered to the public in the Qualified IPO (the “Publicly Offered Securities”).  In connection therewith, each outstanding Membership Interest will be converted into or exchanged for IPO Securities in a transaction or series of transactions that give effect to the provisions of Section 6.1(b) (the “IPO Exchange”) such that each Member will either (i) receive IPO Securities having a value equal to the same proportion of the aggregate Pre-IPO Value, if any, that such Member would have received if all of the Company’s cash and other property had been distributed by the Company in complete liquidation pursuant to the rights and preferences set forth in Section 6.1 as in effect immediately prior to such distribution assuming that the value of the IPO Issuer immediately prior to such liquidation distribution was equal to the Pre-IPO Value, or (ii) have such Membership Interests cancelled for no consideration, if the application of the foregoing clause (i) would result in a Member receiving no IPO Securities; provided, however, that the IPO Securities issued with vesting restrictions shall remain subject to such vesting restrictions with, and to the extent provided in, the applicable Equity Grant Agreement.  The market value of any IPO Securities issued in connection with the IPO Exchange will be deemed to be the price at which the Publicly Offered Securities were initially sold by the underwriters, which underwriters will be led by a qualified independent investment bank with a national reputation in the country or countries in which the Publicly Offered Securities are to be traded.  If, in connection with the IPO Exchange, the Board determines that it is advisable to have the Members contribute all of the Units to the IPO Issuer or its general partner in one or a series of transactions to the IPO Issuer pursuant to an agreement that provides for the exchange of Membership Interests into IPO Securities of such Person (with the amount of IPO Securities to be received by each such Member being determined in accordance with this Section 7.6), each Member agrees to participate in such an exchange.

(b)                                 Notwithstanding anything to the contrary in this Agreement, at any time after the approval of a Qualified IPO in accordance with this Agreement, the Board shall be entitled to approve the transaction or transactions to effect the IPO Exchange and to take all such other actions as are required or necessary to facilitate the Qualified IPO including forming any entities required or necessary in connection with the Qualified IPO without the consent or approval of any other Person (including any Member); provided, however, that the IPO Exchange does not, and would not reasonably be expected to, affect the relative rights of the Initial Members in a manner that is material and adverse to any of them, as compared to a Qualified IPO effected without the IPO Exchange.  If the Board elects to exercise the Company’s rights under this Section 7.6, each of the Members shall (i) take such actions as may be reasonably requested by the Board in connection with consummating the IPO Exchange, including (x) such actions as are required to transfer all of the issued and outstanding Membership Interests or the assets of the Company to an IPO Issuer or its general partner (including a Blocker Corporation) and (y) such actions as are required in order to merge or consolidate the Company into or with an IPO Issuer or its general partner and (ii) use commercially reasonable efforts to (x) cooperate with the other Members so that the IPO Exchange is undertaken in a Tax-efficient manner and (y) if any Member or its limited partners or investors has a structure involving ownership of all or a portion of its interests in the Company, directly or indirectly, through one or more single purpose entities (a “Blocker Corporation”), at the request of any such Member, merge its Blocker Corporation into the IPO Issuer in a Tax-free reorganization, utilize such Blocker Corporation as the IPO Issuer or otherwise structure the transaction so that the Blocker Corporation is not subject to a level of corporate Tax on the Qualified IPO or subsequent dividend payments or sales of stock.

(c)                                  Each Member shall sell any fractional IPO Securities owned by such Member (after taking into account all IPO Securities held by such Member) to the IPO Issuer or its general partner, upon the request of the Company in connection with or in anticipation of the consummation of a Qualified IPO, for cash consideration equal to the fair value of such fractional securities, as determined by the Board.

** Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

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(d)                                 Notwithstanding anything to the contrary in this Section 7.6, if no registration statement covering the issuance of the IPO Securities to the Members in the IPO Exchange has been declared effective under the Securities Act, then each of the Members that is not then an Accredited Investor for the purposes of the issuance of the IPO Securities may be required, at the request and election of the Company, to (i) appoint a purchaser representative (as such term has the meaning set forth in Rule 501 under the Securities Act) reasonably acceptable to the Company or (ii) agree to accept cash in lieu of any IPO Securities such Member would otherwise receive in an amount equal to the fair value of such IPO Securities, as determined by the Board in its reasonable judgment; provided, however, that upon written request the Board shall provide any Member all information reasonably related to the Board’s determination of fair market value.

(e)                                  If so requested by TCG, the certificate of incorporation (if the IPO Issuer is a corporation) or other organizational documents (if the IPO Issuer is a Person other than a corporation) of the IPO Issuer and, if applicable, its general partner, shall include a provision substantially the same as Section 8.7(b) hereof.

Section 7.7                                    Preemptive Rights.

(a)                                 Prior to the Company issuing, other than in an Excluded Issuance, any Membership Interests or options or other rights to acquire Membership Interests, whether through exchange, conversion or otherwise (collectively, the “New Securities”), Sunoco shall have the right to purchase the number of New Securities as provided in this Section 7.7.  “Excluded Issuance” means the issuance of (i) options to purchase Membership Interests or other securities pursuant to Equity Grant Agreements, (ii) Membership Interests issued in connection with any split, distribution or recapitalization of the Company, (iii) Equity Interests issued by the Company in an underwritten public offering pursuant to a registration statement filed under the Securities Act (or other applicable foreign securities Laws governing such issuance) and approved by the Board, (iv) IPO Securities in connection with an IPO Exchange pursuant to this Agreement, or (v) Membership Interests issued in an arms-length transaction to an independent third party or group of independent third parties acting in concert.

(b)                                 The Company shall give Sunoco at least 30 days’ prior notice (the “First Notice”) of any proposed issuance of New Securities, which notice shall set forth in reasonable detail the proposed terms and conditions of such issuance and shall offer to Sunoco the opportunity to purchase the Sunoco Pro Rata Share (which shall be calculated as of the date of such notice) of the New Securities at the same price, on the same terms and conditions and at the same time as the New Securities are proposed to be issued by the Company.  If Sunoco wishes to exercise its preemptive rights, it must do so by delivering an irrevocable written notice to the Company within 30 days after delivery by the Company of the First Notice (the “Election Period”), which notice shall state the dollar amount of New Securities Sunoco would like to purchase up to a maximum amount equal to the Sunoco Pro Rata Share of the total offering amount.

(c)                                  If not all of the Sunoco’s Pro Rata Share of New Securities is subscribed for by Sunoco, the Company shall have the right, but shall not be required, to issue and sell the unsubscribed portion of Sunoco’s Pro Rata Share of the New Securities to the proposed purchaser at any time during the 90 days following the termination of the Election Period pursuant to the terms and conditions set forth in the First Notice.  The Board may, in its discretion, impose such other reasonable and customary terms and procedures such as setting a closing date, rounding the number of Units covered by this Section 7.7 to the nearest whole Unit and requiring customary closing deliveries in connection with any preemptive rights offering.

** Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

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Section 7.8                                    Registration Rights.  The Initial Members will have the registration rights set forth in the Registration Rights Agreement.

Section 7.9                                    Termination Following Qualified IPO.  Notwithstanding anything to the contrary in this Article 7, the provisions of this Article 7 (other than Section 7.1(a), and Section 7.8) shall terminate and be of no further force or effect upon the consummation of a Qualified IPO.

ARTICLE 8
MANAGEMENT

Section 8.1                                    Management Under Direction of the Board.  Subject to Section 8.6, the business and affairs of the Company shall be managed and controlled by a board of managers (the “Board,” and each member of the Board, a “Manager”), and the Board shall have power on behalf and in the name of the Company to carry out any and all objects and purposes of the Company and to manage and conduct the business and affairs of the Company, to make all decisions affecting the business and affairs of the Company and to take all such actions as it deems necessary, advisable or appropriate to accomplish the purposes of the Company as set forth in Section 2.4 (subject, in all cases, to the terms of this Agreement and applicable Law).  Notwithstanding the foregoing, and in accordance with the Agreement, no Manager in his or her individual capacity shall have the authority to manage the Company or approve matters relating to, or otherwise to bind the Company, such powers being reserved to the Managers acting pursuant to Section 8.2(e) through the Board and to such agents of the Company as designated by the Board.

Section 8.2                                    Board of Managers.

(a)                                 Composition; Initial Managers.  The Board shall consist of seven (7) Managers, as adjusted per this Section 8.2(a), designated as follows:

(i)                                     Four (4) designees of TCG (each, a “TCG Manager”);

(ii)                                  Two (2) designees of the Sunoco (each, a “Sunoco Manager”); and

(iii)                               the Chief Executive Officer (for so long as such individual holds such office) (the “Management Manager”);

provided, however, that (x) in the event either TCG or Sunoco’s Percentage Interest falls below 15%, as the case may be, such Member shall be entitled to designate one fewer Manager than set forth in Section 8.2(a) or Section 8.2(b), respectively and (y) in the event that either TCG or Sunoco’s Percentage Interest falls below 7.5%, as the case may be, such Member shall be entitled to designate one additional fewer Manager than set forth in Section 8.2(a) or Section 8.2(b).

The initial Board shall consist of the individuals listed on Schedule III.  The members of the Board shall be “managers” within the meaning of the Act.  The total number of Managers shall be automatically reduced by one each time TCG or Sunoco has one fewer designee pursuant to the proviso in Section 8.2(a).

(b)                                 Removal.  Any Manager may be removed with or without cause only by consent of the Members entitled to designate such Manager.

(c)                                  Resignations.  A Manager may resign at any time.  Such resignation shall be in writing and shall take effect at the time specified therein or, if no time is specified, at the time of its receipt by the

** Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

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Company.  The acceptance of a resignation shall not be necessary to make it effective unless expressly so provided in the resignation.  For so long as the individual holding the office of Chief Executive Officer holds such office, the Chief Executive Officer shall serve as the Management Manager; provided, however, that the failure of such individual to hold such office shall constitute his or her immediate resignation as the Management Manager without any action on the part of such individual.

(d)                                 Vacancies.  In the event that a vacancy is created on the Board by the death, disability, retirement, resignation or removal of any Manager, such vacancy shall be filled only by consent of the Member or Members then entitled to designate such Manager pursuant to Section 8.2(a).  A Member or group of Members entitled to designate a Manager may do so at any time by written notice to the Company.

(e)                                  Votes per Manager; Quorum; Required Vote for Board Action.  Each Manager shall have one vote.  A majority of the Board, which majority must include at least one (1) TCG Manager, shall constitute a quorum for the transaction of business at a meeting of the Board.  Actions by the Board shall require the approval of a majority of the votes of the Managers voting on the issue.  Any Manager may vote either by attendance at the meeting (either in person or by teleconference) or by a general proxy granted to any other Manager (which proxy may by its terms be for such period as set forth therein).

(f)                                   Place of Meetings; Order of Business.  The Board may hold its meetings and may have an office and keep the books of the Company, except as otherwise provided by Law, in such place or places, within or without the State of Delaware, as the Board may from time to time determine by resolution.  At all meetings of the Board, business shall be transacted in such order as shall from time to time be determined by resolution of the Board.  A TCG Manager shall prepare minutes of each meeting, send a copy of such minutes (and any resolutions of the Board) to each Manager after the meeting.

(g)                                  Regular Meetings.  Regular meetings of the Board shall take place at least once per year and shall be held at such times and places as shall be designated from time to time by resolution of the Board.  Notice of such regular meetings shall not be required if held at the times and places set forth in the relevant resolution and such resolution has been provided to each Manager.

(h)                                 Special Meetings.  Special meetings of the Board may be called by any TCG Manager on at least 24 hours personal, written, telegraphic, cable, wireless or electronic notice to each Manager, which notice must include appropriate dial-in information to permit each Manager to participate in such meeting by means of telephone conference.  Such notice need not state the purpose or purposes of such meeting, except as may otherwise be required by Law.

(i)                                     Expenses.  All of the Managers shall be entitled to reimbursement for reasonable out-of-pocket expenses in attending meetings of the Board.

(j)                                    Action Without a Meeting.  Any action required or permitted to be taken at a meeting of the Board may be taken without a meeting and without a vote if a consent or consents in writing, setting forth the action so taken, is signed by Managers having not fewer than a majority of the votes of all Managers.  Notice of actions taken by written consent in lieu of a meeting of the Board shall be delivered to the Managers not joined in such written consent as promptly as reasonably practicable following the date the requisite consent is obtained.  Any action required or permitted to be taken at a meeting of any committee of the Board may be taken without a meeting and without a vote if a consent or consents in writing, setting forth the action so taken, is consented to by a majority of the members of such committee.  To be effective any document that is intended to evidence the written consent of the Board or of a committee of the Board must expressly state that it is a written consent of the Board or of a committee of the Board, as applicable.

** Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

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(k)                                 Telephonic Conference Meeting.  Subject to the requirement for notice of meetings, Managers may participate in a meeting of the Board by means of a conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and participation in such a meeting shall constitute presence in person at such meeting, except where a Manager participates in the meeting for the express purpose of objecting to the transaction of any business on the ground that the meeting is not lawfully called or convened.

(l)                                     Waiver of Notice Through Attendance.  Attendance of a Manager at any meeting of the Board (including by telephone) shall constitute a waiver of notice of such meeting, except where such Manager attends the meeting for the express purpose of objecting to the transaction of any business on the ground that the meeting is not lawfully called or convened and notifies the other Managers at such meeting of such purpose.

(m)                             Reliance on Books, Reports and Records.  Each Manager shall, in the performance of his or her duties, be fully protected in relying in good faith upon the books of account or reports made to the Company by any of its Officers or by an independent certified public accountant or by an appraiser selected with reasonable care by the Board, or in relying in good faith upon other records of the Company.

(n)                                 Committees.  In the event the Board creates or maintains any committees, (i) any such committee shall consist of no more than three (3) members, (ii) TCG shall be entitled to designate two (2) members of any such committee, (iii) Sunoco shall be entitled to designate one (1) member of any such committee and (iv) any actions by such committee shall require the consent of a majority the committee members provided, however, that (x) in the event either TCG or Sunoco’s Percentage Interest falls below 15%, as the case may be, such Member shall be entitled to designate one fewer member of any committee and (y) in the event that either TCG or Sunoco’s Percentage Interest falls below 7.5%, as the case may be, such Member shall be entitled to designate one additional fewer member of any committee.

(o)                                 Subsidiaries.  In the event the Company has any Subsidiaries, (i) the Board shall take such actions as may be necessary so as to cause the respective boards of directors (or its equivalent) of the Company Subsidiaries to be comprised of the members of the Board of the Company and (ii) any actions by the board (or its equivalent) of any such Subsidiary shall require the consent of a majority the directors (or the equivalent).

Section 8.3                                    Officers.

(a)                                 Generally.  The Company may have such officers (the “Officers”) as the Board in its discretion may appoint, and such Officers shall have the power, authority and duties described by resolution of the Board.  The Board may remove any Officer with or without cause at any time; provided, however, that such removal shall be without prejudice to the contractual rights, if any, of the Officer so removed.  Election or appointment of an Officer shall not of itself create contractual rights.  Any such Officers may, subject to the general direction of the Board, have responsibility for the management of the normal and customary day-to-day operations of the Company, and act as “agents” of the Company in carrying out such activities.  The Officers may be compensated on such terms as are determined by the Board.  Any Officer may resign at any time.  Such resignation shall be in writing and shall take effect at the time specified therein or, if no time is specified, at the time of its receipt by the Board.  The acceptance of a resignation shall not be necessary to make it effective unless expressly so provided in the resignation.  In the event an Officer is removed from his or her position in accordance with this Section 8.3 or dies, becomes disable, or resigns, a replacement for such person may only be appointed by the Board.

** Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

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(b)                                 Duties of Officers.  The Company and the Members hereby agree that each Officer’s duties or limitations with respect to the Company or its Subsidiaries shall be those duties and limitations (including fiduciary duties) that would be applicable if such Officer were an officer in a corporation organized under the Laws of the State of Delaware (which had not adopted language specifically modifying or renouncing applicable duties with respect to corporate or business opportunities) except that such duties and limitations may be modified in any written agreement to which such Officer and the Company (or an Affiliate thereof) is a party and which has been approved by the Board.

(c)                                  Initial Officers.  As of the Effective Date, each person listed on Schedule IV is appointed to the position or positions of the Company set forth opposite such person’s name on Schedule IV, in each case with such powers, authority and duties as specified from time to time by the Board.  Each Person serving as an Officer prior to the Effective Date is hereby removed from office as of the Effective Date.

(d)                                 General Authority of Officers.  Except as expressly provided otherwise in this Agreement, the Officers shall have delegated authority from the Board for conducting the day-to-day business of the Company, including the authority to:

(i)                                     manage the daily affairs, business operations and properties of the Company (including the opening, maintaining and closing of bank accounts and drawing checks or other orders for the payment of monies in the ordinary course of business) and, in connection therewith, bind the Company and otherwise act as its agent;

(ii)                                  take any action expressly approved by the Board in connection with the annual budget then in effect;

(iii)                               expend Company funds in connection with operating the business of the Company;

(iv)                              collect all amounts due to the Company and contest and exercise the Company’s right to collect such amounts;

(v)                                 to the extent that funds of the Company are available therefor, pay as they become due all obligations of the Company;

(vi)                              employ and dismiss from employment any and all employees (other than another Officer) and appoint and remove agents, consultants and independent contractors, in each case in the ordinary course of business;

(vii)                           acquire, hold, manage, own, sell, transfer, convey, assign, exchange or otherwise dispose of assets of the Company; and

(viii)                        enter into, execute, make, amend, supplement, acknowledge, deliver and perform in the name and on behalf of the Company all contracts, agreements, licenses and other instruments, undertakings and understandings in the ordinary course of the business and affairs of the Company (or that the Board and, if applicable, the Members determine are necessary, appropriate or incidental to the carrying out of such business and affairs); provided, however, no Officer may enter into, execute, make, amend, supplement, acknowledge, deliver or perform any contract, agreement, license or other instrument, undertaking or understanding that is in excess of the amounts such Officer has been authorized to enter into from time to time pursuant to resolutions adopted by the Board, or, if no such approval has been given, then the Chief Executive Officer shall have the authority to enter into, execute, make, amend, supplement,

** Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

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acknowledge, deliver or perform any such contracts, agreements, licenses or other instruments, undertakings or understandings not in excess of $100,000 and no other Officer shall have any such authority.

(e)                                  CEO.  TCG shall be entitled to designate the Chief Executive Officer.  In the event that a vacancy is created in the office of Chief Executive Officer by the death, disability, retirement, resignation or removal, such vacancy shall be filled only by TCG.

Section 8.4                                    Members.  The Members in their capacity as Members shall not have any power or authority to manage the business or affairs of the Company or to bind the Company or enter into agreements on behalf of the Company.  To the fullest extent permitted by Law and notwithstanding any provision of this Agreement or the Contribution Agreement to the contrary, no Member in its capacity as a Member shall have any duty, fiduciary or otherwise (including any duty of disclosure), at Law, in equity or under this Agreement, to the Company or any other Member in connection with the business and affairs of the Company or any consent or approval given or withheld pursuant to this Agreement or the Contribution Agreement. The foregoing sentence will not be deemed to alter the contractual obligations of a Member to another Member or the Company pursuant to this Agreement or the Contribution Agreement. Except as otherwise expressly provided in this Agreement, Members shall have no voting rights or rights of approval, veto or consent or similar rights over any actions of the Company and any references in this Agreement to any of the foregoing terms shall be deemed to include each other term.  Any matter requiring the consent or approval of any of the Members pursuant to this Agreement may be taken without a meeting, without prior notice and without a vote, by a consent in writing, setting forth such consent or approval, and signed by the Members necessary to consent to or approve such action.  Prompt notice of such consent or approval shall be given by the Company to those Members who have not joined in such consent or approval.

Section 8.5                                    Certain Decisions Requiring Board Approval.

(a)                                 Notwithstanding anything in this Agreement to the contrary, the following actions by the Company or any of its Subsidiaries shall require the approval of the Board in accordance with Section 8.2(e):

(i)                                     the adoption of an annual budget, any modification to an annual budget, or the taking of any action outside the ordinary course of business that is or would be reasonably likely to be in variance therefrom;

(ii)                                  any distribution to the Members or the repurchase, creation, authorization or issuance of any Units or other Membership Interests (including any securities convertible into or exercisable or exchangeable for a Membership Interest);

(iii)                               entering into, amending or otherwise modifying a note, credit agreement, credit facility, letter of credit or other instrument of indebtedness for borrowed money in an aggregate amount in excess of an amount approved from time to time by written resolution of the Board in accordance with Section 5.4 in any transaction or series of related transactions; otherwise incurring indebtedness for borrowed money or agreeing to furnish a guarantee or other credit support in an amount in excess of an amount approved from time to time by written resolution of the Board in accordance with Section 5.4; or the purchase, redemption, cancellation, prepayment or other complete or partial discharge in advance of a scheduled payment or mandatory redemption date of any such obligation in any transaction or series of related transactions;

** Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

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(iv)                              amending or otherwise modifying the Certificate or this Agreement (provided that, any such action shall also require any additional approval required pursuant to Section 13.5);

(v)                                 any change in the principal line of business of the Company and its Subsidiaries taken as a whole or in the Company’s purpose as set forth in Section 2.4;

(vi)                              approval of a Qualified IPO;

(vii)                           the adoption of any compensation plan;

(viii)                        the entry into or amendment or termination of any employment agreement with any of the five (5) highest compensated employees or officers of the Company (and, if not already included in such determination, the chief executive officer and chief financial officer of the Company);

(ix)                              the incurrence of any indebtedness or creation of any security interests, liens or mortgages on any property or assets of the Company or any Subsidiary in excess of the amount set forth in the approved annual operating budget;

(x)                                 the election or removal of Officers; changes in compensation for any Officer or entering into, modifying, amending, terminating or waiving any rights under any employment or severance agreement with any Officer; or the adoption of any employee benefit or welfare plans; and

(xi)                              entering into any agreement or otherwise committing to do any of the foregoing.

(b)                                 Notwithstanding anything in this Agreement to the contrary, the following actions by the Company or any of its Subsidiaries shall require Qualified Board Approval:

(i) other than in connection with a Drag-Along Transaction or a Qualified IPO, any consolidation, merger or other business combination or any conversion of the Company to another type or form of business entity;

(ii) other than in connection with a Drag-Along Transaction, any Liquidation Event;

(iii) the registration of any securities under the Securities Act or applicable foreign securities Laws or any public offering of securities, other than a Qualified IPO;

(iv) other than in connection with a Drag-Along Transaction, the sale of all or substantially all of the assets of the Company (including equity interests in any Subsidiary) and its Subsidiaries taken as a whole in any transaction or series of related transactions;

(v)                                 the adoption of a plan or proposal for a complete or partial liquidation, reorganization or recapitalization or commencement of any case, proceeding or action seeking relief under any Laws relating to bankruptcy, insolvency, conservatorship or relief of debtors, or applying for or consenting to the appointment of a receiver, trustee, custodian, conservator or similar official, or filing an answer admitting the material allegations of a petition filed against the Company or any of its Subsidiaries in any such proceeding, or making a general assignment

** Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

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for the benefit of creditors, or admitting in writing its inability or failing generally to pay its debts as they become due; and

(vi)                              entering into any agreement or otherwise committing to do any of the foregoing.

Section 8.6                                    Certain Decisions Requiring Sunoco Approval.

(a)                                 Neither the Company nor any of its Subsidiaries shall enter into, modify, amend, terminate or waive any rights under any agreement, contract or arrangement with TCG or any of its Affiliates without Sunoco’s prior written consent except (i) as otherwise expressly permitted by this Agreement, (ii) for customary benefits, indemnities or expense reimbursement to which any managers, directors or officers of the Company or its Subsidiaries are entitled, (iii) in connection with the Company’s authorization, issuance or sale of any of its equity securities or any securities or instruments convertible into or exchangeable or exercisable for equity interests of the Company to any Person initially issued or incurred in accordance with Section 7.7, (iv) as contemplated by the Advisory Agreement (as defined in the Contribution Agreement) or (v) any transaction entered into in the ordinary course of business by the provider of the applicable products or services on commercially reasonable arms-length terms no less favorable in the aggregate than would be obtainable from a similarly situated third party that is not an Affiliate of TCG under comparable circumstances.

(b)                                 Without the prior written consent of Sunoco, neither the Company nor any of its Subsidiaries shall make, authorize or otherwise permit (i) any change to the Company’s or such Subsidiary’s governing or organizational documents which by their terms are disproportionately disadvantageous to Sunoco as compared to TCG, or (ii) any disproportionate or non-pro rata dividends or distributions, or redemptions or acquisitions of any Units, Membership Interests or Equity Interests of the Company or any of its Subsidiaries with respect to TCG and Sunoco.

Section 8.7                                    Acknowledgement Regarding Outside Businesses and Opportunities.

(a)                                 Notwithstanding anything in this Agreement to the contrary, each of the Company and the Members acknowledges and agrees that TCG, Sunoco or their Affiliates may (i) have made, prior to the date hereof, and are expected to make, on and after the date hereof, investments (by way of capital contributions, loans or otherwise), and (ii) have engaged, prior to the date hereof, and are expected to engage, on and after the date hereof, in other transactions with and with respect to, in each case, Persons engaged in businesses that directly or indirectly compete with the business of the Company and its Subsidiaries as conducted from time to time or as expected to be conducted from time to time.  Except as otherwise expressly set forth in Section 8.7(b), the Company and the Members agree that any involvement, engagement or participation of TCG, Sunoco and their Affiliates (including any TCG Manager or Sunoco Manager) in such investments, transactions and businesses, even if competitive with the Company and its Subsidiaries, shall not be deemed wrongful or improper or to violate any duty express or implied under applicable Law.  For the avoidance of doubt, TCG or Sunoco, as applicable, shall not be deemed to violate this Section 8.7 if it or an Affiliate of it shall invest in a fund or other entity (whether or not TCG or Sunoco, as applicable, Controls such fund or entity) that makes an investment that directly or indirectly competes with the Company or its Subsidiaries.

(b)                                 The Company and each Member hereby renounce any interest, expectancy, co-participation rights or other rights in or to any business opportunity, transaction or other matter in which TCG or Sunoco or any of their Affiliates participates (each, a “Renounced Business Opportunity”); provided, further, a Renounced Business Opportunity shall not include any business opportunity, transaction or other matter (i) presented to a TCG Manager or Sunoco Manager solely in such individual’s capacity as a TCG Manager or Sunoco Manager (whether at a meeting of the Board or otherwise) and

** Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

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with respect to which none of TCG, Sunoco or any of their Affiliates has independently received notice or is otherwise pursuing or aware of such business opportunity, transaction or other matter or (ii) identified to a TCG Manager or Sunoco Manager solely through the disclosure of information by or on behalf of the Company to a TCG Manager or a Sunoco Manager and with respect to which none of TCG or Sunoco or any of their Affiliates has independently received notice or is otherwise pursuing or aware of such business opportunity, transaction or other matter.  None of TCG or Sunoco or any of their Affiliates, including any TCG Manager or Sunoco Manager, shall have any obligation to communicate or offer any Renounced Business Opportunity to the Company, and any of TCG or Sunoco or any of their Affiliates may pursue for itself or direct, sell, assign or transfer to a Person other than the Company any Renounced Business Opportunity.

(c)                                  Each of the Company and the Members hereby agrees that any claims against, actions, rights to sue, other remedies or other recourse to or against TCG, Sunoco, any Covered Person or any of their respective Affiliates for or in connection with any such investment activity or other transaction activity or other matters described in Section 8.7(a) or Section 8.7(b), whether arising in common law or equity or created by rule of law, statute, constitution, contract (including this Agreement) or otherwise, are expressly released and waived by the Company and each Member, in each case to the fullest extent permitted by Law; provided, however, that this Section 8.7(c) shall not constitute a release or waiver by the Company of any breach of this Agreement, the Contribution Agreement or any other binding agreement by a Member.

(d)                                 Notwithstanding anything in this Agreement to the contrary, each of the Company and the Members acknowledges and agrees that TCG, Sunoco and their Affiliates (including the TCG Managers and the Sunoco Manager) have obtained, prior to the date hereof, and are expected to obtain, on and after the date hereof, confidential information from other companies in connection with the activities and transactions described in Section 8.7 or otherwise.  Each of the Company and the Members hereby agrees that (i) none of TCG, Sunoco or any of their Affiliates (including the TCG Managers and Sunoco Managers) has any obligation to use any such confidential information in connection with the business, operations, management or other activities of the Company or to furnish to the Company or any Member any such confidential information, and (ii) that any claims against, actions, rights to sue, other remedies or other recourse to or against TCG, Sunoco or any of their Affiliates (including the TCG Managers and Sunoco Managers) for or in connection with any such failure to use or to furnish such confidential information, whether arising in common law or equity or created by rule of law, statute, constitution, contract (including this Agreement) or otherwise, are expressly released and waived by the Company and each Member, to the fullest extent permitted by Law.

Section 8.8                                    Acknowledgement and Release Relating to Matters Requiring Member Approval.  Notwithstanding anything in this Agreement or the Contribution Agreement to the contrary, each of the Company and the Members acknowledges and agrees that each Member, in its capacity as a Member, may decide or determine any matter subject to such Member’s approval pursuant to Section 8.6 or any other provision of this Agreement, in such Member’s sole and absolute discretion, and in making such decision or determination such Member shall have no duty, fiduciary or otherwise (including any duty of disclosure), at Law, in equity or under this Agreement or the Contribution Agreement, to any other Member or to the Company, it being the intent of all Members that each Member, in its capacity as a Member, have the right to make such determination solely on the basis of such Member’s own interests.  Each of the Company and the Members hereby agrees that any claims against, actions, rights to sue, other remedies or other recourse to or against the Members or any of their respective Affiliates (including each TCG Manager and Sunoco Manager) for or in connection with any such decision or determination, in each case whether arising in common law or equity or created by rule of law, statute, constitution, contract (including this Agreement) or otherwise, are in each case expressly released and waived by the Company and each Member, to the fullest extent permitted by Law, as a condition of, and as part of the

** Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

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consideration for, the execution of this Agreement and the incurring by the Members of the obligations provided in this Agreement; provided, however, that nothing contained herein shall release or otherwise prevent any Member from asserting a claim against another Member with respect to a violation of the implied contractual covenant of good faith and fair dealing implied by the Act.

Section 8.9                                    Amendment, Modification or Repeal.  Any amendment, modification or repeal of Section 8.4, Section 8.7, Section 8.8 or any provision thereof shall be prospective only and shall not in any way affect the limitations on the liability of the applicable Members or any of their respective Affiliates under such provisions as in effect immediately prior to such amendment, modification or repeal with respect to claims arising from or relating to matters occurring, in whole or in part, prior to such amendment, modification or repeal, regardless of when such claims may arise or be asserted.

ARTICLE 9
LIMITATION OF LIABILITY AND INDEMNIFICATION

Section 9.1                                    Limitation of Liability and Indemnification.

(a)                                 To the maximum extent permitted by applicable Law, no Officer (in such Person’s capacity as an Officer) shall be liable to the Company, any Member or any other Person that is a party to or bound by the terms of this Agreement, for losses sustained or liabilities incurred as a result of any act or omission (in relation to the Company, any transaction, any investment or any business decision or action, including for breach of duties including fiduciary duties (including any duty of disclosure)) taken or omitted by such Officer (in such Person’s capacity as an Officer), unless there has been a final and non-appealable judgment entered by a court of competent jurisdiction determining that, in respect of such act or omission, and taking into account the acknowledgments and agreements set forth in this Agreement, such Officer (in such Person’s capacity as an Officer) would have had liability for such act or omissions if the Company were a corporation organized under the Laws of the State of Delaware.

(b)                                 To the maximum extent permitted by applicable Law, each Member acknowledges and agrees that any TCG Manager or Sunoco Manager, or their respective successors, pursuant to Section 8.2 shall serve in such capacity to represent the interests of the Member that designated such Manager and shall be entitled to consider only such interests (including the interests of the Member that designated such Manager) and factors specified by the Member that designated such Manager, and shall not owe duties, fiduciary or otherwise (including any duty of disclosure), at Law, in equity or under this Agreement or the Contribution Agreement, to the Company, any other Member or to any creditor of the Company (even if the Company is insolvent or near insolvency), other than the implied contractual covenants of good faith and fair dealing.  Except as otherwise provided in this Agreement or the Contribution Agreement, and to the maximum extent permitted by applicable Law, no Manager (in such individual’s capacity as a Manager) shall be liable to the Company, any Member or any other Person that is a party to or bound by the terms of this Agreement, for losses sustained or liabilities incurred as a result of any act or omission (in relation to the Company, any transaction, any investment or any business decision or action, including for breach of contract or breach of duties including fiduciary duties (including any duty of disclosure)) taken or omitted by such Manager (in such Person’s capacity as a Manager), unless there has been a final and non-appealable judgment entered into by a court of competent jurisdiction determining that such Manager (in such Person’s capacity as a Manager) engaged in a bad faith violation of the implied contractual covenant of good faith and fair dealing, engaged in fraud or, in the case of a criminal matter, acted with knowledge that such Manager’s conduct was unlawful.

(c)                                  Subject to its obligations and duties as set forth in Section 8.1 and Section 8.2, the Board may exercise any of the powers granted to it by this Agreement and perform any of the duties imposed upon it hereunder either directly or by or through its agents, and neither the Board nor any individual

** Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

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Manager (acting in such individual’s capacity as a Manager) shall be responsible or liable to the Company or any Member for any mistake, action, inaction, misconduct, negligence or fraud on the part of any such agent appointed by the Board unless, with respect to an individual Manager only, such Manager had knowledge that such agent was acting in bad faith, unlawfully or engaging in fraud.

(d)                                 Any Covered Person acting for, on behalf of or in relation to, the Company in respect of any transaction, any investment, business decision or action, or otherwise, shall be entitled to rely on the provisions of this Agreement and on the advice of counsel, accountants and other professionals that is provided to the Company or such Covered Person, and such Covered Person shall not be liable to the Company or to any Member for such Covered Person’s reliance on this Agreement or such advice, and each Covered Person may rely, and shall incur no liability in acting or refraining from acting, upon any resolution, certificate, statement, opinion, consent, order, bond, signature or other writing reasonably believed by it to be genuine, and may rely on a certificate signed by an officer, agent or representative of any Person in order to ascertain any fact with respect to such Person or within such Person’s knowledge, provided, however, in each case, there has not been a final and non-appealable judgment entered by a court of competent jurisdiction determining that, in respect of such reliance, and taking into account the acknowledgments and agreements set forth in this Agreement, such Covered Person engaged in a bad faith violation of the implied contractual covenant of good faith and fair dealing, engaged in fraud or, in the case of a criminal matter, acted with knowledge that such Covered Person’s conduct was unlawful.  The provisions of this Agreement, to the extent that they restrict or eliminate the duties and liabilities of a Covered Person otherwise existing at law or in equity, are agreed by the Members to replace, to the fullest extent permitted by applicable Law, such other duties and liabilities of such Covered Person.  This Section 9.1(d) does not create any duty or liability of a Covered Person that does not otherwise exist at Law or in equity.  Notwithstanding any provisions of Law or in equity to the contrary, whenever a Covered Person is permitted or required to make a decision in its “sole discretion” or “discretion” or under a grant of similar authority or latitude, such Covered Person shall be entitled to consider only such interests (including its own interests) and factors as it desires, and shall have no duty or obligation to give any consideration to any interest of or factors affecting the Company, the Members or any other Person to the fullest extent permitted by applicable Law. Notwithstanding anything to the contrary under this Agreement or pursuant to any duty (fiduciary or otherwise) or otherwise applicable provision of Law or equity, a Member or Manager may enter into voting agreements or arrangements with one or more other Members regarding, among other things, the voting by such Member or by Managers appointed by such Member.  Without limiting the scope of any such voting agreement or arrangement permitted hereunder, a voting agreement or arrangement may provide that Members may act in concert and that Managers may act in concert.

(e)                                  Each Covered Person (regardless of such Person’s capacity and regardless of whether another Covered Person is entitled to indemnification) shall be indemnified and held harmless by the Company (but only to the extent of the Company’s assets), to the fullest extent permitted under applicable Law, from and against any and all loss, liability and expense (including Taxes; penalties; judgments; fines; amounts paid or to be paid in settlement; costs of investigation and preparations; and fees, expenses and disbursements of attorneys, whether or not the dispute or proceeding involves the Company or any Manager or Member) reasonably incurred or suffered by any such Covered Person in connection with the activities of the Company or its Subsidiaries; provided, however, such Covered Person shall not be so indemnified and held harmless if there has been a final and non-appealable judgment entered by a court of competent jurisdiction determining that, in respect of the matter for which such Covered Person is seeking indemnification or seeking to be held harmless hereunder, and taking into account the acknowledgments and agreements set forth in this Agreement, such Covered Person engaged in a bad faith violation of the implied contractual covenant of good faith and fair dealing, engaged in fraud or, in the case of a criminal matter, acted with knowledge that such Covered Person’s conduct was unlawful; provided, further, that such indemnification shall not apply if the applicable action or proceeding has been brought by or in the

** Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

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right of the Company (whether directly or by counterclaim) except with respect to expenses to the extent provided in Section 9.1(f).  The indemnification provided by this Section 9.1(e) shall be in addition to any other rights to which a Covered Person may be entitled under any agreement, as a matter of Law or otherwise, both as to actions in such Covered Person’s capacity as a Covered Person hereunder and as to actions in any other capacity, and shall continue as to a Covered Person who has ceased to serve in such capacity and shall inure to the benefit of the heirs, successors, assigns and administrators of such Covered Person.  A Covered Person shall not be denied indemnification in whole or in part under this Section 9.1(e) because such Covered Person had an interest in the transaction with respect to which the indemnification applies if the transaction was otherwise permitted by the terms of this Agreement.

(f)                                   Each Covered Person shall be indemnified and held harmless by the Company (but only to the extent of the Company’s assets), to the maximum extent permitted by applicable Law, from and against costs of investigation and preparations and fees, expenses and disbursements of attorneys reasonably incurred by any such Covered Person in connection with the defense or settlement of any action or proceeding by or in the right of the Company if the Covered Person acted in good faith and in a manner that the Covered Person reasonably believed to be in or not opposed to the best interests of the Company, except that no such indemnification shall be made in respect of any claim or proceeding as to which an Covered Person shall have been adjudged to be liable to the Company by a court of competent jurisdiction unless and only to the extent that the authority rendering such judgment shall determine that despite the adjudication of liability but in view of all the relevant circumstances, such Covered Person is fairly and reasonably entitled to indemnity for such expenses as such authority shall deem proper.

(g)                                  Reasonable, documented expenses incurred by a Covered Person for which such Covered Person could reasonably be expected to be entitled to indemnification under this Agreement in defending any civil, criminal, administrative or investigative action, suit or proceeding shall be paid by the Company in advance of the final disposition of such action, suit or proceeding; provided, however, that any such advance shall only be made if the Covered Person delivers a written affirmation by such Covered Person of its good faith belief that it is entitled to indemnification hereunder and agrees to repay all amounts so advanced if it shall ultimately be determined that such Covered Person is not entitled to be indemnified hereunder.

(h)                                 The obligations of the Company to the Covered Persons provided in this Agreement or arising under Law, including any indemnification obligations under this Section 9.1, are solely the obligations of the Company and shall be satisfied from and limited to Company assets, including insurance proceeds, if any, and no personal liability whatsoever shall attach to, or be incurred by, any Member or other Covered Person for such obligations.  Where the foregoing provides that no personal liability shall attach to or be incurred by a Covered Person, any claims against or recourse to such Covered Person for or in connection with such liability, whether arising in common law or equity or created by rule of law, statute, constitution, contract or otherwise, are expressly released and waived under this Agreement, to the fullest extent permitted by Law, as a condition of, and as part of the consideration for, the execution of this Agreement and any related agreement, and the incurring by the Company or such Member of the obligations provided in such agreements.

(i)                                     Nothing in this Section 9.1 shall be deemed to (a) limit or waive any rights that any Person has for breach of contract under the terms of this Agreement, the Contribution Agreement or any other binding agreement or (b) apply to any proceeding or dispute with respect to a Covered Person’s employment agreement or employment relationship with the Company or its Affiliates; provided, however, that each Member acknowledges that, other than as set forth in the Contribution Agreement, it is not relying upon any other Member or any of such other Member’s Affiliates, or any of such other Member’s or such other Member’s Affiliates’ respective stockholders, partners, members, directors, officers, managers, liquidators or employees, in making its investment or decision to invest in the

** Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

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Company or in monitoring such investment, and each Member hereby agrees that any claims against, actions, rights to sue, other remedies or other recourse to or against any other Member and such other Member’s Affiliates and any of such other Member’s or such other Member’s Affiliates’ respective stockholders, partners, members, directors, officers, managers, liquidators and employees (collectively, the “Released Persons”) for or in connection with any breach by any Released Person of this Agreement (other than a breach by a Released Person of its obligations under Section 7.4, Section 7.5 or Section 7.8) are expressly released and waived by each Member, in each case to the fullest extent permitted by applicable Law and provided, further, that nothing contained herein shall release or otherwise prevent any Member from asserting a claim against another Member with respect to a violation of the implied contractual covenant of good faith and fair dealing implied by the Act.  For the avoidance of doubt, the Company shall not be deemed to have waived or released its rights against any Released Person for a breach of such Released Person’s obligations to the Company pursuant to this Agreement or the Contribution Agreement.  For purposes of this Section 9.1(h), the Company and its Subsidiaries shall be deemed to not be an Affiliate of any Released Person.

(j)                                    The Company and each of the Members hereby acknowledges that certain of the Covered Persons (“Sponsor Indemnitees”) have certain rights to indemnification, advancement of expenses or insurance provided by the TCG, Sunoco or certain of their respective Affiliates (collectively, the “Sponsor Indemnitors”).  The Company hereby agrees, and the Members hereby acknowledge, that: (A) to the extent legally permitted and as required by the terms of this Agreement and the Certificate (or by the terms of any other agreement between the Company and a Sponsor Indemnitee), (i) the Company is the indemnitor of first resort (i.e. its obligations to each Sponsor Indemnitee are primary and any obligation of the Sponsor Indemnitors to advance expenses or to provide indemnification for the same expenses or liabilities incurred by any Sponsor Indemnitee are secondary) and (ii) the Company shall be required to advance the full amount of expenses incurred by a Sponsor Indemnitee and shall be liable for the full amount of all expenses, judgments, penalties, fines and amounts paid in settlement, without regard to any rights that a Sponsor Indemnitee may have against the Sponsor Indemnitors and (B) the Company irrevocably waives, relinquishes and releases the Sponsor Indemnitors from any and all claims for contribution, subrogation or any other recovery of any kind in respect of any of the matters described in clause (A) of this sentence for which any Sponsor Indemitee has received indemnification or advancement from the Company.  The Company further agrees that no advancement or payment by the Sponsor Indemnitors on behalf of any Sponsor Indemnitee with respect to any claim for which a Sponsor Indemnitee has sought indemnification from the Company shall affect the foregoing and that the Sponsor Indemnitors shall have a right of contribution or be subrogated to the extent of such advancement or payment to all of the rights of recovery of such Sponsor Indemnitee against the Company.  The Company and each Member agree that the Sponsor Indemnitors are express third party beneficiaries of the terms of this Section 9.1(i).

(k)                                 Any amendment, modification or repeal of this Section 9.1 or any provision hereof shall be prospective only and shall not in any way affect the limitations on liability of the Covered Persons, or terminate, reduce or impair the right of any past, present or future Covered Person, under and in accordance with the provisions of this Section 9.1 as in effect immediately prior to such amendment, modification or repeal with respect to claims arising from or relating to matters occurring, in whole or in part, prior to such amendment, modification or repeal, regardless of when such claims may arise or be asserted.

Section 9.2                                    Insurance.  The Company may maintain insurance (including directors’ and officers’ insurance), at its expense, to protect each Manager and Officer of the Company, and the Company may maintain such insurance to protect itself and any Covered Person or other Member of the Company, in each case against any expense, liability or loss, whether or not the Company would have the power to indemnify such Person against such expense, liability or loss under the Act.

** Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

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ARTICLE 10
CERTAIN AGREEMENTS OF THE COMPANY AND MEMBERS

Section 10.1                             Maintenance of Books.  The Company shall keep or cause to be kept at its principal office complete and accurate books and records of the Company, supporting documentation of the transactions with respect to the conduct of the Company’s business and minutes of the proceedings of the Board and any of the Members.  The Company’s financial books and records shall be maintained on a full cost accounting basis unless otherwise agreed by the Board.  The records shall include complete and accurate information regarding the state of the business and financial condition of the Company; a copy of the Certificate and this Agreement and all amendments thereto; a current list of the names and last known business, residence or mailing addresses of all Members; and the Company’s federal, state and local Tax returns for the Company’s six most recent Tax years.

Section 10.2                             Accounts.  The Company shall establish one or more separate bank and investment accounts and arrangements for the Company, which shall be maintained in the Company’s name with financial institutions and firms that the Board may determine.  The Company may not commingle the Company’s funds with the funds of any Member.

Section 10.3                             Confidential Information.

(a)                                 Each Member agrees that, without the prior written consent of the Board, all Confidential Information shall be kept confidential by such Member and shall not be disclosed (other than for purposes of filing such Member’s tax returns or for other routine matters as required by law) by such Member in any manner whatsoever; provided, however, that any of such Confidential Information may be disclosed (i) to such Member’s Affiliates, to Persons who are (or who are prospective) beneficial owners of equity interests in, or potential financing sources of, the Company, such Member or its Affiliates and to managers, directors, officers, employees and authorized representatives (including attorneys, accountants, consultants, bankers and financial advisors) of the Company, such Member and of such Member’s Affiliates (collectively, for purposes of this Section 10.3(a), “Representatives”), each of which Representatives shall be bound by the provisions of this Section 10.3(a) or substantially similar terms, and that such Member shall be responsible for a breach of this Section 10.3(a) by any of its Representatives as if such Representative were a party hereto; (ii) to the extent to which the Company consents in writing (which shall be subject to Qualified Board Approval, which approval shall not be unreasonably withheld); (iii) to the extent not in violation of applicable Law, if disclosure is with respect to the terms of an Initial Member’s investment in the Company pursuant to this Agreement and the performance of that investment (whether in such Initial Member’s or its Affiliate’s fundraising materials or otherwise); (iv) by a Member or Representative to the extent reasonably necessary in connection with such Member’s enforcement of its rights under this Agreement; or (v) by any Member or Representative to the extent that the Member or Representative has received advice from its counsel that it is legally compelled to do so, provided, however, prior to making such disclosure, the Member or Representative, as the case may be, uses reasonable efforts to preserve the confidentiality of the Confidential Information, including consulting with the Company regarding such disclosure and, if reasonably requested by the Company, assisting the Company, at the Company’s expense, in seeking a protective order to prevent the requested disclosure.

(b)                                 The obligations of a Member pursuant to this Section 10.3 will continue following the time such Person ceases to be a Member.  Each Member acknowledges that disclosure of Confidential Information in violation of this Section 10.3 may cause irreparable damage to the Company and the Members for which monetary damages are inadequate, difficult to compute, or both.  Accordingly, each Member consents to the issuance of an injunction or the enforcement of other equitable remedies against such Member at the suit of an aggrieved party without the posting of any bond or other security, in order to compel specific performance of all of the terms of this Section 10.3.

** Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

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ARTICLE 11
TAXES

Section 11.1                             Tax Returns.

The Company shall prepare and timely file all U.S. federal, state and local and foreign tax returns required to be filed by the Company.  Each Member shall furnish to the Company all pertinent information in its possession relating to the Company’s operations that is necessary to enable the Company’s tax returns to be timely prepared and filed.  The Company shall deliver to each Member as soon as practicable after the end of each calendar year, but in any event before March 30 of the subsequent year, a Schedule K-1 together with such additional information as may be required by the Members (or their owners) in order to file their individual returns reflecting the Company’s operations.  The Company shall bear the costs of the preparation and filing of its tax returns.

Section 11.2                             Tax Partnership.

It is the intention of the Members that the Company be classified as a partnership for U.S. federal income tax purposes.  Unless otherwise approved by the Qualified Board or in connection with a Qualified IPO pursuant to Section 7.6, neither the Company nor any Member shall make an election for the Company to be excluded from the application of the provisions of subchapter K of chapter 1 of subtitle A of the Code or any similar provisions of applicable state Law or to be classified as other than a partnership pursuant to Treasury Regulation Section 301.7701-3.

Section 11.3                             Tax Elections.  The Company shall make the following elections on the appropriate forms or tax returns:

(a)                                 to adopt the calendar year as the Company’s fiscal year, if permitted under the Code;

(b)                                 to adopt the accrual method of accounting for U.S. federal income tax purposes;

(c)                                  to elect to amortize the organizational expenses of the Company as permitted by Code Section 709(b);

(d)                                 with respect to any inventory contributed or treated as having been contributed by Sunoco, to elect the dollar method of pricing “last in, first out” inventory under Section 472 of the Code and the Treasury Regulations thereunder (and any similar election under applicable state and local law) (“LIFO”); and

(e)                                  any other election the Board may deem appropriate and in the best interests of the Members and that is consistent with the terms of this Agreement.

Section 11.4                             Tax Matters Member.

(a)                                 The tax matters partner of the Company pursuant to Code Section 6231(a)(7) shall be a Member designated from time to time by the Board subject to replacement by the Board (after consultation with at least one of the TCG Managers and one of the Sunoco Managers).  (Any Member who is designated as the tax matters partner is referred to herein as the “Tax Matters Member”).  The initial Tax Matters Member shall be TCG. The Tax Matters Member shall take such action as may be necessary to cause to the extent possible each other Member to become a notice partner within the meaning of Code Section 6231(a)(8).  The Tax Matters Member shall inform each other Member of all significant matters that may come to its attention in its capacity as Tax Matters Member by giving notice

** Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

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thereof on or before the fifth (5th) day after becoming aware thereof and, within that time, shall forward to each other Member copies of all significant written communications it may receive in that capacity.

(b)                                 The Tax Matters Member shall take no action without the authorization of the Board (with such authorization reasonably determined by the Board after consultation with at least one of the TCG Managers and one of the Sunoco Managers) other than such action as may be required by Law.  Any reasonable, documented cost or expense incurred by the Tax Matters Member in connection with its duties, including the preparation for or pursuance of administrative or judicial proceedings, shall be paid by the Company.

(c)                                  The Tax Matters Member shall not enter into any extension of the period of limitations for making assessments on behalf of the Members without first obtaining the consent of the Board (with such consent reasonably determined by the Board after consultation with at least one of the TCG Managers and one of the Sunoco Managers).  The Tax Matters Member shall not bind any Member to a settlement agreement without obtaining the consent of such Member.  Any Member that enters into a settlement agreement with respect to any Company item (within the meaning of Code Section 6231(a)(3)) shall notify the other Members of such settlement agreement and its terms within 15 days from the date of the settlement.

(d)                                 No Member shall file a request pursuant to Code Section 6227 for an administrative adjustment of Company items for any taxable year without first notifying the other Members.  If the Board consents to the requested adjustment (with such consent reasonably determined by the Board after consultation with at least one of the TCG Managers and one of the Sunoco Managers), the Tax Matters Member shall file the request for the administrative adjustment on behalf of the Members.  If such consent is not obtained within 30 days from such notice, or within the period required to timely file the request for administrative adjustment, if shorter, any Member, including the Tax Matters Member, may file a request for administrative adjustment on its own behalf.  Any Member intending to file a petition under Code Sections 6226 or 6228 or any other Code Section with respect to any item involving the Company shall notify the other Members of such intention and the nature of the contemplated proceeding.  In the case where the Tax Matters Member is the Member intending to file such petition on behalf of the Company, such notice shall be given within a reasonable period of time to allow the other Members to participate in the choosing of the forum in which such petition will be filed.

(e)                                  If any Member intends to file a notice of inconsistent treatment under Code Section 6222(b), such Member shall give reasonable notice under the circumstances to the other Members of such intent and the manner in which the Member’s intended treatment of an item is (or may be) inconsistent with the treatment of that item by the other Members.

Section 11.5                             Section 83(b) Election.

Each Member who acquires Common Units that are Compensatory Membership Interests or Incentive Units agrees to consult with such Member’s tax advisor to determine the tax consequences of such acquisition and the advisability of filing an election under Code Section 83(b).  Each Member who acquires Incentive Units acknowledges and agrees to make an election under Code Section 83(b).  Each such Member acknowledges that it is the sole responsibility of such Member, and not the Company, to file the election under Code Section 83(b) even if such Member requests the Company or its Representatives to assist in making such filing.  Each such Member agrees to provide, on or before the due date for filing of such election, proof that such election has been filed timely.

** Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

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Section 11.6                             Contributed LIFO Inventories.

The Board shall inform and consult with the Sunoco Manager if it determines in good faith to elect to use a method of accounting with respect to inventory contributed by a Sunoco Member other than LIFO and shall use commercially reasonable efforts to inform and consult with the Sunoco Manager if the Board believes that it is reasonably likely that a material amount of the LIFO inventory contributed by a Sunoco Member will be sold or otherwise disposed of in a manner that would cause the Sunoco Member to recognize any built-in gain with respect thereto for U.S. federal income tax purposes.

Section 11.7                             Characterization of Intermediation Arrangements.

Any material position on any tax return of the Company with respect to the characterization of the intermediation arrangements with respect to its inventory shall be supportable at level of comfort that is at least “more likely than not” (the “Standard”) as determined by a “Big Four” accounting firm selected in good faith by the Board (the “Accounting Firm”).  Within sixty (60) days of the Effective Date, the Company shall deliver to Sunoco a written determination of the Accounting Firm describing its conclusion (which reflect the Standard) with respect to the U.S. federal income tax treatment of the intermediation arrangements that are in effect at or immediately after the Effective Date.  If the Accounting Firm (or any successor firm selected in good faith by the Board) changes any such conclusion, the Board shall promptly notify Sunoco of such change.

ARTICLE 12
DISSOLUTION, WINDING-UP AND TERMINATION

Section 12.1                             Dissolution.

(a)                                 Subject to Section 12.1(b), the Company shall be liquidated and its affairs shall be wound up on the first to occur of the following events (each a “Liquidation Event”) and no other event shall cause the Company’s dissolution:

(i)                                     the consent of Qualified Board in accordance with Article 8;

(ii)                                  at any time when there are no Members; and

(iii)                               entry of a decree of judicial dissolution of the Company under Section 18-802 of the Act.

(b)                                 If a Liquidation Event described in Section 12.1(a)(ii) shall occur, the Company shall not be dissolved, and the business of the Company shall be continued, if the requirements of Section 18-801 of the Act for the avoidance of dissolution are satisfied (a “Continuation Election”).

(c)                                  Except as otherwise provided in this Section 12.1, to the maximum extent permitted by the Act, the death, retirement, Resignation, expulsion, Bankruptcy or dissolution of a Member or the commencement or consummation of separation proceedings shall not constitute a Liquidation Event and, notwithstanding the occurrence of any such event or circumstance, the business of the Company shall be continued without dissolution.

Section 12.2                             Winding-Up and Termination.  On the occurrence of a Liquidation Event, unless a Continuation Election is made, the Board may select one or more Persons to act as liquidator or may itself act as liquidator.  The liquidator shall proceed diligently to wind up the affairs of the Company and make final distributions as provided herein and in the Act.  The costs of winding up shall be borne as a

** Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

45

Company expense, including reasonable compensation to the liquidator if approved by the Board.  Until final distribution, the liquidator shall continue to operate the Company properties with all of the power and authority of the Board.  The steps to be accomplished by the liquidator are as follows:

(a)                                 as promptly as possible after dissolution and again after final winding up, the liquidator shall cause a proper accounting to be made by a recognized firm of certified public accountants of the Company’s assets, liabilities and operations;

(b)                                 the liquidator shall pay, satisfy or discharge from Company funds all of the debts, liabilities and obligations of the Company (including all expenses incurred in winding up) or otherwise make adequate provision for payment and discharge thereof (including the establishment of a cash escrow fund for contingent liabilities in such amount and for such term as the liquidator may reasonably determine); and

(c)                                  all remaining assets of the Company shall be distributed to the Members as follows:

(i)                                     the liquidator may sell any or all Company property, including to Members, and any resulting gain or loss from each sale shall be computed and allocated to the Capital Accounts of the Members in accordance with the provisions of Article 6;

(ii)                                  with respect to all Company property that has not been sold, the fair market value of that property shall be determined and the Capital Accounts of the Members shall be adjusted to reflect the manner in which the unrealized income, gain, loss and deduction inherent in such property that has not been reflected in the Capital Accounts previously would be allocated among the Members if there were a taxable disposition of that property for the fair market value of that property on the date of distribution; and

(iii)                               Company property shall be distributed among the Members in accordance with Section 6.1, and those distributions shall be made by the end of the taxable year of the Company during which the liquidation of the Company occurs (or, if later, 90 days after the date of the liquidation).

All distributions in kind to the Members shall be made subject to the liability of each distributee for costs, expenses and liabilities theretofore incurred or for which the Company has committed prior to the date of termination and those costs, expenses and liabilities shall be allocated to the distributee pursuant to this Section 12.2.  The distribution of cash or property to the Members in accordance with the provisions of this Section 12.2 constitutes a complete return to such Member of its Capital Contributions and a complete distribution to the Members of its Membership Interests (including Units) and all the Company’s property and constitutes a compromise to which all Members have consented within the meaning of Section 18-502(b) of the Act.  To the extent that a Member returns funds to the Company, it has no claim against any other Member for those funds.

Section 12.3                             Certificate of Cancellation.  On completion of the distribution of Company assets as provided herein, the Board (or such other Person or Persons as the Act may require or permit) shall file a certificate of cancellation with the Secretary of State of Delaware, cancel any other filings made pursuant to Section 2.5, and take such other actions as may be necessary to terminate the existence of the Company.  Upon the effectiveness of such certificate of cancellation, the existence of the Company shall cease, except as may be otherwise provided by the Act or other applicable Law.

** Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

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ARTICLE 13
GENERAL PROVISIONS

Section 13.1                             Offset.  Whenever the Company is to pay or distribute any amount to any Member, any amounts that such Member, in its capacity as a Member, owes the Company, whether pursuant to this Agreement or the Contribution Agreement or otherwise, may be deducted from the amount to be paid or distributed to each Member before payment or distribution at the sole discretion of the Qualified Board.  The Qualified Board may in its sole discretion satisfy any obligation owing to the Company from any Member pursuant to the Contribution Agreement, including for the avoidance of doubt any indemnification obligation therein, through a recovery from Member of a number of Common Units whose aggregate fair market value as reasonably determined by the Qualified Board is equal in value to such obligation.

Section 13.2                             Notices.

(a)                                 Except as expressly set forth to the contrary in this Agreement, all notices, requests or consents provided for or required to be given hereunder shall be in writing and shall be deemed to be duly given if personally delivered, or mailed by certified mail, return receipt requested, or nationally recognized overnight or second-day delivery service with proof of receipt maintained, at the following addresses (or any other address that any such party may designate by written notice to the other parties in accordance herewith, except that such notice shall be effective only upon receipt):

(i)                                     if to the Company, at the address of its principal executive offices;

(ii)                                  if to an Initial Member, to the address given for the Member on Schedule I hereto; and

(iii)                               if to an Additional Member or a Substitute Member, to the address given for such Member in an Addendum Agreement.

Any such notice shall, if delivered personally, be deemed received upon delivery; shall, if delivered by certified mail, be deemed received upon the earlier of actual receipt thereof or five Business Days after the date of deposit in the United States mail, as the case may be; and shall, if delivered by nationally recognized overnight or second-day delivery service, be deemed received the second Business Day after the date of deposit with the delivery service.

(b)                                 Whenever any notice is required to be given by Law, the Certificate or this Agreement, a written waiver thereof, signed by the Person entitled to notice, whether before or after the time stated therein, shall be deemed equivalent to the giving of such notice.

Section 13.3                             Entire Agreement.  This Agreement (including the Exhibits and Schedules) and the Contribution Agreement constitute the entire agreement of the Members relating to the subject matter hereof and thereof and supersede all prior contracts or agreements with respect to the Company, whether oral or written, including the Original Agreement which is hereby restated and amended in its entirety.

Section 13.4                             Effect of Waiver or Consent.  A waiver or consent, express or implied, to or of any breach or default by any Person in the performance by that Person of its obligations with respect to the Company is not a consent or waiver to or of any other breach or default in the performance by that Person of the same or any other obligations of that Person with respect to the Company.  Failure on the part of a Person to complain of any act of any Person or to declare any Person in default with respect to

** Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

47

the Company, irrespective of how long that failure continues, does not constitute a waiver by that Person of its rights with respect to that default until the applicable statute-of-limitations period has run.

Section 13.5                             Amendment or Restatement; Power of Attorney.

(a)                                 Subject to Section 13.5(b) and except as otherwise provided in Sections 8.9 or 9.1(k), this Agreement (including any Exhibit or Schedule hereto) or the Certificate may only be amended, modified, supplemented or restated, and any provisions of this Agreement or the Certificate may only be waived, by written instrument executed by Members holding a majority of the Common Units; provided, however, that:

(i)                                     any such amendment, modification, supplement, restatement or waiver that would alter or change the rights, obligations, powers or preferences of Sunoco in the its capacity as a holder of a Common Units in a disproportionate and adverse manner, compared to the rights, obligations, powers and preferences specific to TCG in its capacity as a holder of Common Units (as of immediately prior to such amendment) shall also require the prior written consent of Sunoco;

(ii)                                  any such amendment, modification, supplement, restatement or wavier to Section 3.3, Section 3.7(a) that would have the effect of removing Sunoco’s preemptive rights under Section 7.7, Section 3.8, Section 5.4, Section 6.1 (other than any changes necessary to reflect the issuance of a new class of units issued in accordance with Section 3.7(a)), Article 7, Section 8.2 (other than to expand the Board to reflect the rights that any Additional Member may receive upon the issuance of Units in accordance with Section 3.7(a)), Section 8.3(b), Section 8.4, Section 8.5(b), Section 8.6, Section 8.9, Section 11.6, Section 11.7, Section 12.1 (to remove the right of the Qualified Board Approval thereunder), Section 13.5, in each case that by its terms adversely affects Sunoco shall not be made without the prior written consent of Sunoco; and

(iii)                               any such amendment, modification, supplement, restatement or waiver that would require a Capital Contribution to the Company by a Member, shall also require the prior written consent of such Member.

(b)                                 Notwithstanding anything to the contrary in this Section 13.5, this Agreement may be amended to (i) admit Substitute Members or Additional Members, and (ii) make such other amendments as are necessary or appropriate to effect the foregoing as long as such amendments do not disproportionately and adversely affect Sunoco, compared to its position with respect to TCG prior to such amendment without Sunoco’s prior written consent.

(c)                                  Except as required by Law, no amendment, modification, supplement, discharge or waiver of or under this Agreement shall require the consent of any Person not a party to this Agreement.

(d)                                 Each Member irrevocably makes, constitutes and appoints each Manager of the Company, acting individually or collectively, as its true and lawful agent and attorney-in-fact, with full power of substitution and full power and authority in its name, place and stead, to make, execute, sign, acknowledge, swear to, record and file (i) any amendment, modification, supplement, restatement or waiver of any provision of this Agreement that has been approved in accordance with this Agreement, (ii) all other instruments, certificates, filings or papers not inconsistent with the terms of this Agreement which may be necessary or advisable in the determination of the Board to evidence an amendment, modification, supplement, restatement or waiver of, or relating to, this Agreement (including changes to the Members’ Schedules), (iii) all instruments required or necessary to admit Additional Members and Substituted Members to the Company and to issue additional Units or other Membership Interests (or

** Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

48

securities convertible into or exercisable or exchangeable for Membership Interests) as provided in this Agreement; (iv) all instruments required or necessary to effect an IPO Exchange or as are otherwise required or necessary to facilitate a Qualified IPO in accordance with this Agreement, including any instruments related to any subscription by the Members in any IPO Issuer; (v) all conveyances and other instruments or papers required or necessary, to effect the dissolution and termination of the Company pursuant to the provisions of this Agreement; and (vi) all other instruments or papers not inconsistent with the terms of this Agreement which may be required to give effect or carry out another provision of this Agreement or which may be required by Law to be filed on behalf of the Company or required to permit the Company to become or continue to be a limited liability company in each jurisdiction where the Company may be doing business.

(e)                                  With respect to each Member and each Additional Member or Substituted Member, the foregoing power of attorney: (i) is coupled with an interest and given to secure a proprietary interest, shall be irrevocable and shall survive the incapacity or Bankruptcy of such Member; (ii) may be exercised by the Board through any Manager either by signing separately as attorney-in-fact for such Member or, after listing all of the Members executing an instrument, by a single signature of such Manager acting as attorney-in-fact for all of them; and (iii) shall survive the Disposition by such Member of all or any portion of the Units held by such Member; except that, where the assignee of the whole of such Member’s interest has been approved in accordance with the terms hereof for admission to the Company as an Additional Member or Substituted Member, the power of attorney of the assignor shall survive the delivery of such assignment for the sole purpose of enabling the Company to execute, swear to, acknowledge and file any instrument necessary or appropriate to effect such substitution.

Section 13.6                             Binding Effect.  This Agreement shall be binding upon and shall inure to the benefit of the Company and each Member and their respective heirs, successors, permitted assigns, permitted distributees and legal representatives; and by their signatures hereto, the Company and each Member intends to and does hereby become bound.  Except as set forth in Section 9.1(i), nothing expressed or mentioned in this Agreement is intended or shall be construed to give any Person other than the parties hereto and their respective successors and permitted assigns any legal or equitable right, remedy or claim under, in or in respect of this Agreement or any provision herein contained.  The rights under this Agreement may be assigned by a Member to a transferee of all or a portion of such Member’s Membership Interests transferred in accordance with this Agreement (and shall be assigned to the extent this Agreement requires such assignment), but only to the extent of such Units so transferred; it being understood that the assignment of any rights under this Agreement shall not constitute admission to the Company as a Member unless and until such transferee is duly admitted as a Member in accordance with this Agreement.

Section 13.7                             Governing Law; Severability; Limitation of Liability.

(a)                                 This agreement is governed by and shall be construed in accordance with the Law of the State of Delaware, without regard to the conflict of law principles of such state.

(b)                                 The parties hereto hereby irrevocably submit to the exclusive jurisdiction of the any Delaware Chancery Court located in Wilmington, Delaware, or, if such court shall not have jurisdiction, any federal court of the United States or other Delaware state court, in either case located in Wilmington, Delaware, and appropriate appellate courts therefrom, over any dispute arising out of or relating to this Agreement or any of the transactions contemplated hereby (except as otherwise expressly provided in the Contribution Agreement or any employment agreement, non-competition and confidentiality agreement or Equity Grant Agreement), and each party hereby irrevocably agrees that all claims in respect of such dispute may be heard and determined in such courts.  The parties hereby irrevocably waive, to the fullest extent permitted by applicable Law, any objection which they may now or hereafter have to the laying of

** Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

49

venue of any dispute arising out of or relating to this Agreement or any of the transactions contemplated hereby brought in such courts or any defense of inconvenient forum for the maintenance of such dispute.  Each of the parties hereto agrees that a judgment in any such dispute may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by Law.  This consent to jurisdiction is being given solely for purposes of this Agreement and is not intended to, and shall not, confer consent to jurisdiction with respect to any other dispute in which a party to this Agreement may become involved.  Each of the parties hereto hereby consents to process being served by any party to this Agreement in any suit, action, proceeding or counterclaim of the nature specified in this subsection (b) by the mailing of a copy thereof in the manner specified by the provisions of Section 13.2.  EACH OF THE PARTIES HERETO HEREBY KNOWINGLY AND VOLUNTARILY IRREVOCABLY WAIVES ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OF THE TRANSACTIONS CONTEMPLATED HEREBY.

(c)                                  In the event of a direct conflict between the provisions of this Agreement and (i) any provision of the Certificate or (ii) any mandatory, non-waivable provision of the Act, such provision of the Certificate or the Act shall control.  If any provision of the Act provides that it may be varied or superseded in the agreement of a limited liability company (or otherwise by agreement of the members or managers of a limited liability company), such provision shall be deemed superseded and waived in its entirety if this Agreement contains a provision addressing the same issue or subject matter.

(d)                                 If any provision of this Agreement is held to be illegal, invalid or unenforceable under present or future Laws effective during the term of this Agreement, such provision shall be fully severable; this Agreement shall be construed and enforced as if such illegal, invalid or unenforceable provision had never comprised a part of this Agreement; and the remaining provisions of this Agreement shall remain in full force and effect and shall not be affected by the illegal, invalid or unenforceable provision or by its severance from this Agreement.  Furthermore, in lieu of each such illegal, invalid or unenforceable provision, there shall be added automatically as a part of this Agreement a provision as similar in terms to such illegal, invalid or unenforceable provision as may be possible and be legal, valid and enforceable.

Section 13.8                             Further Assurances.  In connection with this Agreement and the transactions contemplated hereby, the Company and each Member shall execute and deliver all such future instruments and take such other and further action as may be reasonably necessary or appropriate to carry out the provisions of this Agreement and the intention of the parties as expressed herein.

Section 13.9                             Counterparts.  This Agreement may be executed in any number of counterparts (including PDF or facsimile counterparts), each of which, when so executed and delivered, shall be deemed an original, and all of which together shall constitute a single instrument.  Delivery of a copy of this Agreement bearing an original signature by facsimile transmission or by electronic mail shall have the same effect as physical delivery of the paper document bearing the original signature.

Section 13.10                      No Presumption.  Each party to this Agreement acknowledges that, in the event any ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the parties to this Agreement, and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any provisions of this Agreement.

Section 13.11                      Specific Performance.  Each Member acknowledges that it shall be inadequate or impossible, or both, to or any legal representative of any party hereto fails to comply with any of the restrictions or obligations imposed by this Agreement, that every such restriction and obligation is material, and that in the event of any such failure, the Company or the Initial Members shall not have an adequate remedy at law or in damages.  Therefore, each Member consents to the issuance of an injunction

** Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

50

or the enforcement of other equitable remedies against such Member at the suit of an aggrieved party without the posting of any bond or other security, to compel specific performance of all of the terms of this Agreement.

Section 13.12       No Right to Partition.  Except as otherwise expressly provided in this Agreement, the Members, on behalf of themselves and their shareholders, partners, successors and assigns, if any, hereby specifically renounce, waive and forfeit all rights, whether arising under contract or statute or by operation of law, to seek, bring or maintain any action in any court of law or equity for partition of the Company or any asset of the Company, or any interest which is considered to be Company property, regardless of the manner in which title to any such property may be held.

*           *           *           *           *           *

** Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

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IN WITNESS WHEREOF, the Company and the Members have executed this Agreement as of the date first set forth above.

PHILADELPHIA ENERGY SOLUTIONS LLC

By: [TCG]
Its: Managing Member

By:
Name:
Title:

By: Sunoco, Inc.
Its: Managing Member

By:
Name:
Title:

[TCG]

By:
Name:
Title:

SUNOCO, INC.

By:
Name:
Title:

** Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

EXHIBIT A

ADDENDUM AGREEMENT

This Addendum Agreement is made this     day of               , 20   (this “Addendum Agreement”), by and between                        (the “Transferee”) and Philadelphia Energy Solutions LLC, a Delaware limited liability company (the “Company”), pursuant to the terms of the Amended and Restated Limited Liability Company Agreement of the Company executed and agreed to as of [   ], 2012 and effective as of the Effective Date, including all exhibits and schedules thereto (as amended, the “LLC Agreement”).  Capitalized terms used but not otherwise defined herein shall have the meanings ascribed to them in the LLC Agreement.

WITNESSETH:

WHEREAS, the Company and the Members entered into the LLC Agreement to impose certain restrictions and obligations upon themselves, and to provide certain rights, with respect to the Company and its Units; and

WHEREAS, the Company and the Members have required in the LLC Agreement that all Persons to whom Units of the Company are transferred and all other Persons acquiring Units (each such Person, a “Transferee”) must enter into an Addendum Agreement binding the Transferee and the Transferee’s spouse, if applicable, to the LLC Agreement to the same extent as if they were original parties thereto and imposing the same restrictions and obligations on the Transferee, the Transferee’s spouse, if applicable, and the Units to be acquired by the Transferee as are imposed upon the Members under the LLC Agreement;

NOW, THEREFORE, in consideration of the mutual promises of the parties and as a condition of the purchase or receipt by the Transferee of the Units, the Transferee acknowledges and agrees as follows:

1.             The Transferee has received and read the LLC Agreement and acknowledges that the Transferee is acquiring Units subject to the terms and conditions of the LLC Agreement.

2.             The Transferee agrees that the Units acquired or to be acquired by the Transferee are bound by and subject to all of the terms and conditions of the LLC Agreement, and hereby joins in, and agrees to be bound by, and shall have the benefit of, all of the terms and conditions of the LLC Agreement to the same extent as if the Transferee were an original party to the LLC Agreement; provided, however, that the Transferee’s joinder in the LLC Agreement shall not constitute admission of the Transferee as a Member unless and until the Transferee is duly admitted in accordance with the terms of the LLC Agreement.  This Addendum Agreement shall be attached to and become a part of the LLC Agreement.

3.             The Transferee hereby represents and warrants, with respect to the Transferee, as of the date hereof to the Company the matters set forth in Section 4.1 of the LLC Agreement.

4.             Any notice required as permitted by the LLC Agreement shall be given to the Transferee at the address listed beneath the Transferee’s signature below.

5.             The Transferee is acquiring [       ] Units.  [The [   ] Units have a Threshold Value of [    ].]

** Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

1

6.             The Transferee irrevocably makes, constitutes and appoints each Manager of the Company, acting individually or collectively, as its true and lawful agent and attorney-in-fact, with full power of substitution and full power and authority in its name, place and stead, to make, execute, sign, acknowledge, swear to, record and file (i) the Agreement, any amendment, modification, supplement, restatement or waiver of any provision of the Agreement that has been approved in accordance with the Agreement, (ii) all other instruments, certificates, filings or papers not inconsistent with the terms of the Agreement which may be necessary or advisable in the determination of the Board to evidence an amendment, modification, supplement, restatement or waiver of, or relating to, the Agreement (including changes to the Members’ Schedules), (iii) all instruments required or necessary to admit Additional Members and Substituted Members to the Company and to issue additional Units or other Membership Interests (or securities convertible into or exercisable or exchangeable for Membership Interests) as provided in the Agreement; (iv) all instruments required or necessary to effect an IPO Exchange or as are otherwise required or necessary to facilitate a Qualified IPO in accordance with the Agreement, including any instruments related to any subscription by the Members in any IPO Issuer; (v) all conveyances and other instruments or papers required or necessary, to effect the dissolution and termination of the Company pursuant to the provisions of the Agreement; and (vi) all other instruments or papers not inconsistent with the terms of the Agreement which may be required to give effect or carry out another provision of the Agreement or which may be required by Law to be filed on behalf of the Company or required to permit the Company to become or continue to be a limited liability company in each jurisdiction where the Company may be doing business.  With respect to the Transferee, the foregoing power of attorney (x) is intended to secure an interest in property and the Transferee agrees that the foregoing power of attorney shall be irrevocable and shall survive the incapacity or Bankruptcy of the Transferee and (y) shall survive the Disposition by the Transferee of all or any portion of the Units or Membership Interests held by the Transferee.

7.             [The spouse of the Transferee is aware of, understands and consents to the provisions of the Agreement and its binding effect upon any community property interest or marital settlement awards he or she may now or hereafter own or receive, and agrees that the termination of his or her marital relationship with such Transferee for any reason shall not have the effect of removing any Units subject to the Agreement from the coverage thereof and that his or her awareness, understanding, consent and agreement is evidenced by his or her signature below.]

8.             THIS ADDENDUM AGREEMENT IS GOVERNED BY AND SHALL BE CONSTRUED IN ACCORDANCE WITH THE LAW OF THE STATE OF DELAWARE, WITHOUT REGARD TO THE CONFLICTS OF LAW PRINCIPLES OF SUCH STATE.

[Signature Page Follows]

** Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

2

[ ]
Transferee	[Transferee’s Spouse]

Address:

AGREED TO on behalf of the Members of the Company pursuant to Section 3.7 of the LLC Agreement.

[Newco] LLC

By:
Name:
Title:

** Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

Final Exhibit Version

EXHIBIT C

LINE-FILL PROMISSORY NOTE TERM SHEET

•                  Obligor:  NewCo.

•                  Obligee:  SUN.

•                  Maturity Date:  The first anniversary of the Closing Date.

•                  Principal Amount: The Estimated Line-Fill Amount, to be automatically adjusted in accordance with Section 2.9(d) of the Contribution Agreement.

•                  Interest: The parties are to reasonably determine in good faith a market interest rate.

•                  Payment Dates:  Only on Maturity Date, or such earlier date at NewCo’s sole discretion.

•                  Pre-Payment:  Allowed without penalty.

•                  Acceleration: Upon (i) bankruptcy and insolvency events of obligor and its subsidiaries and (ii) change of control of obligor.

•                  Governing Law: New York.

•                  Subordinated to other debt (including the Debt Financing) of NewCo and the agreements underlying the Intermediation Transaction and the obligations in respect of the Intermediary Financing.

•                  The note will be unsecured.

** Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

C-1

Final Exhibit Version

EXHIBIT D

REGISTRATION RIGHTS AGREEMENT TERM SHEET

Parties:   NewCo and, solely for the purposes of this Exhibit D, as such terms are defined in the Amended & Restated NewCo LLC Agreement: TCG and Sunoco.

Following a Qualified IPO, as defined in the Amended & Restated NewCo LLC Agreement:

•                  Three demand rights for each of TCG and Sunoco.

•                  TCG and Sunoco will each have unlimited customary piggyback registration rights.

•                  NewCo will bear all expenses related to registrations.

•                  Once NewCo is eligible to file shelf registrations, NewCo will file and keep a shelf registration statement in place.

•                  TCG and Sunoco will each have unlimited shelf registration rights.

** Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

D-1

Final Exhibit Version

EXHIBIT E

RETAIL AGREEMENT TERM SHEET

Parties:  NewCo and SUN.

•                  NewCo will not incur any expenses for any rack or distribution costs (including for the avoidance of doubt, SXL fees and expenses, such as for using the Belmont Rack) associated with Sunoco’s retail business, all of which are to be paid by SUN.

•                  Subject to the following, in no event shall NewCo be required to deliver to SUN more than the volume of refined product NewCo produces during any period, notwithstanding anything herein to the contrary:

Issue	Term Sheet Provision
FORCE MAJEURE EVENTS
Force Majeure definition	• Includes major mechanical failures
Volume commitment to Sunoco during force majeure	• Sunoco gets all produced barrels up to the volumes in the Sunoco off-take contract
Party responsible for buying volume to cover shortfall	• Sunoco
Party responsible for bearing cover cost on purchased product	• Sunoco
PLANNED MAINTENANCE & TURNAROUNDS
Notice requirement from Refinery to Sunoco	• 90 days
Volume commitment to Sunoco during planned maintenance and turnarounds	• Sunoco gets all produced barrels up to the volumes in the Sunoco off-take contract
Party responsible for buying volume to cover shortfall	• NewCo
Party responsible for bearing cover cost on purchased product

•                  NewCo and Sunoco each pay 50% of the freight and other logistics costs to deliver purchased product to the Refinery;

•                  Sunoco pays the cost of the product FOB load port;

•                  NewCo will use commercially reasonable best efforts to mitigate damages to Sunoco;

•                  The Parties will develop mutually agreeable procedures to move this purchased product through the Refinery and into Sunoco’s downstream distribution network

UNPLANNED OUTAGES (NON-FORCE MAJEURE)
Volume commitment to Sunoco during unplanned outages that do not qualify as force majeure events	• Sunoco gets all produced barrels up to the volumes in the Sunoco off-take contract • The off-take contract will contain a

** Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

reasonable, mutually acceptable range for daily and monthly volume delivery requirements
Party responsible for buying volume to cover shortfall	• Sunoco
Party responsible for bearing cover cost on purchased product	• NewCo pays Cover Damages on the volume shortfall (defined as the actual cost of the purchased product less the Contract price, all measured FOB Refinery)

At the Closing, Sunoco will prepay for 1 day of volume, which NewCo will have 30 days to repay without interest.

Term: 10 years from the Closing Date.

Price: Argus New York Harbor Barge Mean minus $[**] per gallon.

Payment Terms: Invoice submitted to Sunoco within five business days after product delivery; Sunoco pays three days after receipt of invoice

Title Transfer: FOB Refinery

RVP adjustment for different RVP grades than Argus Posting.

RINS: For all applicable Products delivered under this Agreement NewCo shall be entitled to and SUN shall convey, all D6 Renewable Fuel RINs generated by Sunoco from subsequent blending of JV’s produced applicable Products with ethanol or biofuel, per applicable EPA regulations. SUN shall not be obligated to provide RINs for any volumes for which Sunoco is not the downstream blender of record.

Volume: As provided below, in thousands of barrels per day, subject to seasonal adjustment and industry standard variances on a daily/weekly/monthly basis to be mutually agreed by NewCo and SUN.

Product	Years 1-5	Years 6-8	Years 9-10
RBOB	75	60	45
PBOB	15	10	10
CBOB	20	15	10
Total Gasoline	110	85	65

Diesel	40	30	25

** Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

Marcus Hook Facility Butane Storage Terms:

•                  Term: 10 year deal, first 3 years no charge

•                  Volume: 775,000 barrels of storage capacity at Marcus Hook Caverns 1, 2 and 3, or storage capacity at another location so long as there is no additional cost to NewCo

Price:                  $0.25 per gallon per year (2012 price), plus customary ancillary fees; all fees subject to CPI escalator subject to a cap

Air Compressors at Marcus Hook:  Prior to a sale of the Marcus Hook facility, Sunoco will evaluate its need for the air compressors located at Marcus Hook.  During such period, NewCo will have a right of first refusal on the sale by Sunoco of the air compressors.

** Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

Final Exhibit Version

Exhibit F

SXL Agreements Term Sheet

The SXL Agreements shall include the following key terms. SXL and TCG will use reasonable efforts to agree to the other terms, conditions and provisions of each of the SXL Agreements set forth herein, which shall be customary and to SXL’s and TCG’s respective reasonable satisfaction.

New contract with Sunoco Logistics for Fort Mifflin/Darby Creek/Hog Island crude unloading and storage:

•                  Term: 10 years

•                  Volume: An average throughput of at least 300,000 barrels per day minimum per contract year

•                  Price: $[**] per barrel; ancillary fees as in current Sunoco contract with Sunoco Logistics; all fees subject to CPI escalator, subject to a cap as in the current Marine Dock and Terminalling Agreement, dated March 1, 2009.

•                  Purchase Option: NewCo will have an option to purchase the assets at FMV.

•                  Other: NewCo will have the right of first refusal on the sale by SXL of any of the assets.

Subject to the sole discretion of each of SXL and TCG (prior to the Closing) and NewCo (following the Closing) for a period up until 120 days after closing: New contract with Sunoco Logistics for domestic crude rail car off-loading at Fort Mifflin:

•                  Term: 10 Years

•                  Volume: [**] barrels per day minimum volume

•                  Price: $[**] per barrel (2012 price), plus customary ancillary fees; all fees subject to CPI escalator

New contract with Sunoco Logistics to lease tanks at Eagle Point:

•                  Term: 10 years

•                  Volume: 653,000 barrels shell capacity in three diesel tanks, numbers 401, 403 and 404; SXL can substitute tanks provided there is no additional cost and no loss of operating flexibility to the joint venture

•                  Price: $[**] per barrel per month on shell tank capacity; dock charges and ancillary fees same as in Terminaling & Storage Agreement — Eagle Point by and Between Sunoco Partners Marketing & Terminal L.P. and Sunoco, Inc. (R&M), dated [   ] effective as of

** Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

1

July 2012; all fees subject to CPI escalator, subject to a cap as in the Terminal and Storage Agreement — Eagle Point.

•                  Other: Joint venture will also have access to 7.36 mile, 12” Woodbury Transfer line and 4.03 miles 16” Woodbury Transfer line, each at the posted tariff.

New contract with Sunoco Logistics for jet fuel storage and throughput in Paulsboro, NJ

•                  Term: 10 years

•                  Volume: No minimum volume requirement

•                  Price: Same pricing as in existing SXL - Master Terminal Services Agreement; all fees subject to CPI escalator.

New contract with Sunoco Logistics for throughput of refined products at the Belmont truck loading rack:

•                  Term:10 years

•                  Volume: No minimum volume requirement

•                  Price:Same pricing as in SXL - Master Terminal Services Agreement ; all fees subject to CPI escalator, subject to a cap as in SXL - Master Terminal Services Agreement.

•                  Assignment of the NewCo’s rights to the Intermediary at NewCo’s discretion.

•                  NewCo to have option to purchase facility.

•                  NewCo will have the right of first refusal on the sale by SXL of the Belmont truck loading rack.

•                  Sunoco Logistics shall have the right to purchase the tanks, pipelines and related equipment that supply the Belmont truck loading rack at fair market value in the event that the Refinery is permanently idled. Similarly, Sunoco Logistics shall also have access rights to utilize this equipment to bring product into the Belmont truck loading rack in the event of a temporary idling of the Refinery.

Assignment of the Inter-refinery Pipeline Lease (IRPL) of the 3 bi-directional 18 mile pipelines connecting the Refinery and the Marcus Hook refinery, dated February 8, 2002, as amended by amendment number 3.

Assignment of existing Sunoco/Sunoco Logistics contract for purchase of Bakken crude oil

•                  Term: Month to month

•                  Volume: Up to 25,000 barrels per day (Buyer to nominate)

•                  Price: Simple monthly average of North Sea Dated Brent minus $[**]/barrel plus a transportation adjustment (for freight cost from North Sea to U.S. East Coast)

Potential crude pipeline from Buffalo to Refinery

•                  In the event Sunoco Logistics builds a crude oil pipeline from Buffalo, NY to the Philadelphia refinery, Sunoco Logistics will pursue commercial negotiations with

** Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

2

Carlyle with the objective of Carlyle becoming an anchor shipper on the pipeline, subject to customary commercial and applicable legal and regulatory considerations.

Interim Period Efforts

•                  The Parties will undertake between signing and closing to identify the SXL assets within the Refinery and negotiate in good faith an option to purchase certain of those assets as applicable.

Three Pipelines (APL 4, APL5 and Keystone Line) in the Refinery

•                  The parties to negotiate in good faith to reasonably define “permanent idling” and “long-term temporary idling.”

•                  In the event of a “permanent idling,” SXL to have an option to purchase the three pipelines at fair market value.

•                  In the event of “long-term temporary idling,” SXL to be receive access rights to the three pipelines at fair market value.

** Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

3

Final Exhibit Version

EXHIBIT G

TRANSITION SERVICES AGREEMENT

Term Sheet

Purpose:    To set forth the terms and conditions for the provision (i) by Sunoco, Inc. (R&M) (“Sunoco”) to NewCo of certain transition services, to the extent necessary for the operation of the Refinery following Closing substantially consistent with Sunoco’s and each of its Affiliates’ (excluding SXL) Ordinary Course of Business (the “Pre-Closing Levels”) and (ii) by NewCo to Sunoco of certain transition services, to the extent necessary for Sunoco to (a) operate the retained businesses/assets following Closing (in recognition of the fact that NewCo would hire the employees who support those functions), (b) meet regulatory obligations with respect to its pre-Closing obligations at the Refinery, and (c) comply with a third party transition services arrangement involving an asset sale at the Marcus Hook Refinery (the “MH TSA”).  “Ordinary Course of Business” shall mean the ordinary course of business in all material respects consistent with Sunoco’s and each of its Affiliates’ (excluding SXL) past custom and practice during the twelve (12) month period immediately prior to the Closing Date.

Term:               The term of each transition service (each a “Service Period”) will be set forth on an exhibit to the TSA, provided that no such service shall continue for a term of more than twelve (12) months or such shorter term as explicitly set forth herein.  The term of each Service Period may be terminated by the beneficiary of such service on not less than forty-five (45) days notice to the service provider.

Services Provided by Sunoco to NewCo:    The transition services to be provided to NewCo would cover the following business processes/areas and will be set forth in further detail on an exhibit to the TSA which shall be negotiated by the parties prior to Closing: accounts payable processes; crude oil accounting; general accounting payroll; general ledger; state and federal tax information preparation; environmental records; product safety (MSDS authoring and distribution); HR (payroll services, including payroll deductions for contributions to any 401K Benefit Plan established by NewCo or its Affiliates if based on commercially reasonable efforts Sunoco is able to make and remit such deductions in accordance with applicable law); treasury bank account and cash management); information technology operation and support (for the systems and applications necessary to run the business processes detailed above); data center operations, e-mail, helpdesk, telecommunications and network operation and support; and, other mutually agreed upon services necessary to operate the Refinery and, benefit services set forth on Annex 1 hereto.  Notwithstanding the foregoing, Sunoco shall not be required to provide the foregoing services after the date that is six months following the Closing Date if staffing levels at Sunoco are not reasonably adequate to support such services; provided, that during the applicable Service Period, Sunoco shall use reasonable efforts to maintain staffing levels reasonably adequate to support the applicable transition services.

Services Provided by NewCo to Sunoco:  Subject to the provisions of the Contribution Agreement, the transition services to be provided to Sunoco would cover the following business processes/areas and will be set forth in further detail on an exhibit to the TSA which shall be

** Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

negotiated by the parties prior to Closing:  foreign trade zone operation and accounting(1); quality and fuels compliance reporting(2); [environmental fees & reporting(2); other government reporting](3); fixed assets support; accounting close support (for month preceding the Closing); information technology support (for the MH TSA); remediation activities relative to Sunoco’s obligations regarding pre-Closing environmental liabilities; and, other mutually agreed upon services that may be necessary for Sunoco to comply with the MH TSA.(4)  Notwithstanding the foregoing, NewCo shall not be required to provide the foregoing services after the date that is six months following the Closing Date if staffing levels at NewCo are not reasonably adequate to support such services; provided, that during the applicable Service Period, NewCo shall use reasonable efforts to maintain staffing levels reasonably adequate to support the applicable transition services.

Fees:  The monthly fees for each transition service shall be set forth on an exhibit to the TSA.  Either party may charge a reasonable management fee (to cover management of, and infrastructure costs of providing, all transition services).

Level of Service:  Sunoco shall provide or cause to be provided the transition services to NewCo and shall perform the transition services with the degree of care, skill and diligence with which it has performed similar services for the contributed assets and the Refinery prior to the Closing Date, and in a commercially reasonable manner. The quantity or quality of transition services provided by Sunoco shall be consistent with the Ordinary Course of Business and in accordance with the Pre-Closing Levels.  NewCo shall provide or cause to be provided the transition services to Sunoco and shall perform the transition services in a commercially reasonable manner.  Each party shall have the right to outsource or subcontract the provision of services, provided that such party shall remain liable to the other party under the TSA.  [Sunoco and NewCo shall each appoint one [service representative / service coordinator] to act as primary contact person with respect to the transition services.]

Invoice & Payment Terms:  Invoices shall be delivered by the service provider by the 5th of each calendar month.  Payment shall be made by the service recipient within fifteen (15) calendar days after receipt of invoice.  Interest may be charged for late payments.

Other:  The TSA will include customary confidentiality, non-use, force majeure, compliance with laws, indemnification, and limitation of liability provisions (recognizing the fact that these services are being provided as an accommodation to the receiving party).  Except in the case of gross negligence or fraud on the part of a party, the service provider’s total liability will be capped at the total amount of fees received by it under the TSA.  Sunoco will comply with TCG’s reasonable requirements, including regarding access to property and maintaining adequate insurance.

(1)  Sunoco will maintain its operator bond during the transition services period.

(2)  Assumes Sunoco Quality Group would be hired by NewCo.

(3)  Note to Draft: Please specify what this is referring to. As the primary govt. reporting obligations relate to refining, Sunoco’s employee who does this is going to the JV.  However, we need support on all other govt reports (DOE, etc.) until this work is transitioned.

(4)  Dependent on the post-Closing staffing levels at Sunoco as a result of NewCo hiring certain Sunoco employees.

** Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

Annex 1

List of benefits to be offered by Sunoco to NewCo under the TSA (only from Closing through December 31, 2012)

1.              Health benefits: same benefits as day before Closing, provided that there will be no continuation of retiree health benefits by NewCo

2.              Prescription benefits: same benefits as day before Closing

3.              Dental benefits: same benefits as day before Closing, provided that there will be no continuation of retiree dental benefits by NewCo

4.              Health care and dependent care flexible spending accounts: same benefits as day before Closing

5.              Basic and supplemental life insurance: same benefits as day before Closing

6.              Short-term disability: same benefits as day before Closing

7.              Long-term disability: same benefits as day before Closing

8.              Business travel accident insurance: same benefits as day before Closing

9.              Accidental death and disability: same benefits as day before Closing

10.       Educational assistance benefits: same benefits as day before Closing

11.       Employee assistance benefits: same benefits as day before Closing

** Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

Final Exhibit Version

EXHIBIT H

IN-PROCESS PROMISSORY NOTE TERM SHEET

•                  Obligor:  NewCo.

•                  Obligee:  SUN.

•                  Maturity Date:  The date that is 60 days after the Closing Date.

•                  Principal Amount: The Estimated In-Process Note Amount, to be automatically adjusted in accordance with Section 2.9(d) of the Contribution Agreement.

•                  Interest: The parties are to reasonably determine in good faith a market interest rate.

•                  Payment Dates: Only on the Maturity Date, or such earlier date at NewCo’s sole discretion.

•                  Pre-Payment: Allowed without penalty.

•                  Acceleration: Upon (i) bankruptcy and insolvency events of obligor and its subsidiaries and (ii) change of control of obligor.

•                  Governing Law: New York.

•                  Subordinated to other debt (including the Debt Financing) of NewCo and the agreements underlying the Intermediation Transaction and the obligations in respect of the Intermediary Financing.

•                  The note will be unsecured.

** Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

H-1

Final Exhibit Version

EXHIBIT I

CROSS LICENSE AGREEMENT

Term Sheet

Purpose:          To set forth the terms and conditions for the Cross License Agreement between Sunoco, Inc. (“Sunoco”) and Philadelphia Energy Solutions LLC (“NewCo”) with respect to the Intellectual Property that is presently used in the Refinery Business and that has application in any businesses of Sunoco or any of its Affiliates.  For purposes of this term sheet and the Cross License Agreement, SXL shall be deemed to be an Affiliate of Sunoco.

1.                                      With respect to Transferred Owned Refinery IP (other than Marks), NewCo will grant to Sunoco a non-exclusive, fully paid-up, royalty-free, and non-transferable (except as set forth in an Section 3 below) right and license (with no right to sublicense other than to Affiliates and/or in support or furtherance of the business in the ordinary course) to use such Intellectual Property outside the Refinery Business.  With respect to any Transferred Refinery Software, Sunoco will deliver such Software to NewCo but will have the right to retain copies of such Software for use within the scope of the foregoing license.

2.                                      With respect to any Intellectual Property in any Software owned by Sunoco or any Contributing Subsidiary that is used, but not solely used, in the conduct of the Refinery as of the date hereof (“Sunoco Retained Software”), Sunoco will grant to NewCo a non-exclusive, fully paid-up, royalty-free, and non-transferable (except as set forth in an Section 3 below) right and license (with no right to sublicense other than to Affiliates or to contractors providing services to the Refinery Business) under such Intellectual Property in connection with the use of the Sunoco Retained Software in the conduct of the Refinery Business.  With respect to any Sunoco Retained Software within Sunoco’s control and possession, Sunoco will deliver a copy of such Software to NewCo to the extent reasonably practical for NewCo’s use within the scope of the foregoing license.

3.                                      With respect to (a) Intellectual Property (other than Patents, Marks and Software) owned by Sunoco or any Contributing Subsidiary that is used, but not primarily used, in the conduct of the Refinery Business, and (b) U.S. Patent No. 7,270,687 (collectively, the “Licensed Sunoco IP”), Sunoco will grant to NewCo a non-exclusive, fully paid-up, royalty-free, and non-transferable (except as set forth in an Section 3 below) right and license (with no right to sublicense other than to Affiliates and/or in support or furtherance of the business in the ordinary course) to use the Licensed Sunoco IP in the conduct of the Refinery Business.

4.                                      The Cross License Agreement will not be assignable by either party without the prior written consent of the other party which consent will not be unreasonably withheld or delayed; except that the Cross License Agreement may be assigned by each party without such consent to: (a) any Affiliate of such party (provided that such party remains primarily liable and responsible), (b) any entity (including an Affiliate) that acquires all or substantially all of the assets of such party to which the Cross License Agreement relates as well as, in the case of NewCo, all or substantially all of the business and assets of the Refinery; or (c) any successor entity of such party (including an Affiliate) in a merger, consolidation or acquisition that

** Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

1

acquires all or substantially all of the assets of the party to which the Cross License Agreement relates as well as in the case of NewCo, all or substantially all of the business and assets of the Refinery; provided that, in each case (except as set out in clause (a)), the assignee assumes the obligations and agrees to be bound by the restrictions and other terms set forth in the Cross License Agreement.

5.                                      The Cross License Agreement will contain such other reasonable and customary terms as the parties may agree, such as, for example, confidentiality with respect to confidential information and a right to specific performance with respect to enforcement of the scope of license and confidentiality restrictions, but neither party shall have the right to terminate any license granted to the other party under the Cross License Agreement.

*     *     *     *     *

** Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

2

Final Exhibit Version

EXHIBIT K

FORM OF BILL OF SALE

This BILL OF SALE (this “Bill of Sale”) is entered into as of [_], 2012 (the “Effective Date”) by and among Sunoco, Inc., a Pennsylvania corporation (“Sunoco”), the Contributing Subsidiaries (as defined in the Contribution Agreement (as defined below)) signatory hereto (the “Contributing Subsidiaries”), and Philadelphia Energy Solutions LLC, a limited liability company formed under the laws of the State of Delaware (“NewCo”).

WHEREAS, pursuant to that certain Refining Contribution Agreement, dated as of July 2, 2012 (as amended, supplemented or otherwise modified from time to time, the “Contribution Agreement”), by and among NewCo, Sunoco and Carlyle PES, L.L.C., among other things, (i) Sunoco agreed to contribute, and cause the Contributing Subsidiaries to contribute, to NewCo, and NewCo has agreed to accept from Sunoco and the Contributing Subsidiaries, the Refinery Assets and the Assumed Liabilities (each as defined in the Contribution Agreement) for the consideration and upon the other terms and subject to the conditions set forth in the Contribution Agreement; and

WHEREAS, Sunoco and the Contributing Subsidiaries desire to deliver to Newco this Bill of Sale to effectuate and evidence the contribution by Sunoco and the Contributing Subsidiaries and acceptance by NewCo of all of the Refinery Assets held or otherwise owned by those Contributing Subsidiaries signatory hereto.

NOW, THEREFORE, pursuant to the Contribution Agreement and in consideration of the mutual promises contained therein, and for other good and valuable consideration, the receipt and sufficiency of which each of Sunoco, the Contributing Subsidiaries and NewCo acknowledge, the parties hereto agree as follows:

1.              Definitions.  Each capitalized term used but not defined in this Bill of Sale shall have the meaning ascribed to it in the Contribution Agreement.

2.              Purchase and Sale of Refinery Assets.  Effective as of the Closing, upon the terms and subject to the conditions set forth in the Contribution Agreement, each of Sunoco and the Contributing Subsidiaries do hereby contribute, convey, transfer, assign and deliver to NewCo and its successors and assigns forever, and NewCo hereby accepts from Sunoco and the Contributing Subsidiaries, all of the right, title and interest of each of Sunoco and the Contributing Subsidiaries in and to the Refinery Assets as existing as of the Closing.

3.              Governance.  This Bill of Sale is being delivered pursuant to, and subject to the terms and conditions of, the Contribution Agreement.  Notwithstanding any other provision of this Bill of Sale to the contrary, nothing contained in this Bill of Sale shall in any way supersede, modify, replace, amend, change, rescind, waive, exceed, expand, enlarge or in any way affect the provisions set forth in the Contribution Agreement, nor shall this Bill of Sale reduce, expand or enlarge any remedies under the Contribution Agreement.  In the event that any term or condition of this Bill of Sale conflicts with any term or condition of the Contribution Agreement, the terms and conditions of the Contribution Agreement shall prevail in all respects.

** Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

4.              Successors and No Third Party Beneficiaries.  This Bill of Sale is made for the sole benefit of the parties hereto and their respective successors, executors and permitted assigns, and nothing contained herein, express or implied, is intended to or shall confer upon any other Person any third-party beneficiary right or any other legal or equitable rights, benefits or remedies of any nature whatsoever under or by reason of this Bill of Sale.

5.              Governing Law.  THIS BILL OF SALE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE DOMESTIC LAWS OF THE STATE OF NEW YORK WITHOUT GIVING EFFECT TO ANY CHOICE OR CONFLICT OF LAW PROVISION OR RULE (WHETHER OF THE STATE OF NEW YORK OR ANY OTHER JURISDICTION) THAT WOULD CAUSE THE APPLICATION OF THE LAWS OF ANY JURISDICTION OTHER THAN THE STATE OF NEW YORK.

6.              Effectiveness.  This Bill of Sale shall be effective as of the Effective Date.

7.              Counterparts; Facsimile and Electronic Signatures.  This Bill of Sale may be executed in one or more counterparts, each of which shall be deemed an original but all of which together will constitute one and the same instrument.  This Bill of Sale or any counterpart may be executed and delivered by facsimile copies or delivered by electronic communications by portable document format (.pdf), each of which shall be deemed an original.

8.              Headings.  The section headings contained in this Bill of Sale are inserted for convenience only and shall not affect in any way the meaning or interpretation of this Bill of Sale.

{Remainder of page intentionally left blank.}

** Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

2

IN WITNESS WHEREOF, the parties hereto have executed this Bill of Sale on the date first written above.

SUNOCO, INC.

By:
Name:
Title:

ATLANTIC REFINING AND MARKETING CORP.

By:
Name:
Title:

SUN INTERNATIONAL LIMITED

By:
Name:
Title:

SUNOCO POWER MARKETING LLC

By:
Name:
Title:

SUNMARKS LLC

By:
Name:
Title:

{Signature page to Bill of Sale}

** Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

PHILADELPHIA ENERGY SOLUTIONS LLC

By:
Name:
Title:

** Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

Final Exhibit Version

EXHIBIT L

FORM OF ASSIGNMENT AND ASSUMPTION AGREEMENT

This ASSIGNMENT AND ASSUMPTION AGREEMENT (this “Agreement”) is made as of [_], 2012 (the “Effective Date”) by and among Sunoco, Inc., a Pennsylvania corporation (“Sunoco” or the “Assignor”), the Contributing Subsidiaries (as defined in the Contribution Agreement (as defined below)) signatory hereto (together with Sunoco, collectively “Assignors”) and Philadelphia Energy Solutions LLC, a limited liability company formed under the laws of the State of Delaware (“NewCo” or “Assignee”).

WHEREAS, pursuant to that certain Refining Contribution Agreement, dated as of July 2, 2012 (as amended, supplemented or otherwise modified from time to time, the “Contribution Agreement”), by and among NewCo, Sunoco and Carlyle PES, L.L.C., among other things, (i) Sunoco agreed to contribute, and cause the Contributing Subsidiaries to contribute, to NewCo, and NewCo has agreed to accept from Sunoco and the Contributing Subsidiaries, the Refinery Assets and the Assumed Liabilities (each as defined in the Contribution Agreement) for the consideration and upon the other terms and subject to the conditions set forth in the Contribution Agreement; and

WHEREAS, the execution and delivery of this Agreement to effectuate and evidence the assumption of the Assumed Liabilities of Assignors signatory hereto as of the Closing Date is a condition precedent to the obligations of the parties under the Contribution Agreement.

NOW, THEREFORE, for good and valuable consideration paid or payable to Assignors by Assignee pursuant to the Contribution Agreement and in consideration of other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Assignors and Assignee agree as follows:

1.              Definitions.  Capitalized terms used but not defined herein shall have the respective meanings given to such terms in the Contribution Agreement.

2.              Assumption of Assumed Liabilities.  Effective as of the Closing, subject to the terms and conditions of the Contribution Agreement, Assignee hereby accepts and assumes from Assignors, and shall pay, perform, and discharge when due, all of the Assumed Liabilities of Assignors signatory hereto.

3.              No Third Party Beneficiaries.  This Agreement is made for the sole benefit of the parties hereto and their respective successors, executors and assigns.

4.              Governance.  This Agreement is being delivered pursuant to, and subject to the terms and conditions of, the Contribution Agreement.  Notwithstanding any other provision of this Agreement to the contrary, nothing contained in this Agreement shall in any way supersede, modify, replace, amend, change, rescind, waive, exceed, expand, enlarge or in any way affect the provisions set forth in the Contribution Agreement, nor shall this Agreement reduce, expand or enlarge any remedies under the Contribution Agreement.  In the event that any term or condition of this Agreement conflicts with any term or condition of the Contribution Agreement, the terms and conditions of the Contribution Agreement shall prevail in all respects.

** Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

5.              Successors and Assigns.  This Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective successors and assigns; provided, however, that no party hereto may assign this Agreement, in whole or in part, without the express prior written consent of the other party.

6.              Governing Law.  THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE DOMESTIC LAWS OF THE STATE OF NEW YORK WITHOUT GIVING EFFECT TO ANY CHOICE OR CONFLICT OF LAW PROVISION OR RULE (WHETHER OF THE STATE OF NEW YORK OR ANY OTHER JURISDICTION) THAT WOULD CAUSE THE APPLICATION OF THE LAWS OF ANY JURISDICTION OTHER THAN THE STATE OF NEW YORK.

7.              Counterparts; Facsimile and Electronic Signatures.  This Agreement may be executed in one or more counterparts, each of which shall be deemed an original but all of which together will constitute one and the same instrument.  This Agreement or any counterpart may be executed and delivered by facsimile copies or delivered by electronic communications by portable document format (.pdf), each of which shall be deemed an original.

8.              Headings.  The section headings contained in this Agreement are inserted for convenience only and shall not affect in any way the meaning or interpretation of this Agreement.

{Remainder of page intentionally left blank.}

** Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

2

IN WITNESS WHEREOF, the parties hereto have executed this Agreement on the date first written above.

ASSIGNORS:

SUNOCO, INC.

By:
Name:
Title:

ATLANTIC REFINING AND MARKETING CORP.

By:
Name:
Title:

SUN INTERNATIONAL LIMITED

By:
Name:
Title:

SUNOCO POWER MARKETING LLC

By:
Name:
Title:

SUNMARKS LLC

By:
Name:
Title:

{Signature page to Assignment and Assumption Agreement}

** Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

ASSIGNEE:

PHILADELPHIA ENERGY SOLUTIONS LLC

By:
Name:
Title:

{Signature page to Assignment and Assumption Agreement}

** Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

Final Exhibit Version

Exhibit M

SERVICE MARK COOPERATION AGREEMENT

This Service Mark Cooperation Agreement (this “Agreement”) dated as of            , 2012 is made by and among Philadelphia Energy Solutions LLC, a Delaware limited liability company (“NewCo”) and Sunoco, Inc., a Pennsylvania corporation (“SUN”) (individually a “Party” and collectively, the “Parties”).

RECITALS

WHEREAS, SUN (through its subsidiary) is the owner of certain registered and common law rights in SUNOCO formative service marks for use in a variety of goods and services, including, among other things, use in the Refinery Business;

WHEREAS, as part of the consummation of the transactions contemplated by that certain Refining Contribution Agreement dated as of       , 2012 (“Refining Contribution Agreement”), and as an accommodation to SUN, NewCo agreed that SUN would contribute the Refinery Mark to NewCo for use in the Refinery Business as defined in the Refining Contribution Agreement;

WHEREAS, SUN and NewCo recognize the strength and value of SUNOCO Formative Marks (defined below) in the marketplace and the Parties desire to cooperate and coordinate their efforts with respect to use and enforcement of SUNOCO Formative Marks in order to safeguard each Parties’ goodwill in these marks and to avoid any likelihood of confusion in the marketplace through this agreement;

NOW, THEREFORE, in consideration of the promises and the representations, warranties and mutual covenants of the Parties, and upon the terms and subject to the conditions set forth herein, the Parties intending to be legally bound, agree as follows:

ARTICLE I

DEFINED TERMS

Section 1.1                                    Defined Terms.  Capitalized terms used in this Agreement have the meanings ascribed to them below.

“PMPA” means the Petroleum Marketing Practices Act, 15 U.S.C. § 2801 et seq., as may be amended from time to time.

“Refinery” has the meaning set forth in the Refining Contribution Agreement.

“Refinery Services” means fuel and oil refinery services; refinement of fuel materials; and blending of crude oil and synthetic oils.

** Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

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“Refinery Mark” means the word SUNOCO and the SUNOCO Diamond and Arrow logo as depicted in US Service Mark applications Ser. Nos. 85/428588 and 85/428610.

“Refinery Field of Use” means the fuel and oil refinery services; refinement of fuel materials; and blending of crude oil and synthetic oils; in each case, sold to the wholesale market; but expressly excluding SUN’s retail and branded marketing business and wholesale rack gasoline and distillate business (even to the extent previously conducted in connection with the Refinery).

“Retail Agreement” has the meaning set forth in the Refining Contribution Agreement.

“SUNOCO Formative Mark” means any trademarks or service marks incorporating the term SUNOCO in any logo, stylization, design or in combination with some other terms.

“SUN Field of Use” means the promotion and retail sales of refined fuel and oil products, sales of refined fuel and oil products to SUNOCO branded franchisees and distributors, the operation of retail outlets for the sale of refined fuel and oil products, the operation of vehicle maintenance and repair service stations, the operation of convenience stores, SUN’s wholesale rack gasoline and distillate business (even to the extent previously conducted in connection with the Refinery) and goods or services ancillary or related to any of the foregoing.

ARTICLE II

RECOGNITION AND LIMITATIONS

Section 2.1                                    Recognition of Rights.  The Parties recognize and acknowledge that each Party has rights in the SUNOCO Formative Marks in their respective fields of use.  The Parties agree that NewCo shall only use the SUNOCO Formative Marks in the Refinery Field of Use and SUN shall use the SUNOCO Formative Marks in the SUN Field of Use.  The Parties believe that through the coordination of use provided for herein, there will be no likelihood of confusion caused by their respective uses of SUNOCO Formative Marks in their respective fields of use and the contemplated uses hereunder shall be deemed to a good faith effort to minimize likelihood of confusion or actual confusion.  If either party learns that any use of any trademark at issue in this Agreement is causing a likelihood of confusion, or has caused actual confusion, the party with such knowledge shall transmit written notice of such event to the other party.  Within twenty (20) days of such written notice, the Parties shall either meet or schedule a telephone conference to discuss the issue raised by the party providing written notice.  The Parties hereby agree to use good faith efforts to minimize any alleged likelihood of confusion or actual confusion; however, nothing in this provision shall be construed to require either Party to cease the use of the Sunoco Formative Marks within their respective fields of use.

Section 2.2                                    Limitations on Use.  Each Party’s rights and use of SUNOCO Formative Marks shall be as follows:

(a)                                 NewCo’s rights to use SUNOCO Formative Marks are limited to use in the United States in the Refinery Field of Use the wholesale sale of the resulting refined

** Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

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products pursuant to the Retail Agreement. NewCo agrees that it shall not use or promote SUNOCO Formative Marks outside the Refinery Field of Use.

(b)                                 SUN’s rights in SUNOCO Formative Marks throughout the world are focused on the promotion and sales at the retail level of refined fuel and oil products, the operation of retail outlets for the sale of refined fuel and oil products, the operation of vehicle maintenance and repair service stations, the operation of convenience stores and or goods or services ancillary to or related to any of the foregoing (excluding the Refinery Field of Use). SUN agrees that it shall not use or promote SUNOCO Formative Marks in the Refinery Field of Use.

ARTICLE III

AGREEMENTS

Section 3.1                                    Changes to the Marks.  Even though the Parties shall use the SUNOCO Formative Marks in different fields of use, the Parties agree that there is mutual benefit to coordinating the public presentation of all SUNOCO Formative Marks.  As of the date of this Agreement, there is consistency in the presentation and use of SUNOCO Formative Marks in the Refinery Field of Use and in the SUN Field of Use.  Therefore, NewCo agrees that it shall not make any changes to the design, logo treatment or color scheme used for the Refinery Marks absent the express approval of SUN.  In the event that SUN determines that changes to the design, logo treatment or color scheme are necessary for its use of the SUNOCO Formative Marks, SUN will consult with NewCo to coordinate any such changes.  In the event that SUN wishes to change the design, logo treatment or color scheme used for the SUNOCO Formative Marks and wishes for NewCo to also adopt such changes, then SUN shall transmit written notice to NewCo of such proposed changes and propose a reasonable schedule for NewCo to transition its use of the Refinery Marks to such proposed new design, logo treatment or color scheme.  The Parties shall negotiate in good faith a schedule for the transition to such new design, logo treatment or color scheme; provided, however, with respect to any costs or expenses, incurred by NewCo in response to or with respect to such changes to the design, logo treatment or color scheme, SUN shall be financially responsible for all such costs and expenses incurred by NewCo in connection with any such change in the design, logo treatment or color scheme of the Refinery Marks.  In addition, in the event that SUN wishes to change or remove any signage of NewCo at the Refinery (as defined in the Contribution Agreement) that features the SUNOCO Formative Marks, including in connection with any termination of this Agreement, then SUN shall bear the cost and expense of such changes.

Section 3.2                                    Enforcement.  Should either NewCo or SUN become aware of any alleged infringement by any third party of the Sunoco Formative Mark, such Party shall promptly give notice to the other Party of the alleged infringement.  Such notice shall state the name and address of the alleged infringer as well as details of the alleged infringement to the extent available.  Any trademark infringement litigation shall be the sole responsibility of SUN and SUN shall pay all attorney’s fees, expenses, costs, and judgments that arise out of any enforcement of the trademark rights.  SUN shall be entitled to name NewCo as party plaintiff in the event that the infringement at issue or the procedural rules then in force require the naming of

** Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

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NewCo for purposes of such infringement actions.  Any recoveries from such an action commenced by SUN shall belong entirely to SUN.  In the event that SUN elects not to pursue such infringement action, SUN shall notify NewCo in writing of such decision.  Each Party agrees to cooperate with the other Party with respect to any enforcement action.

Section 3.3                                    Licensing.  It is anticipated that the Parties will occasionally need to grant licenses to third parties to use the SUNOCO Formative Marks.  Due to the breadth and scope of SUN’s rights in SUNOCO Formative Marks, it is possible that any action by NewCo to license rights in the Refinery Marks to a third party could have an impact on SUN’s rights or position in the marketplace.  Therefore, NewCo agrees, before entering into any negotiations to grant a license to a third party to use any SUNOCO Formative Mark to first contact SUN in order to coordinate any licensing efforts.  If, in the opinion of SUN, there is any potential for the third party license to have an impact outside the Refinery Field of Use, SUN shall have the right to take over the lead responsibility regarding the negotiation of the license.  In the event that SUN elects to take over the license negotiations, it will be responsible for all of its costs of the negotiations and will consult and coordinate with NewCo to ensure the rights of both Parties are adequately protected.  SUN expressly agrees that any implied license included in sales by NewCo pursuant to the Retail Agreement is expressly approved by SUN.

Section 3.4                                    Cooperation in Registration.  In the event that a Party (the “Applicant”) is not successful in registering a SUNOCO Formative Mark for use consistent with this Agreement and a registration for a SUNOCO Formative Mark owned by the other Party (the “Registrant”) is the basis for a refusal to register the mark, then the Registrant agrees to cooperate with the Applicant’s attempts to register a SUNOCO Formative Mark including, but not limited to, Registrant’s execution of a Letter of Consent to be sent to the applicable registration authority expressly consenting to the registration of the rejected SUNOCO Formative Mark.  SUN expressly consents to the registration of the pending applications assigned to NewCo in connection with the Contribution Agreement and will execute any documents in connection therewith.  SUN also agrees to reimburse NewCo for all trademark prosecution costs NewCo incurs in connection with the registration of the pending trademark applications and to pay for any costs in maintaining the registrations issuing from such applications, including the filings in connection with the renewals and the like.  With respect to ongoing use of the SUNOCO Formative Marks in the marketplace for the purpose of preserving service mark rights, the Parties acknowledge and agree that NewCo’s use of the SUNOCO Formative Marks in the Refinery Field of Use pursuant to the terms of the Retail Agreement meets the contractual obligations between the Parties related thereto and NewCo has no obligation to SUN to make use other than as provided in the Retail Agreement. SUN acknowledges that NewCo shall have no obligation to SUN to obtain or maintain any trademark registrations with respect to the Refinery Field of Use or to undertake any efforts to advertise or promote the SUNOCO Formative Marks.  SUN acknowledges and agrees that NewCo is only using the SUNOCO Formative Marks in the Refinery Field of Use pursuant to the express terms of the Retail Agreement and that NewCo has no obligation to SUN to make use of the SUNOCO Formative Marks other than as provided in the Retail Agreement.

** Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

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Section 3.5                                    Cooperation in Return License.  The distribution and sale of petroleum products under franchise relationships is a complex and ever evolving legal situation. Therefore, in the event that SUN determines, in its sole discretion, that it needs from NewCo a license of the right in all or a portion of the United States of America to use SUNOCO Formative Marks in conjunction with any refinery related services, then NewCo agrees, in advance, to cooperate with SUN and grant such a license to SUN on terms consistent with this Agreement, such terms to include at a minimum all legal protections herein in favor of NewCo.  The costs of the negotiation of any such license, including any attorney’s fees that may be incurred by NewCo in negotiating such license, shall be reimbursed by SUN.

Section 3.6                                    Right to Acquire Refiner Marks.  Upon the occurrence of any of the following events, at the election of SUN and transmittal of written notice to NewCo referring to this Section 3.6, NewCo shall transfer and agrees to transfer any and all rights it may have in the Refinery Marks and/or SUNOCO Formative Marks, including all goodwill therein, to SUN pursuant to the form of assignment agreement attached hereto as Exhibit A:  (a) the dissolution of NewCo; (b) the transfer of either Party’s interest in NewCo; (c) the sale of all or substantially all of the retail marketing business of SUN to a third party; (d) the Retail Agreement is no longer in effect, has expired or been terminated and no other supply or offtake agreement has been entered into between the parties; or (e) this Agreement is no longer in effect, has expired or been terminated pursuant to Article IV.  Due to the breadth and scope of SUN’s rights in SUNOCO Formative Marks, any attempt by NewCo to transfer, assign or otherwise convey its rights in the Refinery Marks to a third party could have an adverse impact on SUN’s rights or position in the marketplace.  Therefore, NewCo agrees that it will not transfer, assign or otherwise convey its rights in the Refinery Marks to a third party without the express written consent of SUN.

Section 3.7                                    Franchises.  NewCo covenants that it will not enter into any franchise or franchise relationship for the distribution of SUNOCO® branded motor fuel.  SUN expressly agrees that it will not represent or suggest to any of its actual or potential franchisees that NewCo is in any way a franchisor to, or has any franchise relationship with the franchisees of SUN and SUN shall defend, indemnify and hold harmless NewCo and [TCG] with respect to any third party claim that this Agreement and any conduct undertaken in compliance with this Agreement violates the PMPA.

Section 3.8                                    Reimbursement.  SUN shall reimburse NewCo for all expenses incurred by NewCo in connection with the administration and performance under this Agreement.  NewCo shall have the right to send an invoice to SUN detailing any expenses incurred hereunder, and SUN shall pay such invoices within thirty days of receipt of such invoice.

Section 3.9                                    NO LIABILITY. IN NO EVENT SHALL NEWCO OR ANY OF ITS AFFILIATES BE LIABLE FOR ANY LIABILITY OR LOSS OF ANY KIND, INCLUDING, BUT NOT LIMITED TO, LOSS OF PROFITS, LOSS OF USE, BUSINESS INTERRUPTION, LOSS OF DATA, COST OF COVER OR DIRECT, INDIRECT, SPECIAL, PUNITIVE, INCIDENTAL OR CONSEQUENTIAL DAMAGES, IN CONNECTION WITH OR ARISING OUT OF THIS AGREEMENT OR THE LICENSING OR USE OF THE SUNOCO

** Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

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FORMATIVE MARKS, WHETHER ALLEGED AS A BREACH OF CONTRACT OR TORTIOUS CONDUCT, INCLUDING NEGLIGENCE, EVEN IF NEWCO OR ANY OF ITS AFFILIATES HAVE BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES.  THE ALLOCATION OF RISK SET FORTH IN THIS SECTION IS REFLECTED IN, AND BASED ON, THE FACT THAT THIS AGREEMENT IS AN ACCOMODATION TO SUN, AND SUN HAS UNDERTAKEN ANY AND ALL RISKS ASSOCIATED WITH THE USE OF THE MARKS AS CONTEMPLATED HEREUNDER.

Section 3.10                             Indemnity.

(a)                                 SUN hereby agrees to defend, indemnify and hold harmless NewCo, each Affiliate of NewCo, their respective directors, officers, and employees, and their respective successors and assigns (collectively, “NewCo Indemnitees”), from and against any and all liability, claim, cause of action, suit, obligation, loss, lien, damage, injury, cost and expense (including reasonable attorneys’ fees and costs and expenses related thereto), including but not limited to, damages for personal injuries, including death, and property damage, (collectively, “Claims”) suffered or incurred by any NewCo Indemnitee arising out of or relating to:  (i) any dispute between SUN and its franchisees; (ii) SUN’s franchising business; and (iii) any third party Claim against NewCo arising out of NewCo’s use of the SUNOCO Formative Marks in the Refining Business.  In the event that there is a claim against a NewCo Indemnitee based on an allegation within the scope of the foregoing agreement to defend and indemnify, SUN shall, within ten (10) Business Days of the receipt of notice of such Claim, undertake to defend, indemnify, and hold harmless NewCo Indemnitees from and against such Claim in accordance with the procedures in Section 3.9(b), or NewCo shall have the right to undertake its own defense at the expense of SUN and, if it desires, to terminate this Agreement.

(b)                                 In the event that any NewCo Indemnitee is subject to a Claim for which such NewCo Indemnitee is entitled to indemnification under this Section 3.9(a), such NewCo Indemnitee shall: (i) promptly notify SUN of the existence of such Claim; provided, however, NewCo Indemnitee’s failure to so promptly notify SUN of a Claim shall not relieve SUN from any obligation which SUN would otherwise have pursuant to this Agreement except to the extent that SUN has been materially prejudiced by such failure to so notify; (ii) permit SUN to control the defense or settlement of such Claim, at SUN’s expense, except that SUN shall not enter into any agreement, agreed order, consent judgment, or the like which is binding on NewCo or its Affiliates without NewCo’s consent (however, SUN can settle a Claim without the consent of NewCo so long as a full and unconditional release is provided to NewCo Indemnitee and no agreement, agreed order, consent judgment or the like is entered into to the prejudice of NewCo, its Affiliates, or NewCo Indemnitee); and (iii) provide SUN with all reasonable authority, assistance, and cooperation necessary for the defense or settlement of such Claim, at SUN’s expense.  Each NewCo Indemnitee shall have the right, at its cost, to be represented by counsel of its choosing in connection with any such Claim and SUN shall provide NewCo Indemnitee with pleadings regarding such Claim.

** Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

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ARTICLE IV

TERM AND TERMINATION

Section 4.1                                    Term. This Agreement will commence on the date first written above and will remain in effect unless and until the Agreement is terminated pursuant to Section 4.2.

Section 4.2                                    Termination.  This Agreement may be terminated as follows:

(a)                                 By mutual written agreement of the parties at any time; or

(b)                                 By either Party, upon thirty (30) days’ written notice to the other, in the event the other Party fails or refuses to perform any of its material duties or obligations under this Agreement; provided, however, that in the event a failure to perform can be remedied within thirty (30) days after such notice is given, such notice shall be null and void if the failure is remedied within such period.

(c)                                  Upon the occurrence of any of the events in Section 3.6(a) — (e).

(d)                                 In the event that a third party asserts a claim against NewCo arising out of NewCo’s use of the Refinery Marks and NewCo believes that such claim is not fully indemnified by SUN or that SUN cannot secure a full and complete release for such claim for NewCo, NewCo shall have the right upon sixty (60) days written notice to SUN to terminate this Agreement.

In the event of a termination of this Agreement, NewCo shall assign any and all rights it may have in the Refinery Marks and/or SUNOCO Formative Marks, including all goodwill therein, to SUN pursuant to the form of assignment agreement attached hereto as Exhibit A.

ARTICLE V

MISCELLANEOUS

Section 5.1                                    Entire Agreement; Amendment.  This Agreement, the Refining Contribution Agreement, and related ancillary agreements, schedules and exhibits constitute the entire agreement and understanding of the Parties, and supersede all prior agreements and undertakings, both written and oral, between the Parties, with respect to the subject matter hereof and thereof.  This Agreement may not be amended except by an instrument in writing signed by SUN and NewCo.

Section 5.2                                    Parties in Interest.  This Agreement shall be binding upon and inure solely to the benefit of each Party and its successors and permitted assigns.

Section 5.3                                    Assignment.  This Agreement will be binding upon, inure to the benefit of, and be enforceable by, the Parties and their respective successors and assigns; provided, however, that this Agreement and the rights and obligations hereunder shall not be assignable or transferable by any Party without the prior written consent of the other Parties.

** Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

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Section 5.4                                    Notices.  All notices and other communications that are required to be or may be given pursuant to this Agreement shall be in writing and shall be deemed to have been duly given if delivered in person or by courier or by a national overnight courier service to the relevant Party at the following addresses or sent by facsimile (with transmission confirmation) to the following numbers:

If to SUN, to:

[   ]
[Address]
Attention: [                 ]
Facsimile: [                 ]

with copies (which shall not constitute notice) to:

Foley & Lardner LLP
777 E. Wisconsin Ave
Milwaukee WI 53202
Attention: Richard J. McKenna
Facsimile: (414) 297-4900

If to NewCo, to:

Philadelphia Energy Solutions LLC

[Address]
Attention: Philip Rinaldi
Facsimile: [                 ]

and, to:

[   ]
520 Madison Avenue, 39th Floor
New York, NY 10022
Attention: Rodney Cohen, David Stonehill and David Albert
Facsimile: [                 ]

with copies (which shall not constitute notice) to:

Vinson & Elkins LLP
666 Fifth Avenue, 26th Floor
New York, NY 10103
Attention: Michael Swidler and Steven Abramowitz
Facsimile: (212) 237-0100

or to such other address or facsimile number as the addressee may, from time to time, designate in a written notice given in accordance with this Section.  Any such notice or communication

** Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

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shall be effective (i) if delivered in person or by courier, upon actual receipt by the intended recipient or (ii) if sent by facsimile transmission, on the day sent provided that such day is a Business Day and the sender has received confirmation of transmission as of or prior to 5:30 p.m. local time of the recipient on such day, or at the beginning of the recipient’s next Business Day after confirmation of transmission if not received prior to 5:30 p.m. local time of the recipient on the day sent.

Section 5.5                                    Severability.  If any term or other provision of this Agreement is invalid, illegal, or incapable of being enforced by any rule of Law or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the contemplated transactions is not affected in any manner materially adverse to any Party.  Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the Parties shall negotiate in good faith to modify this Agreement so as to effect the original intent of the Parties as closely as possible in an acceptable manner to the end that contemplated transactions are fulfilled to the extent possible.

Section 5.6                                    Counterparts; Effectiveness.  This Agreement may be signed in any number of counterparts (including facsimile and electronic transmission counterparts), each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.  This Agreement shall become effective when each Party shall have received a counterpart hereof signed by the other Parties.  Until and unless each Party has received a counterpart hereof signed by the other parties hereto, this Agreement shall have no effect and no Party shall have any right or obligation hereunder (whether by virtue of any other oral or written agreement or other communication).

Section 5.7                                    No Presumption Against Drafting Party.  Each Party has fully participated in the negotiation and drafting of this Agreement.  If an ambiguity, question or intent or question of interpretation arises, this Agreement must be construed as if drafted jointly, and there must not be any presumption, inference or conclusion drawn against any Party by virtue of the fact that its representative has authored this Agreement or any portion hereof.

*                                         *                                         *                                         *                                         *

** Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

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IN WITNESS WHEREOF, the undersigned Parties have duly executed this Agreement effective as of the date first written above.

SUNOCO, INC.

By:
Name:
Title:

PHILADELPHIA ENERGY SOLUTIONS LLC

By:
Name:
Title:

By:
Name:
Title:

Signature Page to Service Mark Cooperation Agreement

** Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

EXHIBIT A

ASSIGNMENT

WHEREAS, Philadelphia Energy Solutions LLC, a Delaware limited liability company (“ASSIGNOR”) is the current owner of the trademark registrations/applications and all associated rights listed on the attached Schedule A (the “Marks”); and

WHEREAS, Sunoco, Inc., a Pennsylvania corporation (“ASSIGNEE”) wishes to acquire the Marks together with the goodwill of the business in connection with which the Marks are used;

WHEREAS, ASSIGNOR, ASSIGNEE and/or affiliates of ASSIGNOR and ASSIGNEE have entered into other agreements relating to the business of the ASSIGNOR to which the Marks pertain and the purpose of this Agreement is to memorialize these other business arrangements, including the assignment provided herein for purposes of recordation.

NOW, THEREFORE, in consideration of and in exchange for one dollar ($1.00) and other valuable and legally sufficient consideration, the receipt of which ASSIGNEE hereby acknowledges, ASSIGNOR hereby agrees to and does sell, assign and transfer to ASSIGNEE its entire right, title and interest in and to the Marks together with the goodwill of the business to which the Marks pertain, as well as all rights of enforcement and recovery for past infringement.  ASSIGNOR further agrees to take all reasonable and necessary steps to implement the provisions of this Assignment.

IN WITNESS WHEREOF, ASSIGNOR has caused this Assignment to be executed as of the       day of                     ,

ASSIGNOR: Philadelphia Energy Solutions LLC
By:

Name:

Title:

ASSIGNEE: Sunoco, Inc.

By:

Name:

Title:

** Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

Schedule A

SERVICE MARK	APPLICATION/ REGISTRATION NO.
SUNOCO	85-428588
SUNOCO & Design	85-428610

** Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

EXHIBIT N Plan of Refinery Owned Real Property Page 1 of 2

NORTH YARD CHART
SOUTH YARD CHART
WEST YARD CHART
INCLUDED
B
POINT BREEZE NORTH
POINT BREEZE
A
NOT PART OF SITE
POINT BREEZE
A'
WEST YARD
E
NOT INCLUDED
F
POINT BREEZE
GIRARD POINT
A'
GIRARD POINT
SRTF RIVER SIDE
D
SRTF STREET SIDE
C
SRTF SITE
SUNOCO - GIRARD POINT, POINT BREEZE
WEST YARD, SCHUYLKILL RIVER TANK FARM
Ludgate Engineering Corporation
SUNOCO INC. (R&M)
PHILADELPHIA REFINERY
PREMISES AND PARCELS OF SITE
SHEET 00
0

Exhibit Plan of Refinery Owned Real Property Page 1 of 2 included point breeze west yard chart not part of site point breeze not included west yard pierhead & bulkhead schuylkill river point breeze girard point exception “RR-2” save as exception “RR-1 ” girard point note: for the fill and complete alta/asch (NPSP) land title survey flat see sheets 1thru 18 premises and parcels of site sheet oo drawing number revision no. ludgate engineering corporation sundco -girard point, point breeze west yard, schuylkill river tank farm approved by sunoco inc. (rss) philadelphia refinery

** Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

EXHIBIT N Plan of Refinery Owned Real Property Page 2 of 2

North Yard
POINT BREEZE
NOT PART OF SITE
POINT BREEZE
WEST YARD
POINT BREEZE
GIRARD POINT
GIRARD POINT
Ludgate Engineering Corporation
PREMISES AND PARCELS OF SITE

North yard not part of site west yard chart point breeze point breeze girard poiint girard poiint premises and parcels of site sheet oo ludgate engineering corporation sundco -girard point, point breeze west yard, schuylkill river tank farm approved by sunoco inc. (rss) philadelphia refinery

** Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

Execution Version

Schedules

Schedule 1.1A	Refinery Description

Schedule 1.1B	Refinery Real Property

Schedule 1.1D	Transferred Refinery Computer Systems and Transferred Refinery Software

Schedule 2.2(b)(v)	Refinery Permits

Schedule 2.3(b)	Allocation Principles

Schedule 2.4(e)	Excluded Contracts

Schedule 2.4(f)	Additional Excluded Assets

Schedule 2.6(i)	Benefit Plan Liabilities

Schedule 3.2(a)(iv)	Third-Party Consent and Authorization

Schedule 4.1	Jurisdiction of SUN and the Contributing Subsidiaries

Schedule 4.3(b)	Consents and Approvals

Schedule 4.5(a)	Material Contracts

Schedule 4.5(d)	Solvency of Parties to Material Contracts

Schedule 4.6	Material Refinery Permits and Authorizations

Schedule 4.8	Litigation Proceedings

Schedule 4.9	Taxes

Schedule 4.10	Environmental

Schedule 4.11(a)	Company Benefit Plans

Schedule 4.11(c)	Employee Pension Benefit Plans

Schedule 4.11(d)	Plans that Provide Post-Employment Health and Welfare Benefits

Schedule 4.11(f)	Company Benefit Plan Matters

Schedule 4.11(g)	Multiemployer Plans

Schedule 4.12(a)	Collective Bargaining Agreements

Schedule 4.12(b)	Claims/Proceedings

Schedule 4.12(c)	Grievances

Schedule 4.12(d)	WARN Act

Schedule 4.12(e)	Employment/Retention/Severance Agreement

Schedule 4.13(a)	Transferred Owned Refinery IP

Schedule 4.13(e)	Inbound Refinery License Agreements

Schedule 4.13(f)	Transferred Owned Refinery IP

Schedule 4.14(a)	Refinery Owned Real Property and Refinery Leased Real Property

Schedule 4.14(b)(i)	Utilities and Facilities

Schedule 4.14(b)(ii)	Condemnation and Eminent Domain Proceedings

** Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

Schedule 4.14(c)	Sufficiency of Assets

Schedule 4.16	Affiliate Transactions

Schedule 4.17	Prepayments

Schedule 5.3	No Violation; Consents and Approvals of NewCo and TCG

Schedule 7.1(a)(i)	Refinery Employees Located at Refinery

Schedule 7.1(a)(ii)	Refinery Employees Not Located at Refinery

Schedule 8.1(b)	Interim Period Business Operations

Schedule 8.5	Interim Services

Schedule 8.13	Credit Support Arrangements

** Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

Schedule 1.1A

Refinery Description

Originally built in 1866, the Philadelphia refinery is a 330,000 bpd refinery with a Nelson complexity of 9.3 located in Philadelphia, Pennsylvania.  It is the oldest continuously operating petroleum facility in the world.  The Philadelphia refinery as it is known and configured today is a combination of two formerly separate refineries often referred to as Girard Point (previously owned by Gulf and later Chevron) and Point Breeze (previously owned by ARCO and later Atlantic).  The integration of the two refineries into the single Philadelphia complex was completed by Sunoco in 1995.  The Philadelphia refinery is located on a 1,400 acre siteprocesses light, sweet, residual cracking and heavy sweet crudes.

** Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

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Schedule 1.1B

Refinery Real Property

NOTE:  PARTIES AGREE THAT THE BELOW METES AND BOUNDS DESCRIPTIONS REMAIN SUBJECT TO CONFIRMATION OF THE SAME WITH LUDGATE ENGINEERING CORPORATION

PREMISES A:  Girard & Point Breeze Description.

ALL THAT CERTAIN tract or piece of land situated in the Forty-eighth Ward of the City of Philadelphia, described in accordance with an ALTA/ACSM Land Title Survey made by Ludgate Engineering Corporation dated 5/1/2012, as follows, to wit:

1.             Beginning at a point on the western side of 26th street;

2.             Thence along the western side of 26th Street the 16 following courses and distances:

i.	South 07°45’55” West, a distance of 169.94 feet;
ii.	South 00°16’02” East, a distance of 38.37 feet;
iii.	South 06°25’58” West, a distance of 199.87 feet;
iv.	South 07°53’20” West, a distance of 211.08 feet;
v.	South 07°47’37” West, a distance of 1509.96 feet;
vi.	South 07°52’07” West, a distance of 726.03 feet;
vii.	South 07°38’49” West, a distance of 48.89 feet;
viii.	South 09°29’34” West, a distance of 130.93 feet;
ix.	South 07°13’47” West, a distance of 401.40 feet;
x.	South 07°57’21” West, a distance of 318.70 feet;
xi.	South 15°50’52” West, a distance of 136.31 feet;
xii.	South 07°45’11” West, a distance of 118.07 feet;
xiii.	North 80°01’54” West, a distance of 17.81 feet;
xiv.	South 14°08’03” West, a distance of 552.84 feet to a point of curvature;
xv.	By a curve to the left having a radius of 200.76 feet and a central angle of 66°30’21” an arc length of 233.04 feet and a chord which bears South 34°54’40” West 220.17 feet;
xvi.	South 01°46’40” West, a distance of 293.89 feet;

3.             Thence along the north side of Penrose Avenue South 43°34’41” West, a distance of 665.73 feet to a point of curvature;

4.             Thence by a curve to the right having a radius of 126.09 feet and a central angle of 73°01’54” an arc length of 160.71 feet a chord which bears South 87°07’45” West 150.05 feet point of reverse curvature;

5.             Thence by a reverse curve to the left having a radius of 167.93 feet and a central angle of 102°48’10”an arc length of 301.32 feet and a chord South 78°02’49” West and a distance of 262.49 feet;

6.             Thence along the northern side of Lanier Avenue the eight following courses and distances:

i.	South 28°41’02” West, a distance of 84.04 feet;
ii.	South 30°01’19” West, a distance of 182.61 feet;

** Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

4

iii.	South 33°23’20” West, a distance of 122.68 feet to a point of curvature;
iv.	By a curve to the left having a radius of 365.09 feet and a central angle of 10°02’31” an arc length of 63.99 feet a chord which bears South 38°14’27” West 63.90 feet;
v.	South 45°13’17” West, a distance of 69.72 feet to a point of curvature;
vi.	By a curve to the left having a radius of 248.69 feet and a central angle of 11°28’08” an arc length of 49.78 feet a chord which bears South 50°30’20” West 49.70 feet;
vii.	South 55°40’25” West, a distance of 127.19 feet;
viii.	South 58°52’39” West, a distance of 504.43 feet;

7.             Thence South 31°07’21” East, a distance of 136.40 feet;

8.             Thence South 58°52’39” West, a distance of 50.41 feet to a point a corner of lands of Conrail;

9.             Thence along lands of Conrail the 14 following courses and distances:

i.	South 31°52’50” East, a distance of 90.73 feet to a point of curvature;
ii.	by a curve to the right having a radius of 335.54 feet and a central angle of 39°39’00” an arc length of 232.30 feet a chord which bears South 12°03’20” East 227.60 feet to a point;
iii.	South 07°46’10” West tangent to said curve, a distance of 541.48 feet;
iv.	North 35°26’10” East, a distance of 282.33 feet;
v.	North 35°47’10” East, a distance of 273.76 feet;
vi.	South 07°46’01” West, a distance of 1297.42 feet;
vii.	South 07°54’07” West, a distance of 144.68 feet;
viii.	South 09°10’51” West, a distance of 320.82 feet;
ix.	South 04°26’38” West, a distance of 122.85 feet;
x.	South 07°38’04” West, a distance of 30.09 feet;
xi.	South 08°09’35” West, a distance of 119.06 feet;
xii.	South 06°59’31” West, a distance of 139.54 feet;
xiii.	South 81°41’24” East, a distance of 89.38 feet;

10.          South 07°57’20” West, a distance of 232.50 feet to a point on the pierhead and bulkhead of the Schuylkill River;

11.          Thence along the bulkhead of the Schuylkill River the 119 following courses and distances:

i.	North 83°40’40” West, a distance of 484.75 feet;
ii.	North 80°59’10” West, a distance of 293.05 feet;
iii.	North 80°57’45” West, a distance of 291.76 feet;
iv.	North 80°39’50” West, a distance of 367.78 feet;
v.	North 09°10’46” East, a distance of 47.72 feet;
vi.	North 63°43’59” West, a distance of 87.28 feet;
vii.	North 61°57’14” West, a distance of 104.02 feet;
viii.	South 26°32’09” West, a distance of 51.72 feet;
ix.	North 62°59’30” West, a distance of 133.92 feet;
x.	North 62°12’53” West, a distance of 166.29 feet;
xi.	North 26°44’06” East, a distance of 55.61 feet;
xii.	North 62°58’22” West, a distance of 247.86 feet;
xiii.	North 62°17’56” West, a distance of 287.77 feet;
xiv.	North 45°26’57” West, a distance of 211.11 feet;
xv.	North 46°31’00” West, a distance of 354.57 feet;

** Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

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xvi.	North 64°57’13” West, a distance of 65.87 feet;
xvii.	North 34°41’49” West, a distance of 109.10 feet
xviii.	North 46°10’22” West, a distance of 380.64feet;
xix.	North 29°33’57” West, a distance of 210.22 feet;
xx.	North 28°49’08” West, a distance of 356.96 feet;
xxi.	North 29°42’09” West, a distance of 364.44 feet;
xxii.	North 16°12’31” West, a distance of 42.38 feet;
xxiii.	North 09°26’20” West, a distance of 45.39 feet;
xxiv.	North 15°41’58” West, a distance of 913.99 feet;
xxv.	North 15°05’58” West, a distance of 56.31 feet
xxvi.	North 08°17’52” West, a distance of 173.70 feet;
xxvii.	North 05°19’22” West, a distance of 64.01 feet;
xxviii.	North 07°37’01” West, a distance of 1136.34 feet;
xxix.	North 08°01’22” East, a distance of 380.08 feet;
xxx.	North 28°44’59” East, a distance of 7.74 feet;
xxxi.	North 43°42’20” East, a distance of 197.15 feet;
xxxii.	North 42°26’02” East, a distance of 89.30 feet;
xxxiii.	North 44°10’07” East, a distance of 72.09 feet;
xxxiv.	North 72°36’31” East, a distance of 27.87 feet;
xxxv.	North 75°53’49” East, a distance of 101.72 feet;
xxxvi.	North 77°19’59” East, a distance of 293.03 feet;
xxxvii.	South 86°50’08” East, a distance of 373.53 feet;
xxxviii.	South 86°29’05” East, a distance of 408.99 feet;
xxxix.	North 84°56’19” East, a distance of 6.58 feet
xl.	North 81°27’07” East, a distance of 156.35 feet;
xli.	North 85°23’48” East, a distance of 75.71 feet;
xlii.	North 80°50’16” East, a distance of 28.45 feet;
xliii.	South 15°42’39” East, a distance of 2.48 feet;
xliv.	North 74°42’14” East, a distance of 40.34 feet;
xlv.	North 79°38’24” East, a distance of 11.24 feet;
xlvi.	North 84°28’14” East, a distance of 78.29 feet;
xlvii.	North 71°34’56” East, a distance of 10.59 feet;
xlviii.	North 85°13’53” East, a distance of 68.60 feet;
xlix.	North 53°43’35” East, a distance of 138.34 feet;
l.	North 55°19’46” East, a distance of 24.25 feet;
li.	North 49°12’19” East, a distance of 21.57 feet;
lii.	North 50°49’59” East, a distance of 22.71 feet;
liii.	North 63°34’55” East, a distance of 37.80 feet;
liv.	North 48°56’08” East, a distance of 17.60 feet;
lv.	North 48°01’38” East, a distance of 37.79 feet;
lvi.	North 57°04’27” East, a distance of 220.24 feet;
lvii.	North 43°24’56” East, a distance of 135.15 feet;
lviii.	North 32°59’59” East, a distance of 197.67 feet;
lix.	North 28°46’15” East, a distance of 207.21 feet;
lx.	South 67°36’32” East, a distance of 25.00 feet;
lxi.	North 28°53’49” East, a distance of 525.99 feet;
lxii.	North 23°14’16” East, a distance of 296.55 feet;
lxiii.	North 16°27’07” East, a distance of 155.27 feet;
lxiv.	North 09°56’26” East, a distance of 211.86 feet;
lxv.	North 26°32’07” East, a distance of 130.56 feet;
lxvi.	North 45°19’27” West, a distance of 43.11 feet;

** Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

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lxvii.	North 23°44’32” East, a distance of 11.78 feet;
lxviii.	North 58°39’44” East, a distance of 10.33 feet;
lxix.	North 13°19’01” East, a distance of 20.88 feet;
lxx.	North 21°53’43” East, a distance of 22.65 feet;
lxxi.	North 33°53’23” East, a distance of 15.69 feet;
lxxii.	North 22°37’41” East, a distance of 36.18 feet;
lxxiii.	North 12°06’28” East, a distance of 42.35 feet;
lxxiv.	South 78°45’03” East, a distance of 9.60 feet;
lxxv.	North 12°10’53” East, a distance of 13.10 feet;
lxxvi.	North 84°10’16” West, a distance of 12.72 feet;
lxxvii.	North 23°48’41” East, a distance of 452.70 feet;
lxxviii.	North 23°48’41” East, a distance of453.47 feet;
lxxix.	South 72°18’38” East, a distance of 4.28 feet;
lxxx.	North 19°03’43” East, a distance of 23.84 feet;
lxxxi.	North 15°47’28” East, a distance of 46.32 feet;
lxxxii.	South 80°51’48” East, a distance of 21.53 feet;
lxxxiii.	North 13°26’19” East, a distance of 231.84 feet;
lxxxiv.	North 07°22’43” East, a distance of 111.24 feet;
lxxxv.	North 03°41’43” West, a distance of 175.93 feet;
lxxxvi.	North 15°46’02” West, a distance of 260.63 feet;
lxxxvii.	North 31°09’33” West, a distance of 148.28 feet;
lxxxviii.	North 39°25’25” West, a distance of 180.29 feet;
lxxxix.	North 44°07’32” West, a distance of 80.71 feet;
xc.	North 65°32’53” West, a distance of 13.18 feet;
xci.	North 49°22’28” West, a distance of 8.41 feet;
xcii.	North 65°46’02” West, a distance of 30.05 feet;
xciii.	South 54°50’25” West, a distance of 5.48 feet;
xciv.	North 40°45’12” West, a distance of 48.68 feet;
xcv.	North 56°19’58” West, a distance of 156.17 feet;
xcvi.	North 57°58’20” West,a distance of 145.68 feet;
xcvii.	North 75°17’24” West, a distance of 42.80feet;
xcviii.	North 83°31’11” West, a distance of 86.58 feet;
xcix.	North 83°31’11” West, a distance of 95.61 feet;
c.	North 83°00’35” West, a distance of 187.03 feet;
ci.	South 80°37’47” West, a distance of 809.03 feet
cii.	South 80°01’56” West, a distance of 46.99 feet;
ciii.	South 85°22’16” West, a distance of 35.86 feet;
civ.	South 86°42’51” West, a distance of 95.79 feet;
cv.	North 05°28’09” West, a distance of 30.00 feet;
cvi.	North 72°05’27” West, a distance of 480.36 feet;
cvii.	North 49°21’34” West, a distance of 277.55 feet;
cviii.	North 44°46’47” West, a distance of 91.93 feet;
cix.	North 27°49’54” West, a distance of 198.68 feet;
cx.	North 23°47’26” West, a distance of 139.41 feet;
cxi.	North 27°22’11” West, a distance of 140.79 feet;
cxii.	North 00°58’58” West, a distance of 695.54 feet;
cxiii.	North 14°12’09” East, a distance of 375.02 feet;
cxiv.	North 06°23’54” West, a distance of 78.53 feet;
cxv.	North 18°25’26” East, a distance of 447.84 feet;
cxvi.	South 74°33’15” East, a distance of 65.04 feet;
cxvii.	North 24°55’08” East, a distance of 22.18 feet;

** Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

7

cxviii.	South 81°55’09” East, a distance of 191.39 feet;
cxix.	North 42°08’32” East, a distance of 43.36 feet;

12.          Thence leaving bulkhead and along lands of Conrail South 82°20’38” East, a distance of 644.83 feet;

13.          Thence continuing along lands of Conrail the 11 following courses and distances:

i.	South 16°15’57” East, a distance of 120.19 feet to a point of curvature;
ii.	By a curve to right having a radius of 653.39 feet and a central angle of 54°52’25” an arc length of 625.77 feet a chord which bears South 44°45’52” East 602.12 feet;
iii.	South 82°10’05” East, a distance of 379.22 feet;
iv.	South 81°54’46” East, a distance of 281.13 feet;
v.	South 82°09’55” East, a distance of 185.06 feet;
vi.	South 82°22’37” East, a distance of 375.54 feet;
vii.	South 82°19’05” East, a distance of 329.39 feet;
viii.	South 81°52’05” East, a distance of 339.43 feet;
ix.	South 82°21’18” East, a distance of 639.33 feet;
x.	South 82°07’25” East, a distance of 230.24 feet to a point of curvature
xi.	By a of a curve to the right having a radius of 1028.90 feet and a central angle of 18°15’10” an arc length of 327.78 feet a chord which bears South 73°24’01” East 326.40 feet;

14.          Thence South 07°48’50” West, a distance of 86.27 feet to a point in line of lands owned by the City of Philadelphia; thence along lands of Philadelphia the 16 following courses and distances:

i.	by a curve to the left having a radius of 499.91 feet and a central angle of 22°54’36” an arc length of 199.89 feet a chord which bears South 82°53’51” West 198.56 feet;
ii.	South 68°52’37” West, a distance of 368.16 feet to a point of curvature;
iii.	by a curve to the left having a radius of 759.85 feet and acentral angle of 9°50’11” an arc length of 130.45 feet a chord which bears South 74°48’53” West 130.29 feet;
iv.	South 79°06’45” West, a distance of 310.68 feet;
v.	South 74°37’16” West, a distance of 96.75 feet;
vi.	South 56°20’07” West, a distance of 70.00 feet;
vii.	South 64°28’35” West, a distance of 251.25 feet;
viii.	South 67°27’07” West, a distance of 302.11 feet;
ix.	South 67°27’07” West, a distance of 402.58 feet;
x.	South 67°27’07” West, a distance of 141.14 feet;
xi.	South 53°20’14” West, a distance of 50.00 feet;
xii.	South 23°28’34” East, a distance of 32.51 feet;
xiii.	South 23°28’34” East, a distance of 299.99 feet;
xiv.	South 35°54’01” East, a distance of 737.38 feet;
xv.	South 16°59’51” East, a distance of 113.90 feet
xvi.	South 44°15’26” East, a distance of 25.66 feet;

15.          Thence North 74°54’45” East, a distance of 225.13 feet;

16.          Thence South 14°27’15” East, a distance of 45.83 feet to a point on the southern side of Passyunk Avenue;

** Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

8

17.          Thence along the southern side of Passyunk Avenue North 74°50’12” East, a distance of 1289.66 feet;

18.          Thence leaving said side of Passyunk Avenue South 15°09’48” East, a distance of 364.36 feet;

19.          Thence North 74°50’12” East, a distance of 218.00 feet;

20.          Thence South 15°09’48” East, a distance of 63.00 feet;

21.          Thence South 89°08’54” East, a distance of 10.00 feet;

22.          Thence South 25°09’48” East, a distance of 60.00 feet;

23.          Thence South 63°09’48” East, a distance of 27.00 feet;

24.          Thence North 71°05’39” East, a distance of 79.00 feet;

25.          Thence North 66°10’39” East, a distance of 201.00 feet;

26.          Thence North 04°50’39” East, a distance of 61.00 feet;

27.          Thence South 85°09’21” East, a distance of 82.00 feet;

28.          Thence North 74°50’39” East, a distance of 253.00 feet;

29.          Thence South 82°09’21” East, a distance of 224.77 feet to the Point of Beginning.

Containing 896.5171 Acres, more or less.

PREMISES B: Point Breeze North Description.

ALL THAT CERTAIN tract or piece of land situated in the Forty-eighth Ward of the City of Philadelphia, described in accordance with an ALTA/ACSM Land Title Survey made by Ludgate Engineering Corporation dated 5/1/2012, as follows, to wit:

1.             Beginning at a point on the right of way of Moore street;

2.             Thence along the southern right of way of Moore Street South 76°59’06” East, a distance of 85.84 feet;

3.             Thence continuing along said right of way South 76°04’48” East, a distance of 329.50 feet to a point on the western right of way line of 35th street;

4.             Thence along the western right of way line of 35th Street South 13°57’01” West, a distance of 518.75 feet;

5.             Thence South 82°07’46” East, a distance of 497.03 feet to a point on the western right of way line of 34th Street;

6.             Thence along the western right of way line of 34th Street South 20°22’25” West, a distance of 139.66 feet to a point on the southern right of way line of Maiden Lane;

** Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

9

7.             Thence along the southern right of way line of Maiden Lane South 64°11’02” East, a distance of 1256.82 feet to a point of curvature;

8.             Thence by a curve to the right entering the western side of 26th Street having a radius of 491.39 feet and a central angle of 18°49’29” an arc length of 161.45 feet and a chord which bears South 55°27’35” East 160.72 feet;

9.             Thence along the western side of 26th Street the eight following courses and distances:

i.	South 43°44’58” West, a distance of 2.95 feet;
ii.	South 40°36’48” East, a distance of 169.81 feet;
iii.	South 37°29’46” East, a distance of 210.70 feet;
iv.	South 37°08’53” East, a distance of 599.67 feet;
v.	South 37°13’25” East, a distance of 255.57 feet;
vi.	South 45°31’16” West, a distance of 2.49 feet;
vii.	South 34°13’50” East, a distance of 144.39 feet;
viii.	South 33°56’02” East, a distance of 266.03 feet;

10.          Thence leaving the western side of 26th Street and going along the northern side of lands of Conrail the 24 following courses and distances:

i.	North 81°59’00” West, a distance of 236.77 feet;
ii.	North 58°22’13” East, a distance of 33.81 feet;
iii.	North 74°29’15” West, a distance of 121.44 feet;
iv.	North 76°18’45” West, a distance of 250.63 feet;
v.	North 84°05’02” West, a distance of 285.50 feet;
vi.	South 47°15’52” West, a distance of 15.18 feet;
vii.	North 75°52’55” West, a distance of 46.21 feet;
viii.	North 82°02’14” West, a distance of 525.00 feet;
ix.	North 02°36’38” East, a distance of 6.00 feet;
x.	North 82°03’42” West, a distance of 209.46 feet;
xi.	North 82°26’26” West, a distance of 197.26 feet;
xii.	North 82°16’24” West, a distance of 149.97 feet;
xiii.	North 82°06’49” West, a distance of 452.25 feet;
xiv.	South 11°06’33” West, a distance of 15.19 feet;
xv.	North 81°57’23” West, a distance of 288.33 feet;
xvi.	North 80°02’02” West, a distance of 92.49 feet;
xvii.	North 83°48’02” West, a distance of 66.93 feet:
xviii.	North 79°34’03” West, a distance of 240.34 feet to a point of curvature;
xix.

By a curve to the right having a radius of 665.76 feet and a central angle of 55°53’57” an arc length of 649.53 feet and a chord which bears North 53°19’49” West 624.07 feet to a point of compound curvature;

xx.	By a compound curve to the right having a radius of 733.68 feet and a central angle of 44°51’23” an arc length of 574.39 feet and a chord which bears North 00°47’49” East 559.84 feet;
xxi.	North 21°41’17” East, a distance of 358.44 feet;
xxii.	North 26°05’47” East, a distance of 92.79 feet;
xxiii.	South 82°19’34” East, a distance of 223.64 feet;
xxiv.	North 13°55’44” East, a distance of 990.16 feet to the Point of Beginning.

Containing 106.64 Acres, more or less.

** Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

10

PREMISES C: SRTF (street side) Description.

ALL THAT CERTAIN tract or piece of land situated in the Forty-eighth Ward of the City of Philadelphia, described in accordance with an ALTA/ACSM Land Title Survey made by Ludgate Engineering Corporation dated 5/1/2012, as follows, to wit:

1.             Beginning at a point on the eastern side of Essington Avenue and a corner of lands of Pacific Atlantic Terminal;

2.             Thence along lands of Pacific Atlantic Terminal South 82°10’16” East, a distance of 367.00 feet;

3.             Thence continuing along said lands South 77°59’17” East, a distance of 668.27 feet to a point of curvature;

4.             Thence by a curve to the left having a radius of 1463.35 feet and a central angle of 25°44’18” an arc length of 657.36 feet a chord which bears South 18°58’02” East 651.85 feet;

5.             Thence South 31°50’11” East a distance of 827.78 feet;  thence South 31°50’11” East, a distance of 1456.50 feet;

6.             Thence along Mingo Creek South 58°16’51” West, a distance of 2698.79 feet;

7.             Thence North 64°39’14” West, a distance of 673.96 feet to a point on the eastern side of Mingo Avenue;

8.             Thence along Mingo Avenue North 00°03’26” West, a distance of 1413.86 feet to a point on the eastern side of Essington Avenue;

9.             Thence along Essington Avenue North 10°51’10” East, a distance of 2507.54 feet to the Point of Beginning.

Containing 171.18 Acres, more or less.

PREMISES D: SRTF (river side) Description.

ALL THAT CERTAIN tract or piece of land situated in the Forty-eighth Ward of the City of Philadelphia, described in accordance with an ALTA/ACSM Land Title Survey made by Ludgate Engineering Corporation dated 5/1/2012, as follows, to wit:

1.             Beginning at a point a corner of lands of Pacific Atlantic Terminal;

2.             Thence along lands of Pacific Atlantic Terminal South 89°16’27” East, a distance of 989.92 feet to a point on the west side of the Schuylkill River;

3.             Thence along said river the 4 following courses and distances:

i.	South 03°54’17” East, a distance of 294.15 feet;
ii.	South 15°35’28” East, a distance of 973.86 feet;
iii.	South 15°35’28” East, a distance of 196.10 feet;
iv.	South 29°06’56” East, a distance of 955.16 feet;

4.             Thence South 54°55’41” West, a distance of 467.65 feet to a point on the east side of lands of Pacific Atlantic Terminal;

** Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

11

5.             Thence along lands of pacific Atlantic Terminal the three following courses and distances:

i.	North 31°50’11” West, a distance of 1423.21 feet;
ii.	North 31°50’11” West, a distance of 857.35 feet to a point of curvature;
iii.

By a curve to the right having a radius of 1397.46 feet a central angle of 26°08’53” an arc length of 637.75 feet a chord which bears North 18°45’45” West a distance of 632.23 feet to the Point of Beginning.

Containing 39.90 Acres, more or less.

PREMISES E: West Yard Description.

ALL THAT CERTAIN tract or piece of land situated in the Forty-eighth Ward of the City of Philadelphia, described in accordance with an ALTA/ACSM Land Title Survey made by Ludgate Engineering Corporation dated 5/1/2012, as follows, to wit:

1.             Beginning at a point on the southern right of way of Passyunk Avenue and a corner of lands of now or late Thy B. Ma;

2.             Thence along said lands of Ma and along lands of now or late Joseph & Rosanna Mitchell South 69°19’58” East, a distance of 315.10 feet to a point a corner of lands of the now or late Phing Tan and Khanh Buu Huynh;

3.             Thence along said lands and lands of Passyunk Avenue Realty En. North 82°44’45” East, a distance of 601.48 feet to a point a corner of the now or late lands of Passyunk Avenue Realty En;

4.             Thence along said lands South 61°00’00” East, a distance of 218.91 feet;

5.             Thence South 68°14’30” East, a distance of 251.05 feet;

6.             Thence along lands of Auto Recycling Real Estate North 88°16’32” East, a distance of 288.19 feet;

7.             Thence continuing along said lands and along lands of S.R.S. Inc. North 35°03’05” East, a distance of 1800.00 feet near the Schuylkill River;

8.             Thence in and along the Schuylkill River the 10 following courses and distances:

i.	South 80°39’14” East, a distance of 401.15 feet;
ii.	South 42°01’03” East, a distance of 297.66 feet;
iii.	South 04°55’59” West, a distance of 350.17 feet;
iv.	South 15°52’29” West, a distance of 487.33 feet;
v.	South 23°42’54” West, a distance of 196.89 feet;
vi.	South 22°35’18” West, a distance of 384.45 feet;
vii.	South 14°15’27” West, a distance of 121.55 feet;
viii.	South 15°59’35” West, a distance of 219.74 feet;
ix.	South 21°40’33” West, a distance of 445.70 feet;
x.	South 23°20’44” West, a distance of 324.02 feet to a point a corner of lands of Convoy Realty LP;

9.             Thence along lands of Convoy North 63°18’58” West, a distance of 1362.47 feet;

** Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

12

10.          Thence North 07°11’32” East, a distance of 231.25 feet to a point of curvature;

11.          Thence by a curve to the left having a radius of 5000.00 feet and a central angle of 1°29’17” an arc length of 129.85 feet a chord which bears North 70°46’37” West 129.85 feet;

12.          Thence along lands of Point Breeze Terminal LLC the eight following courses and distances:

i.	North 67°11’05” West, a distance of 14.72 feet;
ii.	South 83°51’36” West, a distance of 839.02 feet;
iii.	North 60°55’04” East, a distance of 31.00 feet;
iv.	North 25°30’00” East, a distance of 145.00 feet;
v.	North 00°00’00” East, a distance of 50.83 feet;
vi.	North 00°00’00” East, a distance of 41.00 feet;
vii.	North 85°21’56” West, a distance of 972.06 feet;
viii.	North 07°07’07” East, a distance of 171.91 feet to a point on the southern side of Passyunk Avenue;

13.          Thence along the southern side of Passyunk Avenue the three following courses and distances:

i.	North 74°48’30” East, a distance of 226.91 feet;
ii.	South 15°11’30” East, a distance of 6.00 feet;
iii.	North 74°48’30” East, a distance of 349.28 feet to the Point of Beginning.

Containing 80.84 Acres, more or less.

PREMISES G (former premises “WW”)

ALL THAT CERTAIN lot or piece of ground with the buildings and improvements thereon erected situated in the 36th Ward of the City of Philadelphia, County of Philadelphia and Commonwealth of Pennsylvania, more particularly described in accordance with a Survey and Plan thereof dated 5/25/1965 made by Lewis C. Jones, Surveyor and Regulator of the 2nd Survey District, as follows:

1.             Beginning at a point in the Northeasterly side of Moore Street (50 feet wide) at the distance of 526.150 feet Northwestwardly from the Northwesterly side of 34th Street said point of beginning being also the point of intersection of the said side of Moore Street with the center line of the former 35th Street stricken from the City Plan and vacated 3/21/1927;

2.             Thence extending North 68 degrees 50 minutes 44 seconds West along the said side of Moore Street 440 feet to a point at the intersection of the said side of Moore Street with the center line of the former 36th Street stricken from the City Plan and vacated 3/21/1927;

3.             Thence along the said center line of the former 36th Street North 21 degrees 9 minutes 16 seconds East 240.143 feet to the Southwesterly side of the former Fish House Lane;

4.             Thence along the Southwesterly side of former Fish House Lane North 72 degrees 20 minutes 2 seconds West 30.064 feet to a point;

5.             Thence North 21 degrees 9 minutes 16 seconds East 23.250 feet to the Northeasterly side of the formerly Fish House Lane;

6.             Thence along the said Northeasterly side of former Fish House Lane South 72 degrees 20 minutes 2 seconds East 495.927 feet to a point on the Southeasterly side of the former 35th Street;

** Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

13

7.             Thence along the said Southeasterly side of the former 35th Street South 21 degrees 9 minutes 16 seconds West 23.250 feet to the Southwesterly side of the former Fish House Lane;

8.             Thence along the said Southwesterly side of the former Fish House Lane North 72 degrees 20 minutes 2 seconds West 25.046 feet to the said center line of the former 35th Street;

9.             Thence along the said center line of the former 35th Street South 21 degrees 9 minutes 16 seconds West 266.966 feet to the place of beginning.

PREMISES H (former Premises “YY”)

ALL THOSE CERTAIN tracts, pieces or parcels of land, situate former 36th Street and Moore Street, 36th Ward, City of Philadelphia, Commonwealth of Pennsylvania, as shown on a plan prepared by Van Demark & Lynch, Inc., Engineers, Planners and Surveyors, Wilmington, Delaware, Drawing No. 39945-F, dated April 23, 2010, entitled “Subdivision Plat, Premises “H”, prepared for Sunoco, Inc.” and being more particularly described as follows, to wit:

PARCEL “A”:

1.             Beginning at a point, the intersection of the northerly side of Moore Street, shown on the city plan and legally open at 50 feet wide, with the centerline of former 36th Street, stricken from the city plan at 50 feet wide, being the southwesterly corner of Premises ‘H’, Sunoco Propane Terminal (13-S-23/3) on a easterly line for land now or formerly of CSX Transportation, Inc. (13-S-24/4);

2.             Thence through the said land now or formerly of CSX Transportation, Inc. the seven (7) following described courses and distances (Courses (i) through (iii) along or near a 6 foot chain link fence and course (vii) along the said westerly side of former 36th Street, being the westerly line for the said Parcel “B”):

i.	North 68° 50’ 44” West, 77.400 feet to a point;
ii.	North 18° 57’ 36” East, 199.926 feet to a point;
iii.	North 23° 20’ 54” East, 201.193 feet to a fence corner;
iv.	North 25° 18’ 02” East, 84.179 feet to a point;
v.	North 27° 45’ 33” East, 22.761 feet to a point; and
vi.	South 68° 50’ 44” East, 43.650 feet to a point, the northwesterly corner for the herein described Parcel “B” on the westerly line of the said former 36th Street;
vii.	South 21° 09’ 16” West, 245.524 feet to a point on the northerly side of former Fish House Lane, at 23.208 feet wide;

3.             Thence along the northerly side, westerly terminus and southerly side of the said former Fish House Lane the three (3) following described courses and distances:

i.	North 72° 20’ 02” West, 5.018 feet to a point;
ii.	South 21° 09’ 16” West, 23.250 feet to a point; and
iii.	South 72°20’02” East, 30.064 feet to a point on the said centerline of former 36th Street;

4.             Thence along the said centerline of former 36th Street, South 21° 09’ 16” West, 240.143 feet to the point and place of Beginning.

Containing within said metes and bounds, 33,558 square feet (0.770 acres) of land, being the same, more or less.

** Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

14

PARCEL “B”:

1.             Beginning at a point, a southeasterly corner for the above described Parcel “A”, the intersection of the westerly side of former 36th Street, stricken from the city plan at 50 feet wide, with the northerly side of former Fish House Lane, at 23.208 feet wide, being on a southeasterly line for land now or formerly of CSX Transportation, Inc. (13-S-2414), said point being measured the four (4) following courses and distances from the intersection of the northerly side of Moore Street, shown on the city plan and legally open at 50 feet wide, with the centerline of the said former 36th Street (Course 1 along the centerline of said former 36th Street and course 2 through 4 along the said former Fish House Lane);

i.	North 21° 09’ 16” East, 240.143 feet to a point on the southerly side of the said former Fish House Lane;
ii.	North 72° 20’ 02” West, 30.064 feet to a point;
iii.	North 21° 09’ 16” East, 23.250 feet to a point; and
iv.	South 72° 20’ 02” East, 5.018 feet to the Point of Beginning;

2.             Thence from said point of Beginning, through the said land now or formerly of CSX Transportation, Inc. the two (2) following courses and distances (Course 1 along an easterly line for the said Parcel “A”):

i.	North 21° 09’ 16” East, 245.524 feet to a point; and
ii.	South 68° 50’ 44” East, 25.000 feet to a point on the centerline for the said formerly 36th Street;

3.             Thence along the said centerline of the former 36th Street, South 21° 09’ 16” West, 244.000 feet to a point on the said northerly side of former Fish House Lane;

4.             Thence along the said northerly side of former Fish House Lane, North 72° 20’ 02” West, 25.046 feet to the point and place of Beginning.

CONTAINING within said metes and bounds, 6,119 square feet (0.140 acres) of land, being the same, more or less.

CONTAINING within said metes and bounds for Parcels “A” and “B”, a total of 39,677 square feet (0.911 acres) of land, being the same, more or less.

BEING AS TO PART the same premises which Chevron U.S.A. Inc., a Pennsylvania corporation by Deed dated 8/4/1994 and recorded 10/19/1994 in the County of Philadelphia in Deed Book VCS 709 page 280, conveyed unto Sun Company, Inc. (R&M), a Pennsylvania corporation, in fee.

BEING AS TO PART the same premises which Atlantic Richfield Company, a Delaware corporation, successor in interest by reason of merger of Atlantic Richfield Company, a Pennsylvania corporation (formerly known as The Atlantic Refining Company) into the aforesaid Atlantic Richfield Company, a Pennsylvania corporation by Deed dated 9/17/1985 and recorded 10/7/1985 in the County of Philadelphia in Deed Book FHS 269 page 60, conveyed unto Atlantic Refining & Marketing Corp., a Delaware corporation, in fee.

BEING AS TO PART the same premises which CSX Transportation, Inc., a Virginia corporation by Quit Claim Deed dated 11/28/2011 and recorded 11/30/2011 in the County of Philadelphia in Document ID #52417916, conveyed unto Sunoco, Inc., in fee.

** Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

15

AND THE SAID Sun Company, Inc. (R&M) and Atlantic Refining & Marketing Corp. thru various mergers is now Sunoco, Inc. (R&M).

** Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

16

Schedule 1.1D

Transferred Refinery Computer Systems and Transferred Refinery Software

Transferred Refinery Software:

Application ID #	Application Name	Application Description	License Type	Software Maintenance?	Complexity to Transfer	Disposition
R&S-844	Active Directory Web Service	Shared Web Service For Accessing User Data from the Active Directory	Custom	n/a	High	Transfer
R&S-854	Contractor Testing Admin	Provides new third-party contractor testing. Individuals tested from the processing center	Custom	n/a	High	Transfer
R&S-859	EDMS Drawing Search	Tool for searching CAD Drawings by P&ID	Custom	n/a	High	Transfer
R&S-860	Email Web Service	Email service that is integrated into all manufacturing applications that require programmatic email generation	Custom	n/a	High	Transfer
R&S-557	Attendance Management	Attendance tracking database	Custom	n/a	High	Transfer
R&S-766	WeatherLink	Weather station data acquisition interface	Custom	n/a	High	Transfer
R&S-814	Calc Browse Web Service	Web Service for accessing calculations used in Plant Historian Calculation Engine	Custom	n/a	High	Transfer
R&S-829	Eprism Reporting	Reporting tool For Eprism Training system	Custom	n/a	High	Transfer
R&S-830	Eprism Web Service	Web Service for Accsing eprism data	Custom	n/a	High	Transfer
R&S-803	Labatory Quality Control	Quality control system for Labatory	Custom	n/a	High	Transfer
R&S-804	Laboratory Shift Reports	Shift Reporting System for LABs	Custom	n/a	High	Transfer
R&S-805	LIMS Fax	LIMS CofA Faxing	Custom	n/a	High	Transfer
R&S-806	Lims Portal	AD-HOC Query Tool for Reporting LAB Data from the LIMS System	Custom	n/a	High	Transfer
R&S-807	Lims Web Services	Shared Web Service for erforms LIMS Data	Custom	n/a	High	Transfer

** Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

17

Application ID #	Application Name	Application Description	License Type	Software Maintenance?	Complexity to Transfer	Disposition
R&S-808	LimsBrowser	Adhoc query tool to access LIMS data - used by operators, engineers, and others outside the lab	Custom	n/a	High	Transfer
R&S-820	Pi Area Log Service	Manual Entry system for writing values to Pi Historian	Custom	n/a	High	Transfer
R&S-821	Pi Calc Browser	Portal for viewing Calculations and Data From Pi	Custom	n/a	High	Transfer
R&S-823	Pi Dynamic Matrix Control (DMC)	Portal for creating DMC Screens for PI Control Systems	Custom	n/a	High	Transfer
R&S-826	Process Book Web Services	Shared Web Service for handling process book real time graphics	Custom	n/a	High	Transfer
R&S-813	R&S Electronic Permit System	EPS for all of R&S	Custom	n/a	High	Transfer
R&S-909	SEHIT (Sun Equipment Work History)	Rotating Equipment Work History	Custom	n/a	High	Transfer
R&S-921	TIMAC	Centralised Portal for Viewing Asset Data from many sources	Custom	n/a	High	Transfer
R&S-880	Digital dash board	Client workstation executable that via web service into Pi and other information services provides real-time operational status	Custom	n/a	Medium	Transfer
R&S-871	Lims Lab Request	Application used to submit request to the laboratory supervisor	Custom	n/a	Medium	Transfer
R&S-873	Line List Search	Application to search the EDMS DB	Custom	n/a	Medium	Transfer
R&S-875	Manufacturing Systems Portal	Centralized web portal for executing all R&S Coke and Commercial applications	Custom	n/a	Medium	Transfer
R&S-881	Operator Logbook	Application used by shift managers and process engineers that captures daily activity within the facility environment	Custom	n/a	Medium	Transfer

** Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

18

Application ID #	Application Name	Application Description	License Type	Software Maintenance?	Complexity to Transfer	Disposition
R&S-882	Pi Digital Management Control (DMC)	Provides process engineers with the aplity to produce custom Pi tag reports used in facility management.	Custom	n/a	Medium	Transfer
R&S-883	Positive Materials Identification	application that will allow inspectors to store and retrieve inspection data quickly as well as generate useful PMI reports	Custom	n/a	Medium	Transfer
R&S-886	QTS Quality Tracking	Application used to monitor quality issue and resolution information	Custom	n/a	Medium	Transfer
R&S-887	Quality DB	DB used to monitor quality issues within the laboratory environment	Custom	n/a	Medium	Transfer
R&S-889	RMST	Raw Materials Supply & Trading - deal capture, contract generation and cargo mgmt. for Foreign Crude. This system interfaces to COINS (Crude Acct.).	Custom	n/a	Medium	Transfer
R&S-893	Shift Management	Application provides shift supervisors with an interface to report all issues that occurred during the 12 hour shift. Results are provided to the executive committee	Custom	n/a	Medium	Transfer
R&S-824	Pi Graphic Portal	Portal for viewing realtime plant data from PI	Custom	n/a	Medium	Transfer
R&S-928	Contractor Testing System (CTS)	Contractor Tests for Sunoco Specific Requirements	Custom	n/a	Medium	Transfer
R&S-927	CostCap	Project Cost Control Warehouse and Webfocus Reporting	Custom	n/a	Medium	Transfer
R&S-898	eMOC.net	Electronic Management of Change	Custom	n/a	Medium	Transfer
R&S-919	Gasket Database	Inventory control system for Gaskets	Custom	n/a	Medium	Transfer

** Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

19

Application ID #	Application Name	Application Description	License Type	Software Maintenance?	Complexity to Transfer	Disposition
R&S-926	Lost Profit Oppurtunity Database	Reporting lost profit opportunities and calculating financial impact	Custom	n/a	Medium	Transfer
R&S-925	Tank Database Management System - TDMS	Tank Inspection System for Sunoco Owned Tanks	Custom	n/a	Medium	Transfer
R&S-929	Turnaround Scope System (TAS)	Turnaround Projects Scope Management Tool	Custom	n/a	Medium	Transfer
R&S-618	FCC MB	Fluidized Cat Cracker model	Custom	No	Low	Transfer

** Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

20

Transferred Refinery Computer Systems:

Servers:

Machine Name	Organization Code	Role Description	Operating System	Status
CHSV-PI01	Refining and Supply	Application Server	Windows	Production
COREAGAPS01D-OLD	Refining and Supply	Database Server	Windows	Decommissioned
GPSV-SSMON01	Refining and Supply	Utility Server	Windows
LD0SU-WAG626	Refining and Supply	Application Server	Windows	Production
LD0SU-WAGV630	Refining and Supply	Application Server	Windows	Production
LD0SU-WAGV631	Refining and Supply	Application Server	Windows	Production
LD0SU-WLTV001	Infrastructure Services	Citrix Server	Windows	Production
LD0SU-WLTV002	Infrastructure Services	Citrix Server	Windows	Production
LD0SU-WLTV003	Infrastructure Services	Citrix Server	Windows	Production
LD0SU-WLTV004	Infrastructure Services	Citrix Server	Windows	Production
LD0SU-WLTV005	Infrastructure Services	Citrix Server	Windows	Production
LD0SU-WLTV006	Infrastructure Services	Citrix Server	Windows	Production
LD0SU-WWWV001	Refining and Supply	Web Server	Windows	Production
LD0SU-WWWV002	Refining and Supply	Web Server	Windows	Production
MHSDOM1I	Refining and Supply	Application Server	Windows	Production
MHSTST1P	Refining and Supply	Database Server	Windows	Development
MHSTST2P	Refining and Supply	Application Server	Windows	Development
MHSV-IIS08	Refining and Supply	Web Server	Windows	Production
MHSV-MPC02	Refining and Supply	Database Server	Windows	QA/Test
MHSV-MPC03	Refining and Supply	Database Server	Windows	QA/Test
MHSV-SQR03	Refining and Supply	Application Server	Windows	Production
MHSV-SQR04	Refining and Supply	Application Server	Windows	Production
NextivaIVAP1	Refining and Supply	Application Server	Windows	Production
OD0SU-WAG083	Refining and Supply	Application Server	Windows	Development
OD0SU-WAG088	Refining and Supply	Application Server	Windows	QA/Test
OD0SU-WLT001	Refining and Supply	Application Server	Windows	Development
OD0SU-WLT002	Refining and Supply	Application Server	Windows	QA/Test
OD0SU-WLT018	Refining and Supply	Application Server	Windows	Development
OD0SU-WLT020	Refining and Supply	Application Server	Windows	Development
OD0SU-WLT027	Refining and Supply	Application Server	Windows	Development

** Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

21

Machine Name	Organization Code	Role Description	Operating System	Status
OD0SU-WLT035	Refining and Supply	Application Server	Windows	Development
OD0SU-WLT049	Refining and Supply	Application Server	Windows	Development
OD0SU-WLT051	Refining and Supply	Application Server	Windows	Development
OD0SU-WLT052	Refining and Supply	Application Server	Windows	Development
OD0SU-WLT053	Refining and Supply	Application Server	Windows	Development
OD0SU-WLT056	Refining and Supply	Application Server	Windows	Development
OD0SU-WLT061	Refining and Supply	Web Server	Windows	QA/Test
OD0SU-WLT063	Refining and Supply	Application Server	Windows	QA/Test
OD0SU-WLT115	Refining and Supply	Application Server	Windows	Development
OD0SU-WLT116	Refining and Supply	Web Server	Windows	Development
OD-SU-W-LT-16	Refining and Supply	Application Server	Windows	Development
PCSV-COAM711	Refining and Supply	Utility Server	Windows	Production
PD0SU-WAG036	Refining and Supply	Application Server	Windows	Production
PD0SU-WAG088	Refining and Supply	Application Server	Windows	Production
PD0SU-WAG089	Refining and Supply	Application Server	Windows	Production
PD0SU-WAG095	Refining and Supply	Application Server	Windows	Production
PD0SU-WAG107	Refining and Supply	Application Server	Windows	QA/Test
PD0SU-WAG108	Refining and Supply	Application Server	Windows	Production
PD0SU-WAG112	Refining and Supply	Application Server	Windows	Production
PD0SU-WWW009	Refining and Supply	Web Server	Windows	Production
PD0SU-WWW010	Refining and Supply	Web Server	Windows	Production
PD0SU-WWW011	Refining and Supply	Application Server	Windows	Production
PHIN16	Refining and Supply	Web Server	VMS	Production
PHIT02	Refining and Supply	DEC Terminal Server	VMS	Unmanaged
PHSDOM1J	Refining and Supply	File and Print Server	Windows	Production
PHSDOM1U	Refining and Supply	Application Server	Windows	Production
PHSDOM1Y	Refining and Supply	Application Server	Windows	Production
PHSPI001	Refining and Supply	Database Server	Windows	Production
PHSPI002	Refining and Supply	Application Server	Windows	Production
PHSTST1P	Refining and Supply	Database Server	Windows	Development
PHSV-DPLYMS	Infrastructure Services	Database Server	Windows	Production
PHSV-IIS02	Refining and Supply	Web Server	Windows	Production
PHSV-IIS03	Refining and Supply	Web Server	Windows	Production
PHSV-LIMSPRINT2	Refining and Supply	File and Print Server	Windows	Production

** Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

22

Machine Name	Organization Code	Role Description	Operating System	Status
PHSV-MPC01	Refining and Supply	Database Server	Windows	Production
PHSV-MPC02	Refining and Supply	Database Server	Windows	Production
PHSV-SQR01	Refining and Supply	Application Server	Windows	Production
RD0SU-WAG631	Refining and Supply	Web Server	Windows	Production
RD0SU-WAG632	Refining and Supply	Database Server	Windows	Production
SD0SU-WAG613	Refining and Supply	Application Server	Windows	Production
SD0SU-WWW601	Refining and Supply	Web Server	Windows	Production
SD0SU-WWW602	Refining and Supply	Web Server	Windows	QA/Test
SD0SU-WWW603	Refining and Supply	Web Server	Windows	Production

** Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

23

Schedule 2.2(b)(v)

Refinery Permits

AIR

1.                                      Title V/State Operating Permit No. V95-038 (Refinery).  Issued by City of Philadelphia, Department of Public Health, Air Management Services.  Effective February 15, 2002.  Expired February 15, 2007.  Permit remains in effect pending reissuance upon a timely submitted application for renewal. Renewal Submitted in 2006.

2.                                      Title V/State Only Operating Permit No. V05-011 (Schuylkill River Tank Farm). Issued by City of Philadelphia, Department of Public Health, Air Management Services.  Effective February 23, 2012.  Expires February 23, 2017.

3.                                      Fire School Open Burning Variance.  Issued by City of Philadelphia, Department of Public Health, Air Management Services.  Effective Date January 24, 2011. No expiration date stated.

4.                                      CD NSPS - Boiler, Heaters & Flares (Phila. Refinery) Approval/Permit # 11079.  Issued by City of Philadelphia, Department of Public Health, Air Management Services.  Effective Date September 23, 2011.  Expires March 23, 2013.

5.                                      24P1 RICE Fire Pump Permit #11329. Issued by City of Philadelphia, Department of Public Health, Air Management Services.  Effective Date February 23, 2012.  Expires February 23, 2013.

6.                                      Fire and HF Mitigation RICE Permit #11346-11352. Issued by City of Philadelphia, Department of Public Health, Air Management Services.  Effective Date February 23, 2012.  Expires February 23, 2013.

7.                                      Pollack Street Remediation Permit #12013. Issued by City of Philadelphia, Department of Public Health, Air Management Services.  Effective Date February 21, 2012.  Expires February 21, 2013.

8.                                      Penrose Remediation Permit #11277. Issued by City of Philadelphia, Department of Public Health, Air Management Services.  Effective Date February 6, 2012.  Expires February 6, 2013.

9.                                      Cleaver-Brooks Warehouse Boiler Permit #11276. Issued by City of Philadelphia, Department of Public Health, Air Management Services.  Effective Date February 6, 2012.  Expires February 5, 2013.

10.                               3 Rental Boilers Permit #11335/6/7 Issued by City of Philadelphia, Department of Public Health, Air Management Services.  Effective Date January 6, 2012.  Expires January 6, 2013.

11.                               Thermal Oxidizer/Diesel Generator/Internal Combustion Engine for Tank Degassing.  Permit # 11026.  Issued by City of Philadelphia, Department of Public Health, Air Management Services.  Effective Date September 12, 2011.  Expires December 31, 2012.

12.                               Thermal Oxidizer/Diesel Generator/Internal Combustion Engine for Tank Degassing.  Permit # 11415.  Issued by City of Philadelphia, Department of Public Health, Air Management Services.  Effective Date 1/27/2012.  Expires December 31, 2012.

** Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

24

13.                               210 H-201 Heater CD NOx Permit # 10180.  Issued by City of Philadelphia, Department of Public Health, Air Management Services.  Effective Date February 3, 2011.  Expires August 3, 2012.

14.                               Storage Tanks for Volatile Organic Liquids — GP-1101 Approval/Permit # 11001.  Issued by City of Philadelphia, Department of Public Health, Air Management Services.  Effective Date January 25, 2011.  Expires July 25, 2012.  Requesting extension.

15.                               Replacing Cummins Fire Pump #4  Permit # 11101.  Issued by City of Philadelphia, Department of Public Health, Air Management Services.  Effective Date June 24, 2011.  Expires June 23, 2012.

16.                               Tank SR-59 Seal Replacement- Sunoco, Inc. (R&M) Schuylkill River Tank Farm Approval/Permit # 10290.  Issued by City of Philadelphia, Department of Public Health, Air Management Services.  Effective Date December 6, 2010.  Expires June 6, 2012.

17.                               GP-1116 Permit #11278. Issued by City of Philadelphia, Department of Public Health, Air Management Services.  Effective Date November 1, 2011.  Expires May 5, 2013.

18.                               Boilers (Phila. Refinery) - (SD of Boiler 38) No. 3 Boilerhouse.  Approval # 08080 (Amended). Issued by City of Philadelphia, Department of Public Health, Air Management Services.  Effective Date November 2, 2010.  Expires May 2, 2012.

19.                               Storage Tanks for Volatile Organic Liquids — Schuylkill River Farm. GP-1214 Seal Approval/Permit # 10116.  Issued by City of Philadelphia, Department of Public Health, Air Management Services.  Effective Date April 21, 2010.  Expired October 21, 2011. Operating conditions and limits remain in effect pending incorporation into Title V permit.

20.                               Installation Tank 1051 — 433 Alkylation Approval/Permit # 10185.  Issued by City of Philadelphia, Department of Public Health, Air Management Services.  Effective Date August 6, 2010.  Expired August 6, 2011.  Operating conditions and limits remain in effect pending incorporation into Title V permit.

21.                               1332 H-400/401 NOx Permit #09040.  Issued by City of Philadelphia, Department of Public Health, Air Management Services.  Effective Date February 1, 2010.  Expired August 2, 2011.  Operating conditions and limits remain in effect pending incorporation into Title V permit.

22.                               865 Hydrodesulfurization Unit Approval # 08255.  Issued by City of Philadelphia, Department of Public Health, Air Management Services.  Effective Date February 23, 2009.  Expired August 23, 2010.  Operating conditions and limits remain in effect pending incorporation into Title V permit.

23.                               433 Improvements Permit # 06050.  Issued by City of Philadelphia, Department of Public Health, Air Management Services.  Effective Date December 6, 2006.  Expired June 4, 2010.  Operating conditions and limits remain in effect pending incorporation into Title V permit.

24.                               1232 Flare Vent to RFG Permit # 10121.  Issued by City of Philadelphia, Department of Public Health, Air Management Services.  Effective Date May 19, 2010.  Expired May 19, 2011.  Operating conditions and limits remain in effect pending incorporation into Title V permit.

** Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

25

25.                               433 Flare Work Permit # 09190.  Issued by City of Philadelphia, Department of Public Health, Air Management Services.  Effective Date December 15, 2009.  Expired December 15, 2010.  Operating conditions and limits remain in effect pending incorporation into Title V permit.

26.                               433 ASO Alternate Disposition Permit # 09116.  Issued by City of Philadelphia, Department of Public Health, Air Management Services.  Effective Date June 5, 2009.  Expired June 5, 2010.  Operating conditions and limits remain in effect pending incorporation into Title V permit.

27.                               137 Foul Gas Permit #09022.  Issued by City of Philadelphia, Department of Public Health, Air Management Services.  Effective Date March 3, 2009.  Expired March 3, 2010.  Operating conditions and limits remain in effect pending incorporation into Title V permit.

28.                               137 F-3 Heater NGULNB CD NOx Approval # 07163.  Issued by City of Philadelphia, Department of Public Health, Air Management Services.  Effective Date February 5, 2008.  Expired August 5, 2009.  Operating conditions and limits remain in effect pending incorporation into Title V permit.

29.                               210 Pumps and Corrosion Probes Permit # 08153. Issued by City of Philadelphia, Department of Public Health, Air Management Services.  Effective Date June 27, 2008.  Expired June 27, 2009.  Operating conditions and limits remain in effect pending incorporation into Title V permit.

30.                               859 ULSD Permit #06144.  Issued by City of Philadelphia, Department of Public Health, Air Management Services.  Effective Date January 29, 2008.  Expired January 29, 2009.  Operating conditions and limits remain in effect pending incorporation into Title V permit.

31.                               FCCU, SCR, WGS & SRU (Phila.) Extension.  Approval/Permit # 04.322  Issued by City of Philadelphia, Department of Public Health, Air Management Services.  Effective Date February 28, 2006.  Expired May 31, 2008.  Operating conditions and limits remain in effect pending incorporation into Title V permit.

32.                               866 ULSD Permit #05219.  Issued by City of Philadelphia, Department of Public Health, Air Management Services.  Effective Date March 7, 2006.  Expired December 12, 2007.  Operating conditions and limits remain in effect pending incorporation into Title V permit.

33.                               865 ULSD Permit #04237.  Issued by City of Philadelphia, Department of Public Health, Air Management Services.  Effective Date August 12, 2005.  Expired August 12, 2007.  Applicable operating conditions and limits incorporated into 2006 Title V Permit renewal application and referenced in Draft renewal Title V Permit provided by AMS.

34.                               870 Tier II Gas HDS Permit #02184.  Issued by City of Philadelphia, Department of Public Health, Air Management Services.  Effective Date December 29, 2003.  Expired June 29, 2005.  Applicable operating conditions and limits incorporated into 2006 Title V Permit renewal application and referenced in Draft renewal Title V Permit provided by AMS.

35.                               FCCU 868 Upgrades approval #00184.  Issued by City of Philadelphia, Department of Public Health, Air Management Services.  Effective Date March 22, 2003.  Expired September 22, 2003.  Applicable operating conditions and limits incorporated into 2006 Title V Permit renewal application and referenced in Draft renewal Title V Permit provided by AMS.

36.                               49 MMBTU/hr gas fried heater permit #03039.  Issued by City of Philadelphia, Department of Public Health, Air Management Services.  Effective Date July 29, 2003.  Expired July 29, 2004.

** Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

26

Applicable operating conditions and limits incorporated into 2006 Title V Permit renewal application and referenced in Draft renewal Title V Permit provided by AMS.

37.                               869 Restart Approval #03163.  Issued by City of Philadelphia, Department of Public Health, Air Management Services.  Effective Date February 4, 2004.  Expired August 5, 2005.  Applicable operating conditions and limits incorporated into 2006 Title V Permit renewal application and referenced in Draft renewal Title V Permit provided by AMS.

38.                               Unit 231 B-101 Burner Replacement Permit #06069.  Issued by City of Philadelphia, Department of Public Health, Air Management Services.  Effective Date June 13, 2006.  Expired June 13, 2007.  Applicable operating conditions and limits incorporated into 2006 Title V Permit renewal application and referenced in Draft renewal Title V Permit provided by AMS.

39.                               1332 CRU H2 Hydrobon Heater Replacement Permit #05124.  Issued by City of Philadelphia, Department of Public Health, Air Management Services.  Effective Date October 4, 2005.  Expired April 4, 2007.  Applicable operating conditions and limits incorporated into 2006 Title V Permit renewal application and referenced in Draft renewal Title V Permit provided by AMS.

40.                               Cumene Unit Expansion #99092/99127.  Issued by City of Philadelphia, Department of Public Health, Air Management Services.  Effective Date December 13, 1999.  Applicable operating conditions and limits incorporated into 2006 Title V Permit renewal application and referenced in Draft renewal Title V Permit provided by AMS.

41.                               UDEX Unit 1732 Permit #99110/99129.  Issued by City of Philadelphia, Department of Public Health, Air Management Services.  Effective Date December 13, 1999.  Expired March 13, 2001.  Applicable operating conditions and limits incorporated into 2006 Title V Permit renewal application and referenced in Draft renewal Title V Permit provided by AMS.

42.                               AU 433/ 431 Permit #99093/99128.  Issued by City of Philadelphia, Department of Public Health, Air Management Services.  Effective Date January 28, 2000.  Expired July 28, 2001.  Applicable operating conditions and limits incorporated into 2006 Title V Permit renewal application and referenced in Draft renewal Title V Permit provided by AMS.

43.                               Benzene Railcar Unloading #00013.  Issued by City of Philadelphia, Department of Public Health, Air Management Services.  Effective Date April 20, 2000.  Expired October 20, 2001. Applicable operating conditions and limits incorporated into 2006 Title V Permit renewal application and referenced in Draft renewal Title V Permit provided by AMS.

44.                               SO2 Operating Permit #SO2-95-039.  Issued by City of Philadelphia, Department of Public Health, Air Management Services.  Effective Date July 27, 2000.  Applicable operating conditions and limits incorporated into 2006 Title V Permit renewal application and referenced in Draft renewal Title V Permit provided by AMS.

45.                               RACT Plan Approvals for both Point Breeze and Girard Point.  Issued by City of Philadelphia, Department of Public Health, Air Management Services.  Effective Date August 1, 2000, amended October 7, 2007 and December 6, 2002.  Applicable operating conditions and limits incorporated into 2006 Title V Permit renewal application and referenced in Draft renewal Title V Permit provided by AMS.

** Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

27

46.                               Temporary RICE for HF Mitigation Pump Permit #12101. Issued by City of Philadelphia, Department of Public Health, Air Management Services.  Effective Date June 1,, 2012.  Expires July 1, 2012.

47.                               Temporary RICE 40 Boiler Shutdown - Bluebird Permit #12128 & 12129. Issued by City of Philadelphia, Department of Public Health, Air Management Services.  Effective Date June 1, 2012.  Expires August 15, 2012.

48.                               Temporary RICE 40 Boiler Shutdown — Bluebird Backup Permit #12133. Issued by City of Philadelphia, Department of Public Health, Air Management Services.  Effective Date June 1, 2012.  Expires August 15, 2012.

49.                               Temporary RICE 40 Boiler Shutdown — WWTP Compressors Permit #12008 - 12011. Issued by City of Philadelphia, Department of Public Health, Air Management Services.  Effective Date June 1, 2012.  Expires August 15, 2012.

50.                               Temporary RICE 40 Boiler Shutdown — SRTF Flare Compressors Permit #12131 & 12132. Issued by City of Philadelphia, Department of Public Health, Air Management Services.  Effective Date June 1, 2012.  Expires August 30, 2012.

51.                               Temporary RICE GP 682 Cleanout Pump #12140. Issued by City of Philadelphia, Department of Public Health, Air Management Services.  Effective Date June 18, 2012.  Expires July 31, 2012.

52.                               PB Safety Kleen Degreasers Permit #12070 - 12071. Issued by City of Philadelphia, Department of Public Health, Air Management Services.  Effective Date May 21, 2012.  Expires May 21, 2013.

53.                               3 Separator Remediation System Permit #12127.  Issued by City of Philadelphia, Department of Public Health, Air Management Services.  Effective Date June 12, 2012.  Expires June 12, 2013.

Applications Submitted For Review

1.                                      868 Unit (Phila. Refinery) SO2 Reduction/Feed Increase Application — Amended for Approval # 11087.  Permit application was submitted pursuant to Global CAA Consent Decree.

2.                                      RICE ACOA Permitting: Permit applications have been submitted for reciprocating internal combustion engines (“RICE”) as required by the RICE AOCA.

3.                                      1232 Unit NOx and SO2:  Permit application was submitted on October 24, 2011 for NOx and SO2 emissions as required by the Global CAA Consent Decree.  Permit received by Sunoco on April 13, 2012, subject to 30 day public comment period upon publication in the newspaper.

WATER

1.                                      Girard Point Fluid Catalytic Cracking Unit.  Permit# SUNO00021159MS - Renewal.  Issued by City of Philadelphia Water Department.  Effective Date 1/1/2012.  Expires December 31, 2016.

** Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

28

2.                                      Schuylkill River Tank Farm.  Approval/Permit # SUNC00031027OM.  Issued By City of Philadelphia Water Department.  Effective Date January 1, 2011.  Expires December 31, 2015.

3.                                      National Pollutant Discharge Elimination System for Point Breeze.  Approval/Permit # PA0012629 A1.  Issued By Department of Environmental Protection.  Effective Date October 1, 2008.  Expired January 31, 2011. Renewal Application submitted August 3, 2010.

4.                                      National Pollutant Discharge Elimination System for Girard Point.  Approval/Permit # PA0011533 A1.  Issued By Department of Environmental Protection.  Effective Date September 1, 2008.  Amendment 2 was issued February 1, 2011.  Expired February 28, 2011. Renewal Application submitted August 28, 2010.

TANKS

1.                                      Girard Point Processing Area Registration/Permit Certificate — Facility 51-36558.  Issued By Department of Environmental Protection Bureau of Waste Management.  Expires February 4, 2013.

2.                                      Point Breeze Processing Area Registration/Permit Certificate — Facility 51-19781.  Issued By Department of Environmental Protection Bureau of Waste Management.  Expires February 4, 2013.

3.                                      Schuykill River Tank Farm Registration/Permit Certificate — Facility 51-11557.  Issued By Department of Environmental Protection Bureau of Waste Management. Expires February 4, 2013.

WASTE

1.                                      Girard Point Refinery — Hazardous Waste Storage, Treatment and Disposal (RCRA Part B) Permit # PAD049791098.  Issued by PADEP.  Effective Date September 19, 2000.  Expired September 19, 2010. Renewal Application was submitted October 29, 2008.  The renewal application seeks to incorporate Point Breeze, Girard Point, and Schuylkill River Tank Farm under one permit.

2.                                      Chevron USA (Girard Point) — RCRA Corrective Action Permit PAD-04-979-1098.  Issued by EPA.  Effective October 27, 1989, expired October 26, 1999, renewed by application to PADEP for Girard Point Refinery Part B permit as set forth in EPA letter dated January 1998.

3.                                      Atlantic Refining and Marketing (Point Breeze) — Hazardous Waste, Storage & Disposal.  Approval/Permit # PAD002289700 for Operation of Land Treatment facility.  Issued November 2, 1988 by PADEP.  Expired on November 2, 1990.  Extended by renewal application dated October 15, 1990.  Operation as a residual waste land treatment facility until July 4, 2000 followed by closure under PAD002289700 authorized by Consent Order and Agreement dated August 13, 1996, as amended on December 2000 and July 2004.

4.                                      Atlantic Refining and Marketing (Point Breeze) — RCRA Corrective Action Permit PAD-00-228-9700.  Issued by EPA.  Effective December 9, 1988, expired December 8, 1998, extended to July 4, 2000 and renewed by application for PADEP RCRA Part B permit as set forth in EPA letter dated January, 1998.

** Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

29

5.                                      Schuylkill River Tank Farm — PAD980555312 — Obsolete EPA ID Number for regulated activity.  The SRTF is not operated in a manner that requires a RCRA permit and no RCRA Permit has been issued for SRTF.  PADEP issued an Acknowledgement dated February 26, 2007 that consolidated the EPA ID Numbers for SRTF, Girard Point and Point Breeze under EPA ID Number PAD049791098 for ongoing waste generation, management and disposal activities.  RCRA Corrective action at SRTF is conducted under Sunoco Philadelphia Refinery PAD 002289700.

Dredging Permits

1.                                      Girard Point Concrete Wharf.  Issued by the Department of Wharfs, Docks & Ferries.  Effective Date:  November 26, 1946.  No Termination Date.

2.                                      Girard Point (DEP Permit # E51-128).  Fort Mifflin (DEP Permit # E23-391).  Hog Island Wharf (DEP Permit #E23038T-1).  Point Breeze (DEP Permit #E51-138) — 090204.  Issued by Pennsylvania Department of Environmental Protection.  Effective Date:  September 2, 2004.  No Termination Date.

3.                                      Girard Point Wharf — Water Quality Certification - Section 401 Certification Letter E51-128. — 072704.  Issued by Pennsylvania Department of Environmental Protection.  Effective Date:  July 27, 2004.  No Termination Date.

4.                                      Girard Point Wharf — DEP File No. CZ7;E51-128 mechanical dredging (CENAP-OP-R-200002383-46) 082003.  Issued by the Pennsylvania Department of Environmental Protection — Office for River Basin Cooperation.  Effective Date:  August 20, 2003. No Termination Date.

5.                                      Girard Point Wharf — mechanical dredging & beam obstruction leveling.  050404 — (CENAP-OP-R-200002383-46). Issued by Army Corps of Engineers.  Effective Date May 4, 2004.  No Termination Date.

6.                                      Girard Point Wharf — mechanical dredging & interim beam obstruction leveling.  062304 — (CENAP-OP-R-200002383-46). Issued by Army Corps of Engineers.  Effective Date:  June 23, 2004.  Expires December 31, 2014 - Conditional.

7.                                      Girard Point Wharf — mechanical dredging.  062303 — (CENAP-OP-R-200002383-46).  Issued by Army Corps of Engineers.  Effective Date:  June 23, 2004.  Expires December 31, 2013.

8.                                      Girard Point Wharf — mechanical dredging & beam obstruction leveling.  092707 — (CENAP-OP-R-200002383-46). Issued by Army Corps of Engineers.  Effective Date September 27, 2007.  No Termination Date.

9.                                      Girard Point Wharf — hydraulic maintenance dredging.  071703— (CENAP-OP-R-200002383-46). Issued by Army Corps of Engineers.  Effective Date July 17,2003.  No Termination Date.

10.                               Girard Point Wharf — maintenance dredging — bucket method.  102203— (CENAP-OP-R-200002383-46). Issued by Army Corps of Engineers.  Effective Date October 22, 2003.  No Termination Date.

** Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

30

11.                               Girard Point Wharf — maintenance dredging — DEP Permit # E51-128.  081903.  Issued by Pennsylvania Department of Environmental Protection — Southeast Regional Office.  Effective Date: August 19, 2003.  No Termination Date.

12.                               Girard Point Wharf — maintenance dredging — DEP Permit # E51-128 Amended.  121707.  Issued by Pennsylvania Department of Environmental Protection — Southeast Regional Office.  Effective Date: December 17, 2007.  No Termination Date.

13.                               401 Certification Fort Mifflin Confined Disposal Facility - 091903.  Request for Water Quality Certification. Effective Date:  October 27, 2003.  No Termination Date.

14.                               401 Certification Fort Mifflin Confined Disposal Facility - 102703.  Water Quality Certification. Effective Date:  October 27, 2003.  No Termination Date.

Pennsylvania Radioactive Materials License

1.                                      Radioactive Materials License No. PA-0853, Amendment No. 10.  Issued by PADEP March 8, 2012, Expires January 31, 2021.

Pennsylvania Registration for Radiation-Producing Machines

1.                                      Registration for Radiation-Producing Machines 50-05151.  Issued by PADEP for X-ray equipment.  Expires July 31, 2012.

DRBC Docket

1.                                      Delaware River Basin Commission Docket No. D-1969-115-2.  Approved by DRBC on December 7, 2005, Expired December 7, 2010.  Renewal application submitted June 13, 2012.

2.                                      DRBC Docket Nos. D-88-40 and D-95-41, and DRBC Entitlement No. 155 — Point Breeze.  Renewal application submitted May 31, 2011.

3.                                      DRBC Docket No. D-69-163 — Point Breeze.  Renewal application submitted May 31, 2011.

Boiler Certifications

1.                                      Certificate of Accreditation, Certification Number: 00055.  Accreditation as Owner-User Inspection Organization, Program includes both service (certificate) inspection and acceptance inspection for repairs and alterations performed on equipment owned or used by Certificate Holder.  Issued by the National Board of Boiler & Pressure Vessel Inspectors to Sunoco Inc. (R&S) on August 4, 2009.  Expires August 25, 2012.

2.                                      Certificate of Accreditation, Certification Number: R-5956.  Accreditation to use the “R” SYMBOL, limited to metallic repairs and/or alterations at the Philadelphia Refinery and extended for field repairs and/or alterations controlled by this location.  Issued by the National Board of Boiler & Pressure Vessel Inspectors to Sunoco Inc. (R&S) on January 13, 2011.  Expires December 16, 2013.

3.                                      Certificate of Boiler of Pressure Vessel Operation, Water Tube Power Boiler # 3 BLRHS # 37.  Certificate issued by the Commonwealth of Pennsylvania Department of Labor and Industry to Sunoco Inc. (R&S) on December 15, 2011.  Expires on December 15, 2012.

** Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

31

4.                                      Certificate of Boiler of Pressure Vessel Operation, Water Tube Power Boiler # 39 #3 BLRHS.  Certificate issued by the Commonwealth of Pennsylvania Department of Labor and Industry to Sunoco Inc. (R&S) on March 15, 2012.  Expires on March 15, 2013.

5.                                      Certificate of Boiler of Pressure Vessel Operation, Water Tube Power Boiler (40) #3 BLRHS.  Certificate issued by the Commonwealth of Pennsylvania Department of Labor and Industry to Sunoco Inc. (R&S) on July 6, 2011.  Expires on July 6, 2012.

FCC Licenses

Call Sign	Licensee Name	Location	FRN	Radio Service Code	Expiration Date
KZR726	SUN SERVICES CORPORATION	Fixed-3144 Passyunk Ave Philadelphia, PA PHILADELPHIA County	3264694
WPLF350	SUN SERVICES CORPORATION	Fixed-3144 PASSYUNK AVE PHILADELPHIA, PA PHILADELPHIA County	3264694	IG	3/18/2012
KA75895	SUN SERVICES CORPORATION	Mobile-PA PHILADELPHIA County	3264694	IG	11/9/2014
KE9301	SUN SERVICES CORPORATION	Mobile-Other:4 MIRA REFINERY PHILADELPHIA PA	3264694	IG	10/12/2015
WQAR364	SUN SERVICES CORPORATION	Fixed-3144 PASSYUNK AVE PHILADELPHIA, PA PHILADELPHIA County	3264694	IG	7/23/2014

Zoning, Building and Mechanical Permits

Comm. No. 05095.xxx Comm. No. 05095.xxx	3144 West Passyunk Ave, 19145-5208

Zoning	Permit No.	Dated	Description	Accel Fee	Sunoco Check No.	Permit Fee	Check No.
Z-01	709016	21Feb06	Pump House Demo for Turnaround Project	$420.00	06717	$200.00	LVI 06715/06720
Z-02	64431	26Apr07	Installation of Piping for Turnaround Project	$420.00	6002290769	$212.00	Sunoco 6002307607
Z-03	87182	17Jul07	Erection of One-Story Structure for C3C4 Compressors	$420.00	6002335981	$208.00	Sunoco 6002346076
Z-04	130408	8Feb08	Steel Framing Addition for 867 Sulfur Expansion	$420.00	6002389909	$300.00	Sunoco 6900046616
Z-05	128348	8Feb08	Erection of Steel Framing Addition for 867 Sulfur Expansion	$420.00	6002389911	$220.00	Sunoco 6900046617

** Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

32

Zoning	Permit No.	Dated	Description	Accel Fee	Sunoco Check No.	Permit Fee	Check No.
Z-06	154214	6Mar08	Install Foundations for 859 Restart Project	$420.00	6002435652	$216.00	Sunoco 6002473174
Z-07	143348	8May08	Erection of Equipment for 867 Tail Gas Unit	$420.00	6002451092	$212.00	Sunoco 6002464446
Z-08	154059	28May08	Install System for 867 Sulfur Storage	$420.00	6002468895	$212.00	Sunoco 6002476175
Z-09	154057	11Jun08	Erection of Steel Framing Addition for Amine Modifications	$420.00	6002468898	$220.00	Sunoco 6006476174
Z-10	180063	27Oct08	Install Superstructure for 433 PIP Revamp	$420.00	6002502956	$212.00	Sunoco 6002523168
Z-11	218599	8Jun09	Install Superstructure for 859 RMO Project	$420.00	6002585590	$283.00	Sunoco 6900046990
Z-12	260712	24Feb10	Install System for 859 RMO Project	$420.00	6002644341	$279.00	Sunoco 6002653159
Z-13	257497	16Feb10	Install System for 137 RMO RP-752	$420.00	6002644590	$283.00	Sunoco 6002651257

** Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

33

Sunoco
Z-14	262027	4Mar10	Install System for Unit 1332 H-400/401 SCR	$420.00	6002639819	$291.00	6002654885
Z-15	302012	30Sep10	Erection of Structure for Unit 870 RMO	$420.00	6002701395	$283.00	Sunoco 6002704738
Z-16	304281	12Oct10	Construct for 1232 RMO Project	$420.00	6002704739	$283.00	Sunoco 6002707193
Z-17	302011	12Oct10	Construct for 433 RMO Project	$420.00	6002701394	$283.00	Sunoco 6002707785
Z-18	320361	1Feb11	Construct Unit #3 Boiler	$420.00	6002727569	$279.00	Sunoco 6002735722
Z-19	332863	18Apr11	Construct Bioplant 210 Control Rm	$420.00	6900047562	$283.00	Sunoco 6002754341
Z-20	354749	11Aug11	Construct Penrose Feeder Project	$420.00	6002775848	$283.00	Sunoco 6002781504
Z-21	364546	27Sep11	Construct Comon Bioplant 210 BRM”	$420.00	6002786505	$283.00	Sunoco 6002790993
Building
B-01	181551	10Nov05	Piles & Pile Caps for Turnaround Project	$540.00	003400	$130.00	Sunoco 003433
B-02	182445	8Dec05	Pilings & Pile Caps for 1332 H-2 Heater	$540.00	6002061261	$130.00	Sunoco 6002073045

** Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

34

Sunoco
B-03	183597	25Jan06	Piles & Pile Caps for SCR System for Turnaround Project	$540.00		$114.00	Sunoco 003549
B-04	184325	17Feb06	Piles & Pile Caps for Belco Piling for Turnaround Project	$540.00		$122.00	Sunoco 003585
B-05	184440	22Feb06	Demolition of Pump House for Turnaround Project	$540.00	003505	$390.00	LVI 06722
B-06	186922	31May06	Economizer Piles for Turnaround Project	$540.00	003617	$422.00	Sunoco 003740
B-07	53928	2Feb07	Piling & Piling Caps for C3C4 Compressors	$540.00	6002269311	$27.50	TA 31050
B-08	81001	15Jun07	Piling & Piling Caps	$540.00	6002328522	$47.50	Sunoco 6002333312
B-24	267221	7Apr10	Install Superstructure & Foundations for 137 RMO RP-752	$540.00	6002655775	$224.50	Sunoco 6002662844
B-25	267839	5Apr10	Install Superstructure & Foundations 1332 H-400/401 SCR Project	$540.00	6002658346	$385.00	Sunoco 6002662843
B-26	305628	26Oct10	Install Foundations for 870 RMO	$540.00	6002707787	$134.50	Sunoco 6002711416
B-27	309109	10Nov10	Install Foundations for 433 RMO	$540.00	6002711417	$96.50	Sunoco 6002715914
B-28	311689	30Nov10	Install Superstructure for 433 RMO	$540.00	6002716726	$892.50	Sunoco 6002719581
B-29	311707	30Nov10	Install Superstructure for 870	$540.00	6002716184	$892.50	Sunoco 6002719582
B-30	306462	3Jan11	Install Control Rm for Wakeling St	$540.00		$705.00	Radomski 7803
B-31	325054	18Mar11	Install Foundations for 1232	$540.00	6002739131	$417.00	Sunoco 6900047556
B-32	325844	18Mar11	Install Foundations for	$540.00	6002739129	$216.50	Sunoco

** Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

35

Sunoco
			Unit #3 Boiler				6900047557
B-33	336267	30Aug20	Install Foundations Bioplant Control Rm	$540.00	6002754649	$31.00	TallC 1596
B-34	345662	13Jun11	Install Super Structure Bioplant Control Room	$540.00	235423 (SUN) 6002762377	$1,566.00	Sunoco 6002769510
B-35	356660	2Sep11	Install Foundations for Penrose Feeder	$540.00	6002778782	$1,245.00	Sunoco 6002784324
B-36	386011	1Feb12	Install Foundations for 210 BRM	$540.00	6002813409	$23.00	Sunoco 6002819505
B-36	387750	29Feb12	Install Super Structure for 210 BRM	$540.00	6002814473	$321.00	Sunoco 6002821152
Mechanical
M-01	90338	27Jul07	Installation of New Compressor System for C3C4 Compressors		6002335982	$84.00	Sunoco 6002351765

** Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

36

Schedule 2.3(b)

Allocation Principles

The aggregate consideration to be received by the Contributing Subsidiaries under this Agreement shall be allocated among such Contributing Subsidiaries in accordance with the following priniciples:(i) each Contributing Subsidiary shall receive consideration in aggregate value equal to the net fair market value of the property contributed by such Contributing Subsidiary to NewCo, (ii) any Contributing Subsidiary contributing property for which it would receive the Line Fill Note or In Process Note shall be allocated its pro rata share of the applicable note as designated by Sunoco and (iii) any other property received by the Contributing Subsidiaries pursuant to this Agreement shall be allocated among the Contributing Subsidiaries as designated by Sunoco.

** Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

37

Schedule 2.4(e)

Excluded Contracts

1.                                      All corporate leases of Sunoco and the Contributing Subsidiaries, including but not limited to the Mellon Bank Center, Philadelphia, PA and 1818 Market Street, Philadelphia, PA locations.

2.                                      Master Services Agreement by and between Sunoco, Inc. (R&M) and International Business Machines Corporation dated as of July 1, 2010.

3.                                      Customs Services Agreement dated March 1, 2007 by and between Charter Brokerage LLC and Sunoco, Inc. (R&M), as amended January 1, 2009.

4.                                      CIMEX Services Agreement dated March 1, 2007 by and between Charter Brokerage LLC and Sunoco, Inc. (R&M), as amended January 1, 2009.

5.                                      Export Services Agreement dated November 1, 2008 by and between Charter Brokerage LLC and Sunoco, Inc. (R&M), as amended January 1, 2009.

6.                                      Ethanol Drawback Services Agreement dated November 30, 2005 by and between Charter Brokerage LLC (as assignee of Charter Brokerage Corporation) and Sunoco, Inc. (R&M).

7.                                      Various international trademark license/royalty agreements relating to Sunoco’s divested lubricants business.

8.                                      Intellectual Property License Agreement dated October 31, 2011 between Sunoco, Inc. (R&M) and Haverhill Chemicals, LLC.

9.                                      Non-Chemical IP License Agreement dated July 22, 2011 between Sunoco, Inc. (R&M) and Honeywell International, Inc.

10.                               Agreement effective January 1, 1986 between Sunoco, Inc. (R&M) (f/k/a Sun Refining & Marketing Company) and Suncor (f/k/s Sunoco, Inc.).

11.                               License Agreement effective May 1, 2007 between Suncor Energy Products, Inc. and Sunoco, Inc. (R&M).

12.                               Trademark License Agreement by and between El Paso CGP Company and Sunoco, Inc. (R&M) dated as of August 14, 2002.

13.          All ISDA Master Agreements.

** Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

38

14.          All retail/branded and wholesale gasoline, diesel and heating oil rack Contracts and exchange Contracts.

15.          Jet fuel contracts not supplied by the Refinery.

16.          Software License Agreement dated September 15, 2001 by and between Borque Data Systems Inc. , Sunoco Inc. (R&M), Aristech Chemical Corporation and Epsilon Products Company

17.          PowerTrack Program Buyer Agreement dated March 27, 2007 by and between U.S. Bank National Association and Suncoo Inc. (R&M)

18.          QTSI Rail Service Contract dated January 23, 2009, as amended July 29, 2009, by and between Quality Transportation Services and Sunoco, Inc. (R&M)

19.          License Agreement dated October 15, 2008 by and between RM Acquisition LLC d/b/a Rand McNally and Sunoco, Inc.

20.          Propylene Tolling Agreement effective April 1, 2010, by and between Sunoco, Inc. (R&M) and Braskem PP Americas, Inc.

21.          Polymer Grade Propylene Supply Agreement effective April 1, 2010 between Sunoco, Inc. (R&M) and Braskem PP Americas, Inc.

22.          Utilities Services Agreement effective April 1, 2010 between Sunoco, Inc. (R&M) and Braskem Americas, Inc.

23.          Mutual Option Agreement effective April 1, 2010 between Sunoco, Inc. (R&M) and Braskem PP Americas, Inc.

24.          Amendment No. 1 to the April 1, 2010 Polymer Grade Supply Agreement between Sunoco, Inc. (R&M) and Braskem PP Americas, Inc. and to the Propylene Tolling Agreement dated as of April 1, 2010 between Sunoco, Inc. (R&M) and Braskem PP Americas, Inc.

25.          Amendment No. 2 to the April 1, 2010 Polymer Grade Supply Agreement and Amendment between Sunoco, Inc. (R&M) and Braskem PP Americas, Inc. and No. 3 to the Propylene Tolling Agreement between Sunoco, Inc. (R&M) and Braskem PP Americas, Inc.

26.          Amendment No.2 to the Propylene Toling Agreement dated as of April 1, 2010 between Sunoco, Inc. (R&M) and Braskem PP Americas, Inc.

27.                               Amendment No. 3 to the Polymer Grade Propylene Supply Agreement dated as of April 1, 2010 between Sunoco, Inc. (R&M) and Braskem PP Americas, Inc.

28.                               Utilities and Services Agreement dated July 1, 2012 between Sunoco, Inc. (R&M) and Braskem America, Inc.

** Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

39

29.                               Transition Services Agreement dated July 1, 2012 between Sunoco, Inc. (R&M) and Braskem America, Inc.

30.                               Propane Off-Take Agreement dated July 1, 2012 between Sunoco, Inc. (R&M) and Braskem America, Inc.

31.          See below:

Title of Contract	Sunoco Party	Counter-Party
SXL Agreements
PH SXL Agreement - Ft. Mifflin, Darby Creek, Hog Island - Extension	Sunoco, Inc. (R&M)	Sunoco Partners Marketing & Terminals L.P.
Marcus Hook Tank Farm	Sunoco, Inc. (R&M)	Sunoco Partners Marketing & Terminals L.P.
Montello to Pittsburgh Line T & D	Sunoco, Inc. (R&M)	Sunoco Pipeline L.P.
Ethanol Blending Agreement	Sunoco, Inc. (R&M)	Sunoco Partners Marketing & Terminals L.P.
Biodiesel Blending Services Agreement	Sunoco, Inc. (R&M)	Sunoco Partners Marketing & Terminals L.P.
Terminalling and Storage Agreement - Eagle Point	Sunoco, Inc. (R&M)	Sunoco Partners Marketing & Terminals L.P.
SXL Master Terminal Services Agreement	Sunoco, Inc. (R&M)	Sunoco Partners Marketing & Terminals L.P.
Marcus Hook Tank Farm Extension	Sunoco, Inc. (R&M)	Sunoco Partners Marketing & Terminals L.P.
Terminal Storage Agreement (Expired)	Sunoco, Inc. (R&M)	Sunoco Partners Marketing & Terminals L.P.
Bio Blending Amendmendts 1 -2 -3	Sunoco, Inc. (R&M)	Sunoco Partners Marketing & Terminals L.P.
E6264 Exchange - SPMT	Sunoco, Inc. (R&M)	Sunoco Partners Marketing & Terminals L.P.
Newark Tank Lease	Sunoco, Inc. (R&M)	Sunoco Partners Marketing & Terminals L.P.
Newark Terminal Dredging	Sunoco, Inc. (R&M)	Sunoco Partners Marketing & Terminals L.P.
Newark Terminal ULSD System	Sunoco, Inc. (R&M)	Sunoco Partners Marketing & Terminals L.P.
SPMT ULSD Agreement 2007	Sunoco, Inc. (R&M)	Sunoco Partners Marketing & Terminals L.P.
Terminalling and Storage Agreement Amendment - Unexecuted	Sunoco, Inc. (R&M)	Sunoco Partners Marketing & Terminals L.P.
Winter Blend at Bio Terminals	Sunoco, Inc. (R&M)	Sunoco Partners Marketing & Terminals L.P.
Time Chartered Barges
Vane Line Master - Time Charter	Sunoco, Inc. (R&M)	Vane Line Bunkering, Inc.

All other Contracts with SXL, subject to the SXL Agreements.

32.                         Multi-Site Contracts (The following contracts are multi-site contracts that may relate in part to the Refinery Assets. During the Interim Period, Sunoco and the Contributing Subsidiaries shall attempt to obtain a partial assignment of such contracts to NewCo to the extent such contract relates to the Refinery Assets):

** Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

40

Counter Party	Contract Id	Title of Contract
P M ASSOCIATES	CW30184	PM Associates Third-Party Elevator Inspections PS OG Contract
THERMO ELECTRON NORTH AMERICA LLC	CW22829	THERMO ELECTRON PM & REPAIR OF LAB EQUIPMENT NER MAINTENANCE
CALGON CARBON CORPORATION	CW2609	CALGON CARBON CORPORATION
APPLIED CONTROL ENGINEERING	CW24650	NER, On Going Engineering and Design, Applied Control Engineering
THE MASTER’S TOUCH , INC.	CW32206	The Masters Touch, Pest Control, PHMH, OG
ANDERSON CONSTRUCTION SERVICES	NER15977	NER CIVIL SERVICES — ON-GOING ANDERSON CONSTRUCTION SERVICES
SHAW ENVIRONMENTAL INC	CW24861	Shaw Environmental, Inc. - O & M Activities @ NER
MOTOR TECHNOLOGY INC	CW24959	Motor Technology, Inc., NER, Motors
SHELL GLOBAL SOLUTIONS INC	CW6377	SHELL GLOBAL SOLUTIONS SHARC LICENSE, SUPPORT and SERVICE AGREEMENT
OBR COOLING TOWERS	CW31835	OBR Cooling Towers, OG CT Maintenance and Capital, Cooling Towers
ADAPTIVE DATA STORAGE INC	CW2825	ADS Electronic Vaulting
PARADIGM ALLIANCE, INC.	CW23893	PARADIGM ALLIANCE, OG PUBLIC AWARENESS PROGRAM, NORTHEAST REFINING
TRICAT INC	CW34179	Tricat, Inc., NER & Toledo Refineries, Catalyst Regeneration Services.
MATRIX SVC. INDUSTRIAL CONTRACTORS	NER15431	NER ONGOING ELECTRICAL INSTRUMENTATION WORK MATRIX SVC. INDUSTRIAL CONTRACTORS
WILLIAMS SCOTSMAN, INC.	CW25452	NER Ongoing Williams Scotsman Lease Agreement
TOWNSEND FITNESS EQUIPMENT	CW34401	Townsend Fitness, Gym Equipment Maintenance, Phila and MH, Maintenance
EAST COAST DRILLING, INC.	CW27246	East Coast Drilling, Inc.
THYSSENKRUPP SAFWAY, INC.	NER15475	NER ON-GOING CONTRACT SCAFFOLD SERVICES THYSSENKRUPP SAFWAY, INC.
MARKING SERVICES INC.	CW25946	Marking Services Inc, Ongoing FSA for I.D. and labeling Piping Systems, NERand TOL
CARBOLINE COMPANY	CW34687	SHELL CONTRACT FOR BADGING PURPOSES AND GATE ACCESS ONLY - MH, EP & PH - No-Cost Paint & Coating Inspection Services - Carboline Company
ROSS ENVIRONMENTAL SERVICES, INC.	CW7721	ROSS ENVIRONMENTAL SERVICES, INC
AGILENT TECHNOLOGIES	CW39910	Agilent Lab Services, PH and MH replace CW17989
DUPONT COMPANY	CW27350	Dupont Secured Environmental Treatment
Pure Earth Recycling (NJ), Inc.	CW27352	Pure Earth Recycling (NJ), Inc.
ATLANTIC CRANE	CW34232	Crane Inspection & Repairs
O’BRIEN & GERE ENGINEERS, INC.	CW27365	O’Brien & Gere Engineers, Inc. - R & M Business Unit
LEHIGH CEMENT COMPANY	CW3095	Lehigh Cement Company
SAFETY KLEEN SYSTEMS, INC.	CW34909	Safety-Kleen Systems, Inc., Ongoing Parts Cleaner, Waste Services Agreement

** Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

41

BOB O’DONNELL STEEL DRUMS	CW22613	Bob O’Donnell, On-going Drum Removal, PH & MH
CENTRALIZED SERVICE, INC	CW35487	Centralized Service, Inc. (CSI Engineering), Ongoing, System-Wide, Professional Services Agreement - PRESENTLY ONLY APPROVED TO WORK FOR NER FACILITIES.
REPUBLIC SERVICES OF PENNSYLVANIA	CW2330	Republic Services of Pennsylvania, LLC - Waste Removal at PHR & MHR
LUBRICATION SYSTEMS COMPANY	CW31732	LUBRICATION SYSTEMS, OIL MIST PM, PH.MH.TO, Maintenance
CAVALIER STEEL & FENCE CO	CW24150	CAVALIER STEEL & FENCE ON-GOING FENCE INSTALLATION & REPAIR NER MAINTENANCE
EISCO-NJ	PH14836	PH ON-GOING VAC POWR WSH TANK CLNG’ EISCO, INC.
ALN AUDIO VISUAL	CW35597	ALN Audio Visual, Audio Visual Work, PH.MH, OG
BADGER DAYLIGHTING CORPORATION	CW21411	Badger Daylighting Corporation, NER, Toledo, and Tulsa Ongoing Agreement for Hydroexcavation Services
BELMONT DOOR COMPANY	CW23102	Belmont Door Company, ON-GOING Door repairs and installation, NER, Repairs-Maintenance
CARRIER BUILDING SYSTEMS & SERVICES	CW35229	Carrier, HVAC Service, Phila and Marcus Hook, Maintenance
TOTAL QUALITY DRILLING LLC	CW24522	Total Quality Drilling, ON-GOING WELL DRILLING SERVICES, NER, Services Enviornmental
DUFFIELD ASSOCIATES INC	CW18165	Duffield Associates, All Locations, Geotechnical and Environmental Services Ongoing Contract
LIN & ASSOCIATES	CW17951	Lin &Associates On-Going Control System Consulting - INCLUDES TOLEDO WHICH WAS MANUALLY REMOVED DUE TO SUPPLIER QUALIFICATION ISSUE
DRY ICE CORP	CW29153	Dry Ice Corp - NER Dry Ice OG FS Contract
RUMSEY ELECTRIC CO	CW17473	Rumsey Electric, ENGINEERING AND TECHNICAL SUPPORT, NER
UNION TANK CAR CO. / UTLX	CW24880	Union Tank Car Company
SHARED SYSTEMS TECHNOLOGY, INC.	NER15869	NER ON - GOING REFRACTORY AND CIVIL WORK SHARED SYSTEMS TECHNOLOGY, INC.
UNITED STATES ROOFING CORPORATION	CW22713	US ROOFING, OG ROOFING REPAIRS, NER, ROOFING
INTERNATIONAL SCRAP IRON & METAL CO	CW27613	International Scrap OG FS Contract for Removal of Scrap Metal
INTEGRA SERVICES TECHNOLOGIES, INC.	CW22289	Integra Services Technologies, On-Going Bolting, Field Machining, NER, Bolting Field Machining
RAILROAD CONSTRUCTION CO.	NER15055	NER RAILROAD - CONSTRUCTION, MAINTENACE, REPAIRS RAILROAD CONSTRUCTION CO.
BURLINGTON ELECTRICAL TESTING CO.	CW24517	BURLINGTON ELECTRICAL, ELECTRICAL TESTING,
BOLTTECH INC	CW22351	Bolttech, Inc. On-Going Bolting and Field Machining, NER, Bolting
AMETEK SOLID STATE CONTROLS	NER15959	NER ON-GOING COMMISSIONING UPS SYSTEMS AMETEK SOLIDSTATE CONTROLS, INC.
UNITED ELEVATOR COMPANY	CW28400	NER Elevator PM and Repair Contract - FS OG - United Elevator
ERNEST D. MENOLD, INC.	CW30826	ON-GOING NER HVAC DUCT EXHAUST SERVICES FOR MH AND PH REFINERY-ERNEST D. MENOLD, INC.
CM TOWERS, INC.	CW16477	CM Towers, On-Going Cooling Tower Repair and Installation, NER, Cooling Tower
UNITED LABORATORIES INTL,INC.	CW22359	United Laboratories, CHEMICAL DECONTAMINATION SERVICES, NER

** Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

42

AIM MECHANICAL SERVICES, LLC	NER15983	NER MILLWRIGHT SERVICES - ON-GOING AIM MECHANICAL SERVICES, LLC
BELL-FAST FIRE PROTECTION, INC.	CW29417	Bell-Fast NER Fire Suppression OG FS Contract
TRACERCO	CW6760	Tracerco TRAC001
J. J. WHITE, INC.	NER15466	NER ON-GOING MECHANICAL & VARIOUS RELATED SVCS J. J. WHITE INCORPORATED
BENTLY NEVADA CORPORATION	CW28681	Bently Nevada, Onsite OEM Equipment Services, NER, Toledo, and Other Locations
ACCREDITED ENVIRONMENTAL TECHNOLOGIES	NER15672	NER ONGOING CONTRACT FOR ASBESTOS MONITORING ACCREDITED ENVIRONMENTAL TECH
MARQ STEEL SERVICES LLC	CW16237	MarQ Steel Services On-Going Contract for NER
CORE LABORATORIES	CW31763	PM on Laboratory Systems & COMOC systems
DELAWARE BAY AND RIVER COOPERATIVE	CW31185	NER (MH, PH & EG) MAINTENANCE OF MARINE OIL SPILL EQUIPMENT
HAGEMEYER NORTH AMERICA	CW22382	HAGEMEYER SAFETY STORE CONTRACT FOR R&S
SERVICE PAINTING INC	CW24135	Service Painting Inc., On-Going Painting, Sandblasting, NER, Painting
COMMERCE CONSTRUCTION CORPORATION	CW17375	NER Ongoing Contract, Commerce Construction Corp. Pile Driving and Dock Work
ANALYTIC STRESS RELIEVING INC	CW17538	Analytic Stress, Heat Treating, NER, Heat Treatment
SUPERHEAT SERVICES INC.	NER15366	NER ON-GOING HEAT TREATING SERVICES SUPERHEAT SERVICES INC.
Univar USA	CW30238	Univar USA LTL Contract
BAY TECHNICAL ASSOCIATES, INC.	CW7028	BAY Technical Associates On-Going
WORKPLACE COMPLIANCE SOLUTIONS, LLC	NER15945	NER ON-GOING SAFETY STANDBY, RESCUE, TRAINING WORKPLACE COMPLIANCE SOLUTIONS, LLC
TOAL ASSOCIATES, INC.	CW11671	Toal Associates, On-going Cathodic Line Protection Surveys, NER
NORTH AMERICAN MACHINE WORKS (NAE)	CW24380	North American Machine Works, On-site machining services, Eagle Point
TEKSOLV INC	CW29837	TekSolv OG Prof Srvs Contract for Stand-by Medic Service
TESTEX, INC.	CW18661	Testex-Inspection and Testing
TOTAL EQUIPMENT TRAINING	CW22190	Total Equipment Training, OG -AWP & LIFT TRAINING, NER, Training
GE ENERGY SERVICES	NER15700	NER ON-GOING ELECTRICAL INSTRUMENTATION GE ENERGY SERVICES
SD MYERS INC	CW19218	S.D. Myers, On-Going Oil Transformer Testing and Sampling, NER, Maintenance and Testing
NATIONAL BASIC SENSOR	CW17236	NATIONAL BASIC SENSOR NER THERMOCOUPLES & THERMOWELLS
SPECTRUM INSPECTION ENGINEERING	NER15818	NER ON-GOING INSPECTION AND RELATED SERVICES SPECTRUM INSPECTION ENGINEERING
CK INSPECTION CO., INC.	CW22532	CK Inspeciton, FABRICATION SHOP INSPECTION SERVICES, NER, On-Going
Integrity Testlab, Inc.	CW24110	INTEGRITY TESTLAB DIGITAL RADIOGRAPHIC TESTING (RT) & RELATED NDE MARCUS HOOK MAINTENANCE
JURVA LEAK TESTING, INC.	NER15604	NER HELIUM LEAK TEST INSPECTION JURVA LEAK TESTING, INC.

** Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

43

Joe Manzi & Sons, Inc.	CW19949	Joe Manzi and Sons
QUALITY TESTING SERVICE, INC.	CW23352	Quality Testing Services, Inspection and Testing, NER, Inspection
CHALMERS & KUBECK	NER15802	NER ON-GOING WORK MISC CHALMERS & KUBECK, INC.
SLOAN BROTHERS COMPANY	CW36517

Sloan Brothers Company, System Wide, Ongoing Professional Services Agreement for Consulting Services Related to Lubrication Systems for Reciprocating and Rotary Compressors, Pumps, Mixers, and other Critical Equipment.

JERSEY INFRARED CONSULTANTS	CW36457	Jersey Infrared Consultants, Infrared and Thermographic Surveys, NER,
DESALTERS, LLC	CW36592	Desalters, LLC, Ongoing Professional Services Agreement, Electrostatic and Related Consulting Services.
LANCASTER LABORATORIES INC.	CW2849	Lancaster Laboratories, Inc.
SOUTHERN PETROLEUM LABORATORY, INC.	CW2851	Southern Petroleum Laboratories, Inc.
Ambitech Engineering Corporation	CW40229	Ambitech Engineering, Master Services RELEASE Agreement R and M, Engineering and Procurement
SEALTEC - DIVISION OF SEALCO, INC.	NER11219	NER LEAK REPAIRS - ON-GOING SERVICES SEALTEC - DIVISION OF SEALCO, INC.
IRIS POWER ENGINEERING	CW36377	Iris Power, Discharge Testing, NER, Services Maintenance
FLO-BIN RENTALS INC	CW36074	Flo-Bin Rentals - Provision of Catalyst Bins, Refining, Catalyst
JAY RAY PATTERSON, INC.	CW30225	NER Ongoing Heavy Equipment Rental Contract, J. Ray Patterson, Inc.
TRICO EQUIPMENT, INC.	CW30040	NER Ongoing Contract, Heavy Equipment, Trico Equipment, Inc.
AMQUIP CORPORATION	CW20847	NER Ongoing Time and Material Contract for Crane Rental Services, Amquip Crane Rental, LLC
SCHENCK TREBEL	CW30675	Schenck Trebel OG FS Contract
FLEETWOOD INDUSTRIAL PRODUCTS INC	CW35436	Fleetwood Seal Store Ongoing Procurement Agreement
CAR-BER TESTING SERVICES INC.	CW21580	Car-Ber Testing Services, Hydrostatic Isolation Testing, NER, Maintenance
GEMINI INDUSTRIES	CW9079	Gemini Industries Inc.
Airgas, Inc.	CW3028	Airgas Specialty Products, Aqueous Ammonia 19%, Marcus Hook
ALBEMARLE CORP	CW33860	FCC HPC Catalyst
PRECISION AIR, INC.	CW21658	Precision Air, ON-GOING RATA TESTING, NER, Testing
PHILLY TRANSPORTATION, LLC	CW24995	NER Complex, Shuttle Bus Service, Philly Transportation, LLC
M CHEMICAL COMPANY, INC.	CW30590	M Chemical
ODORIZATION TECHNOLOGY INC. (ODORTECH)	CW9195	Bayou Engineering Company (Formerly ODOR-TECH)
CHEMICAL EQUIPMENT LABS, INC.	CW30425	Chemical Equipment Labs, Inc.
Bayou Engineering Company	CW41347	Bayou Engineering Company, Ethyl Mercaptan, NER
Stantec Consulting Corporation	CW21445	Stantec Consulting Services, Inc. fka Stantec Consulting Corporation - Ongoing Environmental Remediation Services
ADVANCE SCALE OF MARYLAND, L.L.C.	NER15907	NER ON-GOING TRUCK SCALE INSPECT-MAINTENANCE ADVANCE SCALE OF MARYLAND, LLC

** Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

44

POTTY QUEEN - DIV. OF RINEHART’S	CW30902	Potty Queen OG FS Contract for Rental & Cleaning of Toilets & Sanitary Waste
S T HUDSON ENGINEERS INC	CW30830	S T Hudson, Ongoing Marine Engineering, NER, Engineering
COMPRESSOR CONTROLS CORP	CW30725	Compressor Controls Corp OG FS Contract
JOHN BRIDGE SONS, INC.	CW22716	JOHN BRIDGE, NER, COUPLINGS
VAL ASSOCIATES LABORATORY, INC.	CW30910	Val Associates Laboratory Inc.
CLEAN HARBORS ENVIRONMENTAL SVC INC	CW27478	Clean Harbors Environmental Services, Inc.
Hull & Associates, Inc.	CW21480	Hull & Associates, Inc (formerly GeoEnvironmental Consortium) - Ongoing Environmental Remediation Services
RESOURCE CONTROL CONSULTANTS, LLC	CW21476	Resource Control Corporation - Ongoing Environmental Remediation Services
TEAM INDUSTRIAL SERVICES INC	CW21863	TEAM Industrial Services, On-Going on-stream leak repair, hot tapping, line freezing, field machining, technical bolting, isolation testing, NER, Maintenance
MIDDOUGH CONSULTING ASSOCIATES, INC.	CW40821	Middough, Inc. Master Services Release Agreement - R&M, Engineering and Procurement
MIDDOUGH CONSULTING ASSOCIATES, INC.	CW31049	Middough Inc, Master Services Agreement, R and M, Engineering and Procurement
MILLER ENVIRONMENTAL SERVICES, INC	CW37365	Miller Environmental, Env and Remediation Services, NET
MATRIX ENVIRONMENTAL TECHNOLOGIES INC	CW21439	Matrix Environmental Technologies - Ongoing Environmental Remediation Services
HALDOR TOPSOE INC	CW35677	PA-Hydroprocessing and Hydrocracking Catalysts-PH, MH, and TL Refineries, Haldor Topsoe
GROUNDWATER & ENVIRONMENTAL SERVICES, INC.	CW21435	Groundwater & Environmental Services - Ongoing Environmental Remediation Services
ENVIRONMENTAL RESOURCES MANAGEMENT	CW3189	Environmental Resources Management
AQUATERRA TECHNOLOGIES INC	CW21425	Aquaterra Technologies - Ongoing Environmental Remediation Services
AIR COMPLIANCE CONSULTANTS INC	CW37226	Air Compliance, Environmental Testing, NER, Environmental
PLANT SERVICES CORPORATION	CW36129	Plant Services, Conex Boxes, Phila Hook Frankford
WM. P. MCGOVERN, INC.	NER15918	NER ON-GOING SEWAGE SVCS.-PORTA POTTY RENTALS WM. P. MCGOVERN, INC.
WIRELESS COMMUNICATIONS & ELECTRONICS	NER14038	NER SERVICE-RENTAL AGREEMENT FOR RADIOS WIRELESS COMMUNICATION & ELECTRONIC
PROJECT CONTROL SERVICES, INC	CW40764	Project Control Services
Ambitech Engineering Corporation	CW31069	Ambitech Engineering, Master Services Agreement, R and M, Engineering and Procurement
ORBITAL ENGINEERING INC	CW31055	Orbital Engineering, Master Services Agreement, Engineering and Procurement
JACOBS ENGINEERING GROUP INC	CW40273	Jacobs Engineering, Master SErvices RELEASE Agreement R and M, Engineering and Procurment

** Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

45

JACOBS ENGINEERING GROUP INC	CW31073	Jacobs Engineering, Master Services Agreement, R and M, Engineering and Procurement
TEXAS GULF COAST ENGINEERS, INC.	CW38129	Texas Gulf Coast Engineers, Ongoing, All Sunoco Facilities, Professional Services Agreement
TRAINING SPECIALITIES INC.	CW31961	Training Specialties, Inc. - Annual Fire Pump and Fire Apparatus Testing Services @ R & S + Chemicals Locations
HERITAGE ENVIRONMENTAL SERVICES	CW38108	Heritage, Transportation and Disposal of Waste, Northeast Refining Locations
ATLAS COPCO COMPRESSORS, INC.	CW20850	Air Compressor Rental Services, Atlas Copco Prime Energy, LLC, Northeast Refining Complex
Sid Harvey Industries, Inc.	CW31854	Sid Harvey Industries, Inc.
Basic Chemical Solutions	CW33545	Basic Chemical Solutions (BCS)
SCHECK MECHANICAL CORPORATION	CW39244	Scheck Mechanical Corp., On-going Mechanical Construction Services, Philadelphia Refinery, Construction Services
Stantec Consulting Corporation	CW24854	Stantec Consulting Corporation - O & M Activities @ NER
LANGAN ENGINEERING AND ENVIRONMENTAL SERVICES	CW8990	Langan Engineering & Environmental Services
URS CORP	CW40498	Engineering Services Agreement Release Against Master Service Agreement
URS CORP	CW31080	URS Corp, Master Services Agreement, R and M, Engineering and Procurement
CLEAN VENTURES INC	CW16744	Clean Venture, Inc.
LAFARGE CEMENT	CW30754	Lafarge Cement - NERC FCCU Spent Catalyst
PATRICK KELLY DRUMS, INC.	CW19717	Patrick J Kelly Drums, Drum Disposal, NER, Environmental
DEVON PROPERTY SERVICES, LLC	CW30748	Devon Property Janitorial and Landscaping Contract for Philly and Hook
BAFCO, INC.	CW35478	Bafco, Inc., Master Terms and Conditions Agreement, All Sunoco Locations
EAST COAST CONSTRUCTORS INC	CW39917	East Coast Constructors - Planning Services
CINTAS CORPORATION	CW10698	CINTAS DIRECT SALE AND RENTAL GARMENT
CAPE SOFTWARE	CW36658	Cape Software, Inc., Ongoing Professional Services Agreement, Software Design and Engineering Services, All Sunoco Locations
ENVIRO TEC SPECIALITIES, INC	CW22426	Enviro Tec Specialties, Inc, On-Going Fin Fan Cleaning, NER, Equipment Cleaning
IMPACTWEATHER, INC.	CW30990	WEATHER NOTIFICATION SERVICES MH ON-GOING IMPACT WEATHER, INC.
CRANE PRO SERVICES-KONECRANES, INC.	CW37019	On-Going, Crane-Hoist Inspection and Repair, Konecranes, Inc.
XEROX CORPORATION	CW9893	XEROX Managed Services Agreement
CATALYST HANDLING SERVICE CO.	CW40992	Catalyst Handling Service Co.
DUPONT COMPANY	CW16293	DuPont SAR Agreement - Phil, MH, EP

** Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

46

PROACTIVE PERFORMANCE SOLUTIONS INC	CW5335	PROACTIVE PERFORMANCE SOLUTIONS, INC
U.N.I. ENGINEERING INC.	CW38121	UNI Engineering, Inc, PSA, All facilities, Tank Services
Siemens Industry, Inc.	CW38076	Siemens Industry, Inc., Controlotron LDS Maintenance MH PH
GODWIN PUMPS OF AMERICA INC	NER15637	NER ON-GOING PUMP & EQUIPMENT RENTAL SERVICES GODWIN PUMPS OF AMERICA, INC.
NESTLE WATERS NORTH AMERICA	CW38425	Nestle Waters North America, Inc., Suppling Bottled Water, NER, Food
HAMWORTHY PEABODY COMBUSTION, INC.	CW38680	Hamworthy Peabody Combustion, Inc., Victory Boiler Inspection, Fulton, Services Inspection
Covenant Security Services	CW38932	Covenant Security Services LTD, Security Services, Philadelphia, Marcus Hook and Fulton, Security Services
BAKER-PETROLITE	CW38672	Baker Petrolite Corporation, Process and Water Treatmetn Chemicals and Services, Phil., Marcus Hook, Eagle Point, Chemicals
PSC INDUSTRIAL OUTSOURCING, LP	CW35623	PSC Industrial Outsourcing, LP, Industrial Cleaning and Related Services, Philadelphia and Marcus Hook Refineries
BROADBENT’S, INC.	CW38741	Broadbent, Inc, Ongoing, NER, Condensate Washing, Services Water Treatment
Shell Oil Products US	CW38626	Shell Oil Products US, Purchase of Industrial Lubricants, Lubricants and Fuels, NER
DURATHERM ASSET ACQUISITION CORP.	CW39072	Duratherm, Inc., Waste Material Purchase Agreement, All Sunoco Locations
BAKERS TANKS INC BUFFALO BRANCH	NER15733	NER TEMP TANK-EQUIP RENTAL-CLEANING ON-GOING BAKER TANKS INC.
ICP ENGINEERING PARTNERS LLC	CW8809	NER, On-going Contract, Engineering, ICP Engineering Partners, LLC
RAIN FOR RENT INC	NER15274	NER RENTAL STORAGE TANKS ON-GOING CONTRACT RAIN FOR RENT - WESTERN OILFIELDS
H.T. SWEENEY	CW38699	H.T. Sweeney and Son, Inc., On-going Services Agreement, Philadelphia Refinery, Construction Services
CARMAGEN ENGINEERING INC	CW39927	CARMAGEN ENGINEERING, INC, MSA, ENGINEERING SERVICES, PHILA AND MARCUS HOOK
NALCO ENERGY SERVICES	CW38827	Nalco Company, Finished Fuel Additives and Services, Marcus Hook and Philadelphia, Product Procurement
SAGE ENVIRONMENTAL CONSULTING	CW39167	Sage Environmental Consulting, Master Services Agreement, Environmental Regulatory Consulting Services, Multi-Site
GEXPRO	CW27747	GEXPRO, INC Electrical Supplies and Equipment
WESTON SOLUTIONS INC	CW39512	Weston Solutions, Inc., Master Professional Services Agreement, Services Consulting, Northeast Refining
TEAM INDUSTRIAL SERVICES INC	CW40256	LDAR Monitoring Services - Team Industrial - NER
MOTT TANK INSPECTION, INC.	CW40153	Mott Tank Inspection Contract
CODE INSPECTION & TESTING COMPANY	CW40323	Code Inspection and Testing Company
CONAM & ENGINEERING SVS. INC.	CW40310	Mistras Inspection Contract
Sentinel Integrity Solutions, Inc.	CW40337	Sentinel Integrity Solutions

** Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

47

TEAM INDUSTRIAL SERVICES INC	CW40845	Team Industrial - On-Stream Leak Repair Services - NER
EISCO-NJ	CW41184	EISCO, Tank Cleaning, Phila. and Marcus Hook
J. J. WHITE, INC.	CW39857	J J White, Inc. Tank Repair - Philadelphia and Marcus Hook Refineries
OTIS EASTERN SERVICE, INC.	CW40167	OTIS EASTERN SERVICE, INC., FSC, LINE TESTING AND REPAIR, SXL and R and M LOCATIONS
Tradebe Industrial Services, LLC	CW41179	Tradebe Industrial Services, Tank Cleaning, Phila. and Marcus Hook
ALLSTATE POWER VAC INC	CW41177	Allstate Power Vac, Tank Cleaning, Phila. and Marcus Hook
LEWIS ENVIRONMENTAL GROUP	CW41737	Lewis Environmental Industrial Cleaning Services
Amspec Services, LLC	CW38923	AmSpec Services LLC, IPIS Services, multiple locations, IPIS Services
SGS NORTH AMERICA INC. OIL, GAS & CHEMICALS SERVICES DIVISION	CW6413	SGS NORTH AMERICA INC. OIL, GAS & CHEMICALS SERVICES DIVISION 96027909 AND SUPP 1-3
INTERTEK - CALEB BRETT, U.S.A.	CW38919	Intertek USA Inc., IPIS services, multiple locations, IPIS services
EMERSON PROCESS MANAGEMENT	CW34766	Emerson, Master Purchase Agreement, All Locations, Control Valves and Process Controls
ASPEN TECHNOLOGY INC	CW34849	Aspen Technology
T D WILLIAMSON INC	CW39484	TDW Services, Inc., In-Line Inspection Services, Marcus Hook and Philadelphia refineries, Engineering Services
HYDROCHEM INDUSTRIAL SERVICES, INC.	CW41564	Hydrochem Industrial Services
URS CORP	CW38664	URS Corp., MH and PHL Utilities Reliability Assessment, Marcus Hook and Philadelphia Refineries, Engineering Services
ORBITAL ENGINEERING INC	CW39116	Orbital Engineering, Inc ., ESA, Miscellaneous Engineering Assignments, Philadelphia and Marcus Hook
URS CORP	CW39114	URS Corporation, ESA, Miscellaneous Engineering Assignments, Philadelphia and Marcus Hook Refineries
ORBITAL ENGINEERING INC	CW40269	Orbital Engineering, ESA Release Against Master Agreement Contract for Miscellaneous Engineering Assignment, Phila and Marcus Hook
SYNERGIS TECHNOLOGIES INC	CW6569	Autodesk License Agreement and IP Rights Infringement
ON SITE MEDICAL CONSULTANTS, LLC	CW36453	On Site Medical Consultants, LLC, Provision of Medical Care and Consulting Services, PH and MH Refineries
BEVILLE ENGINEERING, INC.	CW41380	Beville Engineering
CORE LABORATORIES	CW40144	Core Laboratories
BAKER ENGINEERING AND RISK CONSULTANTS INC	CW34255	Baker Risk, 12 Plant Control Room, Marcus Hook, Engineering
EcoScience Resource Group, L.L.C.	CW39504	EcoScience Resource Group, LLC, Consulting Services, Marcus Hook and Philadelphia
ASSET PERFORMANCE NETWORKS, LLC	CW34661	Asset Performance Networks, LLC, Refinery Turnaround Project Readiness Third Party Review, Professional Services Agreement
ALL-STATE CAREER	CW35601	All-State Career, CDL Training, NER, Training
CABLE TESTING SERVICES INC.	CW35821	Cable Testing Services, NER, Relay and Electrical Testing

** Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

48

URBAN ENGINEERS, INC.	CW41696	Urban Engineers GP Bulkhead Pile Rehabilitation
BURNS MECHANICAL, INC.	CW40177	Burns Mechanical, MSA, NER, Services Maintenance
Becht Engineering Co., Inc.	CW40275	Professional Services Agreement - Reliability Gap Analysis
ARKEMA INC.	CW38644	Arkema, Inc, DMDS and Careflex delivery service, Phil., Marcus Hook, Eagle Point, Chemicals
S T HUDSON ENGINEERS INC	CW40593	Hudson Engineers, Inc., Maintenance Dredging of the USACE Berth Areas, NER, Services Engineering
INTEGRATION POINT, INC.	CW4562	INTEGRATION POINT, INC.
KENEXIS CONSULTING CORPORATION	CW38089	Kenexis, SRU SIFs Test Interval Extension Analysis, NER
HAINES FIRE & RISK CONSULTING CORP	CW38073	Haines Fire & Risk Consulting Corp., Fire Protection Services, All Locations
IMAC	CW38708	International Management Assistance Corporation, Contingency Services, Philadelphia and Marcus Hook Refineries
MERICHEM CHEMICALS & REFINERY SERVICES, LLC	CW38989	MERICHEM CHEMICALS AND REFINERY SERVICES LLC
BAFCO, INC.	CW40292	Release for Field Services Agreement against Master CW35478
SERRURIER ENGINEERING	CW39470	SERRURIER ENGINEERING, INC., Software and Offsite Maintenance and Support, Marcus Hook and Philadelphia, Software Services
ENVIRONMENTAL STANDARDS INC	CW41166	Environmental Standards, Inc.
C & W METER SERVICE, INC.	CW21018	C&W METER SERVICE METER PROVING MARCUS HOOK MAINTENANCE
Arcadis US, Inc.	CW37925	Arcadis US, Inc, PSA, All locations, Environmental Services
PRAXAIR SERVICES INC	CW39186	Praxair Services, Inc., Nitrogen, Hydrogen, Oxygen and related Services, Marcus Hook and Philadelphia refineries, chemicals services
BAKER PETROLITE	CW39846	Baker Petrolite Corporation, Procurement Contract for Diesel Cetane Chem Additives, Eagle Point and Phila
SYSTEMS MAINTENANCE SERVICES, INC. (SMS)	CW22345	SMS, Vax and Alpha Servers Support, Corporate, Software_Hardware Maintenance
ADT ADVANCED INTEGRATION	CW37211	ADT Security Services, Maintenance and support services for security systems for Sunoco Inc. (R&M)
W & K WELDING & TANK ERECTORS	CW40021	W&K Welding and Tank Erectors, Inc.
APPLIED INDUSTRIAL	CW34592	Applied Industrial - Power Transmission Parts
SPRINT CORPORATION	CW8020	Sprint Custom Service Agreement
RESCAR INC.	CW5210	Rescar Inc. and Amendment 1
EQUITY ENGINEERING GROUP	CW3259	API Risk-Based Inspection Software
EQ - THE ENVIRONMENTAL QUALITY COMPANY	CW30842	EQ - The Environmental Quality Company
Univar USA	CW7750	UNIVAR USA INC - S500162 and S500162A
XEROX GLOBAL SERVICES, INC	CW8171	XEROX CORPORATION (XEROX BUSINESS SERVICES) - 1811350 & AMENDMENTS
AUTOMOTIVE RESOURCES INTERNATIONAL	CW2743	AUTOMOTIVE RENTALS INC Open End Lease Agreement

** Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

49

EQUITY ENGINEERING GROUP	CW16436	Ongoing RBI and Corrosion Engineering Services, Engineering, All Locations, The Equity Engineering Group
PETROVAL INC	CW7857	PETROVAL INC. - PVAL0001
ALLMARK DOORS COMPANY, LLC	CW36756	On-Going, Installation, Repairs, and Maintenance Project, Allmark Doors Company, LLC.
Univar USA	CW2766	UNIVAR USA INC SODIUM HYDROCHLORITE
BSI INSPECTORATE	CW2667	BSI INSPECTORATE
INTERCAT	CW4068	INTERCAT INC S70041 AND SUP A & B AND SUPP 1-7
COMPUCOM SYSTEMS INC - WebMethods	CW33699	CompuCom Systems, Inc.
AUTOMOTIVE RESOURCES INTERNATIONAL	CW2754	AUTOMOTIVE RENTALS INC CLOSED END LEASE
ROUX ASSOCIATES INC	CW37725	Roux Associates, Inc.
Clean Earth of Philadelphia, Inc.	CW39091	Clean Earth, Transportation and Disposal of Waste Agreement, NER
PANALYTICAL INC.	CW34545	Field Services, Lab-Preventative Maintenance, All Locations, PANalytical, Inc.
Honeywell International Inc.	CW34312	Honeywell, Master Agreement, All Locations, Equipment and Services
WILSON, INC.	CW29634	Wilson Inc. - Pipes, Valves, and Fittings
EQUITY ENGINEERING GROUP	CW5755	EQUITY ENGINEERING GROUP INC
Piper-Morgan Associates Personnel Consultants	CW38315	Piper Morgan Associates Personnel Consultants, Recruitment, All Locations
AXENS NORTH AMERICA INC	CW5036	AXENS NORTH AMERICA 14719
EQUITY ENGINEERING GROUP	CW4649	EQUITY ENGINEERING GROUP INC
NewFields Companies, LLC	CW26752	NewFields Companies, LLC
PRESIDIO NETWORKED SOLUTIONS INC	CW22439	Presidio Networked Solutions, Inc.
EMSL ANALYTICAL, INC.	CW35025	EMSL Analytical Inc, Analytical Testing Services, NER, Marketing, Chemicals, Testing
PACE ANALYTICAL SERVICES, INC.	CW2847	Pace Analytical Services, Inc.
FedEx Services	CW31684	FedEx Ground Pricing
SHERATON SUITES	CW40946	Starwood Hotels & Resorts Worldwide dba Sherton Suites Philadelphia Airport, Pricing Agreement, Meeting Rooms, Services Travel Agency
PSCI-PROGRESSIVE SOFTWARE COMPUTING	CW41020	Progressive Software Computing - Professional Services Agreement
SKF USA INC.	CW28500	SKF USA Inc.
BRITISH STANDARDS INSTITUTE	CW28995	BSI Management System America, RC14001 Certification, Refining and Supply
1 SOURCE SAFETY AND HEALTH INC.	CW21497	1 Source Safety and Health Inc, HES Safety, Industrial Hygiene
THE SOURCE GROUP INC	CW8984	The Source Group
LEWIS ENVIRONMENTAL GROUP	CW16920	Lewis Environmental (R & M)
CLEAN VENTURES INC	CW16918	Clean Venture

** Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

50

APPLIED HEALTH PHYSICS INC	CW41698	Applied Health Physics, Radiological Services, Corporate
FEDERAL EXPRESS	CW40188	Federal Express, Pricing Agreement, Corporate, Services Mail
SAYBOLT INC	CW38925	Saybolt, IPIS Services, multiple locations, IPIS Services
BSI INSPECTORATE	CW38921	Inspectorate America Corporation, IPIS services, multiple locations, IPIS services
Cunningham Consulting, Inc.	CW38677	Cunningham Consulting Inc., Training, Corporate, Corporate
Gateway Search Associates, Inc.	CW38806	Gateway Search Associates, Contingency-Based Recruitment Agreement, Corporate, Services, Recruiter
BAYADA NURSES, INC	CW36440	Bayada Nurses, Inc., Provision of supplemental professional health aide, Philadelphia and Marcus Hook
ACCUTEST LABORATORIES	CW2509	ACCUTEST LABORATORIES
ENVIRONMENTAL STANDARDS INC	CW41166	Environmental Standards, Inc.
SYNAPTIC DECISIONS, L.P.	CW33945	Synaptic Decisions, Master Agreement, Corporate, Consulting
ORACLE CORPORATION	CW25908	Oracle- Primavera, P3-P6 project, Corporate, Professional Services
ZYTAX	CW7843	ZYTAX - AGREEMENT & AMENDMENTS
INTERFACE SECURITY SYSTEMS, L.L.C.	CW23997	Interface Security Systems, LLC
THOMSON PROFESSIONAL & REGULATORY, INC. D/B/A RIA	CW26926	Thomson P&R, On-line Tax Research, Corporate, License to Use
ADVANCED AV SYSTEMS INTEGRATION	CW27052	Audio Visual Maintenance and Repair Service
ECHOSCRIBE, INC.	CW27514	EchoScribe, Inc.
NEW YORK CAPITOL CONSULTANTS	CW31394	New York Capitol Consultants
COZEN O’CONNOR PUBLIC STRATEGIES, LLC	CW27574	Cozen O’Connor Public Strategies LLC
PENNSPORT CONSULTING, LLC	CW28296	Pennsport Consulting, Central Services Building, Environmental Consulting Services
DEBORAH C. HERRON, Ph. D.	CW28427	Deborah C. Herron, Central Services Building, Environmental Consulting Services
ORACLE CORPORATION	CW28662	Oracle USA, Inc.
RELOCATION PROJECT MANAGERS, INC.	CW6549	Relocation Project Managers 2007000650
ENGINEERED SOFTWARE, INC.	CW29198	Engineered Software Inc.
(I)STRUCTURE LLC	CW25377	InfoCrossing, MainFrame and Open Systems, Corporate, Computer Hardware, Software and SMA
PLATTS DIVISION OF MCGRAW-HILL COMPANIES INC	CW37114	Platts , Dispatch Subscriptions, PH and TX, Ongoing
SAVAGE DESIGN GROUP, INC.	CW31754	Savage Design Group
BUREAU VERITAS, NORTH AMERICA	CW22299	Bureau Veritas North America Inc, HES,
Northrop Grumman Information Technology, Inc.	CW31536	Northrop Grumman Corporation

** Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

51

OPIS ENERGY GROUP	CW36472	OPIS Energy Group, MSA, Corporate, Data Services
GALSON LABORATORIES	CW22294	Galson Laboratories, Industrial Hygiene, HES, Laboratory Services
THE GERNGROSS CORPORATION	CW23861	Gerngross Corporation
LARSEN & TOUBRO INFOTECH	CW37859	Larsen and Toubro Infotech, Ltd., Ongoing Professional Services Agreement, Corporate, SAP Consulting Services.
ARIBA, INC.	CW9953	Ariba License and Support Agreement
PRICE WATERHOUSE COOPERS LLP	CW39075	Price Waterhouse Coopers, LLP, Ongoing Professional Services Agreement for Accounting Services
DC GROUP	CW33451	DC GROUP, INC
Q&Q CONTROL SERVICES UK LTD.	CW17432	Q&Q Control Services UK Limited
SPECIALIZED PROFESSIONAL SERVICES INC	CW16914	Specialized Professional Serivices, Inc.
MICROSOFT CORP	CW34484	Microsoft Corp., Email and Portal Support, Sunoco Corporate
C ERICKSON & SONS INC	CW39430	C. Erickson & Sons, Inc., Carpentry and Related Services, Corporate, Carpentry Services
ARIBA, INC.	CW35899	Ariba Inc., Sourcing Professional Software, Corporate
VERIZON BUSINESS NETWORK SERVICES INC	CW36146	Verizon Services Organization, Inc., Video Network Contract Lester to Westville, Corporate
VERIZON BUSINESS NETWORK SERVICES INC	CW36148	Verizon Services Organization, Inc., Video Network Contract MH and PH to Lester, Corporate
ALVAREZ & MARSAL	CW36573	Alvarez and Marsal, Sourcing Support, Corporate, Consulting
AMBIRON TRUSTWAVE CORPORATION	CW36820	Trustwave, Managed Security Services, Corporate, OG
HERTZ CORPORATION	CW41112	The Hertz Corporation, Car Rental Agreement, Corporate-SXL, Services Travel Agency
HERTZ CORPORATION	CW40837	The Hertz Corporation, Car Rental Agreement, Corporate, Services Travel Agency
DATALINK CORPORATION	CW40302	Datalink Corporation
TALX Corporation	CW23287	TALX Corporation
COMPUTERSHARE SHAREHOLDER SERVICES, INC.	CW41207	Computershare, Stock Transfer Services, Corporate
ZYTAX	CW37481	ZyTax, Inc., Ongoing Corporate Agreement for Tax Software and Related Professional Services.
ORACLE CORPORATION	CW6277	ORACLE CORPORATION PeopleSoft License and SMA
INFOR GLOBAL SOLUTIONS, INC.	CW27698	Infor, Mainframe license, Corporate, License
RAPID RECYCLING, INC.	CW24919	Central Services Building, Rapid Recycling, Inc., One-Time, No-Cost, Recycling Services Ad Hoc Surplus Sales Agreement
Accounting Principals	CW38552	Accounting Principals, Corporate Contingency-Based Recruitment Agreement, Corporate, Services Recruiter
U S AIRWAYS	CW38841	US Airways, Discount Airline Travel, Corporate, Services Travel Agency
HUMAN CONCEPTS	CW24562	HumanConcepts, HR project, Corporate, PSC and License Subscription
Solomon Edwards Group, LLC	CW38801	Solomon Edwards Group, LLC, Corporate Contingency-Based Recruitement Agreement, Corporate, Services Recruiter

** Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

52

CVM Solutions, LLC	CW27737	CVM Solutions, Portal, Corporate, Technology
ALLEGRO DEVELOPMENT CORP	CW39719	Allegro Development Corporation, Software Licenses, Corporate
RICHARD WAYNE & ROBERTS	CW39748	Richard Wayne & Roberts, Contigency-Based Recruiting Agreement
DHR International, Inc.	CW39766	DHR International, Corporate Retainer Based Recruitment Agreement, Marketing, Services Recruiter
GARTNER, INC.	CW39868	Gartner, Inc., IT Leaders, Services, Consulting, Corporate
DATA SUPPORT SERVICES	CW36206	Data Support Services, support and monitoring services for our OnDemand software, Corporate
PROSEARCH, INC.	CW39940	Prosearch - Corporate Contingency-Based Recruiment Agreement
AMBIRON TRUSTWAVE CORPORATION	CW2558	AMBIRONTRUSTWAVE CORPORATION CORPORATE HEADQUARTERS
INFOR GLOBAL SOLUTIONS, INC.	CW16389	AppCare Annual Agreement
SABRIX, INC.	CW11457	Sabrix, sdabrix, Corporate, Software Licence and SMA
System Improvements, Inc.	CW18356	System Improvements, Inc.
INTERNATIONAL BUSINESS MACHINES CORPORATION	CW41758	IBM, Software Option and Support, Corporate
ALLEGRO DEVELOPMENT CORP	CW39721	Allegro Development Corp., Enterprise Training and Risk © Systems, Corporate
TMW Systems, Inc.	CW39755	TMW Systems, Inc., Petroleum Tracking, Marketing, License Software

** Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

53

Schedule 2.4(f)

Additional Excluded Assets

1.              Without duplication of assets described in Section 2.4(i) of the Contribution Agreement, (i) any refund or reduction in Sunoco’s share of Property Taxes determined pursuant to Section 11.4 of the Contribution Agreement, including anyreduction thereof or exemption with respect thereto as a result of Sunoco’s prosecution of the items described in Section 2(e) of Schedule 4.9 or any credit or reduction thereof or exemption with respect thereto attributable to a retroactive reduction in assessment rate or assessment base and (ii) any sales and/or use tax rebates and refunds that relate to the operation of the Refinery Business or the Refinery Property for taxable periods or portions thereof ending on or prior ot the Closing Date.

2.              The following excluded software:

Application ID #	Application Name	Application Description	License Type	Software Maintenance?	Complexity	Disposition
R&S-920	Primavera Project Planner	Capital Projects Planning and Scheduling Tool	Seat	Yes	High	Non-Transferrable
R&S-513	Aspen Engineering Suite	Process Modeling Tool	Token	Yes	Medium	Non-transferrable
R&S-534	Aspen Manufacturing Suite	Advanced process control desktop tool	Token	Yes	Medium	Non-transferrable
R&S-784	PIMS	Refinery Optimization (LP) Software	Token	Yes	Medium	Non-transferrable
Corp-134	BNA Env & Safety Libraries	SaaS solution used for researching HES regulations. (Includes CD versions)	Vendor	Corporate	N/A	Non-transferrable
Corp-136	C*Cure	Physical Access Control System (PACS) controlling the following facilities: MBC, 1818, CSB, PH Ref, MH Ref, EP Ref, TO Ref, Exton, FK Plant, HV Plant, PHL Hanger and Reading.	Vendor	Corporate	N/A	Non-transferrable
Corp-147	Employee Work Hours	Custom web application used to transform and map Peoplesoft and SIRIS II data.	Custom	Corporate	N/A	Non-transferrable
Corp-151	ISNetworld	SaaS contractor prequalification and management solution.	Vendor	Corporate	N/A	Non-transferrable

** Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

54

Corp-164	SEAL

** Jason Patrick - Use is Optional **

Custom ASP.ENT application for auditing and managing the approval of vendors who handle and transport hazardous and non-hazardous waste. These include waste management sites, railcars, trucks, laboratories and drum reclaimers.

		Custom	Corporate	N/A	Non-transferrable
ITAR	CHIP-Chemical Inventory

** Jason Patrick - Use is Optional **

Chemical Inventory Information Program - Enterprise-wide COTS application for managing Hazard Communications regulations, using the Essenstial EHS software suite. Modules include, Chemical Inventory, with SARA 311, 312 and 313 reporting, MSDS Management, MSDS Authoring and Distribution, and MSDS Onl

		Vendor	Corporate	N/A	Non-transferrable
ITAR	CHIP-MSDS Management

Chemical Inventory Information Program - Enterprise-wide COTS application for managing Hazard Communications regulations, using the Essenstial EHS software suite. Modules include, Chemical Inventory, with SARA 311, 312 and 313 reporting, MSDS Management, MSDS Authoring and Distribution, and MSDS Onl

		Vendor	Corporate	N/A	Non-transferrable

** Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

ITAR	eCAT-Compliance/Task Modules

Enterprise Compliance Assurance Tool - Enterprise-wide COTS application for managing Title V compliance and calculating air emissions, using the Essential EHS software suite. Active Modules: Compliance, Task Management, Air Emissions. Inactive Modules: Air, Waste, Water

- Environmental Compliance Tasking / Title V Reporting

- Corporate HES Audit Finding Resolution

- General Action Item Management

			Vendor	Corporate	N/A	Non-transferrable
ITAR	eCAT-PI Data Loader	Custom web application used to map, collect and transfer PI operational data for use in eCAT.	Custom	Corporate	N/A	Non-transferrable
ITAR	Medgate-Industrial Hygiene	Enterprise-wide application for managing Occupational Health and Industrial Hygiene regulations, using the Medgate software suite.	Vendor	Corporate	N/A	Non-transferrable
ITAR	SIRIS II

Sunoco’s implementation of Syntex’s IMPACT Enterprise software. SIRIS II is used to manage TER/Near Miss Reporting, Incident and Investigation management, Assessement/Audits and Findings, and associated corrective and preventative Action Items. Used in all business units.

			Vendor	Corporate	N/A	Non-transferrable
ITAR	Sunoco@Work HES Sites

Various sites created for and maintained by Corporate HES&S (e.g., the “HES&S Professionals” site located on the Sunoco@Work main menu.)

Our IT support for this erform mainly of consultative activities around how-to items in SharePoint.

			Custom	Corporate	N/A	Non-transferrable
0	Exchange Service (including Outlook Web Access)	Enterprise wide Email system	Vendor	Corporate SAS	N/A	Non-transferrable
0	Blackberry Service	Enterprise wide Blackberry Server	Vendor	Corporate SAS	N/A	Non-transferrable
0	Microsoft Active Sync	Enterprise wide Smart Phone Email Sync	Vendor	Corporate SAS	N/A	Non-transferrable

** Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

0	Live Meeting	Meeting organization software - subscription based	Vendor	Corporate SAS	N/A	Non-transferrable
0	Tripwire	Monitoring Package	Vendor	Corporate SAS	N/A	Non-transferrable
0	NetIQ	Monitoring Package	Vendor	Corporate SAS	N/A	Non-transferrable
0	TSM	Backup Software	Vendor	Corporate SAS	N/A	Non-transferrable
0	Trend Anti Virus	Anti Virus	Vendor	Corporate SAS	N/A	Non-transferrable
0	IBM Pcomm	Terminal Services Package for Mainframe	Vendor	Corporate	N/A	Non-transferrable
0	Site to Site IPSec VPN Services	Corporate Business to Business	N/A	Corporate SAS	N/A	Non-transferrable
0	SSL VPN Services	Corporate Remote Access System	N/A	Corporate SAS	N/A	Non-transferrable
0	Desktop Patching Service	Compucom Service to apply patches to desktops	N/A	Corporate Service	N/A	Non-transferrable
0	Desktop Packaging Services	Compucom Service to Package desktop applications	N/A	Corporate Service	N/A	Non-transferrable
0	Desktop Integration and Testing Service/ Software Deployment	Compucom Helpdesk System	N/A	Corporate Service	N/A	Non-transferrable
0	Helpdesk Support Scripts	Compucom Helpdesk System	N/A	Corporate Service	N/A	Non-transferrable
0	External FTP Service	Corporate EFT Service	N/A	Corporate Service	N/A	Non-transferrable
Corp-047	A/R + Cash A/R (Legacy)

Maintain customers’ receivables balances, erforms ally process debits(invoices), credits remittances(ach,wires,lockbox), dealers credit card credits. Produce daily draft to collect cash directly from cust bank accounts. Gl interface. Credit checks. repor

			N/A	N/A	n/a	Non-Transferrable
Corp-116	ECAS / RECON	Maintains the balance of exchange contracts for fuels products and automate reconciliation with the partner.	N/A	N/A	n/a	Non-Transferrable
Corp-122	Inventory	Maintains the inventory balances of refined products in the distribution network for both financial and operational reporting.	N/A	N/A	n/a	Non-Transferrable
Corp-123	Invoicing	The Invoicing System creates billing documents for Sunoco with the exception of the Chemicals business line & sales of crude (COINS).	N/A	N/A	n/a	Non-Transferrable

** Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

Corp-124	LOGICS

The LOGICS (Logistical Opportunities to Gather Information and Capture Savings) System erforms order management functionality for lubricant sales and fuels purchase orders. Application includes pricing, credit approval, and transportation rating and rout

			N/A	N/A	n/a	Non-Transferrable
Corp-128	Sales Journal

This application is the data repository for sales and credits to the customers of wholesale fuels, branded fuels, and lubricants. It also posts journal vouchers to the corporate general ledger to record sales and related inter-company transfers.

			N/A	N/A	n/a	Non-Transferrable
Corp-130	Tax Module

A module called by the Invoicing, LOGICS, and Inventory applications, the Tax Module will calculate United States federal excise tax, state and local sales taxes, motor fuels tax, superfund taxes, gross receipts taxes, miscellaneous taxes (NORA, PERA, NJ

			N/A	N/A	n/a	Non-Transferrable
Corp-218	Carrier Management System	Sharepoint based application to store carrier load permit data.	N/A	N/A	n/a	Non-Transferrable
RS&C-943	Rail Freight Management	Freight payment system for rail shipments	N/A	Corporate	n/a	Non-Transferrable
RS&C-947	Borque System	Rail car tracking and fleet management (Railtrac), Rail Fleet Accounting (RailAcct), Freight Contract/Rate Maintenace (RateServer)	N/A	Corporate	n/a	Non-Transferrable
none	Rand McNally Intelliroute	Mapping services for route planning.	N/A	Corporate	n/a	Non-Transferrable
R&S-886	QTS Railcar Tracking	Railcar car location message collection.	N/A	Corporate	n/a	Non-Transferrable
Corp-206	CCIS

Corporate Cash Information System: Provides for movements of cash between SUNOCO or Radnor and their respective subsidiaries. It provides a cashbook facility for SUNOCO, MLP and Radnor subsidiaries including interest calculations.

			N/A	Corporate	n/a	Non-Transferrable

** Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

Corp-207	CMIS

Cash Management & Information System (CMIS) is a multi faceted system that processes all Sunoco electronic funds transactions. These transactions include ALL electronic Disbursements (ACHs, domestic and international wires) and funding of accounts.

			N/A	Corporate	n/a	Non-Transferrable
Corp-213	PPS	The Payment Processing System (PPS) is a batch DB2 system that receives and processes payments from various source systems. The source systems include; payroll payments, FPS Accounts Payable payments.	N/A	Corporate	n/a	Non-Transferrable
Corp-214	PRS

The Payment Reconciliation System (PRS) receives ACH and Check payments from the Payment Processing System (PPS) for reconciliation and General Ledger accounting. Key Functions: Payment Issue/Maintenance; Payment Presentment / Reconciliation; General Ledger interface

			N/A	Corporate	n/a	Non-Transferrable
Corp-209	EDI

EDI (Electronic Data Interchange) is the inter company exchange of business documents and/or data. These documents/data are transferred in formats approved by the ANSI (American Standards National Institute) standards.

Data/documents are received and sent between Business Partners

			N/A	Corporate	n/a	Non-Transferrable
Corp-062	DCI	Environment for AP, PO, and FC	n/a	Corporate	n/a	Non-Transferrable
Corp-067	Financial Controller (FC)	Intergrates AP with GL	n/a	Corporate	n/a	Non-Transferrable
Corp-070	FPS A/P	Accounts Payable	n/a	Corporate	n/a	Non-Transferrable
Corp-074	FPS PO	Purchase Orders/Tax Blanket Orders	n/a	Corporate	n/a	Non-Transferrable
Corp-051	ARIBA	Eprocurement / Expense Reports / Card Reconciliation / Contract Management / Eforms	n/a	Corporate	n/a	Non-Transferrable
Corp-097	Reference: Delegation of Authority	On line application used to maintain DOA for everyone at Sunoco.	n/a	Corporate	n/a	Non-Transferrable

** Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

Corp-179	PeopleSoft	HRMS system for HR, benefits, and payroll processing. Hosted at Usi in Annapolis. Development performed by Sunoco staff.	N/A	Corporate	n/a	Non-Transferrable
CORP-205	eTime	Vendor Application - Runs on server and collects time that is sent to Peoplesoft for processing	N/A	Corporate	n/a	Non-Transferrable
Corp-183	CyberShift	SaaS offering for Time Attendance Collection used for salaried exempt employees	N/A	Corporate	n/a	Non-Transferrable
Corp-036	FAMIS - Budget	Budgeting application	n/a	n/a	n/a	Non-Transferrable
Corp-039	FAMIS - Data Whse	Data warehouses of company sub ledgers (eg, Journal History, Sales, Inventory, AP, etc.). Includes ad hoc analysis and standard reporting. Ability to slice/dice/query or report on any table columns.	n/a	n/a	n/a	Non-Transferrable
Corp-040	FAMIS - G/L	Company General ledger with key reporting columns (business unit, internal & external account). Cornerstone of Business unit performance analysis applications	n/a	n/a	n/a	Non-Transferrable
Corp-041	FAMIS - Other Corp.	Specialized applications including Tax & AR	n/a	n/a	n/a	Non-Transferrable
Corp-042	FAMIS - Performance Analysis	19 Business performance analysis applications which break financial data based on business needs.	n/a	n/a	n/a	Non-Transferrable
Corp-009	WebFocus: Tax	Federal, State & Local Excise Tax Regulatory Reporting. Architectural and Application support by Corporate BI-DW team.	n/a	Corporate	n/a	Non-Transferrable
Corp-071	FPS CP	Capital Projects Tracking	n/a	Corporate	n/a	Non-Transferrable
Corp-072	FPS F/A	Fixed (capital) Assets	n/a	Corporate	n/a	Non-Transferrable
Corp-073	FPS G/L	General Ledger	n/a	Corporate	n/a	Non-Transferrable
Corp-084	Millenium	Environment for GL, FA, and CP	n/a	Corporate	n/a	Non-Transferrable
Corp-090	PCLink	Data entry/extract tool for GL, FA, and CP	n/a	Corporate	n/a	Non-Transferrable

** Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

Corp-111	Zytax	State Excise Tax Compliance - Used for electronic filing of taxes.	n/a	Corporate	n/a	Non-Transferrable
Corp-068	FLS Payroll Tax System v. 7.5	Web-Based Hosted Application used for Payroll Tax Filing	n/a	Corporate	n/a	Non-Transferrable
Corp-078	One-Source 1099	Vendor Pay 1099 Reporting	n/a	Corporate	n/a	Non-Transferrable
	COINS	Crude Oil Accounting	n/a	Corporate	High	Non-Transferrable
	SIGMA	Product Scheduling	n/a	Corporate	High	Non-Transferrable
	RECAP		n/a	Corporate	High	Non-Transferrable
	Allegro	Deal Capture; hedge book; risk management	Vendor	Yes	High	Non-Transferrable
	Pricing		n/a	Corporate	High	Non-Transferrable

** Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

Schedule 2.6(i)

Benefit Plan Liabilities

SunCAP Audit — SunCAP is subject to a routine audit by the Department of Labor (DOL).  Sunoco received notice of the audit in January 2012, and a copy of this notice has been provided to the Buyer. Sunoco has provided all documentation requested by the DOL.  After providing the requested information, Sunoco has not been contacted by the DOL regarding any issues or concerns.

Pension Matter — Sunoco is aware of a possible claim against the Sunoco, Inc. Retirement Plan.

An alternate payee (AP) of a former employee claims that she was unaware of a “penalty” for taking her benefit prior to age 65, which was due to her under a QDRO.  AP’s divorce attorney submitted a request to Sunoco for information, to which Sunoco responded.  The attorney sent a second letter asking for Sunoco to calculate the “penalty,” to which outside counsel responded.  AP’s attorney responded by stating that there may be a breach of fiduciary duty.

Sunoco will respond to the AP’s attorney that Sunoco has answered everything there is to answer and that Michel’s next step is to file a formal claim by following the claims process.

Sunoco, Inc. Leadership Recognition Plan - A former employee has requested a prorated portion of her 2008 award under the Sunoco, Inc. Leadership Recognition Plan (a bonus plan).  The Plan was amended in 2007 to remove the proration of awards for employees who retire in the middle of a vesting period.  Employee retired in December 2010; her 2008 award would have vested at the end of 2011.  Employee received an erroneous summary of the Plan that included the pre-2007 terms of the Plan on prorations and retirement.  Sunoco received a letter from Employee’s attorney on June 7, 2012.  Outside counsel contacted the attorney on June 25, 2012 and is hoping to resolve the matter with the payment of the prorated award subject to the execution of a settlement agreement that includes a release of claims.

Colella, Joseph v. Sunoco, Inc., et al., AAA Case No. 14-160-0071510 (ERA Arbitration).  On or about May 5, 2010, Complainant, a former vice-president of product trading, sales and supply, submitted to arbitration under the Sunoco ERA program claims of 1) defamation/libel, 2) invasion of privacy/false light, 3) denial of benefits under ERISA Section 502(a)(1)(B) for severance benefits under the Sunoco, Inc. Executive Severance Plan (“Plan”), 4) breach of fiduciary duty under ERISA Section 502(a)(3) and 5) intentional interference with benefits under Section 510 of ERISA.  Arbitrator Bernard D. Beitch issued an award on April 27, 2012 awarding Complainant severance benefits under the Plan but denied his claims for defamation/libel and invasion of privacy/false light.   On June 28, 2012, Arbitrator Beitch issued a final award which awarded Complainant attorneys’ fees for his ERISA claims.

Hepworth, Derek A. v. Sunoco, Inc., et al., AAA Case No. 14-160-01081 (ERA Arbitration).  On or about July 6, 2010, Complainant, a former vice-president of crude and raw materials trading and supply, submitted to arbitration under the Sunoco ERA program claims of 1) defamation/libel, 2) invasion of privacy/false light, 3) denial of benefits under ERISA Section 502(a)(1)(B) for severance benefits under the Sunoco, Inc. Executive Severance Plan, 4) breach of fiduciary duty under ERISA Section 502(a)(3) and 5) intentional interference with benefits under Section 510 of ERISA.  On February 7, 2012, Arbitrator Judith Meyer issued a Partial Final Award finding in Hepworth’s favor on the ERISA Section 510 claim, awarding him severance benefits and in Sunoco’s favor on all other claims.  On May 24, 2012, Arbitrator Meyer issued a final award which addressed the specific severance benefits awarded to Complainant and awarded him attorneys’ fees for his ERISA claim.

** Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

Schedule 3.2(a)(iv)

Third-Party Consent and Authorization

1.              KBR Technical Services Agreement

2.              ExxonMobil SCANfining Process License

3.              The UOP HF Alkylation Process License

** Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

Schedule 4.1

Jurisdiction of SUN and the Contributing Subsidiaries

Entity	Jurisdiction of Incorporation/Formation

Sunoco, Inc.	Pennsylvania

Atlantic Refining & Marketing Corp.	Delaware

Sun International Limited	Bermuda

Sunoco Power Marketing L.L.C.	Pennsylvania

Sunoco, Inc. (R&M)	Pennsylvania

Sunmarks, LLC	Delaware

Sun Services Corporation	Pennsylvania

** Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

Schedule 4.3(b)

Consents and Approvals

1.              The following agreements, as well as any modifications or amendments thereto:

SUN Party	Other Party	Date	Title
Sunoco, Inc. (R&M)	American Eagle Airlines, Inc.	November 1, 2010	Sunoco Jet Fuel Supply Agreement
Sunoco, Inc. (R&M)	Lufthansa German Airlines	September 1, 2010	Sunoco Jet Fuel Supply Agreement
Sunoco, Inc. (R&M)	Petroleum Heat & Power Co., Inc.	September 1, 2011	Heating Oil Agreement
Sunoco, Inc. (R&M)	Petroleum Heat & Power Co., Inc.	September 1, 2011	Heating Oil Agreement
Sunoco, Inc. (R&M)	Southwest Jet Fuel Co.	August 1, 2011	Sunoco Jet Fuel Supply Agreement
Sunoco, Inc. (R&M)	Southwest Jet Fuel Co.	August 1, 2011	Sunoco Jet Fuel Supply Agreement
Sunoco, Inc. (R&M)	US Airways	October 1, 2011	Sunoco Jet Fuel Supply Agreement
Sunoco, Inc. (R&M)	World Fuel Services, Inc.	August 1, 2011	Sunoco Jet Fuel Supply Agreement
Sunoco, Inc. (R&M)	Sanofi Pasteur Inc.	January 10, 2011	Distillate Fuels Risk Management Program
Sunoco, Inc. (R&M)	Exelon Energy Company	November 23, 2010	Master Electricity Sales Agreement and all Transaction Confirmations thereunder (45 day notice period)
Sunoco, Inc. (R&M)	GDF Suez Energy Resources NA, Inc.	January 4, 2011	Master Electric Energy Sales Agreement
Sunoco, Inc. (R&M)	Chopra Energy, Inc.	May 11, 2011	Supply Agreement — Sale of Refined Petroleum Product
Sunoco, Inc. (R&M)	Redners Markets	August 26, 2011	Sales Agreement — Unleaded Gasoline
Sunoco, Inc. (R&M)	Shipley Fuels Marketing LLC	January 1, 2011	Sales Agreement — Unleaded Gasoline
Sunoco, Inc. (R&M)	Superior Plus Energy Services LLC	September 30, 2010	Supply Agreement
Sunoco, Inc. (R&M)	Truman Arnold Companies	February 17, 2011	Sales Agreement — Unleaded Reformulated

** Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

Gasoline and Ultra Low Sulfur Diesel
Sunoco, Inc. (R&M)	Philadelphia Gas Works	September 4, 2001	LBS —S Service Agreement (Utility Contract)
SUN Company, Inc., (R&M)	Texas Eastern Corporation	January 26, 1996	Service Agreement for Rate Schedule FT-1
SUN Company, Inc. (R&M)	Texas Eastern Corporation	March 26, 1996	Service Agreement for Rate Schedule FT-1
Sunoco, Inc.	Trucker Company, Inc.	August 5, 2005	Shipper Broker Transportation Agremeent
Sunoco, Inc. (R&M)	CSX Transportation, Inc.	September 1, 2010	Supplemental Track Lease Agreement
Sunoco, Inc. (R&M)	General American Transportation Company	November 15, 1988	Car Service Contract
Sunoco, Inc.	Union Tank Car Co./UTLX	February 1, 2011	Field Services Contract
Sunoco, Inc. (R&M)	CSX Transportation, Inc.	October 3, 2007	Track Lease (Storage Only)
Sunoco, Inc.	Morgan Towing and Transportation, LLC	September 15, 2006	Articulated Tug-Barge Time Charter Agreement
Sunoco, Inc. (R&M)	Vane Line Bunkering, Inc.	Articulated Tug-Barge Time Charter Agreement	March 1, 2011
Sunoco, Inc. (R&M)	Vane Line Bunkering, Inc.	Articulated Tug-Barge Time Charter Agreement	November 4, 2005
Sunoco, Inc. (R&M)	Reinauer Transportation Companies, LLC	Time Charter Agreement	June 7, 2007
Sunoco, Inc. (R&M)	Martin Operating Partnership, L.P.	Articulated Time Charter Agreement	January 11, 2006
Sunoco, Inc. (R&M)	Allen’s Oil and Propane, Inc.	Propane Sales Agreement	May 1, 2011
Sunoco, Inc. (R&M)	Amerigas Partners, L.P.	Propane Sales Agreement	May 1, 2011
Sunoco, Inc. (R&M)	Bob Wiley & Sons	Propane Sales Agreement	May 1, 2011
Sunoco, Inc. (R&M)	Bruce’s Propane	Propane Sales Agreement	May 1, 2011
Sunoco, Inc. (R&M)	Buckeye Energy Services LLC	Propane Sales Agreement	May 1, 2011

** Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

Sunoco, Inc. (R&M)	Country Gas Service Inc.	Propane Sales Agreement	May 1, 2011
Sunoco, Inc. (R&M)	Delta Gas, Inc.	Propane Sales Agreement	May 1, 2011
Sunoco, Inc. (R&M)	Eddinger Hardware and LP Gas, Inc.	Propane Sales Agreement	May 1, 2011
Sunoco, Inc. (R&M)	Enterprise Products Operating LLC	Propane Sales Agreement	May 1, 2011
Sunoco, Inc. (R&M)	Eusa-Allied Acquisition Corp.	Propane Sales Agreement	May 1, 2011
Sunoco, Inc. (R&M)	Ferro Propane LLC	Propane Sales Agreement	May 31, 2011
Sunoco, Inc. (R&M)	Global Gas Inc.	Propane Sales Agreement	May 1, 2011
Sunoco, Inc. (R&M)	Inergy Propane LLC	Propane Sales Agreement	May 1, 2011
Sunoco, Inc. (R&M)	National Hydrocarbons	Propane Sales Agreement	May 1, 2011
Sunoco, Inc. (R&M)	Newtown Oil dba Blue Flame Gas Service	Propane Sales Agreement	May 1, 2011
Sunoco, Inc. (R&M)	Peninsula Oil Company, Inc.	Propane Sales Agreement	May 1, 2011
Sunoco, Inc. (R&M)	Penn Valley Bottled Gas Co., Inc.	Propane Sales Agreement	May 1, 2011
Sunoco, Inc. (R&M)	Penny-Wise Fule Co., Inc.	Propane Sales Agreement	May 1, 2011
Sunoco, Inc. (R&M)	Pep-Up, Inc.	Propane Sales Agreement	May 1, 2011
Sunoco, Inc. (R&M)	Petrogas, Inc.	Propane Sales Agreement	May 31, 2011
Sunoco, Inc. (R&M)	Petroleum Equipment, Inc.	Propane Sales Agreement	May 1, 2011
Sunoco, Inc. (R&M)	Plains Marketing Canada LP	Propane Sales Agreement	May 1, 2011
Sunoco, Inc. (R&M)	Schagrin Gas Company	Propane Sales Agreement	May 1, 2011
Sunoco, Inc. (R&M)	Sharp Gas, Inc.	Propane Sales Agreement	May 1, 2011
Sunoco, Inc. (R&M)	SMO, Inc.	Propane Sales Agreement	May 1, 2011
Sunoco, Inc. (R&M)	Southern States Co-op	Propane Sales Agreement	May 1, 2011
Sunoco, Inc. (R&M)	Stem Brothers, Inc.	Propane Sales Agreement	May 1, 2011
Sunoco, Inc. (R&M)	Suburban Propane, LP	Propane Sales	May 1, 2011

** Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

Agreement
Sunoco, Inc. (R&M)	Superior Plus Energy	Propane Sales Agreement	May 1, 2011
Sunoco, Inc. (R&M)	Targa Liquids Marketing and Trade	Propane Sales Agreement	May 1, 2011
Sunoco, Inc. (R&M)	Taylor Oil & Propane, Inc.	Propane Sales Agreement	May 1, 2011
Sunoco, Inc. (R&M)	Texas Liquids LLC	Propane Sales Agreement	May 1, 2011
Sunoco, Inc. (R&M)	Tolino’s Fuel Service Inc.	Propane Sales Agreement	May 1, 2011
Sunoco, Inc. (R&M)	Trexler-Haines Gas, Inc.	Propane Sales Agreement	May 1, 2011
Sunoco, Inc. (R&M)	Tri-Gas & Oil Company	Propane Sales Agreement	May 1, 2011
Sunoco, Inc. (R&M)	UGI Energy Services, Inc.	Propane Sales Agreement	May 1, 2011
Sunoco, Inc. (R&M)	Wilson of Wallingford, Inc.	Propane Sales Agreement	May 1, 2011
Sunoco, Inc. (R&M)	Tucker Company, Inc.	Shipper/Broker Transportation Agreement	August 5, 2005
Sunoco, Inc. (R&M)	Honeywell International, Inc.	Non-Chemical IP License Agreement	July 22, 2011
Sunoco, Inc. (R&M)	Chopra Energy, Inc.	Supply Agreement	February 23, 2011
Sunoco, Inc. (R&M)	Duck Island Terminal, Inc.	Supply Agreement	July 5, 2011
Sunoco, Inc. (R&M)	Gulf Oil Limited Partnership	Supply Agreement	October 1, 2010
Sunoco, Inc. (R&M)	Mansfield Oil Company of Gainesville Inc.	Supply Agreement	September 1, 2011
Sunoco, Inc. (R&M)	Musket Corporation	Supply Agreement	February 22, 2011
Sunoco, Inc. (R&M)	Superior Plus Energy Services LLC	Supply Agreement	N/A
Sunoco, Inc. (R&M)	Savage Services Corp.	Savage Services Corporation	August 1, 2008
Sunoco, Inc. (R&M)	Brand Insulation Services	PH ON-GOING INSULATION & REFRACTORY PROJECTS BRAND INSULATION SERVICES	May 1, 2002
Sunoco, Inc. (R&M)	ABB Inc.	THIS IS FOR PHL SRTF ONLY. ABB, INC.	June 30, 2010
Sunoco, Inc. (R&M)	Univar USA	Sodium Hypochlorite	December 15, 2011

** Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

12.5% - Mini Tank Agreement - Univar
Sunoco, Inc. (R&M)	ExxonMobil Catalyst Technologies	ExxonMobil Catalyst Technologies LLC	March 27, 1998
Sunoco, Inc. (R&M)	Quanta Technologies, LLC	Sinopec-Quanta Catalyst Agreement	January 1, 2012
Sunoco, Inc. (R&M)	Kellogg Brown & Root LLC	Technical Services Agreement	July 1, 2010
Sunoco, Inc. (R&M)	General Water Services, Inc.	Philadelphia Refinery, 433 Unit ReVap and Turnaround Projects, Res Kem General Water Services, Inc. (a division of Reskem), Time and Material Contract for Water Softening Regeneration Services	January 20, 2010
Sunoco, Inc. (R&M)	Honeywell International Inc.	Honeywell International, Inc., Provision of HF Acid and Modified HF Acid, Philadelphia Refinery	March 1, 2010
Sunoco, Inc. (R&M)	Veolia Water North America Operating Services Inc.	Veolia - Philadelphia Refinery Regenerated KOH Agreement	September 1, 2008
Sunoco, Inc. (R&M)	BOC Group Inc	BOC-Linde N2 Supply For Phila GP and PB facilities	January 1, 2010
Sunoco, Inc. (R&M)	Nooter Construction Company	Nooter Construction Company, Constructability Services, 1232 FCC Unit 2011-2012 Turnaround Project, Philadelphia Refinery	May 1, 2011
Sunoco, Inc. (R&M)	Henkels & McCoy	Henkels and McCoy, Inc, FSC, Penrose Peco Feeder Project, Steel Pole Erection, Installation Package, Phila Refinery	October 21, 2011
Sunoco, Inc. (R&M)	URS Corp	ESA, Facility Siting Initiative Project, Philadelphia, URS	September 16, 2010
Sunoco, Inc. (R&M)	Apex Companies, LLC	Apex Companies, LLC, Analysis of Stormwater System, Philadelphia Refinery, Environmental Services	July 20, 2011
Sunoco, Inc. (R&M)	Baker Hughes Pipeline Management Group, Inc.	Baker Hughes, 39 Boiler Chemical Cleaning, Philadelphia refinery	July 27, 2011
Sunoco, Inc. (R&M)	Process Engineering Associates, LLC	Process Engineering, 12-32 FCC	August 10, 2011

** Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

Fractionation Improvement Study, Philadelphia refinery, Engineering Services
Sunoco, Inc. (R&M)	CM Towers, Inc.	Field Service Agreement for PH Refinery - 860 Cooling Tower Maintenance	November 9, 2011
Sunoco, Inc. (R&M)	EagleBurgmann EJS	KE -Burgmann EJS-FSA-Philadelphia REF	October 24, 2011
Sunoco, Inc. (R&M)	Porous Media	Porous Media 48 in. OD Processor Skid Separator	June 13, 2011
Sunoco, Inc. (R&M)	Handex Industrial Services, LLC.	Handex sludge processing contract	January 1, 2008
Sunoco, Inc. (R&M)	UOP LLC	Butamer Proccess License Agreement	August 4, 1994
Sunoco, Inc. (R&M)	UOP LLC	UOP LLC, ReVap 433 Unit License Amendment, Philadelphia, License	February 15, 2006

Title of Contract	Sunoco Party	Counter-Party

Transportation/Supply Chain Track Lease Agreements
CSXT Ameriport Rail Lease Track	Sunoco, Inc. R&M	CSX Transportation, Inc.
CSXT East Side Yard Rail Lease Track	Sunoco, Inc. R&M	CSX Transportation, Inc.
CSXT- 44213 Rail Rates	Sunoco, Inc. R&M	CSX Transportation, Inc.
UTLX Mobile Repair Agreement Amendment to CS 24880	Sunoco, Inc. R&M	Union Tank Car Company
Leased Rail Cars
CIT Master Lease Agreement	Epsilon Products Company	The CIT Group/Equipment Financing, Inc.
CIT Rider 13	Sunoco, Inc. R&M	The CIT Group/Equipment Financing, Inc.
GATX Master Agreement	Sunoco, Inc. R&M	GATX Corporation
GATX Rider 113	Sunoco, Inc. R&M	GATX Corporation
GATX Rider 114	Sunoco, Inc. R&M	GATX Corporation
UTLX Rider 181	Sunoco, Inc. R&M Subsidiaries & Affiliates	Union Tank Car Company
UTLX Master Lease Agreement	Sun Refining & Marketing Company	Union Tank Car Company
UTLX Rider 168	Sunoco, Inc. R&M Subsidiaries & Affiliates	Union Tank Car Company
UTLX Rider 180	Sunoco, Inc. R&M Subsidiaries & Affiliates	Union Tank Car Company
UTLX Rider 86	Sunoco, Inc. R&M Subsidiaries & Affiliates	Union Tank Car Company
Outbound Freight Agreements for Trucks
Linden Bulk Freight Rates	Sunoco, Inc. R&M Subsidiaries & Affiliates	Linden Bulk Transportation Co, Inc
Papco Truck Freight Agreement	Sunoco, Inc. R&M	Papco LLC
Tucker Inbound Freight Contract	Sunoco, Inc. R&M	Tucker Company, Inc.

** Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

Tucker Inbound Freight Contract - with 2011 Amendment	Sunoco, Inc. R&M	Tucker Company, Inc.
Transportation Emergency Contracts
Eagle Construction Environmental - CW16926	Sunoco, Inc. R&M	Progressive Environmental Services, Inc. d/b/a Eagle-SWS
Eagle-Progressive Environmental Svc CW16926 07012011 Amendment	Sunoco, Inc. R&M	Progressive Environmental Services, Inc. d/b/a Eagle-SWS
Hepaco React Environmental Services, Inc - CW16924	Sunoco, Inc. R&M	Hepaco React LLC
Hepaco React LLC CW16924 07012011 Amendment	Sunoco, Inc. R&M	Hepaco React LLC
Specialized Professional Services, Inc - CW16914 07012011 Amendment	Sunoco, Inc. R&M	Specialized Profesional Services, Inc.
Specialized Professional Services, Inc - CW16914	Sunoco, Inc. R&M	Specialized Profesional Services, Inc.

Commercial Information
Morgan Stanley Purchase Agreement	Sunoco, Inc. R&M	Morgan Stanley Capital Group Inc.
Astoria Agreements
Astoria Transaction Confirmation	Sunoco, Inc, R&M	Sequent Energy Management, L.P.
Astoria SEM Delegation and Assumption Agreement	Sunoco, Inc, R&M	Sequent Energy Management, L.P.
Astoria SEM Dock Usage and Storage Agreement - Astoria Facility	Sunoco, Inc, R&M	Sequent Energy Management, L.P.
Astoria SEM Dock Usage and Storage Agreement - Gowanus and Narrows Facilities	Sunoco, Inc, R&M	Sequent Energy Management, L.P.
Astoria SEM Fuel Agreement - Astoria Facility	Sunoco, Inc, R&M	Sequent Energy Management, L.P.
Astoria SEM Fuel Agreement - Gowanus and Narrows Facilities	Sunoco, Inc, R&M	Sequent Energy Management, L.P.
Astoria SEM Transacation Confirmation for 6 Fuel	Sunoco, Inc, R&M	Sequent Energy Management, L.P.
Astoria SEM Transacation Confirmation for 2 Fuel Oil	Sunoco, Inc, R&M	Sequent Energy Management, L.P.
Delegation and Assumption Agreeement - Dock Usage and Storage Agreement - Astoria Facility	Sunoco, Inc, R&M	Sequent Energy Management, L.P.
Fuel Management Agreement - Astoria	Sunoco, Inc, R&M	Sequent Energy Management, L.P.
Chemical Agreements
PBF Benzene Purchase Agreement 2011	Sunoco, Inc. (R&M)	Delaware City Refining Company LLC
Suncor Benzene Exchange-Jan-December 2011	Sunoco, Inc. (R&M)	Suncor Energy
TRC Benzene Purchase Agreement	Sunoco, Inc. (R&M)	Toledo Refining Company LLC
Pipeline and Terminal Agreements SXL Agreements
Bakken Crude Contract - SXL	Sunoco, Inc. (R&M)	Sunoco Partners Marketing & Terminals L.P.
KM Agreements
KMI Pipeline Agreement	Sunoco, Inc. (R&M)	Kinder Morgan Liquids Terminals LLC
KMI Schedule to Master Services Agreement	Sunoco, Inc. (R&M)	Kinder Morgan Liquids Terminals LLC

** Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

Citgo, Linden	Sunoco, Inc. (R&M)	Citgo Petroleum Corporation
Colonial Leased Storage	Sunoco, Inc. (R&M)	Colonial Pipeline Company
Transportation and Supply Chain
CIT Rider 13	Sunoco, Inc. R&M	The CIT Group/Equipment Financing, Inc.
CSXT Ameriport Rail Lease Track	Sunoco, Inc. R&M	CSX Transportation, Inc.
CSXT East Side Yard Rail Lease Track	Sunoco, Inc. R&M	CSX Transportation, Inc.
CSXT- 44213 Rail Rates	Sunoco, Inc. R&M	CSX Transportation, Inc.
GATX Rider 113	Sunoco, Inc. R&M	GATX Corporation
GATX Rider 114	Sunoco, Inc. R&M	GATX Corporation
Linden Bulk Freight Rates	Sunoco, Inc. R&M Subsidiaries & Affiliates	Linden Bulk Transportation Co, Inc
Papco Truck Freight Agreement	Sunoco, Inc. R&M	Papco LLC
Tucker Inbound Freight Contract	Sunoco, Inc. R&M	Tucker Company, Inc.
UTLX Rider 181	Sunoco, Inc. R&M	Union Tank Car Company
UTLX Mobile Repair Agreement	Sunoco, Inc. R&M	Union Tank Car Company
UTLX Rider 180	Sunoco, Inc. R&M	Union Tank Car Company
UTLX Rider 86	Sunoco, Inc. R&M	Union Tank Car Company
Crude Time Charters
Charles R Weber charter contract	Sun International, Limited	n/a addendum to Olympic Flag
FW Filikon TCP 9 March 2004 Novation Addn	Sun International, Limited	Euronav, N.V.
FW Sifnos TCP 16 October 2003 Addn# 123	Sun International, Limited	Sea Coral Enterprises
OLYMPIC FLAGSUN TCP 011204 - SECOND 1 YEAR EXTENTION	Sun International, Limited	Olympic Shipping and Management S.A.
Triathlon TCP 6 Jan 2004 & Addn 1,2&3	Sun International, Limited	Figaro Shipping Compnay Limited
OSG (Maritrans) Long Term Lightering Contract - Sept 2005	Sunoco, Inc. (R&M)	Maritrans Operating Company, L.P.
Time Chartered Barges
DS 141+DS 143 - Vane Line - Time Charter	Sunoco, Inc. (R&M)	Vane Line Bunkering, Inc.
Philadelphia - Moran - Time Charter	Sunoco, Inc. (R&M)	Moran Towing and Transportation, LLC.
Ponciana - Martin Gas - Time Charter	Sunoco, Inc. (R&M)	Martin Operating Parternship, L.P.
RTC 80 - Reinauer - Time Charter	Sunoco, Inc. (R&M)	Reinauer Transportation Companies, LLC.
Commercial Agreements - Propane
Centennial Gas Liquids, LLC	Sunoco, Inc. (R&M)	Centennial Gas Liquids, LLC
Commercial Agreements - Sulfur
Interchem - Sulfur	Sunoco, Inc. (R&M)	International Chemical Company
Commercial Agreements Wholesale Contracts Diesel
Duck Island-11T-S69153 (thru July 2012)		Duck Island
Gulf-10T (DlvdLinden) s66422 (thru October 2012)		Gulf Oil
Gulf-10T (DlvdWoodbury)66426		Gulf Oil
Gulf-10T (FOBLaurel)66428		Gulf Oil
SUPERIOR bulk pl-foblinden,fob atlantic,laurelpl, ULSD S66566 -oct 1, 2010 thru sept 30, 2012		Superior Energy
Duck Island- Contract Extension		Duck Island

** Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

Wholesale Contracts Jet, ULSD1. ULDK, HHO - Bulk and Rack
US Airways 10-1-11 to 12-31-11 (with FTZ)	Sunoco, Inc. (R&M)	US AIRWAYS
Utility Contracts
PGW LBS S Agreement	Sunoco, Inc. (R&M)	Philadelphia Gas Works
PECO HT agreement	Sunoco, Inc. (R&M)	Philadelphia Gas Works
Natural Gas Transportation Agreements
Texas Eastern 800517	Sun Company, Inc (R&M)	Texas Eastern Transmission Corp.
Texas Eastern 830011	Sun Company, Inc (R&M)	Texas Eastern Transmission Corp.
Utility Agreements Exelon
Excelon Energy 11-23-2010	Sunoco, Inc. (R&M)	Excelon Energy
Excelon Energ Revised TC 12-13-2010	Sunoco, Inc. (R&M)	Excelon Energy
Excelon Energy - 11-23-2010 Schedule 1	Sunoco, Inc. (R&M)	Excelon Energy
Excelon Energy 11-23-2010	Sunoco, Inc. (R&M)	Excelon Energy
Suez
Suez Energy	Sunoco, Inc. (R&M)	GDF Suez Energy Resources NA, Inc
Suez Energy Sales Agreement	Sunoco, Inc. (R&M)	GDF Suez Energy Resources NA, Inc

** Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

Schedule 4.5(a)

Material Contracts

1.                                      Schedule 4.13(e) and the leases set forth on Schedule 4.14(a) are hereby incorporated by reference.

2.                                      See below:

Title of Contract	Sunoco Party	Counter-Party

Transportation/Supply Chain Track Lease Agreements
CSXT Ameriport Rail Lease Track	Sunoco, Inc. R&M	CSX Transportation, Inc.
CSXT East Side Yard Rail Lease Track	Sunoco, Inc. R&M	CSX Transportation, Inc.
CSXT- 44213 Rail Rates	Sunoco, Inc. R&M	CSX Transportation, Inc.
UTLX Mobile Repair Agreement Amendment to CS 24880	Sunoco, Inc. R&M	Union Tank Car Company
Leased Rail Cars
CIT Master Lease Agreement	Epsilon Products Company	The CIT Group/Equipment Financing, Inc.
CIT Rider 13	Sunoco, Inc. R&M	The CIT Group/Equipment Financing, Inc.
GATX Master Agreement	Sunoco, Inc. R&M	GATX Corporation
GATX Rider 113	Sunoco, Inc. R&M	GATX Corporation
GATX Rider 114	Sunoco, Inc. R&M	GATX Corporation
UTLX Rider 181	Sunoco, Inc. R&M Subsidiaries & Affiliates	Union Tank Car Company
UTLX Master Lease Agreement	Sun Refining & Marketing Company	Union Tank Car Company
UTLX Rider 168	Sunoco, Inc. R&M Subsidiaries & Affiliates	Union Tank Car Company
UTLX Rider 180	Sunoco, Inc. R&M Subsidiaries & Affiliates	Union Tank Car Company
UTLX Rider 86	Sunoco, Inc. R&M Subsidiaries & Affiliates	Union Tank Car Company
Outbound Freight Agreements for Trucks
Linden Bulk Freight Rates	Sunoco, Inc. R&M Subsidiaries & Affiliates	Linden Bulk Transportation Co, Inc
Papco Truck Freight Agreement	Sunoco, Inc. R&M	Papco LLC
Tucker Inbound Freight Contract	Sunoco, Inc. R&M	Tucker Company, Inc.
Tucker Inbound Freight Contract - with 2011 Amendment	Sunoco, Inc. R&M	Tucker Company, Inc.
Transportation Emergency Contracts
Eagle Construction Environmental - CW16926	Sunoco, Inc. R&M	Progressive Environmental Services, Inc. d/b/a Eagle-SWS
Eagle-Progressive Environmental Svc CW16926 07012011 Amendment	Sunoco, Inc. R&M	Progressive Environmental Services, Inc. d/b/a Eagle-SWS
Hepaco React Environmental Services, Inc - CW16924	Sunoco, Inc. R&M	Hepaco React LLC
Hepaco React LLC CW16924 07012011 Amendment	Sunoco, Inc. R&M	Hepaco React LLC

** Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

Specialized Professional Services, Inc - CW16914 07012011 Amendment	Sunoco, Inc. R&M	Specialized Profesional Services, Inc.
Specialized Professional Services, Inc - CW16914	Sunoco, Inc. R&M	Specialized Profesional Services, Inc.

Commercial Information
Morgan Stanley Purchase Agreement	Sunoco, Inc. R&M	Morgan Stanley Capital Group Inc.
Astoria Agreements
Astoria Transaction Confirmation	Sunoco, Inc, R&M	Sequent Energy Management, L.P.
Astoria SEM Delegation and Assumption Agreement	Sunoco, Inc, R&M	Sequent Energy Management, L.P.
Astoria SEM Dock Usage and Storage Agreement - Astoria Facility	Sunoco, Inc, R&M	Sequent Energy Management, L.P.
Astoria SEM Dock Usage and Storage Agreement - Gowanus and Narrows Facilities	Sunoco, Inc, R&M	Sequent Energy Management, L.P.
Astoria SEM Fuel Agreement - Astoria Facility	Sunoco, Inc, R&M	Sequent Energy Management, L.P.
Astoria SEM Fuel Agreement - Gowanus and Narrows Facilities	Sunoco, Inc, R&M	Sequent Energy Management, L.P.
Astoria SEM Transacation Confirmation for 6 Fuel	Sunoco, Inc, R&M	Sequent Energy Management, L.P.
Astoria SEM Transacation Confirmation for 2 Fuel Oil	Sunoco, Inc, R&M	Sequent Energy Management, L.P.
Delegation and Assumption Agreeement - Dock Usage and Storage Agreement - Astoria Facility	Sunoco, Inc, R&M	Sequent Energy Management, L.P.
Fuel Management Agreement - Astoria	Sunoco, Inc, R&M	Sequent Energy Management, L.P.
Chemical Agreements
PBF Benzene Purchase Agreement 2011	Sunoco, Inc. (R&M)	Delaware City Refining Company LLC
Suncor Benzene Exchange-Jan-December 2011	Sunoco, Inc. (R&M)	Suncor Energy
TRC Benzene Purchase Agreement	Sunoco, Inc. (R&M)	Toledo Refining Company LLC
Pipeline and Terminal Agreements SXL Agreements
Bakken Crude Contract - SXL	Sunoco, Inc. (R&M)	Sunoco Partners Marketing & Terminals L.P.
KM Agreements
KMI Pipeline Agreement	Sunoco, Inc. (R&M)	Kinder Morgan Liquids Terminals LLC
KMI Schedule to Master Services Agreement	Sunoco, Inc. (R&M)	Kinder Morgan Liquids Terminals LLC
Citgo, Linden	Sunoco, Inc. (R&M)	Citgo Petroleum Corporation
Colonial Leased Storage	Sunoco, Inc. (R&M)	Colonial Pipeline Company
Transportation and Supply Chain
CIT Rider 13	Sunoco, Inc. R&M	The CIT Group/Equipment Financing, Inc.
CSXT Ameriport Rail Lease Track	Sunoco, Inc. R&M	CSX Transportation, Inc.
CSXT East Side Yard Rail Lease Track	Sunoco, Inc. R&M	CSX Transportation, Inc.
CSXT- 44213 Rail Rates	Sunoco, Inc. R&M	CSX Transportation, Inc.
GATX Rider 113	Sunoco, Inc. R&M	GATX Corporation
GATX Rider 114	Sunoco, Inc. R&M	GATX Corporation
Linden Bulk Freight Rates	Sunoco, Inc. R&M Subsidiaries & Affiliates	Linden Bulk Transportation Co, Inc

** Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

Papco Truck Freight Agreement	Sunoco, Inc. R&M	Papco LLC
Tucker Inbound Freight Contract	Sunoco, Inc. R&M	Tucker Company, Inc.
UTLX Rider 181	Sunoco, Inc. R&M	Union Tank Car Company
UTLX Mobile Repair Agreement	Sunoco, Inc. R&M	Union Tank Car Company
UTLX Rider 180	Sunoco, Inc. R&M	Union Tank Car Company
UTLX Rider 86	Sunoco, Inc. R&M	Union Tank Car Company
Crude Time Charters
Charles R Weber charter contract	Sun International, Limited	n/a addendum to Olympic Flag
FW Filikon TCP 9 March 2004 Novation Addn	Sun International, Limited	Euronav, N.V.
FW Sifnos TCP 16 October 2003 Addn# 123	Sun International, Limited	Sea Coral Enterprises
OLYMPIC FLAGSUN TCP 011204 - SECOND 1 YEAR EXTENTION	Sun International, Limited	Olympic Shipping and Management S.A.
Triathlon TCP 6 Jan 2004 & Addn 1,2&3	Sun International, Limited	Figaro Shipping Compnay Limited
OSG (Maritrans) Long Term Lightering Contract - Sept 2005	Sunoco, Inc. (R&M)	Maritrans Operating Company, L.P.
Time Chartered Barges
DS 141+DS 143 - Vane Line - Time Charter	Sunoco, Inc. (R&M)	Vane Line Bunkering, Inc.
Philadelphia - Moran - Time Charter	Sunoco, Inc. (R&M)	Moran Towing and Transportation, LLC.
Ponciana - Martin Gas - Time Charter	Sunoco, Inc. (R&M)	Martin Operating Parternship, L.P.
RTC 80 - Reinauer - Time Charter	Sunoco, Inc. (R&M)	Reinauer Transportation Companies, LLC.
Commercial Agreements - Propane
Centennial Gas Liquids, LLC	Sunoco, Inc. (R&M)	Centennial Gas Liquids, LLC
Commercial Agreements - Sulfur
Interchem - Sulfur	Sunoco, Inc. (R&M)	International Chemical Company
Commercial Agreements Wholesale Contracts Diesel
Duck Island-11T-S69153 (thru July 2012)		Duck Island
Gulf-10T (DlvdLinden) s66422 (thru October 2012)		Gulf Oil
Gulf-10T (DlvdWoodbury)66426		Gulf Oil
Gulf-10T (FOBLaurel)66428		Gulf Oil
SUPERIOR bulk pl-foblinden,fob atlantic,laurelpl, ULSD S66566 -oct 1, 2010 thru sept 30, 2012		Superior Energy
Duck Island- Contract Extension		Duck Island
Wholesale Contracts Jet, ULSD1. ULDK, HHO - Bulk and Rack
US Airways 10-1-11 to 12-31-11 (with FTZ)	Sunoco, Inc. (R&M)	US AIRWAYS
Utility Contracts
PGW LBS S Agreement	Sunoco, Inc. (R&M)	Philadelphia Gas Works
PECO HT agreement	Sunoco, Inc. (R&M)	Philadelphia Gas Works
Natural Gas Transportation Agreements
Texas Eastern 800517	Sun Company, Inc (R&M)	Texas Eastern Transmission Corp.
Texas Eastern 830011	Sun Company, Inc (R&M)	Texas Eastern Transmission Corp.
Utility Agreements Exelon

** Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

Excelon Energy 11-23-2010	Sunoco, Inc. (R&M)	Excelon Energy
Excelon Energ Revised TC 12-13-2010	Sunoco, Inc. (R&M)	Excelon Energy
Excelon Energy - 11-23-2010 Schedule 1	Sunoco, Inc. (R&M)	Excelon Energy
Excelon Energy 11-23-2010	Sunoco, Inc. (R&M)	Excelon Energy
Suez
Suez Energy	Sunoco, Inc. (R&M)	GDF Suez Energy Resources NA, Inc
Suez Energy Sales Agreement	Sunoco, Inc. (R&M)	GDF Suez Energy Resources NA, Inc
Other
Honeywell Cumene Supply Agreement	Sunoco, Inc. (R&M)	Honeywell International Inc.

** Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

Procurement Contracts
Title of Contract	Counter Party	Contract Id
SCALES INDUSTRIAL TECHNOLOGIES COMPRESSOR REPAIR PHILADELPHIA MAINTENANCE	SCALES INDUSTRIAL TECHNOLOGIES	CW25435
L-M Service Co., Inc., Plumbing Services, Philadelphia Refinery	L-M Service Co., Inc.	CW38968
Savage Services Corporation	SAVAGE SERVICES CORP.	CW17888
PH ON - GOING CIVIL AND REFRACTORY WORK SHARED SYSTEMS TECHNOLOGY, INC.	SHARED SYSTEMS TECHNOLOGY, INC.	PH15869
General Refrigeration, On-Going HVAC Maintenance, Philadelphia Refinery, HVAC	GENERAL REFRIGERATION CO.INC	CW20758
DeAngelo Brothers, PH Weed Control, PH, on-going	DEANGELO BROS., INCORPORATED	CW25792
Salmon & Associates	SALMON & ASSOCIATES, INC.	CW26180
PH ON-GOING SCAFFOLD SUPPORT SERVICES BRAND SCAFFOLD RENTAL & ERECTION IN	BRAND SCAFFOLD BUILDERS, INC.	PH14223
Philadelphia Refinery On Going Permitting for Capital Projects, Tanatala	TANTALA ASSOCIATES	CW24610
PH ON-GOING INSULATION & REFRACTORY PROJECTS BRAND INSULATION SERVICES	BRAND INSULATION SERVICES	PH11598
PH OFF-SITE INSPECTION SERVICES WISCO ENTERPRISES LP	WISCO ENTERPRISES LP	PH15760
Industrial Process Solutions OG FS Contract for Phila Maint Compressed Air Purification Equipment	INDUSTRIAL PROCESS SOLUTIONS	CW29392
THIS IS FOR PHL SRTF ONLY. ABB, INC.	ABB INC.	CW34824
Sodium Hypochlorite 12.5% - Mini Tank Agreement - Univar	Univar USA	CW41038
ExxonMobil Catalyst Technologies LLC	EXXONMOBIL CATALYST TECHNOLOGIES	CW15981
Sinopec-Quanta Catalyst Agreement	Quanta Technologies, LLC	CW41384
Philadelphia Refinery, 433 Unit ReVap and Turnaround Projects, Res Kem General Water Services, Inc. (a division of Reskem), Time and Material Contract for Water Softening Regeneration Services	GENERAL WATER SERVICES, INC.	CW31448
Honeywell International, Inc., Provision of HF Acid and Modified HF Acid, Philadelphia Refinery	Honeywell International Inc.	CW32305
Veolia - Philadelphia Refinery Regenerated KOH Agreement	VEOLIA WATER NORTH AMERICA OPERATING SERVICES INC	CW22607
Waste Water Treatment Contract - Philadelphia Refinery	CHEMTREAT INC	CW30515
BOC-Linde N2 Supply For Phila GP and PB facilities	BOC GROUP INC	CW31101
Miller Industrial Service Teams, Inc., 2011 860s Complex Turnaround Project, Boilermaker and Related Services, Philadelphia Refinery	MILLER INDUSTRIAL SERVICE TEAMS, INC.	CW38267
L&J OT PS Contract for Tank Gauging System	L & J TECHNOLOGIES	CW32252
Weston Solutions, Inc., Girard Point Intake Beam Leveling Administration and Dredge Maintenance Plan Project, Philadelphia Refinery, Consulting Services.	WESTON SOLUTIONS INC	CW35594
Weston Solutions, Girard Point Dredging, Philadelphia Refinery, Services Consulting	WESTON SOLUTIONS INC	CW38794
Nooter Construction Company, Constructability Services, 1232 FCC Unit 2011-2012 Turnaround Project, Philadelphia Refinery	NOOTER CONSTRUCTION COMPANY	CW38873

Urban Engineers, Inc., Preliminary engineering services related to the preliminary design of rehabilitation to the Short Wharf and Deloach Wharf at the South Yard terminal, Philadelphia refinery, Engineering Services

	URBAN ENGINEERS, INC.	CW39064
Henkels and McCoy, Inc, FSC, Penrose Peco Feeder Project, Steel Pole Erection, Installation Package, Phila Refinery	Henkels & McCoy	CW40283
ESA, Facility Siting Initiative Project, Philadelphia, URS	URS CORP	CW36259
Apex Companies, LLC, Analysis of Stormwater System, Philadelphia Refinery, Environmental Services	Apex Companies, LLC	CW39062
Baker Hughes, 39 Boiler Chemical Cleaning, Philadelphia refinery	BAKER HUGHES PIPELINE	CW39627

** Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

MANAGEMENT GROUP, INC.
Process Engineering, 12-32 FCC Fractionation Improvement Study, Philadelphia refinery, Engineering Services	Process Engineering Associates, LLC	CW39681
Siemens Industry Inc., Water Softener Equipment Rental, Philadelphia Refinery	Siemens Industry, Inc.	CW38440
Siemens Industry, Inc. Water Treatment Services at PH Refinery Point Breeze	Siemens Industry, Inc.	CW40060
Field Service Agreement for PH Refinery - 860 Cooling Tower Maintenance	CM TOWERS, INC.	CW40642
KE -Burgmann EJS-FSA-Philadelphia REF	EagleBurgmann EJS	CW40297
Porous Media 48 in. OD Processor Skid Separator	POROUS MEDIA	CW39101
Handex sludge processing contract	HANDEX INDUSTRIAL SERVICES, LLC.	CW10299
UOP LLC, ReVap 433 Unit License Amendment, Philadelphia, License	UOP LLC	CW24129

** Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

Schedule 4.6

Material Refinery Permits and Authorizations

1.              See Schedule 4.10 for the representations and warranties of Sunoco with respect to environmental, health and safety matters, including matters relating to compliance with the environmental permits identified in this Schedule 4.6.

2.              Grant of authority from the Foreign Trade Zones Board with respect to Foreign Trade Zone 35C (the “Subzone”), which has been activated with Customs.

3.              State of New Jersey Motor Fuels Tax Distributor’s License, issued March 13, 2007

4.              State of New Jersey Business Registration Certificate, issused July 5, 2005

5.              State of New Jersey Sales Tax Certificate of Authority, issued June 9, 2005

6.              State of New York Registration as Distributor of Motor Fuel, issued February 9, 2007

7.              State of New York Sales Tax Certificate of Authority, issued April 10, 2007

8.              Federal Registration for Certain Excise Tax Transactions, issued October 12, 2005

9.              Federal Registration for Certain Excise Tax Transactions, issued July 6, 2006

10.       Commonwealth of Pennsylvania 2012-13 Liquid Fuels and Fuels Tax Permit, effective June 1, 2012

11.       Commonwealth of Pennsylvania Sales Tax License, dated March 24, 2012

12.       Schedule 2.2(b)(v) is hereby incorporated by reference.

** Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

Schedule 4.5(d)

Solvency of Parties to Material Contracts

To the Knowledge of SUN there are no bankruptcy, insolvency, reorganization, receivership or arrangement procedures pending with respect to, being contemplated by, or threatened against, any party to a Material Contract.

** Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

Schedule 4.8

Litigation Proceedings

•                  Schedules 4.10, 4.11(f) and 4.12(b) are hereby incorporated by reference.

•                  United States Federal Trade Commission Civil Investigative Demand; FTC File No. 111-0183

•                  See below:

CASE OR CLAIM CAPTION	JURISDICTION	TYPE OF CLAIM
BEGLEY, CHARLES, ET UX. v. AMTICO, ET AL. (INCL SUNOCO)	PA	Asbestos

COEN, JOHN & JACQUELYN v. SUNOCO, INC; SUNOCO R&M, INC; THE SHERWIN WILLIAMS COMPANY; SCIENCELAB.COM, INC; CONOCOPHILLIPS; WESTERN AUTOMOTIVE FINISHES; FISHER SCIENTIFIC, LLC; FISHER SCIENTIFIC COMPANY, LLC; FISHER SCIENTIFIC INTERNATIONAL, INC;ET AL

	PA	Benzene
COOLEY, GEORGE	PA	Asbestos
KENNY, GERALD & REGINA	PA	Asbestos
MAIORANO, RALPH AND DARLENE V. AIR AND LIQUID SYSTEMS CORP., ET AL.	PA	Asbestos
TREUDE, FREDERICK & FLORENCE	PA	Asbestos
AMERICAN INTERNATIONAL RECOVERY A/S/O MATRIX SERVICE COMPANY & RICHARD NEWBERRY V. JAMES J. ANDERSON CONSTRUCTION CO., INC. & SUNOCO, Inc.	PA	Breach of Contract
BEACH, DONALD AND MARIE V. AC&S, INC., ET AL. (INCL. ATLANTIC REFINING & MARKETING CORP.)	PA	Asbestos
BENSON, MARY, ADMINISTRATRIX OF THE ESTATE OF RONNIE BENSON, DEC’D, ET AL. v. A.W. CHESTERTON, INC., ET AL. (INCL ARCO)	PA	Asbestos

** Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

BOFINGER, CHARLES J. and ROSEMARY A. BOFINGER V. AC&S, INC., ET AL (INCL ATL REF & MKT CORP.)	PA	Asbestos
BOWMAN, SABRINA V. SUNOCO, INC. (R&M)	PA	Personal Injury
CASELLA, FRANK AND CAROLYN H/W V. SUNOCO	PA	Personal Injury
COYNE, JAMES J.	PA	Asbestos
CUNNANE, DONALD F., ET AL. v. AC&S, INC., ET AL. (INCLUDING SUNOCO R&M)	PA	Asbestos
CZAPLA, JOHN, J., ESTATE OF, ET AL. v. AMERICAN STANDARD, INC., ET AL. (INCL SUNOCO)	PA	Asbestos
D’ANGELO, LEONARD J.V. SUPER HEAT INC., SUNOCO INC., SUNOCO CHEMICALS AND PHILADELPHIA REFINERY	PA	Personal Injury
DECRISTOFANO, VAL AND TERESA V. AC&S, INC., ET AL. (INCL. ATLANTIC REFINING & MARKETING CORP.)	PA	Asbestos
DEWALT, WINIFRED V SUNOCO PHILADELPHIA REFINERY AND SUNOCO, INC.	PA	Personal Injury
DiSALVIA, ANTHONY, SR., ET UX V. AC&S, INC., ET AL. (INCL. ATLANTIC REFINING & MARKETING CORP.)_	PA	Asbestos
DUFFY, EDWARD AND ANNE DUFFY V. ALDRICH COMPANY, ET AL.	PA	Asbestos
EFFIONG, GABRIEL	N/A	Personal Injury
GEINNOTTA, ANTHONY C. AND MARCY V. AMCHEM PRODUCTS, INC.,ET AL. (INCL. ARCO)	PA	Asbestos
GROSS, WILLIAM H. AND MADELYN M., HIS WIFE V AMCHEM PRODUCTS, INC., ET AL. (INCL. ARCO)	PA	Asbestos
GUINAN, JAMES J. AND JOAN GUINAN HIS WIFE V. AC&S, iNC., ET AL (INCL. ATLANTIC)	PA	Asbestos

** Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

HEITMAN, JOSEPH C. AND BARBARA HEITMAN, H/W V. 84 LUMBER ()	PA	Asbestos
JACOT, NELSON G. VS. AC&S, INC. ET AL., INCL ATL REF :& MKT CORPORATION & SUNOCO	PA	Asbestos
JAMISON, JAMES; KONOPKA, ERIC and KONOPKA, JEANNIE, H/W; McGOLDRICK, GERALD and MICELI, JAMIE and MICELI, ALYSON, H/W v. SUNOCO, INC; SUNOCO, INC (R&M); NOOTER CONSTRUCTION COMPANY and CIC GROUP, INC.	PA	Personal Injury
LUTZ, BONNIE,L. ON BEHALF OF HUNT, GERALD, K. DEC’D. v AC&S, INC. (INCL. ARCO)	PA	Asbestos
LYNCH, PATRICK T. V. A C & S, iNC., ET AL. (INC. ATLANTIC)	PA	Asbestos
LYONS, THOMAS M., ET AL. V. AC&S, INC., ET AL. INCL. ATLANTIC REFINING & MARKETING CORP. + SUNOCO (CLAIM)	PA	Asbestos
MAHR, JAMES J. V. AC&S, INC., ET AL (INCL ATL REF & MKT CORP.)	PA	Asbestos
McELHINEY, JAMES	PA	Asbestos
MELLWIG, DONALD E. & ROSEMARIE MELLWIG, HIS WIFE V. AC&S, INC., ET AL INCL. ATL REF & MKT CORPORATION	PA	Asbestos
MILLER, BASS and LULA MILLER v. AC&S, INC., ET AL. (INCL. ATLANTIC REFINING & MARKETING) + SUNOCO (CLAIM)	PA	Asbestos
MILLER, KERRY V. AERCO INTERNATIONAL, INC., ET AL.	PA	Asbestos
MONAGHAN, JOHN W. v. SUN OIL, et al. (+ATLANTIC REFINING & MARKETING CORP.)	PA	Asbestos
MYERS, MARY(ESTATE OF NORMAN W. MYERS, JR.) V. AMERICAN STANDARD, INC., ET AL. (INCL. ATLANTIC REFINING & MARKETING CORP.) MYERS, MARY EXECUTRIX OF THE ESTATE OF	PA	Asbestos

** Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

NAWN, RICHARD, J., ET AL. v. AMCHEM PRODUCTS, ET AL. (INCL. ARCO)	PA	Asbestos
NEES, DONALD SR.	PA	Asbestos
OSHINSKY, THOMAS v. AMERICAN STANDARD, INC., ET AL. (INCL SUNOCO)	PA	Asbestos
PISKO, JOHN AND RITA V. ATLANTIC RICHFIELD COMPANY, ET AL., INCLUDING SUNOCO, INC.	TX	Asbestos
POWER, FRED	N/A	Personal Injury
REED, JOSEPH, III	PA	Asbestos
ROMANO, CHARLES AND GENEVIEVE ROMANO V. AIR AND LIQUID SYSTEMS CORP., ET AL.	PA	Asbestos
ROMANO, CHRISTOPHER; FEENEY, JAMES & JULIETTE and BONIZIO, PAUL & ANGELA v. SUNOCO, INC.; SUNOCO, INC. (R&M); NOOTER CONSTRUCTION GROUP & CIC GROUP, INC.	PA	Personal Injury
SANTUCCI, LAWRENCE ET AL VS. AC&S ET AL (INCL. ATLANTIC REFINING & MARKETING CORP.)	PA	Asbestos
SMITH, ROBERT K., ET AL. v. A.W. CHESTERTON, INC.	PA	Asbestos
STERNER, DAVID & STERNER, MICHELE (h/w) v. SUNOCO, INC. & SUNOCO, INC. (R&M)	PA	Personal Injury
SULLIVAN, JAMES L. AND MARY T. v. A.C. & S., INC., ET AL. (INCLUDING ATLANTIC REFINING & MARKETING CORP.)	PA	Asbestos
WILLIAMS, HENRI LABARRE, ET UX. V. AC&S, INC., ET AL (INCL. ATLANTIC REFINING & MARKETING CORP.	PA	Asbestos
YOUNG, MATTHEW & VANALTVORST, DAVID v. SUNOCO, INC and ENVTECH, INC.	PA	Personal Injury
IN RE: METHYL TERTIARY BUTYL ETHER (“MTBE”) PRODUCTS LIABILITY LITIGATION	NY (MDL)	Products Liability

** Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

(MDL 1358)
BEGLEY, JOHN V. AMERICAN STANDARD, ET AL.	PA	Asbestos
BERK, ROBERTA, INDIVIDUALLY AND ON BEHALF OF THE ESTATE OF DONALD BERK, DECEASED V. SUNOCO, INC. (R&M) F/K/A SUN COMPANY, INC AND F/K/A SUN OIL COMPANY, INC.	PA	Benzene
BUTLER, DAVID AND TERI RHODES, HIS WIFE V. RADIATOR SPECIALTY COMPANY, ET AL.	PA	Benzene
CASSEL, FRANK A. AND DEBRA L. V. AC&S, INC., ET AL. (INCL. ATLANTIC REFINING & MARKETING CORP.)	PA	Asbestos

COEN, JOHN & JACQUELYN v. SUNOCO, INC; SUNOCO R&M, INC; THE SHERWIN WILLIAMS COMPANY; SCIENCELAB.COM, INC; CONOCOPHILLIPS; WESTERN AUTOMOTIVE FINISHES; FISHER SCIENTIFIC, LLC; FISHER SCIENTIFIC COMPANY, LLC; FISHER SCIENTIFIC INTERNATIONAL, INC;ET AL

	PA	Benzene
DOWNES, JOHN, EXECUTOR OF ESTATE OF BARBARA DOWES, DECEASED, AND JOHN DOWNES IN HIS OWN RIGHT V. HONEYWELL INTERNATIONAL, INC., ET AL.	PA	Asbestos
DUFFY, EDWARD AND ANNE DUFFY V. ALDRICH COMPANY, ET AL.	PA	Asbestos
GANS, JEANNE, ADMINISTRATRIX OF ESTATE OF GEORGE GANS V. SUNOCO, INC. AND SUNOCO, INC. (R&M)	PA	Benzene
KENNY, GERALD & REGINA	PA	Asbestos
LOVE, SUSAN EXECUTRIX OF ESTATE OF THOMAS LOVE AND SUSAN LOVE IN HER OWN RIGHT V. AIR AND LIQUID SYSTEMS CORP., ET AL.	PA	Asbestos

** Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

O’LENA, CARLA, PERSONAL REPRESENTATIVE OF THE ESTATE OF RICHARD O’LENA V. SUNOCO, INC. (R&M) AND F/K/A SUN OIL COMPANY, INC.	PA	Benzene
PHILLINGAME, DEBORAH M. ADMINISTRATIX OF THE ESTATE OF ROBERT W. PHILLINGAME, DECEASED, AND WIDOW IN HER OWN RIGHT V. ALLEN-SHERMAN-HOFF, ET AL.	PA	Asbestos
SOOS, MARK AND MARLENE V. SUNOCO, INC. (R&M) F/K/A SUN COMPANY, INC., AND F/K/A SUN OIL COMPANY, INC.	PA	Benzene

** Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

Schedule 4.9

Taxes

1.  Tax Return Filings

(a)  The Refinery Business does not file separate federal or state income tax returns.

(b)  An extension to file U.S. federal and all applicable state income Tax Returns has been obtained for taxable year 2011.

2.  Extension of Statute of Limitations

(a)  New York State income tax - statute of limitations for taxable year 2009 extended to September 15, 2012.

3.  Audits

(a)  Sunoco’s consolidated federal income tax returns are under examination for taxable years 2009-2011.  Though audits with respect to taxable years 2007-2008 have been completed and closed, such taxable years remain open to address carryback claims for R&D credits.

(b)  State audits - Income and Franchise Tax (all ongoing unless otherwise noted):

Entity	Taxing Jurisdiction	Years

Sunmarks, Inc.	Massachusetts	2001-2006

Sunoco, Inc. (R&M)	Massachusetts	2008

Sunoco, Inc. (R&M) - Combined	Michigan	2008-2010

Sunoco, Inc. (R&M)	New Jersey	2007-2009

Sunoco, Inc. (R&M) - Combined	New York City	2009

Sunoco, Inc. (R&M) - Combined	New York State	2007-2009

Sunoco, Inc. and subsidiaries	Ohio CAT	2009-2010

Sunoco, Inc. (R&M)	Ohio	Report Years 2008-2009

Atlantic Refining & Marketing Corporation	Pennsylvania	2008

Sunoco, Inc. (R&M)	Philadelphia	2008-2010

** Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

Sunoco, Inc. (R&M) (1)	Tennessee	2004-2006

Sunoco, Inc. (R&M) - Combined(2)	Texas	Report Year 2008-2010

Sunoco, Inc. (R&M)	Wilmington	2005-Present

(c) State audits - Motor Fuel Tax

Entity	Type	Taxing Jurisdiction	Years

Sunoco, Inc. (R&M)	Gross Receipts	Connecticut	July 2009 - June 2011

Sunoco, Inc. (R&M)	Motor Fuel	Connecticut	July 2009 - June 2011

Sunoco, Inc. (R&M)	Motor Fuel	New Jersey	April 2007 - March 2011

Sunoco, Inc. (R&M)	Motor Fuel	New York	Dec 2005 - Nov. 2009

Sunoco, Inc. (R&M)	Motor Fuel	Virginia	July 2008 - June 2011

Sunoco, Inc. (R&M)	Motor Vehicle Wholesale Fuels Sales Tax	Virginia	January 2010 - Dec 2011

(1)    Audit concluded, refund pending.

(2)    Audit complete.

** Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

(d)  State audits - Sales and use:

Audit or Issue Description	Entity
Pennsylvania Sales Tax
Audit: 1/2007 - 12/2010	Sunoco, Inc. (R&M)

New York Sales Tax
Audit: 12/2007 - 5/2011	Sunoco, Inc. (R&M)
Prospective Audit: 6/2011 - 3/2012	Sunoco, Inc. (R&M)

New Jersey Sales Tax
Audit: 1/2001 - 12/2004	Sunoco, Inc. (R&M)

Ohio Sales Tax
Audit: 4/2005 - 12/2009	Sunoco, Inc. (R&M)

(e) Other Tax proceedings:

Pending Ad Valorem Tax Proceeding - City of Philadelphia

Sunoco has appealed the property tax assessments (i.e., the value as of October 1, 2011, for the 2012 tax year) with respect to the following parcels:

OPA Number	Address	Owner of Record	Overall Assessment
884097200	3143 West Passyunk Ave.	Atlantic Refining & Marketing Corp.	$3,840,000
884097120	6500 West Passyunk Ave.	Atlantic Refining & Marketing Corp.	$640,000
884097110	3701 South 63rd Street	Atlantic Refining & Marketing Corp.	$73,920

** Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

884097130	6300 West Passyunk Ave.	Atlantic Refining & Marketing Corp.	$640,000
884097140	6300 West Passyunk Ave.	Atlantic Pipeline Corp.	$448,000

New Jersey Sales and Use Tax Audit Assessment Appeal Litigation (Audit Period Covered:  January 2001 - December 2004)

An appeal regarding Sunoco’s New Jersey sales and use tax for the above taxable years was filed with the Jersey Tax Court on June 17, 2011.  No trial date has yet been set.

Pennsylvania Corporate Net Income and Franchise Tax Refund Litigation (2005-2009)

Sunoco has filed appeals seeking to recover Pennsylvania corporate net income and franchise taxes paid by Sunoco, Inc. (R&M) and Atlantic Refining & Marketing Corporation for tax years 2006 through 2009.  In addition, Atlantic Refining & Marketing Corporation is seeking to recover Pennsylvania franchise tax paid in 2005.  These appeals were filed in the Commonwealth Court of Pennsylvania in 2011 after adverse determinations by the Pennsylvania Board of Finance and Revenue.  A trial date has not been set in these matters.

4.              Sunoco’s Refinery Business is currently conducted as part of its overall business under various federal and state motor fuel excise tax licenses.  These licenses will not be transferable to NewCo.  NewCo will be required to obtain new federal and state excise tax licenses prior to engaging in the distribution of motor fuels.

** Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

Schedule 4.10

Environmental

I.  Liens

A.                                    Sunoco has received letters from the PADEP Storage Tank Program rejecting Site Characterization Reports submitted under PA Code Chapter 245for failing to provide the necessary Environmental Covenants for the nonresidential standard as required by the Uniform Environmental Covenants Act (Act 68 of 2007).

B.                                    The Remediation Activities relative to Environmental Conditions that arise out of or relate to the Excluded Liabilities may include Environmental Covenants pursuant to Applicable Law.

II. Compliance

A.            Air

1.              Sunoco has periodically reported deviations and intermittent compliance in reports and certifications filed with Government Authorities as required by Environmental Law, including but not limited to reports and certifications filed pursuant to Title 5 permits, the Global CAA Consent Decree, CEMS requirements, Refinery MACT, Refinery MACT II, Subpart QQQ, BWON, Site Remediation MACT, NOx Budget Program, Marine Loading MACT, state and federal Fugitive Emission reporting requirements, Unit 868 FCCU Plan Approval dated March 22, 2002, SO2 Operating Permit, SOCMI HON, and tank inspection reports.

2.              Sunoco conducted tests of the 1232 Unit stack for sulfuric acid on November 9, 2011, February 23, February 28 and March 1, 2012.  Stack emissions during the November 9, 2011 test were 55. 5 lbs/hour, compared to the permit limit of 37.98 lbs/hour.  Mechanical and operational changes were made prior to the next stack tests. The February 23 and March 1 tests demonstrated compliance with the permitted sulfuric acid limit at feed rates of 90.3 and 85.0 MBPSD, but the emissions on February 28 exceeded the limit by 0.6% (emissions 38.2 lb/hr, 37.98 lb/hr limit) at a feed rate of 85.1 MBPSD.  The data were provided to AMS by email on March 23, 2012.  On June 21, 2012 AMS acknowledged that the February 23 stack test demonstrated compliance with permit limits and required that the pH of the spray tower water be greater than pH 7.17.

3.              Sunoco received and responded to an industry-wide EPA Information Collection Request (“ICR”) regarding the use and operation of steam assisted flares.

4.              Certain carbon canisters that serve as BWON waste water emission control devices provide effective emission control for a shorter period of time than expected based on design parameters.

5.              Various process gas sampling systems require upgrades or replacements to conform to the requirements of the Leak Detection and Repair (“LDAR”) provisions of the applicable Environmental Laws.

6.              The South Yard North Flare requires corrective action to prevent pilot flame outages.

** Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

B.            Waste Water

1.              Sunoco has periodically reported permit limit exceedences in Discharge Monitoring Reports and semi-annual compliance reports filed with Government Authorities as required by Environmental Law.

2.              Sunoco is negotiating renewals and modifications of the NPDES permits and DRBC dockets.

C.            Storm Water

1.              The Girard Point area is subject to accumulation of excess storm water during heavy rains, necessitating the use of tank dikes to retain water and the potential flow of contaminated storm water to the storm water ponds.

D.            Waste

1.              EPA and PADEP conducted a hazardous waste inspection of the Facilities in February 2012, and have issued follow-up information requests.

E.             Spills and Releases

1.              Sunoco received an Information Request dated January 26, 2012 from EPA regarding oil discharged to the Schuylkill River at the Pollock Street Outfall.  Sunoco has responded to the information request.

2.              Sunoco has received Notices of Federal Interest and Warning Letters from the US Coast Guard relating to releases to the Schuylkill River, including but not limited to a Warning Letter dated April 10, 2012 relating to a June 12, 2011 release.  Sunoco has responded to such Notices and Warning as required.

3.              Sunoco has periodically reported spills and releases to Government Authorities as required by Environmental Law, including but not limited to CERCLA, SARA, OPA, and the PA Tank Act and related regulations.

4.              In 2011 a junction box in the process waste water sewer between the 137 Unit and the 4 Separator in the Girard Point processing area was discovered to be leaking and causing sheen on the Schuylkill River.  Repairs were completed but additional work appears to be required.  A groundwater system to address the release and prevent migration to the river is under installation.

F.              Storage Tanks

1.              Sunoco has not submitted, or has not received, PADEP approval of remedial action completion reports for all closures of or releases from registered storage tanks.

G.            Enforcement

1.              Girard Point Waste Water Discharge: Sunoco entered into a Consent Order and Agreement dated June 30, 2011 with PADEP regarding violations of NPDES permit limits at the Girard Point waste water treatment plant in settlement of NOV dated March 31, 2010, May 19, 2010,

** Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

August 26, 2010, November 3, 2010, December 2, 2010, January 12, 2011, January 28, 2011, April 6, 2011 and May 11, 2011.  Sunoco paid the agreed penalties.  The obligations include cleaning and repair of tank T-400 by May 31, 2012 and tank T-200 by April 4, 2013, the implementation of a preventative maintenance schedule, and the incorporation of a Source Control Plan into the NPDES permit.

2.              Oil Release at 3 Separator Outfall:  Sunoco received an NOV dated May 3, 2012 relating to oil discharges from the No. 3 Separator Outfall at the Girard Point Refinery observed by PADEP on July 18 and August 15, 2011.

3.              Report of July 18, 2011 Inspection:  Sunoco received an NPDES Compliance Inspection Report referencing a site inspection on July 18, 2011 and alleging violations relating to sheen events on February 24, 2011 and April 1, 2011 and a July 18, 2011 failure of the effluent line inside the Point Breeze WWTP oxidation tank.

4.              Girard Point Case Wharf:  Sunoco received and NPDES Compliance Inspection Report for a January 26, 2012 inspection alleging violations relating to the failure of the Case Wharf and resulting sheen at the Girard Point refinery.

5.              September 28, 2011 Inspection:  Sunoco received an NOV issued by PADEP for alleged violations observed during a September 28, 2011 PADEP inspection.

6.              Oil Discharge from FOM Pipeline:  Sunoco received an NOV issued by PADEP dated May 3, 2012 for alleged violations at the Pollock Street Outfall resulting from the failure of the FOM pipeline.

7.              Oil Release at Pollock Street Outfall:  Sunoco is subject to an Administrative Order dated December 27, 2011 from the US Coast Guard regarding discharge of oil at the Pollock Street outfall into the Schuylkill River.  Sunoco has completed installation of a recovery system in the area.  Future releases require notification of the Government Authorities and may require corrective action.

8.              Point Breeze Waste Water Discharge:  Sunoco entered a Consent Assessment of Civil Penalty with PADEP and paid the agreed penalty in settlement of a Notice of Violation dated January 27, 2010 arising from an upset and release from the Point Breeze waste water treatment plant on January 13, 2010.

9.              Point Breeze Waste Water Discharge:  Sunoco received a Notice of Violation issued by the United States Coast Guard on February 8, 2010 relating to an upset and release from the Point Breeze waste water treatment system on January 13, 2010.  There has been no further enforcement and no assessment of penalty to date.

10.       Schuylkill River Tank Farm Waste Water Discharge: The Philadelphia Water Department (“PWD”) issued an NOV dated April 14, 2011 to Sunoco for failure to submit an Accidental Spill Prevention Plan/Slug Control Plan.  The plan was submitted.  There has been no further enforcement and no assessment of penalty to date.

11.       Schuylkill River Tank Farm Waste Water Discharge:  PWD issued an NOV dated March 21, 2011 relating to exceedences of the arsenic parameters at the Schuylkill River Tank Farm for the period ending December 31, 2010.  Sunoco paid the agreed penalty.

** Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

12.       Schuylkill River Tank Farm Waste Water Discharge:  PWD issued an NOV dated August 27, 2010 relating to the failure to monitor mercury at the Schuylkill River Tank Farm during January 2010.  Sunoco delivered the mercury monitoring information.  There has been no further enforcement to date.

13.       Schuylkill River Tank Farm Waste Water Discharge:  PWD issued an NOV dated February 16, 2011 relating to exceedences of the arsenic parameters at the Schuylkill River Tank Farm.  Sunoco paid the agreed penalty.

14.       Point Breeze Waste Water Discharge:  Sunoco entered into a Consent Assessment of Civil Penalty dated November 16, 2011 in settlement of exceedences at the Point Breeze Waste Water Treatment Plant in September 2010 and July 2011.  Sunoco paid the agreed penalty.

15.       Whole Effluent Toxicity Testing: PADEP issued two NOVs in March 2011 concerning Whole Effluent Toxicity Testing.  Third party sampling and laboratory procedures were revised and retesting confirmed compliance with permit limits.  There has been no further enforcement and no penalty assessment to date.

16.       Point Breeze Bioplant Outfall:  Sunoco received an NOV dated June 11, 2012 from the United States Coast Guard alleging a discharge of 2 gallons of oil from the BioPlant outfall that created a sheen on May15, 2012.

17.       Renewable Fuels Standard Program Settlement:  Sunoco, Inc. (R&M) entered an Administrative Settlement Agreement with EPA to resolve violations of the CAA’s Renewable Fuels Standards regulations under 40 C.F.R. Part 80, Subpart M (RFS2 Regulations).  The violation arose from Sunoco’s purchase of fraudulent RINs from Clean Green Fuels, LLC and Absolute Fuels, LLC to meet its 2010 RVO. Sunoco removed the RINs and submitted corrected reports and paid a civil penalty of $311,100.

18.       Global CAA Consent Decree:  Sunoco is subject to the Global CAA Consent Decree.  Sunoco has paid the penalty and completed the modifications of the Facilities, capital projects, and supplemental environmental projects applicable to the Facilities.

19.       Smoking Flare: An NOV was received from the City of Philadelphia Air Management Services in July 2011 regarding flare opacity resulting from the shutdown of a compressor in the 868 Unit.  Sunoco provided a written response as required by the NOV, and there has been no further enforcement and no assessment of penalty to date.

20.       RICE ACOA: On November 30, 2011 Sunoco entered into an Administrative Order and Consent Agreement (“ACOA”) with the City of Philadelphia requiring the payment of a penalty and funding of a Supplemental Environmental Project (“SEP”), the submission of permit applications for listed Reciprocating Internal Combustion Engine (“RICE”) Units, removal of other listed RICE Units, issuance of permits or agency determinations prior to installation of any new RICE Units, and an audit of the facility to identify additional RICE Units.  Sunoco has paid the penalty and funded the SEP, conducted the audit, removed the listed RICE Units, and submitted the required permit applications.  The City has provided preliminary draft permits for Sunoco’s review.

21.       Title 5 Permit Deviations:  Sunoco received a Notice of Violation dated May 8, 2012 from the City of Philadelphia alleging violations of Title V Operating Permit V95-038, based on various reports submitted by Sunoco, including Continuous Emission Monitoring, Semi-

** Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

Annual, and SO2 Quarterly reports.  No penalty was has been assessed to date, but the City’s past practice has been to propose a Consent Agreement and penalty amount after review of any additional relevant information presented by Sunoco.

22.       Schuylkill River Tank Farm Title V Deviations: Philadelphia Air Management Services (“AMS”) issued a Notice of Assessed Civil Penalty dated November 30, 2010 relating to deviations from the Schuylkill River tank Farm Title V permit.  Sunoco paid the agreed penalty.

23.       Tank Emergency Containment Structures: Sunoco entered into Consent Order and Agreements for the Girard Point, Point Breeze Processing Area, and Schuylkill River Tank Farm requiring Sunoco to install emergency containment structures for tanks.  No fines or penalties have been assessed.  Installation of emergency containment structures at Point Breeze were timely completed, and structures at Girard Point and Schuylkill River Tank Farm are on target for completion by the November 30, 2012 deadline.

24.       Inspection of Storage Tank 187A: PADEP issued an NOV dated March 31, 2010 for findings from an external tank inspection.  There has been no further enforcement and no penalty assessment to date.

25.       Storage Tank Release:  PADEP issued an NOV dated January 20, 2012 concerning alleged violations of the Pennsylvania Storage Tank Act relating to releases of heavy gas oil from a tank.  Sunoco’s original report to PADEP suggested than a reportable quantity (“RQ”) had been released, prompting the NOV.  Sunoco responded to the NOV by providing facts demonstrating that the release was below the RQ.  There has been no further enforcement and no assessment of penalty to date.

26.       Storage Tank SR16 Release: PADEP issued an NOV dated March 22, 2012 related to a release of gasoline that occurred on March 20, 2012.  The NOV requires submission of a progress report no later than June 18, 2012.  A site characterization report is due September 16, 2012 unless it is determined that the resulting contamination is below Statewide Health Standards.  No fines or penalties have been assessed to date.

27.       OSHA Inspection — 137 Unit T-1 Tower:  OSHA has opened an inspection of the May 9, 2012 fire at the 137 Unit T-1 tower based on a “media referral.”

28.       OSHA Inspection 314231101:  OSHA issued a citation dated April 8, 2011 relating to a fire and injury that occurred at the 866 Unit during maintenance.  The matter was settled in June 2011.

29.       OSHA Inspection 314234337: OSHA issued a citation dated September 8, 2011 relating to a deficiency on the inlet piping to the 2H-5C heater at the 860 Unit.  The matter was settled in November, 2011.

30.       OSHA Inspection 314230632:  OSHA issued a citation dated February 9, 2011 relating to updating of procedures to reflect the shutdown of 22 Boiler House and training to spot railcars at the propane terminal.  The matter was settled in May, 2011.

31.       OSHA Inspection 312494222:  OSHA issued a citation dated July 12, 2010 relating to an event during maintenance of the 433 Unit on January 16, 2010.  The matter was settled in August 2010.

** Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

32.       OSHA Inspection 312494842:  OSHA issued a citation dated August 3, 2010 relating to a crude oil pump failure.  The matter was settled in September 2010.

33.       OSHA Inspection 312492341:  OSHA issued a citation dated March 16, 2010 relating to a potential exposure at the Schuylkill River Tank Farm Oil/Water Seperator.  The penalty assessed was $0.00.  Sunoco did not contest the citation, and certified abatement in March 2010.

34.       OSHA Inspection 312487838:  OSHA issued a citation dated May 14, 2009 relating to a fire and injury at the 431 Unit in February, 2009.  The matter was settled in July 2009.

35.       OSHA Inspection 312488869:  OSHA issued a citation dated August 28, 2009 relating to a release from the 433 Unit that occurred in March, 2009.  The matter was settled in November, 2011.

36.       OSHA Inspection 312491483:  OSHA issued a citation dated November 30, 2009 relating to failure to make a One Call notification.  Sunoco did not contest the citation, paid the penalty and completed abatement.

37.       CLRTC v. Sunoco, Inc. (R&M):  United States District Court for the Eastern District of Pennsylvania, Case No. 2:05-cv-01650-PBT.  Sunoco entered into a Consent Judgment for alleged violations of the Clean Air Act.  Sunoco’s obligations under the Consent Decree are complete and the Consent Judgment was terminated in March 2012.

III.  Proceedings

A.                                    Air

1.              USA et al. v. Sunoco, Inc.  United States District Court for the Eastern District of Pennsylvania, Civil Action No. 05-02866 (“Global CAA Consent Decree”) as amended June 3, 2009 (“First Amendment”), March 29, 2011 (“Second Amendment”) and June 21, 2011 (“Third Amendment”).

2.              Administrative Order and Consent Agreement: by and between the City of Philadelphia and Sunoco, Inc. relating to regulatory requirements applicable to Reciprocating Internal Combustion Engines (“RICE”).  Effective date November 30, 2011, remains in effect for a period of two (2) years unless otherwise extended by agreement of the Parties.

B.                                    Water

1.                                      Consent Order and Agreement:  by and among the Commonwealth of Pennsylvania and Sunoco, Inc. (R&M), relating to exceedences of NPDES permit effluent limits applicable to the Girard Point waste water treatment plant. Effective June 30, 2011. The remaining obligations are to clean and repair tank T-400 by May 31, 2012 and tank T-400 by April 4, 2013.

2.                                      Administrative Order:  issued by U.S. Coast Guard, dated December 27, 2011 relating to discharge of oil from the Pollock Street outfall.

** Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

C.                                    Remediation

1.                                      Consent Order and Agreement: by and between the Commonwealth of Pennsylvania DEP and Sunoco, Inc. (R&M), relating to characterization and remediation of petroleum contamination at the Philadelphia Refinery and Belmont Terminal under the Clean Streams Law, Land Recycling Act, Administrative Code, and Tank Act.  Dated December 17, 2003, replacing and supplementing a Consent Order and Agreement dated December 17, 1993.

2.                                      Consent Order and Agreement:  by and between Pennsylvania DEP, Atlantic Refining & Marketing Corp. and Sun Company, Inc. (R&M) dated August 13, 1996, relating to operation and closure of a residual waste land treatment unit at Point Breeze, as amended on December 2000 and July 2004.

D.                                    Tanks

1.                                      Consent Order and Agreement: by and between Commonwealth of Pennsylvania DEP and Sunoco, Inc. (R&M) dated November 15, 2010 under the Storage Tank Spill Prevention Act.  Requires installation of emergency containment structures for the following tanks at the Girard Point Processing Area (Facility ID 51-36558) by November 30, 2012:  005A, 038A, 072A, 073A, 091A, 092A, 093A, 094A, 095A, 096A, 098A, 099A, 128, 158A, 159A, 160A, 170A, 171A, and 172A.

2.                                      Consent Order and Agreement:  by and between Commonwealth of Pennsylvania DEP and Sunoco, Inc. (R&M) dated November 15, 2010 under the Storage Tank Spill Prevention Act.  Requires installation of emergency containment structures for the following tank at the Schuylkill River Tank Farm (Facility I.D. 51-11557) by November 30, 2012:  039A.

3.                                      Consent Order and Agreement: by and between Commonwealth of Pennsylvania DEP and Sunoco, Inc. (R&M) dated November 15, 2010 under the Storage Tank Spill Prevention Act.  Requires installation of emergency containment structures for the following tank at the Point Breeze Processing Area (Facility ID 51-19781) by November 30, 2011: 007A.  The corrective action required by this COA has been completed.

** Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

Schedule 4.11(a)

Company Benefit Plans

Retirement Plans:

Sunoco, Inc. Retirement Plan

Sunoco, Inc. Pension Restoration Plan

Sunoco, Inc. Capital Accumulation Plan

Sunoco, Inc. Savings Restoration Plan

Sunoco, Inc. Retiree Medical Program

Sunoco, Inc. Retiree Medical and Life Insurance Trust

Welfare Plans:

Sunoco, Inc. National Health and Welfare Program for Active Employees

Sunoco, Inc. Optional Retirement Benefit Income Trust

Sunoco, Inc. Dental Assistance Plan

Sunoco, Inc. Health Care Reimbursement Plan

Sunoco, Inc. Cafeteria Plan

Sunoco, Inc. Dependent Care Reimbursement Plan

Sunoco, Inc. Disability Income Plan

Sunoco, Inc. Death Benefits Plan

Sunoco, Inc. Travel Accident Insurance Plan

Sunoco, Inc. Occupational Death Benefits Plan

Sunoco, Inc. Accidental Death & Disability Plan

Sunoco, Inc. Employee Assistance Plan

Second Amended and Restated Indemnification Agreement

Termination Plans:

Sunoco, Inc. Involuntary Termination Plan

Incentive Plans and Programs:

Sunoco, Inc. Annual Incentive Plan

Sunoco, Inc. Leadership Recognition Plan

Stay Incentive for Refining Employees

Special Severance Bonus for PSG and Supply Employees

Sunoco incorporates by reference the information on Schedule 4.12(e) regarding agreements for retention bonuses

Executive Plans:

Sunoco, Inc. Executive Retirement Plan

Sunoco, Inc. Executive Involuntary Severance Plan

Sunoco, Inc. Special Executive Severance Plan

Sunoco, Inc. Senior Executive Incentive Plan

Sunoco, Inc. Long-Term Performance Enhancement Plan II

Sunoco, Inc. Long-Term Performance Enhancement Plan III

** Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

Policies:

Paid Holidays (including Floating Holidays)

Paid Absence for Death in Family

Paid Absence for Jury Duty

Vacation

Civil Leaves of Absence

Family and Medical Leave

Military Leave

Educational Assistance for Employees

Flexible Schedule (9/80) Program

Agreements:

The CBA between Sunoco, Inc. (R&M)  and the Union for the Hourly Unit, the term of which is March 1, 2009 through March 1, 2012.  In addition, Schedule 4.12(a) is hereby incorporated by reference.

** Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

Schedule 4.11(c)

Employee Pension Benefit Plans

1.                                      Current Plans

Sunoco, Inc. Retirement Plan

Hourly Pension Plan — Neville Island/Tarben

Puerto Rico Sun Oil Company Retirement Plan

2.                                      Prior Plans

Novamont Hourly Pension Plan (now sponsored by Braskem as part of the sale of the chemicals business)

Retirement Plan for Employees for Dominion Coal Corporation (sponsored by SunCoke Energy)

AcelorMittal USA Defined Benefit Pension Plan (sponsored by ArcelorMittal; union employees of Indiana Harbor Coke Company, L.P. participate in this multiple employer plan; Indiana Harbor Coke Company was spun off from Sunoco, Inc. as part of the SunCoke Energy spinoff)

Steelworkers Pension Trust (sponsored by the USW; union employees of Indiana Harbor Coke Company, L.P. participate in this multiemployer plan; Indiana Harbor Coke Company was spun off from Sunoco, Inc. as part of the SunCoke Energy spinoff)

** Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

Schedule 4.11(d)

Plans that Provide Post-Employment Health and Welfare Benefits

1.                                      Current Plans

Sunoco, Inc. Retiree Medical Program

Sunoco, Inc. Special Executive Severance Plan

Sunoco, Inc. Executive Involuntary Severance Plan

Sunoco, Inc. Involuntary Termination Plan

Sunoco Partners LLC Special Executive Severance Plan

Sunoco Partners LLC Executive Involuntary Severance Plan

Sunoco Partners LLC Termination Plan

USW, Local 10-901, USW, Local 10-901 (SU) and USW, Local 10-901 (NE) Marcus Hook Refinery Workers Involuntary Termination Plan

2.                                      Prior Plans

Sunoco, Inc. National Medical Program (the Sunoco, Inc. Retiree Medical Program was spun off from this plan effective January 1, 2011)

Eagle Point Involuntary Termination Plan (Special Medical Benefits, as described below)

Sun Oil Operating Employees Independent Union of Cleveland Involuntary Termination Plan (Special Medical Benefits, as described below)

3.                                      Description of Benefit

The Company provides both subsidized and unsubsidized retiree medical benefits to eligible retirees (and their dependents) under its Retiree Medical Program.  Retirees of the Mascot Petroleum Company division of Sunoco (R&M) are not eligible to participate in the Retiree Medical Program.

i.                  Pre-July 2, 2010 Retirees

Subsidized retiree medical benefits are available to retirees who terminated employment with the Company (or an affiliate that has adopted the Retiree Medical Program) prior to July 2, 2010, but on or after attaining age 55, provided that the retiree was eligible for an early or normal retirement benefit under the terms of a tax-qualified defined benefit pension plan sponsored by the Company (or an adopting affiliate) at the time of termination of employment.  Subsidized benefits may continue, generally speaking, until death (subject to funding in the VEBA trust, described below).  However, the Company reserves its right to amend or terminate the Retiree Medical Program at any time.

** Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

ii.               Post-July 1, 2010 Retirees

For those who retire on or after July 2, 2010, in addition to the foregoing requirements, a retiree is eligible for subsidized benefits if the retiree, on June 30, 2010, was at least age 50, was employed by the Company (or an adopting affiliate), and had completed at least 10 years of service with the Company (and its adopting affiliates).  Subsidized benefits may continue, generally speaking, until Medicare eligibility (subject to funding in the VEBA trust, described below).  The Company reserves its right to amend or terminate the Retiree Medical Program at any time.

iii.            Equistar Chemicals Retirees

Former employees of Equistar Chemicals, L.P. who became Company employees due to the Company’s purchase of certain assets of Equistar’s Baypoint Polymers Complex on March 31, 2003 are eligible for subsidized benefits if, in addition to meeting the above requirements, the retiree either was (1) at least age 50 on his or her date of hire by the Company and has at least three years of service with the Company on and after April 1, 2003, or (2) less than age 50 on his or her date of hire by the Company (or an adopting affiliate) and has at least 10 years of service with the Company on and after April 1, 2003.

iv.           Subsidy Amounts

The Company’s subsidy of retiree medical benefits is capped at $7,464.00 per year for retirees prior to Medicare eligibility, and $14,928 per year for a retiree and one or more dependents prior to Medicare eligibility.  For those who retired prior July 2, 2010, once a retiree or dependent is eligible for Medicare, the subsidy is capped at $2,064 per year ($4,128 for a retiree and one or more dependents who are Medicare eligible).

Effective February 29, 2012, the Company adopted the Sunoco, Inc. Retiree Medical and Life Insurance Trust (the “VEBA Trust”), the purpose of which is to fund the Company’s subsidy of post-retirement medical benefits.  The Company made a one-time contribution of $200 million to the VEBA Trust on or about March 15, 2012.  Once the assets of the VEBA Trust are exhausted, the Company’s subsidy of retiree medical benefits ends for all retirees and other participants (except for those receiving self-funded retiree health benefits pursuant to a March 14, 2005 settlement agreement with respect to the Company’s Neville Island facility).

v.              Unsubsidized Benefits

If a retiree does not meet the eligibility rules for subsidized benefits, the retiree is eligible to enroll in unsubsidized benefits (for which the retiree pays the entire cost) if he or she retires from the Company (or an adopting affiliate) on or after attaining age 55 with at least five years of service with the Company.

vi.           Special Medical Benefits and Continued Coverage During Severance Period

Pursuant to the severance/termination plans listed above (other than the Marcus Hook Refinery Workers Involuntary Termination Plan), employees who have a qualifying termination and who were employed by the Company on January 1, 2008, were age 50 or older on January 1, 2008, and have at least 10 years of service at termination of employment, are eligible for subsidized retiree medical (but not dental) benefits as if they had retired under the Retiree Medical Program (subject to the funded status of the VEBA Trust described above).  Employees who were age 50 or older at termination of employment but who do not otherwise qualify for subsidized retiree medical benefits are eligible for unsubsidized benefits

** Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

(for which the former employee pays the entire cost).  Otherwise, employees who terminate employment under the severance/termination plans and the Marcus Hook Refinery Workers Involuntary Termination Plan are eligible for continued medical coverage during their severance period, and pay the same rates as active employees during that period.

** Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

Schedule 4.11(f)

Company Benefit Plan Matters

SunCAP Audit — SunCAP is subject to a routine audit by the Department of Labor (DOL).  Sunoco received notice of the audit in January 2012, and a copy of this notice has been provided to the Buyer. Sunoco has provided all documentation requested by the DOL.  After providing the requested information, Sunoco has not been contacted by the DOL regarding any issues or concerns.

Pension Matter — Sunoco is aware of a possible claim against the Sunoco, Inc. Retirement Plan.  An alternate payee (AP) of a former employee claims that she was unaware of a “penalty” for taking her benefit prior to age 65, which was due to her under a QDRO.  AP’s divorce attorney submitted a request to Sunoco for information, to which Sunoco responded.  The attorney sent a second letter asking for Sunoco to calculate the “penalty,” to which outside counsel responded.  AP’s attorney responded by stating that there may be a breach of fiduciary duty.  Sunoco will respond to the AP’s attorney that Sunoco has answered everything there is to answer and that Michel’s next step is to file a formal claim by following the claims process.

Sunoco, Inc. Leadership Recognition Plan -  A former employee has requested a prorated portion of her 2008 award under the Sunoco, Inc. Leadership Recognition Plan (a bonus plan).  The Plan was amended in 2007 to remove the proration of awards for employees who retire in the middle of a vesting period.  Employee retired in December 2010; her 2008 award would have vested at the end of 2011.  Employee received an erroneous summary of the Plan that included the pre-2007 terms of the Plan on prorations and retirement.  Sunoco received a letter from Employee’s attorney on June 7, 2012.  Outside counsel contacted the attorney on June 25, 2012 and is hoping to resolve the matter with the payment of the prorated award subject to the execution of a settlement agreement that includes a release of claims.

Colella, Joseph v. Sunoco, Inc., et al., AAA Case No. 14-160-0071510 (ERA Arbitration).  On or about May 5, 2010, Complainant, a former vice-president of product trading, sales and supply,  submitted to arbitration under the Sunoco ERA program claims of 1) defamation/libel, 2) invasion of privacy/false light, 3) denial of benefits under ERISA Section 502(a)(1)(B) for severance benefits under the Sunoco, Inc. Executive Severance Plan (“Plan”), 4) breach of fiduciary duty under ERISA Section 502(a)(3) and 5) intentional interference with benefits under Section 510 of ERISA.  Arbitrator Bernard D. Beitch issued an award on April 27, 2012 awarding Complainant severance benefits under the Plan but denied his claims for defamation/libel and invasion of privacy/false light.  On June 28, 2012, Arbitrator Beitch issued a final award which awarded Complainant attorneys’ fees for his ERISA claims.

Hepworth, Derek A. v. Sunoco, Inc., et al., AAA Case No. 14-160-01081 (ERA Arbitration).  On or about July 6, 2010, Complainant, a former vice-president of crude and raw materials trading and supply,  submitted to arbitration under the Sunoco ERA program claims of 1) defamation/libel, 2) invasion of privacy/false light, 3) denial of benefits under ERISA Section 502(a)(1)(B) for severance benefits under the Sunoco, Inc. Executive Severance Plan, 4) breach of fiduciary duty under ERISA Section 502(a)(3) and 5) intentional interference with benefits under Section 510 of ERISA.  On February 7, 2012, Arbitrator Judith Meyer issued a Partial

** Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

Final Award finding in Hepworth’s favor on the ERISA Section 510 claim, awarding him severance benefits and in Sunoco’s favor on all other claims.  On May 24, 2012, Arbitrator Meyer issued a final award which addressed the specific severance benefits awarded to Complainant and awarded him attorneys’ fees for his ERISA claim.

** Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

Schedule 4.11(g)

Multiemployer Plans

AcelorMittal USA Defined Benefit Pension Plan (sponsored by ArcelorMittal; union employees of Indiana Harbor Coke Company, L.P. participate in this multiple employer plan; Indiana Harbor Coke Company was spun off from Sunoco, Inc. as part of the SunCoke Energy spinoff)

Steelworkers Pension Trust (sponsored by the USW; union employees of Indiana Harbor Coke Company, L.P. participate in this multiemployer plan; Indiana Harbor Coke Company was spun off from Sunoco, Inc. as part of the SunCoke Energy spinoff)

** Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

Schedule 4.12(a)

Employee Matters: Collective Bargaining Agreements

1.              CBA Between Sunoco, Inc. (R&M) and the Union for the Hourly Unit, the term of which is March 1, 2009 through March 1, 2012:

With regard to Refinery Employees, there is one represented bargaining unit.  The Union is the representative for all hourly maintenance, operations, laboratory, emergency response technicians and materials management employees at the Refinery (excluding the Darby Creek Tank Farm and the Hog Island Wharf and all facilities and distribution employees, pipeline employees, secretaries, clericals, material coordinators, watchmen, guards and supervisors) (“Hourly Unit”).  Sunoco, Inc. (R&M) and the Union entered into a CBA for this Hourly Unit that became effective March 1, 2009 and remained in effect until March 1, 2012.  By letter dated December 1, 2011, Sunoco, Inc. (R&M) provided notice to the Union of its intent to idle the main processing units at the Philadelphia, reduce the workforce through layoffs and terminate this CBA upon its expiration on March 1, 2012. There has been no extension of this most recent CBA, but pursuant to applicable Labor Laws the Sunoco, Inc. (R&M) has continued to maintain the same terms and conditions of employment that existed under this CBA. In addition, Sunoco, Inc. (R&M) has entered into various agreements with the Union, including agreements to resolve grievances and arbitrations and a Memorandum of Agreement Regarding Wage and Hour Practices which is referenced in Schedule 4.12(b) below under the Ripley matter.

** Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

Schedule 4.12(b)

Employee Matters: Claims/Proceedings

Open workers’ compensation claims at the Philadelphia Refinery:

1.              Employee A — Date of Loss June 17, 2001.  Employee fell on wooden hatch cover tearing left shoulder (superior labrum).  Employee has had numerous surgeries. SUN responsible for 500 weeks of partial disability benefits and related medical treatment.

2.              Employee B — Date of Loss December 22, 2011.  Employee had foreign body enter left eye.  Continues to work full duty.  SUN responsible for costs of medical treatment to left eye.

3.              Employee C — Date of Loss November 10, 2010.  Employee was working on gasket replacement when a fire started.  Employee sustained 2nd and 3rd degree burns to 25% of upper body.  SUN continues to be responsible for disability benefits and related medical treatment.  In a separate action, employee has also filed an employer liability suit against the company.

4.              Employee D — Date of Loss February 3, 2009.  Employee sustained 1st and 2nd degree burns to his face and leg.  Employee returned to control board operator job May 1, 2009.  SUN responsible for any disfigurement benefits found due, as well, any related medical treatment.

5.              Employee E — Date of Loss January 19, 2012.  Employee burned left forearm on steam tracing.  No lost time.  SUN responsible for related medical treatment.

6.              Employee F — Date of Loss March 14, 2010.  Employee while running hose across pipes slipped off a pipe and sustained left shoulder contusion as well as a right knee bone contusion.  December 3, 2010 employee underwent knee surgery; returned to work March 27, 2011.  February 8, 2012 employee underwent full right knee replacement.  Sunoco has not voluntarily paid for medical treatment.  Employee remains out of work. SUN’s liability is unknown at this time.

7.              Employee G — Date of Loss September 14, 1996.  Employee jumped from scaffold approximately 8-10 feet from the ground, in doing so, twisted left arm.  Employee underwent several arm surgeries.  Employee was placed on permanent work restrictions.  Retired 4/1/2009.  SUN remains responsible for related medical treatment.

8.              Employee H — Date of Loss October 2010.  Employee filed a claim petition seeking hearing loss benefits.  October 7, 2011, hearing loss claim was denied.  Decision has been appealed by employee.  If decision is reversed SUN would owe for hearing loss benefits.

9.              Employee I — Date of Loss September 7, 2000.  Employee suffered second and third degree burns over 44% of body, including face, back of arms and legs, and back.  Employee remains out of work.  SUN responsible for disability benefits and related medical treatment.

10.       Employee J — Date of Loss February 4, 2011.  Employee stepped and fell on black ice, suffered contusion to right knee, left wrist/hand and cervical/lumbar strains.  Employee returned to full duty work 10/26/2011.  Orthopedic physician discharged employee from care January 9, 2012.  SUN responsible for any related medical treatment.

** Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

11.       Employee K — Date of Loss July 17, 2000.  Employee suffered left knee injury from repetitive climbing of stairs at work.  Employee secured part-time work elsewhere.  SUN responsible for any related medical treatment.

12.       Employee L — Date of Loss February 12, 2006.  Employee carrying glass tubes, when left foot slipped; resulted in a lower back injury.  Employee has been disabled since August 16, 2007 and underwent surgery (May 21, 2008).  SUN remains responsible for disability benefits and related medical treatment.

13.       Employee M — Date of Loss October 31, 1996.  Employee pulling on a valve wheel sustained a right shoulder injury.  Benefits awarded for the shoulder injury as well as a cervical herniation.  SUN remains responsible for indemnity benefits and related medical treatment.

14.       Employee N — Date of Loss May 26, 2010.  Employee strained right shoulder removing a filter from a vessel.  Employee worked modified duty from June 30, 2010 until August 10, 2010 when employee returned to full duty work. SUN responsible for cost of litigation to close out claim.

15.       OCIP — CONTRACTOR EMPLOYEE WORKERS’ COMPENSATION CLAIM

1.              Employee O — Date of Loss June 22, 1998.  Contract employee struck head on boiler and sustained cervical injury.

2.              Other pending or threatened claims by current or past employees engaged in the Business

Other pending or threatened Claims/Proceedings relating to matters of compliance with Labor Laws:

1.              Ripley, Matthew, et al. v. Sunoco, Inc., et al., 10-CV-01194 (E.D. Pa. 2010).  On February 24, 2010, Plaintiffs filed a lawsuit seeking class action status for all current and former hourly operations and maintenance employees employed at the Philadelphia Refinery at any time during the period from February 24, 2007 to the present.  The complaint alleged that overtime compensation under the Pennsylvania Minimum Wage Act was owed to Plaintiffs because Sunoco had not properly compensated them for time spent on clearing security, donning and doffing personal protective equipment, obtaining and/or storing work tools, traveling to and from assigned work sites, preparing and cleaning work equipment, engaging in shift change briefings, and being on-call.  On September 30, 2010, the parties entered into a stipulation which dismissed any and all claims raised by Plaintiffs with regard to the maintenance employees.  The parties reached a class settlement which was approved by the Court on June 26, 2012.  The settlement includes a Memorandum of Agreement Regarding Wage and Hour Practices agreed to by the Sunoco and the Union which provides for a new work schedule for operations and lab employees.  The Memorandum of Agreement Regarding Wage and Hour Practices has been provided to NewCo.

2.              Kenneth Hall, et al. v. Sunoco, Inc. , et al., 10-CV-7279 (E.D. Pa. 2010).  Plaintiffs, who were laborers employed by a subcontractor that was performing work on a capital project at the Refinery,  allege that they were subjected to racial discrimination, harassment, retaliation and hostile work environment in violation of Title VII, Title 42 U.S.C. section 1981 and the Pennsylvania Human Relations Act, while working on the project.  Sunoco filed cross-claims against defendants, Advanced Specialty Contractors and Riggs Distler & Company alleging breach of contract, indemnification and contribution claims.  Plaintiffs and Sunoco have settled this matter and case was dismissed with prejudice as to Sunoco on June 12, 2012.  Sunoco and

** Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

defendants, Advanced Specialty Contractors and Riggs Distler & Company, are in discussions in resolving Sunoco’s cross-claims against these defendants.

3.              Cedric Hall, et al. v. Sunoco, Inc. et al., 11-CV-01877 (E.D. Pa. 2011).  Plaintiffs, who were laborers employed by a subcontractor that was performing work on a capital project at the Refinery, allege that they were subjected to racial discrimination, harassment and hostile work environment in violation of Title 42 U.S.C. section 1981, while working on the project.  Sunoco filed cross-claims against defendants, Advanced Specialty Contractors and Riggs Distler & Company alleging breach of contract, indemnification and contribution claims.  Plaintiffs and Sunoco have settled this matter and case was dismissed with prejudice as to Sunoco on June 12, 2012.  Sunoco and defendants, Advanced Specialty Contractors and Riggs Distler & Company, are in discussions in resolving Sunoco’s cross-claims against these defendants.

4.              On or about February 7, 2007, an African American employee at the Sunoco’s Marcus Hook Refinery filed a charge with the Equal Employment Opportunity Commission (“EEOC”) alleging race, color, and age discrimination and retaliation.  The charge included allegations that SUN “uses a test which eliminates qualified African American applicants.”  On or about April 17, 2008, the EEOC issued a Notice of Right to Sue and informed Sunoco that while it was discontinuing its processing of the Charging Party’s allegations of individual harm, the EEOC was continuing to “process the charge insofar as it relates to tests utilized at Sunoco refineries”, including Sunoco’s Philadelphia Refinery.  On or about June 6, 2008, the EEOC issued a subpoena, No. PA-08-11, requesting information regarding any tests utilized in Sunoco’s hiring process for all positions at its refineries, including at its Philadelphia Refinery.  On February 25, 2009, Sunoco submitted a response providing the information requested by the EEOC subpoena.  After providing this response, Sunoco has not been contacted by the EEOC.

5.              On or about October 27, 2008, a male employee at the Refinery filed a charge with the Pennsylvania Human Relations Commission (“PHRC”) alleging sexual harassment, gender discrimination and retaliation. The charge included allegations that Sunoco terminated the Charging Party for complaining of the sexual harassment.  Sunoco responded to the charge on January 30, 2009.  The Charging Party had been terminated by Sunoco on April 11, 2008 for policy violations and making threats of physical violence.  The Union filed a grievance stating the termination was without just cause.  After an arbitration hearing on May 13, 2009, the arbitrator issued an award on March 19, 2010 in favor of Sunoco which was provided to the PHRC.  On or about September 10, 2010, the PHRC requested additional data; this data was submitted on November 16, 2010.  After providing the additional data, Sunoco has not been contacted by the PHRC.

6.              On or about January 30, 2011, an African American employee at the Refinery filed a complaint of race discrimination with the PHRC.  The complaint of discrimination alleges that on December 7, 2010, as a result of Sunoco’s reorganizing and restructuring, this employee was demoted to a lesser position.  Complainant alleged that although his pay and pay grade remained the same, his opportunities for future pay increases and promotion to a higher pay grade were diminished.  A position statement responding to the allegations was forwarded by Sunoco to PHRC on March 29, 2011 and a fact-finding conference was held April 18, 2011.  Sunoco is currently awaiting a decision from PHRC.

7.              On or about March 24, 2011, an African American employee at the Refinery duly filed a charge with PHRC and the EEOC alleging that he was discharged on September 13, 2010 because of his race.  Sunoco’s response was filed with the PHRC on May 19, 2011.  Sunoco has responded to PHRC’s additional requests for information and/or documentation dated December 8, 2011 and

** Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

January 20, 2012.  After providing the response to the January request for information, Sunoco has not been contacted by the PHRC.

8.              On or about April 29, 2011, an African American employee at the Refinery filed a complaint of discrimination with the PHRC.  The complaint alleged race discrimination and retaliation on the basis of his performance review rating and corresponding failure to receive a merit increase for performance year 2010.  In the complaint, Complainant alleges he received a below average performance rating and no merit increase because he filed a 2008 internal complaint regarding a decision not to promote him and also due to management’s knowledge of a PHRC Complaint he filed concerning his alleged demotion in 2010.  A position statement responding to the allegations was forwarded by Sunoco to PHRC on July 7, 2011.  Sunoco is currently awaiting a decision from PHRC.

9.              OSHA Inspection — 137 Unit T-1 Tower:  OSHA has opened an inspection of the May 9, 2012 fire at the 137 Unit T-1 tower based on a “media referral.”

** Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

Schedule 4.12(c)

Grievances

1.              Grievance Number :12-01-003 -7th Consecutive Day-Double Time.  Union asserts violation of Article XXVI of CBA and that employee is owed double time for 7th consecutive day worked. Matter is at Step II of grievance process.

2.              Grievance Number: 12-01-004 - Hourly Maintenance Planner Job Cancellation-Rate of Pay. Union claims that there is a violation of Article XXVII, paragraph A of the CBA, in that employees reassigned to new job should be paid at their planner rate.  Matter is at Step I of the of the grievance process.

** Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

Schedule 4.12(d)

Labor Matters: WARN Act

WARN Act Notices-Idling of the Main Processing Units at the Marcus Hook Refinery.  As a result of Sunoco’s decision in 2011 to idle its main processing units at the Marcus Hook Refinery, certain employees, including certain employees in its Supply organization, were terminated from employment with Sunoco, Inc. (R&M).  Sunoco, Inc. (R&M)  provided formal notices pursuant to the Worker Adjustment and Retraining Notification Act (WARN) on or about December 9, 2011 in the event that the idling at the refinery was considered a “plant closing” or “mass layoff” as those terms are defined under WARN.

** Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

Schedule 4.12(e)

Labor Matters: Employment/Retention/Severance Agreements

1.              Certain Refinery Employees have signed employment agreements and confidentiality agreements and waivers of patent rights, copies of the forms of which have been provided to NewCo.

2.              Non-represented Refinery Employees of Sunoco or its Affiliates are covered under the terms of Sunoco’s Employee Resolution in Action Program, a copy of which has been provided to NewCo.

3.              Certain Refinery Employees are covered under the Stay Incentive for Refining Employees and the Special Severance Bonus for PSG and Supply Employees Programs listed in Schedule 4.11(a)

4.              Sunoco has retention agreements with following exempt, salaried Refinery Employees for the payment of a retention bonus:

Name	Job Title	Total Bonus

Campbell, Dawn	Plng Econ Spec	[**]

Carney,William D	Reliab, Inspec & Corros Consul	[**]

Cassidy,Matthew Russell	Assoc Sr Proj Engr	[**]

Chen, Jane	Assoc Sr Proj Engr	[**]

Cona, Blaise	Mgr, General Accounting	[**]

Criswell,Philip W.	E&I Supt - NERC	[**]

Cunningham,Timothy K	Sr Proc Engr I	[**]

Darrow,Wayne L	Area Process Manager	[**]

Demes,James G	Maintenance Manager	[**]

Deni, Ed	Area Process Manager	[**]

Galante,Bradley M	Supt Maint (Refinery)	[**]

Gaynor, George	Assoc Sr Proj Engr	[**]

Hall, Duane	Mgr Quality Assurance	[**]

Hendrickson Jr,Wesley L	Supt Maint (Refinery)	[**]

Higgins, Joanne	Sr Payroll Analyst	[**]

Hogarth, John	Scheduling Specialist	[**]

Hornig, Timothy	Area Process Manager	[**]

Johnson III,Arde H	Lead Engr - Project	[**]

Keeler, James	General Manager	[**]

Kelly, Patrick	Sr Maintenance Supr	[**]

Lawrence, Jeffrey	Process Control Engineer	[**]

** Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

Murphy, Michael	Sr Proj Engr	[**]

Myers, Pat	Proc Engr Spec	[**]

Przeworski, Kenneth	Area Process Manager	[**]

Quirk, Patrick	Assoc Sr Proj Engr	[**]

Rendall, Shaun	Sr Proc Engr I	[**]

Sadlowski, John	Sr Trader	[**]

Schaefer, Loren	Scheduling Specialist	[**]

Skramstad, Arvin	Area Supt	[**]

Sriranganathan,Amara	Sr Process Engr	[**]

Szarko, Vincent	Sr Proj Engr	[**]

Tarum,BethAnne H.	Proc Engr Spec	[**]

Wilson,John T	Maintenance Manager	[**]

Winter,Christopher J	Sr Systems Bus Analyst	[**]

Zhou, Jianhong (Brad)	Ref FP&A Specialist	[**]

** Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

Schedule 4.13(a)

Intellectual Property

1.              Please see the patents below:

Docket Number	Country	Sunoco Business Unit	Invention Still in Use?	Patent Number	Grant Date	Status	Title
097637-0785	United States of America	R&M	Yes	6047591	4/11/2000	Granted	CORROSION RING GAUGE AND METHOD
097637-0786	United States of America	R&M		7270687	9/18/2007	Granted	REDUCED EMISSIONS TRANSPORTATION FUEL
097637-0787	EPO			0365147	5/20/1992	Granted	CATALYST FOR HYDROCARBON CONVERSION AND CONVERSION PROCESS UTILIZING THE SAME
097637-0793	United States of America	R&M	NO	5780383	7/14/1998	Granted	SOLID SUPERACID CAYALYST COMPRISING GROUP VII METAL AND HAVING HO LESS THAN -18
097637-0805	United States of America	R&M	NO	5648590	7/15/1997	Granted	LIQUID PHASE ISOMERIZATION OF ALKANES

** Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

Docket Number	Country	Sunoco Business Unit	Invention Still in Use?	Patent Number	Grant Date	Status	Title
097637-0813	United States of America	R&M	NO	5212136	5/18/1993	Granted	SOLID-ACID ALKYLATION CATALYST COMPOSITIONS FOR ALKYLATION PROCESSES
097637-0814	United States of America	R&M	NO	5321197	6/14/1994	Granted	Processes Using Solid-Acid Catalyst Composition
097637-0815	United States of America	R&M	NO	5214017	5/25/1993	Granted	SOLID-ACID ALKYLATION CATALYST COMPOSITIONS FOR ALKYLATION PROCESSES
097637-0816	United States of America	R&M	NO	5310868	5/10/1994	Granted	Processes Using Solid-Acid Catalyst Compositions
097637-0817	United States of America	R&M	NO	5493067	2/20/1996	Granted	SOLID SUPERACID ALKYLATION CATALYST COMPOSITIONS AND ALKYLATION METHOD USING THE SAME
097637-0818	United States of America	R&M	NO	5491278	2/13/1996	Granted	ALKYLATION PROCESS USING SOLID SUPERACID CATALYST LIQUID PHASE

** Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

Docket Number	Country	Sunoco Business Unit	Invention Still in Use?	Patent Number	Grant Date	Status	Title
097637-0819	Belgium	R&M	NO	EP0666109	5/17/2000	Granted	Solid Superacid Catalysts Comprising Platinum Metal and Hydrocarbon Conversion Processes Using Same
097637-0820	Canada	R&M	NO	2140700	9/27/2005	Granted	SOLID SUPERACID CATALYSTS COMPRISING PLATINUM METAL AND HYDROCARBON CONVERSION PROCESSES USING SAME
097637-0821	Germany	R&M	NO	69516917.3	5/17/2000	Granted	Solid Superacid Catalysts Comprising Platinum Metal and Hydrocarbon Conversion Processes Using Same
097637-0822	EPO	R&M	NO	0666109	5/17/2000	Granted	Solid Superacid Catalysts Comprising Platinum Metal and Hydrocarbon Conversion Processes Using Same
097637-0823	France	R&M	NO	EP0666109	5/17/2000	Granted	Solid Superacid Catalysts Comprising Platinum Metal and Hydrocarbon Conversion Processes Using Same

** Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

Docket Number	Country	Sunoco Business Unit	Invention Still in Use?	Patent Number	Grant Date	Status	Title
097637-0824	United Kingdom	R&M	NO	EP0666109	5/17/2000	Granted	Solid Superacid Catalysts Comprising Platinum Metal and Hydrocarbon Conversion Processes Using Same
097637-0825	Italy	R&M	NO	EP0666109	5/17/2000	Granted	Solid Superacid Catalysts Comprising Platinum Metal and Hydrocarbon Conversion Processes Using Same
097637-0826	Japan	R&M	NO	3846914	9/1/2006	Granted	SOLID SUPERACID CATALYSTS COMPRISING PLATINUM METAL AND HYDROCARBON CONVERSION PROCESSES USING SAME
097637-0827	Netherlands	R&M	NO	NL-EP0666109	5/17/2000	Granted	Solid Superacid Catalysts Comprising Platinum Metal and Hydrocarbon Conversion Processes Using Same
097637-0828	United States of America	R&M	NO	5629257	5/13/1997	Granted	SOLID SUPERACID CATALYSTS COMPRISING PLATINUM METAL

** Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

Docket Number	Country	Sunoco Business Unit	Invention Still in Use?	Patent Number	Grant Date	Status	Title
097637-0829	United States of America	R&M	NO	5516964	5/14/1996	Granted	HYDROCARBON ISOMERIZATION USING SOLID SUPERACID CATALYSTS COMPRISING PLATINUM METAL

** Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

2.              Please see the trademarks below:

Trademark/SN/RN	Status/Key Dates	Full Goods/Services	Owner
SUNOCO SN:85-428588	Int’l Class: 40 First Use: December 31, 1999 Filed: September 21, 2011	(Int’l Class: 40) Fuel and oil refinery services; refinement of fuel materials; and blending of crude oil and synthetic oils	Sunmarks, LLC (Delaware Limited Liability Company) Suite 111 2401 Pennsylvania Avenue Wilmington, Delaware 19806
SUNOCO and Design SN:85-428610	Int’l Class: 40 First Use: December 31, 1999 Filed: September 21, 2011	(Int’l Class: 40) Fuel and oil refinery services; refinement of fuel materials; and blending of crude oil and synthetic oils	Sunmarks, LLC (Delaware Limited Liability Company) Suite 111 2401 Pennsylvania Avenue Wilmington, Delaware 19806

** Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

Schedule 4.13(e)

Inbound Refinery License Agreements

Control Systems Licenses

	License ID	Application Name	Application Description
1	1MSEH0HUFGM7VY1	What’s Up Gold	For network management
2	FID__483c35e5_13561116e8a__1490	Citrix- 15 Users	For remote access to Process Control Network and Lab Lims
3	FID__483c35e5_13561116e8a__1491	Citrix - 15 Users	For remote access to Process Control Network and Lab Lims
4	20041207191408	Citrix - 10 Users	For remote access to Process Control Network and Lab Lims
5	20041207191841	Citrix - 10 Users	For remote access to Process Control Network and Lab Lims
6	20041207191624	Citrix - 10 Users	For remote access to Process Control Network and Lab Lims
7	Part of Sunoco Corporate License	Oracle- Connection Mgr	Relay Lims info to ABB
8		Cape Software	Operations Training Simulator System
9		Microsoft Remote Desktop	Application Needed to work with Citrix
10	4243995-NAI	McAfee	Virus Scan software
11	Part of Sunoco Corporate License	Microsoft Excel/Word
12		Microsoft SQL	Needed for OM pro
13	1682-4221-1277 & 0682-4157-0070	Symantec BESR	Image backup of computers
14		L&J Tank Gauging	Tank levels, etc.
15		Saab Tank Gauging	Tank levels, etc.
16		ENRAF Tank Gauging	Tank levels, etc.
17		Honeywell SDM Tank Gauging	Tank levels, etc.
18		Foxboro SC	Blender System
19		Comoc	Octane Engine Comparator
20	3132750	Cisco SmartNet	Cisco support contract
21	214261 & 213536	Charon Vax	Vax emulation support

** Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

	License ID	Application Name	Application Description
22		Electronic Systems Design	Octane Engine Data for Laboratory
23	SYS01-0008	WindRock	Vibration Monitoring
24		Bently	Vibration Monitoring
25		Compressor Controls (CCC)	Controls Compressors
26		Enervista	Power relay
27	M12590-AA01	Honeywell Operations Management Pro	Advanced Tool that displays Operations data
28	M12590	Honeywell Asset Mgr R320	Tool to view Maintenance Errors
29		Honeywell Experion Backup Restore	Image backup of computers
30		Siemens Controlatron	Leak detection software
31		Honeywell Plantscape	Control system for Girard Point Water Treatment
32		Dynamic Matrix Control (DMC)	Advanced Process Control
33		VIM	Emissions monitoring software
34		Veritas	Tape backup software
35		Cisco OS for ASA Firewall	Cisco operating system
36		Cisco OS for Switches	Cisco operating system
37	M3398	Honeywell Experion PKS-331/431/433 Alky	Operations Control System
38	M1133-04	Honeywell Experion PKS-IRPL	Operations Control System
39	M1133-01	Honeywell Experion PKS-PB 22BH & Bio/BFW (DAQ LCN)	Operations Control System
40	M1133-03	Honeywell Experion PKS-NYOM Propane Terminal	Operations Control System
41	M12312	Honeywell Experion PKS-868 & 869/870 FCC & Alky/LSG	Operations Control System
42	M12271	Honeywell Experion PKS-860/862 & 867 N. Cmlx & SRU	Operations Control System
43	M12270	Honeywell Experion PKS-210 & 864/856/866 HDS	Operations Control System
44	M2305	Honeywell Experion PKS-1232 & 531 FCC & COB & 3BH	Operations Control System
45	M12021	Honeywell Experion PKS-’137 AVU	Operations Control System

** Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

	License ID	Application Name	Application Description
46	M12334-EX04	Honeywell Experion PKS-1332 Reformer	Operations Control System
47	M12334-01	Honeywell Experion PKS-CCR Console Supvr ESV & EMDB	Operations Control System
48	M12270-02	Honeywell Experion PKS-Hot Spare ESVT (Dell 2600)	Operations Control System
49	M12270-03	Honeywell Experion PKS-Hot Spare (Dell 2950) R301	Operations Control System
50	M12334-03	Honeywell Experion PKS-’CCR Trainer Simulator ESV1 + SCE1	Operations Control System
51	M12334-EX05	Honeywell Experion PKS-’CCR Trainer Simulator ESV2 + SCE2	Operations Control System
52	M12590	Honeywell Experion PKS-Alarm Management - ???	Operations Control System
53	M12585	Honeywell Experion PKS-Alarm Management SQL, Crystal Reports	Operations Control System
54	M9206-01	Honeywell Experion PKS-4WTP (Plantscape)	Operations Control System
55	M11520	Honeywell Experion PKS-Engineering Srvs Devel Lab - ESVT	Operations Control System
56	M7550	Honeywell Experion PKS- Cumene	Operations Control System
57	SL330305116142090	ABB OPC Server for DCI, v2.0	SRTF Blender Control System- Data Transfer into PI
58	SL283305116142090	ABB OPC Server for DCI, v2.0	SRTF Blender Control System- Data Transfer into PI
59	SL782130617131090	ABB ECC Mux v1.0	SRTF Blender Control System- Network Interface
60	SL299315116142090	ABB Harmony DCU vSR6.0	SRTF Blender Control System- Field Hardware
61	SLMM20012003223730	ABB Conductor NT/Server, vSR6.0	SRTF Blender Control System- Operator Station
62	SLMM20012003223828	ABB Conductor NT/Server, vSR6.0	SRTF Blender Control System- Operator Station
63		ABB Software (ABC)	SRTF Advanced Blend Control Software

** Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

	License ID	Application Name	Application Description
64	SL892295116142090	ABB Composer Configurator ToolKit (CTK)	SRTF Configuration Tool
65	M12270	RsLinx 210/HDS	Control System Interface to Third Party Vendors
66	M12271	RsLinx 860/867	Control System Interface to Third Party Vendors
67	M3398	RsLinx 433	Control System Interface to Third Party Vendors
68	M12312	RsLinx 868/870	Control System Interface to Third Party Vendors
69	M12334-EX04	RsLinx 1332	Control System Interface to Third Party Vendors
70	M12334-EX04	RsLinx Old 1332	Control System Interface to Third Party Vendors
71	M7550	RsLinx 1700	Control System Interface to Third Party Vendors
72	M12270-02	RsLinx HSDS	Control System Interface to Third Party Vendors
73	M2305	RsLinx 1232/531	Control System Interface to Third Party Vendors

** Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

Control Systems Support Agreements

	Support Agreements	Application Name	Application Description
1	CW34312	Honeywell Comprehensive Service Agreement
		a. Honeywell Solutions Enhancement Support Program (SESP)	Support for Experion PKS
		b. Honeywell Parts Replacement	Replaces Honeywell parts at a reduced price
		c. Honeywell Bonded Stock	Ensures availability of critical Honeywell parts
2	CW34824	ABB Field Services	SRTF Blender Control System Hardware
		ABB Software (Sentinel)	SRTF Blender Control Application
		ABB Software (Advanced Blend Control)	SRTF Advanced Blend Control
3		Oracle’s Connection Mgr (part of Corporate Sunoco IT support)	Transfers data from LIMS system into Advanced Blend Control application
4		Charon Vax	Vax emulation support
5		Cisco SmartNet /Firewall	Cisco support contract
6		McAfee	Virus Scan software
7		Symantec BESR	Image backup of computers
8		WindRock	Vibration Monitoring
9		Aspentech’s Dynamic Matrix Control (DMC)	Advanced Control
10		Dell Extended Warranties	Hardware for control system applications
11		Electronic Systems Design	Reads Engine Octane
12		CoreLabs	COMOC - Octane Comparator System

Girard Point Facility Summary of License and Royalty Agreements

Company Desc./Contacts	Unit/Process	ST(3)	Reporting Frequency	Due Date	Term/ Start-up	License Details
Kellogg, Brown & Root LLC	FCCU 1232	A	Annual	30-Jan	2007	Acquired a fully paid license for the operation of the unit to the
Vice President Technology	Fresh Charge				10yrs

(3)    Agreement Status: A = Active; D = Not Currently Used

** Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

Company Desc./Contacts	Unit/Process	ST(3)	Reporting Frequency	Due Date	Term/ Start-up	License Details
601 Jefferson Ave. Houston, TX 77210 Contact: Nancy Pierce Phone: 713-753-6647						extent of 85,000 bbls of annual daily fresh charge stocks; and, 350 million btu/hr duty. Also, 10% discount of future technologies up to 8 years. Performance guarantee expires 2017

Badger Licensing LLC One Main Street Cambridge, MA 02142 Contact: Manager of Contracts Phone: 617-434-7240	Cumene Unit (1733)	A	Quarterly	30-Jan 30-Apr 30-Jul 30-Oct	1998 catalyst driven	Based on Cumene production; two tier pricing system: less than 850 mmlbs/yr @ .0625 cents/lb of Cumene; addt’l production > 850 mmlbs/yr @ .175 cents/lb of Cumene

ConocoPhillips Licensing Division Phillips Research Center Bartlesville, OK 74004 Contact: Licensing Contract Mgr. Phone: 918-661-8264	Alkylation - AU-433	A	Annual	30-Jan	1996	Annual production of Synthetic Alkylate
	Synthetic Aklylation

Universal Oil Products (UOP, Inc.)	Isomerization- 331	A	Annual	30-Jan	1990	Isobutane feedstock charged to the Isomerization used as a bases to calculate the estimated Isolbutane/Normal Butane prod. which represents 45% of stream.
Attention: Royalty Accounting Dept.	Butamer Process
25 East Algonquin Rd.
Des Plaines, IL 60017 - 5017
Contact: Steve Freimuth
Steve.Freimuth@uop.com
Phone: 847-391-

** Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

Company Desc./Contacts	Unit/Process	ST(3)	Reporting Frequency	Due Date	Term/ Start-up	License Details
2893

Universal Oil Products (UOP, Inc.)	Caustic Merox	D	Annual	30-Jan	1994	Merox treating is currently not being
Attention: Royalty Accounting Dept.	C3/C4: 3 Extractors					used: LSR @1332 Reformer acctg.
25 East Algonquin Rd.	Note: LSR 1332					units removed.
Des Plaines, IL 60017 - 5017	removed					C/3C/4 - 3 Merox Extractors = Caustic
Contact: Steve Freimuth						Only Treatment; SR C3 = Caustic only
Steve.Freimuth@uop.com						Treatment; Alky Feed = Caustic only
Phone: 847-391-2893						Treatment.

Kellogg, Brown & Root LLC	1232 FCCU	A	Annual	30-Jan	1997	Acquired a fully paid license for
Vice President Technology	Fresh Charge				10yrs	the operation of the unit to the
601 Jefferson Ave.						extent of 68,500 bbls of annual avg.
Houston, TX 77210						daily fresh charge stocks.
Contact: Nancy Pierce						Performance guarantees expires
Phone: 713-753-6647						2007

Universal Oil Products (UOP, Inc.)	(old ARCO unit)	D
Attention: Royalty Accounting Dept.	Merox Process
25 East Algonquin Rd.
Des Plaines, IL 60017 - 5017
Contact: Steve Freimuth
Steve.Freimuth@uop.com
Phone: 847-391-2893

Universal Oil Products (UOP, Inc.)	868 Light Ends	D
Attention: Royalty Accounting Dept.	868 BB Treater
25 East Algonquin	868 PP

** Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

Company Desc./Contacts	Unit/Process	ST(3)	Reporting Frequency	Due Date	Term/ Start-up	License Details
Rd.	Treater
Des Plaines, IL 60017 - 5017	Merox Process
Contact: Steve Freimuth
Steve.Freimuth@uop.com
Phone: 847-391-2893

EXXON LSG ScanFining 870 Technology Sales and Licensing ExxonMobil Research and Engineering Company 3225 Gallows Road Fairfax, Virginia 22031	870 Unit	D

EMRE will provide or cause to provide a design basis Specifcation (DBS) for the licensed unit (Marcus Hook) and two other licensed units to belocated at Philadelphia and Toledo un the terms of SCANfining Process Licence and Engineering Agreements LMS0212.16a and LMS0212.16c, respectively. These three licensed units are collectively referred to below as “licensed Units”. The DBS will contain the information specified in Attachmetn A-1 for the first Licensed Unit

ExxonMobil Catalyst Technologies LLC 4500 Bayway Drive Baytown, Texas 77520	(U.S. $3.25) per POUND of EM-5100R CATALYST to EMCT for each shipment of EM-5100R CATALYST to SUNOCO’S DESIGNATED RECEIVING POINT (“PLACEMENT FEE”)		Periodic lease fees for EM-5100R CATALYST, as set forth in (a), (b) and (c) below (“PERIODIC FEES”).	Within thirty (30) days after the date of each invoice	March 27, 1998

SUNOCO shall lease
from EMCT, and EMCT
shall lease and ship to SUNOCO
one NORMAL LOAD of EM-5100R
CATALYST for use in the commercial operation of one of the ALKYLATORS in the CUMENE UNIT and EMCT shall commit to supply such NORMAL LOAD for a period of up to six (6) months after the EFFECTIVE DATE.

Software Related Licenses

Application ID #	Application Name	Application Description	License Type	Software Maintenance?	Complexity to Transfer	Disposition
R&S-847	CME	Engineering drawing repository	Site	Yes	High	Transfer

** Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

Application ID #	Application Name	Application Description	License Type	Software Maintenance?	Complexity to Transfer	Disposition
R&S-566	Berwanger PPM PPDS	Relief valve sizing tool & management database	Site	Yes	High	Transfer
R&S-669	LeakDAS	Fugitive emissions inspection/remediation database.	Per Tag	Yes	High	Transfer
R&S-670	LeakDAS Mobile	Fugitive emissions detector interface for LeakDAS. Installs on Windows Mobile devices and connects to measurement tool via Bluetooth.	Device	Yes	High	Transfer
R&S-681	MobiControl	Mobile device management and inventory software. Used for Marlin, LeakDAS, Tiscor and other windows mobile devices.	Device	Yes	High	Transfer
R&S-733	Shell Lubrication Management	Equipment lube oil specification and tracking tool	Corporate	Yes	High	Transfer
R&S-737	SKF Machine Suite	Operator Driven Reliabilty tool. Works with the Marlin handheld for equipment monitoring and operator inspections.	Device	Yes	High	Transfer
R&S-739	SmartPlant Instrumentation	Instrument index and design tool	Concurrent	Yes	High	Transfer
R&S-767	Welding Pro Write	Welder certification tracking database	Site	Yes	High	Transfer
R&S-838	Advisor	Aspentech Yield Accounting System	Token	Yes	High	Transfer
R&S-841	AtOMS	Operations package to enter oil movements and inventories	Token	Yes	High	Transfer
R&S-828	ePRiSM	Training management system	Named User	Yes	High	Transfer
R&S-818	PI	OSISoft Production UDS/ACE PI Servers	tag	Yes	High	Transfer
R&S-810	Sql*LIMS	LIMS Laboratory Management Information System	Site	Yes	High	Transfer

** Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

Application ID #	Application Name	Application Description	License Type	Software Maintenance?	Complexity to Transfer	Disposition
R&S-837	Visual Mesa	Optimizes the utilization of steam and other energy sources by modeling the refinery and receiving actual energy used from PI	Site	Yes	High	Transfer
R&S-798	Synthesis (Entessa)	Marine Scheduling Application for Barges and Vessels	Corporate	Yes	High	Transfer
R&S-906	EMPAC 8.6	Asset Management System - CMMS	Site	Yes	High	Transfer
R&S-924	PCMS	Plant Condition Management System - Inspections	Site	Yes	High	Transfer
R&S-902	Smart Staff	Union Overtime Management System (MH and PH)	Site	Yes	High	Transfer
R&S-912	TRACK	Contractor Management System	Site	Yes	High	Transfer
R&S-884	Globalview	DTN service providing real-time market information for the energy commodities market — high-end analytical software, streaming price quote and news services.	Corporate	Yes	Medium	Transfer
R&S-865	Impact Weather	Application used to obtain and monitor weather information provided by third-party vendor	Corporate	Yes	Medium	Transfer
R&S-870	Leaks Detection System	Application used to monitor all leak reporting and supervisor awareness. Used in all facilities.	Corporate	Yes	Medium	Transfer
R&S-528	Alan Bradley PLC5 Panel Builder (Rockwell)	Human-Machine Interface configuration utility	Device	No	Medium	Transfer
R&S-543	API Technical DataBook	Chemical Properties Reference	Corporate	Yes	Medium	Transfer
R&S-558	AutoCAD	Computer Aided Design Tool	Concurrent	Yes	Medium	Transfer

** Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

Application ID #	Application Name	Application Description	License Type	Software Maintenance?	Complexity to Transfer	Disposition
R&S-559	AutoCAD Electrical	Electrical plug-in toolset for AutoCAD	Concurrent	Yes	Medium	Transfer
R&S-561	Autodesk Inventor Object Enabler for AutoCAD	3D rendering plug-in for AutoCAD	Concurrent	Yes	Medium	Transfer
R&S-562	Autodesk MAP 3D	GIS mapping plug-in for AutoCAD (for pipline integrity)	Concurrent	Yes	Medium	Transfer
R&S-563	Autodesk Raster Design	Raster-Vector hybrid drawing management plug in for AutoCAD	Concurrent	Yes	Medium	Transfer
R&S-576	Caesar II	Piping network stress calculation tool	Concurrent	Yes	Medium	Transfer
R&S-585	COADE TANK	Tank evaluation & design tool	Concurrent	Yes	Medium	Transfer
R&S-590	CopyFile Toolhound	Tool crib management tool	Site	Yes	Medium	Transfer
R&S-600	DNV Software PHAST	Release dispersion modeling tool	Seat	Yes	Medium	Transfer
R&S-609	Enervista (GE Power Mgmt)	GE protective relay configuration tool	Device	no	Medium	Transfer
R&S-613	eTap	Electrical short-circuit analysis and planning software	Concurrent	Yes	Medium	Transfer
R&S-625	Flowel	Orifice sizing tool	Site	Yes	Medium	Transfer
R&S-663	Guardian	Weather alert service for Northeast	Corporate	Yes	Medium	Transfer
R&S-646	Hero	Fugitive emissions tracking and auditing tool (works in conjunction with LeakDAS)	Seat	Yes	Medium	Transfer
R&S-651	Honeywell Knowledge Builder	Honeywell DCS reference electronic bookset	Corporate	Yes	Medium	Transfer
R&S-653	HTRI Xchanger Suite	Heat Exchanger Design tool	Seat	Yes	Medium	Transfer
R&S-662	Imagenation	Engineering drawing viewer & markup tool	Concurrent	Yes	Medium	Transfer
R&S-664	Industry Standards (I.H.S.)	Industy Standard subscription service	Corporate	Yes	Medium	Transfer

** Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

Application ID #	Application Name	Application Description	License Type	Software Maintenance?	Complexity to Transfer	Disposition
R&S-676	MathCAD	Advanced mathematical solver. Used to visually demonstrate and document design calculations	Concurrent	Yes	Medium	Transfer
R&S-679	MindManager Pro	Mind mapping software for brainstorming and prototyping	Seat	Yes	Medium	Transfer
R&S-680	MiniTab	Statistical analysis tool	Concurrent	Yes	Medium	Transfer
R&S-695	PEBuild	Honeywell DCS configuration tool	Device	Yes	Medium	Transfer
R&S-701	PES - PRO/II	Process Modeling Tool	Concurrent	Yes	Medium	Transfer
R&S-710	Proworx	Modicon PLC programming tool	Site	Yes	Medium	Transfer
R&S-712	PV-Elite	Vessel erfor stress calculator	Concurrent	Yes	Medium	Transfer
R&S-720	RISA-3D	3D structural analysis tool	Concurrent	Yes	Medium	Transfer
R&S-732	SHARC Model System	Fluidized Cat Cracker model	Corporate	Yes	Medium	Transfer
R&S-740	SmartPlant Review	3D model review tool	Concurrent	Yes	Medium	Transfer
R&S-758	VCEDamage	Damage assessment tool	Corporate	Yes	Medium	Transfer
R&S-759	VCESage	Corrosion analysis tool	Corporate	Yes	Medium	Transfer
R&S-761	VIM CEMLINK5 Client	Continuous emissions monitoring gateway	Device	Yes	Medium	Transfer
R&S-833	NWA Quality Analyst LANpa	Statistical SQC package used by LIMS and lab	Site	Yes	Medium	Transfer
R&S-831	Opus Professional	CBT creation tool. Used with Eprism	Seat	Yes	Medium	Transfer
R&S-836	Pace CTR	Industry Benchmark data gathering and reporting tool	Site	Yes	Medium	Transfer
R&S-835	Pace CTR - Diesel	Industry Benchmark data gathering and reporting tool	Site	Yes	Medium	Transfer
R&S-819	PI Active View	OSISoft Package Display Viewer	Seat	Yes	Medium	Transfer
R&S-822	PI DataLink	OSISoft Excel Add-in Data Extraction Software	Seat	Yes	Medium	Transfer

** Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

Application ID #	Application Name	Application Description	License Type	Software Maintenance?	Complexity to Transfer	Disposition
R&S-825	PI Process Book	OSISoft Package Display Creation Software	Seat	Yes	Medium	Transfer
R&S-780	HCAMS	Crude Assay Data used in PIMS and SCOPES	Concurrent	Yes	Medium	Transfer
R&S-904	API-RBI	Risk Based Inspection Module	Site	Yes	Medium	Transfer
R&S-901	PHA Works	Process Hazard Analysis Software	Seat	Yes	Medium	Transfer
R&S-900	Entek	Vibration Analysis and Reporting	Device	Yes	Medium	Transfer
R&S-749	Transfer	Honeywell DCS data file conversion utility	Corporate	Yes	Medium	Transfer
R&S-501	1900 General Purpose Equipment Monitor (1900 Configuration Software V3.10)	Vibraton Monitoring equipment configuration tool	Device	No	Low	Transfer
R&S-502	3500 Software — Comm Gateway Port Test Utility Rack Config Software	Vibraton Monitoring equipment configuration tool	Device	No	Low	Transfer
R&S-503	375 Easy Upgrade, Programming Utility, Distribution (v 1.3.0 in EP)	Rosemount instrument configuration utility	Device	No	Low	Transfer
R&S-504	4200TNG - Transmation Software & Databases	Instrument configuration software	Device	No	Low	Transfer
R&S-505	505 HI Configurator 2.0	Siemens PLC configuration tool (DOS)	Device	No	Low	Transfer
R&S-506	505 Softshop v3.20 SP2	Siemens PLC configuration tool	Device	No	Low	Transfer
R&S-507	620 Winloader V5.4.4 433 Logic Manager	Honeywell PLC programming tool	Device	No	Low	Transfer

** Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

Application ID #	Application Name	Application Description	License Type	Software Maintenance?	Complexity to Transfer	Disposition
R&S-508	AAS Training — Advanced Analytical Solutions	Inline analyzer configuration/monitoring utility	Device	No	Low	Transfer
R&S-509	AB 6200	Allen-Bradley PLC configuration tool	Device	No	Low	Transfer
R&S-510	ABU - Alan Bradley Utilities/Software	Allen-Bradley PLC configuration tool	Device	No	Low	Transfer
R&S-512	Advanced Winding Analyzer v4.4.1	Motor winding condition evaluation tool	Device	No	Low	Transfer
R&S-529	Alber BatterY Analysis v. 1.7.0.8	erform monitoring software	Device	No	Low	Transfer
R&S-530	Ametalk for 880	Annunciator panel configuration tool	Device	No	Low	Transfer
R&S-531	Ametek 931/932 Configurator (MH)	Annunciator panel configuration tool	Device	No	Low	Transfer
R&S-532	Ametek Annunciator Config	Annunciator panel configuration tool	Device	No	Low	Transfer
R&S-541	ANCRLL Triconiconics	Triconics PLC configuration utility	Device	No	Low	Transfer
R&S-542	APC - Optichrom Advance 8.1	Inline analyzer configuration/monitoring utility	Device	No	Low	Transfer
R&S-560	Autodesk DWF Viewer	AutoCAD web drawing viewer	Free	No	Low	Transfer
R&S-567	BMS v3.4.12	Batery monitoring software	Device	No	Low	Transfer
R&S-584	Cimplicty - Machine View V4.0 Build 2832	GE Fanuc HMI erformsally utility	Device	No	Low	Transfer
R&S-588	CompuTrace v 2.01	Heat tracing sizing tool	Free	No	Low	Transfer
R&S-589	Control Logix - Rockwell Software	ControlLogiz PLC/Panelview configuration utility	Device	No	Low	Transfer
R&S-592	COS SAAB Radar Software	Radar gauge erformsal utility	Device	No	Low	Transfer

** Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

Application ID #	Application Name	Application Description	License Type	Software Maintenance?	Complexity to Transfer	Disposition
R&S-594	CTI Toolkit	Cooling tower optimization tool	Site	No	Low	Transfer
R&S-595	Daniel Mon (Daniels Config25 Totalizer Program) (MON2000)	Flow meter monitoring/ erformsally too	Device	No	Low	Transfer
R&S-596	Daniel MON 2000 Gas Chromatograph	Online analyzer	Device	No	Low	Transfer
R&S-603	Dran-View 6 V6.5.0 (DRAN-VIEW Pro - MH Inst & Elec old version)	Electrical condition monitoring tool	Device	No	Low	Transfer
R&S-616	Fairbank	Truck scale interface	Device	No	Low	Transfer
R&S-617	Fastrack Motion PLC	Modicon PLC programming tool	Device	No	Low	Transfer
R&S-619	FileOpen Web Client	Intellectual property encryption key	Free	No	Low	Transfer
R&S-622	Fisher Porter Software	Fisher MUX configuration tool	Free	No	Low	Transfer
R&S-623	Fisher Specification Manager	Valve Sizing utility	Free	No	Low	Transfer
R&S-626	FlowServe	Pump sizing software	Free	No	Low	Transfer
R&S-627	FlukeView	Electrical measurement data capture tool	Device	No	Low	Transfer
R&S-636	FS700W (Fireye scanner)	Flame detector programming software	Device	No	Low	Transfer
R&S-639	Ge Fanuc Software - VersaPro	GE Fanuc PLC programming tool	Device	No	Low	Transfer
R&S-640	GE PLC’s LM90	GE Fanuc PLC programming tool (DOS)	Device	No	Low	Transfer
R&S-641	GeRemote IO Manager (HWC)	GE Fanuc PLC i/o configuration utility	Device	No	Low	Transfer
R&S-642	HART Server	Rosemount erformsa configuration software	Device	No	Low	Transfer
R&S-643	HART Tri-Loop Configuration	Rosemount instrument configuration software	Device	No	Low	Transfer

** Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

Application ID #	Application Name	Application Description	License Type	Software Maintenance?	Complexity to Transfer	Disposition
R&S-649	HIM Configuration	HART loop interface and monitor	Device	No	Low	Transfer
R&S-668	K800 Phoenix Plus	Gas Pump control / management tool	Device	No	Low	Transfer
R&S-678	Megger ProActiv	Batery monitoring software	Device	No	Low	Transfer
R&S-682	Modbus 32 Simulator	Modbus configuration/diagnostic tool	Device	No	Low	Transfer
R&S-687	MSW201TL PGM Triconics PLC	Triconics PLC configuration utility	Device	No	Low	Transfer
R&S-693	Panel Builder32	Allen-Bradley HMI erformsally utility	Device	No	Low	Transfer
R&S-694	PanelView Firmware Upgrade	Allen-Bradley HMI erformsally utility	Device	No	Low	Transfer
R&S-703	Petrocount	Gas dispenser management software	Device	No	Low	Transfer
R&S-711	Pruftechnik Alignment Center	Machinery alignment tool	Device	No	Low	Transfer
R&S-713	Quick Size	Valve Sizing utility	Free	No	Low	Transfer
R&S-717	RecipWin	Compressor optimization tool	Device	No	Low	Transfer
R&S-721	Roclink 800	Allen-Bradley PLC configuration tool	Device	No	Low	Transfer
R&S-722	RsLinx Lite	Allen-Bradley PLC configuration tool	Device	No	Low	Transfer
R&S-723	RsLogix5, 500, 5000	Allen-Bradley PLC configuration tool	Device	No	Low	Transfer
R&S-724	Saab Marine Electronic	Radar gauge erformsal utility	Device	No	Low	Transfer
R&S-725	SAAB Rosemount	radar guage configuration software	Device	No	Low	Transfer
R&S-726	Saab Tank Gauging (Interface)	Interface Saab Data to PI System	Device	No	Low	Transfer
R&S-731	Select-A-Fuse	Fuse sizing tool	Free	No	Low	Transfer
R&S-734	Simple Logger	Electrical test equipment data capture	Device	No	Low	Transfer

** Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

Application ID #	Application Name	Application Description	License Type	Software Maintenance?	Complexity to Transfer	Disposition
R&S-736	SizeMaster	Valve Sizing utility	Free	No	Low	Transfer
R&S-742	Tank Calculation Program	Radar gauge erformsal utility	Device	No	Low	Transfer
R&S-744	TI Config	Siemens tank gauging PLC programming software	Device	No	Low	Transfer
R&S-746	TISoft	Siemens tank gauging PLC programming software	Device	No	Low	Transfer
R&S-750	Transmation Database	Instrument configuration software	Device	No	Low	Transfer
R&S-748	Trap Manager	Steam Trap maintenance tool	Device	No	Low	Transfer
R&S-751	Tri Loop	Rosemount HART loop configuration utility	Device	No	Low	Transfer
R&S-752	Troubleshooting - Motor Control Circuits	Motor starter troubleshooting training CBT	Device	No	Low	Transfer
R&S-755	ValSpeq	Valve sizing utilty	Free	No	Low	Transfer
R&S-756	ValveLink	Rosemount instrument configuration and diagnostic utility	Device	No	Low	Transfer
R&S-757	ValVue®2	Dresser smart valve configuration tool	Device	No	Low	Transfer
R&S-769	Windrock	Engine analysis & erformsall tool	Device	No	Low	Transfer
	ECMPS	Emissions Collection and Monitoring Plan System for NOX budget reporting	Local		Low	Transfer

** Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

Application ID #	Application Name	Application Description	License Type	Software Maintenance?	Complexity to Transfer	Disposition
Tanks 4.09d

- Used for regulatory reporting

EPA requires reporting of tank emissions and has provided a PC application, called TANKS, to help with the speciation and calculations needed to make these reports. The EPA also allows the local state associations to assure that these reports are filed.

			Local		Low	Transfer
Tier 2 Submit

- Used for regulatory reporting

Tier2 Submit is a software program developed by the Environmental Protection Agency (EPA) and National Oceanic Atmospheric Administration (NOAA) for use by facilities to enter and submit Emergency Planning and Community Right-to-Know Act (EPCRA) 311/312.

			Local		Low	Transfer
TRI-ME

- Used for regulatory reporting

The Toxics Release Inventory (TRI) is a publicly available EPA database that contains information on toxic chemical releases and other waste management activities reported annually by certain covered industry groups as well as federal facilities.

			Local		Low	Transfer

** Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

Application ID #	Application Name	Application Description	License Type	Software Maintenance?	Complexity to Transfer	Disposition
	Water 9	- Used for regulatory reporting Wastewater treatment model for estimating air emissions for waste constituents	Local		Low	Transfer
	Microsoft Office & Client Access License	Office Professional	Corporate		Low	Transfer
	Microsoft Visio	Drawing	Corporate SAS		Low	Transfer
	Sophos	Desktop Anti Virus	Corporate		Low	Transfer
	XP	Operating System	Corporate		Low	Transfer
	Windows Server	Operating System	Corporate		Medium	Transfer
	Citrix Server	0	Corporate		Medium	Transfer
	Altiris Desktop Agent	Inventory & deployment agent	Corporate		Low	Transfer
	Altiris Server Agent	Inventory agent	Corporate		Low	Transfer
	Altiris Deployment Server	Deployment Server	Corporate		Medium	Transfer
	Safeguard Easy (Utimaco)	Encryption	Corporate		High	Transfer
	Adobe Writer Standard	PDF Writer	Corporate		Low	Transfer
Corp-025	SharePoint (aka Sunoco@Work)	Application used for collaboration, enterprise search & document management	n/a	Corporate	n/a	Transfer

** Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

Schedule 4.13(f)

Transferred Owned Refinery IP

1.              All Software (regardless of whether in-licensed or proprietary) set forth on Schedule 2.4(f) and all other Excluded Assets.

2.              [TSA]

** Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

Schedule 4.14(a)

Refinery Owned Real Property and Refinery Leased Real Property

1.              Schedule 1.1B is hereby incorporated by reference.

2.              See below:

Property Leased by SUN, as lessor, pursuant to the following lease agreements:

Lessee	Description	AR	Comments
Texas Eastern increases	Metering/Regulating station	$25K/yr	yr to yr rental, CPI
CFS 2907	(1)ac land lease for prkng	$4253.98/mo	5 yr lease exp 12/31/16
Colonial P/L	Metering/Regulating station	$21,910/yr	yr to yr, 5% annual inc

Property Leased by SUN, as lessee, pursuant to the following lease agreements:

Lessor	Description	AP	Comments
CSX #BOL29585	16” p/l crossing	$120/yr	License
CSX #BOL00074	elec conduit under tracks	$100/yr	License
CSX #BOL00074	sewer line crossing	$100/yr	License
CSX #BOL00074	road p/l tunnels	$100/yr	License
CSX #BOL00074	overhead elec crossing	$100/yr	License
CSX #BOL38841	misc pole/anchor/guy lines	$25/yr	License
CSX #BOL49613	3” & 8” oil p/l crossing	$225/yr	License
CSX #BOL43172	6”, 14”, 12” p/l crossing	$500/yr	License
CSX #BOL38842	4 p/l crossings	$400/yr	License
PGW	fencing permit on Passyunk	N/C
B&O RR	elevation of tracks in North Yard	N/C
PECO	various attachments to their poles	$47.25/yr

** Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

Schedule 4.14(b)(i)

Utilities and Facilities

None.

** Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

Schedule 4.14(b)(ii)

Condemnation and Eminent Domain Proceedings

None.

** Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

Schedule 4.14(c)

Sufficiency of Assets

1.              As is customary, Sunoco and the Contributing Subsidiaries have no Contracts with pipeline carriers with respect to common carrier pipelines because such common carrier lines are governed by FERC and the applicable FERC tariff which applies to all shippers on a line.  Accordingly, NewCo or the Intermediary will need to obtain prior to Closing new shipper status on such common carrier pipelines in accordance with such carrier’s rules and regulations, including credit support requirements.

2.              Schedule 8.13 is hereby incorporated by reference.

3.              Sunoco’s Refinery Business is currently conducted as part of its overall business under various federal and state motor fuel excise tax licenses.  These licenses will not be transferable to NewCo.  NewCo will be required to obtain new federal and state excise tax licenses prior to engaging in the distribution of motor fuels.

** Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

Schedule 4.16

Affiliate Transactions

1.              Refinery Lease dated September 1, 1989 by and between Atlantic Refining & Marketing Corp. (as landlord) and Sunoco, Inc. (R&M) (f/k/a Sun Refining and Marketing Company), as amended December 1, 1992 and December 15, 2000.(4)

2.              Pipeline Services Agreement dated January 12, 2004 by and between Sunoco, Inc. (R&M) and Sunoco Pipeline L.P. for the provision of certain pipeline services.

(4)    NTD: In response to V&E’s question about how this is possible, Atlantic Refining & Marketing owns the Point Breeze side of the refinery and leases the refinery and the land to R&M.

** Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

Schedule 5.3

No Violation; Consents and Approvals

None.

** Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

Schedule 7.1(a)(i)

Refinery Employees Located at Refinery(5)

Emplid	First Name	Last Name	HireDate (Service Date)	Job Title	Base Pay		Union (H)	Senior Manager (SM)	Leave Status	Full/Part	2012 Vac Bal
00167241			8/6/2007	Oper App Iii - 8 Hr Rt	$	[**]	H			F
00085592			1/21/1991	Head Operator	$	[**]	H			F
00169886			11/26/2007	Concept Machinist	$	[**]	H			F
00085253			12/9/1985	Head Operator	$	[**]	H			F
00085131			5/10/1993	Sr Project Engr Specialist	$	[**]				F
00085572			11/7/1972	Op Fully Qualified-8 Hr	$	[**]	H			F
00160480			9/11/2006	Op Fully Qualified-8 Hr	$	[**]	H			F
00083374			10/16/1978	Fire & ER Supr	$	[**]				F
00160481			9/11/2006	Op Fully Qualified-8 Hr	$	[**]	H			F

(5)    Employee names to be provided.

** Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

Emplid	First Name	Last Name	HireDate (Service Date)	Job Title	Base Pay		Union (H)	Senior Manager (SM)	Leave Status	Full/Part	2012 Vac Bal
00148149			2/7/2005	Op Fully Qualified-8 Hr	$	[**]	H			F
00084975			8/2/1993	Head Operator	$	[**]	H			F
00084974			6/2/1980	Head Operator	$	[**]	H			F
00085532			9/13/1971	Concept Electrican	$	[**]	H			F
00098729			11/22/1999	Med Prac: Occ Nurse III	$	[**]				F
00160006			8/21/2006	Concept Electrican	$	[**]	H			F
00144585			8/9/2004	Inspector Specialist	$	[**]				F
00155240			1/9/2006	Concept Squad	$	[**]	H			F
00085861			4/27/1998	Head Technician	$	[**]	H			F
00084928			5/1/1972	Concept Squad	$	[**]	H			F
00167244			8/6/2007	Op Fully Qualified-8 Hr	$	[**]	H			F
00084858			1/4/1993	Lab Tech VI	$	[**]	H			F
00153995			10/31/2005	Concept Machinist	$	[**]	H			F

** Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

Emplid	First Name	Last Name	HireDate (Service Date)	Job Title	Base Pay		Union (H)	Senior Manager (SM)	Leave Status	Full/Part	2012 Vac Bal
00082062			5/7/1989	Mgr, Environ & OEMS (Phila)	$	[**]		SM		F
00160645			9/18/2006	Lab Technician	$	[**]	H			F
00155739			2/6/2006	Mechanic Ref (Mobile Home)	$	[**]	H			F
00166700			7/9/2007	Sr Proc Engr I	$	[**]				F
00148150			2/7/2005	Control Room Operator I	$	[**]	H			F
00160484			9/11/2006	Op Fully Qualified-8 Hr	$	[**]	H			F
00156023			2/20/2006	Op Fully Qualified-8 Hr	$	[**]	H			F
00139559			2/1/1995	Shift Supervisor	$	[**]				F
00085050			10/31/1988	Control Room Operator I	$	[**]	H			F
00088707			3/1/1999	Head Operator	$	[**]	H			F

** Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

Emplid	First Name	Last Name	HireDate (Service Date)	Job Title	Base Pay		Union (H)	Senior Manager (SM)	Leave Status	Full/Part	2012 Vac Bal
00129096			1/27/2003	Op Fully Qualified-8 Hr	$	[**]	H			F
00084881			4/3/1989	Shift Supervisor	$	[**]				F
00169899			11/26/2007	Concept Squad	$	[**]	H			F
00160486			9/11/2006	Control Room Operator II	$	[**]	H			F
00082876			10/10/1994	Fire & ER Shift Supr	$	[**]				F
00085562			12/4/1995	Sr Maint Shift Supv	$	[**]				F
00134588			7/7/2003	Welder Rate Protected	$	[**]	H			F
00085511			1/1/1977	Emer.Resp.Tech-F/Q-8Hr	$	[**]	H			F
00157126			7/13/2007	Sr Proj Engr	$	[**]				F
00163930			2/10/2009	Lab Tech II	$	[**]	H			F
00095932			9/7/1999	Plng Econ Spec	$	[**]				F
00085615			12/9/1985	Shift Supervisor	$	[**]				F

** Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

Emplid	First Name	Last Name	HireDate (Service Date)	Job Title	Base Pay		Union (H)	Senior Manager (SM)	Leave Status	Full/Part	2012 Vac Bal
00167255			8/6/2007	Op Fully Qualified-8 Hr	$	[**]	H			F
00155239			1/9/2006	Concept Squad	$	[**]	H			F
00169906			11/26/2007	Concept Squad	$	[**]	H			F
00124704			7/8/2002	Op Fully Qualified-8 Hr	$	[**]	H			F
00085514			4/3/1989	Shift Supervisor	$	[**]				F
00160646			9/18/2006	Lab Technician	$	[**]	H			F
00128498			12/30/2002	Sr Maintenance Supr	$	[**]				F
00085500			1/1/1976	Shift Supervisor	$	[**]				F
00167258			8/6/2007	Op Fully Qualified-8 Hr	$	[**]	H			F
00085482			12/4/1995	Head Operator	$	[**]	H			F
00085513			4/8/1991	Mechanic Ref (MWF-Home)	$	[**]	H			F
00148151			2/7/2005	Op Fully Qualified-8 Hr	$	[**]	H			F

** Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

Emplid	First Name	Last Name	HireDate (Service Date)	Job Title	Base Pay		Union (H)	Senior Manager (SM)	Leave Status	Full/Part	2012 Vac Bal
00083485			11/20/1999	Medical Manager	$	[**]				F
00169876			11/26/2007	Concept Electrican	$	[**]	H			F
00145467			9/7/2004	Mechanic Refinery (RP)/HEO	$	[**]	H			F
00054372			8/26/1985	Op Fully Qualified-8 Hr	$	[**]	H			F
00121948			4/1/2002	Head Operator	$	[**]	H			F
00085321			10/23/1989	Head Operator	$	[**]	H			F
00083313			5/1/1985	Sr Environ Consult	$	[**]				F
00109946			3/26/2001	Head Operator	$	[**]	H			F
00081503			1/2/1991	Operations Mgr - Phila.	$	[**]		SM		F
00083100			1/27/1986	Mechanic Ref (Mobile Home)	$	[**]	H			F
00156536			3/20/2006	Sr Proj Engr 1	$	[**]				F
00169895			11/26/2007	Concept Squad	$	[**]	H			F

** Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

Emplid	First Name	Last Name	HireDate (Service Date)	Job Title	Base Pay		Union (H)	Senior Manager (SM)	Leave Status	Full/Part	2012 Vac Bal
00085497			4/22/1974	Sr Maintenance Supr	$	[**]				F
00084902			7/20/1970	Concept Machinist	$	[**]	H			F
00167263			8/6/2007	Op Fully Qualified-8 Hr	$	[**]	H			F
00084827			12/9/1985	Op Fully Qualified-8 Hr	$	[**]	H			F
00085076			8/2/1993	Op Fully Qualified-8 Hr	$	[**]	H			F
00160488			9/11/2006	Op Fully Qualified-8 Hr	$	[**]	H			F
00085178			5/19/1980	Planner/Scheduler	$	[**]				F
00084861			10/23/1989	OPS Planner	$	[**]				F
00164662			4/9/2007	Lab Tech VI	$	[**]	H			F
00134921			7/15/2003	Lab Technician	$	[**]	H			F
00158377			12/14/2007	Maint Supr II	$	[**]				F
00169879			3/17/2005	Concept Electrican	$	[**]	H			F

** Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

Emplid	First Name	Last Name	HireDate (Service Date)	Job Title	Base Pay		Union (H)	Senior Manager (SM)	Leave Status	Full/Part	2012 Vac Bal
00085474			11/1/1976	Enrgy Cnsrvtn Oper	$	[**]	H			F
00084863			12/9/1985	Head Operator	$	[**]	H			F
00167277			8/6/2007	Op Fully Qualified-8 Hr	$	[**]	H			F
00113310			3/20/2005	Admin Asst	$	[**]				F
00085553			10/28/1974	Sr Maint Shift Supv	$	[**]				F
00084927			2/28/1996	Lab Technician	$	[**]	H			F
00085357			5/1/1989	Lead Outside Operator	$	[**]	H			F
00171235			3/3/2008	Welder Rate Protected	$	[**]	H			F
00138140			11/17/2003	Op Fully Qualified-8 Hr	$	[**]	H			F
00085502			8/11/1993	Head Operator	$	[**]	H			F
00085392			8/10/1970	Welder Rate Protected	$	[**]	H			F
00085543			8/11/1975	Concept Squad	$	[**]	H			F

** Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

Emplid	First Name	Last Name	HireDate (Service Date)	Job Title	Base Pay		Union (H)	Senior Manager (SM)	Leave Status	Full/Part	2012 Vac Bal
00084992			8/14/1989	Concept Electrican	$	[**]	H			F
00082883			6/13/1989	Sr Planner/Sched	$	[**]				F
00148275			2/7/2005	Control Room Operator I	$	[**]	H			F
00124705			7/8/2002	Op Fully Qualified-8 Hr	$	[**]	H			F
00085002			4/1/1980	Tech Specialist	$	[**]	H			F
00140608			3/1/2004	Op Fully Qualified-8 Hr	$	[**]	H			F
00167297			8/6/2007	Op Fully Qualified-8 Hr	$	[**]	H			F
00167298			8/6/2007	Op Fully Qualified-8 Hr	$	[**]	H			F
00157134			4/17/2006	Concept Electrican	$	[**]	H			F
00083261			7/12/1987	Reliab, Inspec & Corros Consul	$	[**]				F

** Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

Emplid	First Name	Last Name	HireDate (Service Date)	Job Title	Base Pay		Union (H)	Senior Manager (SM)	Leave Status	Full/Part	2012 Vac Bal
00085594			1/13/1992	Back-Up Head Oper/Console Oper	$	[**]	H			F
00145197			9/7/2004	Mech Inst(MWF-Home)	$	[**]	H			F
00085319			1/1/1977	Welder Rate Protected	$	[**]	H			F
00085026			5/3/1982	Oper Tr Ii - 8 Hr Rt	$	[**]	H			F
00166075			6/11/2007	Assoc Sr Proj Engr	$	[**]				F
00084862			6/4/1973	Concept Machinist	$	[**]	H			F
00086988			5/29/1990	Planning Coord	$	[**]				F
00109921			3/26/2001	Lead Outside Operator	$	[**]	H			F
00166486			6/25/2007	Assoc Sr Proj Engr	$	[**]				F
00174728			9/15/2008	Lab Technician	$	[**]	H			F
00139276			7/1/1994	Shift Supervisor	$	[**]				F
00121949			4/1/2002	Control Room Operator I	$	[**]	H			F

** Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

Emplid	First Name	Last Name	HireDate (Service Date)	Job Title	Base Pay		Union (H)	Senior Manager (SM)	Leave Status	Full/Part	2012 Vac Bal
00085117			5/3/1982	Shift Supervisor	$	[**]				F
00085372			6/2/1980	Concept Squad	$	[**]	H			F
00085333			10/10/1994	Op Fully Qualified-8 Hr	$	[**]	H			F
00085597			5/29/1990	Head Operator	$	[**]	H			F
00129093			1/27/2003	Control Room Operator II	$	[**]	H			F
00138141			6/14/2004	Op Fully Qualified-8 Hr	$	[**]	H			F
00084878			8/15/1988	Op Fully Qualified-8 Hr	$	[**]	H			F
00138142			11/17/2003	Op Fully Qualified-8 Hr	$	[**]	H			F
00173968			7/28/2008	Op Fully Qualified-8 Hr	$	[**]	H			F
00139320			5/1/1985	Shift Supervisor	$	[**]				F
00085004			5/3/1982	Mechanic Ref (MWF-Home)	$	[**]	H			F

** Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

Emplid	First Name	Last Name	HireDate (Service Date)	Job Title	Base Pay		Union (H)	Senior Manager (SM)	Leave Status	Full/Part	2012 Vac Bal
00085247			12/4/1995	Mechanic Ref (MWF-Home)	$	[**]	H			F
00154000			10/31/2005	Mechanic Refinery (RP)/HEO	$	[**]	H			F
00085132			12/9/1985	Facility Shift Supt	$	[**]				F
00155523			1/23/2006	Sr Maintenance Supr	$	[**]				F
00085049			7/24/1989	Concept Electrican	$	[**]	H			F
00085198			12/9/1985	Facility Shift Supt	$	[**]				F
00085582			2/12/1973	Head Operator	$	[**]	H			F
00131233			5/19/2003	Control Room Operator II	$	[**]	H			F
00084997			7/11/1983	Op Fully Qualified-8 Hr	$	[**]	H			F
00174216			8/11/2008	Op Fully Qualified-8 Hr	$	[**]	H			F
00088700			3/1/1999	Shift Supervisor	$	[**]				F
00139336			5/1/1985	Shift Supervisor	$	[**]				F

** Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

Emplid	First Name	Last Name	HireDate (Service Date)	Job Title	Base Pay		Union (H)	Senior Manager (SM)	Leave Status	Full/Part	2012 Vac Bal
00083298			9/29/1969	Service Delivery Site Lead	$	[**]				F
00085713			7/9/1973	OPS Planner	$	[**]				F
00085295			9/15/1975	Shift Supervisor	$	[**]				F
00085544			1/13/1992	Head Operator	$	[**]	H			F
00127621			10/28/2002	Electrical/Instrum Supt	$	[**]				F
00085208			10/23/1989	Shift Supervisor	$	[**]				F
00164640			4/9/2007	Lab Tech VI	$	[**]	H			F
00085141			12/21/1997	Sr Area Supt	$	[**]				F
00085501			1/13/1992	Back-Up Head Oper/Console Oper	$	[**]	H			F
00164663			4/9/2007	Op Fully Qualified-8 Hr	$	[**]	H			F
00160489			9/11/2006	Op Fully Qualified-8 Hr	$	[**]	H			F

** Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

Emplid	First Name	Last Name	HireDate (Service Date)	Job Title	Base Pay		Union (H)	Senior Manager (SM)	Leave Status	Full/Part	2012 Vac Bal
00154806			12/12/2005	Sr Process Engr Specialist	$	[**]				F
00136804			9/22/2003	Med Prac: Occ Nurse III	$	[**]				F
00085019			1/4/1993	Op Fully Qualified-8 Hr	$	[**]	H			F
00126626			9/23/2002	Back-Up Head Oper/Console Oper	$	[**]	H			F
00081516			12/21/1990	Lab Shift Supervisor	$	[**]				F
00183153			12/27/2010	Office Assistant	$	[**]				F
00085126			9/28/1992	Sr Associate Planner/Scheduler	$	[**]				F
00095286			8/30/1999	Mechanic Ref (MWF-Home)	$	[**]	H			F
00085577			10/2/1989	Sr Maintenance Supr	$	[**]				F
00139347			10/1/1986	Area Process Manager	$	[**]				F

** Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

Emplid	First Name	Last Name	HireDate (Service Date)	Job Title	Base Pay		Union (H)	Senior Manager (SM)	Leave Status	Full/Part	2012 Vac Bal
00085623			10/16/1989	Sr Systems Specialist	$	[**]				F
00161250			10/16/2006	Concept Squad	$	[**]	H			F
00109997			3/26/2001	Op Fully Qualified-8 Hr	$	[**]	H			F
00085012			12/4/1995	Control Room Operator I	$	[**]	H			F
00138143			11/17/2003	Control Room Operator I	$	[**]	H			F
00169880			11/26/2007	Concept Electrican	$	[**]	H			F
00081522			5/22/1989	Sr Maintenance Supr	$	[**]				F
00163169			1/22/2007	Sr Chemical Spec I	$	[**]				F
00138139			11/17/2003	Head Operator	$	[**]	H			F
00083315			12/16/1979	Maintenance Manager	$	[**]		SM		F
00132633			6/9/2003	Administrative Asst	$	[**]				F
00085133			1/27/1986	Area Process Manager	$	[**]				F

** Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

Emplid	First Name	Last Name	HireDate (Service Date)	Job Title	Base Pay		Union (H)	Senior Manager (SM)	Leave Status	Full/Part	2012 Vac Bal
00184837			5/31/2011	Proc Engr I	$	[**]				F
00164479			4/2/2007	Sr Chemical Spec I	$	[**]				F
00085136			10/14/1985	Refinery Fin Anal	$	[**]				F
00085003			5/3/1982	Storesperson	$	[**]	H			F
00131234			5/19/2003	Op Fully Qualified-8 Hr	$	[**]	H			F
00166678			7/9/2007	Assoc Sr Process Engr	$	[**]				F
00161255			10/16/2006	Concept Squad	$	[**]	H			F
00125345			8/5/2002	Lab Technician	$	[**]	H			F
00085461			11/1/1983	Mech Inst(MWF-Home)	$	[**]	H			F
00148152			2/7/2005	Op Fully Qualified-8 Hr	$	[**]	H			F
00085020			1/16/1989	Mechanic Ref (MWF-Home)	$	[**]	H			F
00156534			3/20/2006	Sr Maintenance Supr	$	[**]				F

** Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

Emplid	First Name	Last Name	HireDate (Service Date)	Job Title	Base Pay		Union (H)	Senior Manager (SM)	Leave Status	Full/Part	2012 Vac Bal
00085159			5/3/1982	Shift Supervisor	$	[**]				F
00170244			12/10/2007	Construction Proj Mgr III	$	[**]				F
00085634			9/11/1978	Sr Environ Engr Spec 1	$	[**]				F
00084998			10/23/1989	Shift Supervisor	$	[**]				F
00085188			2/26/1979	Shift Supervisor	$	[**]				F
00085406			7/15/1974	Op Fully Qualified-8 Hr	$	[**]	H			F
00085644			2/6/1995	Process Engr Spec Consultant	$	[**]				F
00085017			10/23/1989	Mechanic Ref (MWF-Home)	$	[**]	H			F
00085065			7/11/1983	Lab Technician	$	[**]	H			F
00085029			10/10/1994	Mechanic Ref (MWF-Home)	$	[**]	H			F
00085256			1/27/1992	Op Fully Qualified-8 Hr	$	[**]	H			F

** Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

Emplid	First Name	Last Name	HireDate (Service Date)	Job Title	Base Pay		Union (H)	Senior Manager (SM)	Leave Status	Full/Part	2012 Vac Bal
00156026			2/20/2006	Op Fully Qualified-8 Hr	$	[**]	H			F
00084925			2/8/1988	Op Fully Qualified-8 Hr	$	[**]	H			F
00163106			5/27/2008	Oper Tr Entry - 8 Hr Rt	$	[**]	H			F
00084855			6/1/1977	Head Operator	$	[**]	H			F
00085299			5/2/1994	Control Room Operator I	$	[**]	H			F
00085030			6/2/1980	Head Operator	$	[**]	H			F
00161899			11/13/2006	Concept Squad	$	[**]	H			F
00085054			11/4/1968	Storesperson	$	[**]	H			F
00085288			1/13/1992	Op Fully Qualified-8 Hr	$	[**]	H			F
00084841			10/23/1989	Op Fully Qualified-8 Hr	$	[**]	H			F
00149574			4/18/2005	Maint Supr II	$	[**]				F
00085163			9/8/1980	Fire & ER Shift Supr	$	[**]				F

** Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

Emplid	First Name	Last Name	HireDate (Service Date)	Job Title	Base Pay		Union (H)	Senior Manager (SM)	Leave Status	Full/Part	2012 Vac Bal
00085650			5/29/1990	Operations Assistant	$	[**]				F
00082658			4/3/1995	Mechanic Ref (Mobile Home)	$	[**]	H			F
00080646			2/10/1992	Lab Shift Supervisor	$	[**]				F
00162361			12/11/2006	Plant Protection Officer	$	[**]				F
00080210			7/6/1982	Concept Squad	$	[**]	H			F
00084893			7/6/1970	Concept Instrument Tech	$	[**]	H			F
00167299			8/6/2007	Op Fully Qualified-8 Hr	$	[**]	H			F
00142395			5/3/2004	Fire & ER Shift Supr	$	[**]				F
00128340			12/9/2002	Lab Technician	$	[**]	H			F
00163171			1/22/2007	Concept Squad Mech/HEO	$	[**]	H			F
00085027			12/9/1985	Op Fully Qualified-8 Hr	$	[**]	H			F

** Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

Emplid	First Name	Last Name	HireDate (Service Date)	Job Title	Base Pay		Union (H)	Senior Manager (SM)	Leave Status	Full/Part	2012 Vac Bal
00084952			6/29/1992	Lab Technician	$	[**]	H			F
00153722			10/17/2005	Control Room Operator I	$	[**]	H			F
00127806			3/4/2004	Sr Environ Engr Spec 1	$	[**]				F
00153727			10/17/2005	Control Room Operator II	$	[**]	H			F
00085518			1/1/1976	Concept Squad	$	[**]	H			F
00167194			8/6/2007	Concept Squad	$	[**]	H			F
00129359			2/10/2003	Lab Technician	$	[**]	H			F
00084931			8/2/1993	Lab Tech III	$	[**]	H			F
00082692			12/30/1994	Mechanic Ref (Mobile Home)	$	[**]	H			F
00083235			7/2/1989	Mgr NER Procss Control	$	[**]				F
00059210			9/22/1975	Enrgy Cnsrvtn Oper	$	[**]	H			F

** Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

Emplid	First Name	Last Name	HireDate (Service Date)	Job Title	Base Pay		Union (H)	Senior Manager (SM)	Leave Status	Full/Part	2012 Vac Bal
00085047			11/25/1968	Concept Electrican	$	[**]	H			F
00160530			9/11/2006	Lead Outside Operator	$	[**]	H			F
00084892			10/23/1989	Head Operator	$	[**]	H			F
00088704			3/1/1999	Head Operator	$	[**]	H			F
00085150			2/5/1968	Maint Supr II	$	[**]				F
00121152			3/4/2002	Lab Technician	$	[**]	H			F
00085156			9/29/1980	Shift Supervisor	$	[**]				F
00084866			5/2/1988	Planner/Scheduler	$	[**]				F
00134612			7/7/2003	Mechanic Ref (MWF-Home)	$	[**]	H			F
00122094			4/1/2002	Op Fully Qualified-8 Hr	$	[**]	H			F
00083078			4/3/1995	Mechanic Ref (Mobile Home)	$	[**]	H			F
00085519			3/23/1998	Sr Planner/Sched	$	[**]				F

** Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

Emplid	First Name	Last Name	HireDate (Service Date)	Job Title	Base Pay		Union (H)	Senior Manager (SM)	Leave Status	Full/Part	2012 Vac Bal
00126628			9/23/2002	Op Fully Qualified-8 Hr	$	[**]	H			F
00085653			5/30/1989	Supt Maint Field Serv	$	[**]				F
00084847			11/18/1968	Storesperson	$	[**]	H			F
00084831			1/8/1979	Control Room Operator II	$	[**]	H			F
00139373			2/1/1990	Sr Planner/Sched	$	[**]				F
00169897			11/26/2007	Concept Squad	$	[**]	H			F
00088701			3/1/1999	Concept Squad	$	[**]	H			F
00083355			6/13/1989	Facility Shift Supt	$	[**]				F
00085307			1/27/1992	Concept Instrument Tech	$	[**]	H			F
00169888			11/26/2007	Concept Machinist	$	[**]	H			F
00151786			7/25/2005	Concept Instrument Tech	$	[**]	H			F
00085036			9/29/1980	Oper Tr Ii - 8 Hr Rt	$	[**]	H			F

** Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

Emplid	First Name	Last Name	HireDate (Service Date)	Job Title	Base Pay		Union (H)	Senior Manager (SM)	Leave Status	Full/Part	2012 Vac Bal
00085414			10/10/1994	Op Fully Qualified-8 Hr	$	[**]	H			F
00115756			8/13/2001	Inspector Specialist	$	[**]				F
00148271			2/7/2005	Control Room Operator II	$	[**]	H			F
00156027			2/20/2006	Op Fully Qualified-8 Hr	$	[**]	H			F
00085308			2/16/1988	Control Room Operator I	$	[**]	H			F
00100159			3/13/2000	Concept Instrument Tech	$	[**]	H			F
00082758			4/30/1979	Mechanic Ref (Mobile Home)	$	[**]	H			F
00084825			4/3/1989	Head Operator	$	[**]	H			F
00135341			8/11/2003	Concept Machinist	$	[**]	H			F
00085593			1/1/1978	Head Operator	$	[**]	H			F
00085281			6/2/1980	Head Operator	$	[**]	H			F

** Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

Emplid	First Name	Last Name	HireDate (Service Date)	Job Title	Base Pay		Union (H)	Senior Manager (SM)	Leave Status	Full/Part	2012 Vac Bal
00174729			9/15/2008	Lab Technician	$	[**]	H			F
00164652			4/9/2007	Op Fully Qualified-8 Hr	$	[**]	H			F
00139197			7/1/1989	Shift Supervisor	$	[**]				F
00156028			2/20/2006	Op Fully Qualified-8 Hr	$	[**]	H			F
00087052			4/1/1991	HES Auditor IV	$	[**]				F
00084906			10/24/1972	Head Operator	$	[**]	H			F
00083295			12/22/1989	Sr Maintenance Supr	$	[**]				F
00147220			12/13/2004	Supt Maint (Refinery)	$	[**]				F
00175612			11/17/2008	Concept Instrument Tech	$	[**]	H			F
00171236			3/3/2008	Mechanic Refinery (RP)/HEO	$	[**]	H			F
00084996			1/14/1980	Op Fully Qualified-8 Hr	$	[**]	H			F

** Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

Emplid	First Name	Last Name	HireDate (Service Date)	Job Title	Base Pay		Union (H)	Senior Manager (SM)	Leave Status	Full/Part	2012 Vac Bal
00080215			7/24/1989	Mechanic Ref (Mobile Home)	$	[**]	H			F
00080207			3/28/1994	Mechanic Ref (Mobile Home)	$	[**]	H			F
00144150			7/12/2004	Lead Proc Engr	$	[**]				F
00145468			9/7/2004	Welder Rate Protected	$	[**]	H			F
00085197			1/16/1980	Area Supt	$	[**]				F
00082866			11/18/1996	Head Operator	$	[**]	H			F
00169764			11/12/2007	HR Generalist/Analyst	$	[**]				F
00158375			8/13/2007	Maint Supr II	$	[**]				F
00084967			6/28/1993	Concept Instrument Tech	$	[**]	H			F
00088693			3/1/1999	Op Fully Qualified-8 Hr	$	[**]	H			F
00174332			8/18/2008	Sr Proj Engr	$	[**]				F

** Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

Emplid	First Name	Last Name	HireDate (Service Date)	Job Title	Base Pay		Union (H)	Senior Manager (SM)	Leave Status	Full/Part	2012 Vac Bal
00085402			10/23/1989	Head Operator	$	[**]	H			F
00085173			2/7/1972	Facility Shift Supt	$	[**]				F
00085415			10/10/1994	Mech Inst(MWF-Home)	$	[**]	H			F
00164660			4/9/2007	Op Fully Qualified-8 Hr	$	[**]	H			F
00160492			9/11/2006	Op Fully Qualified-8 Hr	$	[**]	H			F
00080303			6/1/1992	Process Engr Spec Consultant	$	[**]				F
00085014			2/8/1984	Sr Planner/Sched	$	[**]				F
00085314			5/29/1990	Op Fully Qualified-8 Hr	$	[**]	H			F
00085585			1/27/1992	Op Fully Qualified-8 Hr	$	[**]	H			F
00148156			2/7/2005	Control Room Operator II	$	[**]	H			F

** Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

Emplid	First Name	Last Name	HireDate (Service Date)	Job Title	Base Pay		Union (H)	Senior Manager (SM)	Leave Status	Full/Part	2012 Vac Bal
00164665			4/9/2007	Op Fully Qualified-8 Hr	$	[**]	H			F
00084969			12/4/1995	Concept Squad	$	[**]	H			F
00084944			9/24/1990	Emer.Resp.Tech-F/Q-8Hr	$	[**]	H			F
00084834			8/2/1993	Head Operator	$	[**]	H			F
00084929			2/7/1994	Mechanic Ref (MWF-Home)	$	[**]	H			F
00148196			2/7/2005	Op Fully Qualified-8 Hr	$	[**]	H			F
00141070			3/22/2004	Sr Area Supt	$	[**]				F
00085510			1/1/1976	Lead Outside Operator	$	[**]	H			F
00095532			12/29/1998	Mechanic Ref (Mobile Home)	$	[**]	H			F
00085558			5/29/1990	Concept Instrument Tech	$	[**]	H			F
00085528			7/21/1969	Concept Electrican	$	[**]	H			F

** Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

Emplid	First Name	Last Name	HireDate (Service Date)	Job Title	Base Pay		Union (H)	Senior Manager (SM)	Leave Status	Full/Part	2012 Vac Bal
00085600			1/1/1976	Head Operator	$	[**]	H			F
00083069			4/3/1995	Mechanic Ref (Mobile Home)	$	[**]	H			F
00157087			4/17/2006	Sr Maintenance Supr	$	[**]				F
00122095			4/1/2002	Op Fully Qualified-8 Hr	$	[**]	H			F
00168836			10/1/2007	Plant Protection Officer	$	[**]				F
00153724			10/17/2005	Op Fully Qualified-8 Hr	$	[**]	H			F
00084939			4/3/1989	Head Operator	$	[**]	H			F
00153996			10/31/2005	Concept Machinist	$	[**]	H			F
00085258			8/1/1976	Head Operator	$	[**]	H			F
00085043			1/14/1980	Back-Up Head Oper/Console Oper	$	[**]	H			F

** Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

Emplid	First Name	Last Name	HireDate (Service Date)	Job Title	Base Pay		Union (H)	Senior Manager (SM)	Leave Status	Full/Part	2012 Vac Bal
00129094			1/27/2003	Back-Up Head Oper/Console Oper	$	[**]	H			F
00085346			1/1/1977	Back-Up Head Oper/Console Oper	$	[**]	H			F
00171456			3/3/2008	Assoc Sr Proj Engr	$	[**]				F
00084973			12/13/1993	Maint Supr II	$	[**]				F
00085679			12/16/1975	Turnaround Project Mgr	$	[**]				F
00156029			2/20/2006	Op Fully Qualified-8 Hr	$	[**]	H			F
00139437			12/14/2001	Sr Process Engr Specialist	$	[**]				F
00124706			7/8/2002	Head Operator	$	[**]	H			F
00085303			7/29/1974	Op Fully Qualified-8 Hr	$	[**]	H			F
00088694			3/1/1999	Op Fully Qualified-8 Hr	$	[**]	H			F

** Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

Emplid	First Name	Last Name	HireDate (Service Date)	Job Title	Base Pay		Union (H)	Senior Manager (SM)	Leave Status	Full/Part	2012 Vac Bal
00124707			7/8/2002	Op Fully Qualified-8 Hr	$	[**]	H			F
00084895			12/13/1993	Concept Machinist	$	[**]	H			F
00085080			2/7/1994	Welder Rate Protected	$	[**]	H			F
00154004			10/31/2005	Concept Squad	$	[**]	H			F
00140612			3/1/2004	Op Fully Qualified-8 Hr	$	[**]	H			F
00139442			9/1/1991	Sr Maint Shift Supv	$	[**]				F
00085320			12/9/1985	Back-Up Head Oper/Console Oper	$	[**]	H			F
00085082			7/11/1983	Op Fully Qualified-8 Hr	$	[**]	H			F
00085061			10/10/1994	Head Operator	$	[**]	H			F
00131235			5/19/2003	Back-Up Head Oper/Console Oper	$	[**]	H			F
00167321			8/6/2007	Assoc Sr Proj Engr	$	[**]				F

** Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

Emplid	First Name	Last Name	HireDate (Service Date)	Job Title	Base Pay		Union (H)	Senior Manager (SM)	Leave Status	Full/Part	2012 Vac Bal
00167743			8/20/2007	Sr Maintenance Supr	$	[**]				F
00085362			7/22/1974	Op Fully Qualified-8 Hr	$	[**]	H			F
00187069			11/21/2011	Entry-Instrument	$	[**]	H			F
00085363			12/4/1995	Mechanic Ref (MWF-Home)	$	[**]	H			F
00085485			5/29/1990	Control Room Operator I	$	[**]	H			F
00129092			1/27/2003	Head Operator	$	[**]	H			F
00085539			9/1/1978	Control Room Operator I	$	[**]	H			F
00163752			2/19/2007	Concept Electrican	$	[**]	H			F
00126256			9/3/2002	Systems Specialist	$	[**]				F
00139447			9/4/2001	Supt Maint (Refinery)	$	[**]				F
00085304			4/10/1989	Shift Supervisor	$	[**]				F
00085554			1/21/1991	Voc Operator	$	[**]	H			F

** Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

Emplid	First Name	Last Name	HireDate (Service Date)	Job Title	Base Pay		Union (H)	Senior Manager (SM)	Leave Status	Full/Part	2012 Vac Bal
00088698			3/1/1999	Head Operator	$	[**]	H			F
00085701			9/1/1978	Inspection Superintendent	$	[**]				F
00085135			7/28/1980	Sr Process Engr Specialist	$	[**]				F
00085298			5/29/1990	Mechanic Ref (MWF-Home)	$	[**]	H			F
00085074			3/13/1989	Welder Rate Protected	$	[**]	H			F
00085009			9/21/1987	Concept Squad	$	[**]	H			F
00154005			10/31/2005	Concept Squad	$	[**]	H			F
00161254			10/16/2006	Concept Electrican	$	[**]	H			F
00084971			10/23/1989	Head Operator	$	[**]	H			F
00167304			8/6/2007	Op Fully Qualified-8 Hr	$	[**]	H			F
00142716			9/1/1993	Refinery Fin Anal	$	[**]				F

** Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

Emplid	First Name	Last Name	HireDate (Service Date)	Job Title	Base Pay		Union (H)	Senior Manager (SM)	Leave Status	Full/Part	2012 Vac Bal
00155746			2/6/2006	Mechanic Ref (Mobile Home)	$	[**]	H			F
00085445			10/23/1989	Back-Up Head Oper/Console Oper	$	[**]	H			F
00139452			12/1/1994	Tech Mgr - Phila.	$	[**]		SM		F
00131232			5/19/2003	Op Fully Qualified-8 Hr	$	[**]	H			F
00164961			4/16/2007	Sr Environ Engr Spec	$	[**]				F
00085294			5/15/1989	Voc Operator	$	[**]	H			F
00160497			9/11/2006	Op Fully Qualified-8 Hr	$	[**]	H			F
00083306			10/14/1995	Area Process Manager	$	[**]		SM		F
00080191			9/25/1989	Concept Instrument Tech	$	[**]	H			F
00085462			1/4/1993	Control Room Operator I	$	[**]	H			F

** Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

Emplid	First Name	Last Name	HireDate (Service Date)	Job Title	Base Pay		Union (H)	Senior Manager (SM)	Leave Status	Full/Part	2012 Vac Bal
00185430			7/18/2011	Plant Protection Officer	$	[**]				F
00085162			6/8/1976	Area Supt	$	[**]				F
00085168			3/24/1992	Operations Assistant	$	[**]				F
00139458			12/1/1989	Sr Maintenance Supr	$	[**]				F
00084913			7/25/1994	Tech Specialist	$	[**]	H			F
00139461			10/1/1987	Sr Area Supt	$	[**]				F
00160498			9/11/2006	Op Fully Qualified-8 Hr	$	[**]	H			F
00139273			4/19/2005	Lab Shift Supervisor	$	[**]				F
00150514			5/31/2005	Assistant Inspector Equip Anal	$	[**]				F
00153992			10/31/2005	Concept Machinist	$	[**]	H			F
00085534			10/23/1989	Op Fully Qualified-8 Hr	$	[**]	H			F
00126629			9/23/2002	Op Fully Qualified-8 Hr	$	[**]	H			F

** Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

Emplid	First Name	Last Name	HireDate (Service Date)	Job Title	Base Pay		Union (H)	Senior Manager (SM)	Leave Status	Full/Part	2012 Vac Bal
00137598			10/20/2003	Sr Maint Shift Supv	$	[**]				F
00085475			5/1/1989	Head Operator	$	[**]	H			F
00084976			1/8/1979	Head Operator	$	[**]	H			F
00167196			8/6/2007	Concept Squad	$	[**]	H			F
00085083			12/13/1993	Mechanic Ref (MWF-Home)	$	[**]	H			F
00085400			12/9/1985	Head Operator	$	[**]	H			F
00082652			10/29/1989	Inst Tech Lev IV	$	[**]	H			F
00084849			2/7/1994	Concept Squad Mech(RP)/HEO	$	[**]	H			F
00082997			3/31/1985	Mechanic Ref (Mobile Home)	$	[**]	H			F
00081940			4/7/1992	Medical Admin Asst	$	[**]				F
00152281			8/22/2005	Fire & ER Shift Supr	$	[**]				F
00139472			3/5/2001	Lead Engr - Project	$	[**]				F

** Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

Emplid	First Name	Last Name	HireDate (Service Date)	Job Title	Base Pay		Union (H)	Senior Manager (SM)	Leave Status	Full/Part	2012 Vac Bal
00169889			11/26/2007	Concept Machinist	$	[**]	H			F
00167302			8/6/2007	Op Fully Qualified-8 Hr	$	[**]	H			F
00084859			7/11/1983	Op Fully Qualified-8 Hr	$	[**]	H			F
00084865			10/14/1974	Head Operator	$	[**]	H			F
00169717			11/12/2007	Emer.Resp.Tech-F/Q-8Hr	$	[**]	H			F
00085057			8/10/1970	Concept Machinist	$	[**]	H			F
00086350			1/16/1984	Shift Supervisor	$	[**]				F
00135342			8/11/2003	Sr Maintenance Supr	$	[**]				F
00139486			3/1/1993	Lab OEMS Doc/Rec Coordinator	$	[**]				F
00084887			7/11/1983	Back-Up Head Oper/Console Oper	$	[**]	H			F
00164650			4/9/2007	Op Fully Qualified-8 Hr	$	[**]	H			F

** Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

Emplid	First Name	Last Name	HireDate (Service Date)	Job Title	Base Pay		Union (H)	Senior Manager (SM)	Leave Status	Full/Part	2012 Vac Bal
00083199			8/12/1980	Sr Proc Engr I	$	[**]				F
00085272			5/1/1989	Head Operator	$	[**]	H			F
00107763			1/15/2001	General Manager	$	[**]				F
00085007			2/26/1979	Sr Systems Analyst	$	[**]				F
00163742			2/19/2007	Assoc Sr Proj Engr	$	[**]				F
00150391			5/31/2005	Maint Supr II	$	[**]				F
00166677			7/9/2007	Sr Maintenance Supr	$	[**]				F
00085152			5/3/1982	Sr Planner/Sched	$	[**]				F
00085581			8/19/1975	Sr Maintenance Supr	$	[**]				F
00085287			1/1/1978	Sr Area Supt	$	[**]				F
00085296			1/27/1992	Op Fully Qualified-8 Hr	$	[**]	H			F
00082673			4/3/1995	Mechanic Ref (Mobile Home)	$	[**]	H			F

** Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

Emplid	First Name	Last Name	HireDate (Service Date)	Job Title	Base Pay		Union (H)	Senior Manager (SM)	Leave Status	Full/Part	2012 Vac Bal
00085777			1/1/1977	Inspector Specialist	$	[**]				F
00085187			1/1/1978	Sr Process Engr Specialist	$	[**]				F
00084884			9/29/1980	Maint Supr II	$	[**]				F
00080229			12/6/1982	Mechanic Refinery (RP)/HEO	$	[**]	H			F
00083360			1/9/1989	Proj Engr Spec	$	[**]				F
00148276			2/7/2005	Op Fully Qualified-8 Hr	$	[**]	H			F
00101504			5/15/2000	Sr Chemical Spec I	$	[**]				F
00160499			9/11/2006	Op Fully Qualified-8 Hr	$	[**]	H			F
00085064			10/23/1989	Head Operator	$	[**]	H			F
00167306			8/6/2007	Op Fully Qualified-8 Hr	$	[**]	H			F
00165404			5/21/2007	Concept Machinist	$	[**]	H			F
00084838			9/20/1976	Head Operator	$	[**]	H			F

** Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

Emplid	First Name	Last Name	HireDate (Service Date)	Job Title	Base Pay		Union (H)	Senior Manager (SM)	Leave Status	Full/Part	2012 Vac Bal
00129080			1/27/2003	Head Operator	$	[**]	H			F
00167307			8/6/2007	Op Fully Qualified-8 Hr	$	[**]	H			F
00085774			9/29/1980	Facility Shift Supt	$	[**]				F
00145164			8/23/2004	Concept Squad	$	[**]	H			F
00085118			4/3/1989	Area Supt	$	[**]				F
00174102			8/11/2008	Op Fully Qualified-8 Hr	$	[**]	H			F
00109930			3/26/2001	Head Operator	$	[**]	H			F
00082737			11/10/1981	Mechanic Ref (Mobile Home)	$	[**]	H			F
00085216			6/2/1980	Facility Shift Supt	$	[**]				F
00112623			6/4/2001	Chief Counsel	$	[**]		SM		F
00084857			10/1/1989	Head Technician	$	[**]	H			F
00145895			10/4/2004	Lab Technician	$	[**]	H			F

** Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

Emplid	First Name	Last Name	HireDate (Service Date)	Job Title	Base Pay		Union (H)	Senior Manager (SM)	Leave Status	Full/Part	2012 Vac Bal
00085069			5/3/1982	Mechanic Ref/HEO (MWF-Home)	$	[**]	H			F
00157086			4/17/2006	Maint Supr II	$	[**]				F
00179284			10/26/2009	Assoc Exec Secretary	$	[**]				F
00169890			11/26/2007	Concept Machinist	$	[**]	H			F
00085018			5/26/1992	Tech Specialist	$	[**]	H			F
00165683			5/29/2007	Sr Proc Engr I	$	[**]				F
00138145			11/17/2003	Op Fully Qualified-8 Hr	$	[**]	H			F
00164302			3/19/2007	Concept Machinist	$	[**]	H			F
00084959			9/21/1987	Mechanic Ref (MWF-Home)	$	[**]	H			F
00083286			9/9/1990	Planning Coord	$	[**]				F
00139475			6/1/1994	Shift Supervisor	$	[**]				F
00084856			9/1/1976	Head Operator	$	[**]	H			F

** Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

Emplid	First Name	Last Name	HireDate (Service Date)	Job Title	Base Pay		Union (H)	Senior Manager (SM)	Leave Status	Full/Part	2012 Vac Bal
00085563			10/23/1989	Shift Supervisor	$	[**]				F
00170674			1/21/2008	Sr Heal/Safety Spec I	$	[**]				F
00085059			10/12/1981	Tech Specialist	$	[**]	H			F
00173969			7/28/2008	Op Fully Qualified-8 Hr	$	[**]	H			F
00085051			5/23/1968	Planner/Scheduler	$	[**]				F
00139483			2/1/1987	Sr Maintenance Supr	$	[**]				F
00153725			10/17/2005	Control Room Operator I	$	[**]	H			F
00084910			12/4/1995	Control Room Operator I	$	[**]	H			F
00148202			2/7/2005	Lab Tech III	$	[**]	H			F
00084960			10/31/1988	Op Fully Qualified-8 Hr	$	[**]	H			F
00142391			5/3/2004	Plant Protection Officer	$	[**]				F

** Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

Emplid	First Name	Last Name	HireDate (Service Date)	Job Title	Base Pay		Union (H)	Senior Manager (SM)	Leave Status	Full/Part	2012 Vac Bal
00171237			3/3/2008	Welder Rate Protected	$	[**]	H			F
00164644			4/9/2007	Op Fully Qualified-8 Hr	$	[**]	H			F
00084985			7/16/1990	Concept Electrican	$	[**]	H			F
00167309			8/6/2007	Op Fully Qualified-8 Hr	$	[**]	H			F
00173335			6/23/2008	Assoc Sr Proj Engr	$	[**]				F
00164658			4/9/2007	Op Fully Qualified-8 Hr	$	[**]	H			F
00167379			8/6/2007	Construction Proj Mgr IV	$	[**]				F
00084843			5/26/1996	Lab Technician	$	[**]	H			F
00156031			2/20/2006	Op Fully Qualified-8 Hr	$	[**]	H			F
00187070			11/21/2011	Entry-Instrument	$	[**]	H			F
00084824			1/4/1993	Head Operator	$	[**]	H			F
00169901			11/26/2007	Concept Squad	$	[**]	H			F

** Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

Emplid	First Name	Last Name	HireDate (Service Date)	Job Title	Base Pay		Union (H)	Senior Manager (SM)	Leave Status	Full/Part	2012 Vac Bal
00084991			12/9/1985	Area Supt	$	[**]				F
00085536			6/24/1974	Concept Squad	$	[**]	H			F
00084879			6/2/1980	Op Fully Qualified-8 Hr	$	[**]	H			F
00160502			9/11/2006	Op Fully Qualified-8 Hr	$	[**]	H			F
00156032			2/20/2006	Op Fully Qualified-8 Hr	$	[**]	H			F
00085038			11/25/1974	Op Fully Qualified-8 Hr	$	[**]	H			F
00155749			2/6/2006	Mechanic Ref (Mobile Home)	$	[**]	H			F
00167310			8/6/2007	Op Fully Qualified-8 Hr	$	[**]	H			F
00167311			8/6/2007	Op Fully Qualified-8 Hr	$	[**]	H			F
00134611			7/7/2003	Concept Squad	$	[**]	H			F
00085249			1/21/1991	Op Fully Qualified-8 Hr	$	[**]	H			F

** Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

Emplid	First Name	Last Name	HireDate (Service Date)	Job Title	Base Pay		Union (H)	Senior Manager (SM)	Leave Status	Full/Part	2012 Vac Bal
00131236			5/19/2003	Control Room Operator I	$	[**]	H			F
00085507			1/27/1992	Op Fully Qualified-8 Hr	$	[**]	H			F
00174730			9/15/2008	Lab Technician	$	[**]	H			F
00124708			7/8/2002	Op Fully Qualified-8 Hr	$	[**]	H			F
00085366			12/16/1975	Concept Squad	$	[**]	H			F
00085405			10/1/1973	Head Technician	$	[**]	H			F
00152784			3/18/1997	Construction Proj Mgr IV	$	[**]				F
00085476			3/23/1998	Concept Instrument Tech	$	[**]	H			F
00173332			6/23/2008	Assoc Sr Proj Engr	$	[**]				F
00153726			10/17/2005	Op Fully Qualified-8 Hr	$	[**]	H			F
00159697			8/7/2006	Lab Technician	$	[**]	H			F

** Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

Emplid	First Name	Last Name	HireDate (Service Date)	Job Title	Base Pay		Union (H)	Senior Manager (SM)	Leave Status	Full/Part	2012 Vac Bal
00160503			9/11/2006	Op Fully Qualified-8 Hr	$	[**]	H			F
00083345			10/20/1997	Sr Oper Econ Spec	$	[**]				F
00126630			9/23/2002	Op Fully Qualified-8 Hr	$	[**]	H			F
00085218			6/16/1972	Shift Supervisor	$	[**]				F
00164659			4/9/2007	Op Fully Qualified-8 Hr	$	[**]	H			F
00081588			2/5/1994	OPS Planner	$	[**]				F
00146584			11/1/2004	Associate Planner Scheduler	$	[**]				F
00084860			4/3/1989	Storesperson	$	[**]	H			F
00134211			6/30/2003	Mechanic Ref (Mobile Home)	$	[**]	H			F
00084965			2/7/1994	Mechanic Ref (MWF-Home)	$	[**]	H			F
00140622			3/1/2004	Op Fully Qualified-8 Hr	$	[**]	H			F

** Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

Emplid	First Name	Last Name	HireDate (Service Date)	Job Title	Base Pay		Union (H)	Senior Manager (SM)	Leave Status	Full/Part	2012 Vac Bal
00163110			5/27/2008	Oper Tr Entry - 8 Hr Rt	$	[**]	H			F
00084921			5/14/1968	Op Fully Qualified-8 Hr	$	[**]	H			F
00164649			4/9/2007	Op Fully Qualified-8 Hr	$	[**]	H			F
00084882			2/7/1994	Mechanic Ref (MWF-Home)	$	[**]	H			F
00085048			8/22/1966	Head Operator	$	[**]	H			F
00134617			7/7/2003	Concept Squad	$	[**]	H			F
00161251			10/16/2006	Concept Squad	$	[**]	H			F
00169891			11/26/2007	Concept Machinist	$	[**]	H			F
00085276			12/4/1995	Concept Squad	$	[**]	H			F
00148277			2/2/2005	Control Room Operator II	$	[**]	H			F
00085385			10/10/1994	Op Fully Qualified-8 Hr	$	[**]	H			F

** Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

Emplid	First Name	Last Name	HireDate (Service Date)	Job Title	Base Pay		Union (H)	Senior Manager (SM)	Leave Status	Full/Part	2012 Vac Bal
00174012			8/11/2008	Op Fully Qualified-8 Hr	$	[**]	H			F
00085744			7/27/2001	Op Fully Qualified-8 Hr	$	[**]	H			F
00167313			8/6/2007	Op Fully Qualified-8 Hr	$	[**]	H			F
00174101			8/11/2008	Lab Tech III	$	[**]	H			F
00083390			5/3/1982	Shift Supervisor	$	[**]				F
00081521			1/28/1991	Sr Project Engr Specialist	$	[**]				F
00164048			3/19/2007	Admin Asst	$	[**]				F
00145162			8/23/2004	Concept Squad	$	[**]	H			F
00080356			10/10/1994	Lab Technician	$	[**]	H			F
00085643			1/15/1990	Supt Planning & Scheduling	$	[**]				F
00160504			9/11/2006	Op Fully Qualified-8 Hr	$	[**]	H			F
00113132			4/28/2005	Asst Procurement Analyst	$	[**]				F

** Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

Emplid	First Name	Last Name	HireDate (Service Date)	Job Title	Base Pay		Union (H)	Senior Manager (SM)	Leave Status	Full/Part	2012 Vac Bal
00164646			4/9/2007	Op Fully Qualified-8 Hr	$	[**]	H			F
00085070			12/9/1985	Head Operator	$	[**]	H			F
00101025			4/17/2000	Op Fully Qualified-8 Hr	$	[**]	H			F
00085169			5/20/1968	Sr Maintenance Supr	$	[**]				F
00139494			5/1/1985	PSM Coordinator	$	[**]				F
00085260			5/1/1989	Lead Engr - Project	$	[**]				F
00085484			1/4/1993	Mechanic Ref (MWF-Home)	$	[**]	H			F
00085016			12/4/1995	Control Room Operator II	$	[**]	H			F
00158540			6/12/2006	Lab Technician	$	[**]	H			F
00082949			12/23/1984	Inst Tech Lvl Iv	$	[**]	H			F
00085326			1/27/1992	Head Operator	$	[**]	H			F
00139438			2/14/2000	Sr Maintenance Supr	$	[**]				F

** Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

Emplid	First Name	Last Name	HireDate (Service Date)	Job Title	Base Pay		Union (H)	Senior Manager (SM)	Leave Status	Full/Part	2012 Vac Bal
00131983			5/27/2003	H/S/Fire/PSM/Sec Reg Asst	$	[**]				F
00149573			4/18/2005	Sr Maint Shift Supv	$	[**]				F
00145161			8/23/2004	Concept Squad Mech/HEO	$	[**]	H			F
00139443			5/1/1985	Shift Supervisor	$	[**]				F
00164657			4/9/2007	Op Fully Qualified-8 Hr	$	[**]	H			F
00085151			9/13/1993	Maintenance Training Consultan	$	[**]				F
00161252			10/16/2006	Concept Instrument Tech	$	[**]	H			F
00167459			8/6/2007	Assoc Sr Proj Engr	$	[**]				F
00088705			3/1/1999	Control Room Operator II	$	[**]	H			F
00085259			9/1/1978	Sr Planner/Sched	$	[**]				F
00085005			12/4/1995	Head Operator	$	[**]	H			F

** Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

Emplid	First Name	Last Name	HireDate (Service Date)	Job Title	Base Pay		Union (H)	Senior Manager (SM)	Leave Status	Full/Part	2012 Vac Bal
00085040			1/20/1986	Head Operator	$	[**]	H			F
00139317			5/17/1999	Shift Supervisor	$	[**]				F
00085483			5/15/1989	Back-Up Head Oper/Console Oper	$	[**]	H			F
00160506			9/11/2006	Op Fully Qualified-8 Hr	$	[**]	H			F
00139319			9/1/1991	Shift Supervisor	$	[**]				F
00116044			8/20/2001	Plng Econ Spec	$	[**]				F
00160507			9/11/2006	Op Fully Qualified-8 Hr	$	[**]	H			F
00169892			11/26/2007	Concept Machinist	$	[**]	H			F
00085031			6/17/1969	Concept Machinist	$	[**]	H			F
00085690			11/10/1969	Lab Shift Supervisor	$	[**]				F
00169902			11/26/2007	Concept Squad	$	[**]	H			F
00143822			6/28/2004	Sr Proj Engr 1	$	[**]				F

** Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

Emplid	First Name	Last Name	HireDate (Service Date)	Job Title	Base Pay		Union (H)	Senior Manager (SM)	Leave Status	Full/Part	2012 Vac Bal
00085056			10/10/1994	Head Operator	$	[**]	H			F
00109931			3/26/2001	Control Room Operator I	$	[**]	H			F
00165108			4/30/2007	Proc Engr Spec	$	[**]				F
00156034			2/20/2006	Op Fully Qualified-8 Hr	$	[**]	H			F
00085494			5/29/1990	Control Room Operator II	$	[**]	H			F
00160508			9/11/2006	Op Fully Qualified-8 Hr	$	[**]	H			F
00129090			1/27/2003	Op Fully Qualified-8 Hr	$	[**]	H			F
00084935			2/18/1975	PSM Coordinator	$	[**]				F
00085354			1/13/1992	Concept Instrument Tech	$	[**]	H			F
00085068			5/3/1982	Head Operator	$	[**]	H			F
00140771			3/1/2004	Op Fully Qualified-8 Hr	$	[**]	H			F

** Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

Emplid	First Name	Last Name	HireDate (Service Date)	Job Title	Base Pay		Union (H)	Senior Manager (SM)	Leave Status	Full/Part	2012 Vac Bal
00174103			8/11/2008	Op Fully Qualified-8 Hr	$	[**]	H			F
00167315			8/6/2007	Op Fully Qualified-8 Hr	$	[**]	H			F
00164648			4/9/2007	Op Fully Qualified-8 Hr	$	[**]	H			F
00157426			5/1/2006	Emer.Resp.Tech-F/Q-8Hr	$	[**]	H			F
00169893			11/26/2007	Concept Machinist	$	[**]	H			F
00066959			4/13/2003	Inspector Specialist	$	[**]				F
00085248			10/23/1989	Back-Up Head Oper/Console Oper	$	[**]	H			F
00140630			3/1/2004	Op Fully Qualified-8 Hr	$	[**]	H			F
00150217			9/19/2006	OP App I - 8 Hour Rate	$	[**]	H			F
00164664			4/9/2007	Op Fully Qualified-8 Hr	$	[**]	H			F

** Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

Emplid	First Name	Last Name	HireDate (Service Date)	Job Title	Base Pay		Union (H)	Senior Manager (SM)	Leave Status	Full/Part	2012 Vac Bal
00138146			11/17/2003	Lead Outside Operator	$	[**]	H			F
00126631			9/23/2002	Op Fully Qualified-8 Hr	$	[**]	H			F
00088689			3/1/1999	Op Fully Qualified-8 Hr	$	[**]	H			F
00098508			1/3/2000	Head Operator	$	[**]	H			F
00088691			3/1/1999	Shift Supervisor	$	[**]				F
00085422			3/26/1973	Head Operator	$	[**]	H			F
00101423			5/8/2000	Sr Systems Analyst	$	[**]				F
00135343			8/11/2003	Concept Machinist	$	[**]	H			F
00141215			3/22/2004	Turnaround Project Mgr	$	[**]				F
00172557			3/18/2009	Proj Engr I	$	[**]				F
00085300			1/1/1976	Concept Squad	$	[**]	H			F
00155854			2/7/2006	Facility HR Manager - Phila	$	[**]		SM		F

** Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

Emplid	First Name	Last Name	HireDate (Service Date)	Job Title	Base Pay		Union (H)	Senior Manager (SM)	Leave Status	Full/Part	2012 Vac Bal
00131881			6/2/2003	Concept Instrument Tech	$	[**]	H			F
00160522			9/11/2006	Op Fully Qualified-8 Hr	$	[**]	H			F
00085610			12/17/1973	Concept Squad Mech/HEO	$	[**]	H			F
00085612			1/4/1993	Head Operator	$	[**]	H			F
00139570			2/1/1987	Sr Planner/Sched	$	[**]				F
00084936			2/17/1981	Concept Machinist	$	[**]	H			F
00085596			1/1/1976	Concept Machinist	$	[**]	H			F
00173970			7/28/2008	Op Fully Qualified-8 Hr	$	[**]	H			F
00088702			3/1/1999	Head Operator	$	[**]	H			F
00085697			6/22/1987	Training Asst.	$	[**]				F
00170803			1/21/2008	Inspector	$	[**]				F
00085240			11/2/1981	Construction Project Manager	$	[**]				F

** Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

Emplid	First Name	Last Name	HireDate (Service Date)	Job Title	Base Pay		Union (H)	Senior Manager (SM)	Leave Status	Full/Part	2012 Vac Bal
00126632			9/15/2003	Concept Squad	$	[**]	H			F
00168361			9/4/2007	Proj Mgr I	$	[**]				F
00163434			2/5/2007	Maint Supr II	$	[**]				F
00175613			11/17/2008	Concept Instrument Tech	$	[**]	H			F
00084940			7/30/1984	Control Room Operator II	$	[**]	H			F
00164655			4/9/2007	Op Fully Qualified-8 Hr	$	[**]	H			F
00169907			11/26/2007	Concept Squad	$	[**]	H			F
00139716			8/1/1990	Shift Supervisor	$	[**]				F
00160523			9/11/2006	Op Fully Qualified-8 Hr	$	[**]	H			F
00082826			11/18/1996	Control Room Operator I	$	[**]	H			F
00160655			1/7/2008	Assoc Sr Proj Engr	$	[**]				F
00134618			7/7/2003	Mechanic Ref (MWF-Home)	$	[**]	H			F

** Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

Emplid	First Name	Last Name	HireDate (Service Date)	Job Title	Base Pay		Union (H)	Senior Manager (SM)	Leave Status	Full/Part	2012 Vac Bal
00085496			7/15/1974	Concept Machinist	$	[**]	H			F
00169894			11/26/2007	Concept Machinist	$	[**]	H			F
00135344			8/11/2003	Concept Machinist	$	[**]	H			F
00129087			1/27/2003	Op Fully Qualified-8 Hr	$	[**]	H			F
00160524			9/11/2006	Op Fully Qualified-8 Hr	$	[**]	H			F
00159696			8/7/2006	Lab Technician	$	[**]	H			F
00144877			8/9/2004	Maint Supr II	$	[**]				F
00085598			5/29/1990	Back-Up Head Oper/Console Oper	$	[**]	H			F
00085221			3/5/1990	Area Process Manager	$	[**]				F
00122098			4/1/2002	Op Fully Qualified-8 Hr	$	[**]	H			F
00085678			6/13/1974	Inspector Specialist	$	[**]				F

** Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

Emplid	First Name	Last Name	HireDate (Service Date)	Job Title	Base Pay		Union (H)	Senior Manager (SM)	Leave Status	Full/Part	2012 Vac Bal
00085338			8/1/1977	Op Fully Qualified-8 Hr	$	[**]	H			F
00171686			3/17/2008	Assoc Sr Proj Engr	$	[**]				F
00080245			8/20/1986	Concept Instrument Tech	$	[**]	H			F
00085384			1/13/1992	Concept Electrican	$	[**]	H			F
00109932			3/26/2001	Control Room Operator II	$	[**]	H			F
00084956			1/16/1989	Mechanic Ref (MWF-Home)	$	[**]	H			F
00084890			12/9/1985	Mechanic Ref (MWF-Home)	$	[**]	H			F
00085100			2/8/1988	Area Process Manager	$	[**]				F
00085201			6/2/1980	Shift Supervisor	$	[**]				F
00081796			11/3/1996	Control Room Operator II	$	[**]	H			F
00129086			1/27/2003	Control Room Operator II	$	[**]	H			F

** Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

Emplid	First Name	Last Name	HireDate (Service Date)	Job Title	Base Pay		Union (H)	Senior Manager (SM)	Leave Status	Full/Part	2012 Vac Bal
00086534			10/10/1994	Sr Systems Analyst	$	[**]				F
00085289			7/5/1989	Op Fully Qualified-8 Hr	$	[**]	H			F
00085044			1/20/1986	Shift Supervisor	$	[**]				F
00084907			10/23/1989	Op Fully Qualified-8 Hr	$	[**]	H			F
00155753			2/6/2006	Mechanic Ref (Mobile Home)	$	[**]	H			F
00157085			4/17/2006	Maint Supr II	$	[**]				F
00139357			2/20/2001	Shift Supervisor	$	[**]				F
00141008			3/8/2004	Sr Proc Engr I	$	[**]				F
00143100			2/17/2005	HR Associate	$	[**]				F
00085335			4/7/1975	Sr Maintenance Supr	$	[**]				F
00085310			5/20/1996	Concept Squad	$	[**]	H			F
00127374			10/28/2002	Lab Technician	$	[**]	H			F

** Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

Emplid	First Name	Last Name	HireDate (Service Date)	Job Title	Base Pay		Union (H)	Senior Manager (SM)	Leave Status	Full/Part	2012 Vac Bal
00139466			8/1/1995	Area Supply Chain Ops Lead	$	[**]				F
00171238			3/3/2008	Concept Squad	$	[**]	H			F
00174568			9/2/2008	Receptionist/Admin Asst	$	[**]				F
00084146			10/22/1978	Proj Engr Spec	$	[**]				F
00161253			10/16/2006	Mechanic Refinery (RP)/HEO	$	[**]	H			F
00088699			3/1/1999	Head Operator	$	[**]	H			F
00085466			7/19/1971	Sr Area Supt	$	[**]				F
00139470			6/1/1989	Shift Supervisor	$	[**]				F
00084924			2/26/1979	Head Operator	$	[**]	H			F
00084937			10/31/1972	Head Operator	$	[**]	H			F
00160525			9/11/2006	Op Fully Qualified-8 Hr	$	[**]	H			F
00085538			6/8/1998	Concept Instrument Tech	$	[**]	H			F

** Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

Emplid	First Name	Last Name	HireDate (Service Date)	Job Title	Base Pay		Union (H)	Senior Manager (SM)	Leave Status	Full/Part	2012 Vac Bal
00122100			9/26/2001	Control Room Operator I	$	[**]	H			F
00148204			2/7/2005	Op Fully Qualified-8 Hr	$	[**]	H			F
00160032			8/21/2006	Concept Electrican	$	[**]	H			F
00086402			8/5/1991	Proj Engr Spec	$	[**]				F
00153729			10/17/2005	Op Fully Qualified-8 Hr	$	[**]	H			F
00143092			6/1/2004	Sr Environ Engr Spec 1	$	[**]				F
00085060			10/10/1994	Control Room Operator I	$	[**]	H			F
00084922			9/14/1987	Head Technician	$	[**]	H			F
00082983			4/3/1995	Mechanic Ref (Mobile Home)	$	[**]	H			F
00153730			10/17/2005	Op Fully Qualified-8 Hr	$	[**]	H			F
00085599			12/1/1976	Head Operator	$	[**]	H			F

** Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

Emplid	First Name	Last Name	HireDate (Service Date)	Job Title	Base Pay		Union (H)	Senior Manager (SM)	Leave Status	Full/Part	2012 Vac Bal
00169882			11/26/2007	Concept Electrican	$	[**]	H			F
00164656			4/9/2007	Op Fully Qualified-8 Hr	$	[**]	H			F
00169904			11/26/2007	Concept Squad	$	[**]	H			F
00160058			8/21/2006	Lab Technician	$	[**]	H			F
00171926			3/31/2008	Assoc Sr Process Engr	$	[**]				F
00085342			10/22/1973	Lead Planner/Scheduler	$	[**]				F
00164661			4/9/2007	Op Fully Qualified-8 Hr	$	[**]	H			F
00128341			12/9/2002	Lab Technician	$	[**]	H			F
00173328			6/23/2008	Assoc Sr Proj Engr	$	[**]				F
00057338			8/1/1990	Op Fully Qualified-8 Hr	$	[**]	H			F
00109934			3/26/2001	Control Room Operator I	$	[**]	H			F
00085008			1/4/1993	Head Operator	$	[**]	H			F

** Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

Emplid	First Name	Last Name	HireDate (Service Date)	Job Title	Base Pay		Union (H)	Senior Manager (SM)	Leave Status	Full/Part	2012 Vac Bal
00139417			6/14/1999	Shift Supervisor	$	[**]				F
00134576			7/7/2003	Mechanic Ref (MWF-Home)	$	[**]	H			F
00160650			9/18/2006	Concept Squad Mech/HEO	$	[**]	H			F
00085104			5/3/1982	Shift Supervisor	$	[**]				F
00084829			1/8/1979	Mechanic Ref (MWF-Home)	$	[**]	H			F
00095295			8/30/1999	Concept Machinist	$	[**]	H			F
00138158			11/17/2003	Op Fully Qualified-8 Hr	$	[**]	H			F
00164865			4/2/2007	Concept Machinist	$	[**]	H			F
00082893			9/3/1975	Maint Supr II	$	[**]				F
00083657			2/19/2002	Operations Assistant	$	[**]				F
00155754			2/6/2006	Mechanic Ref (Mobile Home)	$	[**]	H			F
00085424			1/1/1977	Operations Mechanic	$	[**]	H			F

** Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

Emplid	First Name	Last Name	HireDate (Service Date)	Job Title	Base Pay		Union (H)	Senior Manager (SM)	Leave Status	Full/Part	2012 Vac Bal
00164667			4/9/2007	Op Fully Qualified-8 Hr	$	[**]	H			F
00156036			2/20/2006	Op Fully Qualified-8 Hr	$	[**]	H			F
00109935			3/26/2001	Op Fully Qualified-8 Hr	$	[**]	H			F
00098602			8/4/1998	Op Fully Qualified-8 Hr	$	[**]	H			F
00156037			2/20/2006	Op Fully Qualified-8 Hr	$	[**]	H			F
00091315			6/15/1999	Control Room Operator I	$	[**]	H			F
00088907			4/19/1999	Plant Protection Officer	$	[**]				F
00154014			10/31/2005	Proj Engr Spec	$	[**]				F
00004426			4/19/2007	Concept Squad	$	[**]	H			F
00160527			9/11/2006	Op Fully Qualified-8 Hr	$	[**]	H			F

** Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

Emplid	First Name	Last Name	HireDate (Service Date)	Job Title	Base Pay		Union (H)	Senior Manager (SM)	Leave Status	Full/Part	2012 Vac Bal
00164642			4/9/2007	Op Fully Qualified-8 Hr	$	[**]	H			F
00122101			4/1/2002	Control Room Operator I	$	[**]	H			F
00088708			3/1/1999	Concept Squad	$	[**]	H			F
00084875			7/4/1990	Concept Instrument Tech	$	[**]	H			F
00145591			9/20/2004	Sr Systems Analyst	$	[**]				F
00085033			2/7/1994	Concept Squad	$	[**]	H			F
00085032			7/11/1983	Back-Up Head Oper/Console Oper	$	[**]	H			F
00143090			6/1/2004	Supt Maint (Refinery)	$	[**]				F
00153731			10/17/2005	Control Room Operator I	$	[**]	H			F
00085045			12/9/1985	Concept Instrument Tech	$	[**]	H			F
00130633			5/5/2003	Inspector Specialist	$	[**]				F

** Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

Emplid	First Name	Last Name	HireDate (Service Date)	Job Title	Base Pay		Union (H)	Senior Manager (SM)	Leave Status	Full/Part	2012 Vac Bal
00153994			6/6/1996	Concept Machinist	$	[**]	H			F
00091334			6/14/1999	Area Supt	$	[**]				F
00085291			5/29/1990	Concept Squad	$	[**]	H			F
00085071			10/23/1989	Operations Training Consultant	$	[**]				F
00167316			8/6/2007	Op Fully Qualified-8 Hr	$	[**]	H			F
00084968			6/29/1992	Head Technician	$	[**]	H			F
00155756			2/6/2006	Concept Instrument Tech	$	[**]	H			F
00084842			1/4/1993	PSM Coordinator	$	[**]				F
00084933			1/13/1969	Concept Electrican	$	[**]	H			F
00134601			7/7/2003	Concept Squad	$	[**]	H			F
00085404			10/10/1994	Mechanic Ref (MWF-Home)	$	[**]	H			F
00084891			6/2/1980	Concept Squad	$	[**]	H			F

** Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

Emplid	First Name	Last Name	HireDate (Service Date)	Job Title	Base Pay		Union (H)	Senior Manager (SM)	Leave Status	Full/Part	2012 Vac Bal
00126620			9/23/2002	Control Room Operator II	$	[**]	H			F
00167317			8/6/2007	Op Fully Qualified-8 Hr	$	[**]	H			F
00084990			12/1/1986	Op Fully Qualified-8 Hr	$	[**]	H			F
00174727			9/15/2008	Lab Technician	$	[**]	H			F
00080132			3/28/1989	Mechanic Ref (Mobile Home)	$	[**]	H			F
00167318			8/6/2007	Op Fully Qualified-8 Hr	$	[**]	H			F
00160949			9/25/2006	Sr Heal/Safety Spec	$	[**]				F
00084837			1/9/1989	Mechanic Ref (MWF-Home)	$	[**]	H			F
00134619			7/7/2003	Mechanic Refinery (RP)/HEO	$	[**]	H			F
00085608			5/29/1990	Op Fully Qualified-8 Hr	$	[**]	H			F

** Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

Emplid	First Name	Last Name	HireDate (Service Date)	Job Title	Base Pay		Union (H)	Senior Manager (SM)	Leave Status	Full/Part	2012 Vac Bal
00084979			9/22/1986	Area Supt	$	[**]				F
00085741			11/12/1973	Sr Proj Engr 1	$	[**]				F
00084989			6/20/1988	Op Fully Qualified-8 Hr	$	[**]	H			F
00153732			10/13/2005	Op Fully Qualified-8 Hr	$	[**]	H			F
00109940			3/26/2001	Back-Up Head Oper/Console Oper	$	[**]	H			F
00085167			3/6/1974	Process Engr Spec Consultant	$	[**]				F
00135347			8/11/2003	Concept Machinist	$	[**]	H			F
00145163			7/8/2003	Mechanic Ref (MWF-Home)	$	[**]	H			F
00085506			1/1/1977	Head Operator	$	[**]	H			F
00088703			3/1/1999	Head Operator	$	[**]	H			F
00051955			1/16/1997	Maint Supr II	$	[**]				F
00083240			5/13/1996	Proj Engr Spec	$	[**]				F

** Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

Emplid	First Name	Last Name	HireDate (Service Date)	Job Title	Base Pay		Union (H)	Senior Manager (SM)	Leave Status	Full/Part	2012 Vac Bal
00159068			7/10/2006	Sr Proj Engr	$	[**]				F
00085113			12/19/1988	E&I Supt - NERC	$	[**]				F
00122103			4/1/2002	Op Fully Qualified-8 Hr	$	[**]	H			F
00085492			1/22/1973	Concept Squad	$	[**]	H			F
00156040			2/20/2006	Control Room Operator I	$	[**]	H			F
00102668			6/26/2000	Sr Area Supt	$	[**]				F
00122104			4/1/2002	Op Fully Qualified-8 Hr	$	[**]	H			F
00084930			2/7/1994	Mechanic Ref (MWF-Home)	$	[**]	H			F
00085078			12/4/1995	Op Fully Qualified-8 Hr	$	[**]	H			F
00169884			11/26/2007	Concept Electrican	$	[**]	H			F
00085290			1/21/1991	Op Fully Qualified-8 Hr	$	[**]	H			F

** Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

Emplid	First Name	Last Name	HireDate (Service Date)	Job Title	Base Pay		Union (H)	Senior Manager (SM)	Leave Status	Full/Part	2012 Vac Bal
00167319			8/6/2007	Op Fully Qualified-8 Hr	$	[**]	H			F
00085171			3/27/1989	Sr Process Engr Specialist	$	[**]				F
00084977			2/7/1994	Concept Squad	$	[**]	H			F
00085302			12/4/1995	Area Supt	$	[**]				F
00085537			5/1/1989	Back-Up Head Oper/Console Oper	$	[**]	H			F
00184838			5/31/2011	Proc Engr I	$	[**]				F
00165560			5/14/2007	Admin Asst	$	[**]				F
00166699			7/9/2007	Fac Security & ER Coord	$	[**]				F
00085382			9/24/1973	Inspector Specialist	$	[**]				F
00085361			8/1/1976	Head Operator	$	[**]	H			F
00084957			11/25/1974	Back-Up Head Oper/Console Oper	$	[**]	H			F
00085661			1/1/1979	Sr Process Engr Specialist	$	[**]				F

** Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

Emplid	First Name	Last Name	HireDate (Service Date)	Job Title	Base Pay		Union (H)	Senior Manager (SM)	Leave Status	Full/Part	2012 Vac Bal
00084840			10/23/1989	Head Operator	$	[**]	H			F
00083037			7/2/1984	Mechanic Ref (Mobile Home)	$	[**]	H			F
00148272			2/7/2005	Control Room Operator II	$	[**]	H			F
00156041			2/20/2006	Op Fully Qualified-8 Hr	$	[**]	H			F
00085401			5/29/1990	Op Fully Qualified-8 Hr	$	[**]	H			F
00140636			3/1/2004	Op Fully Qualified-8 Hr	$	[**]	H			F
00143094			6/1/2004	Sr Area Supt	$	[**]				F
00128342			12/9/2002	Lab Technician	$	[**]	H			F
00085654			2/22/1994	Sr Maintenance Supr	$	[**]				F
00173971			7/28/2008	Op Fully Qualified-8 Hr	$	[**]	H			F

** Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

Emplid	First Name	Last Name	HireDate (Service Date)	Job Title	Base Pay		Union (H)	Senior Manager (SM)	Leave Status	Full/Part	2012 Vac Bal
00085578			5/16/1994	Mech Inst(MWF-Home)	$	[**]	H			F
00154001			10/31/2005	Concept Squad Mech(RP)/HEO	$	[**]	H			F
00128343			12/9/2002	Lab Technician	$	[**]	H			F
00098603			1/3/2000	Head Operator	$	[**]	H			F
00083628			7/29/1997	Concept Squad Mech/HEO	$	[**]	H			F
00088695			3/1/1999	Head Operator	$	[**]	H			F
00155758			2/6/2006	Concept Instrument Tech	$	[**]	H			F
00085010			10/24/1972	Concept Machinist	$	[**]	H			F
00082661			10/10/1994	Lab Shift Supervisor	$	[**]				F
00084848			10/23/1989	Op Fully Qualified-8 Hr	$	[**]	H			F
00084894			6/2/1980	Storesperson	$	[**]	H			F

** Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

Emplid	First Name	Last Name	HireDate (Service Date)	Job Title	Base Pay		Union (H)	Senior Manager (SM)	Leave Status	Full/Part	2012 Vac Bal
00174136			8/11/2008	Op Fully Qualified-8 Hr	$	[**]	H			F
00085570			1/5/1970	Concept Squad	$	[**]	H			F
00148273			2/7/2005	Op Fully Qualified-8 Hr	$	[**]	H			F
00085227			6/2/1980	Sr Area Supt	$	[**]				F
00084880			6/2/1980	Head Operator	$	[**]	H			F
00085403			4/15/1990	Head Operator	$	[**]	H			F
00148274			2/7/2005	Op Fully Qualified-8 Hr	$	[**]	H			F
00186558			10/3/2011	Health/Safety Spec I	$	[**]				F
00085419			1/27/1992	Op Fully Qualified-8 Hr	$	[**]	H			F
00085348			4/23/1973	Tech Specialist	$	[**]	H			F
00095048			2/3/1990	Planner/Scheduler	$	[**]				F
00083183			7/9/1989	Maintenance Manager	$	[**]		SM		F

** Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

Emplid	First Name	Last Name	HireDate (Service Date)	Job Title	Base Pay		Union (H)	Senior Manager (SM)	Leave Status	Full/Part	2012 Vac Bal
00084978			6/25/1990	Concept Electrican	$	[**]	H			F
00095302			8/30/1999	Concept Machinist	$	[**]	H			F
00149044			3/21/2005	Systems Specialist	$	[**]				F
00139422			4/9/2001	Shift Supervisor	$	[**]				F
00160528			9/11/2006	Op Fully Qualified-8 Hr	$	[**]	H			F
00085407			7/28/1975	Concept Squad	$	[**]	H			F
00085603			10/23/1989	Storesperson	$	[**]	H			F
00085268			5/29/1990	Head Operator	$	[**]	H			F
00169885			11/26/2007	Concept Electrican	$	[**]	H			F
00156042			2/20/2006	Op Fully Qualified-8 Hr	$	[**]	H			F
00085778			2/23/1981	Sr Maintenance Supr	$	[**]				F
00138759			12/15/2003	Concept Machinist	$	[**]	H			F

** Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

Emplid	First Name	Last Name	HireDate (Service Date)	Job Title	Base Pay		Union (H)	Senior Manager (SM)	Leave Status	Full/Part	2012 Vac Bal
00131886			6/2/2003	Mechanic Ref (MWF-Home)	$	[**]	H			F
00102791			6/26/2000	Op Fully Qualified-8 Hr	$	[**]	H			F
00085380			1/1/1976	Lead Outside Operator	$	[**]	H			F
00083247			12/4/1988	Emergency Response Tech (24+Mo	$	[**]	H			F
00157131			4/17/2006	Concept Electrican	$	[**]	H			F
00085477			12/22/1969	Head Operator	$	[**]	H			F
00085446			1/4/1993	Control Room Operator I	$	[**]	H			F
00084950			12/9/1985	Control Room Operator II	$	[**]	H			F
00080279			4/3/1994	Mgr NER T/A Project Controls	$	[**]				F
00085130			6/2/1980	Proj Engr Spec	$	[**]				F

** Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

Emplid	First Name	Last Name	HireDate (Service Date)	Job Title	Base Pay		Union (H)	Senior Manager (SM)	Leave Status	Full/Part	2012 Vac Bal
00085011			12/13/1993	Mechanic Ref (MWF-Home)	$	[**]	H			F
00160529			9/11/2006	Op Fully Qualified-8 Hr	$	[**]	H			F
00153997			10/31/2005	Concept Machinist	$	[**]	H			F
00157065				Operator Reserve	$	[**]	H			F
00124726				Operator Reserve	$	[**]	H			F
00155069				Operator Reserve	$	[**]	H			F
00126616				Operator Reserve	$	[**]	H			F
00083167				Operator Reserve	$	[**]	H			F
00155073				Operator Reserve	$	[**]	H			F
00157079				Operator Reserve	$	[**]	H			F
00092656				Operator Reserve	$	[**]	H			F
00140634				Operator Reserve	$	[**]	H			F
00126623				Operator Reserve	$	[**]	H			F

** Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

Schedule 7.1(a)(ii)

Refinery Employees Not Located at Refinery

Emplid	First Name	Last Name	HireDate (Service Date)	Job Title	Base Pay		Union (H)	Senior Manager (SM)	Leave Status	Full/Part	2012 Vac Bal
00183980			3/7/2011	Senior Sourcing Specialist	$	[**]				F
00143254			6/1/2004	Foreign Trade Zone Adminstr	$	[**]				F
00083351			1/17/1980	Sr. IT Staff Analyst	$	[**]				F
00147737			1/10/2005	Trading Spec	$	[**]				F
00159490			2/9/2006	Sr Tax Analyst	$	[**]				F
00127624			5/23/2001	Dir, Process Technology	$	[**]				F
00087098			4/24/1981	Sr Marine Tech Advisor	$	[**]				F
00080532			10/7/1996	Mgr, General Accounting	$	[**]		SM		F
00163812			2/19/2007	Sr. Business Systems Analyst	$	[**]				F
00144880			8/9/2004	Sr. Manager, IT COE	$	[**]				F

** Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

Emplid	First Name	Last Name	HireDate (Service Date)	Job Title	Base Pay		Union (H)	Senior Manager (SM)	Leave Status	Full/Part	2012 Vac Bal
00085709			1/18/1993	Communications & Pub Aff Assoc	$	[**]				F
00131892			6/2/2003	Mgr Strategy, Policy & Systems	$	[**]		SM		F
00131892			6/2/2003	Director, Procurement	$	[**]		SM		F
00080943			3/21/1988	Sr Staff Contract Analyst	$	[**]				F
00121151			9/17/1990	Sr. Manager, IT COE	$	[**]				F
00163533			2/12/2007	Commercial Oper Spec	$	[**]				F
00083244			6/14/1988	Sr Project Engr Specialist	$	[**]				F
00081003			12/16/1975	Fin Spec II	$	[**]				F
00162909			1/7/2007	Sr Marine Tech Advisor	$	[**]				F
00099083			1/24/2000	Mgr Quality Assurance	$	[**]				F
00144149			7/12/2004	Inspector	$	[**]				F

** Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

Emplid	First Name	Last Name	HireDate (Service Date)	Job Title	Base Pay		Union (H)	Senior Manager (SM)	Leave Status	Full/Part	2012 Vac Bal
00080893			10/14/1996	Sr Payroll Analyst	$	[**]				F
00166489			6/25/2007	Project Control Analyst I	$	[**]				F
00157229			4/17/2006	Scheduling Specialist	$	[**]				F
00119642			9/26/2000	Sr. Business Systems Analyst	$	[**]				F
00083342			10/19/1992	Sr. Manager, IT COE	$	[**]				F
00143829			6/28/2004	Plng Econ Spec	$	[**]				F
00162567			12/18/2006	Senior Treasury Analyst	$	[**]				F
00083284			12/7/1979	Process Engr Spec Consultant	$	[**]				F
00173549			6/30/2008	Accounts Payable Lead	$	[**]				F
00088814			2/1/2002	Associate Sourcing Specialist	$	[**]				F
00080800			10/1/1979	Assoc Sr COS&D Sched	$	[**]				F

** Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

Emplid	First Name	Last Name	HireDate (Service Date)	Job Title	Base Pay		Union (H)	Senior Manager (SM)	Leave Status	Full/Part	2012 Vac Bal
00085632			6/12/1989	Sr Reliability Expert	$	[**]				F
00083428			10/16/1978	Strat Proj Tech Aide	$	[**]				F
00080351			1/20/1981	Mgr, Terminal Accounting	$	[**]				F
00080572			6/5/1978	Sr Fin Spec I	$	[**]				F
00143258			10/26/2006	Sr Plng & Econ Analyst	$	[**]				F
00103024			7/24/2000	Sr Fin Spec I	$	[**]				F
00080765			10/23/1978	Accounting Supervisor - NER	$	[**]				F
00080408			6/6/1983	Accounting Asst	$	[**]				F
00057747			10/26/1989	Project Engr Spec Consultant	$	[**]				F
00080774			9/23/1981	Sr Yield Acct	$	[**]				F
00080393			4/30/1993	Mgr Fed & State Income Rptg	$	[**]		SM		F

** Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

Emplid	First Name	Last Name	HireDate (Service Date)	Job Title	Base Pay		Union (H)	Senior Manager (SM)	Leave Status	Full/Part	2012 Vac Bal
00111960			7/1/1996	Grp Sales Mgr-Chem Div	$	[**]				F
00150752			6/6/2005	Planning & Econ Consultant	$	[**]				F
00130629			4/14/2003	Sr Plng & Econ Analyst I	$	[**]				F
00081005			6/25/1989	Project Engr Spec Consultant	$	[**]				F
00080429			1/14/1985	Mgr, Crude Oil Supply	$	[**]				F
00080699			6/6/1988	Fin Spec II	$	[**]				F
00148673			2/28/2005	Director IT Refining & Manuf	$	[**]		SM		F
00154013			10/31/2005	Sr Fin Spec I	$	[**]				F
00180971			12/6/2011	Financial Associate I	$	[**]				F
00080981			10/15/1979	Lead Account Rec. Analyst	$	[**]				F
00159101			7/10/2006	Assoc Sr Proj Engr	$	[**]				F
00141570			4/12/2004	Sr Trader	$	[**]				F

** Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

Emplid	First Name	Last Name	HireDate (Service Date)	Job Title	Base Pay		Union (H)	Senior Manager (SM)	Leave Status	Full/Part	2012 Vac Bal
00080711			6/14/1981	VP Supply	$	[**]		SM		F
00153554			10/3/2005	Scheduling Specialist	$	[**]				F
00080664			7/13/1998	IT Staff Analyst	$	[**]				F
00085666			2/6/1995	Sr Trader	$	[**]				F
00182653			11/1/2010	Mgr Crude Ops/Marine Supv	$	[**]				F
00080260			6/27/1988	Dir Marine Transportation	$	[**]				F
00080818			8/11/1980	Sr Commer Oper Spec	$	[**]				F
00169225			10/15/2007	IT Staff Analyst	$	[**]				F
00159624			8/7/2006	Sr Plng & Econ Analyst	$	[**]				F
00052294			1/16/1995	Mkt Administrative Associate	$	[**]				F
00085112			6/6/1988	Quality Specialist II	$	[**]				F
00112605			9/16/1991	Sr Process Engr Specialist	$	[**]				F

** Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

Emplid	First Name	Last Name	HireDate (Service Date)	Job Title	Base Pay		Union (H)	Senior Manager (SM)	Leave Status	Full/Part	2012 Vac Bal
00081958			6/13/1978	Sr. Manager, IT COE	$	[**]				F
00082685			1/3/1977	Construction Administrator	$	[**]				F
00151174			6/27/2005	Ref FP&A Specialist	$	[**]				F
00083382			7/5/1987	Mgr R&S Optimization	$	[**]				F

** Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

Schedule 7.1(b)(6)

Employment Offers

(6)         To be provided by NewCo at least three Business Days prior to Closing Date and shall contain the names of the Refinery Employees NewCo made offers of employment to, the rate of pay NewCo offered, and whether the Refinery Employee accepted the offer

** Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

Schedule 8.l(b)

Interim Period Business Operations

1.                                      Sunoco or its Affiliates may enter into an agreement with the Union with regard to (i) the effects to the represented Refinery Employees of the Parties’ joint venture and the Refining Contribution Agreement and (ii) an agreement with the Union to terminate any existing collective bargaining agreements and/or other labor agreements or obligations as to Sunoco or its Affiliates as of Closing.

2.                                      Sunoco shall be entitled to transfer employees from its other facilities and businesses, including employees formerly located at its refinery in Marcus Hook, PA, to fill current and future vacancies of the Business.

3.                                      On or prior to the Closing, Sunoco will cause the Contributing Subsidiaries to terminate the Refinery Lease dated September 1, 1989 by and between Atlantic Refining & Marketing Corp. (as landlord) and Sunoco, Inc. (R&M) (f/k/a Sun Refining and Marketing Company), as amended December 1, 1992 and December 15, 2000.

4.                                      With respect to any assets owned by SXL which are located at, under or on the Refinery Real Property as of the date of this Agreement, to the extent necessary for the operation or maintenance of such assets, SXL shall be granted easements, licenses or access rights to operate and maintain such assets subject to customary procedures for entry onto the Refinery Real Property.  To the extent SXL should seek to obtain any other easements, licenses or access rights, SXL must consult with TCG and obtain its prior written consent, such consent not to be unreasonably withheld or delayed.

** Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

Schedule 8.13

Credit Support Arrangements

1.              The following guarantees provided to counterparties by Sunoco, Inc.

Counterparties Covered (beneficiary)	Guarantor	Contractual Entity Supported	Amount	Expiration Date	Other/product
ANR Pipeline Company	Sunoco Inc.	Sunoco Power Generation LLC	4,000,000	30 day notice	(related to natural gas)

Arcadia Petroleum Ltd, Arcadia Energy Pte Ltd, Arcadia Energy (Suisse) SA	Sunoco Inc.	Sun International Limited	300,000,000	12/31/2013	purchase, sale or exchange of crude oil or other petroleum products

BP Products North America Inc. / BP Oil Supply Co. / BP Singapore Pte. Ltd. / BP Shipping Ltd. / BP Canada Energy Trading Co. / BP Canada Energy Marketing Corp.	Sunoco Inc.	Sunoco Inc (R&M), Sun International Ltd	150,000,000	12/31/2013	purchase, sale, transportaion, or exchange of crude oil, petroleum products, other commodities, and financial derivatives

BP Oil International	Sunoco Inc.	Sun International Limited	200,000,000	12/31/2012	Trading Arrangements

Buckeye Energy Services	Sunoco Inc.	Sunoco Inc. (R&M)	15,000,000		WHOLESALE FULES

Chevron U.S.A. Inc. and various Divisions, Branches, Subsidiaries, and Affiliated Companies	Sunoco Inc.	Sunoco Inc. (R&M), Sun International Limited	200,000,000	written notice	purchase of crude oil and/or petroleum products

** Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

Citigroup Energy Inc.	Sunoco Inc.	Sunoco Inc. (R&M)	32,000,000	Written Notice	(Issued for ISDA agreement)

Colonial Pipeline Company	Sunoco Inc.	Sunoco Inc. (R&M)	1,000,000	8/16/2012	commerical transactions

ConocoPhillips (UK) Ltd, ConocoPhillips Ltd, ConocoPhillips Petroleum Co. U.K. Ltd, Conoco Phillips Co., ConocoPhillips International Inc	Sunoco Inc.	Sun International Limited, Sunoco Inc. (R&M)	200,000,000	12/31/2012	energy related commodity transactions

DCP Midstream marketing LLC	Sunoco Inc.	Sunoco Inc. (R&M)	15,000,000	9/30/2012	purchase, sale, transportation, or exchange with respect to natural gas, and any related charges and services

Eagle Energy Partners I, L.P. (aka EDF Trading)	Sunoco Inc.	Sunoco Inc. (R&M)	10,000,000	6/16/2013	purchase or sale of electricity or natural gas and any options, derivatives or other financial transactions

ENI Trading and Supply Inc., ENI Trading and Supply SpA	Sunoco Inc.	Sun International Limited	350,000,000	12/31/2012	purchase of crude oil

Enterprise TE Products Pipeline Co. LLC	Sunoco Inc.	Sunoco Inc. (R&M)	5,000,000	8/12/2013

EOG Resources Inc	Sunoco Inc.	Sunoco Inc (R&M)	25,000,000	written notice	Purchase, sale, exchange or transportation of natural gas and other energy

** Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

					commodities

Ethanol products LLC (d/b/a Poet Ethanol Products)	Sunoco Inc.	Sunoco Inc. (R&M)	30,000,000

Exelon Generation Company LLC	Sunoco Inc.	Sunoco Inc (R&M)	10,000,000	3/1/2013

ExxonMobil Corp. + ExxonMobil Affiliates	Sunoco Inc.	Sunoco Inc (R&M) and “Other Counterparty Affiliates”	700,000,000	12/31/2013	sale, purchase, or exchange of crude oil, chemical or petroleum products, natural gas and related products

Flint Hills Resources LLC	Sunoco Inc.	Sunoco Inc (R&M)	50,000,000	12/31/2012	purchase, sale, or exchange of crude oil

Gavilon LLC	Sunoco Inc.	Sunoco inc. (R&M)	125,000,000	written notice	purchase, sale, or exchange of crude oil, natural gas, ethanol and other energy related commodities

Getty Petroleum Marketing Inc.	Sunoco Inc.	Sunoco Inc. (R&M)	12,000,000	9/30/2012	Refined Product (Wholesale Fuels)

Glencore Energy UK Ltd	Sunoco Inc.	Sun International Limited	300,000,000	12/31/2012	purchase, sale, transportation, or exchange of crude oil or similar products

Glencore Ltd	Sunoco Inc.	Sunoco Inc. (R&M)	50,000,000	6/1/2013

** Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

Global Companies LLC	Sunoco Inc.	Sunoco Inc. (R&M)	20,000,000	12/15/2013

Gunvor International BV + Gunvor (Bahamas) Ltd + Gunvor SA	Sunoco Inc.	Sun International Limited, Sunoco Inc. R&M	300,000,000	12/31/2012	purchase, sale, transportation, or exchange of crude oil or similar products

Hess Corp., Hess Energy Trading Co. LLC	Sunoco Inc.	Sunoco Inc (R&M), Sun International Limited	100,000,000	12/31/2013

Husky Energy Marketing Inc	Sunoco Inc.	Sun International Limited	120,000,000	written notice	sale, purchase, delivery, or exchange of any or all crude oil, synthetic crude oil, other petro products, natural gas, and other hydrocarbons

Husky Energy Marketing Inc	Sunoco Inc.	Sunoco Inc (R&M)	175,000,000	written notice	sale, purchase, delivery, or exchange of any or all crude oil, synthetic crude oil, other petro products, natural gas, and other hydrocarbons

IPC (USA) Inc	Sunoco Inc.	Sunoco Inc (R&M)	20,000,000		WHOLESALE FUELS

J.P. Morgan Ventures Energy Corp; J.P. Morgan Chase Bank N.A., J.P. Morgan Commodities Canada Corporation	Sunoco Inc.	Sunoco Inc (R&M)	N/A	9/15/2013	numerous transactions (see actual document)

** Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

Koch Supply & Trading LP, Koch Supply & Trading Sarl	Sunoco Inc.	Sunoco Inc (R&M), Sun International Ltd	160,000,000	12/31/2012	purchase or sales agreements; physical or financial swap transactions

Lansing Trade Group LLC	Sunoco Inc.	Sunoco Inc (R&M)	6,000,000		WHOLESALE FUELS

LukOil Pan Americas LLC	Sunoco Inc.	Sunoco Inc (R&M)	20,000,000		WHOLESALE FUELS

MacQuarie Energy LLC, Macquarie Bank Limited	Sunoco Inc.	Sunoco Inc (R&M)	60,000,000	12/31/2012

Marathon Oil Corp.	Sunoco Inc.	Sunoco Inc (R&M), Sun International Ltd	200,000,000	6/23/2013	purchase, sale, or exchange of crude oil, refining feedstock, gasoline, refined products, natural gas, natural gas liquids, electricity & other derivatives

Marathon Petroleum Company LP	Sunoco Inc.	Sunoco Inc (R&M)	20,000,000	Written Notice

Mercuria Energy Trading SA, Mercuria Trading NV, Mercuria Energy Trading Inc.	Sunoco Inc.	Sun International Limited, Sunoco Inc. (R&M)	400,000,000	12/31/2012	raw materials/feedstocks

Merrill Lynch Commodities Inc	Sunoco Inc.	Sunoco Inc (R&M)	100,000,000	written notice	crude oil/crude oil products

Petro-Diamond Inc., Mitsubishi International Corp., Petro-Diamond Co.	Sunoco Inc.	Sunoco Inc (R&M), Sun International Ltd	110,000,000	written notice

** Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

Ltd.

Morgan Stanley Capial Group Inc	Sunoco Inc.	Sunoco Inc (R&M), Sun International Ltd.	200,000,000	12/31/2012	purchase, sale, transportation, or exchange of crude oil or similar products

Murphy Crude Oil Marketing Inc., Murphy Oil USA Inc.	Sunoco Inc.	Sunoco Inc (R&M)	20,000,000	written notice	purchase, sale, transportation, or exchange of crude oil or similar products

Neste Oil Oyi	Sunoco Inc.	Sun International Limited	65,000,000	After payment	raw materials/feedstocks

NetThruPut Inc	Sunoco Inc.	Sunoco Inc (R&M)	100,000,000	written notice

NJR Energy Sevices Co, New Jersey Natural Gas Co	Sunoco Inc.	Sunoco Inc (R&M)	3,000,000	3/31/2013	Sale and purchase of natural gas

New York Mercantile Exchange	Sunoco Inc.	Sunoco Inc (R&M)	N/A	written notice

Petroleo Brasileiro S.A., Petrobras Int’l Braspetro BV, Petrobras International Finance Co., Petrobras America Inc., Petrobras Finance Ltd., Petrobras Singapore Private Ltd	Sunoco Inc.	Sun International Limited	200,000,000	1/24/2012

** Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

					SPOT purchase of crude oil (Contract 402901)
Petrolin Trading Limited	Sunoco Inc.	Sun International Limited	150,000,000	9/1/2012
					SPOT purchase of crude oil (Contract 402878)
PETCO Trading (UK) Limited	Sunoco Inc.	Sun International Limited	120,000,000	Approx 6/1/2012
					SPOT purchase of crude oil (Contract 402908)
PETCO Trading (UK) Limited	Sunoco Inc.	Sun International Limited	150,000,000	Approx 8/15/2012
					purchase of crude oil
Petrocedeno S.A.	Sunoco Inc.	Sun International Limited	150,000,000	12/31/2012

sale, purchase, exchange, transportation, commodity swap, commodity option, or other physical or derivative transactions w/ respect to crude oil, oil products, natural gas, precious metals, and other commodities

Phibro Gmbh, Phibro LLC	Sunoco Inc.	Sun International Limited	75,000,000	written notice

** Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

sale, purchase, exchange, transportation, commodity swap, commodity option, or other physical or derivative transactions w/ respect to crude oil, oil products, natural gas, precious metals, and other commodities

Phibro LLC	Sunoco Inc.	Sunoco Inc (R&M)	10,000,000	written notice
					purchase, sale, transportation, or exchange of crude oil, hydrocarbons, condensate, propane, and natural gas liquids
Plains Marketing LP	Sunoco Inc.	Sunoco Inc (R&M)	10,000,000	12/31/2012

Public Service Electric and Gas Company (aka PSE&G)	Sunoco Inc.	Sunoco Power Generation LLC	1,035,000	3/25/2014
					purchase, sale, transportation, or exchange of crude oil or similar products
Sahara Energy Resource Ltd	Sunoco Inc.	Sun International Limited	200,000,000	12/31/2012

Sempra Energy Trading Corp.	Sunoco Inc.	Sunoco Inc (R&M)	350,000,000	written notice

** Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

Shell International Petroleum Co. Ltd., Shell Trading International Ltd., Shell International Trading and Shipping Co. Ltd., Shell Trading (US) Co., Shell Western Supply & Trading Ltd.	Sunoco Inc.	Sunoco Inc (R&M), Sun International Ltd	300,000,000	written notice

SOCAR Trading S.A.	Sunoco Inc.	Sun International Limited	360,000,000	2/1/2013
					transactions involving crude oil
SONANGOL E.P.	Sunoco Inc.	Sun International Limited	300,000,000	12/31/2012
					sale/purchase of physicla commodities, commidtyswaps, options contracts, & other cash settled derivative transactions
Statoil ASA, Statoil Marketing & Trading (US) Inc.	Sunoco Inc.	Sun International Limited	250,000,000	12/31/2012
					SPOT purchase of Sahara (402898)
Taleveras Petoleum Trading BV	Sunoco Inc.	Sun International Limited	150,000,000	8/1/2012
					SPOT purchase of Sahara (402909)
Taleveras Petoleum Trading BV	Sunoco Inc.	Sun International Limited	150,000,000	9/1/2012

** Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

					refined products
Texon L.P.	Sunoco Inc.	Sunoco Inc (R&M)	15,000,000	12/31/2012
					purchase/sale of crude oil and petroleum products andfor commidity price swap and option agreements and other derivative transactions

Socap International Ltd., Total International Ltd., Atlantic Trading and Marketing Inc., Total Trading and Marketing SA., TOTSA Total Oil Trading SA	Sunoco Inc.	Sunoco Inc (R&M), Sun International Ltd	600,000,000	written notice
					transactions with resprect to natural gas or other energy commoditites, services, swaps, options, derivatives
Total Gas & Power North America	Sunoco Inc.	Sunoco Inc. (R&M)	25,000,000	6/9/2013
					purchase, sale, transportation, or exchange of crude oil or similar products
Trafigura AG	Sunoco Inc.	Sunoco Inc (R&M)	50,000,000	12/31/2012
					purchase, sale, transportation, or exchange of crude oil or similar products

Trafigura AG, Trafigura Beheer	Sunoco Inc.	Sun International	300,000,000	12/31/2012

** Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

BV		Ltd

Transcontinental Gas Pipe Line Company LLC	Sunoco Inc.	Sunoco Inc. (R&M)	4,000,000	3/22/2013
					energy derivatives transactions, bookouts and similar intangible energy paper transactions, and physical purchase/exchange contracts

Vitol S.A. + Vitol Inc.	Sunoco Inc.	Sunoco Inc (R&M), Sun International Ltd	250,000,000	12/31/2012

Wells Fargo Bank NA	Sunoco Inc.	Sunoco Inc. (R&M)	30,000,000	Written Notice	ISDA Master Agreement

Westport Petroleum Inc	Sunoco Inc.	Sunoco Inc (R&M)	30,000,000	Written Notice	WHOLESALE FUELS

2.              The following performance bonds:

BOND NO.	PRINCIPAL	OBLIGEE	DESCRIPTION	TYPE	BOND AMOUNT	EFFECTIVE	EXPIRATION
6177161	SUNOCO, INC.	CITY OF PHILADELPHIA	Right-of-Way Bond	LP	$10,000.00	10/13/2011	10/13/2012
6177173	SUNOCO, INC.	CITY OF PHILADELPHIA	Street Permit Bond	LP	$2,000.00	6/6/2012	6/6/2013
17005126	SUNOCO, INC. (R&M)	U. S. CUSTOMS AND BORDER PROTECTION	Drawback Bond - Activity Code 1a, Customs# 110001721, Importer# 23-1743283DB	CU	$9,000,000.00	4/7/2012	4/7/2013
017015448	SUNOCO, INC. (R&M)	U. S. CUSTOMS AND BORDER PROTECTION	Foreign Trade Zone Operator Bond, Activity Code 4, Customs# 110500386	CU	$4,500,000.00	5/19/2012	5/19/2013

** Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

070327005/017012949	SUNOCO, INC. (R&M)	U. S. CUSTOMS AND BORDER PROTECTION	International Carrier Bond, Customs# 110700166, Surety# 17012949, Importer# 23-174328300.	CU	$50,000.00	5/31/2012	5/31/2013
017015467	SUNOCO, INC. (R&M)	U. S. CUSTOMS AND BORDER PROTECTION	Custodian of Bonded Merchandise - Activity Code 2	CU	$50,000.00	6/30/2012	6/30/2013
081202007/017012954	SUNOCO, INC. (R&M)	U.S. CUSTOMS SERVICE	Importer or Broker Bond, Customs #9908CM961, Surety #17012954, Importer #23-174328300.	CU	$2,500,000.00	1/6/2012	1/5/2013

017025577	SUNOCO, INC., SUNOCO, INC. (R&M), SUN TRANSPORT, LLC, ATLANTIC REFINING & MARKETING CORP. AND ATLANTIC PIPELINE (OUT) L.P.	UNITED STATES OF AMERICA	Worker’s Compensation Bond	WC	$3,500,000.00	7/27/1927	6/30/2013
08657471	SUNOCO, INC.	ACE INA INSURANCE, ACE AMERICAN INSURANCE COMPANY AND ACE PROPERTY & CASUALTY INSURANCE COMPANY,	Deductible Bond	IP	$1,241,000.00	8/1/2011	8/1/2012
6177116	SUNOCO, INC., SUNOCO, INC. (R&M), SUNOCO PARTNERS LLC	COMMONWEALTH OF PENNSYLVANIA	Worker’s Compensation Bond	WC	$9,900,000.00	10/1/2011	10/1/2012

** Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

017025570	SUNOCO, INC. (R&M)	COMMONWEALTH OF PENNSYLVANIA	Reclamation Bond for a Waste Management Facility - Permit No. PAD049791098 (Girard Point)	RC	$2,178,314.00	3/23/2012	3/23/2013
017025569	SUNOCO, INC. (R&M)	PENNSYLVANIA DEPARTMENT OF ENVIRONMENTAL PROTECTION	Surety Bond for a Waste Management Facility - Atlantic Refining & Marketing Corp. - Permit #PAD002289700. (Point Breeze)	RC	$2,990,181.00	3/23/2012	3/23/2013

3.              Irrevocable Standby Letter of Credit No. S017315 issued by BANK OF TOKYO-MITSUBISHI UFJ for SUN INTERNATIONAL LIMITED in favor of TOTSA TOTAL OIL TRADING SA for $85,000,000, expiring on July 19, 2012.

4.              Irrevocable Standby Letter of Credit No. TFTS-239286 issued by JPMORGAN CHASE, N.A., for SUN INTERNATIONAL LIMITED in favor of TOTSA TOTAL OIL TRADING SA for $103,000,000, expiring August 1, 2012.

** Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.